THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL WE DELIVER A FINAL PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND PROSPECTUS ARE NOT AN OFFER TO SELL THESE SECURITIES AND ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                SUBJECT TO COMPLETION, DATED OCTOBER 14, 1998.
         Prospectus Supplement to Prospectus dated October 14, 1998.

                                $1,638,134,628
                                (Approximate)

                    GS MORTGAGE SECURITIES CORPORATION II
                                  AS SELLER
                Commercial Mortgage Pass-Through Certificates
                                Series 1998-C1

   The Commercial Mortgage Pass-Through Certificates Series 1998-C1 will include fifteen classes of certificates that we are offering pursuant to this prospectus supplement. The Series 1998-C1 Certificates represent the beneficial ownership interests in a trust. The trust's main assets will be a pool of 322 fixed rate mortgage loans with original terms to maturity of not more than 360 months, secured by first liens on various types of commercial or multifamily properties.

             INITIAL CERTIFICATE                                 EXPECTED
                 PRINCIPAL OR      PASS-THROUGH                   RATINGS      RATED FINAL
              NOTIONAL AMOUNT(1)       RATE       DESCRIPTION   (S&P/FITCH) DISTRIBUTION DATE
             ------------------- --------------  ------------- -----------  -----------------
Class A-1 ..    $  207,500,000                       Fixed        AAA/AAA    October 18, 2030
Class A-2 ..    $  436,033,000                       Fixed        AAA/AAA    October 18, 2030
Class A-3 ..    $  650,220,628                       Fixed        AAA/AAA    October 18, 2030
Class X.....    $1,861,517,825(2)      (3)           WAC/IO      AAAr/AAA    October 18, 2030
Class B ....    $  102,384,000                       Fixed         AA/AA     October 18, 2030
Class C ....    $  102,383,000                       Fixed          A/A      October 18, 2030
Class D.....    $  107,038,000         (4)            WAC         BBB/BBB    October 18, 2030
Class E.....    $   32,576,000         (4)            WAC        BBB-/BBB-   October 18, 2030

                                              (Footnotes to table on page S-6)

   We will not list the offered certificates on any national securities exchange or on any automated quotation system of any registered securities association such as NASDAQ.

   The Series 1998-C1 certificates are not obligations of GS Mortgage Securities Corporation II, the trustee, the master servicer, the special servicer, any loan originator or loan seller, or any of their respective affiliates. The offered certificates and the underlying mortgage loans are not insured or guaranteed by any governmental agency or any of the persons specified above. THE CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES ARE SUBORDINATED TO THE CLASS A-1, CLASS A-2, CLASS A-3 AND CLASS X CERTIFICATES, AND EACH SUCH CLASS IS ALSO SUBORDINATED TO OTHER CLASSES WITH EARLIER ALPHABETIC DESIGNATIONS, AS FURTHER DESCRIBED IN THIS PROSPECTUS SUPPLEMENT.

   Investing in the offered certificates involves risk. See "Risk Factors" beginning on page S-18 in this prospectus supplement and page 4 in the prospectus.

   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES, OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   The underwriter, Goldman, Sachs & Co., will purchase the offered certificates from GS Mortgage Securities Corporation II and will offer them to the public at negotiated prices, plus accrued interest, determined at the time of sale. Goldman, Sachs & Co. also expects to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on October
29, 1998. We expect to receive from this offering approximately    % of the
initial principal amount of the offered certificates, plus accrued interest from October 1, 1998, before deducting expenses payable by us.

                             GOLDMAN, SACHS & CO.

                 Prospectus Supplement dated October  , 1998.

                     GS MORTGAGE SECURITIES CORPORATION II
                    ---------------------------------------
              Mortgage Pass-Through Certificates, Series 1998-C1
                     Geographic Overview of Mortgage Pool

Map of the United States, presenting the following data, omitted:
Oregon
8 properties
$62,941,850
3.38% of total

Washington
13 properties
$83,788,247
4.50% of total

IDAHO
3 properties
$19,319,783
1.04% of total

NEBRASKA
7 properties
$12,777,182
0.69% of total

MISSOURI
2 properties
$13,463,766
0.72% of total

IOWA
3 properties
$4,384,419
0.40% of total

MINNESOTA
9 properties
$20,025,695
1.08% of total

ILLINOIS
7 properties
$25,801,584
1.39% of total

WISCONSIN
4 properties
$40,135,242
2.16% of total

MICHIGAN
9 properties
$52,148,068
2.80% of total

INDIANA
4 properties
$14,654,090
0.79% of total

OHIO
19 properties
$98,304,399
5.28% of total

VERMONT
1 property
$5,161,627
0.28% of total

PENNSYLVANIA
5 properties
$50,654,823
2.72% of total

NEW HAMPSHIRE
2 properties
$8,082,073
0.43% of total

MASSACHUSETTS
13 properties
$35,148,109
1.89% of total

CONNECTICUT
11 properties
$28,842,897
1.55% of total

RHODE ISLAND
3 properties
$5,765,973
0.31% of total

NEW YORK
30 properties
$163,395,938
8.78% of total

NEW JERSEY
1 property
$1,998,409
0.11% of total

DELAWARE
1 property
$1,347,306
0.07% of total

WASHINGTON, DC
2 properties
$52,315,613
2.81% of total

VIRGINIA
22 properties
$127,968,671
6.87% of total

MARYLAND
14 properties
$58,684,345
3.15% of total

KENTUCKY
9 properties
$20,300,455
1.09% of total

WEST VIRGINIA
1 property
$2,290,025
0.12% of total

TENNESSEE
12 properties
$44,497,695
2.39% of total

NORTH CAROLINA
1 property
$2,094,922
0.11% of total

GEORGIA
10 properties
$34,245,325
1.84% of total

SOUTH CAROLINA
4 properties
$10,090,706
0.54% of total

FLORIDA
25 properties
$67,734,586
3.64% of total

ALABAMA
9 properties
$5,949,607
0.32% of total

MISSISSIPPI
3 properties
$3,334,171
0.18% of total

LOUISIANA
9 properties
$33,964,040
1.82% of total

ARKANSAS
5 properties
$15,919,238
0.86% of total

OKLAHOMA
3 properties
$39,820,432
2.14% of total

KANSAS
2 properties
$3,978,438
0.21% of total

TEXAS
48 properties
$157,647,607
8.47% of total

COLORADO
8 properties
$19,069,730
1.02% of total

NEW MEXICO
23 properties
$37,246,054
2.00% of total

ARIZONA
6 properties
$22,140,526
1.19% of total

UTAH
4 properties
$11,606,330
0.62% of total

NEVADA
3 properties
$6,919,163
0.37% of total

CALIFORNIA
41 properties
$294,180,915
15.80% of total

PUERTO RICO
2 properties
$38,377,755
2.06% of total



WEIGHTED AVERAGES BY PROPERTY TYPE

Other                3.40%
Lodging             16.75%
Office              16.18%
Multifamily         15.80%
Anchored Retail     13.53%
Industrial          13.11%
Unanchored Retail   10.57%
Movie                5.63%
Health Care          5.03%

[ ] Less than 1.00% of Initial Pool Balance
[ ] 1.01 - 5.00% of Initial Pool Balance
[ ] 5.01 - 10.00% of Initial Pool Balance
[ ] Greater than 10.00% of Initial Pool Balance

Photographs of the following properties, grouped by loan pool, omitted:
Skyline City Pool, Falls Church, VA: One Skyline Tower and Three Skyline Tower:

Americold Pool: Gloucester, MA;
                Milwaukie, OR; and
                Flover, WI;

AIMCO Multifamily Pool: Casa de Monterey, Norwalk, CA;
                        Pathfinder Village Apartments, Fremont, CA; and Shadowood Apartments, Monroe, LA;

Washington Monarch Hotel, Washington, D.C.: Exterior;
                                            Ballroom; and
                                            Interior; and

Entertainment Properties Trust Pool: AMC Studio 30, Houston, TX;
                                     AMC Promenade 16, Los Angeles, CA;
                                     AMC Ontario Mills 30, Ontario, CA; and
                                     AMC Lennox 24, Columbus, OH.

             IMPORTANT NOTICE about INFORMATION PRESENTED in this
            PROSPECTUS SUPPLEMENT and the ACCOMPANYING PROSPECTUS

   Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. IF THE TERMS OF THE OFFERED CERTIFICATES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

   You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

   This prospectus supplement begins with several introductory sections describing the Series 1998-C1 certificates and the trust in abbreviated form:

   Certificate Summary, commencing on page S-5 of this prospectus supplement, which sets forth important statistical information relating to the certificates;

   Summary of Prospectus Supplement, commencing on page S-7, which gives a brief introduction of the key features of the Series 1998-C1 certificates and a description of the mortgage loans; and

   Risk Factors, commencing on page S-18 of this prospectus supplement, which describes risks that apply to the Series 1998-C1 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

   This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

   Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Significant Definitions" beginning on page S-144 in this prospectus supplement.

   In this prospectus supplement, the terms "Seller", "we," "us" and "our" refer to GS Mortgage Mortgage Securities Corporation II.

                              TABLE OF CONTENTS

                                                                                          PAGE
                                                                                       ---------
SUMMARY OF PROSPECTUS SUPPLEMENT......................................................     S-7
RISK FACTORS..........................................................................    S-18
 Special Prepayment Considerations ...................................................    S-18
 Special Yield Considerations ........................................................    S-19
 Risks Relating to Enforceability of Prepayment Premiums .............................    S-19
 Risks Associated with Certain of the Mortgage Loans and Mortgaged Properties  .......    S-20
 Limitations of Appraisals ...........................................................    S-21
 Tenant Concentration Entails Risk ...................................................    S-21
 Mortgaged Properties Leased to Multiple Tenants Also Have Risks .....................    S-22
 Tenant Bankruptcy Entails Risk ......................................................    S-22
 Concentration of Mortgage Loans .....................................................    S-22
 Risks Relating to Enforceability of Cross-Collaterialization.........................    S-24
 Risks Particular to Retail Properties ...............................................    S-24
 Risks Particular to Hotel Properties ................................................    S-25
 Risks Particular to Office Properties ...............................................    S-26
 Risks Particular to Multifamily Rental Properties ...................................    S-26
 Risks Particular to Industrial Properties ...........................................    S-26
 Risks Associated with Refrigerated Distribution/Warehouse Facilities  ...............    S-27
 Risks Associated with Movie Theater Properties.......................................    S-27
 Risks Particular to Healthcare Related Properties ...................................    S-28
 Risks of Different Timing of Mortgage Loan Amortization .............................    S-29
 Nonrecourse Mortgage Loans ..........................................................    S-29
 Bankruptcy Proceedings Entail Certain Risks .........................................    S-29
 Geographic Concentration ............................................................    S-29
 Environmental Risks .................................................................    S-30
 Costs of Compliance with Americans with Disabilities Act.............................    S-31
 Litigation and Other Matters Affecting the Mortgaged Properties or Borrowers  .......    S-31
 Other Financings ....................................................................    S-32
 Effect of Borrower Delinquencies and Defaults .......................................    S-32
 Balloon Payments ....................................................................    S-34
 Special Considerations Relating to AIMCO Multifamily Pool Loan.......................    S-34
 Ground Leases and Other Leasehold Interests .........................................    S-35
 Attornment Considerations ...........................................................    S-35
 State Law Limitations on Remedies....................................................    S-36
 Tax Considerations Relating to Foreclosure ..........................................    S-36
 Zoning Compliance and Use Restrictions ..............................................    S-36
 Earthquake Insurance, Flood and Other Insurance......................................    S-37
 Special Servicer Actions ............................................................    S-37
 Possible Conflict of Interest of Special Servicer ...................................    S-37
 Limitations with Respect to Representations and Warranties...........................    S-37
 Servicing of the Americold Pool Loan ................................................    S-38
 Risks of Limited Liquidity and Market Value..........................................    S-38
 Book-Entry Registration .............................................................    S-38
 Risks Associated with Year 2000 Compliance ..........................................    S-38
 Other Risks .........................................................................    S-39
DESCRIPTION OF THE MORTGAGE POOL......................................................    S-40
 General .............................................................................    S-40
 Additional Mortgage Loan Information ................................................    S-41
 Representations and Warranties ......................................................    S-41
 Certain Characteristics of the Mortgage Loans .......................................    S-42
 Escrows .............................................................................    S-44
 Underwriting Guidelines .............................................................    S-45
 Additional Information ..............................................................    S-46
 Significant Mortgage Loans...........................................................    S-47
  Americold Pool: The Borrower; The Properties .......................................    S-47
  Americold Pool: The Loan............................................................    S-51
  AIMCO Multifamily Pool: The Borrower; The Properties ...............................    S-58
  AIMCO Multifamily Pool: The Loan....................................................    S-61

                               S-3

                                                                                          PAGE
                                                                                       ---------
  EPT Pool: The Borrower; The Properties .............................................    S-65
  EPT Pool: The Loan..................................................................    S-69
  Skyline City Pool: Borrowers; The Property..........................................    S-73
  Skyline City Pool: The Loan.........................................................    S-75
DESCRIPTION OF THE OFFERED CERTIFICATES ..............................................    S-80
 General .............................................................................    S-80
 Distributions .......................................................................    S-81
 Subordination .......................................................................    S-91
 Appraisal Reductions.................................................................    S-91
 Delivery, Form and Denomination......................................................    S-92
 Book-Entry Registration..............................................................    S-93
 Definitive Certificates..............................................................    S-95
 Transfer Restrictions................................................................    S-95
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS.........................................    S-96
 Yield ...............................................................................    S-96
 Weighted Average Life of the Offered Certificates ...................................    S-98
 Price/Yield Tables...................................................................   S-104
 Yield Sensitivity of the Class X Certificates .......................................   S-111
THE POOLING AGREEMENT.................................................................   S-113
 General .............................................................................   S-113
 Assignment of the Mortgage Loans ....................................................   S-113
 Servicing of the Mortgage Loans; Collection of Payments..............................   S-113
 Advances.............................................................................   S-116
 Accounts.............................................................................   S-117
 Withdrawals from the Collection Account..............................................   S-118
 Enforcement of "Due-on-Sale" and "Due-on-Encumbrance" Clauses........................   S-119
 Inspections..........................................................................   S-120
 Evidence as to Compliance............................................................   S-120
 Certain Matters Regarding the Seller, the Master Servicer and the Special Servicer ..   S-120
 Events of Default....................................................................   S-122
 Rights Upon Event of Default.........................................................   S-122
 Amendment............................................................................   S-123
 Realization Upon Mortgage Loans......................................................   S-124
 Modifications, Waivers and Amendments................................................   S-126
 The Controlling Class Representative.................................................   S-128
 The Healthcare Adviser...............................................................   S-129
 Optional Termination; Optional Mortgage Loan Purchase................................   S-129
 The Trustee..........................................................................   S-130
 Duties of the Trustee ...............................................................   S-131
 The Fiscal Agent ....................................................................   S-132
 Duties of the Fiscal Agent...........................................................   S-132
 The Master Servicer..................................................................   S-133
 Servicing Compensation and Payment of Expenses.......................................   S-133
 Special Servicer.....................................................................   S-134
 Master Servicer and Special Servicer Permitted to Buy Certificates...................   S-134
 Reports to Certificateholders........................................................   S-135
USE OF PROCEEDS.......................................................................   S-136
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS ..........................................   S-136
FEDERAL INCOME TAX CONSEQUENCES.......................................................   S-138
STATE TAX CONSIDERATIONS..............................................................   S-139
ERISA CONSIDERATIONS..................................................................   S-139
LEGAL INVESTMENT......................................................................   S-141
UNDERWRITING .........................................................................   S-141
LEGAL MATTERS.........................................................................   S-142
RATINGS...............................................................................   S-142
INDEX OF SIGNIFICANT DEFINITIONS......................................................   S-144
ANNEX A--CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS ...............................     A-1
ANNEX B--REPRESENTATIONS AND WARRANTIES...............................................     B-1
ANNEX C--FORM OF STATEMENT TO CERTIFICATEHOLDERS......................................     C-1
ANNEX D--STRUCTURAL AND COLLATERAL TERM SHEET.........................................     D-1

                             CERTIFICATE SUMMARY

                                  -----------  -------------- -----------
                                                   INITIAL                    APPROXIMATE
                                                 CERTIFICATE                  PERCENT OF
  APPROXIMATE                                     PRINCIPAL       RATINGS        TOTAL
CREDIT SUPPORT                        CLASS        AMOUNT      (S&P/FITCH)   CERTIFICATES
--------------  -----------------  ----------  -------------   ----------  -------------
                CLASS X            CLASS A-1    $207,500,000      AAA/AAA       11.15%
                $1,861,517,825     ----------  --------------   ---------
                (NOTIONAL AMOUNT)
                (AAAr/AAA)         CLASS A-2    $436,033,000      AAA/AAA       23.42%
                                   ----------  --------------   ---------
     30.50%*                       CLASS A-3    $650,220,628      AAA/AAA       34.93%
                                   ----------  --------------   ---------
     25.00%                        CLASS B      $102,384,000       AA/AA         5.50%
                                   ----------  --------------   ---------
     19.50%                        CLASS C      $102,383,000        A/A          5.50%
                                   ----------  --------------   ---------
     13.75%                        CLASS D      $107,038,000      BBB/BBB        5.75%
                                   ----------  --------------   ---------
     12.00%                        CLASS E      $ 32,576,000     BBB-/BBB-       1.75%
                                   ----------  --------------   ---------
      6.25%                        CLASS F**    $107,037,000        N/A          5.75%
                                   ----------  --------------   ---------
      3.25%                        CLASS G**    $ 55,846,000        N/A          3.00%
                                   ----------  --------------   ---------
      2.00%                        CLASS H**    $ 23,269,000        N/A          1.25%
                                   ----------  --------------   ---------
      N/A                          CLASS J**    $ 37,231,197        N/A          2.00%
                                   ----------  --------------   ---------

         * Represents the approximate credit support for the Class A-1, Class A-2 and Class A-3 Certificates in the aggregate.

         **    Not offered hereby.

               The Class Q, Class R and Class LR Certificates are not offered hereby or represented in this table.

                           INITIAL
                         CERTIFICATE                                  PASS-THROUGH
           RATINGS      PRINCIPAL OR     APPROXIMATE                   RATE AS OF      WEIGHTED
             S&P/         NOTIONAL          CREDIT                       CLOSING     AVG. LIFE(5)   PRINCIPAL
 CLASS      FITCH         AMOUNT(1)        SUPPORT      DESCRIPTION       DATE          (YRS.)      WINDOW(5)
-------  ----------- -----------------  ------------- -------------  -------------- ------------  -------------
Offered Certificates
-------------------- -----------------  ------------- -------------  -------------- ------------  -------------
   A-1     AAA/AAA     $  207,500,000       30.50%         Fixed                         5.01      11/98-07/07
-------  ----------- -----------------  ------------- -------------  -------------- ------------  -------------
   A-2     AAA/AAA     $  436,033,000       30.50%         Fixed                         9.49      07/07-10/08
-------  ----------- -----------------  ------------- -------------  -------------- ------------  -------------
   A-3     AAA/AAA     $  650,220,628       30.50%         Fixed                         8.99      11/98-10/08
-------  ----------- -----------------  ------------- -------------  -------------- ------------  -------------
    X      AAAr/AAA    $1,861,517,825(2)     N/A          WAC I/O          (3)           9.34      11/98-09/19
-------  ----------- -----------------  ------------- -------------  -------------- ------------  -------------
    B       AA/AA      $  102,384,000       25.00%         Fixed                         9.97      10/08-10/08
-------  ----------- -----------------  ------------- -------------  -------------- ------------  -------------
    C        A/A       $  102,383,000       19.50%         Fixed                         9.97      10/08-10/08
-------  ----------- -----------------  ------------- -------------  -------------- ------------  -------------
    D      BBB/BBB     $  107,038,000       13.75%          WAC            (4)           9.97      10/08-10/08
-------  ----------- -----------------  ------------- -------------  -------------- ------------  -------------
    E     BBB-/BBB-    $   32,576,000       12.00%          WAC            (4)           9.97      10/08-10/08
-------  ----------- -----------------  ------------- -------------  -------------- ------------  -------------
Certificates Not Offered Hereby
--------------------------------------- ------------- -------------  -------------- ------------  -------------
    F        N/A       $  107,037,000        6.25%         Fixed                          N/A          N/A
-------  ----------- -----------------  ------------- -------------  -------------- ------------  -------------
    G        N/A       $   55,846,000        3.25%         Fixed                          N/A          N/A
-------  ----------- -----------------  ------------- -------------  -------------- ------------  -------------
    H        N/A       $   23,269,000        2.00%         Fixed                          N/A          N/A
-------  ----------- -----------------  ------------- -------------  -------------- ------------  -------------
    J        N/A       $   37,231,197        N/A           Fixed                          N/A          N/A
-------  ----------- -----------------  ------------- -------------  -------------- ------------  -------------

(1)    Approximate, subject to a variance of 5%.
(2) The Class X Certificates will not have a principal amount and will not be entitled to receive distributions of principal. Interest will accrue on the Class X Certificates at their Pass-Through Rate on their notional amounts. The notional amount of the Class X Certificates will be initially $1,861,517,825, which will be equal to the aggregate initial principal amounts of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates.
(3) The Pass-Through Rate on the Class X Certificates will be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months), over
       (ii) the weighted average of the Pass-Through Rates of the other certificates (other than the Class R, Class LR and Class Q Certificates) as described herein.
(4) For any distribution date, if the weighted average net mortgage rate (adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of the first day of the related Collection Period is less than the rate specified for the Class D or Class E Certificates with respect to such distribution date, then the Pass-Through Rate for such classes of certificates on that Distribution Date will equal the weighted average net mortgage rate.
(5) Assuming a 0% prepayment rate, no balloon payment extensions, and repayment of each hyperamortizing loan on its anticipated repayment date.

                       SUMMARY OF PROSPECTUS SUPPLEMENT

   The following is only a summary. Detailed information appears elsewhere in this prospectus supplement and in the accompanying prospectus. That information includes, among other things, detailed mortgage loan information and calculations of cash flows on the offered certificates. To understand all of the terms of the offered certificates, read carefully this entire document and the accompanying prospectus. See "Index of Significant Definitions" in this prospectus supplement and in the prospectus for definitions of capitalized terms.

             TITLE, REGISTRATION AND DENOMINATION OF CERTIFICATES

   GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates, Series 1998-C1.The offered certificates will be issued in book-entry form through The Depository Trust Company ("DTC") and its participants. See "Description of the Offered Certificates--Book-Entry Registration" in this prospectus supplement and "Description of the Certificates--General" in the prospectus. We will issue the offered certificates in denominations of $10,000 and integral multiples of $1.00 above $10,000 and will issue the Class X Certificates in denominations of $5,000,000 and integral multiples of $1.00 above $5,000,000.

                              PARTIES AND DATES

Seller ........................  GS Mortgage Securities Corporation II , a
                                    Delaware corporation. The Seller's address is 85 Broad Street, New York, New York 10004 and its telephone number is (212) 902-1000. See "The Seller" in the prospectus.

Loan Sellers ..................  The mortgage loans will be sold to the
                                 Seller by:

                                 o  Goldman Sachs Mortgage Company, a New
                                    York limited partnership ("GSMC") or an
                                    affiliate thereof; and

                                 o Falcon Financial, LLC, a Delaware limited liability company ("Falcon").

Originators ...................  The mortgage loans were originated by:
                                 o  AMRESCO CAPITAL, L.P., a Delaware limited
                                    partnership ("ACLP");
                                 o  Archon Financial, L.P., a Delaware
                                    limited partnership ("Archon");
                                 o  Central Park Capital, L.P., a Delaware
                                    limited partnership;
                                 o  GSMC;
                                 o  MF VMS, LLC, a Delaware limited liability
                                    company; and
                                 o  Falcon.

Master Servicer and
 Special Servicer .............  GMAC Commercial Mortgage Corporation, a
                                    California corporation. The Master
                                    Servicer will initially service all of the mortgage loans. See "The Pooling Agreement--The Master Servicer," "--The Special Servicer" and "--Servicing of the Mortgage Loans; Collection of Payments" in this prospectus supplement.

 Trustee ......................  LaSalle National Bank, a national banking association. See "The Pooling Agreement--The
                                 Trustee" in this prospectus supplement.

Fiscal Agent ..................  ABN AMRO Bank N.V., a Netherlands banking corporation, and the indirect corporate
                                 parent of the Trustee.

Cut-Off Date ..................  October 11, 1998.

Closing Date ..................  On or about October 29, 1998.

Distribution Dates ............  The Trustee will make distributions on the certificates, to the extent of available funds, on the 18th day of each month or, if any such 18th day is not a business day, on the next business day, beginning on November 18, 1998, to the holders of record at the end of the previous month.

Determination Date ............  The fifth business day prior to the related
                                 Distribution Date.

                                 THE MORTGAGE LOANS

The Mortgage Pool .............  The trust's primary assets will be 322 fixed rate mortgage loans (the "Mortgage Pool") secured by commercial and multifamily properties located in 43 states, Puerto Rico and the District of Columbia. See "Risk Factors--Risks Associated with Certain of the Mortgage Loans and Mortgaged Properties" in this prospectus supplement. For purposes of principal distributions on the certificates, the Mortgage Pool will consist of two groups of mortgage loans (each, a "Loan Group", and "Group 1" and "Group 2", respectively). 186 of the mortgage loans, representing approximately 65.1% of the aggregate unpaid principal balance of the mortgage loans as of the applicable Cut-Off Date (which aggregate balance is referred to in this prospectus supplement as the "Initial Pool Balance"), are in Group 1 and 137 of the mortgage loans, representing approximately 34.9% of the Initial Pool Balance, are in Group 2. Each Loan Group consists of those mortgage loans designated as such on Annex A hereto.

                                 Monthly payments of principal and/or
                                    interest on each mortgage loan are due on the first day of each month, or in the case of 1 mortgage loan, representing approximately 0.03% of the Initial Pool Balance, are due on the 5th day of each month, or in the case of 2 mortgage loans representing approximately 0.95% of the Initial Pool Balance, the 10th day of each month, or in the case of 6 mortgage loans, representing approximately 23.5% of the Initial Pool Balance, the 11th day of each month. Some of the mortgage loans provide for monthly payments of principal based on an amortization schedule that is significantly longer than the remaining term of such mortgage loan. These mortgage loans will have substantial principal payments due on their maturity dates, unless prepaid earlier.

                                  General characteristics of the mortgage
                                    loans as of the Cut-Off Date:

                                GROUP 1        GROUP 2           TOTAL
                                 LOANS          LOANS        MORTGAGE POOL
                            -------------- --------------  ----------------
Initial Pool Balance (1)  .  $1,211,297,197   $650,220,628  $1,861,517,825
Number of Mortgage Loans  .             186            137             322
Number of Mortgaged
 Properties ...............             259            162             421
Average Mortgage Loan
 Balance ..................      $6,512,351     $4,746,136  $    5,781,111
Number of Multifamily
 Properties ...............              12             60              72
Percentage of Multifamily
 Properties ...............            4.9%          36.2%            15.8%
Weighted Average Mortgage
 Rate .....................          7.338%         7.433%           7.371%
Range of Mortgage Rates ...    6.160-9.470%   6.370-8.500%     6.160-9.470%
Weighted Average
 Loan-to-Value Ratio ......           66.7%          72.7%            68.8%
Weighted Average Remaining
 Term to Maturity
 (months)(2) ..............             132            115           126.1
Weighted Average DSCR (3) .           1.59x          1.42x           1.53x
Balloon Mortgage Loans  ...     116 (48.2%)    133 (94.5%)       248 (64.4%)
Hyperamortizing Mortgage
 Loans.....................      15 (39.1%)       4 (5.5%)        19 (27.4%)
Fully Amortizing Mortgage
 Loans ....................      55 (12.6%)         0 (0%)         55 (8.2%)

                                 (1) Subject to a permitted variance of plus
                                     or minus 5%.
                                 (2) In the case of 19 mortgage loans,
                                     representing approximately 27.4% of the
                                     Initial Pool Balance, which are
                                     hyperamortizing mortgage loans, this
                                     calculation assumes that such mortgage
                                     loans pay in full on their anticipated
                                     repayment dates.
                                 (3) See "Description of the Mortgage
                                     Pool--Additional Mortgage Loan
                                     Information" for a description of the
                                     calculation of the Debt Service Coverage
                                     Ratio ("DSCR").

                                 Except in certain limited circumstances,
                                    each mortgage loan either prohibits
                                    voluntary prepayments during a certain
                                    number of years following origination or allows the borrower to prepay the principal balance in whole or in part during a certain number of years following origination if the borrower pays a prepayment premium or a yield maintenance charge. 301 mortgage loans, representing approximately 72.2% of the Initial Pool Balance are freely prepayable by the borrower during a one-to six-month period prior to maturity and 2 other mortgage loans, representing approximately 6.1% of the Initial Pool Balance are freely prepayable by the borrower during a twelve to 18-month period prior to maturity. In addition, certain mortgage loans permit the related borrower to substitute U.S. government securities as collateral and obtain a release of the mortgaged property instead of prepaying the mortgage loan. See "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Loans--Defeasance; Collateral
                                    Substitution" and Annex A in this
                                    prospectus supplement.

Significant Loans .............  4 of the mortgage loans represent, in the aggregate, approximately 24.1% of the
                                    Initial Pool Balance, each have unpaid
                                    principal balances as of the Cut-Off Date in excess of $50,000,000. For a further description of such mortgage loans, see "Description of the Mortgage
                                    Pool--Significant Mortgage Loans" in this prospectus supplement.

                                  THE SECURITIES

The Certificates ..............  We are offering the following eight classes of Commercial Mortgage Pass-Through
                                    Certificates as part of Series 1998-C1:

                                   o  Class A-1
                                   o  Class A-2
                                   o  Class A-3
                                   o  Class X
                                   o  Class B
                                   o  Class C
                                   o  Class D
                                   o  Class E

                                 Series 1998-C1 will consist of a total of 15
                                    classes, the following seven of which are not being offered through this prospectus supplement and the accompanying prospectus: Class F, Class G, Class H, Class J, Class Q, Class R and Class LR (collectively, the "Private
                                    Certificates").

Certificate Principal Amounts
 and Notional Amount ..........  Your certificates will have the approximate aggregate initial principal amount or
                                    notional amount set forth below, subject to a variance of plus or minus 5%:

o  Class A-1 ...    $ 207,500,000 principal amount
o  Class A-2 ...    $ 436,033,000 principal amount
o  Class A-3 ...    $ 650,220,628 principal amount
o  Class X......    $1,861,517,825 notional amount
o  Class B......    $ 102,384,000 principal amount
o  Class C......    $ 102,383,000 principal amount
o  Class D......    $ 107,038,000 principal amount
o  Class E......    $ 32,576,000 principal amount

                                 The notional amount of the Class X
                                    Certificates will generally be equal to
                                    the aggregate principal amounts of the
                                    other certificates that have principal
                                    amounts, determined as of the preceding
                                    distribution date (after giving effect to the distribution of principal on such distribution date) or, in the case of the first distribution date, the Closing Date.

                                 See "Description of the Offered
                                    Certificates--General" in this prospectus supplement.

Pass-Through Rates
 A. Offered Certificates
    (Other Than Class X) ......  Your certificates will accrue interest at an annual rate called a "Pass-Through Rate" which is set forth below (other than for the Class X Certificates) for each class.

o  Class A-1 ...    %
o  Class A-2 ...    %
o  Class A-3 ...    %
o  Class B......    %
o  Class C......    %
o  Class D......    %*
o  Class E......    %*

                                 * The lesser of such rate or the weighted
                                   average of the net interest rates
                                   (adjusted if necessary to accrue on the
                                   basis of 360-day year consisting of twelve
                                   30-day months, as described below) on the mortgage loans.

                                  Interest on such classes of certificates
                                    will be calculated based on a 360-day year consisting of twelve 30-day months, or a 30/360 basis.

B. Class X Certificates .......  If you invest in the Class X Certificates, your Pass-Through Rate will be equal to
                                    the difference between the weighted
                                    average interest rate of the mortgage
                                    loans (after giving effect to the Master
                                    Servicer's and the Trustee's fees) and the weighted average of the Pass-Through Rates of the other certificates (other than the Class R, Class LR and Class Q
                                    Certificates), as described in this
                                    prospectus supplement. The weighting will be based upon the respective principal amounts of those classes.

                                 For purposes of calculating the Class X
                                    Pass-Through Rate, the mortgage loan
                                    interest rates will not reflect any
                                    default interest rate or any rate increase occurring after an Anticipated Repayment Date. The mortgage loan interest rates will also be determined without regard to any loan term modifications agreed to by the Special Servicer or resulting from the borrower's bankruptcy or insolvency. In addition, if a mortgage loan does not accrue interest on a 30/360 basis, its interest rate for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that rate in such month, calculated on a 30/360 basis, will equal the amount of interest that actually accrues on that loan in that month.

                                 See "Description of the Offered
                                    Certificates--Distributions--Payment
                                    Priorities" in this prospectus supplement.

Distributions
 A. Amount and Order of
    Distributions .............  On each distribution date, funds available for distribution from the mortgage loans, net of specified trust expenses, will be distributed in the following amounts and order of priority:

                                 Step 1/Class A and Class X: To interest on
                                    Class A (which includes Classes A-1, A-2 and A-3) and Class X, pro rata, in accordance with their interest entitlements.

                                 Step 2/Class A: (a) In an amount equal to
                                    the funds allocated to principal from
                                    mortgage loans in Group 1, to principal on Classes A-1 and A-2, in that order, until reduced to zero, and then to principal on Class A-3 until reduced to zero. (b) Notwithstanding the foregoing, if no unscheduled payment of principal on any mortgage loan has been received (excluding for this purpose any prepayment in full on an ARD Loan on its Anticipated Repayment
                                    Date), no mortgage loan has paid in full more than 30 days after its maturity date (or in the case of an ARD Loan, its Anticipated Repayment Date), and no mortgage loan has been delinquent for 60 days or more, all scheduled payments on mortgage loans in Group 1 that are due in July 2008 through September 2008 (including for this purpose prepayments in full of ARD Loans in Group 1 that have Anticipated Repayment Dates in such period) that are received in July 2008 through September 2008 will not be distributed on the certificates. Instead, they will be held in a reserve account until Class A-3 has been reduced to zero, and thereafter distributed as principal on

                                    Class A-2 until reduced to zero. (c) If
                                    any unscheduled payment of principal on
                                    any mortgage loan is received (excluding for this purpose any prepayment in full on any ARD Loan on its Anticipated Repayment
                                    Date), any mortgage loan pays in full more than 30 days after its maturity date (or in the case of an ARD Loan, its Anticipated Repayment Date) or a delinquency of 60 days or more occurs with respect to any mortgage loan, any funds deposited in the reserve account described above will be distributed in accordance with clause (a) above. (d) In an amount equal to the funds allocated to principal from mortgage loans in Group 2, to principal on Class A-3 until reduced to zero, and then to principal on Classes A-1 and A-2, in that order, until reduced to zero. (e) If each class of certificates other than Class A has been reduced to zero, funds available for principal will be distributed to Classes A-1, A-2 and A-3, pro rata, rather than sequentially.

                                 Step 3/Class A: After each class of
                                    certificates other than Class A has been reduced to zero, to reimburse Classes A-1, A-2 and A-3, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest on such amount.

                                 Step 4/Class B: To Class B as follows: (a)
                                    to interest on Class B in the amount of
                                    its interest entitlement; (b) to the
                                    extent of funds allocated to principal
                                    from mortgage loans in both Group 1 and
                                    Group 2, and remaining after distributions in respect of principal to each Class with a higher priority, to principal on Class B until reduced to zero; and (c) to reimburse Class B for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest on such amount.

                                 Step 5/Class C: To Class C in a manner
                                    analogous to the Class B allocations of
                                    Step 4.

                                 Step 6/Class D: To Class D in a manner
                                    analogous to the Class B allocations of
                                    Step 4.

                                 Step 7/Class E: To Class E in a manner
                                    analogous to the Class B allocations of
                                    Step 4.

 B. Interest and Principal
    Entitlements ..............  A description of each class's interest entitlement can be found in "Description of the Offered
                                    Certificates--Distributions--Method,
                                    Timing and Amount" and
                                    "--Distributions--Payment Priorities" in this prospectus supplement. As described in such section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month's interest at the Pass-Through Rate on your certificate's principal amount or notional amount.

                                 A description of the amount of principal
                                    required to be distributed to the classes entitled to principal on a particular distribution date also can be found in "Description of the Offered
                                    Certificates--Distributions--Method,
                                    Timing and Amount" and
                                    "--Distributions--Payment Priorities" in this prospectus supplement.

 C. Prepayment Premiums .......  The manner in which any prepayment premiums and yield maintenance charges received
                                    during a particular collection
                                    period will be allocated to the Class X
                                    Certificates, on the one hand, and certain of the classes of certificates entitled to principal, on the other hand, is described in "Description of the Offered Certificates--Distributions--Prepayment
                                    Premiums" in this prospectus supplement.

 D. Reinvestment Enhancement
    Instrument ................  On the Closing Date, the Seller will cause to be deposited with the Trustee a
                                    guarantee, U.S. government securities, a guaranteed investment contract and/or such other obligation or instrument (in each case, a "Reinvestment Enhancement Instrument"), the payments on which will be sufficient to cover any reinvestment shortfall that might otherwise be suffered by the certificateholders resulting from the reinvestment of funds on deposit in the reserve account as described in "Step 2/Class A" under "--Amount and Order of Distributions" above. In the event any unscheduled payment of principal on any mortgage loan is received (excluding for this purpose any prepayment in full on an ARD Loan on its Anticipated Repayment
                                    Date) or a delinquency of 60 days or more occurs with respect to a mortgage loan, the Trustee will release to the Seller the Reinvestment Enhancement Instrument, and there will be no further obligation to maintain a Reinvestment Enhancement Instrument for the benefit of certificateholders.

Advances
 A. Principal and Interest
     Advances .................  The Master Servicer is required to advance
                                    (each, a "P&I Advance") delinquent monthly mortgage loan payments, if it determines that the advance will be recoverable. The Master Servicer will not be required to advance balloon payments due at maturity or interest in excess of a mortgage loan's regular interest rate (without considering any default rate or any rate increase after an Anticipated Repayment Date). The Master Servicer also is not required to advance amounts deemed non-recoverable, prepayment premiums or yield maintenance charges. See "The Pooling
                                    Agreement--Advances" in this prospectus
                                    supplement. If an advance is made, the
                                    Master Servicer will not advance its
                                    servicing fee, but will advance the
                                    Trustee's fee.

 B. Property Protection
     Advances .................  The Master Servicer is also required to make advances to pay delinquent real estate
                                    taxes, assessments and hazard insurance
                                    premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents ("Property Advances," and collectively with P&I Advances, "Advances"). The Master Servicer is not required to advance amounts deemed non-recoverable. See "The Pooling Agreement--Advances" in this prospectus supplement.

 C. Interest on Advances ......  The Master Servicer, the Trustee and the
                                    Fiscal Agent, as applicable, will be
                                    entitled to interest as described in this prospectus supplement on any Advances made. Interest accrued on outstanding Advances may result in reductions in amounts otherwise payable on the certificates.

                                 See"Description of the Offered
                                    Certificates--Realized Losses" and "The
                                    Pooling Agreement--Advances" in this
                                    prospectus supplement.

 Subordination ................  The amount available for distribution will be applied in the order described in
                                    "Distributions--Amount and Order of
                                    Distributions" above.

                                 The chart below describes the manner in
                                    which the payment rights of certain
                                    classes will be senior or subordinate, as the case may be, to the payment rights of other classes. The chart shows entitlement to receive principal and interest on any Distribution Date in descending order (beginning with the Class A and Class X Certificates). It also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with the Class J Certificates). (However, no principal payments or loan losses will be allocated to the Class X Certificates, although loan losses will reduce the notional amount of the Class X Certificates and, therefore, the amount of interest they accrue.)

                                             Class A-1, Class A-2,
                                             Class A-3 and Class X*

                                                    Class B

                                                    Class C

                                                    Class D

                                                    Class E

                                                    Class F

                                                    Class G

                                                    Class H

                                                    Class J

                                 * Interest only

                                 NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE
                                    AVAILABLE FOR THE BENEFIT OF THE HOLDERS
                                    OF THE OFFERED CERTIFICATES.

                                 See "Description of the Offered
                                    Certificates--Subordination" in this
                                    prospectus supplement.

                                 Any allocation of a loss to a class of
                                    certificates will reduce the related
                                    principal amount of such class.

                                 In addition to losses caused by mortgage
                                    loan defaults, shortfalls in payments to holders of certificates may occur as a result of the Master Servicer's right to receive payments of interest on unreimbursed advances, the Special Servicer's right to compensation with respect to mortgage loans which are or have been serviced by the Special Servicer and as a result of other unanticipated trust expenses. Such shortfalls will reduce distributions to the classes of certificates with the lowest payment priority. To the extent funds are available on a subsequent distribution date for distribution on your certificates, you will be reimbursed for any shortfall with interest at the Pass-Through Rate on your certificates.

Information Available to
 Certificateholders ...........  Please see "The Pooling Agreement--Reports
                                    to Certificateholders" in this prospectus supplement for a description of the periodic reports that you will receive.

Optional Termination ..........  On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the trust is less than 1% of the Initial Pool Balance, certain specified persons will have the option to purchase all of the remaining mortgage loans at the price specified in this prospectus supplement (and all property acquired through exercise of remedies in respect of any mortgage loan). Exercise of this option will terminate the trust and retire the then-outstanding certificates.

                       OTHER INVESTMENT CONSIDERATIONS

Federal Income Tax
  Consequences ................     We will make REMIC elections for parts of
                                    the trust. The certificates will represent ownership of "regular interests" in a REMIC. Pertinent federal income tax consequences of an investment in the offered certificates include:

                                  o  Each class of offered certificates will
                                      constitute REMIC "regular interests."

                                  o  The regular interests will be treated as
                                      newly originated debt instruments for
                                      federal income tax purposes.

                                  o  You will be required to report income on
                                      your certificates in accordance with the accrual method of accounting.

                                  o  The Class X Certificates will, and one
                                      or more other classes of offered
                                      certificates may, be issued with
                                      original issue discount.

                                 For information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

Yield Considerations ..........  You should carefully consider the matters described under "Risk Factors--Special
                                    Prepayment Considerations" and "--Special
                                    Yield Considerations" in this prospectus supplement, which may affect significantly the yields on your investment.

ERISA Considerations ..........  Subject to important considerations described under "ERISA Considerations" in this prospectus supplement, if you are subject to ERISA, generally you can buy the Class A-1, Class A-2, Class A-3 and Class X Certificates, but not any other offered certificates. A fiduciary of any employee benefit plan or other retirement arrangement should review carefully with its legal advisors whether the purchase or holding of any class of offered certificates could give rise to a transaction that is not permitted under applicable law or whether there exists any statutory or administrative exemption applicable to an investment. This prospectus supplement describes several exemptions that may be available. If you use insurance company general account funds to purchase certificates, you should consider the availability of Prohibited Transaction Class Exemption 95-60 (60 Fed. Reg. 35925, July 12, 1995) issued by the U.S. Department of Labor. See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Ratings .......................  On the Closing Date, the offered certificates must have the minimum ratings from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), and Fitch IBCA, Inc. ("Fitch") set forth below:

                   S&P      FITCH
                -------- ---------
Class A-1 .....    AAA       AAA
Class A-2 .....    AAA       AAA
Class A-3 .....    AAA       AAA
Class X .......   AAAr       AAA
Class B .......    AA        AA
Class C .......     A         A
Class D .......    BBB       BBB
Class E .......   BBB-      BBB-

                                 A rating agency may downgrade, qualify or
                                    withdraw a rating at any time. A rating
                                    agency not requested to rate the offered certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above. S&P assigns the additional rating of "r" to highlight classes of securities that S&P believes may experience high volatility or high variabil-ity in expected returns due to non-credit risks. The security ratings do not address the frequency of prepayments (whether voluntary or involuntary) of mortgage loans, or the degree to which such prepayments might differ from those originally anticipated, or the likelihood of collection of prepayment premiums, excess interest, default interest, prepayment premiums or yield maintenance charges, or the tax treatment of the certificates. Even though the Class X Certificates will be rated AAAr/AAA, it is still possible that you may fail to recover your full initial investment due to a rapid rate of prepayments, defaults or liquidations. The ratings do not address the fact that the Pass-Through Rates of the Class D and Class E Certificates, to the extent that they are based on the weighted average interest rate of the mortgage loans, will be affected by changes in such weighted average interest rate. See "Certain Prepayment, Maturity and Yield Considerations" in this prospectus supplement, "Risk Factors" and "Ratings" in this prospectus supplement and in the prospectus, and "Yield Considerations" in the prospectus.

Legal Investment ..............  The offered certificates will NOT constitute
                                    "mortgage related securities" within the meaning of SMMEA. As a result, the appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the offered certificates, may be subject to significant interpretative uncertainties.

                                 Investors should consult their own legal
                                    advisors to determine whether and to what extent the offered certificates constitute legal investments for them. See "Legal Investment" in this prospectus supplement and the prospectus.

                                 RISK FACTORS

   You should carefully consider the following risks before making an investment decision. In particular, distribution on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

   The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

   If any of the following risks actually occur, your investment could be materially and adversely affected.

   This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

SPECIAL PREPAYMENT CONSIDERATIONS

   The yield to maturity on your certificates will depend significantly on the rate and timing of principal payments on the certificates. The rate and timing of principal payments on the mortgage loans will affect the rate and timing of principal payments on the offered certificates. Because, generally, principal distributions to the holders of the Class A-1 and Class A-2 Certificates will be based on principal received with respect to the mortgage loans in Group 1, such certificates will be sensitive to the rate and timing of principal payments on mortgage loans in such Loan Group. Similarly, the Class A-3 Certificates will be sensitive to principal payments on mortgage loans in Group 2.

   In addition to scheduled payments of principal, principal payments on the offered certificates could result from prepayments, defaults, liquidations or purchases of mortgage loans due to a breach of representation and warranty. The rate of principal payments and prepayments on the mortgage loans, in turn, will depend on a variety of factors, such as:

   o the terms of the mortgage loans, including amortization schedules, interest rates and prepayment restrictions and penalties;

   o  the level of market interest rates;

   o  the availability of mortgage credit;

   o the existence and extent of periods in which prepayments are prohibited (known as "lock-out periods") and defeasance, prepayment premium and yield maintenance provisions of the mortgage loans, and the enforceability of those provisions; and

   o  economic, demographic, geographic, tax, legal and other factors.

   In general, if market interest rates fall significantly below the interest rates on the mortgage loans, the borrowers are likely to increase the number and amount of principal prepayments. At the same time, there should be smaller and less frequent principal prepayments on mortgage loans with prepayment restrictions and prepayment premiums and/or yield maintenance charges than on similar mortgage loans without such provisions, or with shorter restrictions or lower prepayment premiums and/or yield maintenance charges.

   In addition, certain mortgage loans permit the borrower to defease the borrower's mortgage loan by substituting U.S. government securities for the mortgaged property as collateral. This substitution will not result in a prepayment on your certificates, even though the borrower effectively gets a release of the mortgaged property.

   Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of prepayment premiums or yield maintenance charges. Also, we cannot assure you that involuntary prepayments will not occur. Generally, no prepayment premiums or yield maintenance charges will be required if the prepayment results from a casualty or condemnation. See "Description of the Mortgage Pool" and "Certain Prepayment, Maturity and Yield Considerations" in this prospectus supplement and "Yield Considerations" in the prospectus.

SPECIAL YIELD CONSIDERATIONS

   The yield to maturity on each class of the offered certificates will depend in part on the following:

   o  the purchase price for the certificates;

   o the rate and timing of principal payments on the mortgage loans, and in general with respect to the Class A Certificates, the mortgage loans in the applicable Loan Group;

   o the receipt and allocation of prepayment premiums and/or yield maintenance charges;

   o the allocation of principal payments to pay down classes of certificates; and

   o interest shortfalls on the mortgage loans, such as interest shortfalls resulting from prepayments.

   The yield on the Class X, Class D and Class E Certificates could also be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by the weighted average rate of the mortgage loans. The Pass-Through Rates on the Class D and Class E Certificates may be limited by the weighted average of the net interest rates on the mortgage loans even if principal prepayments do not occur.

   In general, if you buy a Class X Certificate, or if you buy a certificate at a premium, and principal distributions (or, for the Class X Certificates, reductions in their notional amount) occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of Class X Certificates (and other certificates purchased at a premium) might not recover their initial investment. Conversely, if you buy a certificate (other than a Class X Certificate) at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected. Because losses on the mortgage loans will be allocated to reduce the certificate principal amounts of certain classes of certificates as described in this prospectus supplement, the allocation of any such losses will also reduce the notional amount of the Class X Certificates, and notwithstanding their parity in interest distributions with the Class A-1, Class A-2 and Class A-3 Certificates, the amount and timing of such losses could have a significant adverse effect on the yield of the Class X Certificates. Losses on the mortgage loans will be allocated without regard to Loan Groups. See "Certain Prepayment, Maturity and Yield Considerations" in this prospectus supplement and "Yield Considerations" in the prospectus.

   In addition, the rate and timing of delinquencies, defaults, losses and other shortfalls on mortgage loans will affect distributions on the certificates and their timing. See "--Effect of Borrower Delinquencies and Defaults" below.

   Yields on the Class X Certificates will be extremely sensitive to the prepayment and loss experience on the mortgage loans. If you are an investor in the Class X Certificates, you should fully consider the associated risks, including the risk that you, in circumstances of higher than anticipated rates of principal prepayments or losses, could fail to fully recoup your initial investment. We make no representation as to the anticipated rate of prepayments or losses on the mortgage loans or as to the anticipated yield to maturity of any class of certificates. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

RISKS RELATING TO ENFORCEABILITY OF PREPAYMENT PREMIUMS

   Provisions requiring yield maintenance charges or prepayment premiums may not be enforceable in some states and under federal bankruptcy law. Those provisions also may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable under applicable law, or usurious.

RISKS ASSOCIATED WITH CERTAIN OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

   Security for the mortgage loans consists of fee simple and/or leasehold interests in multifamily, retail, office, hotel, industrial, cold storage, entertainment, healthcare-related, self-storage properties and mobile home communities. Commercial and multifamily lending is generally riskier for the lender than one-to four-family residential lending because:

   o loans to a given borrower or groups of related borrowers are larger than residential one-to four-family mortgage loans;

   o the repayment of loans secured by income producing properties typically depends upon the successful operation of the property;

   o if the property's cash flow declines (for example, if leases are not obtained or renewed), the borrower may have trouble repaying the loan;

   o commercial and multifamily real estate is sensitive to increases in the supply and decreases in the demand in the market for the type of property securing the loan; and

   o market values may vary because of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws in the case of multifamily mortgage loans, which impact the future cash flow of the property. See "--Nonrecourse Mortgage Loans" below.

   The successful operation of a real estate project also depends on the performance and viability of the property manager. The property manager must, among other things:

   o  respond to changes in the local market;

   o  plan and implement appropriate rental rates; and

   o  advise the borrower about maintenance and capital improvements.

Property managers may change when leases or management agreements expire or following a default or foreclosure of a mortgage loan. The poor performance or financial condition of current or future property managers could have a negative impact on payments on the mortgage loans.

   Commercial and multifamily property values and net operating income are volatile. The net operating income and value of the mortgaged properties may decline for a number of reasons related to the general business environment or to a specific property. Reasons related to the general business environment include:

   o economic conditions such as plant closings, industry slowdowns and other factors;

   o local real estate conditions (such as an oversupply of multifamily housing, retail, office, industrial or self-storage space, movie theaters, hotel rooms or nursing home beds);

   o  weakness in specific industry segments; and

   o  demographic factors.

The following are some of the property-specific reasons:

   o  the construction quality, age and design of the property;

   o perceptions regarding the safety, convenience, services and attractiveness of the property;

   o the ability of the property manager and the adequacy of maintenance on the property;

   o  retroactive changes to building or similar codes; and

   o  increases in operating expenses (such as energy costs).

LIMITATIONS OF APPRAISALS

   Appraisals were obtained with respect to each of the mortgaged properties prior to the origination of the applicable mortgage loan, and in some cases updates were peformed in anticipation of this transaction. See Annex A to this prospectus supplement for dates of the latest appraisals. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising such property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus supplement is not intended to be a representation as to the past, present or future market values of the mortgaged properties. Historical operating results of the mortgaged properties used in these appraisals may not be comparable to future operating results. In addition, other factors may impair the mortgaged properties' value without affecting their current net operating income, including:

   o  changes in governmental regulations, zoning or tax laws;

   o  potential environmental or other legal liabilities;

   o  the availability of refinancing; and

   o  changes in interest rate levels.

TENANT CONCENTRATION ENTAILS RISK

   A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant, or a small number of tenants. In the event of a default by the tenant, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the loan. Mortgaged properties leased to a single tenant, or a small number of tenants, also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease. This is so because:

   o  the financial effect of the absence of rental income may be severe;

   o  more time may be required to re-lease the space; and

   o substantial capital costs may be incurred to make the space appropriate for replacement tenants.

   Concentrations of particular tenants among the mortgaged properties or of tenants in a particular business or industry could increase the possibility of financial problems with such tenants or in such business or industry sectors affecting the affected mortgaged properties.

   The Americold Pool Loan, representing approximately 7.9% of the Initial Pool Balance, is secured by the Americold Pool Properties which are all leased to Americold Corporation. The EPT Pool Loan, representing approximately 5.6% of the Initial Pool Balance, is secured by the EPT Pool Properties which are all leased to American Multi-Cinema, Inc. ("AMC").

   Each lease of the EPT Pool Properties expires before the EPT Pool Maturity Date (but between two and three years after its Anticipated Repayment Date). If the EPT Pool Loan is not prepaid on or after its Anticipated Repayment Date, and the EPT Pool Borrower is unable to enter into an extension with AMC or to lease the EPT Pool Properties to another tenant at favorable rental rates, the EPT Pool Borrower may be unable to fulfill its obligations under the EPT Pool Loan.

   2 groups of mortgage loans, representing in the aggregate approximately 2.6% of the Initial Pool Balance, are secured by properties occupied by certain affiliated tenants. The affiliated tenants, who rent

13.1% of the aggregate net leasable area of the related mortgaged properties and account for 21.4% of the aggregate rentals of such mortgaged properties, have pledged certain cash flows to secure debt of their parent entity, which debt is currently in default. If the lender attempts to enforce its security interest against the tenants, their ability to pay rent (and the ability of the related borrower to make payments on the affected mortgage loans) would be adversely affected.

MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

   If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

TENANT BANKRUPTCY ENTAILS RISKS

   The bankruptcy or insolvency of a major tenant (such as Americold Corporation, AMC or an anchor tenant), or a number of smaller tenants, may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code (11 U.S.C.) (the "Bankruptcy Code"), a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent).

CONCENTRATION OF MORTGAGE LOANS

   The impact of losses on individual mortgage loans will be more severe in mortgage pools consisting of relatively few mortgage loans with large outstanding principal balance.

                              ALL MORTGAGE LOANS

                                                   AGGREGATE      PERCENT OF
                                                 CUT-OFF DATE    MORTGAGE POOL
                                                   PRINCIPAL     AS OF CUT-OFF
                                                    BALANCE          DATE
                                                -------------- ---------------
Largest Single Mortgage Loan...................  $147,597,677         7.93%
Largest 5 Mortgage Loans(1)....................  $495,919,618        26.64%
Largest 10 Mortgage Loans(1)...................  $655,225,140        35.20%
Largest Related-Borrower Concentration(2) .....  $ 62,362,331         3.35%
Next Largest Related-Borrower
 Concentration(2)..............................  $ 60,517,392         3.25%

------------
(1)    Includes cross-collateralized mortgage loans.
(2)    Excluding single mortgage loans.

                                 GROUP 1 LOANS

                                              AGGREGATE                          PERCENT OF
                                            CUT-OFF DATE       PERCENT OF      MORTGAGE POOL
                                              PRINCIPAL      GROUP 1 LOANS     AS OF CUT-OFF
                                               BALANCE     AS OF CUT-OFF DATE       DATE
                                           -------------- ------------------  ---------------
Largest Single Mortgage Loan..............  $147,597,677         12.19%             7.93%
Largest 5 Mortgage Loans(1)...............  $419,679,951         34.65%            22.55%
Largest 10 Mortgage Loans(1)..............  $551,234,891         45.51%            29.61%
Largest Related-Borrower
 Concentration(2).........................  $ 60,517,392          5.00%             3.25%
Next Largest Related-Borrower
 Concentration(2).........................  $ 38,432,633          3.17%             2.06%

------------
(1)    Includes cross-collateralized mortgage loans.
(2)    Excluding single mortgage loans.

                                GROUP 2 LOANS

                                              AGGREGATE                          PERCENT OF
                                            CUT-OFF DATE       PERCENT OF      MORTGAGE POOL
                                              PRINCIPAL      GROUP 2 LOANS     AS OF CUT-OFF
                                               BALANCE     AS OF CUT-OFF DATE       DATE
                                           -------------- ------------------  ---------------
Largest Single Mortgage Loan..............  $ 79,836,298         12.28%             4.29%
Largest 5 Mortgage Loans(1)...............  $185,360,314         28.51%             9.96%
Largest 10 Mortgage Loans(1)..............  $244,990,348         37.68%            13.16%
Largest Related-Borrower
 Concentration(2).........................  $ 43,954,407          6.76%             2.36%
Next Largest Related-Borrower
 Concentration(2).........................  $ 23,929,698          3.68%             1.29%

------------
(1)    Includes cross-collateralized mortgage loans.
(2)    Excluding single mortgage loans.

   A concentration of mortgaged property types or of mortgage loans with the same borrower or related borrower also can pose increased risks. For example, if a person that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at one mortgaged property in order to satisfy current expenses with respect to the first mortgaged property, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool (subject to the Master Servicer's obligation to make P&I Advances) for an indefinite period. In addition, mortgaged properties owned by the same borrower or related borrowers are likely to have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans.

   With respect to concentration of borrowers of the total mortgage pool:

   o 26 groups of mortgage loans have borrowers related to each other and such mortgage loans represent, in the aggregate, approximately 19.8% of the Initial Pool Balance. Each such group of mortgage loans represents less than 5% of the Initial Pool Balance.

   o 1 group of 3 mortgage loans (those mortgage loans designated "Related Borrower Group A" on Exhibit A hereto) has borrowers related to each other and such mortgage loans represent approximately 3.4% of the Initial Pool Balance. The first such mortgage loan has 5 notes which are cross-collateralized and cross-defaulted with each other. The second such mortgage loan has 5 notes which are cross-collateralized and cross-defaulted with each other. The borrower for the third such mortgage loan is affiliated with the other borrower on the two mortgage loans but is a separate borrower and the loans are not cross-collateralized or cross-defaulted.

   o 1 other group of 4 mortgage loans (those mortgage loans designated "Related Borrower Group B" on Exhibit A hereto) has borrowers related to each other and such mortgage loans represent approximately 3.3% of the Initial Pool Balance.

   o 23 mortgage loans, representing approximately 29.5% of the Initial Pool Balance, are secured by more than one mortgaged property.

   o 8 groups of 26 mortgage loans, representing approximately 7.4% of the Initial Pool Balance, are cross-collateralized and cross-defaulted with each other.

   The terms of many of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that such borrowers will comply with such requirements. Further, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as "special purpose entities." See "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation; Bankruptcy Laws" in the prospectus.

   See "Description of the Mortgage Pool--Significant Mortgage Loans" in this prospectus supplement.

RISKS RELATING TO ENFORCEABILITY OF CROSS-COLLATERALIZATION

   As described above, 8 groups of mortgage loans, representing approximately 7.4% of the Initial Pool Balance, are cross-collateralized with other mortgage loans in the mortgage pool. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if such borrower were to become a debtor in a bankruptcy case, by the borrower's representative.

   A lien granted by such a borrower entity could be avoided if a court were to determine that:

       (i) such borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien or was left with inadequate capital, or was not able to pay its debts as they matured; and

      (ii) such borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

   Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by such borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

       (i) subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

      (ii) recover payments made under that mortgage loan; or

     (iii) take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing such cross-collateralization.

RISKS PARTICULAR TO RETAIL PROPERTIES

   117 mortgaged properties, representing approximately 24.1% of the Initial Pool Balance, are retail properties. In addition to risks generally associated with commercial real estate, retail properties face the following risks:

   o  adverse changes in consumer spending patterns;

   o local competitive conditions (such as an increased supply of retail space or the construction of other shopping centers);

   o other forms of retailing (such as direct mail, video shopping networks and selling through the Internet, which reduce merchants' need for store space);

   o  the quality and philosophy of management;

   o the attractiveness of the properties and the surrounding neighborhood to tenants and their customers;

   o  the public perception of the safety in the neighborhood; and

   o the need to make major repairs or improvements to satisfy major tenants.

   The presence or absence of an "anchor tenant" in a shopping center also can be important, because anchors play a key role in generating customer traffic and making a center desirable for other tenants. While there is no strict definition of an "anchor tenant," it is generally understood that a retail anchor tenant is larger in size and is vital in attracting customers to a retail property, whether or not it is located on the related mortgaged property. An anchor tenant may cease operations at a retail property because it decides not to renew a lease, becomes insolvent or simply goes out of business and other tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations.

   If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. It is impossible to predict whether any particular anchor tenants will continue to occupy their current space.

   All of these circumstances and events may increase the possibility that a borrower will be unable to meet its obligations under its mortgage loan.

RISKS PARTICULAR TO HOTEL PROPERTIES

   73 of the mortgaged properties, representing approximately 16.7% of the Initial Pool Balance, are hotel properties. In addition to risks generally associated with commercial real estate, the following specific risks are relevant to hotel properties:

   o income from a hotel property may decline relatively quickly if economic or competitive conditions worsen, because such income is primarily generated by room occupancy, and room occupancy is usually for a short period of time;

   o daily exposure to market conditions increases the sensitivity of a hotel's performance to economic cycles;

   o relatively small decreases in revenue can cause significant declines in net cash flow because of hotel properties' relatively high operating costs;

   o sensitivity to competition may require more frequent improvements and renovations than are required for other properties;

   o if a hotel is affiliated with a regional, national or international chain, changes in the public perception of the chain and/or deterioration in the financial health of the franchisor may affect the income generated by the hotel; and

   o operation of certain hotels is seasonal and, accordingly, the hotel's income will fluctuate during the year.

   The liquor licenses for some of these properties may be held by the property manager rather than by the related borrower. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property, the Trustee, the Special Servicer or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted.

   All of these conditions and events may increase the possibility that a borrower will be unable to meet its obligations under its mortgage loan.

RISKS PARTICULAR TO OFFICE PROPERTIES

   52 mortgaged properties, representing approximately 16.2% of the Initial Pool Balance, are office properties. In addition to risks generally associated with commercial real estate, the following factors may affect operations of office buildings:

   o adverse changes in population, patterns of telecommuting and sharing of office space, and employment growth (all of which affect demand for office space);

   o local competitive conditions (such as increased supply of office space or the construction of new, competitive office buildings);

   o  the quality of the building's tenants and the philosophy of management;

   o the attractiveness of the properties and the surrounding area to tenants and their customers or clients;

   o  the public perception of safety in the neighborhood; and

   o the need to make major repairs or improvements to satisfy major tenants.

   In addition, an economic decline in the business operated by tenants can affect a building and cause one or more significant tenants to cease operations. A tenant may decide not to renew a lease, may become insolvent and unable to meet its lease obligations or may simply go out of business. The risk of an economic decline is particularly severe for office properties with a single tenant or several tenants in the same industry.

   All of these conditions and events may increase the possibility that a borrower will be unable to meet its obligations under its mortgage loan.

RISKS PARTICULAR TO MULTIFAMILY RENTAL PROPERTIES

   72 mortgaged properties, representing approximately 15.8% of the Initial Pool Balance, are multifamily rental properties. The following conditions and events may reduce rent payments and occupancy levels:

   o  adverse economic conditions, such as unemployment;

   o  construction of additional housing units;

   o  local military base closings;

   o national and local politics, including current or future rent stabilization and rent control laws and agreements; and

   o changes in the characteristics of a neighborhood over time or in relation to newer developments.

   Other circumstances also may increase the possibility that a borrower will be unable to meets its obligations under its mortgage loan, such as:

   o the level of mortgage interest rates may encourage tenants in multifamily rental properties to move out and purchase single-family housing; and

   o the cost of operating a multifamily property may increase, including the cost of utilities and the costs of required capital expenditures.

RISKS PARTICULAR TO INDUSTRIAL PROPERTIES

   56 mortgaged properties, representing approximately 13.1% of the Initial Pool Balance, are industrial properties (including refrigerated distribution/warehouse facilities). In addition to risks generally associated with commercial real estate, the following specific risks are relevant to industrial properties:

   o reduced demand for industrial space because of a decline in a particular industry segment may hurt operations of such properties;

   o an industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete compared to newer properties;

   o the availability of labor sources or a change in the proximity of supply sources may impair such properties' operations; and

   o industrial properties may be more likely to suffer damage from environmental hazards.

All of these conditions and events may increase the possibility that a borrower will be unable to meet its obligations under its mortgage loan.

RISKS ASSOCIATED WITH REFRIGERATED DISTRIBUTION/WAREHOUSE FACILITIES

   The largest loan in the pool, the Americold Pool Loan, representing approximately 7.93% of the Initial Pool Balance, is secured by refrigerated distribution/warehouse facilities. Significant factors determining the value of such cold storage facilities are:

   o  the quality and mix of tenants;

   o the location of the facility (tenants frequently incur transportation costs which are significantly greater than warehousing costs);

   o site design and adaptability of the facilities (site characteristics which are valuable to such facilities include high clear heights, wide column spacing, a large number of bays and large bay depths, divisibility, large minimum truck turning radii and overall functionality and accessibility);

   o the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels; and

   o a facility that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete compared to newer properties.

   Cold storage facilities are often located near or adjacent to tenants' processing facilities and in such cases, a majority of and, in some cases, the entire property is devoted to the use of a single tenant or a small number of major tenants or commodities. An interruption or reduction in the business received by such properties from such tenants or a reduction in demand for such commodities could result in a decrease in the sales and overall profitability at cold storage facilities.

   The regional distribution and regional production facilities of cold storage facilities may be adversely affected by a decline in the general economic condition in the regions in which such facilities are located. In addition, warehousing sales can be seasonal, depending on the timing and availability of crops grown for frozen food production and the seasonal build-up of certain products for holiday consumption, and this seasonality can be expected to cause periodic fluctuations in a cold storage facility's revenues and operating expenses.

RISKS ASSOCIATED WITH MOVIE THEATER PROPERTIES

   The EPT Pool Loan, representing approximately 5.6% of the Initial Pool Balance, is secured by eight megaplex movie theater properties. In addition to the risks generally associated with commercial real estate, movie theater properties face the following risks:

   o adverse changes in movie theater patronage, including the seasonal nature of movie theater attendance, which may cause a movie theater's income to fluctuate during the year;

   o movie theater properties are "special purpose" properties that cannot be readily converted to a new use;

   o local competitive conditions, including increased number of competing theaters and competition from other sources of entertainment; and

   o the condition of the local area, including other businesses which attract customers to the area.

    All these conditions and events may increase the possibility that the EPT Pool Borrower will be unable to meet its obligations under the EPT Pool Loan.

RISKS PARTICULAR TO HEALTHCARE-RELATED PROPERTIES

   11 mortgaged properties, representing approximately 5.0% of the Initial Pool Balance, are healthcare-related facilities. In addition to risks generally associated with commercial real estate, the following are some of the conditions that can adversely impact the performance of healthcare-related facilities:

   o most healthcare-related facilities (including hospitals and nursing facilities) receive significant revenues from government reimbursement programs, primarily Medicaid and Medicare, and payments under these programs are subject to reductions as a result of statutory and regulatory changes, changes in reimbursement methodologies, retroactive rate adjustments, administrative rulings, policy interpretations, delays by payment intermediaries and government funding restrictions;

   o governmental payors have employed cost-containment measures that limit payments to healthcare providers;

   o legislative efforts to further decrease government healthcare expenditures are expected to continue and could have a material adverse impact upon the healthcare-related facilities;

   o non-government payors have sought to transfer the financial risk of treating patients to providers and healthcare-related facilities, which has created profitability pressures in the healthcare industry;

   o the care delivery, billing and reimbursement processes may be particularly affected by any Year 2000 computer problems experienced by payors or the healthcare-related facilities;

   o healthcare-related facilities are highly regulated by federal, state, commonwealth and local law; and such regulations could increase the cost of operation and limit growth;

   o failure to comply with any of the numerous laws and regulations applicable to healthcare-related facilities could also result in monetary penalties, civil or criminal sanctions or appointment of a receiver or temporary manager, the suspension or termination of the operator from government payment programs, termination of payments or other actions that could severely impair the ability to make payments on a mortgage loan; and

   o continued focus by government authorities on abuses by healthcare-related facilities and providers for billing processes, filings, and relationships among providers, suppliers, and facilities could increase the possibility that a healthcare facility's operations are found to be violative of the law.

   Also, federal and state laws and regulations generally prohibit Medicare and Medicaid reimbursements to any person other than the provider of the related medical goods and services. Accordingly, after a foreclosure on a healthcare-related facility, none of the Trustee, the Special Servicer or a subsequent lessee or operator of the mortgaged property would receive directly any federal or state government reimbursement payments for services furnished at the facility prior to foreclosure. This would increase the risk of loss on a healthcare-related facility after foreclosure.

   Furthermore, if there is a foreclosure or other proposed transfer of a healthcare-related facility, the Trustee (or Special Servicer) or a purchaser in a foreclosure sale or other transferee may have no rights under any required licenses and regulatory approvals and may have to apply in its own right for such licenses and approvals, which may be impossible to obtain. In addition, healthcare-related facilities are generally "special purpose" properties that cannot be readily converted to a new use. Transfers of healthcare-related facilities are subject to regulatory approvals under state, commonwealth and in some cases federal, law not required for transfers of other types of commercial operations and other types of real estate. All of these factors may adversely affect the liquidation value of healthcare-related properties upon foreclosure.

NONRECOURSE MORTGAGE LOANS

   Subject to certain exceptions for liability in connection with breaches of mortgage loan terms, each mortgage loan is a nonrecourse loan. In the event of a default, only the mortgaged property, and not other assets of the borrower, would be available to satisfy the debt. Consequently, payment of each mortgage loan prior to maturity depends primarily on the net operating income of the mortgaged property. At maturity (whether as scheduled or upon the acceleration of maturity after default), payment on each mortgage loan depends on the market value of the mortgaged property at that time, or the ability to refinance the mortgage loan. No mortgage loan is insured or guaranteed by any governmental agency or by the Seller, the Trustee, the Master Servicer, the Special Servicer or any loan originator or loan seller, or any of their respective affiliates.

RISKS OF DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION

   As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of different borrowers. See the tables entitled "Distribution of Year of Maturity" in Annex A to this prospectus supplement for a description of the maturity dates of the mortgage loans. Because principal on the offered certificates is payable in sequential order, and a class receives principal only after the preceding class or classes have paid off, classes that have a lower sequential priority are more likely to face the risk of concentration discussed under "--Concentration of Mortgage Loans" above than classes with a higher sequential priority.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

   Under the Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then-value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (i) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (ii) reduce monthly payments due under a mortgage loan; (iii) change the rate of interest due on a mortgage loan; or
(iv) otherwise alter the mortgage loan's repayment schedule.

   Moreover, upon the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Certain of the borrowers or their affiliates have subordinate or mezzanine debt secured by the related mortgaged properties. See "--Other Financings" below. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

   Under the Bankruptcy Code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The Bankruptcy Code also may interfere with the Trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

   As a result of the foregoing, the Trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

GEOGRAPHIC CONCENTRATION

   This table shows the states with the five largest concentrations of mortgaged properties:

                              ALL MORTGAGE LOANS

              AGGREGATE CUT-OFF DATE    PERCENT OF MORTGAGE
    STATE        PRINCIPAL BALANCE    POOL AS OF CUT-OFF DATE
------------  ---------------------- -----------------------
 California        $294,180,915                15.8%
   New York        $163,395,938                 8.8%
    Texas          $157,647,607                 8.5%
   Virginia        $127,968,671                 6.9%
     Ohio          $ 98,304,399                 5.3%

                                GROUP 1 LOANS

                  AGGREGATE          PERCENT OF
                 CUT-OFF DATE      GROUP 1 LOANS
    STATE     PRINCIPAL BALANCE  AS OF CUT-OFF DATE
------------  ----------------- ------------------
 California      $164,088,536           13.5%
   Virginia      $118,342,168            9.8%
   New York      $109,492,106            9.0%
    Texas        $101,448,230            8.4%
 Washington      $ 68,086,173            5.6%

                                GROUP 2 LOANS

                  AGGREGATE          PERCENT OF
                 CUT-OFF DATE      GROUP 2 LOANS
    STATE     PRINCIPAL BALANCE  AS OF CUT-OFF DATE
------------  ----------------- ------------------
 California      $130,092,379           20.0%
     Ohio        $ 60,711,266            9.3%
    Texas        $ 56,199,377            8.6%
   New York      $ 53,903,832            8.3%
   Maryland      $ 35,704,975            5.5%

   Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disaster affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. The following geographic factors could impair the borrowers' ability to repay the mortgage loans:

   o economic conditions in regions where the borrowers and the mortgaged properties are located;

   o conditions in the real estate market where the mortgaged properties are located;

   o  changes in local governmental rules and fiscal policies; and

   o acts of nature (including earthquakes and floods, which may result in uninsured losses).

ENVIRONMENTAL RISKS

   Under federal, state and local environmental laws and regulations, a current or previous owner or operator of real property may be liable for the costs of removal and remediation of hazardous substances affecting its property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous substances. The cost of any required remediation and the owner's liability is generally unlimited and could exceed the value of the property and/or the aggregate assets of the owner. In addition, the presence of unremediated hazardous substances may impair the value of a property. Certain laws impose liability specifically for release of asbestos into the air, and third parties may seek recovery from property owners or operators for injuries associated with exposure to asbestos.

   Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), as well as some state laws, a secured lender (such as the trust) may be liable as an "owner" or "operator" for the costs of dealing with hazardous substances affecting a borrower's property, if agents or employees of the lender have participated in the management of the borrower's property. This liability could exist even if a previous owner caused the environmental damage. The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver.

   An environmental site assessment ("ESA") of each of the Mortgaged Properties was performed (or prior assessments were updated) not more than 18 months prior to the Cut-Off Date, except with respect to 3 mortgage loans, representing approximately 0.6% of the Initial Pool Balance. In certain cases, environmental testing in addition to the ESA was performed. With respect to a number of the mortgaged properties, the ESAs revealed the existence of asbestos-containing materials, possible radon gas and other environmental matters. None of the environmental matters constituted a material violation of any environmental law in the judgment of the assessor, except with respect to one mortgage loan, representing 1.1% of the Initial Pool Balance, secured by the site of a former General Motors assembly line. General Motors Corporation has provided an indemnification for clean-up costs that extends until the later of two years from loan closing or two years from the closure of the state's enforcement action. All contamination is scheduled to be remediated in 1998.

   It is possible that the ESAs did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by tenants and occupants or by third parties unrelated to the borrowers. For a more detailed description of environmental matters that may affect the Mortgaged Properties, see "Certain Legal Aspects of the Mortgage Loans--Environmental Risks" in the prospectus.

COSTS OF COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT

   Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the mortgaged properties do not comply with the ADA, the borrowers are likely to incur costs of complying with the ADA. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. In connection with the origination of the related mortgage loan, property inspection reports were generally obtained which included limited information regarding compliance with the ADA. A portion of funds in the capital reserve escrow accounts established by certain borrowers are required to be used for costs associated with complying with the ADA. There can be no assurance that the related mortgaged properties will comply with the ADA in all respects once the related conditions are remedied, that such property-inspection reports identified all risks or conditions relating to the ADA or that amounts reserved (if any) are sufficient to pay such costs.

LITIGATION AND OTHER MATTERS AFFECTING THE MORTGAGED PROPERTIES OR BORROWERS

   One mortgage loan, representing approximately 1.0% of the Initial Pool Balance, is subject to pending litigation. The subject lawsuit involves claims by certain partners of the borrower against other partners alleging
(i) misappropriation of refinancing proceeds belonging to the partnership and distribution of those proceeds to affiliates of the managing general partner;
(ii) failure to honor the partnership agreement's buy/sell provision; and
(iii) payment of excessive management fees and reimbursement of expenses of the managing general partner beyond those permitted by the partnership agreement. The plaintiffs seek, among other things, dissolution of the partnership. We are not able to predict the outcome of this litigation. Resolution of such litigation in favor of the plaintiff partners may result in a prepayment of the mortgage loan (if the partnership is dissolved and the mortgaged property liquidated) or may otherwise impact the income derived from the mortgaged property, which may in turn impact the rate and timing of distributions to certificateholders.

   There may be other legal proceedings pending or threatened from time to time against the borrowers and the managers of the mortgaged properties and their affiliates arising out of their ordinary business. Any such litigation may materially impair distributions to certificateholders if borrowers must use property income to pay judgments or litigation costs.

    In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower's ability to fulfill its obligations under the related mortgage loan.

OTHER FINANCINGS

   The mortgage loans generally prohibit incurring any additional debt secured by the mortgaged property without the consent of the lender. With respect to 7 mortgage loans, representing approximately 11.6% of the Initial Pool Balance, each borrower has secured and/or unsecured debt or affiliates of the borrowers have obtained a loan secured by the equity interests in such borrowers (in each case, "Subordinate Debt"), in addition to the debt owed under the mortgage loan. The AIMCO Multifamily Pool Borrower has Subordinate Debt with an original principal balance of $29,877,414. The borrower under another mortgage loan (identified on Annex A to this prospectus supplement as "Washington Monarch Hotel"), representing approximately 2.5% of the Initial Pool Balance, has Subordinate Debt with an original principal balance of $8,250,000. The borrower under 2 cross-collateralized and cross-defaulted mortgage loans, representing approximately 1.7% of the Initial Pool Balance, has Subordinate Debt with an original principal balance of $3,549,667. In addition as described under "The Mortgage Pool--Significant Mortgage Loans--Americold Pool: The Borrower; the Properties--The Loan," each of the Americold Pool Properties secures a pari passu mortgage loan not included in the mortgage pool with an original principal balance of $148,500,000. Generally, each holder of Subordinate Debt has executed an agreement pursuant to which such holder of Subordinate Debt has agreed to subordinate such Subordinate Debt to the applicable mortgage loan. In addition, with respect to certain of the mortgage loans, the terms of the mortgage loans would allow the related borrowers to incur Subordinate Debt under certain circumstances.

   When a mortgage loan borrower (or its constituting members) also has one or more other outstanding loans (even if subordinated loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally also will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

   Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders could impair the security available to the trust. If a junior lender files an involuntary petition for bankruptcy against the borrower (or the borrower files a voluntary petition to stay enforcement by a junior lender), the trust's ability to foreclose would be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust.

   Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

EFFECT OF BORROWER DELINQUENCIES AND DEFAULTS

   The rate and timing of mortgage loan delinquencies and defaults will affect:

   o  the aggregate amount of distributions on the offered certificates;

   o  the yield to maturity of the offered certificates;

   o  the rate of principal payments on the offered certificates; and

   o  the weighted average lives of the offered certificates.

   When defaults occur, a borrower bankruptcy filing, lengthy foreclosure proceedings or adverse local market conditions may reduce or delay recoveries. Defaults can also have the effect of accelerating repayment of principal, if a servicer declares the mortgage loan payable in full after the default (assuming the amounts owed are actually collected).

    Generally, the mortgage loans were originated within twelve months of the Cut-Off Date. Therefore, the mortgage loans do not have a long standing payment history.

   If you assume a rate of default and an amount of losses on the mortgage loans to calculate your expected yield to maturity and the actual default rate or amount of losses allocable to your class of certificates is higher, your actual yield to maturity will be lower than expected. Under certain extreme scenarios, the yield could be negative. The timing of any loss on a liquidated mortgage loan will also affect the actual yield to maturity of the class of offered certificates to which any of such loss is allocable, even if the overall rate of defaults and severity of losses are consistent with your expectations. In general, the earlier you bear a loss, the greater is the effect on your yield to maturity. Losses will also reduce the notional amount of the Class X Certificates, and notwithstanding their senior priority in interest distributions with the Class A Certificates, the amount and timing of losses could have a significant adverse effect on the yield of the Class X Certificates. Also, if:

   o a servicer agrees to an extension of the maturity of a mortgage loan that the related borrower cannot pay in full when due, or

   o the related borrower does not repay a mortgage loan with a hyperamortization feature by its Anticipated Repayment Date,

the extension of maturity will increase the weighted average life of your certificates and reduce your yield to maturity.

   As described in more detail under "The Pooling Agreement--Advances," the Master Servicer will receive interest on unreimbursed advances of principal, interest and servicing expenses. It must recover advances either from amounts received on the mortgage loan for which it made such advances (in the form of late payments, liquidation proceeds, insurance proceeds, condemnation proceeds or amounts paid in connection with the purchase of such mortgage loan, or, if the advance is nonrecoverable, from the trust. Interest on the advance accrues until the Master Servicer recovers the advance. The Master Servicer's right to receive interest is prior to the rights of certificateholders to receive distributions on the certificates. Therefore, because of the accrual of such interest, losses may be allocated to the offered certificates.

   Also, with respect to each mortgage loan serviced by the Special Servicer, the Special Servicer will receive certain compensation to which the Special Servicer is entitled prior to the right of certificateholders to receive distributions on the certificates. Consequently, it is possible that shortfalls resulting from such compensation will be allocated to the offered certificates with respect to any mortgage loan which is a specially serviced mortgage loan. See "The Pooling Agreement--Special Servicer" in this prospectus supplement.

   Even if losses do not occur, delinquencies and defaults on the mortgage loans may significantly delay the receipt of payments by an investor, if advances of principal and interest or the subordination of another class of certificates does not fully offset the delinquency or default. The Special Servicer can extend and modify mortgage loans that are in default or nearly in default, including extending the date on which a Balloon Payment is due. The Special Servicer must comply with the Pooling Agreement's requirements for those modifications. The Master Servicer's obligation to make advances of principal and interest on a mortgage loan with a delinquent Balloon Payment is limited as described under "The Pooling Agreement--Advances" herein. Until liquidation of a mortgage loan with a delinquent Balloon Payment, investors entitled to principal will receive, in connection with that mortgage loan, only payments made by the borrower, if any, and any advance of principal and interest made by the Master Servicer. Consequently, any delay in the receipt of a Balloon Payment will extend the weighted average life of the offered Certificates.

   In addition, 19 mortgage loans, representing approximately 27.4% of the Initial Pool Balance, require the borrower to pay interest (which may be capitalized) at an increased rate after a date (each, an "Anticipated Repayment Date") specified in the mortgage loan documents, and to use excess property cash flow to pay mortgage loan principal after that date. Though the borrower can avoid these additional payments by prepaying the mortgage loan, if it fails to do so it may be unable to pay the Balloon Payment at maturity resulting from the increased interest.

BALLOON PAYMENTS

   267 of the mortgage loans, representing approximately 91.8% of the Initial Pool Balance, are expected to have substantial remaining principal balances as of their respective Anticipated Repayment Dates or stated maturity dates. 248 of such mortgage loans, representing approximately 64.4% of the Initial Pool Balance, require amounts of principal due and payable on their maturity dates (each such amount, after application of monthly payments due on or prior to their maturity dates, a "Balloon Payment") at stated maturity, and 19 of such mortgage loans, representing approximately 27.4% of the Initial Pool Balance, would require a substantial payment at their Anticipated Repayment Date. Mortgage loans with substantial remaining principal balances at their stated maturity (i.e., "balloon loans") involve greater risk than fully amortizing loans.

   A borrower's ability to repay a loan on its Anticipated Repayment Date or stated maturity date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

   o the availability of, and competition for, credit for commercial real estate projects, which fluctuate over time;

   o  the prevailing interest rates;

   o  the fair market value of the related properties;

   o  the borrower's equity in the related properties;

   o  the borrower's financial condition;

   o  the operating history and occupancy level of the property;

   o  the tax laws; and

   o  prevailing general and regional economic conditions.

   We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

SPECIAL CONSIDERATIONS RELATING TO AIMCO MULTIFAMILY POOL LOAN

   The amended bankruptcy reorganization plan pursuant to which the AIMCO Multifamily Pool Loan, which represents approximately 5.9% of the Initial Pool Balance, was made, may operate to require court approval for the borrower to refinance the mortgaged properties or to restructure the AIMCO Multifamily Pool Loan. Such plan provides that court approval is not required for a restructuring or refinancing of the secured debt on the mortgaged properties (which includes the AIMCO Multifamily Pool Loan) if:

     (1) such restructuring or refinancing does not increase the aggregate principal balance of or debt service of the AIMCO Multifamily Pool Loan,

     (2) the proceeds of the restructure or refinancing are used to satisfy the existing secured and unsecured claims against the borrower in the order and manner provided for in the amended bankruptcy plan, and

     (3) certain persons consent in writing to such restructure or refinance.

   We cannot assure you that the borrower will be able to meet the conditions described above. These conditions could accordingly limit the ability of the borrower to refinance the AIMCO Multifamily Pool Loan. As a result, the borrower might not be able to repay the AIMCO Multifamily Pool Loan at maturity without selling the underlying mortgaged properties .

   The amended bankruptcy plan could also restrict the ability of the Special Servicer to restructure or modify the AIMCO Multifamily Pool Loan if the borrower were unable to pay the AIMCO Multifamily Pool Loan in accordance with its terms. Therefore, if the AIMCO Multifamily Pool Loan was to become troubled, the Special Servicer's remedies may be limited to foreclosing on the mortgaged properties.

    Upon a sale of the underlying mortgaged properties, the borrower would be required to satisfy from the proceeds of such sale the then outstanding principal balance and all other amounts due and owing under the AIMCO Multifamily Pool Loan and all amounts due and owing under the subordinated debt secured by such mortgaged properties. The AIMCO Multifamily Pool Loan has an unpaid principal balance called the AIMCO Multifamily Pool Agreed Valuation Amount and a larger face amount that is payable only in the event of a default under the AIMCO Multifamily Pool Loan. The difference between the unpaid principal balance and the larger face amount at all times will aggregate approximately $42.2 million (the "AIMCO Multifamily Pool Conditional Debt"). The implementation of the AIMCO Multifamily Pool Conditional Debt arrangement may have allowed certain owners of the AIMCO Multifamily Pool Borrower to defer to a later date income taxes that may have otherwise been due if there had been a discharge of the AIMCO Multifamily Pool Conditional Debt.

   If the AIMCO Multifamily Pool Borrower were to pay the AIMCO Multifamily Pool Loan in accordance with its terms, it would not be required to pay the AIMCO Multifamily Pool Conditional Debt. As a result, the cancellation of the AIMCO Multifamily Pool Conditional Debt could create income taxable to certain owners as ordinary income for federal, state and local income tax purposes in the year in which the debt is forgiven. Repayment of the AIMCO Multifamily Pool Agreed Valuation Amount could therefore lead to a significant tax liability. Even if proceeds from the sale of the mortgaged properties would be sufficient to repay the AIMCO Multifamily Pool Loan at the AIMCO Multifamily Pool Agreed Valuation Amount and the other secured indebtedness of the borrower, if the proceeds are insufficient to also pay the tax liability resulting from the disposition or sale of the AIMCO Multifamily Pool Properties, the potential tax liability to the AIMCO Multifamily Pool Borrower or its owners could cause the borrower to attempt to delay such sale, including the possibility of filing for bankruptcy protection. This risk may be increased since the borrower does not meet all the indicia of a special purpose entity. See "Description of the Mortgage Pool--Significant Mortgage Loans--AIMCO Multifamily Pool: The Borrower; The Properties" in this prospectus supplement.

   In the event of a default on the AIMCO Multifamily Pool Loan, the Master Servicer and Special Servicer will be obligated under the Pooling Agreement to apply payments or other receipts on the AIMCO Multifamily Pool Loan to payment in full of such Mortgage Loan before payments are applied to the AIMCO Multifamily Pool Conditional Debt.

GROUND LEASES AND OTHER LEASEHOLD INTERESTS

   21 mortgage loans, representing approximately 21.9% of the Initial Pool Balance, are secured in whole or in part by leasehold interests. Under
Section 365(h) of the Bankruptcy Code, ground lessees may remain in possession of their leased premises upon the bankruptcy of their ground lessor and the rejection of the ground lease by the ground lessor or its bankruptcy trustee. The leasehold mortgages generally provide that the borrower needs the prior approval of the lender in order to elect to treat the ground lease as terminated because of any such bankruptcy of, and rejection by, the ground lessor. In the event of a bankruptcy of a ground lessee/borrower, the Bankruptcy Code permits the ground lessee/borrower to assume (continue) or reject (terminate) any or all of its ground leases. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the Trustee may be unable to force the bankrupt ground lessee/borrower to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the lease or in the mortgage.

ATTORNMENT CONSIDERATIONS

   Some of the tenant leases, including the anchor tenant leases, contain attornment provisions that require the tenant to recognize as landlord under the lease a successor owner of the property following foreclosure. Some of the leases, including the anchor tenant leases, may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain the attornment provisions described above, such leases may terminate upon the transfer of the property in a foreclosure. Accordingly, after foreclosure of a mortgaged property located in such a state, the termination of leases without attornment provisions could cause a further decline in value of the mortgaged property, particularly if the tenants were paying above-market rents. If a mortgage is subordinate to a lease, the lender will not be able to evict a tenant after foreclosure, unless the lender and the tenant agree otherwise. If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will control.

STATE LAW LIMITATIONS ON REMEDIES

   Certain jurisdictions (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage, and some courts have viewed the term "judicial action" broadly. The Pooling Agreement will require the Master Servicer or Special Servicer to obtain legal advice prior to enforcing any rights under the mortgage loans that relate to properties where the rule could be applicable. In addition, the Master Servicer or Special Servicer may be required to foreclose on properties in states where the "one action" rules apply before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.

   Because of these considerations, the ability of the Master Servicer and Special Servicer to foreclose on the mortgage loans may be limited by the application of state laws. Such actions could also subject the Trust Fund to liability as a "mortgagee-in-possession" or result in equitable subordination of the claims of the Trustee to the claims of other creditors of the borrower. The servicers will be required to consider these factors in deciding what alternative to pursue after a default.

TAX CONSIDERATIONS RELATING TO FORECLOSURE

   If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the Special Servicer must retain an independent contractor to operate the property. Any net income from such operation (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate (currently 35%). In such event, the net proceeds available for distribution to certificateholders will be reduced. The Special Servicer may permit the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to holders of certificates is greater than under another method of operating or net leasing the mortgaged property.

   One of the mortgage loans, representing approximately 1.1% of the Initial Pool Balance, is secured by a hospital in Puerto Rico. At any time subsequent to the acquisition of a mortgaged property located in Puerto Rico pursuant to a foreclosure or deed in lieu of foreclosure, the Trust Fund will be subject to 29% Commonwealth of Puerto Rico withholding tax on gross rental income from the mortgaged property if it is not deemed to be engaged in a trade or business within Puerto Rico. The Trust Fund could also be subject to taxation of gain or loss and tax return filing requirements in Puerto Rico upon disposition of such a mortgaged property. Any such taxes would reduce the net proceeds available to be distributed to certificateholders in respect of such a defaulted mortgage loan. You should consult your own tax advisors regarding the specific tax consequences of ownership of a property located in Puerto Rico by the Trust Fund.

ZONING COMPLIANCE AND USE RESTRICTIONS

   Due to changes in zoning requirements after certain of the mortgaged properties were constructed, those mortgaged properties may not comply with current zoning laws, including density, use, parking and set-back requirements. The operation of these properties is considered to be a "permitted non-conforming use." This means that the borrower is not required to alter its structure to comply with the new law; however, the borrower may not be able to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following such loss. If a substantial casualty were to occur, it is expected that insurance proceeds would be available to pay the mortgage loan in full. Such proceeds may not be sufficient to pay the mortgage loan in full. In addition, if the mortgaged property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

    In addition, certain of the mortgaged properties are subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions include, for example, limitations on the character of the improvements thereon, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

EARTHQUAKE INSURANCE, FLOOD AND OTHER INSURANCE

   The mortgaged properties may suffer casualty losses due to risks which were not covered by insurance or for which insurance coverage is inadequate. In addition, approximately 27.9% of the mortgaged properties (by Initial Pool Balance) are located in California, Florida and Texas, states that have historically been at greater risk regarding acts of nature (such as hurricanes, floods and earthquakes) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if construction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

   As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

SPECIAL SERVICER ACTIONS

   The Special Servicer may take actions with respect to the servicing of mortgage loans it services that could adversely affect the holders of some or all of the classes of offered certificates. A representative of the Controlling Class, whose interests may differ from those of the holders of the other classes of certificates, may review and reject the actions of the Special Servicer. See "The Pooling Agreement--Special Servicer." As a result, such representative may cause the Special Servicer to take actions which conflict with the interests of certain classes of certificates.

POSSIBLE CONFLICT OF INTEREST OF SPECIAL SERVICER

   The Special Servicer or its affiliates may purchase some of the certificates. This could cause a conflict between the Special Servicer's duties as Special Servicer and its interest as an investor. However, the Special Servicer must administer the mortgage loans (other than the Americold Pool Loan) in accordance with the servicing standard included in the Pooling Agreement, without regard to ownership of any certificate by the Special Servicer or any of its affiliates.

LIMITATIONS WITH RESPECT TO REPRESENTATIONS AND WARRANTIES

   Certain persons will make certain limited representations and warranties regarding the mortgage loans for which it is acting as a responsible party in the Pooling Agreement. See "Description of the Mortgage Pool--Representations and Warranties" in this prospectus supplement and Annex B to this prospectus supplement for a summary of such representations and warranties. A material breach of such representations and warranties could obligate such person to repurchase the mortgage loan, in which case, the proceeds of such repurchase would be passed through to certificateholders in the same manner as a principal prepayment.

   If a responsible party is required to but does not cure or remedy a breach of a representation or warranty, payments on the offered certificates may be substantially less than such payments would be if such person had cured or remedied the breach.

   The obligation of a responsible party to cure a breach or repurchase a mortgage loan will constitute the only remedy available to holders of certificates for a breach of a representation or warranty. No other party will be obligated to cure or repurchase a mortgage loan in the event of a breach if the related reponsible party does not fulfill its obligations.

SERVICING OF THE AMERICOLD POOL LOAN

   The Americold Pool Loan is secured by 29 cold storage warehouses. Each of these properties also serves as security for another loan made by GSMC to the related borrower on April 22, 1998 (the "Other Americold Pool Loan"). The Other Americold Pool Loan is included in the trust fund created in connection with the issuance of GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates, Series 1998-GL II ("Series 1998-GL II").

   In connection with the origination of the Americold Pool Loan, the trustee (the "Other Trustee") of Series 1998-GL II and GSMC entered into a co-lender agreement (the "Co-Lender Agreement"). The Other Trustee is the mortgagee of record of each property. Under the terms of the Co-Lender Agreement, the servicer of Series 1998-GL II (which is currently also the Master Servicer for the Series 1998-C1 Certificates) will service both the Americold Pool Loan and the Other Americold Pool Loan and the special servicer of Series 1998-GL II (which is currently also the Special Servicer for the Series 1998-C1 Certificates) will, to the extent necessary, specially service both the Americold Pool Loan and the Other Americold Pool Loan, in each case under the terms of the Co-Lender Agreement and the pooling and servicing agreement related to Series 1998-GL II.

   As a result of the foregoing, actions relating to the servicing of the Americold Pool Loan will be taken pursuant to the Series 1998-GL II pooling and servicing agreement. In the event the identity of the master servicer and/or the special servicer for Series 1998-GL II becomes different from the identity of the Master Servicer and the Special Servicer for the Series 1998-C1 Certificates, the Master Servicer will thereafter not directly service the Americold Pool Loan (except that the Master Servicer will be required to advance delinquent payments and a pro rata portion of property protection expenses), and neither the Special Servicer nor the Controlling Class will have the ability to direct any foreclosure or workout of the Americold Pool Loan.

RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

   Your certificates will not be listed on any national securities exchange or on any automated quotation system of any registered securities association such as NASDAQ and there is currently no secondary market for your certificates. While Goldman, Sachs & Co. currently intends to make a secondary market in the offered certificates, it is not obligated to do so. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing level of interest rates.

BOOK-ENTRY REGISTRATION

   Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a "certificateholder", or holder of record of your certificates.

RISKS ASSOCIATED WITH YEAR 2000 COMPLIANCE

   We are aware of the issues associated with the programming code in existing computer systems as the year 2000 approaches. The "year 2000 problem" is pervasive and complex; virtually every computer operation will be affected in some way by the rollover of the two digit year value to 00. The issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail.

   We have been advised by each of the Master Servicer, the Special Servicer and the Trustee that they are committed either to (i) implement modifications to their respective existing systems to the extent required to cause them to be year 2000 ready or (ii) acquire computer systems that are year 2000 compliant in each case prior to January 1, 2000. However, we have not made any independent investigation of the computer systems of the Master Servicer, the Special Servicer or the Trustee. In the event that computer problems arise out of a failure of such efforts to be completed on time, or in the event that the computer systems of the Master Servicer, the Special Servicer or the Trustee are not fully year 2000 ready, the resulting disruptions in the collection or distribution of receipts on the mortgage loans could materially and adversely affect your investment.

OTHER RISKS

   See "Risk Factors" in the accompanying prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

   The Trust Fund will consist of a pool of fixed rate mortgage loans (the "Mortgage Loans") with an aggregate principal balance as of the Cut-Off Date, after deducting payments of principal due on such date, of approximately $1,861,517,825 (the "Initial Pool Balance"). Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") creating a first lien on a fee simple or leasehold interest in a retail, hotel, office, multifamily, industrial, health care-related or self-storage property or a mobile home community (each, a "Mortgaged Property"). All of the Mortgage Loans are nonrecourse loans. Therefore, in the event of a borrower default, recourse may be had only against the specific property and such limited other assets as have been pledged to secure a Mortgage Loan, and not against the borrower's other assets. Except as otherwise indicated all percentages of the Mortgage Loans described herein are approximate percentages by aggregate principal balance as of the Cut-Off Date.

   Of the Mortgage Loans to be included in the Trust Fund:

   o 150 Mortgage Loans, representing approximately 31.7% of the Initial Pool Balance, were originated by AMRESCO Capital, L.P. ("ACLP") or a predecessor entity (the "ACLP Loans"),

   o 96 Mortgage Loans, representing approximately 25.5% of the Initial Pool Balance, were originated by Archon Financial, L.P. (the "Archon Loans"),

   o 70 Mortgage Loans, representing approximately 16.1% of the Initial Pool Balance, were originated by Central Park Capital, L.P. (the "CPC Loans"),

   o 4 Mortgage Loans, representing approximately 20.8% of the Initial Pool Balance, were originated by Goldman Sachs Mortgage Company (the "GSMC Loans"),

   o 1 Mortgage Loan, representing approximately 5.9% of the Initial Pool Balance, was originated by by MF-VMS, LLC (the "AIMCO Multifamily Pool Loan"), and

   o 1 Mortgage Loan, representing approximately 0.1% of the Initial Pool Balance, was originated by Falcon Financial, LLC (the "Falcon Loan").

   The originators of the Mortgage Loans are referred to herein as the "Originators". The CPC Loans and Archon Loans were originated for sale to GSMC. All the ACLP Loans were originated for sale to AMRESCO Capital Limited, Inc. ("ACLI") or AMRESCO Capital Mortgage Funding, L.P. ("ACMFLP") (such ACLP Loans acquired by ACLI and ACMFLP being respectively referred to as the "ACLI Loans" and the "ACMFLP Loans"), and were underwritten generally in conformity with the guidelines of ACLP. GSMC has acquired the ACLP Loans, the CPC Loans, the AIMCO Multifamily Pool Loan and the Archon Loans. The Seller will acquire the Mortgage Loans from GSMC (or an affiliate thereof) and Falcon Financial, LLC (collectively, the "Loan Sellers") on or before the Closing Date. The Seller will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the Pooling Agreement.

ADDITIONAL MORTGAGE LOAN INFORMATION

                    GENERAL MORTGAGE LOAN CHARACTERISTICS
               (AS OF CUT-OFF DATE, UNLESS OTHERWISE INDICATED)

                                                    GROUP 1          GROUP 2            ALL
                                                 MORTGAGE LOANS  MORTGAGE LOANS   MORTGAGE LOANS
                                                --------------- ---------------  ----------------
Initial Pool Balance(1) .......................   $1,211,297,197    $650,220,628    $1,861,517,825
Number of Mortgage Loans ......................              186             137            322(7)
Number of Mortgaged Properties ................              259             162               421
Average Mortgage Loan Balance .................        6,512,351       4,746,136         5,781,111
Weighted Average Mortgage Rate ................           7.338%           7.433            7.371%
Range of Mortgage Rates .......................  6.160 to 9.500% 6.370 to 8.500%  6.160% to 9.500%
Weighted Average Remaining Term to
 Maturity (months)(2) .........................              132             115               126
Range of Remaining Terms to Maturity
 (months)(2) ..................................        69 to 251       81 to 120         69 to 251
Weighted Average Original Amortization Term
 (months)(3) ..................................              313             338               326
Range of Original Amortization Terms (months) .       144 to 360      180 to 360        144 to 360
Weighted Average DSCR(4) ......................             1.59            1.42              1.53
Range of DSCRs(4) .............................     1.00 to 2.85    1.13 to 2.14      1.00 to 2.85
Weighted Average LTV(5) .......................             66.7            72.7              68.8
Range of LTVs(5) ..............................     40.4 to 97.1    49.4 to 89.7      40.4 to 97.1
Weighted Average LTV at Maturity(6)............             45.7            62.6              56.3
Percentage of Initial Pool Balance made up of:
 Fully Amortizing Loans .......................            12.6%            0.0%              8.2%
 Balloon Mortgage Loans .......................            48.2%           94.5%             64.4%
 ARD Loans.....................................            39.1%            5.5%             27.4%
 Defeasance Loans..............................            74.7%           58.7%             69.2%

------------
(1)    Subject to a permitted variance of plus or minus 5%.
(2) In the case of the ARD Loans, this calculation assumes that the Mortgage Loans pay off on their Anticipated Repayment Dates.
(3) "Weighted Average Original Amortization Term" reflects the fact that certain Mortgage Loans provide for Monthly Payments based on amortization schedules longer than the remaining stated terms of such Mortgage Loans.
(4) "DSCR" for any Mortgage Loan is equal to the Net Cash Flow from the related Mortgaged Property divided by the Annual Debt Service for such Mortgaged Property.
(5) "LTV" or "Loan-to-Value Ratio" means, with respect to any Mortgage Loan, the principal balance of such Mortgage Loan as of the Cut-Off Date divided by the appraised value of the Mortgaged Property or Properties securing such Mortgage Loan as of the date of the original appraisal.
(6) "LTV at Maturity" for any Mortgage Loan is calculated in the same manner as LTV as of the Cut-Off Date, except that the Cut-Off Date Balance used to calculate the LTV as of the Cut-Off Date has been adjusted to give effect to the amortization of the applicable Mortgage Loan as of its Maturity Date, or the Anticipated Repayment Date with respect to ARD Loans. Such calculation thus assumes that the appraised value of the Mortgaged Property or Properties securing a Mortgage Loan on the Maturity Date, or the Anticipated Repayment Date, with respect to ARD Loans, is the same as the appraised value as of the date of the original appraisal. There can be no assurance that the value of any particular Mortgaged Property will not have declined from the original appraised value.
(7) Because individual component loans of the AIMCO Multifamily Pool Loan have been allocated to both Group 1 Mortgage Loans and Group 2 Mortgage Loans, for purposes of this Prospectus Supplement the aggregate number of Mortgage Loans in the Mortgage Pool does not reflect the aggregate of Group 1 and Group 2 Mortgage Loans.

   Where a Mortgage Loan is secured by multiple properties, statistical information in this Prospectus Supplement relating to geographical locations and property types of the Mortgaged Properties is based on the principal balance allocated to such property. Such allocation, where not stated in the Mortgage Loan documents, is generally based on the relative appraised values of such properties.

REPRESENTATIONS AND WARRANTIES

   Pursuant to the Pooling Agreement, the Loan Sellers will make certain representations and warranties concerning the Mortgage Loans sold by them to the Seller (other than the ACLI Loans and the

ACMFLP Loans). In addition, ACLI will make such representations and warranties with respect to the ACLI Loans and ACMFLP will make such representations and warranties with respect to the ACMFLP Loans. Furthermore, GSMC will make a representation and warranty regarding its ownership of the ACLI Loans and ACMFLP Loans immediately prior to the Closing Date (assuming that the corresponding representations and warranties made by ACLI and ACMFLP immediately prior to their sale of the ACLI Loans and the ACMFLP Loans, as the case may be, to GSMC are true and correct). Each of ACLI, ACMFLP, GSMC and Falcon are referred to herein as a "Responsible Party". Each Responsible Party will be obligated to cure any breach of such representations and warranties or to repurchase any Mortgage Loan as to which exists a breach of any such representation or warranty or a document defect that in either case materially and adversely affects the value of the Mortgage Loan or the interests of the Certificateholders in such Mortgage Loan. Each Responsible Party will be required to repurchase any Mortgage Loan or cure any such breach in all material respects within 90 days of receiving notice thereof, subject to extension for an additional 90 days if the Responsible Party is diligently pursuing a cure. The sole remedy available to the Trustee or the Certificateholders is the obligation of the Responsible Party to cure or repurchase any Mortgage Loan in connection with which there has been a breach of any such representation or warranty which materially and adversely affects the value of the Mortgage Loan or the interest of the Certificateholders in such Mortgage Loan. The Responsible Parties will make the representations and warranties set forth in Annex B in this prospectus supplement.

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

   313 of the Mortgage Loans, representing approximately 75.5% of the Initial Pool Balance, have Due Dates that occur on the first day of each month. 2 Mortgage Loans, representing approximately 1.0% of the Initial Pool Balance, have Due Dates that occur on the 10th day of each month. 6 Mortgage Loans, representing approximately 23.5% of the Initial Pool Balance, have Due Dates that occur on the 11th day of each month. All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates. 3 of the Mortgage Loans, representing approximately 3.8% of the Initial Pool Balance, provide for monthly payments of interest only over a fixed period of time after origination. Approximately 91.8% of the Mortgage Loans (by Initial Pool Balance) provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such Mortgage Loans. 2 of the Mortgage Loans, representing approximately 1.2% of the Initial Pool Balance, provide for monthly payments of interest only over its term and the payment of the entire principal amount at maturity. Thus, such Mortgage Loans will have Balloon Payments due at their stated maturity dates, unless prepaid prior thereto. For purposes of determining principal distributions on the Class A-1, Class A-2 and Class A-3 Certificates, the Mortgage Pool consists of two groups (each, a "Loan Group", and "Group 1" and "Group 2" respectively). Each Loan Group consists of those Mortgage Loans designated as such on Annex A hereto.

   "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The Mortgage Loans generally contain "due-on-sale" and "due-on-encumbrance" clauses, which in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the mortgagee. The Master Servicer (or, with respect to Specially Serviced Mortgage Loans, the Special Servicer), or, with respect to the Americold Pool Loan, the Series 1998-GLII Master Servicer (or, if the Americold Pool Loan becomes specially serviced, the Series 1998-GLII Special Servicer) will determine, in a manner consistent with the Servicing Standard, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property. Certain of the Mortgage Loans provide that the mortgagee may condition an assumption of the loan on the receipt of the assumption fee. Certain of the Mortgages provide that such consent may not be unreasonably withheld, so long as (i) no event of default has occurred, (ii) the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property, (iii) the Rating Agencies have confirmed in writing that such transfer will not result in a qualification, downgrade or withdrawal of the then current rating of the Certificates, (iv) the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage
Loan together with legal opinions and title insurance endorsements and (v) the assumption fee has been received (which assumption fee will be paid to the Master Servicer or the Special Servicer, as described herein and as provided in the Pooling and Servicing Agreement, and will not be paid to the Certificateholders). See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in the Prospectus. The Seller makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

   For a description of the exceptions to the general prohibition against transfer, sale, assignment, conveyance or other disposal of legal or equitable title to or any interest in the Mortgaged Properties securing the four largest Mortgage Loans, see "Significant Mortgage Loans--Americold Pool:
The Borrower; The Properties--Transfer of Property and Interest in the Americold Pool Borrower; Encumbrances, AIMCO Multifamily Pool; The Borrower; The Properties--Transfer of Property and Interest in the AIMCO Multifamily Pool Borrower; Encumbrances, Entertainment Properties Trust Pool: The Borrower; The Properties--Transfer of Property and Interest in the EPT Pool Borrower; Encumbrances, Skyline City Pool: The Borrowers; The Properties--Transfer of Property and Interest in the Skyline City Pool Borrower; Encumbrances" in this Prospectus Supplement.

   ARD Loans. 19 of the Mortgage Loans (the "ARD Loans"), representing approximately 27.4% of the Initial Pool Balance (including the Americold Pool Loan, the Skyline City Pool Loan, and the EPT Pool Loan), contain a hyper-amortization feature, which means that if after an Anticipated Repayment Date the related borrower has not prepaid the ARD Loan in full, any principal outstanding on such date will accrue at an increased rate (the "Revised Rate") rather than the stated Mortgage Rate (the "Initial Rate"). Generally, each Anticipated Repayment Date is not more than 120 months after the first Due Date for the related ARD Loan. 15 of the Group 1 Mortgage Loans and 4 of the Group 2 Mortgage Loans, representing 39.1% and 5.5%, respectively, of the aggregate principal balance of the Group 1 Mortgage Loans and the Group 2 Mortgage Loans, respectively, as of the Cut-Off Date, are ARD Loans. The Revised Rate for any ARD Loan will generally be equal to the sum of (x) the Initial Rate, plus (y) 2% per annum, or in the case of 19 Mortgage Loans, representing approximately 27.4% of the Initial Pool Balance, including the Skyline City Pool Loan and the EPT Pool Loan, the Revised Rate will be equal to the greater of (x) the sum of (i) the Initial Rate, plus
(ii) 2% per annum and (y) 2% above the yield (the "Treasury Rate"), calculated by linear interpolation of the yields, of U.S. Treasury obligations with terms (one longer and one shorter) most nearly approximating that of noncallable U.S. Treasury obligations having maturities as close as possible to Maturity Date for the applicable Mortgage Loan.

   Following the Anticipated Repayment Date, each ARD Loan generally requires that all cash flow available from the related Mortgaged Property after payment of the constant monthly payment required under the terms of the related loan documents and all escrows, reserves and expenses required under the related loan documents will be used to accelerate amortization of principal on such ARD Loan (such available cashflow, "Excess Cashflow"). With respect to each ARD Loan interest will generally continue to accrue at the Initial Rate and be payable on a current basis after the Anticipated Repayment Date, and the payment of interest at the excess of the Revised Rate over the Initial Rate for such ARD Loan ("Excess Interest") will be deferred and will be paid, together with any interest thereon, only after the outstanding principal balance of the ARD Loan has been paid in full. The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loan will be prepaid by the borrower on the applicable Anticipated Repayment Date.

   Defeasance; Collateral Substitution. The terms of 198 of the Mortgage Loans (including the Americold Pool Loan, the EPT Pool Loan and the Skyline City Pool Loan), representing approximately 69.2% of the Initial Pool Balance (the "Defeasance Loans"), permit the applicable borrower at any time after a specified period (the "Defeasance Lock-out Period"), which is generally the earlier of approximately three years from the date of origination and two years from the Closing Date (and with respect to 165 Mortgage Loans, representing approximately 38.4% of the Initial Pool Balance, from three years after the date of origination), provided no event of default exists, to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance Option"). 74.7% of the Group 1 Mortgage Loans by aggregate principal balance as of the Cut-Off Date, are Defeasance Loans.

    The Defeasance Lock-out Period of 11 Group 1 Defeasance Loans, representing approximately 20.6% of the aggregate principal balance of the Group 1 Mortgage Loans as of the Cut-Off Date, ends the earlier of approximately three years from the date of origination and two years from the Closing Date. The Defeasance Lock-out Period of the remaining Group 1 Defeasance Loans ends three years after the date of origination. 82 Group 2 Mortgage Loans, representing approximately 58.7% of the aggregate principal balance of the Group 2 Mortgage Loans as of the Cut-Off Date, are Defeasance Loans. The Defeasance Lock-out Period of 16 Group 2 Defeasance Loans, representing approximately 9.6% of the aggregate principal balance of the Group 2 Mortgage Loans as of the Cut-Off Date, ends the earlier of approximately three years from the date of origination and two years from the Closing Date. The Defeasance Lock-out Period of the remaining Group 2 Defeasance Loans ends three years after the date of origination.

   The Defeasance Option is also generally conditioned on, among other things, (a) the borrower giving the mortgagee at least 30 days prior written notice of the date of such defeasance and (b) the borrower (I) paying on any Due Date (the "Release Date") (i) all interest accrued and unpaid on the principal balance of the Note to the Release Date, (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all other loan documents executed in connection therewith, (iii) an amount (the "Defeasance Deposit") that will be sufficient to (x) purchase direct non-callable obligations of the United States of America providing payments (1) on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date or in the case of an ARD Loan, the related Anticipated Repayment Date, and (2) in amounts equal to the scheduled payments due (or assumed balloon payment on ARD Loans) on such dates under the Mortgage Loan or the defeased amount thereof in the case of a partial defeasance, and (y) pay any costs and expenses incurred in connection with the purchase of such U.S. government obligations and (II) delivering a security agreement granting the Trust Fund a first priority lien on the Defeasance Deposit and the U.S. government obligations purchased with the Defeasance Deposit and an opinion of counsel to such effect.

   The Defeasance Loans secured by more than one Mortgaged Property generally require that prior to the release of a related Mortgaged Property, a specified percentage (generally 125%, with a minimum of 100% and a maximum of 182%) of the Allocated Loan Amount for such Mortgaged Property be defeased, provided that in no event will the specified percentage be greater than the outstanding principal balance of the Mortgage Loan.

   Pursuant to the terms of the Pooling Agreement, the Master Servicer will be responsible for purchasing the U.S. government obligations on behalf of the borrower (except with respect to the Americold Pool Borrower, as to which the Series 1998-GLII Master Servicer will be so obligated) at the borrower's expense. Any amount in excess of the amount necessary to purchase such U.S. government obligations will be returned to the borrower. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Mortgage Loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan.

   In general, a successor borrower established or designated by the Master Servicer (or, in the case of the Americold Pool Loan, the Series 1998-GLII Master Servicer) will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a Mortgage Loan and the borrower will be relieved of all of the defeased obligations thereunder. If a Mortgage Loan is partially defeased, the related Note will be split and only the defeased portion of the borrower's obligations will be transferred to the successor borrower.

   The Seller makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan. See "Risk Factors--Special Prepayment Considerations" and "--Special Yield Considerations."

ESCROWS

   298 of the Mortgage Loans, representing approximately 86.8% of the Initial Pool Balance, provide for monthly escrows to cover property taxes on the Mortgaged Properties.

    278 of the Mortgage Loans, representing approximately 81.5% of the Initial Pool Balance, provide for monthly escrows to cover insurance premiums on the Mortgaged Properties.

   270 of the Mortgage Loans, representing approximately 83.5% of the Initial Pool Balance, provide for monthly escrows to cover ongoing replacements and capital repairs.

   121 of the Mortgage Loans, representing approximately 60.3% of the Initial Pool Balance, that are secured by office, retail and industrial properties, and 34.6% of all Mortgage Loans, by Initial Pool Balance, provide for up-front or monthly escrows for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions. Such escrows are typically considered for office, retail and industrial properties only.

   See Annex A to this Prospectus Supplement for additional information on the monthly escrows on the Mortgage Loans.

UNDERWRITING GUIDELINES

   The Originators have implemented guidelines establishing certain procedures with respect to underwriting the Mortgage Loans originated by the Originators, as described more fully below. The Mortgage Loans originated by the Originators were generally originated in accordance with such guidelines. In some instances, one or more provisions of the guidelines were waived or modified where it was determined not to adversely affect the Mortgage Loans in any material respect.

   Property Analysis. The Originators perform site inspections to evaluate the location and quality of each Mortgaged Property. Such inspections generally include an evaluation of functionality, design, attractiveness, visibility, and accessibility, as well as convenience to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. The Originators also assess the submarket in which the property is located, which includes evaluating competitive or comparable properties as well as market trends. In addition, the Originators evaluate the property's age, physical condition, operating history, leases and tenant mix, and management.

   Cash Flow Analysis. The Originators review operating statements provided by the borrower and make adjustments in order to determine the Debt Service Coverage Ratio. See "Description of the Mortgage Pool--Certain
Characteristics of the Mortgage Loans" above.

   Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the Originators obtain a current full narrative appraisal conforming to the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended ("FIRREA"). The appraisal must be based on the highest and best use of the Mortgaged Property and must include an estimate of the current market value of the property in its current condition. The Originators determine the loan-to-value ratio of the Mortgage Loan at the date of origination based on the value set forth in the appraisal.

   Evaluation of Borrower. The Originators evaluate the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation generally includes obtaining and reviewing a credit report or other reliable indication of the borrower's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. In addition, in general, each borrower for loans above a minimum loan amount is required to be organized as a single-purpose, bankruptcy-remote entity, and the Originators review the organizational documents of the borrower to verify compliance with such requirement. Finally, although the Mortgage Loans generally are non-recourse in nature, in the case of certain Mortgage Loans, the borrower and certain principals thereof may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds, breach of environmental or hazardous waste requirements and unauthorized transfer of title to the property. The Originators evaluate the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

   Environmental Site Assessment. The Originators obtain a current or updated ESA for each Mortgaged Property prepared by a qualified environmental firm approved by the Originators. The

Originators or their designated agents review the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the ESA identifies such violations, the Originator requires the borrower to carry out satisfactory remediation activities prior to the origination of the Mortgage Loan, or to establish an operations and maintenance plans and to place sufficient funds in escrow at the time of origination of the Mortgage Loan to complete such remediation within twelve months (except with respect to de minimis amounts).

   Physical Assessment Report. The Originators obtain a current physical assessment report ("PAR") for each Mortgaged Property prepared by a qualified structural engineering firm approved by the Originators. The Originators review the PAR to verify that the Mortgaged Property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the Mortgage Loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the Originators require the borrower to carry out such repairs or replacements prior to the origination of the Mortgage Loan, or to place sufficient funds in escrow at the time of origination of the Mortgage Loan to complete such repairs or replacements within not more than twelve months.

   Title Insurance Policy. The borrower is required to provide, and the Originators or its counsel review, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located, (b) the policy must be in an amount equal to the original principal balance of the Mortgage Loan, (c) the protection and benefits must run to the mortgagee and its successors and assigns, (d) the policy should be written on the most current standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

   Property Insurance. The borrower is required to provide, and the Originators review, certificates of required insurance with respect to the Mortgaged Property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage;
(2) an "All Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the Originators may require based on the specific characteristics of the Mortgaged Property.

   Escrow Requirements. The Originators require substantially all borrowers to fund various escrows for taxes and insurance, replacement reserves, environmental remediation and capital expenditures in excess of available cash flow.

   Underwriting of the Mortgage Loans. In underwriting each Mortgage Loan in connection with the origination or acquisition thereof, income information provided by the borrower was examined by the Responsible Party. In addition, the operating history of the Mortgaged Property, industry data regarding the local real estate market and the appraiser's analysis were reviewed and, if conditions warranted, net operating income with respect to the related Mortgaged Property was adjusted for purposes of determining whether the Mortgaged Property satisfied the debt service coverage ratio required by the Responsible Party's underwriting guidelines. In accordance with the underwriting guidelines, net operating income of any Mortgaged Property may have been adjusted by, among other things, adjustments in "Net Cash Flow". In connection with the underwriting, net operating income was based upon information provided by the borrower and neither the Responsible Party nor the Seller makes any representation as to the accuracy of such information; provided, however, that, with respect to certain of the Mortgage Loans, the related Responsible Party or the borrower engaged independent accountants to review or perform certain procedures to verify such information.

ADDITIONAL INFORMATION

   A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the offered Certificates and will be filed, together with the Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates.

SIGNIFICANT MORTGAGE LOANS

AMERICOLD POOL: THE BORROWER; THE PROPERTIES

   THE LOAN. "The Americold Pool Loan" had a principal balance as of the Cut-Off Date of approximately $147,597,677 and is evidenced by a note (the "Americold Pool Note B") issued by Americold Real Estate, L.P. (the "Americold Pool Borrower"). The Americold Pool Note B is cross-collateralized and cross-defaulted with a pari passu note (the "Americold Pool Note A") issued by the Americold Pool Borrower with a principal balance as of the Cut-Off Date of $147,597,677 (the aggregate indebtedness represented by such notes being referred to herein as the "Total Americold Pool Loan"). The Total Americold Pool Loan had a principal balance as of the Cut-Off Date of approximately $295,195,354. The Americold Pool Loan was originated by GSMC on April 22, 1998. The portion of the Total Americold Pool Loan evidenced by the Americold Pool Note A is not included in the Mortgage Pool. The Americold Pool Loan is a non-recourse loan, secured by first priority mortgage and/or deed of trust liens encumbering the borrower's fee and leasehold interests in 29 cold storage warehouses located throughout the United States (the "Americold Pool Properties") and certain related collateral (including assignments of leases and rents and the funds in certain accounts). The Americold Pool Borrower owns fee title to 26 and leasehold title to 3 of the Americold Pool Properties. The mortgages encumbering the Americold Pool Properties are cross-collateralized and cross-defaulted. Each title insurance policy issued upon the origination of the Americold Pool Loan insures that each of the mortgages securing the Americold Pool Loan constitutes a valid and enforceable first lien on the Americold Pool Properties encumbered by it, subject to certain exceptions and exclusions from coverage set forth in the policies.

   The Americold Pool Note A, among other mortgage loans, is included in a trust fund created in connection with the issuance of the Seller's Commercial Mortgage Pass-Through Certificates, Series 1998-GL II.

   THE BORROWER. The Americold Pool Borrower is a special purpose Delaware limited partnership, formed solely for the purpose of acquiring, owning, and operating the Americold Pool Properties. Americold Corporation ("Americold"), an affiliate of the Americold Pool Borrower, will operate and manage the Americold Pool Properties pursuant to the Americold Master Lease as described in "--Property Management; Master Lease" below. A joint venture between Vornado Realty Trust and Crescent Real Estate Equities Company (the "Joint Venture") acquired Americold and URS Logistics, Inc. ("URS") from Kelso Partners, L.P. on October 31, 1997. Since the acquisition, Americold and URS have been combined operationally as Americold Logistics with one management team under the umbrella of the Joint Venture. Individuals who are also directors and officers of Vornado Realty Trust and Crescent Real Estate Equities, Inc., control entities which indirectly own the Americold Pool Borrower. The economic interests in such entities are mostly held by Vornado Realty Trust and Crescent Real Estate Equities, Inc., respectively. Vornado Realty Trust and Crescent Real Estate Equities, Inc. are both publicly traded real estate investment trusts whose beneficial interests are listed on the New York Stock Exchange.

   THE PROPERTIES. The Americold Pool Properties are comprised of the Americold Pool Borrower's fee simple and leasehold interest in 29 cold storage warehouses. The Americold Pool Properties are located throughout the United States with a particular focus in the West, Pacific Northwest, and Northeast regions, and contain a total of approximately 155 million cubic feet of refrigerated space. The Americold Pool Properties are comprised of five National Distribution, six Regional Distribution, ten Regional Production, and eight Captive Production facilities. Americold's top ten customers by revenue (in alphabetical order) for 1997 were Con Agra, Dean Foods, Grandonet, HJ Heinz, JR Simplot, McCain, Nestle USA, New West Foods, Norpac Foods, and Unilever.

   Appraisals, dated as of March 1, 1998 determined an aggregate value for the Americold Pool Properties of approximately $520,600,000, resulting in a Cut-Off Date LTV Ratio of approximately 56.7%. The appraisals were prepared in accordance with the Uniform Standards of Professional Appraisal Practice. See "Risk Factors--Limitations of Appraisals" herein. Structural and seismic risk assessments of certain of the Americold Pool Properties were performed in March 1998 by a third party structural engineering firm. Those properties included Jesse Street, Turlock 2, and Watsonville. The seismic reports determined seismic zones and concluded aggregate probable maximum loss ("PML"). The PML is commonly defined as the potential loss with a 90% confidence level given the occurrence of an earthquake within 475 years. For each of the three facilities as follows: Jesse Street, $1,460,000 to $1,825,000, Turlock 2, $425,000 to $1,105,000, and Watsonville, $1,400,000 to
$3,500,000. The Americold Pool Borrower has obtained blanket earthquake insurance coverage in the full amount of such PMLs. The Property Condition Reports completed prior to origination of the Americold Pool Loan indicated that the Americold Pool Properties were generally in good physical condition but noted certain items of deferred maintenance for which approximately $543,006 in reserves was funded by the Americold Pool Borrower at the closing of the Americold Pool Loan. Phase I environmental site assessments dated January/March 1998, and Phase II environmental site assessments dated March 1998, were completed by a third party environmental consulting firm. The reports recommended additional investigation, removal, and the possible remediation of certain conditions. The Americold Pool Borrower funded $1,405,171 at the closing of the Americold Pool Loan for additional investigation and potential remediation requirements. The reports did not reveal any environmental liability, beyond which funds have been reserved, that the Seller believes would have a material adverse impact on the Americold Pool Borrower's business, assets or results of operations taken as a whole. Nevertheless, there can be no assurance that all environmental conditions and risks were identified in such reports. See "Risk Factors--Environmental Risks" herein.

   At three of the Americold Pool Properties (Watsonville, California; Burley, Idaho; and Ash Street Denver, Colorado), all or a portion of the underlying land is leased to the Americold Pool Borrower pursuant to a ground lease. Americold assigned its interest in each such lease to the Americold Pool Borrower in connection with the closing of the Americold Pool Loan.

                      AMERICOLD POOL PROPERTIES SUMMARY

                                                        YEAR BUILT/   SQUARE
    PROPERTY         LOCATION         PROPERTY TYPE      RENOVATED    FOOTAGE
---------------  --------------- ---------------------  -----------  ---------
Ash Street ..... Denver, CO      Regional Distribution  1976/1980      114,222
Bettendorf ..... Bettendorf, IA  Regional Distribution  1973/1977      336,000
Boston ......... Boston, MA      Regional Distribution       1969      218,316
Burley ......... Burley, ID      Captive Production     1959/1996      407,217
Burlington ..... Burlington, WA  Captive Production     1965/1968      194,000
Clearfield ..... Clearfield, UT  National Distribution  1973/1978      358,400
Connell ........ Connell, WA     Captive Production     1969/1971      232,500
E. Main Street.. Gloucester, MA  Regional Production    1962/1973      106,219
Fogelsville  ... Fogelsville, PA National Distribution  1976/1997      717,077
Ft. Dodge ...... Ft. Dodge, IA   Regional Distribution  1979/1980      155,811
Hermiston ...... Hermiston, OR   Captive Production          1975      168,000
Jesse St. ...... Los Angeles, CA National Distribution  1954/1980      143,600
Lois Avenue  ... Tampa, FL       Regional Distribution       1953       42,143
Milwaukie ...... Milwaukie, OR   Regional Distribution  1958/1988      196,626
Moses Lake ..... Moses Lake, WA  Captive Production     1967/1979      302,400
Nampa .......... Nampa, ID       Regional Production    1946/1974      364,000
Plant City ..... Plant City, FL  Regional Production         1956      806,400
Plover ......... Plover, WI      Captive Production     1978/1981      384,400
Rail Road Ave. . Gloucester, MA  Regional Production         1964       13,951
Rochelle ....... Rochelle, IL    National Distribution       1995      251,172
Rodgers St.  ... Gloucester, MA  Regional Production         1967      124,242
Rowe Square  ... Gloucester, MA  Regional Production    1955/1986      157,966
Salem .......... Salem, OR       Regional Production    1963/1981      498,400
Southgate ...... Atlanta, GA     National Distribution       1996      135,116
Turlock 2 ...... Turlock, CA     Regional Production         1985      108,400
Walla Walla  ... Walla Walla, WA Regional Production    1960/1968      140,000
Wallula ........ Wallula, WA     Captive Production          1981       40,000
Watsonville  ... Watsonville, CA Captive Production          1985      185,980
Woodburn ....... Woodburn, OR    Regional Production    1952/1979      277,440
                                                                     ---------
Total/Weighted
 Average .......                                                     7,183,998
                                                                     =========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                    CUBIC                     CUT-OFF DATE
                    SQUARE     UNDERWRITTEN  ALLOCATED LOAN   APPRAISED    CUT-OFF
    PROPERTY       FOOTAGE    NET CASH FLOW*     AMOUNT         VALUE*    DATE LTV*  DSCR*
---------------  ----------- --------------  -------------- ------------  --------- -----
Ash Street .....   2,750,000   $   462,849    $  1,757,790   $  6,200,000    57.0%   1.54x
Bettendorf .....   8,848,000     1,088,267       4,082,610     14,400,000    57.0    1.56
Boston .........   3,067,994       606,267       2,098,008      7,400,000    57.0    1.69
Burley .........  10,722,101     4,653,746       9,951,361     35,100,000    57.0    2.74
Burlington .....   4,656,000     1,783,553       4,479,530     15,800,000    57.0    2.34
Clearfield .....   8,601,600     3,016,924       7,881,705     27,800,000    57.0    2.24
Connell ........   5,644,800     2,368,940       6,492,483     22,900,000    57.0    2.14
E. Main Street     1,862,768       714,605       2,353,171      8,300,000    57.0    1.78
Fogelsville  ...  21,623,549     2,139,954      16,330,438     57,600,000    57.0    0.77
Ft. Dodge ......   3,067,999       346,861       1,346,694      4,750,000    57.0    1.51
Hermiston ......   4,032,000     2,739,870       6,662,592     23,500,000    57.0    2.41
Jesse St. ......   2,682,400       685,951       2,069,656      7,300,000    57.0    1.94
Lois Avenue  ...     344,080        67,936         127,582        450,000    57.0    3.12
Milwaukie ......   4,688,624     2,131,188       5,358,425     18,900,000    57.0    2.33
Moses Lake .....   7,257,600     3,561,526       9,696,198     34,200,000    57.0    2.15
Nampa ..........   7,981,000       680,270       5,783,697     20,400,000    57.0    0.69
Plant City .....     806,400       186,202         680,435      2,400,000    57.0    1.60
Plover .........   9,363,200     5,024,753      13,551,996     47,800,000    57.0    2.17
Rail Road Ave. .     270,480       164,781         652,083      2,300,000    57.0    1.48
Rochelle .......   6,020,352     2,872,681       6,974,458     24,600,000    57.0    2.42
Rodgers St.  ...   2,823,256     1,064,918       3,458,878     12,200,000    57.0    1.81
Rowe Square  ...   2,387,465     1,321,472       4,054,258     14,300,000    57.0    1.91
Salem ..........  12,487,600     3,364,696       9,242,575     32,600,000    57.0    2.14
Southgate ......   3,726,418       352,282       3,033,606     10,700,000    57.0    0.68
Turlock 2 ......   3,024,000       942,005       2,579,982      9,100,000    57.0    2.14
Walla Walla  ...   3,136,000       973,992       2,835,146     10,000,000    57.0    2.01
Wallula ........   1,200,000       833,766       1,927,899      6,800,000    57.0    2.54
Watsonville  ...   2,750,000     2,001,777       5,159,965     18,200,000    57.0    2.28
Woodburn .......   8,848,000     2,737,821       6,974,458     24,600,000    57.0    2.30
                 ----------- --------------  -------------- ------------  --------- -----
Total/Weighted
 Average ....... 154,673,681   $48,889,853    $147,797,179   $520,600,000    57.0%   1.94x
                 =========== ==============  ============== ============  ========= =====

------------
* Underwritten Net Cash Flow and Appraised Value reflects the Total Americold Pool Loan. For DSCR and LTV purposes, 50% of the Underwritten Net Cash Flow and Appraised Value is utilized.

   OPERATING HISTORY. The following table shows certain information regarding the operating history of the Americold Pool Properties:

                                                                              UNDERWRITTEN
                                  1995(1)        1996(1)         1997(2)      NET CASH FLOW
                              -------------- --------------  -------------- ---------------
REVENUES ....................  $130,219,000    $130,111,000   $140,999,400    $138,572,978
EXPENSES
 Personnel ..................    43,132,000      45,989,000     51,060,000      51,673,477
 Utilities ..................     7,603,000       7,934,000      8,681,000       8,708,933
 Facilities .................     6,372,000       6,314,000      7,399,000       6,806,470
 Repairs and Maintenance  ...     2,856,000       2,886,000      3,181,800       4,970,912
 Other Direct Expenses  .....     4,754,000       5,688,000      7,600,000       2,674,118
                              -------------- --------------  -------------- ---------------
 Total Expenses .............    64,717,000      68,811,000     77,921,800      74,833,910
NET OPERATING INCOME ........    65,502,000      61,300,000     63,077,600      63,739,068
 Capital Expenditure Reserve             --              --             --       6,534,838
 Master Lease Adjustment(3)              --              --             --       8,314,379
                              -------------- --------------  -------------- ---------------
NET CASH FLOW ...............  $ 65,502,000    $ 61,300,000   $ 63,077,600    $ 48,889,851
                              ============== ==============  ============== ===============

------------
(1) The 1995 and 1996 figures represent a compilation of revenues and certain expenses of 28 Americold Pool Properties with a February 28 fiscal year-end and one Americold Pool Property with a December 31 fiscal year-end.
(2) The 1997 financial statements includes annualizing 10-month revenues and certain expenses for 28 of the Americold Pool Properties.
(3) It is assumed that the Americold Pool Master Lessee will receive approximately 6% of the Americold Pool Properties Total Revenues pursuant to the Americold Pool Master Lease.

   PROPERTY MANAGEMENT; MASTER LEASE. The Americold Pool Properties are subject to a triple net lease (the "Americold Pool Master Lease") between the Americold Pool Borrower, as landlord (the "Americold Pool Master Lessor"), and Americold, as tenant (the "Americold Pool Master Lessee"). The Americold Pool Master Lease commenced as of April 22, 1998 and expires on April 30, 2013, with two successive 5 year renewal options at the option of the Americold Pool Master Lessee, provided that the term of the lease with respect to any ground lease property will expire 5 years prior to the expiration of the term (including renewals) of such ground lease. Under the Americold Pool Master Lease, the Americold Pool Master Lessee is required to pay fixed rent (the "Americold Pool Minimum Rent") of (i) $48,164,000 per annum for the period commencing on April 22, 1998 through December 31, 2002,
(ii) $50,572,000 per annum for the period commencing on January 1, 2003 through December 31, 2007, and (iii) the greater of (a) $53,100,810 per annum and (b) the fair market rental of the leased property, for the period commencing on January 1, 2008 through April 30, 2013. In addition, the Americold Pool Master Lessee is required to pay percentage rent for each lease year equal to the product of (i) 37.50% and (ii) revenues for the lease year in question in excess of an amount equal to the Americold Pool Minimum Rent for such lease year divided by 37.50%. The annual Americold Pool Minimum Rent during any renewal term will be the greater of (i) the then current fair market rental of the leased property and (ii) the Americold Pool Minimum Rent for the lease year immediately preceding the renewal term, plus 5%.

   The Americold Pool Borrower will have the right to modify, change, supplement, alter and amend, and to waive and release any of its rights and remedies under the Americold Pool Master Lease; provided, in each instance, that, among other things such action is not reasonably likely to cause the Americold Pool Borrower's net cash flow to be less than what it would be if the Americold Pool Master Lease were terminated and replaced with a property management agreement (the "Americold Pool Property Management Agreement") under which the Americold Pool Borrower was required to pay a property management fee of 5% of gross receipts, and, provided further that, except to the extent that the mortgagee may consent to or approve such action in writing, the same will not be enforceable by, or claimed as a defense by, the Americold Pool Master Lessee against the mortgagee. Unless otherwise waived by the mortgagee or cured within five days, the Americold Pool Property Management Agreement will terminate five days after the occurrence and continuance of an event of default under the Americold Pool Loan and the mortgagee's notice thereof to the Americold Pool Master Lessee and the Americold Pool Borrower.

AMERICOLD POOL: THE LOAN

   PAYMENT TERMS. The Americold Pool Loan is an ARD Loan which bears interest at a fixed rate per annum equal to 6.894% (the "Americold Pool Initial Interest Rate") through and including May 11, 2008. After May 11, 2008, its Anticipated Repayment Date, the Americold Pool Loan accrues interest at a fixed rate per annum equal to 8.894%. The Americold Pool Loan matures on May 11, 2023 (the "Americold Pool Maturity Date"). Interest on the Americold Pool Loan is calculated based on the actual number of days elapsed and a 360-day year. See "--Certain Characteristics of the Mortgage Loans--ARD Loans" herein.

   The Americold Pool Loan requires monthly payments (the "Americold Pool Monthly Debt Service Payment Amount") of principal and interest of approximately $1,048,596 (based on a 25-year amortization schedule and the Americold Pool Initial Interest Rate). Payment of the balance of the principal, if any, together with all accrued and unpaid interest is required on the Americold Pool Maturity Date. Commencing on its Anticipated Repayment Date and on the 11th day of each calendar month thereafter, or, if such day is not a business day, then the immediately preceding business day (an "Americold Pool Due Date"), the Americold Pool Borrower is required to apply 100% of the excess cash flow for the month preceding the month in which the Americold Pool Due Date occurs in the following order of priority: (a) to the outstanding principal balance until the Americold Pool Loan has been paid in full, (b) to the payment of interest, if any, accrued and unpaid on the Americold Pool Loan at the excess of the default rate over 8.894%, and (c) to Excess Interest. See "--Certain Characteristics of the Mortgage Loans--ARD Loans" herein. The scheduled principal balance of the Americold Pool Loan as of its Anticipated Repayment Date will be approximately $116,872,746.

   PREPAYMENT. Except as described below, voluntary prepayment is prohibited under the Americold Pool Loan prior to April 11, 2008, except in connection with certain casualty or condemnation events, permitted partial prepayments to cure an event of default or upon the occurrence of an Americold Pool Low Debt Reserve Application Event, as described below. From and after April 11, 2008, the Americold Pool Loan may be voluntarily prepaid in whole or in part on any Americold Pool Due Date without payment of a yield maintenance charge or prepayment premium.

   If all or any part of the principal amount of the Americold Pool Loan is prepaid upon an acceleration of the Americold Pool Loan following the occurrence of an event of default under the Americold Pool Loan at any time prior to April 11, 2008, the Americold Pool Borrower will be required to pay a yield maintenance charge. No yield maintenance charge or prepayment premium will be payable upon any mandatory prepayment of the Americold Pool Loan in connection with a casualty or condemnation unless an event of default under the Americold Pool Loan has occurred and is continuing, in which case the Americold Pool Borrower will be required to pay a yield maintenance payment calculated in the manner described above. No yield maintenance payments will be required in connection with a prepayment of the Americold Pool Loan upon the occurrence of an Americold Pool Low Debt Service Reserve Application Event as described in "--Cash Management; Lockbox" below.

   Prior to the second anniversary of the Closing Date after the occurrence and during the continuance of an event of default as a result of a default with respect to a particular Americold Pool Property, if the elimination of such Americold Pool Property from the Americold Pool Properties would fully cure such event of default, the Americold Pool Borrower will be permitted to prepay the Americold Pool Loan in a principal amount equal to the Americold Pool Release Amount for such Americold Pool Property, together with all accrued and unpaid interest on the principal amount being so repaid, and the yield maintenance charge owing as a result of such prepayment.

   "Americold Pool Release Amount" means all accrued and unpaid interest on the Americold Pool Loan to but not including the Americold Pool Defeasance Date, except (prior to an acceleration of the Americold Pool Loan) for an event of default related solely to a default at a specific Americold Pool Property that will be released from the lien thereon by prepayment of the release amount (generally, 125% of the related Allocated Loan Amount) with respect to the applicable Americold Pool Property.

   RELEASE IN EXCHANGE FOR SUBSTITUTE COLLATERAL--DEFEASANCE. The Americold Pool Borrower is permitted on any date on or after the second anniversary of the Closing Date to defease all or a portion of the Americold Pool Loan with U.S. Treasury obligations, provided that, among other conditions, the Americold Pool Borrower gives the mortgagee at least 30 days' prior written notice of the date of such defeasance (the "Americold Pool Defeasance Date"), no event of default will exist on the Americold Pool Defeasance Date, and provided further that the Americold Pool Borrower pays on the Americold Pool Defeasance Date (i) the Americold Pool Release Amount, (ii) all other sums (not including scheduled interest or principal payments) then due under the Americold Pool Loan and the related loan documents, (iii) the Americold Pool Defeasance Deposit and (iv) all reasonable costs and expenses of the mortgagee incurred in connection with the defeasance. In addition, the Americold Pool Borrower will be required to deliver to the mortgagee, among other things: (a) a security/control agreement granting the mortgagee a first priority lien on the Americold Pool Defeasance Deposit and the U.S. Treasury obligations purchased with the Americold Pool Defeasance Deposit, (b) an opinion of counsel to the Americold Pool Borrower in form satisfactory to the mortgagee, in its reasonable discretion, stating, among other things, that the mortgagee has a perfected security interest in the U.S. Treasury obligations purchased with the Americold Pool Defeasance Deposit, (c) a confirmation, in form and substance reasonably satisfactory to the mortgagee, from a "Big Six" independent certified accounting firm, that the Americold Pool Defeasance Deposit is sufficient to pay all scheduled payments due from the Americold Pool Borrower under the Americold Pool Loan in connection with the proposed defeasance, (d) an officer's certificate certifying that all the requirements for defeasance set forth in the Americold Pool Loan documents have been met, (e) if required by the Rating Agencies, a non-consolidation opinion with respect to the successor borrower, if any, in form and substance satisfactory to the mortgagee and the Rating Agencies, and (f) a written confirmation from the Rating Agencies that such defeasance will not result, in and of itself, in a downgrade, qualification or withdrawal of the then current ratings of the Certificates, if required by such Rating Agencies as a condition to defeasance that such conditions have been met.

   "Americold Pool Defeasance Deposit" means a cash amount equal to the sum of (i) the remaining principal amount of the Americold Pool Loan (in the case of a total defeasance) or the principal amount of the defeased note (in the case of a partial defeasance), as applicable, with interest thereon, (ii) without duplication, any costs and expenses incurred or to be incurred in the purchase of U.S. Treasury obligations providing payments on or prior to, but as close as possible to, all successive payment dates after the Americold Pool Defeasance Date, in the case of a defeasance for the entire outstanding principal balance of the note, or the defeased note, in the case of a defeasance for only a portion of the outstanding principal balance of the Americold Pool Loan, as applicable, and in amounts equal to the scheduled interest and principal payments due under the Americold Pool Loan or the defeased note, as applicable, assuming for these purposes that the principal portion of such payments include the entire scheduled outstanding principal of the Americold Pool Loan as of its Anticipated Repayment Date, and (iii) any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the note, the creation of the defeased note and the undefeased note, if applicable, any transfer of the defeased note or otherwise required to accomplish the defeasance.

   Upon receipt of the Americold Pool Defeasance Deposit, the mortgagee, using the Americold Pool Defeasance Deposit, is required to purchase noncallable U.S. Treasury obligations on behalf of the Americold Pool Borrower and such U.S. Treasury obligations will serve as the sole collateral for the payments of the amounts due under the Americold Pool Loan, or the defeased portion of the Americold Pool Loan in the case of a partial defeasance. Upon a deposit of such U.S. Treasury obligations, the Americold Pool Borrower will have the right to assign the obligation to make payments under the Americold Pool Loan with respect to the principal amount of the Americold Pool Loan that has been defeased to a special purpose entity established or designated by the mortgagee.

   In connection with the total defeasance of the Americold Pool Loan, the Americold Pool Borrower will be permitted to obtain the release of the mortgage encumbering all of the Americold Pool Properties and related collateral. In connection with a partial defeasance, the Americold Pool Borrower will be permitted to obtain the release of the applicable mortgage encumbering one or more of the Americold Pool Properties and related collateral upon the satisfaction of the following conditions, among others:
(a) the principal balance of the defeased note will equal or exceed the Americold Pool Release Amount for such Americold Pool Property being released (or in connection with a repayment by reason of a casualty or condemnation or in connection with curing a property level event of default, in an amount equal to the net proceeds to which the Americold Pool Borrower is entitled (such amount not to exceed the applicable Americold Pool Release Amount or to be less than the applicable Allocated Loan Amount) and all accrued and unpaid interest in respect of the defeased note) and the requirements for defeasance described above must have been satisfied, (b) the Americold Pool Borrower will provide the mortgagee with all release documents accompanied by an officer's certificate certifying that such documentation
(i) is in compliance with all legal requirements in all material respects,
(ii) will effect such release in accordance with the terms of the Americold Pool Loan documents, and (iii) will not affect the liens, security interests and other rights of the mortgagee under the remaining Americold Pool Properties not being released, (c) after giving effect to such release, the Americold Pool Debt Service Coverage Ratio for (i) the Americold Pool Properties that have not been released (unless a written confirmation from the Rating Agencies is obtained that there will be no reduction, qualification or withdrawal of the then current ratings of the Certificates with respect thereto) is not permitted to be less than the Americold Pool Debt Service Coverage Ratio as of the closing date of the Americold Pool Loan and (ii) the Americold Pool Properties that have not been released (other than the Americold Pool Property in Denver, Colorado (unless the Americold Pool Borrower acquires fee title to such Americold Pool Property or the term of the applicable ground lease (inclusive of any additional extension and/or renewal options) is extended to a date that is beyond the tenth anniversary of the Americold Pool Maturity Date) is not permitted to be less than 1.60x, unless written confirmation from the Rating Agencies is obtained that such release will not result, in and of itself, in a reduction, qualification or withdrawal of the then current ratings of the Certificates with respect thereto; provided, however, that this clause (c) will not be applicable in connection with a partial prepayment in connection with a property level event of default as described above or a partial prepayment required in connection with a casualty or condemnation as described in "--Casualty and Condemnation" below.

   The Americold Pool Borrower may also, without the consent of the mortgagee, transfer, or grant interests in respect of, all or any part of unimproved portions of any one or more Americold Pool Properties (by sale, ground lease, subordination of fee interest to a leasehold mortgage, sublease or other conveyance of any interest) to any person, including affiliates of the Americold Pool Borrower, and tenants and the Americold Pool Master Lessee and their respective affiliates as well as grant in connection therewith in respect of the retained portion of the applicable Americold Pool Property reasonable easements, restrictions, covenants, reservations and rights of way for, among other things, traffic circulation, ingress, egress, parking, access, water and sewer lines, telephone and telegraph lines, electric lines or other utilities or for other similar purposes, provided, in each such case, (x) such unimproved portion is required to be either for the purpose of erecting, maintaining and operating cold or dry storage structures or for other structures and improvements not inconsistent with the use of the related Americold Pool Property, and (y) neither such release nor the granting of such rights with respect to the retained portion of the Americold Pool Property will materially adversely affect the value of the retained portion (as distinguished from the entire Americold Pool Properties), or the net operating income of the retained portion of such Americold Pool Property (taking into account, to the extent applicable, any potential loss of revenue resulting if the transfer and development of the unimproved portion were not to occur), as supported by an officer's certificate delivered to the mortgagee by the Americold Pool Borrower.

   Notwithstanding the foregoing, the Americold Pool Borrower may assign to any person, including an affiliate, any purchase options it may have under any ground lease to acquire fee title to an Americold Pool Property, such assignment to be free and clear of any lien in favor of the mortgagee.

   SUBSTITUTION OF INDIVIDUAL PROPERTIES. The Americold Pool Borrower is permitted to substitute for any Americold Pool Property owned by it, a property of like kind and quality, subject to the terms and conditions set forth in the Americold Pool Loan documents, and provided that, among other things, there is no event of default continuing, a written confirmation has been obtained from the Rating Agencies that such substitution will not result, in and of itself, in a reduction, qualification or withdrawal of the then current ratings of the Certificates with respect thereto and for all the Americold Pool Properties after giving effect to such substitution. In no event will the Americold Pool Borrower be permitted to substitute more than six properties over the term of the Americold Pool Loan.

    OTHER FINANCING. Each of the Americold Pool Properties also serves as security for another loan made by GSMC to the Americold Pool Borrower on April 22, 1998 (the "Other Americold Pool Loan"). Both the Americold Pool Loan and the Other Americold Pool Loan are secured by a single mortgage on each of the Americold Pool Properties. The Other Americold Pool Loan is included in the trust fund created in connection with the issuance of the Seller's Commercial Mortgage Pass-Through Certificates, Series 1998-GL II ("Series 1998-GL II"). The Americold Pool Loan and Other Americold Pool Loan are pari passu loans, entitled to payments made by the Americold Pool Borrower and other amounts received in respect of the Americold Pool Properties pro rata on the basis of amounts owning under each such loan. In connection with the origination of the Americold Pool Loan, the trustee of Series 1998-GL II (the "Other Trustee") (currently LaSalle National Bank, the Trustee for the Certificates) and GSMC entered into a co-lender agreement (the "Co-Lender Agreement"). The Other Trustee is the mortgagee of record of each Americold Pool Property. Under the terms of the Co-Lender Agreement, the servicer of Series 1998-GL II, which will be the Master Servicer for the Series 1998-C1 Certificates, will service both the Americold Pool Loan and the Other Americold Pool Loan and the special servicer of Series 1998-GL II (which will be the Special Servicer for the Series 1998-C1 Certificates) will, to the extent necessary, specially service both the Americold Pool Loan and the Other Americold Pool Loan, in each case under the terms of the pooling and servicing agreement related to Series 1998-GL II.

   The Americold Pool Borrower is not permitted to incur or assume any additional indebtedness, or issue any class of preferred equity securities, other than: (a) unsecured trade payables incurred in the ordinary course of the Americold Pool Borrower's business and customarily paid within 60 days of incurrence and in fact not more than 60 days outstanding, (b) capital and operating lease obligations in respect of equipment used at the Americold Pool Properties, with an annual rent obligation not greater than $2,250,000 (as increased by a specified consumer price index), and (c) such other unsecured indebtedness approved by the mortgagee in its sole discretion.

   ALTERATIONS. Except upon compliance with certain conditions set forth in the Americold Pool Loan documents (which do not include the approval of the mortgagee), the Americold Pool Borrower is prohibited from making or permitting any demolitions, alterations, installations, improvements, expansions, reductions or decorations of or to any Americold Pool Property or any part thereof.

   RESERVES. Pursuant to the terms of the Americold Pool Loan, the Americold Pool Borrower has established the following reserve accounts, each to be funded in accordance with the annual reserve requirement set forth below:

                    RESERVE ACCOUNTS--AMERICOLD POOL LOAN

 ONGOING MAINTENANCE BUILDING IMPROVEMENTS  DEFERRED MAINTENANCE INSURANCE AND TAX
  RESERVE ACCOUNT       RESERVE ACCOUNT       RESERVE ACCOUNT     RESERVE ACCOUNT
-------------------  --------------------- --------------------  -----------------
    $3,534,841(1)         $3,000,000(1)          $543,006(2)             (3)

------------
(1) As such amount may be reduced in connection with the release of an Americold Pool Property, payable in equal monthly installments or, with a written confirmation from the Rating Agencies that such substitution will not result, in and of itself, in a downgrade, qualification or withdrawal of the then current ratings of the Certificates with respect thereto, such lesser amount as the Americold Pool Borrower or the Americold Pool Master Lessee may request to be so funded.
(2)    Funded at the initial closing of the Americold Pool Loan.
(3) Funded in monthly installments of one-twelfth of the taxes and insurance premiums that will be payable during the ensuing 12 months, provided that such monthly deposit of taxes with respect to any Americold Pool Property that is ground leased by the Americold Pool Borrower is required to be waived if the Americold Pool Borrower provides the mortgagee with (a) satisfactory evidence that a mortgage of the ground lessor's fee interest in such Americold Pool Property to an institutional lender provides for the monthly escrow of taxes with respect thereto, and (b) annual proof of payment of such taxes, and provided further that, if no event of default has occurred and is continuing, and the Americold Pool Borrower has provided evidence that a tenant or subtenant has made the required payments of taxes for a particular tax parcel will be conditionally waived.

   LOW DEBT SERVICE RESERVE ACCOUNT. The Americold Pool Borrower has established a low debt service reserve account (the "Americold Pool Low Debt Service Reserve Account"), to be funded from and after the occurrence of an Americold Pool Low Debt Service Reserve Trigger Event until an Americold Pool Low Debt Service Return Event in an amount equal to all remaining funds in the Americold Pool Deposit Account after the application of funds under clauses (i) through (v) described in the first part of the third paragraph in "--Cash Management; Lockbox" below.

   "Americold Pool Low Debt Service Application Event" means that, as of the first day of any calendar quarter, the Americold Pool Debt Service Coverage Ratio for the trailing 12-month period will be less than 1.15x. "Americold Pool Low Debt Service Return Event" means that, as of the first day of any calendar quarter following an Americold Pool Low Debt Service Trigger Event
(a) the Americold Pool Debt Service Coverage Ratio for the trailing 12-month period on the first day of each of two consecutive calendar quarters will be greater than 1.25x, and (b) no event of default will have occurred and be continuing. "Americold Pool Low Debt Service Trigger Event" means that, as of the first day of any calendar quarter, the Americold Pool Debt Service Coverage Ratio for the trailing 12-month period, will be less than 1.25x.

   "Americold Pool Debt Service Coverage Ratio" means, as to any date, the quotient obtained by dividing (i) the Americold Pool Borrower's Americold Pool Net Cash Flow for the 12-month period immediately preceding such date by
(ii) the aggregate interest and principal payments actually due and payable on the Americold Pool Loan (other than any defeased portion thereof) during such period. "Americold Pool Net Cash Flow" means, (a) for any period in which the Americold Pool Master Lease is in effect, net operating income from the Americold Pool Properties less the amount that the Americold Pool Borrower is required to deposit in the Building Improvements Reserve Account during the applicable period and (b) for any period in which the Americold Pool Master Lease is not in effect, net operating income less the amount that the Americold Pool Borrower is required to deposit in the Ongoing Maintenance Reserve Account and the Building Improvements Reserve Account during the applicable period.

   CASH MANAGEMENT; LOCKBOX. The Americold Pool Borrower has established and is required to maintain a deposit account (the "Americold Pool Deposit Account") in the name of and under the sole dominion and control of the mortgagee, and all income received or accrued in connection with the operation of the Americold Pool Properties (the "Americold Pool Receipts") by the Americold Pool Borrower and the Americold Pool Master Lessee are required to be transferred to the Americold Pool Deposit Account as described below.

   Within one business day after the Americold Pool Master Lessee's receipt of Americold Pool Receipts, the Americold Pool Master Lessee is required to deposit such Americold Pool Receipts in one or more segregated "sweep" bank accounts (each, an "Americold Pool Local Account") in the name of the Americold Pool Master Lessee at a financial institution located near one or more of the Americold Pool Properties or, if the Americold Pool Master Lessee does not elect to use Americold Pool Local Accounts, in the Americold Pool Deposit Account. The Americold Pool Master Lessee is not permitted to commingle funds on deposit in an Americold Pool Local Account with funds related to any other properties (other than one or more Americold Pool Properties) owned or managed by the Americold Pool Master Lessee or by any other person.

   Prior to the Anticipated Repayment Date, during each period commencing on the day immediately following a payment date and ending on the following payment date (each such period, an "Americold Pool Collection Period"), provided that no event of default has occurred and is continuing, the mortgagee is required to transfer funds from the Americold Pool Deposit Account in the following order of priority: (i) to fund the Insurance and Tax Reserve Account, (ii) to pay the Americold Pool Monthly Debt Service Payment Amount, (iii) to fund the Ongoing Maintenance Reserve Account, (iv) to fund the Building Improvements Reserve Account, (v) from and after the occurrence of an Americold Pool Low Debt Service Reserve Trigger Event until the occurrence of a corresponding Americold Pool Low Debt Service Reserve Return Event, as follows:

       (1) if an Americold Pool Master Lease is in effect, (A) to fund an operating account (the "Americold Pool Operating Account") in an amount equal to the budgeted operating expenses with respect to the calendar month ending within the Americold Pool Collection Period in question, as set forth in the annual budget approved by the Americold Pool Borrower as lessor under the Americold Pool Master Lease and, if required under the Americold Pool Loan documents, by the mortgagee (subject to adjustment for deviations between the actual amount of actual operating expenses with respect to the Americold Pool Properties for the preceding month and the amount disbursed from the Americold Pool Deposit Account for budgeted operating expenses during such month), (B) to the mortgagee to pay any default interest due and owing on the Americold Pool Loan, up to an amount equal to the sum of the installments of the fixed rent due under the Americold Pool Master Lease, the percentage rent due under the Americold Pool Master Lease percentage rent and the purchase price payable, if any, for personalty in connection with the qualification of the Americold Pool Master Lessor or an affiliate as a REIT (collectively, the "Americold Pool Master Lease Installment"), less the sum of the Americold Pool Monthly Debt Service Payment Amount and the amounts disbursed pursuant to clause (iv) above, (C) to the Americold Pool Low Debt Service Reserve Account, in an amount up to the Americold Pool Master Lease Installment, less the sum of the Americold Pool Monthly Debt Service Payment Amount previously disbursed as described in clause (ii) above, the amount disbursed to the Building Improvements Reserve Account as described in clause (iv) above and the amount disbursed in respect of Americold Pool Default Interest as described in clause (v) above, and (D) the balance to the Americold Pool Master Lessee, or

       (2) if an Americold Pool Master Lease is not in effect, (A) to fund the Americold Pool Operating Account in an amount equal to the budgeted operating expenses for the calendar month ending within the Americold Pool Collection Period in question, and (B) to the mortgagee for the payment of any Americold Pool Default Interest due and owing and (C) the balance to the Americold Pool Low Debt Service Reserve Account,

(vi) if no Americold Pool Low Debt Service Trigger Event has occurred, or if an Americold Pool Low Debt Service Reserve Trigger Event and a corresponding Americold Pool Low Debt Service Reserve Return Event have occurred, as follows:

       (1) if an Americold Pool Master Lease is in effect, (A) to the Americold Pool Operating Account in an amount equal to the budgeted operating expenses, (B) to the mortgagee to pay Americold Pool Default Interest then due and owing, up to an amount no greater than the excess of the Americold Pool Master Lease Installment over the sum of the Americold Pool Monthly Debt Service Payment Amount disbursed pursuant to clause (ii) and (iv) above, (C) to the Americold Pool Borrower, in an amount equal to the excess of the Americold Pool Master Lease Installment over the sum of the Americold Pool Monthly Debt Service Payment Amount, the amounts required to be disbursed on account of the Building Improvements Reserve Account and default interest due and owing on the Americold Pool Loan (such excess, the "Americold Pool Master Lease Installment Balance"), and (D) the balance to the Americold Pool Master Lessee, or

       (2) if an Americold Pool Master Lease is not in effect, (A) to the Americold Pool Operating Account in an amount equal to the budgeted operating expenses, (B) to the mortgagee for payment of any Americold Pool Default Interest due and owing, and (C) the balance to the Americold Pool Borrower.

The failure of the Americold Pool Borrower to have funds available in the Americold Pool Deposit Account sufficient to make all payments required under clauses (i) through (iv) above prior to the Anticipated Repayment Date will constitute an event of default under the Americold Pool Loan.

   TRANSFER OF PROPERTY AND INTEREST IN THE AMERICOLD POOL BORROWER; ENCUMBRANCES. With certain permitted exceptions the Americold Pool Borrower is generally not permitted to (a) sell, assign, convey, transfer or otherwise dispose of or encumber, mortgage or hypothecate, legal, beneficial or equitable interests in the Americold Pool Properties, or (b) permit or suffer any owner, directly or indirectly, of a beneficial interest in all the Americold Pool Properties (or any of them) to transfer such interest, whether by transfer of stock or other beneficial interest in any entity or otherwise.

   The Americold Pool Borrower may only sell, assign, convey, transfer or otherwise dispose of legal or equitable title to or any interest in the Americold Pool Properties (or any of them) if: (A) after giving effect to the proposed transaction: (i) either (x) the transfer is all but not less than all of the Americold Pool Properties to one person and the mortgagee has (a) received a written confirmation from the Rating Agencies that such action will not result, in and of itself, in a reduction, qualification or withdrawal of the then current ratings of the Certificates with respect thereto; (b) reviewed and approved the transferee's organizational documents; (c) reviewed and approved legal opinions (including non-consolidation opinions) with respect to such transferee; and (d) reviewed and approved all loan documents required by the mortgagee to effectuate such transfer (including, without limitation, the assumption of the Americold Pool Loan by such transferee); or (y) the transferee will be at least 51% owned and controlled (directly or indirectly) by a pre-approved party and the Americold Pool Properties will be subject to an Americold Pool Master Lease with an Americold Pool Qualified Master Lessee or an acceptable property manager pursuant to an Americold Pool Property Management Agreement; (ii) the Americold Pool Properties will be owned by one or more single purpose entities, each of which will be in compliance with certain single purpose bankruptcy-remote representations, warranties and covenants set forth in the Americold Pool Loan documents and which have assumed and agreed to comply with the terms of the Americold Pool Loan documents; (iii) if the proposed transaction permits the mortgagee of any ground lessor's fee interest to accelerate its loan to such ground lessor, then either (x) the Americold Pool Borrower will provide the mortgagee with a written agreement or acknowledgment from the fee mortgagee that it will not accelerate its loan to the ground lessor or (y) the proposed transaction will provide for the payment in full of such fee mortgage loan; and (iv) no event of default will occur and be continuing; and (B) prior to any such transaction, the proposed transferee delivers to mortgagee an officer's certificate giving certain assurances to the general effect that the transferee is not an employee benefit plan, or, in any event, the transfer will not give rise to "prohibited transactions" under ERISA, or similar laws.

   CASUALTY AND CONDEMNATION. In the event of a casualty at an Americold Pool Property that involves a loss of less than 30% of the original Americold Pool Release Amount with respect to the affected Americold Pool Property or a condemnation at an Americold Pool Property that involves a loss of less than 20% of the original Americold Pool Release Amount with respect to the affected Americold Pool Property, the mortgagee is required to permit the application of the proceeds resulting therefrom (after reimbursement of any expenses incurred by the mortgagee) to reimburse the Americold Pool Borrower for the cost of restoring, repairing, replacing or rebuilding the affected Americold Pool Property, in the manner described below, provided that no event of default has occurred and is then continuing and, in the reasonable judgment of the mortgagee: (i) the Americold Pool Properties (taken as a whole), after such restoration, will adequately secure the outstanding principal balance of the Americold Pool Loan, (ii) the restoration can be completed by the earliest to occur of: (a) the 365th day following the receipt of the proceeds or, with a written confirmation from the Rating Agencies that there will be no reduction, qualification or withdrawal of the then current ratings of the Certificates with respect thereto, such longer period as may reasonably be required, (b) the Americold Pool Maturity Date, and (c) with respect to a casualty, the expiration of the payment period on the rental-loss insurance or business interruption insurance coverage in respect of such casualty; and (iii) during the period of the restoration, the sum of (y) income derived from the Americold Pool Properties (taken as a whole), plus (z) proceeds of rental-loss insurance or business interruption insurance, if any, payable will equal or exceed the sum of operating expenses and payments of principal and interest on the Americold Pool Loan.

   If any of the conditions set forth in the foregoing proviso is not satisfied, then, unless the mortgagee elects otherwise, at its sole option, the proceeds are required to be applied to the prepayment of the Americold Pool Loan without the payment of a prepayment premium or penalty, other than a yield maintenance charge if an event of default has occurred and is continuing, and the Americold Pool Borrower will be entitled to receive a release of the mortgage lien encumbering the Americold Pool Property in accordance with and subject to the terms described in "--Release in Exchange for Substitute Collateral--Defeasance" above in connection with a release due to defeasance, unless (a) a reciprocal easement and/or operating agreement, and similar agreements affecting the Americold Pool Property, (b) warehousing agreements, logistics and services agreements, and other similar agreements with all or substantially all of an Americold Pool Property, or (c) a lease with a tenant occupying all or substantially all of the Americold Pool Property, requires that such proceeds be applied to a restoration of the affected Americold Pool Property and no event of default has occurred and is continuing, in which event the mortgagee is required to make the proceeds available for a restoration.

   In the event of a casualty that involves a loss of 30% or more of the original Americold Pool Release Amount with respect to the affected Americold Pool Property, or a condemnation that involves a loss of 20% or more of the original Americold Pool Release Amount with respect to the affected Americold Pool Property, then the mortgagee will have the option (to be exercised by notice to the Americold Pool Borrower within 30 days after receipt of the proceeds) to apply the net proceeds to the prepayment of the Americold Pool Loan (and the Americold Pool Borrower will be entitled to receive a release of the mortgage lien affecting the Americold Pool Property) or, provided the conditions set forth in the proviso in the second preceding paragraph above are complied with, to have such proceeds applied to reimburse the Americold Pool Borrower for the cost of any restoration in the manner described below (and the mortgagee will be deemed to have elected restoration if it fails to give such notice within 30 days after receipt of the proceeds), unless an operating agreement or a lease with a tenant occupying all or substantially all of the Americold Pool Property requires that such proceeds be applied to a restoration and no event of default has occurred and is continuing, in which event the mortgagee is required to make the proceeds available for a restoration. Any application of proceeds to the repayment of the Americold Pool Loan as described above will be without any prepayment premium or penalty, except that if an event of default has occurred and is continuing, the Americold Pool Borrower will be required to pay the yield maintenance payment, if any, as described herein.

AIMCO MULTIFAMILY POOL: THE BORROWER; THE PROPERTIES

   THE LOAN. The "AIMCO Multifamily Pool Loan" had a principal balance as of the Cut-Off Date of approximately $109,149,602 and is evidenced by 15 promissory notes (collectively, the "AIMCO Multifamily Pool Notes") issued by VMS National Properties (the "AIMCO Multifamily Pool Borrower"). Each AIMCO Multifamily Pool Note may be referred to herein as an "AIMCO Individual Multifamily Pool Loan." The AIMCO Multifamily Pool Loan was originated by MF VMS, L.L.C. to AIMCO Multifamily Pool Borrower and purchased by Archon as of December 29, 1997. The AIMCO Multifamily Pool Loan is secured by 15 first lien mortgages and deeds of trust encumbering 15 multifamily properties in Oregon, California, Indiana, Arizona, Louisiana, Nebraska, Maryland, Texas, and Arkansas (collectively, the "AIMCO Multifamily Pool Properties") and certain other related collateral. Each AIMCO Multifamily Pool Note has a "AIMCO Multifamily Pool Face Amount" which as of the Cut-Off Date in the aggregate equals $152,224,512 and a "AIMCO Multifamily Pool Agreed Valuation Amount" which as of the Cut-Off Date in the aggregate equals $109,149,602. See "--AIMCO Multifamily Pool: The Loan--Payment Terms." Each title insurance policy issued upon the origination of the AIMCO Multifamily Pool Loan insures that each AIMCO Multifamily Pool deed of trust securing the AIMCO Multifamily Pool Loan constitutes a valid and enforceable first lien on the AIMCO Multifamily Pool Properties, subject to certain exceptions and exclusions from coverage set forth in the policies. 1 of the AIMCO Individual Multifamily Pool Loans with an aggregate principal balance as of the Cut-Off Date of $29,312,804 are included in Group 1. 14 of the AIMCO Individual Multifamily Pool Loans with an aggregate principal balance as of the Cut-Off Date of $79,836,798 are included in Group 2.

   The AIMCO Multifamily Pool Loan was made pursuant to the Second Amended and Restated Plan of Reorganization of AIMCO Multifamily Pool Borrower (the "AIMCO Multifamily Pool Plan") in the Chapter 11 proceeding, In re VMS National Properties (Bank. C.D. Cal., Case No. LA 91-65783-GM), as confirmed pursuant to an order dated March 12, 1993 of the United States Bankruptcy Court for the Central District of California, and as modified pursuant to a certain Order Clarifying Plan Provisions and Approving Refinancing of Debtor's Secured Obligations (the "AIMCO Multifamily Pool Revised Plan") entered by the Bankruptcy Court on October 24, 1997.

   THE BORROWER. The AIMCO Multifamily Pool Borrower is an Illinois general partnership, whose partners are VMS National Residential Portfolio I and VMS National Residential Portfolio II, each an Illinois limited partnership (collectively, the "AIMCO Multifamily Pool General Partners"). The general partner of each AIMCO Multifamily Pool General Partner is Maeril, Inc. a Delaware corporation

("Maeril"). The AIMCO Multifamily Pool Borrower is a single purpose entity whose sole purpose is to own and operate the AIMCO Multifamily Pool Properties. The organizational documents of the AIMCO Multifamily Pool Borrower do not contain special purpose covenants, and the organizational structure of the AIMCO Multifamily Pool Borrower does not include an independent director. However, each of the AIMCO Multifamily Pool Borrower, the AIMCO Multifamily Pool General Partners, Maeril, and a successor to Insignia Residential Group, L.P. (the "AIMCO Multifamily Pool Manager"), executed separate certificates agreeing to comply with standard special purpose entity requirements, and certifying as to the accuracy thereof. Such certificates were executed for the benefit of MF VMS, L.L.C., Archon Financial, L.P. and the Seller.

   Maeril is wholly-owned by Apartment Investment and Management Co. ("AIMCO"). AIMCO is a publicly-held REIT engaged in the ownership and management of multifamily real estate properties. AIMCO is the largest manager of apartment communities in the United States.

   THE PROPERTIES. The AIMCO Multifamily Pool Properties are comprised of 15 apartment complexes with approximately 2,959 multifamily units and approximately 2,632,693 square feet. The AIMCO Multifamily Pool Properties were built between 1967-1978. As of September 22, 1998, the AIMCO Multifamily Pool Properties had an average occupancy of 96%.

   Appraisals dated as of August 27, 1998 through September 2, 1998 determined the value for the AIMCO Multifamily Pool Properties to be approximately $178,375,000, resulting in a Cut-Off Date LTV Ratio based on the Cut Off Date Loan Amount of approximately 61.2%. Each AIMCO Multifamily Pool Property appraisal was prepared in accordance with the Uniform Standards of Professional Practice and FIRREA. See "Risk Factors--Limitations on Appraisals" herein. Structural and seismic risk assessments were performed by a third party structural firm for those assets located in seismic risk zones. The seismic reports determined seismic zones and concluded PML rating percentages ranging from 5%-22%, with an aggregate PML equal to $10,400,000. The AIMCO Multifamily Pool Borrower has obtained earthquake insurance coverage based on the requirements set forth in the AIMCO Multifamily Pool Loan loan documents.

   Property condition reports on each of the AIMCO Multifamily Pool Properties were completed by a third party structural/engineering firm in December 1997. The property condition reports concluded that the AIMCO Multifamily Pool Properties were generally in good physical condition but recommended repairs and upgrades of approximately $2,053,815. A reserve account was fully funded to cover the cost of repairing the identified items. Prior to emergence from bankruptcy, the AIMCO Multifamily Pool Properties had suffered significant deferral of maintenance capital expenditures. Upon emergence from bankruptcy in March, 1993, the AIMCO Multifamily Pool Borrower began addressing the long-standing deferrals by funding repairs and improvements totaling $924/unit, $885/unit and $882/unit in 1995, 1996 and 1997, respectively. In conducting the property condition reports, the structural engineer identified and recommended an additional $694/unit ($2.1 million) be invested to bring the AIMCO Multifamily Pool Properties into good physical condition. These funds have been placed in an escrow account by the AIMCO Multifamily Pool Borrower. While the AIMCO Multifamily Pool Borrower has yet to complete the suggested items, over the past calendar year the AIMCO Multifamily Pool Borrower has completed approximately $795/unit ($2.4 million) in additional capital expenditures.

   In addition to the initial deferred maintenance work, the structural engineer estimates that annual capital expenditures of $204/unit should suffice to maintain the AIMCO Multifamily Pool Properties in good physical condition. Pursuant to the terms of the AIMCO Multifamily Pool replacement reserve agreements, the AIMCO Multifamily Pool Borrower is required to reserve $300/unit annually.

   Phase I environmental site assessments were completed on each of the AIMCO Multifamily Pool Properties by a third party environmental firm. The reports indicated that remediation was necessary with respect to 15 of the AIMCO Multifamily Pool Properties with an estimated aggregate cost of $181,000. The reports did not reveal any other environmental liability that the Seller believes would result in a material adverse impact on the AIMCO Multifamily Pool Borrower's business, assets or operations taken as a whole. Nevertheless, there can be no assurance that all environmental conditions and risks were identified in such reports. See "Risk Factors--Environmental Risks" herein.

             PROPERTY CHARACTERISTICS--AIMCO MULTIFAMILY POOL LOAN

                                                                               CUT-OFF
                                                                                 DATE
                                                    OCCUPANCY                 ALLOCATED      APPRAISED
                                                      AS OF        GLA           LOAN          VALUE        YEAR
PROPERTY                        LOCATION             9/15/98       (SF)         AMOUNT      (AS OF 9/98)    BUILT
---------------------  -------------------------- -----------  ----------- --------------  ------------- ---------
The Bluffs............ Milwaukie, Oregon               97%        101,071    $  3,746,170   $  5,925,000   1967-71
Buena Vista........... Pasadena, California            99%         77,858       4,983,690      8,500,000    1973
Casa De Monterey...... Norwalk, California             96%        107,744       4,126,447      5,700,000    1970
Chapelle La Grande  .. Merrilville, Indiana            92%         86,745       3,228,160      4,350,000    1973
Crosswood Park ....... Citrus Heights, California      95%        194,982       5,601,533     10,000,000    1977
Forest Ridge ......... Flagstaff, Arizona              91%        189,528       5,935,726      8,600,000   1968-75
Mountain View ........ San Dimas, California           99%        167,336       7,200,564     10,650,000    1978
North Park ........... Evansville, Indiana             99%        257,600       6,290,057      8,400,000   1970-74
Pathfinder ........... Freemont, California            97%        234,860      13,543,952     26,000,000    1971
Scotchollow .......... San Mateo, California           97%        324,235      29,312,804     55,500,000    1971
Shadowood ............ Monroe, Louisiana               97%        106,920       2,265,209      3,350,000    1974
Terrace Gardens ...... Omaha, Nebraska                 95%        145,482       4,466,847      6,250,000    1971
Towers of
 Westchester.......... College Park, Maryland          98%        332,026      12,191,075     17,000,000    1968
Vista Village ........ El Paso, Texas                  96%        156,150       3,341,728      3,650,000    1971
Watergate ............ Little Rock, Arkansas           88%        150,156       2,915,638      4,500,000    1973
                                                               ----------- --------------  -------------
 Total/Weighted Avg.  ............................     96%      2,632,693    $109,149,602   $178,375,000
                                                               =========== ==============  =============

                            AVERAGE
                        MONTHLY RENTAL                   % ONE      % TWO
PROPERTY                 RATE PER UNIT   NO. OF UNITS   BEDROOM    BEDROOM   % OTHER
----------------------  -------------- --------------  --------- ---------  ---------
The Bluffs ............     $  586            137         61%        35%    4%
Buena Vista ...........     $1,090             92         55%        38%    7%
Casa de Monterey ......     $  681            144         78%        22%    N/A
Chapelle La Grande  ...     $  721            105         32%        56%    11%
Crosswood Park ........     $  792            180         37%        52%    12%
Forest Ridge ..........     $  636            278         60%        35%    5%
Mountain View .........     $  913            168         N/A        74%    26%
North Park ............     $  521            284         48%        52%    N/A
Pathfinder ............     $1,221            246         N/A        58%    42%
Scotchollow ...........     $1,336            418         69%        30%    1%
Shadowood .............     $  543            120         53%        43%    3%
Terrace Gardens .......     $  773            126         N/A        50%    50%
Towers of Westchester       $  960            303         70%        15%    5%
Vista Village .........     $  549            220         39%        61%    N/A
Watergate .............     $  610            140         20%        50%    30%
                                       --------------
 Total/Weighted Avg.  .     $  796          2,961
                                       ==============

   OPERATING HISTORY: The following table shows certain audited information (1995, 1996 and 1997) and unaudited information regarding the operating history of the AIMCO Multifamily Pool Properties:

                OPERATING HISTORY--AIMCO MULTIFAMILY POOL LOAN

                                                                           TRAILING TWELVE   UNDERWRITTEN
                                 1995            1996           1997         (8/97-7/98)    NET CASH FLOW
                            -------------- --------------  -------------- ---------------  ---------------
Total Revenue .............  $ 23,189,240    $ 24,010,214   $ 25,422,985    $ 26,680,312     $ 26,635,981

Total Expenses & Reserves     (11,749,375)    (11,459,586)   (11,819,838)    (11,199,460)     (11,184,611)
                            -------------- --------------  -------------- ---------------  ---------------
Net Operating Income  .....  $ 11,439,865    $ 12,550,628   $ 13,603,147    $ 15,480,852     $ 15,451,370
                            ============== ==============  ============== ===============  ===============

   PROPERTY MANAGEMENT. The AIMCO Multifamily Pool Properties are subject to separate management agreements for each AIMCO Multifamily Pool Property (the "AIMCO Multifamily Pool Management Agreements") under which the AIMCO Multifamily Pool Manager is responsible for the operation, management, maintenance and leasing of the AIMCO Multifamily Pool Properties. Under the terms of each AIMCO Multifamily Pool Management Agreement, the AIMCO Multifamily Pool Manager is entitled to a management fee equal to 4% of the rental income actually collected during the preceding month from the AIMCO Multifamily Pool Properties. The original term of the AIMCO Multifamily Pool Management Agreements were extended from December, 1993 to November, 1997. The AIMCO Multifamily Pool Management Agreements were modified pursuant the Consent and Agreement of Manager, dated as of December 29, 1997, between the AIMCO Multifamily Pool Manager and MF VMS, L.L.C., authorizing AIMCO Multifamily Pool Manager to continue managing the AIMCO Multifamily Pool Properties under the terms of the AIMCO Multifamily Pool Management Agreements until termination by either of the parties. The AIMCO Multifamily Pool Manager has agreed that (i) upon the occurrence and continuation of an event of default under the AIMCO Multifamily Pool Loan, the mortgagee may terminate the AIMCO Multifamily Pool Management Agreements on 30 days' written notice without penalty or fee (other than accrued and unpaid fees thereunder), (ii) it will not materially amend or modify the AIMCO Multifamily Pool Management Agreements without the prior written consent of the mortgagee (which consent will not be unreasonably withheld) and (iii) that the AIMCO Multifamily Pool Management Agreements and all rights and privileges of the AIMCO Multifamily Pool Manager thereunder, including, but not limited to, the lien rights, if any, arising out of the right to receive the management fee, will at all times continue to be subject to and subordinate in all respects to the lien of the AIMCO Multifamily Pool Loan. Any new manager selected to operate the AIMCO Multifamily Pool Properties must be a person, firm or corporation whose character, financial strength, stability and experience must be similar to the existing AIMCO Multifamily Pool Manager and otherwise have adequate real estate experience acceptable to the mortgagee in its reasonable discretion. The terms of the new management agreements must be acceptable to the mortgagee in all respects (or, at a minimum, be substantially similar and not result in an increase in the management fee) and the Rating Agencies must confirm that the replacement of the AIMCO Multifamily Pool Manager will not have an adverse effect on the ratings of the Certificates.

AIMCO MULTIFAMILY POOL: THE LOAN

   PAYMENT TERMS. The AIMCO Multifamily Pool Loan bears interest at a fixed rate per annum equal to 8.50% payable in arrears calculated on an actual/360-day year. There is a constant monthly payment of $879,519.87 with the monthly payment based on a 320-month amortization schedule based on the AIMCO Multifamily Pool Agreed Valuation Amount, with a balloon payment at maturity on January 1, 2008. Interest is calculated and payable on the AIMCO Multifamily Pool Agreed Valuation Amount unless and until the occurrence of an event of default under the AIMCO Multifamily Pool Loan. In addition, the AIMCO Multifamily Pool Borrower would then be obligated to repay the full AIMCO Multifamily Pool Face Amount rather than the AIMCO Multifamily Pool Agree Valuation Amount. The difference between the AIMCO Multifamily Pool Face Amount and AIMCO Multifamily Pool Agreed Valuation Amount result from the AIMCO Multifamily Pool Plan. The AIMCO Multifamily Pool Loan is a non-recourse loan with carveouts, which carveouts are severally but not jointly guaranteed by the AIMCO Multifamily Pool General Partners and a several (but not joint) guarantee from each of the AIMCO Multifamily Pool General Partners.

   PREPAYMENT. Voluntary prepayment is prohibited under the AIMCO Multifamily Pool Loan until January 1, 2007, except in connection with certain casualty or condemnation events or other event of acceleration. From and after January 1, 2007, and provided no event of default exists, the outstanding principal balance of each AIMCO Multifamily Pool Senior Note (the "AIMCO Prepayment Amount") (along with payment of all accrued and unpaid interest on the AIMCO Prepayment Amount, together with a payment of all interest which would have accrued on such AIMCO Prepayment Amount up to and including the first day of the calendar month immediately following such prepayment) may be prepaid, in whole but not in part, without penalty.

   If all or any part of the principal amount of the AIMCO Multifamily Pool Loan is prepaid upon an acceleration of the AIMCO Multifamily Pool Loan following the occurrence of an event of default under the AIMCO Multifamily Pool Loan , the AIMCO Multifamily Pool Borrower will be required to pay to the mortgagee (i) the AIMCO Multifamily Pool Face Amount for each AIMCO Multifamily Pool Senior Note plus accrued interest and other amounts payable under the AIMCO Multifamily Pool loan documents, plus
(ii) an amount equal to the greater of: (A) 1% of the AIMCO Multifamily Pool Agreed Valuation Amount; and (B) the present value of a series of payments each equal to the Payment Differential and payable on each monthly payment date over the remaining original term of the AIMCO Multifamily Pool Notes and on the Maturity Date discounted at the Reinvestment Yield for the number of months remaining from the date prepayment is received (the "Default Prepayment Date") through and including the Maturity Date. The term "Reinvestment Yield" equals the lesser of (a) the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the Maturity Date, or
(b) the yield on the U.S. Treasury issue (primary issue) with a term equal to the remaining average life of the AIMCO Multifamily Pool Loan, with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is 14 days prior to the Default Prepayment Date (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published). The term "Payment Differential" equals (x) the applicable interest rate minus the Reinvestment Yield, divided by (y) 12 and multiplied by (z) the AIMCO Multifamily Pool Agreed Valuation Amount (or such other amount being prepaid in order to reinstate the AIMCO Multifamily Pool Loan, provided such amount does not exceed the AIMCO Multifamily Pool Agreed Valuation Amount) on the Default Prepayment Date, provided that the Payment Differential will in no event be less than zero.

   SUBORDINATE FINANCING. The AIMCO Multifamily Pool Properties are further subject to 15 second mortgage loans in the aggregate amount of $29,877,414 at origination (collectively, the "AIMCO Multifamily Junior Loan") from the mortgagee to AIMCO Multifamily Pool Borrower, and sold to Archon Financial as of December 30, 1997. Since origination, the aggregate principal balance of the AIMCO Multifamily Junior Loans has negatively amortized to $30,403,848 as of the Cut-Off Date as cash flow was used to fund the deferred maintenance reserve account. The AIMCO Multifamily Junior Loan is evidenced by 15 promissory notes (collectively, the "AIMCO Multifamily Junior Notes") and is secured by 15 junior mortgages and deeds of trust.

   CROSS-DEFAULT/CROSS-COLLATERALIZATION. The AIMCO Multifamily Pool Notes are cross-collateralized, but not cross-defaulted except with respect to the AIMCO Multifamily Junior Note on the same AIMCO Multifamily Pool Property, to the extent described below. Although not cross-defaulted, the AIMCO Multifamily Pool Borrower is obligated to use the "gross receipts" from an AIMCO Multifamily Pool Property first to pay taxes and insurance (which are payable monthly to an escrow fund, in amounts equal to 1/12 of an amount which would be sufficient to pay such taxes and insurance payable during the ensuing 12 months), operating expenses, debt service on the AIMCO Multifamily Pool Note and applicable capital expenditures (which are reserved on a monthly basis in an amount equal to $300 per unit per year) related to such AIMCO Multifamily Pool Property. The AIMCO Multifamily Pool Borrower is then obligated to use any remaining gross receipts to (a) first, pay any shortage in the payment of taxes, insurance, debt service on any of the other AIMCO Multifamily Pool Notes and capital expenditures on the other AIMCO Multifamily Pool Properties, (b) next, pay any deficiency owed to the mortgagee as a result of a foreclosure of any AIMCO Multifamily Pool deed of trust on any other AIMCO Multifamily Pool Property, and (c) lastly, any balance is payable to the holder of the AIMCO Multifamily Junior Note on such AIMCO Multifamily Pool Property. Such remaining balance will then be used by the holder of the AIMCO Multifamily Junior Note: (u) to pay taxes, insurance and operating expenses related to such AIMCO Multifamily Pool Property to the extent not paid in accordance with the provisions above, (v) to pay the interest on the AIMCO Multifamily Junior Note for such AIMCO Multifamily Pool Property, (w) to pay applicable capital expenditures related to such AIMCO Multifamily Pool Property, to the extent not paid in accordance with the above provisions, (x) to pay the taxes, insurance, interest on the other AIMCO Multifamily Junior Notes and applicable capital expenditures related to the other AIMCO Multifamily Pool Properties, (y) to pay any deficiency owed to the mortgagee as a result of a foreclosure of any AIMCO Multifamily junior deed of trust, and (z) to pay the outstanding principal of the AIMCO Multifamily Junior Note related to such AIMCO Multifamily Pool Property. The AIMCO Multifamily Pool deeds of trust further provide that in the event the mortgagee realizes proceeds in excess of the AIMCO Multifamily Pool Face Amount following foreclosure of a AIMCO Multifamily Pool deed of trust, such excess proceeds may be retained by the mortgagee and applied to repay the AIMCO Multifamily Junior Note on such AIMCO Multifamily Pool Property.

    OTHER FINANCING. The AIMCO Multifamily Pool Borrower is not permitted to incur any additional indebtedness other than unsecured trade payables incurred in the ordinary course of the AIMCO Multifamily Pool Borrower's business.

   RESERVES. Pursuant to the terms of the AIMCO Multifamily Pool Loan, the AIMCO Multifamily Pool Borrower has established the following reserve accounts, each to be funded in accordance with the monthly reserve requirement set forth below:

                         REPLACEMENT    INSURANCE AND TAX
       PROPERTY        RESERVE ACCOUNT   ESCROW ACCOUNT
---------------------  --------------- -----------------
The Bluffs............     $ 3,425             (1)
Buena Vista...........     $ 2,300             (1)
Casa de Monterey......     $ 3,600             (1)
Chapelle Le Grande ...     $ 2,625             (1)
Crosswood Park........     $ 4,500             (1)
Forest Ridge..........     $ 6,950             (1)
Mountain View.........     $ 4,200             (1)
North Park............     $ 7,100             (1)
Pathfinder............     $ 6,150             (1)
Scotchhollow..........     $10,450             (1)
Shadowood.............     $ 3,000             (1)
Terrace Gardens.......     $ 3,150             (1)
Towers of
 Westchester..........     $ 7,575             (1)
Vista Village.........     $ 5,500             (1)
Watergate.............     $ 3,500             (1)

------------
(1) Funded in monthly installments of one-twelfth of the taxes and insurance premiums that will be payable during the ensuing 12 months, provided however that deposits with respect to insurance premiums are not required if the AIMCO Multifamily Pool Borrower pays the insurance premiums directly.

   TRANSFER OF PROPERTY AND INTEREST IN THE AIMCO MULTIFAMILY POOL BORROWER; ENCUMBRANCES. Pursuant to the terms of the AIMCO Multifamily Pool Loan, the AIMCO Multifamily Pool Borrower is not permitted, without the prior written consent of the mortgagee, in the mortgagee's sole discretion, to sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer the AIMCO Multifamily Pool Property or any part thereof, or permit the AIMCO Multifamily Pool Property or any part thereof to be sold, conveyed, alienated, mortgaged, encumbered, pledged or otherwise transferred.

   A sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the AIMCO Multifamily Pool Property described above is deemed to include
(i) if AIMCO Multifamily Pool Borrower, any guarantor of the AIMCO Multifamily Pool Loan, or any of the AIMCO Multifamily Pool General Partners or any such guarantor is a corporation, the voluntary or involuntary sale, conveyance or transfer of such corporation's stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock in one or a series of transactions by which an aggregate of more than 10% of such corporation's stock are vested in a party or parties who are not now stockholders or any change in the control of such corporation; (ii) if the AIMCO Multifamily Pool Borrower, any guarantor of the AIMCO Multifamily Pool Loan or any of the AIMCO Multifamily Pool General Partners or any such guarantor is a limited or general partnership, joint venture or limited liability company, the change, removal, resignation or addition of a general partner, managing partner, limited partner, joint venturer or member or the transfer of the partnership interest of any general partner, managing partner or limited partner or the transfer of the interest of any joint venturer or member; (iii) any pledge, hypothecation, assignment, transfer or other encumbrance of any ownership interest in AIMCO Multifamily Pool Borrower;
(iv) an installment sales agreement wherein AIMCO Multifamily Pool Borrower agrees to sell the AIMCO Multifamily Pool Property or any part thereof for a price to be paid in installments; and (v) an agreement by AIMCO Multifamily Pool Borrower leasing all or a substantial part of the AIMCO Multifamily Pool Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, AIMCO Multifamily Pool Borrower's right, title and interest in and to any leases or any rents.

   CASUALTY AND CONDEMNATION. In the event of a casualty or a condemnation at a AIMCO Multifamily Pool Property, insurance proceeds received by the mortgagee are to be disbursed for restoration provided (i) no event of default has occurred and remains uncured under the AIMCO Multifamily Pool Note, AIMCO Multifamily Pool deed of trust or other AIMCO Multifamily Pool loan documents, (ii) AIMCO Multifamily Pool Borrower proceeds promptly after insurance claims are settled with the restoration, replacement, rebuilding or repair of the AIMCO Multifamily Pool Property, (iii) the restoration must be done in compliance with all applicable rules, laws and regulations, and following the restoration, the AIMCO Multifamily Pool Property will be permitted under all applicable zoning laws to be used for all purposes associated with multi-family residences, (iv) a set of the plans and specifications in connection with the restoration must be submitted to the mortgagee and must be acceptable to the mortgagee, (v) all costs and expenses incurred by the mortgagee in connection with making the proceeds available for restoration must be paid by AIMCO Multifamily Pool Borrower, (vi) rental loss insurance is available to offset fully any abatement of rent to which any tenant may be entitled or any rent loss arising out of the cancellation of any lease as a result of the casualty, and (vii) the restoration must be able to be completed within 1 year after the loss and at least 1 year prior to the Maturity Date of the AIMCO Multifamily Pool Note.

   Casualty and condemnation proceeds are required to be held in a separate account and disbursed to AIMCO Multifamily Pool Borrower upon receipt of evidence that (i) all materials installed and work and labor performed have been paid in full, (ii) no notices of intention, mechanics or other liens or encumbrances on the AIMCO Multifamily Pool Property arising out of the restoration exist, and (iii) the balance of the proceeds must be sufficient to pay in full the balance of the cost of restoration in compliance with the requirements of the immediately preceding paragraph. If at any time the net proceeds, or the undisbursed balance thereof, are not sufficient to pay in full the balance of the cost of the restoration, the AIMCO Multifamily Pool Borrower will deposit the deficiency with the mortgagee before any further disbursement of the net proceeds will be made.

   Any amounts received by the mortgagee which are not required to be disbursed for the restoration will be retained and applied by the mortgagee toward the payment of the AIMCO Multifamily Pool Loan as the mortgagee deems proper.

   Notwithstanding anything to the contrary contained above, the mortgagee will not be obligated to make the net insurance proceeds available for restoration of the AIMCO Multifamily Pool Property, unless the principal balance of the AIMCO Multifamily Pool Note following the completion of the restoration (assuming the amount of net proceeds received by the mortgagee in excess of the cost of the restoration (as estimated by the mortgagee) is applied to the prepayment of the AIMCO Multifamily Pool Note) will be in an amount sufficient to cause (i) the AIMCO Multifamily Pool Debt Service Coverage Ratio as determined by the mortgagee in its reasonable discretion applicable to the AIMCO Multifamily Pool Property immediately following the restoration to be not less than 1.2 to 1.0 and (ii) in the event of any restoration involving net proceeds of more than $250,000, the ratio of (a) the then outstanding principal balance of the AIMCO Multifamily Pool Note to
(b) the appraised value of the AIMCO Multifamily Pool Property after completion of the restoration (as determined by an independent third-party appraiser holding an MAI designation and having a national practice and at least ten years real estate experience appraising properties of a similar nature and type as the AIMCO Multifamily Pool Property) to be equal to or less than the AIMCO Multifamily Pool Minimum Loan to Value Ratio.

   "AIMCO Multifamily Pool Minimum Loan to Value Ratio" means a ratio equal to the lesser of (A) 0.8 to 1.0 or (B) the ratio of (1) the then outstanding principal balance of the AIMCO Multifamily Pool Note (calculated using the AIMCO Multifamily Pool Face Amount to (2) the appraised value of the AIMCO Multifamily Pool Property on the date hereof. The fee for such appraisal will be paid for by the AIMCO Multifamily Pool Borrower.

    "AIMCO Multifamily Pool Debt Service Coverage Ratio" means the ratio of
(A) the AIMCO Multifamily Pool NOI produced by the operation of the AIMCO Multifamily Pool Property during the 12 calendar month period immediately preceding the calculation to (B) the projected aggregate payments of interest and principal due under the AIMCO Multifamily Pool deed of trust and the AIMCO Multifamily Pool Note and any other subordinate loans affecting the AIMCO Multifamily Pool Property for the 12 calendar month period immediately following the calculation.

   "AIMCO Multifamily Pool NOI" means the gross income derived from the operation of the AIMCO Multifamily Pool Property, less AIMCO Multifamily Pool Expenses. AIMCO Multifamily Pool NOI includes only rents, and such other income, including any rent loss or business interruption insurance proceeds, vending income, pet charges, late fees, forfeited security deposits and other miscellaneous tenant charges, which are actually received during the period for which the AIMCO Multifamily Pool NOI is being calculated. AIMCO Multifamily Pool NOI is calculated on a cash basis in accordance with customary accounting principles applicable to real estate. Notwithstanding the above, in no event will the AIMCO Multifamily Pool NOI include any rents from the AIMCO Multifamily Pool Property in excess of an amount which would be produced from the AIMCO Multifamily Pool Property assuming a 95% economic occupancy level on the AIMCO Multifamily Pool Property at the time of such calculation.

   "AIMCO Multifamily Pool Expenses" means the aggregate of the following items, to the extent approved by the mortgagee in a budget submitted by the AIMCO Multifamily Pool Borrower: (A) real estate taxes, general and special assessments or similar charges; (B) sales, use and personal property taxes;
(C) management fees and disbursements; (D) wages, salaries, pension costs and all fringe and other employee-related benefits and expenses; (E) insurance premiums; (F) cost of utilities, and all other administrative, management, ownership, operating, leasing and maintenance expenses incurred in connection with the operation of the AIMCO Multifamily Pool Property; (G) cost of necessary repair or replacement of existing improvements on the AIMCO Multifamily Pool Property with repairs or replacements of like kind and quantity or such kind or quality which is necessary to maintain the AIMCO Multifamily Pool Property to the same standards as competitive rental properties of similar size and location of the AIMCO Multifamily Pool Property; and (H) the cost of such other maintenance materials, HVAC repairs, parts and supplies, other decorating supplies, floor covering repairs, other decorating contracts, drapes and equipment. The AIMCO Multifamily Pool Expenses are based on the above-described items actually incurred by AIMCO Multifamily Pool Borrower during the period for which the calculation is being made.

EPT POOL: THE BORROWER; THE PROPERTIES

   THE LOAN. The "EPT Pool Loan" had a principal balance as of the Cut-Off Date of approximately $104,748,392 and is evidenced by a note issued by EPT DownREIT II, Inc. (the "EPT Pool Borrower"). The EPT Pool Loan was originated by Archon, on behalf of the Seller, on June 29, 1998. The EPT Pool Loan is a non-recourse loan, secured by six fee simple first priority mortgages encumbering AMC Grand 24 (Dallas, Texas); AMC Studio 30 (Houston, Texas); AMC Huebner Oaks 24 (San Antonio, Texas); AMC Promenade 16 (Woodland Hills, California); AMC Ontario Mills 30 (Ontario, California); and AMC West Olive 16 (Creve Coeur, Missouri), and two leasehold first mortgages encumbering AMC Mission Valley 20 (San Diego, California) and AMC Lennox 24 (Columbus, Ohio) (collectively, the "EPT Pool Properties", or individually, each an "EPT Pool Property") and certain other related collateral relating thereto (including assignments of leases and rents, assignment of EPT Pool management agreements, and funds in certain accounts). The EPT Pool Properties are cross-collateralized and cross-defaulted. Each title insurance policy issued upon the origination of the EPT Pool Loan insures that the mortgages and deeds of trust securing the EPT Pool Loan constitute valid and enforceable first liens on the EPT Pool Properties, subject to certain exceptions and exclusions from coverage set forth in the policies.

   THE BORROWER. The EPT Pool Borrower is a Missouri corporation, and wholly-owned, special-purpose subsidiary of Entertainment Properties Trust ("EPT") formed solely for the purpose of owning, operating and managing the EPT Pool Properties. The EPT Pool Borrower has no material assets other than the EPT Pool Properties and related interests. The EPT Pool Properties are net-leased and operated by American Multi-Cinema, Inc., an affiliate of AMC Entertainment, Inc. ("AEN").

    THE PROPERTIES. The EPT Pool Properties are comprised of the EPT Pool Borrower's fee simple and leasehold interest in eight megaplex theater complexes. The EPT Pool Properties have three locations in California, three locations in Texas and one location in each of Missouri and Ohio, and contain a total of approximately 184 movie screens. The EPT Pool Property amenities include stadium AMC LoveSeat(Trademark) style seating, 46-inch spacing between rows, Sony Dynamic Digital Sound ("SDDS(Trademark)"), advance ticket purchase by TeleTicket(Trademark) and TORUS(Trademark) Compound Curved Screens. The EPT Pool Properties have primary lease terms of between 13 and 14 years with four successive five-year renewal options, are subject to leases that have initial triple net rent totals ranging from $1,354,500 to $2,995,000 and are subject to annual increases equal to the lesser of (i) 2.0% or (ii) the change in the consumer price index. The rents also include an obligation to pay percentage rent equivalent to 6.0% of gross sales in excess of specified breakpoints.

   AMC Promenade 16. AMC Promenade 16 is located within the Promenade at Woodland Hills, a two-level enclosed regional mall containing approximately 80 shops and approximately 605,000 gross leaseable square feet anchored by the subject theaters, a Macy's department store and a Macy's Men's store. The Promenade at Woodland Hills is located in the Warner Center mixed-use, master-planned development in Woodland Hills (an unincorporated area of the city of Los Angeles), California. The complex includes an approximately 20,000 square foot food-court and an approximately 40,000 square feet of available retail space. The site improvements include approximately 462 dedicated parking spaces, while reciprocal easement agreements allow for use of additional spaces on the mall site. The AMC Promenade 16 facility lease has a primary term of 13 years, with four successive five-year renewal options.

   AMC Ontario Mills 30. AMC Ontario Mills 30 is located within the Ontario Mills, an approximately 1.6 million SF enclosed outlet mall anchored by the subject theaters, Neiman Marcus, Clearinghouse by Saks Fifth Avenue, Virgin Megastore, Marshall's, Sports Authority and T.J. Maxx, among others, located in the Los Angeles inland suburb of Ontario, California. The site improvements include approximately 1,535 dedicated parking spaces, while reciprocal easement agreements allow for use of additional spaces on the mall site. The AMC Ontario Mills 30 facility lease has a primary term of 13 years, with four successive five-year renewal options.

   AMC Studio 30. AMC Studio 30 is a free-standing megaplex theater complex located adjacent to a Wal-Mart and a Sam's Club located in the Galleria submarket of Houston, Texas. The site improvements include approximately 2,043 dedicated parking spaces. The AMC Studio 30 facility lease has a primary term of approximately 14 years, with four successive five-year renewal options.

   AMC Grand 24. AMC Grand 24 is a free-standing megaplex theater complex located in the Dallas Technology Center, a master-planned development in western Dallas, Texas. The site improvements include approximately 2,050 dedicated parking spaces. The AMC Grand 24 facility lease has a primary term of 13 years, with four successive five-year renewal options.

   AMC West Olive 16. AMC West Olive 16 is a free-standing megaplex theater complex located within the West Park Center mixed-use complex in Creve Coeur, St. Louis County, Missouri. The site improvements include 423 dedicated parking spaces, while reciprocal easement agreements allow for use of an additional approximately 1,404 spaces. The AMC West Olive 16 facility lease has a primary term of 14 years, with four successive five-year renewal options.

   AMC Huebner Oaks 24. AMC Huebner Oaks 24 is a free-standing megaplex theater complex located adjacent to a new retail development anchored by Old Navy, Bed, Bath and Beyond and Borders Books in northeastern San Antonio, Texas. The AMC Huebner Oaks 24 facility lease has a primary term of 14 years, with four successive five-year renewal options.

   AMC Mission Valley 20. AMC Mission Valley 20 is located within the Mission Valley Shopping Center, a single-level outdoor mall containing approximately
1.3 million gross leaseable square feet anchored by the subject theaters, Macy's Home Store, Bed, Bath and Beyond, Montgomery Ward and Robinson's-May. The Mission Valley Shopping Center is located in the Mission Valley planning area of

San Diego, California. The site improvements include at least approximately 1,500 dedicated parking spaces, while reciprocal easement agreements allow for use of additional spaces on the mall site. AMC Mission Valley 20 facility lease has a primary term of 13 years, with four successive five-year renewal options.

   AMC Lennox 24. AMC Lennox 24 is located within the Lennox Town Center, an approximately 350,000 SF outdoor retail center anchored by the subject theaters, Old Navy, Target and Staples, among others in Columbus, Ohio. The site improvements include at least approximately 833 dedicated parking spaces, while reciprocal easement agreements allow for use of additional spaces on the mall site. AMC Lennox 24 facility lease has a primary term of approximately 14 years, with four successive five-year renewal options.

   The AMC Mission Valley 20 ground lease commenced in March 1994 and has a 30-year initial term expiring in January 2026, with two ten-year extension options. Minimum rent is currently $10 per square foot based upon floor area ($764,850 per annum) through year 11 of the lease, increasing by an amount equal to $2 per square foot in year 12 and each five-year period thereafter to $18 per square foot in year 27 of the ground lease. The ground lease also includes an obligation to pay percentage rent equivalent to 10% of gross sales in excess of specified breakpoints. Due to the opening of an AMC theater in the nearby Fashion Valley Shopping Center (the "Fashion Valley Theater") in violation of the one-mile radius restriction contained in the AMC Mission Valley 20 ground lease, the ground lease provides that (a) during the first ten years of the term of the AMC Mission Valley 20 ground lease, the sales generated by the Fashion Valley Theater are included as a part of the AMC Mission Valley 20 gross sales for purposes of determining whether the percentage rent breakpoints have been reached under the AMC Mission Valley 20 ground lease and (b) during the first six years of the term of the AMC Mission Valley 20 ground lease, the amount of percentage rent payable under the AMC Mission Valley 20 ground lease is equivalent to 10% of gross sales generated by both the AMC Mission Valley 20 and the Fashion Valley Theater in excess of a specified breakpoint.

   The AMC Lennox 24 ground lease commenced in May 1996 and has a 25.5-year initial term expiring in December 2021, with 10 five-year extension options. Minimum rent is currently $537,579 per annum through year 5 of the ground lease, increasing by approximately 10% in years 6, 11, 16 and 21 of the ground lease. The ground lease also includes an obligation to pay percentage rent equivalent to 2.0% of gross sales in excess of a specified breakpoint.

   Appraisals, dated as of May 29, June 1 and June 3, 1998 determined an aggregate value for the EPT Pool Properties of approximately $169,900,000, resulting in a Cut-Off Date LTV Ratio of approximately 61.7%. Each EPT Pool Property appraisal was prepared in accordance with the Uniform Standards of Professional Appraisal Practice. See "Risk Factors--Limitations of Appraisals" herein. Property condition reports ("Property Condition Reports") on the EPT Pool Properties were completed in June 1998. The Property Condition Reports concluded that the EPT Pool Properties were generally in good physical condition and identified only minor immediate physical needs, totaling $75,850 in anticipated costs. Phase I environmental site assessments were completed in June 1998 by a third-party environmental firm for each EPT Pool Property. The reports did not reveal any environmental liability that the Seller believes would have a material adverse impact on the EPT Pool Borrower's business, assets or results of operations taken as a whole. Nevertheless, there can be no assurance that all environmental conditions and risks were identified in such reports. See "Risk Factors--Environmental Risks" herein.

  THE PROPERTIES.

                   PROPERTY CHARACTERISTICS--EPT POOL LOAN

                             PROPERTY DESCRIPTION

                                                     NUMBER    NUMBER
                                                       OF        OF
THEATRE COMPLEX             LOCATION        BUILT   SCREENS    SEATS
---------------------  ------------------ -------  --------- --------
AMC Promenade 16       Woodland Hills, CA   1996       16       2,860
AMC Ontario Mills 30   Ontario, CA          1996       30       5,496
AMC Studio 30          Houston, TX          1997       30       6,032
AMC Grand 24           Dallas, TX           1995       24       5,067
AMC West Olive 16      Creve Coeur, MO      1997       16       2,817
AMC Huebner Oaks 24    San Antonio, TX      1997       24       4,400
AMC Mission Valley 20  San Diego, CA        1995       20       4,361
AMC Lennox 24          Columbus, OH         1996       24       4,412
                                                   --------- --------
 Total/Weighted
  Average                                             184      35,445
                                                   ========= ========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                           CUT-OFF
                            DATE                       WTD. AVG.
                          ALLOCATED                     CUT-OFF     UNDERWRITTEN
                            LOAN         APPRAISED        DATE          NET
THEATRE COMPLEX            AMOUNT          VALUE          LTV        CASH FLOW      DSCR
---------------------  -------------- --------------  ----------- --------------  -------
AMC Promenade 16       $ 19,112,420     $ 31,000,000      61.7%     $ 2,979,518     1.97x
AMC Ontario Mills 30     16,954,566       27,500,000      61.7        2,643,347     1.97
AMC Studio 30            16,029,772       26,000,000      61.7        2,758,385     2.18
AMC Grand 24             12,392,246       20,100,000      61.7        1,943,183     1.99
AMC West Olive 16        11,467,452       18,600,000      61.7        1,862,958     2.06
AMC Huebner Oaks 24      10,727,616       17,400,000      61.7        1,764,900     2.08
AMC Mission Valley 20    10,049,434       16,300,000      61.7        1,703,065     2.15
AMC Lennox 24             8,014,886       13,000,000      61.7        1,344,674     2.13
                       -------------- --------------  ----------- --------------  -------
 Total/Weighted
  Average              $104,748,392     $169,900,000      61.7%     $17,000,030     2.06x
                       ============== ==============  =========== ==============  =======

   OPERATING HISTORY. The sole source of income to the EPT Pool Borrower from the EPT Pool Properties historically has been and is expected to continue to be the payments under the EPT Pool Master Lease. See "--Property Management; Master Lease."

   PROPERTY MANAGEMENT; MASTER LEASE. Each EPT Pool Property is subject to a triple-net lease (each such lease, an "EPT Master Lease") to American Multi-Cinema, Inc. the fifth largest operator of movie theaters domestically (the "EPT Master Lease Tenant"), an affiliate of AEN, and do not require that the EPT Pool Borrower maintain property management. However, in the event a property manager is engaged, the EPT Pool Borrower agrees to enter into a property management agreement which is cancelable by the EPT Pool Borrower without penalty upon 30 days' notice (i) if net operating income drops to 85% of net operating income at closing, (ii) upon an event of default or (iii) on the Anticipated Repayment Date. The mortgagee is authorized to terminate such property manager in the event the EPT Pool Borrower fails to terminate any property manager, as required under the EPT Pool Loan documents. Any fees payable under any such property management agreement shall be subordinated to the EPT Pool Loan.

   The EPT Master Leases are guaranteed by AEN pursuant to guaranties that expire on the expiration of the initial term of the applicable EPT Master Lease or the assignment of the applicable EPT Master Lease after the fifth anniversary of the applicable EPT Master Lease commencement date to an assignee (which operates first run movie theaters) having a net worth of no less than $100,000,000. The EPT Master Leases provide for base rent with set annual escalation, percentage rent on revenues in excess of certain baseline amounts, and remaining lease terms ranging from 13 to 15 years. All fixed and variable costs associated with the EPT Pool Properties are the responsibility of the applicable EPT Master Lease Tenant; however, the EPT Master Leases are not bondable.

   The EPT Master Lease Tenant may abate rent in connection with a casualty from the date of the casualty until the earlier of (i) 90 days after completion of the restoration or (ii) the date on which the EPT Master Lease Tenant reopens the damaged property for business. The EPT Master Lease Tenant may abate rent in connection with a condemnation during the period of restoration and in proportion to the value of the condemned portion of the affected property. The EPT Master Lease Tenant may terminate the EPT Master Lease in connection with a casualty if (i) the casualty renders the property unsuitable for use as a movie theater, (ii) the cost of restoration would exceed 50% of the replacement cost of the improvements at the time of the casualty and (iii) the mortgagee does not elect to restore the property; provided, however, that, if the casualty occurs during the last three years of the initial term of the applicable EPT Master Lease or during the last two years of any option period under the applicable EPT Master Lease and the cost of restoration would exceed 25% of the replacement cost of the property as of the time of the casualty, then the EPT Master Lessee may terminate the EPT Master Lease. The EPT Master Tenant may terminate the EPT Master Lease in connection with a condemnation if (i) a material portion of the building is condemned or (ii) if the mortgage is unable to provide substitute contiguous parking and if a sufficient number of parking spaces is condemned such that
(A) the number of parking spaces to such property is reduced by 20% or more and there is an insufficient number of parking spaces to satisfy applicable zoning ordinances or (B) in the reasonable judgment of the EPT Master Lease Tenant, its business operations are materially and adversely affected as a result of such condemnation.

   The EPT Pool Loan documents provide that the insurance requirements will be deemed to have been satisfied with respect to any EPT Pool Property, provided that (a) the insurance requirements set forth in the applicable EPT Master Lease have been satisfied, (b) such EPT Master Lease is in full force and effect, (c) the mortgagee is named as a loss payee and additional insured under such insurance policies, and (d) the EPT Pool Borrower has delivered ACCORD 27 certificates of insurance confirming that the required insurance policies are in full force and effect, all related premiums have been paid in full and the mortgagee has been named as a loss payee. The terms of the EPT Master Leases also govern the application of casualty and condemnation proceeds so long as such EPT Master Leases are in effect. See "--Casualty and Condemnation" herein. All insurance policies will name the EPT Pool Borrower and any mortgagee as an additional insured party. Under the EPT Master Leases, all environmental risk is retained by the EPT Master Lease Tenant. The EPT Master Lease Tenant indemnifies and holds harmless the EPT Pool Borrower as landlord under the EPT Master Leases with respect to the violation of environmental laws pursuant to the EPT Master Leases and the EPT Pool Borrower indemnifies and holds harmless the mortgagee with respect to the violation of environmental laws pursuant to the EPT Pool Loan documents. The following table shows scheduled lease expirations for each of the EPT Pool Properties:

                            EPT POOL LEASE SUMMARY

                                                            CURRENT
                                                          CONTRACTUAL
                                     LEASE       LEASE       LEASE
THEATER COMPLEX           RSF      START DATE   EXPIRY     PAYMENTS
---------------------  --------- ------------  -------- -------------
AMC Promenade 16        129,822      11/97       12/10    $ 2,995,000
AMC Ontario Mills 30    131,534      11/97       12/10      2,656,500
AMC Studio 30           136,154      11/97       12/11      2,772,000
AMC Grand 24             98,175      11/97       12/10      1,953,000
AMC West Olive 16        60,418      11/97       12/11      1,869,000
AMC Huebner Oaks 24      96,004      11/97       12/11      1,774,500
AMC Mission Valley 20    84,352      11/97       12/10      1,711,500
AMC Lennox 24            98,261      11/97       12/11      1,354,500
                       ---------                        -------------
 Totals                 834,720                           $17,086,000
                       =========                        =============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                          % OF                                  CURRENT      NUMBER /
                          TOTAL                  CURRENT      GROSS SALES    TERM OF
                          LEASE     % RENT     GROSS SALES    BREAKPOINT    EXTENSION
THEATER COMPLEX         PAYMENTS    PAYMENT    BREAKPOINT       ($/SF)       OPTIONS
---------------------  ---------- ---------  -------------- -------------  -----------
AMC Promenade 16           17.5%      6.0%    $ 49,916,667       $385       4 / 5 Yrs
AMC Ontario Mills 30       15.6       6.0       44,275,000        337       4 / 5 Yrs
AMC Studio 30              16.2       6.0       46,200,000        339       4 / 5 Yrs
AMC Grand 24               11.4       6.0       32,550,000        332       4 / 5 Yrs
AMC West Olive 16          10.9       6.0       31,150,000        516       4 / 5 Yrs
AMC Huebner Oaks 24        10.4       6.0       29,575,000        308       4 / 5 Yrs
AMC Mission Valley 20      10.0       6.0       28,525,000        338       4 / 5 Yrs
AMC Lennox 24               7.9       6.0       22,575,000        230       4 / 5 Yrs
                       ---------- ---------  -------------- -------------
 Totals                   100.0%      6.0%    $284,766,667       $341
                       ========== =========  ============== =============

   A number of the EPT Pool Properties are located within shopping centers and are subject to a reciprocal easement agreement, declaration of covenants and restrictions, operating agreement or other similar agreements that typically addresses access among the individual parcels comprising the shopping center and maintenance of common areas.

EPT POOL: THE LOAN

   PAYMENT TERMS. The EPT Pool Loan is an ARD Loan which bears interest at
(a) a fixed annual rate equal to 6.772% (the "EPT Pool Initial Interest Rate") through and including July 10, 2008. From and after July 11, 2008, its Anticipated Repayment Date, the EPT Pool Loan accrues interest at a revised interest rate equal to the greater of (x) the EPT Pool Initial Interest Rate, plus 2% or (y) 2% above the Treasury Rate as of the Anticipated Repayment Date. The EPT Pool Loan matures on July 11, 2028 (the "EPT Pool Maturity Date"). Interest on the EPT Pool Loan is calculated for any period based on the actual number of days elapsed and a 360 day year. See "--Certain Characteristics of the Mortgage Loans--ARD Loans" herein.

   The EPT Pool Loan requires monthly payments of principal and interest of $689,147.83 based on a 30-year amortization schedule (the "EPT Monthly Payment"). The outstanding principal balance of the

EPT Pool Loan, together with all accrued and unpaid interest, is due on the EPT Pool Maturity Date. Commencing on the first payment date after its Anticipated Repayment Date, in addition to the EPT Monthly Payment, the EPT Pool Borrower is required to apply 100% of the Excess Cash Flow for the month preceding the month in which the payment date occurs in the following order of priority (a) to the outstanding principal balance until the EPT Pool Loan has been paid in full and (b) to Excess Interest. See "--Certain Characteristics of the Mortgage Loans--ARD Loans" herein. The scheduled principal balance of the EPT Pool Loan as of the Anticipated Repayment Date will be approximately $89,909,303.

   PREPAYMENT. Except as described below, voluntary prepayment is prohibited under the EPT Pool Loan prior to July 11, 2008, except in connection with certain casualty or condemnation events, permitted partial prepayment to cure an event of default or in connection with defeasance. After the Anticipated Repayment Date, prepayment is permitted in whole or in part without payment of any yield maintenance charge or prepayment, premium or defeasance; however, prepayments made upon acceleration of the EPT Pool Loan following the occurrence of an event of default are subject to a yield maintenance payment, calculated in accordance with the terms of the EPT Pool Loan documents, to be made by the EPT Pool Borrower. Prepayments made in connection with a casualty or condemnation are not subject to any yield maintenance charge or prepayment premium.

   RELEASE IN EXCHANGE FOR SUBSTITUTE COLLATERAL--DEFEASANCE. The EPT Pool Borrower is permitted on any date on or after two years from the Closing Date to defease the entire the EPT Pool Loan with U.S. Treasury obligations, provided that, certain conditions are met, including (a) the EPT Pool Borrower gives the mortgagee no less than 30 days' prior written notice of its intention to defease the EPT Pool Loan and the date on which such defeasance is to occur; (b) payment by the EPT Pool Borrower of all accrued and unpaid interest; (c) payment by the EPT Pool Borrower of all other sums due under the EPT Pool Loan; (d) no event of default may exist under the EPT Pool Loan; (e) payment by the EPT Pool Borrower of the EPT Defeasance Deposit; (f) payment by the EPT Pool Borrower of all reasonable costs and expenses incurred by the mortgagee in connection with the defeasance; (g) the EPT Pool Borrower must deliver to the mortgagee an opinion of counsel for the EPT Pool Borrower in form and substance satisfactory to the mortgagee and the applicable rating agencies; (h) if required by the applicable rating agencies, the EPT Pool Borrower shall also deliver a non-consolidation opinion with respect to any successor borrower, in form and substance satisfactory to the mortgagee and the applicable rating agencies; (i) the EPT Pool Borrower will be required to deliver to the mortgagee a confirmation from a major accounting firm, in form and substance reasonably satisfactory to the mortgagee, that the EPT Pool Defeasance Deposit is sufficient to pay all scheduled payments (including the outstanding principal amount as of the Anticipated Repayment Date) due from the EPT Pool Borrower under the EPT Pool Loan in connection with the proposed defeasance; and (j) the EPT Pool Borrower will be required to deliver to the mortgagee a written confirmation from the applicable rating agencies that all applicable rating agency conditions have been met. Partial defeasance is not permitted.

   Upon receipt of the EPT Defeasance Deposit, the mortgagee, using the EPT Defeasance Deposit, is required to purchase U.S. Treasury obligations on behalf of the EPT Pool Borrower and such U.S. Treasury obligations will serve as the sole collateral for the payments of the amounts due under the EPT Pool Loan. Upon a deposit of such U.S. Treasury obligations, the EPT Pool Borrower will have the right to assign the obligation to make payments under the EPT Pool Loan to a single-purpose bankruptcy remote entity designated by the mortgagee. In connection with the defeasance of the EPT Pool Loan, the EPT Pool Borrower will be permitted to obtain the release of the mortgage or deed of trust liens encumbering the EPT Pool Properties.

   "EPT Defeasance Deposit" means an amount equal to the sum of (i) any costs and expenses incurred or to be incurred in the purchase of U.S. Treasury obligations including, without limitation, the purchase price thereof necessary to meet the scheduled defeasance payments and (ii) any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with any transfer of the EPT Pool Loan, or otherwise required to accomplish the defeasance.

   OTHER FINANCING. The EPT Pool Borrower is not permitted to incur or assume additional indebtedness other than unsecured trade payables incurred in the ordinary course of the EPT Pool Borrower's business and customarily paid within 60 days of incurrence which are in fact not more than 60 days outstanding.

    ALTERATIONS. Except to the extent that the EPT Master Lease Tenant may be permitted to do so under the EPT Master Leases or upon compliance with certain conditions set forth in the EPT Pool Loan documents, the EPT Pool Borrower is prohibited from making or permitting any demolition, alteration, installation, improvement or decoration to the EPT Pool Properties or any part thereof.

   RESERVES. Pursuant to the terms of the EPT Pool Loan, the EPT Pool Borrower has established the following reserve accounts, each to be funded on each monthly payment date: (a) a capital reserve account (the "EPT Capital Reserve Account") in an amount equal to 1/12th of $0.10 per usable square foot of space at the EPT Pool Properties, based on 834,720 usable square feet, for the payment of routine capital improvements (excluding tenant improvements, leasing commissions and deferred maintenance conditions) at the EPT Pool Properties and (b) upon the commencement and during the continuance of an EPT Tax, Insurance and Ground Lease Escrow Period, the EPT Pool Borrower must establish and maintain with the mortgagee, a separate tax, insurance and ground lease escrow account (the "EPT Tax, Insurance and Ground Lease Escrow Account"), into which the EPT Pool Borrower must deposit 1/12th of taxes, other charges, insurance premiums and ground lease payments payable during the ensuing 12 months. Prior to the assignment by the EPT Master Lease Tenant of its interests in more than two EPT Master Leases, the EPT Pool Borrower must establish an account for the deposit of payments by the EPT Pool Borrower of an amount equal to the product of $5.00 (as escalated by increases in the Consumer Price Index) and the usable square footage of each property subject to an assigned EPT Master Lease to be used for leasing commissions and tenant improvement costs incurred in connection with any new lease of any portion of a property subject to an assigned EPT Master Lease.

   An "EPT Tax, Insurance and Ground Lease Escrow Period" occurs (i) any time following the occurrence of the Anticipated Repayment Date; (ii) any time following the occurrence of a default; (iii) any time following the occurrence of a default by any EPT Master Lease Tenant; (iv) any time following an assignment by any EPT Master Lease Tenant of any of the EPT Master Leases to a person with an unsecured credit rating lower than "B2" by Moody's Investors Services ("Moody's") (or its equivalent by another Rating Agency) unless the obligations of such assignee under such EPT Master Lease are guaranteed, pursuant to a lease guaranty satisfactory in form and substance to the mortgagee, by a guarantor having an unsecured credit rating of no lower than "B2" by Moody's (or its equivalent by another Rating Agency); (v) during any period in which the current unsecured credit rating of AEN or any assignee of any EPT Master Lease Tenant under any EPT Master Lease (or, if applicable, any guarantor of such assignee's obligations under such EPT Master Lease) is below "B2" by Moody's (or its equivalent by another Rating Agency); or (vi) upon the occurrence of an EPT Low Debt Service Trigger Period.

   LOW DEBT SERVICE RESERVE. The EPT Pool Borrower has established a low debt service account (the "EPT Low Debt Service Account") to be funded monthly during an EPT Low Debt Service Reserve Trigger Period in an amount equal to all remaining funds in the EPT Deposit Account after (a) payments into the EPT Tax, Insurance and Ground Lease Escrow Account; (b) payment of debt service; (c) payment of operating expenses; and (d) payments into the EPT Capital Reserve Account. After the occurrence of a Low Debt Service Application Event, the funds on deposit in the EPT Low Debt Service Account will be applied to the EPT Pool Loan in the order and priority determined by the mortgagee. The EPT Pool Borrower may obtain a disbursement of the funds on deposit in the EPT Low Debt Service Account by written request after the occurrence of a Low Debt Service Return Event.

   "EPT Low Debt Service Application Event" means, at any time prior to the Anticipated Repayment Date, that net operating income of the EPT Pool Properties for the 12-month period prior to the applicable calculation date is less than 75% of the closing date Underwritten NOI.

   "EPT Low Debt Service Reserve Trigger Event" means, any time prior to the Anticipated Repayment Date, that the net operating income of the EPT Pool Properties for the 12-month period prior to the applicable calculation date is less than 85% of the closing date Underwritten NOI.

   "EPT Low Debt Service Return Event" means, any time after an EPT Low Debt Service Trigger Event and prior to the Anticipated Repayment Date, as calculated as of the last day of two consecutive calendar quarters, that (i) no event of default has occurred and is continuing and (ii) the net operating income of the EPT Pool Properties for the 12-month period prior to the applicable calculation date is equal to or greater than 85% of the closing date Underwritten NOI as calculated by the mortgagee.

    "EPT Low Debt Service Trigger Period" means, the period of time after an EPT Low Debt Reserve Trigger Event until the occurrence of an EPT Low Debt Service Return Event.

   CASH MANAGEMENT; LOCKBOX. The EPT Pool Borrower has established and is required to maintain a hard lock-box account in the name and under the sole dominion and control of the mortgagee (the "EPT Deposit Account"), and all income received or accrued in connection with the operation of the EPT Pool Properties by the EPT Pool Borrower.

   TRANSFER OF PROPERTY AND INTEREST IN THE EPT POOL BORROWER;
ENCUMBRANCES. Transfers of interest in the EPT Pool Properties are permitted, provided that (a) the transferee complies with all single-purpose entity requirements, the transferee is controlled by EPT and no event of default has occurred and is continuing or (b) the mortgagee consents to the transfer and a rating confirmation is obtained from the applicable rating agencies.

   Transfers of equity interest in the EPT Pool Borrower are permitted, subject to compliance with single-purpose entity requirements, continued EPT control over the EPT Pool Borrower and delivery of a non-consolidation opinion in connection with any transfer that results in any person or entity owning more than a 49% ownership interest in EPT that did not own more than a 49% ownership interest on the closing date.

   CASUALTY AND CONDEMNATION. If no EPT Master Lease is in effect with respect to the affected EPT Pool Property and a casualty or a condemnation occurs at an EPT Pool Property that involves a loss of less than 5% of the outstanding principal balance of the EPT Pool Loan, the mortgagee must permit the application of the related insurance proceeds or condemnation award (after reimbursement of any expenses incurred by the mortgagee) toward reimbursement of the EPT Pool Borrower for the cost of restoring, repairing, replacing or rebuilding the affected EPT Pool Property, provided that, no default or event of default has occurred and is then continuing and, in the reasonable judgment of the mortgagee: (i) the affected EPT Pool Property can be restored to its value prior to the casualty or condemnation; (ii) the EPT Pool Properties, after such restoration, will adequately secure the outstanding balance of the EPT Pool Loan; (iii) the restoration can be completed by the earliest to occur of: the 180th day following the receipt of the proceeds or award, the 180th day prior to the maturity date of the EPT Pool Loan, or with respect to a casualty, the expiration of the payment period on the rent loss insurance coverage in respect of such casualty; and
(iv) during the period of the restoration, the sum of (x) income derived from the EPT Pool Property, plus (y) proceeds of rent loss insurance or business interruption insurance, if any, will equal or exceed 105% of the sum of (1) operating expenses with respect to the affected EPT Pool Property and (2) the debt service in respect to the allocated loan amount for such affected EPT Pool Property. If any of the foregoing conditions is not satisfied, then the mortgagee may, in its sole discretion, apply proceeds to prepayment of the EPT Pool Loan and the EPT Pool Properties will be released from the EPT Pool Loan documents if the EPT Pool Loan is repaid in full.

   If no EPT Master Lease is in effect with respect to the affected EPT Pool Property and a casualty or condemnation occurs at an EPT Pool Property that involves a loss which is equal to or greater than 5% of the outstanding principal balance of the EPT Pool Loan, the mortgagee may apply the insurance proceeds or condemnation award to prepayment of the EPT Pool Loan or the mortgagee may apply such proceeds or award toward reimbursement of the EPT Pool Borrower's restoration costs; provided that the mortgagee must make such proceeds available for restoration if (x) an operating agreement provides that such proceeds must be applied to restoring the applicable EPT Pool Property, (y) in the reasonable judgment of the mortgagee, the EPT Pool Property can be restored within 12 months (and prior to the Anticipated Repayment Date) to an economic unit not less valuable and not less useful than the same was prior to the casualty or condemnation which, after such restoration, will adequately secure the outstanding balance of the EPT Pool Loan and (z) no event of default has occurred and is continuing.

   If the EPT Master Lease is in effect with respect to the affected EPT Pool Property, then, with respect to the application of proceeds, in the event (i) neither the EPT Pool Borrower nor the EPT Master Lease Tenant elects to terminate the related EPT Master Lease and (ii) the EPT Master Lease Tenant elects to restore the applicable EPT Pool Property in accordance with the applicable EPT Master Lease, then (A) all such proceeds shall be deposited with a disbursing agent and shall be disbursed by such disbursing agent pursuant to an escrow agreement to be agreed upon among the EPT Pool Borrower, the EPT Master Lease Tenant and the disbursing agent; (B) the EPT Pool Borrower shall immediately pay to the mortgagee any related proceeds released to the EPT Pool Borrower by the disbursing agent pursuant to the escrow agreement described in clause (A) above, which proceeds shall be applied in accordance with the EPT loan agreement; and (C) the terms and provisions of the EPT Pool loan agreement shall be deemed to be satisfied so long as the EPT Master Lease Tenant diligently pursues and completes the restoration of the affected EPT Pool Property in accordance with the terms and provisions of the applicable EPT Master Lease. If the EPT Pool Borrower shall elect to restore any EPT Pool Property affected by a casualty or condemnation pursuant to the terms and provisions of the related EPT Master Lease, the EPT Pool Borrower's rights and obligations with respect to the related restoration and proceeds shall be as set forth in the EPT loan agreement.

SKYLINE CITY POOL: THE BORROWERS; THE PROPERTIES

   THE LOAN. The "Skyline City Pool Loan" had a principal balance as of the Cut-Off Date of approximately $87,423,946 and is evidenced by a note with a Cut-Off Date principal balance of $69,091,692 issued by Fifteenth Skyline Associates Limited Partnership ("Fifteenth Skyline") and a note with a Cut-Off Date principal balance of $18,471,045 issued by Ninth Skyline Associates Limited Partnership ("Ninth Skyline" and together with Fifteenth Skyline, the "Skyline City Pool Borrowers"). The Skyline City Pool Loan was originated by Archon, on behalf of GSMC, on May 14, 1998. The Skyline Pool Loan is a non-recourse loan, secured by first priority deed of trust liens encumbering the borrower's fee interest in two commercial office buildings located in Falls Church, Fairfax County, Virginia, known as One Skyline Tower ("One Skyline Tower") and Three Skyline Place ("Three Skyline Place," collectively the "Skyline City Pool Properties," or individually, each a "Skyline City Pool Property") and certain other related collateral (including assignments of leases and rents, assignment of management agreements, assignment of agreements, licenses, permits and contracts, and funds in certain accounts). The Skyline City Pool Properties are cross-defaulted and cross-collateralized with each other. Each title insurance policy issued upon the origination of the Skyline City Pool Loan insures that each deed of trust securing the Skyline City Pool Loan constitutes a valid and enforceable first lien on the Skyline City Pool Properties, subject to certain exceptions and exclusions from coverage set forth in the policies.

   THE BORROWER. The Skyline City Pool Borrowers are each special purpose Virginia limited partnerships whose general partners are limited liability companies formed solely for the purpose of owning, operating and managing the Skyline City Pool Properties. The Skyline City Pool Borrowers have no material assets other than the Skyline City Pool Properties and related interests. The Skyline City Pool Properties are managed by Charles E. Smith Real Estate Services L.P., an affiliate of Charles E. Smith Commercial Realty L.P. (the "Skyline City Pool Manager"). Pursuant to a private placement document dated September 4, 1998 Charles E. Smith Commercial Realty L.P. ("CESCR LP") intends to acquire a controlling interest in the Skyline City Pool Properties through the use of operating partnership units. The transaction is expected to close October 31, 1998. For the purpose of the Skyline City Pool Loan Agreement, CESCR LP is deemed an acceptable sponsor whose acquisition is specifically pre-approved.

   THE PROPERTIES. The Skyline City Pool Properties are comprised of the Skyline City Pool Borrower's fee simple interest in two commercial office buildings. The Skyline City Pool Properties are located in the Skyline City master-planned commercial park in Falls Church, Fairfax County, Northern Virginia. One Skyline Tower is comprised of approximately 4.56 acres of land improved with a 26-story Class A office building and a five-level subterranean parking facility containing approximately 1,322 parking spaces. The improvements also include a surface lot which accommodates an additional 67 spaces. One Skyline Tower was built in 1987 and contains approximately 476,582 square feet of net rentable office space and approximately 4,054 square feet of storage space. Three Skyline Place is comprised of approximately 2.65 acres of land improved with a 16-story Class B office building and a three-level subterranean parking facility containing approximately 613 parking spaces. The improvements also include a surface lot which accommodates an additional 75 spaces. Three Skyline Place was built in 1980 and contains approximately 252,086 square feet of net rentable office space.

    Appraisals, dated as of April 17, 1998 determined an aggregate value for the Skyline City Pool Properties of approximately $122,600,000, resulting in a Cut-Off Date LTV Ratio of approximately 71.3%. Each Skyline City Pool Property appraisal was prepared in accordance with the Uniform Standards of Professional Appraisal Practice. See "Risk Factors--Limitations on Appraisals" herein. Property Condition Reports on the Skyline City Pool Properties were completed in May 1998. The Property Condition Reports concluded that the Skyline City Pool Properties were generally in good physical condition and identified only minor immediate physical needs, totaling $7,550 in anticipated costs. A Phase I environmental site assessment dated April 16, 1998 was completed by a third-party environmental firm for each Skyline City Pool Property. The reports did not reveal any environmental liability that the Seller believes would have a material adverse impact on the Skyline City Pool Borrower's business, assets or results of operations taken as a whole. Nevertheless, there can be no assurance that all environmental conditions and risks were identified in such reports. See "Risk Factors--Environmental Risks" herein.

               PROPERTY CHARACTERISTICS--SKYLINE CITY POOL LOAN

                                                                  CUT-OFF DATE
                                                                   ALLOCATED
PROPERTY                    LOCATION      GLA (SF)   OCCUPANCY    LOAN AMOUNT   APPRAISED VALUE
----------------------  ---------------- ---------  ----------- --------------  ---------------
One Skyline Tower  .... Falls Church, VA   476,582      98.7%     $60,540,726     $ 84,900,000
Three Skyline Place  .. Falls Church, VA   252,086      92.8%      26,883,220       37,700,000
                                         ---------  ----------- --------------  ---------------
 Total/Weighted
  Average..............                    728,668      95.8%     $87,423,946     $122,600,000
                                         =========  =========== ==============  ===============

                                                      ANNUALIZED
                                                         BASE
                          CUT-OFF     ANNUALIZED         RENT         UNDERWRITTEN   CUT-OFF
                            DATE         BASE         PER SQUARE          NET          DATE
PROPERTY                    LTV        RENT (1)         FOOT(2)        CASH FLOW       DSCR
-----------------------  --------- --------------  ---------------- --------------  ---------
One Skyline Tower ......   71.31%    $10,800,672        $22.66         $6,888,130     1.27x
Three Skyline Place  ...   71.31%      4,700,002        $20.27          3,062,885     1.40x
                         --------- --------------  ---------------- --------------  ---------
 Total/Weighted Average    71.31%    $15,500,674        $21.27         $9,951,015     1.47x
                         ========= ==============  ================ ==============  =========

------------
(1)    Does not include antennae income of $408,932.
(2)    Number includes potential rent from vacant area.

   OCCUPANCY AND MAJOR TENANTS: As of July 1, 1998, One Skyline Tower was approximately 100% leased and Three Skyline Place was approximately 92.2% leased. The ten largest tenants as of July 1, 1998, based upon annualized base rent, are shown below:

  TEN LARGEST TENANTS BASED ON ANNUALIZED BASE RENT--SKYLINE CITY POOL LOAN

                                                                                               ANNUALIZED
                                                                                    % OF       BASE RENT
                                                TENANT     % OF                     TOTAL         PER
                                                  GLA     TOTAL    ANNUALIZED    ANNUALIZED      SQUARE        LEASE
TENANT                            PROPERTY       (SF)      GLA      BASE RENT     BASE RENT       FOOT      EXPIRATION
----------------------------  --------------- ---------  ------- -------------  ------------ ------------  ------------
GSA GS-11B-00118 ............   One Skyline     283,073    38.8%   $ 6,468,649      41.7%        $22.85         9/09
Science Applications ........   One Skyline      87,837    12.1%     2,139,218      13.8%         24.35         8/03
GSA GS-11B-90197 ............   One Skyline      82,154    11.3%     1,753,469      11.3%         21.34        12/99
GSA GS-11B-70346 ............  Three Skyline     45,597     6.3%       778,064       5.0%         17.06         8/02
Birch & Davis ...............  Three Skyline     25,331     3.5%       534,204       3.4%         21.09         1/00
Booz, Allen & Hamilton  .....  Three Skyline     19,683     2.7%       412,648       2.7%         20.96         3/02
Irving Burton & Associates  .  Three Skyline     15,264     2.1%       343,440       2.2%         22.50         5/01
Grumman Data Systems ........  Three Skyline     12,124     1.7%       242,480       1.6%         20.00         1/00
Physician Medical
 Associates..................  Three Skyline     10,792     1.5%       232,727       1.5%         21.56         7/98
Richard S. Carson ...........   One Skyline       8,040     1.1%       206,279       1.3%         25.65         6/01
                                              ---------  ------- -------------
 Total/Weighted Avg. ........                   589,895    81.1%   $13,111,177      84.6%        $22.23
                                              =========  ======= =============

   LEASE EXPIRATION SCHEDULE. The following table shows scheduled lease expirations (assuming no renewal options) for tenants under leases as of August 1, 1998 at the Skyline City Pool Properties:

              LEASE EXPIRATION SCHEDULE--SKYLINE CITY POOL LOAN

                                      PERCENT OF                                  ANNUALIZED
                         EXPIRING        TOTAL       ANNUALIZED    PERCENT OF     BASE RENT
YEAR END DEC 31        SQUARE FEET    SQUARE FEET    BASE RENT     BASE RENT   PER SQUARE FOOT
--------------------  ------------- -------------  ------------- ------------  ---------------
1998 ................     30,674          4.2%      $   690,579        4.4%         $22.51
1999 ................    119,948         16.5%        2,582,369       16.7          $21.53
2000 ................     56,906          7.8%        1,188,829        7.7          $20.89
2001 ................     24,894          3.4%          585,039        3.8          $23.50
2002 ................     91,586         12.6%        1,736,695       11.2          $18.96
2003 ................     97,120         13.3%        2,248,515       14.5          $23.15
2009.................    283,073         38.8       $ 6,468,649       41.7           22.85
Vacant ..............     24,467          3.4%               --         --              --
                      ------------- -------------  ------------- ------------  ---------------
 Total/Weighted Avg.     728,668          100%      $15,500,675        100%         $21.27
                      ============= =============  ============= ============  ===============

   OPERATING HISTORY. The following table shows certain unaudited information regarding the operating history of the Skyline City Pool Properties:

                                                                     TRAILING TWELVE   UNDERWRITTEN
                            1995           1996           1997         (7/97-6/98)    NET CASH FLOW
                       ------------- --------------  -------------- ---------------  ---------------
Total Revenue ........  $14,110,835    $14,817,024     $15,333,749     $16,458,125     $16,050,370
Total Expenses .......    5,076,481      5,364,498       5,341,474       5,429,946       5,449,820
                       ------------- --------------  -------------- ---------------  ---------------
 Net Operating Income   $ 9,034,354    $ 9,452,526     $ 9,992,275     $11,028,179     $10,600,550
                       ============= ==============  ============== ===============  ===============

   PROPERTY MANAGEMENT. The Skyline City Pool Properties are subject to two separate management agreements (the "Skyline City Pool Management Agreements"). Under the terms of each Skyline City Pool Management Agreement, the Skyline City Pool Manager is entitled to a management fee equal to 3% of gross revenues of the Skyline City Pool Properties and a leasing fee equal to 2% of gross lease revenues of the Skyline City Pool Properties for each lease signed. The Skyline City Pool Manager has agreed that (i) upon the occurrence and continuation of an event of default under the Skyline City Pool Loan, the mortgagee may exercise all rights of the Skyline City Pool Borrower to terminate the Skyline City Pool Management Agreements on 30 days' notice without penalty or fee (other than accrued and unpaid fees thereunder) and
(ii) will not amend or modify the Skyline City Pool Management Agreements without the prior written consent of the mortgagee (which consent will not be unreasonably withheld or delayed).

SKYLINE CITY POOL: THE LOAN

   PAYMENT TERMS. The Skyline City Pool Loan is an ARD Loan which bears interest at (a) a fixed rate per annum equal to 7.049% (the "Skyline City Pool Initial Interest Rate") through and including August 10, 2008. The Skyline City Pool Loan matures on June 11, 2028 (the "Skyline City Pool Maturity Date"). From and after August 11, 2008, its Anticipated Repayment Date, the Skyline City Pool Loan accrues interest at a revised interest rate equal to the greater of (x) 9.049% or (y) 2% above the Treasury Rate as of the Anticipated Repayment Date. Interest on the Skyline City Pool Loan is calculated for any period based on the actual number of days elapsed and a 360-day year. See "--Certain Characteristics of the Mortgage Loans--ARD Loans" herein.

   The Skyline City Pool Loan requires monthly payments of principal and interest of $592,148.22 each (based on a 30-year amortization schedule and a per annum interest rate of 7.049%). Payment of the balance of the principal, if any, together with all accrued and unpaid interest is required on the Skyline City Pool Maturity Date. Commencing on the first payment date on or after its Anticipated Repayment Date, the Skyline City Pool Borrower is required to apply 100% of the Excess Cash Flow for the month preceding the month in which the payment date occurs in the following order of priority (i) to the outstanding principal balance until the Skyline Pool Loan has been paid in full and (b) to Excess Interest. See "--Certain Characteristics of the Mortgage Loans--ARD Loans" herein. The scheduled principal balance of the Skyline City Pool Loan as of the Anticipated Repayment Date will be approximately $75,306,166.

    PREPAYMENT. Except as described below, voluntary prepayment is prohibited under the Skyline City Pool Loan prior to September 11, 2008, except in connection with (i) acceleration of the Skyline City Pool Loan following an event of default, (ii) certain casualty or condemnation events, and (iii) exercise of a purchase option prior the second anniversary from the Closing Date by the applicable GSA tenant at One Skyline Tower applying its right to purchase One Skyline Tower after which the Skyline City Pool Borrower may partially prepay the Skyline City Pool Loan so long as no event of default is occurring and the Skyline City Pool Borrower prepays 110% of the Allocated Loan Amount for One Skyline Tower.

   If all or any part of the principal amount of the Skyline City Pool Loan is prepaid upon acceleration of the Skyline City Pool Loan following the occurrence of an event of default, the Skyline City Pool Borrower will also be required to pay a yield maintenance charge. No yield maintenance charge or prepayment premium will be payable upon any mandatory prepayment of the Skyline City Pool Loan in connection with casualty or condemnation unless an event of default has occurred and is continuing, in which case the Skyline City Pool Borrower will be required to pay a yield maintenance charge calculated in accordance with the terms of the Skyline City Pool Loan.

   RELEASE IN EXCHANGE FOR SUBSTITUTE COLLATERAL--DEFEASANCE. The Skyline City Pool Borrower is permitted on any date on or after the earlier of November 11, 2000 and the second anniversary from the Closing Date to defease all or a portion of the Skyline City Pool Loan, provided, that certain conditions are met, including the Skyline City Pool Borrower gives the mortgagee at least thirty days' prior written notice of the date (which must be a payment date) of such defeasance and that the Skyline City Pool Borrower pays on the defeasance date (i) all accrued and unpaid interest on the Skyline City Pool Loan to but not including such date, (ii) all other sums then due under the Skyline City Pool Loan and the related loan documents,
(iii) the Skyline City Pool Defeasance Deposit and (iv) all reasonable costs and expenses of the mortgagee incurred in connection with the defeasance. In addition, the Skyline City Pool Borrower will be required to deliver to the mortgagee among other things a confirmation, in form and substance reasonably satisfactory to the mortgagee, from a major accounting firm that the Skyline City Pool Defeasance Deposit is sufficient to pay all scheduled payments (including the outstanding principal amount as of the Anticipated Repayment
Date) due from the Borrower under the Skyline City Pool Loan in connection with the proposed defeasance and confirmation that all conditions to defeasance have been met from any applicable rating agency that has required as a condition to defeasance that such confirmation be obtained.

   "Skyline City Pool Defeasance Deposit" means a cash amount equal to the sum of (i) the remaining principal amount of the Skyline City Pool Loan (in the case of a total defeasance) or the principal amount of the defeased note (in the case of a partial defeasance), as applicable, with interest thereon,
(ii) without duplication, any costs and expenses incurred or to be incurred in the purchase of U.S. Treasury obligations necessary to meet the scheduled defeasance payments, and (iii) any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the note, the creation of the defeased note and the undefeased note, if applicable, any transfer of the defeased note or otherwise required to accomplish the defeasance.

   Partial defeasance is permitted in an amount equal to the Skyline City Pool Release Amount. In connection with the defeasance of the Skyline City Pool Loan, the Skyline City Pool Borrower will be permitted to obtain the release of the deed of trust lien encumbering the Skyline City Pool Properties or a portion thereof with respect to a partial defeasance.

   "Skyline City Pool Release Amount" means, with respect to a specified Skyline City Pool Property, an amount equal to the excess of (i) (a) 110% of the Allocated Loan Amount for One Skyline Tower, as applicable, or (b) 182% of the Allocated Loan Amount for Three Skyline Place, over (ii) the scheduled payments of principal made under the Skyline City Pool Loan allocated to such Skyline City Pool Property (based on the relative Allocated Loan Amounts for all of the Skyline City Pool Properties); provided that in no event will the Skyline City Pool Release Amount be greater than the then outstanding principal balance of the Skyline City Pool Loan.

   Prior to the Anticipated Repayment Date and upon the occurrence of a Skyline Pool Low Debt Service Trigger Event, all amounts on deposit in the Skyline City Pool Low Debt Service Reserve

Account are required to be applied by the mortgagee as a partial defeasance of the Skyline City Pool Loan as described in "Low Debt Service Account" below, provided the conditions for defeasance set forth above are satisfied.

   Upon receipt of the Skyline City Pool Defeasance Deposit, the mortgagee is appointed as agent and attorney-in-fact to purchase U.S. Treasury obligations using the Skyline City Pool Defeasance Deposit, on behalf of the Skyline City Pool Borrower and such U.S. Treasury obligations will serve as the sole collateral for the payments of the amounts due under the Skyline City Pool Loan or the defeased portion of the Skyline City Pool Loan if only a portion is defeased. Upon a deposit of U.S. Treasury obligations, the Skyline City Pool Borrower will have the right to assign the obligation to make payments under the Skyline City Pool Loan to an entity designated by the mortgagee. If the Skyline City Pool Borrower does assign such an obligation, the mortgagee will cause the obligation to be assumed by a special-purpose bankruptcy-remote entity.

   OTHER FINANCING. The Skyline City Pool Borrower is not permitted to incur or assume any additional indebtedness other than unsecured trade payables incurred in the ordinary course of the Skyline City Pool Borrower's business and customarily paid within 60 days of incurrence and in fact not more than 60 days outstanding unless the Skyline City Pool Borrower in good faith is contesting the payment of such trade payables.

   ALTERATIONS. Except upon compliance with certain conditions set forth in the Skyline City Pool Loan documents, the Skyline City Pool Borrower is prohibited from making or permitting any demolition, alteration, installation, improvement or decoration to the Skyline City Pool Properties or any part thereof.

   RESERVES. Pursuant to the terms of the Skyline City Pool Loan, the Skyline City Pool Borrower has established the following reserve accounts, each to be funded on each payment date in an amount equal to 1/12th of the annual reserve requirement set forth below:

                   RESERVE ACCOUNTS--SKYLINE CITY POOL LOAN

            CAPITAL RESERVE  LEASING RESERVE   DEBT SERVICE   TAX AND INSURANCE
DUE DATE        ACCOUNT        ACCOUNT (1)   RESERVE ACCOUNT   ESCROW ACCOUNT
----------  --------------- ---------------  --------------- -----------------
1998 ......   $145,733.60      $  545,033           (4)              (3)
1999 ......   $145,733.60      $1,913,467           (4)              (3)
2000 ......   $145,733.60      $  817,550           (4)              (3)
2001 ......   $145,733.60      $  500,798           (4)              (3)
2002 ......   $145,733.60      $1,066,711           (4)              (3)
2003 ......   $145,733.60      $1,370,054           (4)              (3)
2004 ......   $145,733.60      $  208,159           (4)              (3)
2005 ......   $145,733.60      $  263,186           (4)              (3)
2006 ......   $145,733.60      $  972,847           (4)              (3)
2007 ......   $145,733.60      $1,370,054           (4)              (3)

------------
(1) Provided, however, that (x) the Skyline City Pool Borrower may, prior to the ninth anniversary of the closing of the Skyline City Pool Loan, replace the funds required to be on deposit for any year with a letter of credit for the amount required to be on deposit for such year, issued by a bank with a long term unsecured debt rating of not less than the highest rating then assigned by the applicable rating agencies to any of the Certificates, and (y) the Skyline City Pool Borrower may, after the third anniversary, but prior to the ninth anniversary of the closing of the Skyline City Pool Loan, replace up to $1,000,000 of the account balance with a guaranty instrument, acceptable to the mortgagee, executed by Charles E. Smith Commercial Realty L.P., provided such entity will have and continue to have a long term unsecured debt rating of at least "BBB-" (or its equivalent) by the applicable rating agencies or $1,750,000 of the account balance with a guaranty instrument acceptable to the mortgagee, executed by Charles E. Smith Commercial Realty L.P., provided such entity shall have and continue to have a long-term unsecured debt rating of at least "BBB" (or its equivalent) by the applicable rating agencies.
(2)    Funded at the initial closing of the Skyline City Pool Loan.
(3) An amount equal to the estimated taxes and insurance premiums payable during the ensuing 12 months.
(4) An amount such that the account balance equals the Skyline City Pool Loan monthly debt service payment amount.

   LOW DEBT SERVICE RESERVE ACCOUNT. The Skyline City Pool Borrower has established a low debt service reserve account (the "Skyline City Pool Low Debt Service Reserve Account"), to be funded from and after a Skyline City Pool Low Debt Service Trigger Event until a Skyline City Pool Low Debt Service Return Event and/or from and after the Anticipated Repayment Date in an amount equal to all remaining funds in the Skyline City Pool Deposit Account after funding the reserve accounts established by the Skyline City Pool Borrower, paying the budgeted operating expenses and capital expenditures and paying the mortgagee any accrued and unpaid interest at the excess of the default rate over the applicable interest rate.

   "Skyline City Pool Low Debt Service Application Event" means that, as of any date, the net operating income (with respect to all Skyline City Pool Properties on an aggregate basis) for the prior 12 calendar month period will be less than $7,400,000, provided, that until June 1, 1999, the existence of a Skyline City Pool Low Debt Service Application Event will be determined based upon annualization of net operating income for the elapsed portion of fiscal years 1998 and 1999.

   "Skyline City Pool Low Debt Service Trigger Event" means that, as of any date, the net operating income (with respect to all Skyline City Pool Properties on an aggregate basis) for the prior 12 calendar month period will be less than $8,400,000, provided, that until June 1, 1999, the existence of a Skyline City Pool Low Debt Service Trigger Event will be determined based upon annualization of net operating income for the elapsed portion of fiscal years 1998 and 1999.

   "Skyline City Pool Low Debt Service Return Event" means that, as of any date following a Skyline City Pool Low Debt Service Trigger Event, (i) the net operating income (with respect to all Skyline City Pool Properties on an aggregate basis) for the prior 12 calendar month period will be greater than $8,400,000, provided, that until June 1, 1999, the existence of a Skyline City Pool Low Debt Service Trigger Event will be determined based upon annualization of net operating income for the elapsed portion of fiscal years 1998 and 1999; and (ii) no event of default then exists and is continuing.

   Upon the occurrence of a Skyline City Pool Low Debt Service Application Event all sums in the Skyline City Pool Low Debt Service Reserve Account are required to be applied by the mortgagee to reduce the principal balance of the Skyline City Pool Loan (including accrued and unpaid Excess Interest), and prior to the Anticipated Repayment Date, as a partial defeasance of the Skyline City Pool Loan with the Skyline City Pool Borrower being responsible for complying with the provisions for defeasance set forth in the Skyline City Pool Loan agreement, provided, however, that upon the occurrence of a Skyline City Pool Loan Low Debt Service Return Event and prior to the Anticipated Repayment Date, all sums then remaining in the Skyline City Pool Low Debt Service Reserve Account are required to be disbursed to the Skyline City Pool Borrower.

   CASH MANAGEMENT; LOCKBOX. The Skyline City Pool Borrower has established and is required to maintain one or more segregated bank accounts in its name (the "Skyline City Pool Property Level Sweep Account") and a segregated bank account in the name of the mortgagee (the "Skyline City Pool Deposit Account"). Prior to the occurrence of a Skyline City Pool Lockbox Trigger Event, the Skyline City Pool Borrower and the Skyline City Pool Manager are required to deposit all payments received by them into the Skyline City Pool Property Level Sweep Account no later than the close of business on the same day as such payment is received. A "Skyline City Pool Lockbox Trigger Event" means the earliest to occur of a Skyline City Pool Low Debt Service Application Event, an event of default under the Skyline City Pool Loan and the Anticipated Repayment Date. From and after a Skyline City Lockbox Trigger Event, the Skyline City Pool Property Level Sweep Account will be under the sole dominion and control of the mortgagee and all amounts on deposit in the Skyline City Pool Property Level Sweep Account are required to be swept daily into the Skyline City Pool Deposit Account.

   TRANSFER OF PROPERTY AND INTEREST IN THE SKYLINE CITY POOL BORROWER; ENCUMBRANCES. With certain permitted exceptions, the Skyline City Pool Borrower will generally not be permitted to sell, assign, convey, transfer or otherwise dispose of or encumber, mortgage or hypothecate legal, beneficial or equitable interests in the Skyline City Pool Properties, or permit or suffer any owner, directly or indirectly, of a beneficial interest in the Skyline City Pool Properties to transfer such interest, whether by transfer of stock or other beneficial interest in any entity or otherwise. Notwithstanding the foregoing, the Skyline City Pool Borrower shall have a one-time right to sell, assign, convey, transfer or otherwise dispose of legal or equitable title to or any interest in all or some of the Skyline City Pool Properties and solely in connection with the exercise of the purchase option by the applicable GSA tenant at One Skyline Tower, the Skyline City Pool Borrower may sell its interest in One Skyline Tower to such GSA tenant.

   Except for certain permitted transfers to transferee's identified in the loan documents, transfers of equity interests in the Skyline City Pool Borrower are generally prohibited.

   CASUALTY AND CONDEMNATION. In the event of a casualty or a condemnation at the Skyline City Pool Properties that involves a loss of less than 33.333% of the outstanding principal balance of the Allocated Loan Amount for the affected Skyline City Pool Property, the mortgagee shall permit the application of the resulting proceeds (after reimbursement of any expenses incurred by the mortgagee) to reimburse the Skyline City Pool Borrower for the cost of restoring, repairing, replacing or rebuilding the affected Skyline City Pool Property, provided that no default or event of default has occurred and is then continuing and, in the reasonable judgment of the mortgagee: (i) the affected Skyline City Pool Property can be restored to its original value; (ii) the affected Skyline City Pool Property, after such restoration, will adequately secure the outstanding principal balance of the Allocated Loan Amount; (iii) the restoration can be completed by the earliest to occur of: (a) the 180th day following the receipt of the proceeds, or, with confirmation of the Rating Agencies, such longer period as may be required; (b) the 180th day prior to the Anticipated Repayment Date; and (c) with respect to a casualty, the expiration of the payment period on the rental-loss insurance coverage in respect of such casualty; and (iv) during the period of the restoration, the sum of (x) income derived from the affected Skyline City Pool Property, plus (y) proceeds of rent loss insurance or business interruption insurance, if any, payable will equal or exceed 125% of the sum of (1) expenses in connection with the operation of the affected Skyline City Pool Property and (2) the debt service in respect to the Allocated Loan Amount for such affected Property, provided that the foregoing condition will be deemed satisfied if the net operating income derived from the affected individual property during the period of restoration (including proceeds from rent loss insurance or business interruption insurance, if any, payable) will not be less than such net operating income prior to the casualty or condemnation in question.

   If any of the conditions set forth in the preceding paragraph is not satisfied, then, unless the mortgagee elects otherwise, the proceeds will be required to be applied to the prepayment of the Skyline City Pool Loan without prepayment premium or penalty, other than a yield maintenance premium if an event of default has occurred and is continuing.

   In the event of a casualty or condemnation that involves a loss of 33.333% or more of the Allocated Loan Amount for such affected Skyline City Pool Property, then the mortgagee will have the option to apply the net proceeds to the prepayment of the Skyline City Pool Loan without any yield maintenance charge or prepayment premium (other than a yield maintenance charge if any event of default has occurred and is continuing) and the Skyline City Pool Borrower will be entitled to receive a release of the mortgage lien affecting the affected Skyline City Pool Property, with the proceeds applied against the related Skyline City Pool Loan Release Amount, or, to have such proceeds applied to reimburse the Skyline City Pool Borrower for the cost of any restoration.

                   DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

   The Certificates will be issued pursuant to the Pooling Agreement and will consist of 15 classes (each, a "Class") to be designated as the Class A-1 Certificates, the Class A-2 Certificates and Class A-3 Certificates (collectively, the "Class A Certificates"), the Class X Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class Q Certificates, the Class R Certificates and the Class LR Certificates. Only the Class A-1, Class A-2, Class A-3, Class X, Class B, Class C, Class D and Class E Certificates (collectively, the "Offered Certificates") are offered hereby. The Class F, Class G, Class H, Class J, Class Q, Class R and Class LR Certificates (collectively, the "Private Certificates") are not offered hereby.

   The Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-Off Date (except, with respect to 12 Mortgage Loans, representing approximately 5.3% of the Initial Pool Balance, with respect to which a portion of the interest payment due on the applicable Due Date in November 1998 will be retained by the applicable Loan Seller); (ii) any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (upon acquisition, an "REO Property"); (iii) such funds or assets as from time to time are deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Class Q Distribution Account, and any account established in connection with REO Properties (an "REO Account"); and (iv) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans. The Class Q Certificates are not entitled to any distributions on or with respect to any other assets in the Trust Fund other than distributions of Net Default Interest and any distributions in respect of the AIMCO Multifamily Pool Conditional Debt. The Certificates do not represent an interest in or obligation of the Seller, the Loan Sellers, the Originators, the Master Servicer, the Trustee, the Fiscal Agent, the Underwriter, the borrowers, the property managers or any of their respective affiliates.

   Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates (collectively, the "Sequential Pay Certificates") will have the following Certificate Principal Amounts and the Class X Certificates will have the Notional Amount shown below (in each case, subject to a variance of plus or minus 5%):

              INITIAL CERTIFICATE PRINCIPAL
    CLASS       AMOUNT OR NOTIONAL AMOUNT
------------  -----------------------------
Class A-1  ..         $  207,500,000
Class A-2  ..         $  436,033,000
Class A-3  ..         $  650,220,628
Class X .....         $1,861,517,825
Class B .....         $  102,384,000
Class C .....         $  102,383,000
Class D .....         $  107,038,000
Class E .....         $   32,576,000
Class F .....         $  107,037,000
Class G .....         $   55,846,000
Class H .....         $   23,269,000
Class J .....         $   37,231,197

   The Certificate Principal Amount of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount which the Holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund, all as described herein; provided, however, that in the event that Realized Losses previously allocated to a Class of Certificates in reduction of their Certificate Principal Amounts are recovered subsequent to the reduction of the Certificate Principal Amount of such Class to zero, such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth under "--Distributions--Payment Priorities" herein. The respective Certificate Principal Amount of each Class of Certificates entitled to distributions of principal will in each case be reduced by amounts actually distributed thereon that are allocable to principal and by any Realized Losses allocated to such Class of Certificates.

   The Class X Certificates will not have a Certificate Principal Amount. Such Class will represent the right to receive distributions of interest accrued as described herein on a notional principal amount (a "Notional Amount"). The Notional Amount of the Class X Certificates will generally equal the aggregate Certificate Principal Amounts of the Sequential Pay Certificates outstanding from time to time.

   The Notional Amount of the Class X Certificates will be reduced to the extent of all reductions in the aggregate of the Certificate Principal Amounts of the Sequential Pay Certificates. The Notional Amount of the Class X Certificates will for purposes of distributions on each Distribution Date equal the aggregate of the Certificate Principal Amounts of the Sequential Pay Certificates as of the first day of the related Interest Accrual Period.

DISTRIBUTIONS

   METHOD, TIMING AND AMOUNT. Distributions on the Certificates are required to be made on the 18th day of each month, or if such day is not a Business Day, on the next succeeding Business Day, commencing on November 18, 1998 (each, a "Distribution Date"). All distributions (other than the final distribution on any Certificate) are required to be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on the last day of the month immediately preceding the month in which the related Distribution Date occurs or, if such day is not a Business Day, the immediately preceding Business Day. Such distributions are required to be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on any Offered Certificates is required to be made in like manner, but only upon presentment or surrender (for notation that the Certificate Principal Amount thereof has been reduced to zero) of such Certificate at the location specified in the notice to the Certificateholder thereof of such final distribution. All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests. The "Percentage Interest" evidenced by any Offered Certificate is equal to the initial denomination thereof as of the Closing Date divided by the initial Certificate Principal Amount of the related Class.

   The aggregate distribution to be made on the Certificates (other than the Class Q Certificates) on any Distribution Date will equal the Available Funds. The "Available Funds" for a Distribution Date will be the sum of (i) all Monthly Payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including Unscheduled Payments and Net REO Proceeds, if any) received by the Master Servicer in the related Prepayment Period, (ii) all other amounts deposited in the Collection Account by the Master Servicer pursuant to the Pooling Agreement in respect of such Distribution Date that are allocable to the Mortgage Loans, including all P&I Advances made by the Master Servicer, the Trustee or the Fiscal Agent, as applicable, in respect of such Distribution Date, and any interest or other income earned on funds in the Interest Reserve Account, (iii) for the Distribution Date occurring in each March, the related Withheld Amounts as described herein under "The Pooling Agreement--Accounts--Interest Reserve Account" and required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling Agreement, (iv) any late payments of Monthly Payments received after the end of the Collection Period relating to such Distribution Date but prior to the related Determination Date, and (v) any funds released from the Reserve Account and any payments received on the Reinvestment Enhancement Instrument, but excluding the following:

     (a) amounts permitted to be used to reimburse the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, for previously unreimbursed Advances and interest on such Advances as described herein under "The Pooling Agreement--Advances";

     (b) the aggregate amount of the Servicing Fee (which includes the fees for both the Trustee and the Master Servicer) payable to the Master Servicer (net of any amounts used to offset Prepayment Interest Shortfalls as described herein) and the amounts payable to the Special Servicer described herein under "The Pooling Agreement--Certain Matters Regarding the Seller, the Master Servicer and the Special Servicer" in each case in respect of such Distribution Date, and all amounts in the nature of late fees, loan modification fees, extension fees, loan service transaction fees, demand fees, beneficiary statement charges, assumption fees, modification fees and similar fees, and reinvestment earnings on payments received with respect to the Mortgage Loans which the Master Servicer or Special Servicer is entitled to receive as additional servicing compensation pursuant to the terms of the Pooling Agreement (together with the Servicing Fee, "Servicing Compensation");

     (c) all amounts representing scheduled Monthly Payments due after the related Due Date;

     (d) to the extent permitted by the Pooling Agreement, that portion of liquidation proceeds, insurance proceeds and condemnation proceeds or the Repurchase Price received with respect to a Mortgage Loan which represents any unpaid Servicing Compensation as described herein, to which the Master Servicer, the Special Servicer or the Trustee is entitled;

     (e) all amounts representing certain unanticipated or default related expenses reimbursable or payable to the Master Servicer, the Special Servicer, the Trustee or Fiscal Agent and other amounts permitted to be retained by the Master Servicer or withdrawn pursuant to the Pooling Agreement in respect of various items, including the excess of Prepayment Interest Excesses over Prepayment Interest Shortfalls (as such terms are defined herein) and indemnities;

     (f)  prepayment premiums and yield maintenance charges;

     (g)  Default Interest;

     (h)  Excess Interest;

     (i) with respect to all Mortgage Loans which accrue interest on the basis of a 360-day year and the actual number of days in the related month and any Distribution Date occurring in each February, and in any January occurring in a year that is not a leap year, the related Withheld Amount as described under "The Pooling Agreement--Accounts--Interest Reserve Account" herein;

     (j) all amounts received with respect to each Mortgage Loan previously purchased or repurchased pursuant to the Pooling Agreement during the related Prepayment Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined;

     (k) all amounts deposited in the Reserve Account since the preceding Distribution Date;

     (l) the amount reasonably determined by the Trustee to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC under the circumstances and to the extent described in the Pooling Agreement; and

     (m) all amounts received on or in respect of the AIMCO Multifamily Pool Conditional Debt.

   "Monthly Payment" with respect to any Mortgage Loan (other than any REO Mortgage Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the related Mortgage Rate which is payable by the related borrower on such Due Date. The Monthly Payment with respect to any Distribution Date and (i) an REO Mortgage Loan, or (ii) any Mortgage Loan which is delinquent at its maturity date and with respect to which the Special Servicer has not entered into an extension, is the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged or the related maturity date had not been reached, as the case may be, determined as set forth in the Pooling Agreement.

    "Unscheduled Payments" are all net liquidation proceeds, net insurance proceeds and net condemnation proceeds payable under the Mortgage Loans, any Principal Prepayment, the purchase price received with respect to any purchase or repurchase of any Mortgage Loan and any other payments under or with respect to the Mortgage Loans not scheduled to be made, but excluding prepayment premiums, yield maintenance charges, Excess Interest and Default Interest and excluding any amount paid in connection with the release of the related Mortgaged Property through defeasance.

   "Net REO Proceeds" with respect to any REO Property and any related REO Mortgage Loan are all revenues received by the Special Servicer with respect to such REO Property or REO Mortgage Loan (other than the proceeds of a liquidation thereof) net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to the Pooling Agreement.

   "Principal Prepayments" are unscheduled payments of principal permitted to be made by a borrower under the terms of a Mortgage Loan and received from the borrower.

   "Collection Period" with respect to a Distribution Date and each Mortgage Loan is the period beginning on the day after the Due Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring on November 18, 1998, beginning on the day after the Cut-Off Date) and ending on the Due Date in the month in which such Distribution Date occurs.

   "Prepayment Period" with respect to any Distribution Date is the period beginning the day after the Determination Date in the month immediately preceding the month in which such Distribution Date occurs (or on the Cut-Off Date, in the case of the first Distribution Date) through and including the Determination Date immediately preceding such Distribution Date.

   "Net Default Interest" with respect to any Mortgage Loan is any Default Interest accrued on such Mortgage Loan less amounts required to pay the Master Servicer, the Special Servicer, the Trustee or Fiscal Agent, as applicable, interest on Advances at the Advance Rate.

   "Determination Date" with respect to any Distribution Date is the fifth business day prior to such Distribution Date.

   "Default Interest" with respect to any Mortgage Loan is interest accrued on such Mortgage Loan at the excess of (i) the related Default Rate over (ii) the sum of the related Mortgage Rate plus, if applicable, the related Excess Rate.

   "Default Rate" with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan including a default in the payment of a Monthly Payment.

   "Excess Rate" with respect to each of the ARD Loans is the excess of the related Revised Rate over the related Initial Rate.

   "Excess Interest" with respect to each of the ARD Loans is the interest accrued at the related Excess Rate in respect of such Mortgage Loan, plus interest thereon, to the extent permitted by applicable law, at the related Revised Rate.

   PAYMENT PRIORITIES. As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings.

   The "Interest Accrual Amount," with respect to any Distribution Date and any Class of Sequential Pay Certificates, is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Certificate Principal Amount (provided, that for interest accrual purposes any distributions of principal or reductions in Certificate Principal Amount as a result of allocations of Realized Losses on the Distribution Date occurring in an Interest Accrual Period will be deemed to have been made on the first day of such Interest Accrual Period); and "Interest Accrual Amount" with respect to any Distribution Date and the Class X Certificates is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class for such Interest Accrual Period on the applicable Notional Amount of such Class (provided, that for interest accrual purposes any reductions in Notional Amount as a result of reductions in the corresponding Certificate Principal Amounts used to determine the Notional Amount due to principal distributions or allocations of Realized Losses on the Distribution Date occurring in an Interest Accrual Period will be deemed to have been made on the first day of such Interest Accrual Period). Calculations of interest on the Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

   The "Interest Distribution Amount" with respect to any Distribution Date and each Class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount for such Distribution Date and (ii) the Interest Shortfall, if any, for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class on such Distribution Date.

   The "Interest Accrual Period" with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs. Each Interest Accrual Period with respect to each Class of Certificates is assumed to consist of 30 days.

   An "Interest Shortfall" with respect to any Distribution Date for any Class of Regular Certificates is the sum of (a) the excess, if any, of (i) the Interest Distribution Amount for such Class for the immediately preceding Distribution Date, over (ii) all distributions of interest (other than Excess Interest) made with respect to such Class of Certificates on the immediately preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of the Class X Certificates, one month's interest on any such excess at the Pass-Through Rate applicable to such Class of Certificates for the current Distribution Date and (ii) in the case of the Class X Certificates, one month's interest on any such excess at the WAC Rate for such Distribution Date.

   The "Pass-Through Rate" for any Class of Regular Certificates for any Interest Accrual Period is the per annum rate at which interest accrues on the Certificates of such Class during such Interest Accrual Period, as follows:

     The Pass-Through Rate on the Class A-1 Certificates is a per annum rate
    equal to        %.

     The Pass-Through Rate on the Class A-2 Certificates is a per annum rate
    equal to         %.

     The Pass-Through Rate on the Class A-3 Certificates is a per annum rate
    equal to         %.

     The Pass-Through Rate on the Class B Certificates is a per annum rate
    equal to        %.

     The Pass-Through Rate on the Class C Certificates is a per annum rate
    equal to        %.

     The Pass-Through Rate on the Class D Certificates is a per annum rate
    equal to   %, subject to a cap equal to the WAC Rate.

     The Pass-Through Rate on the Class E Certificates is a per annum rate
    equal to   %, subject to a cap equal to the WAC Rate.

     The Pass-Through Rate on the Class F Certificates is a per annum rate
    equal to   %.

     The Pass-Through Rate on the Class G Certificates is a per annum rate
    equal to   %.

     The Pass-Through Rate on the Class H Certificates is a per annum rate
    equal to   %.

     The Pass-Through Rate on the Class J Certificates is a per annum rate
    equal to   %.

     The Pass-Through Rate on the Class X Certificates is a per annum rate equal to the excess of (i) the WAC Rate over (ii) the weighted average of the Pass-Through Rates on the Sequential Pay Certificates, weighted on the basis of their respective Certificate Principal Amounts.

   The "WAC Rate" with respect to any Distribution Date is a per annum rate equal to the product of the weighted average of the Net Mortgage Rates in effect for the Mortgage Loans as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs weighted on the basis of the respective Stated Principal Balances of the Mortgage Loans on such Due Dates. For purposes of calculating the WAC Rate, payments on the Mortgage Loans deposited in the Reserve Account will be treated as if they had not been made until such time as they are released from the Reserve Account.

    The "Regular Certificates" are the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class X Certificates.

   The "Net Mortgage Rate" with respect to any Mortgage Loan is a per annum rate equal to the related Mortgage Rate in effect from time to time minus the related Servicing Fee Rate. However, for purposes of calculating Pass-Through Rates, the Net Mortgage Rate of such Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms, whether agreed to by the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

   The "Mortgage Rate" with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan as stated in the related
Note in each case without giving effect to the Excess Rate or the Default Rate. Notwithstanding the foregoing, if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then, for purposes of calculating Pass-Through Rates, the Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such Mortgage Loan during such one-month period at the related Mortgage Rate; provided, however, that with respect to all such Mortgage Loans which accrue on the basis of a 360-day year and the actual number of days, (i) the Mortgage Rate for the one month period preceding the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be determined net of the Withheld Amount, and (ii) the Mortgage Rate for the one-month period preceding the Due Date in March will be determined taking into account the addition of any such Withheld Amounts.

   The "Stated Principal Balance" of any Mortgage Loan at any date of determination will equal (a) the principal balance as of the Cut-Off Date of such Mortgage Loan, minus (b) the sum of (i) the principal portion of each Monthly Payment due on such Mortgage Loan after the Cut-Off Date and prior to such date of determination, if received from the borrower or advanced by the Master Servicer, Trustee or Fiscal Agent, (ii) all voluntary and involuntary principal prepayments and other unscheduled collections of principal received with respect to such Mortgage Loan, to the extent distributed to holders of the Certificates or applied to other payments required under the Pooling Agreement before such date of determination and (iii) any adjustment to such balance as a result of a reduction of principal by a bankruptcy court or as a result of a modification reducing the principal amount due on such Mortgage Loan. The Stated Principal Balance of a Mortgage Loan with respect to which title to the related Mortgaged Property has been acquired by the Trust Fund is equal to the principal balance of such Mortgage Loan outstanding on the date on which such title is acquired less any Net REO Proceeds allocated to principal on such Mortgage Loan. The Stated Principal Balance of a defaulted Mortgage Loan with respect to which the Master Servicer or the Special Servicer has determined that it has received all payments and recoveries which it expects to be finally recoverable on such Mortgage Loan is zero.

   The "Principal Distribution Amount" for any Distribution Date and a Loan Group will be equal to the sum, without duplication, of:

   (i) the principal component of all scheduled Monthly Payments due on the Due Date immediately preceding such Distribution Date (if received, or advanced by the Master Servicer, Trustee or Fiscal Agent, in respect of such Distribution Date) with respect to the Mortgage Loans in such Loan Group;

   (ii) the principal component of any payment on any Mortgage Loan in such Loan Group received or applied on or after the date on which such payment was due in the related Prepayment Period, net of the principal portion of any unreimbursed P&I Advances related to such Mortgage Loan;

   (iii) the portion of Unscheduled Payments allocable to principal of any Mortgage Loan in such Loan Group received or applied during the related Prepayment Period, net of the principal portion of any unreimbursed P&I Advances related to such Mortgage Loan; and

   (iv) the Principal Shortfall, if any, for such Distribution Date and Loan Group.

    The Principal Distribution Amount for Group I will be increased by the principal portion of any funds released in the applicable period from the Reserve Account and will be decreased by the amount of any deposits during the applicable period into the Reserve Account.

   For purposes of the foregoing definition of Principal Distribution Amount, the term "Principal Shortfall" for any Distribution Date and Loan Group means the amount, if any, by which (i) the Principal Distribution Amount for the preceding Distribution Date for such Loan Group, exceeds (ii) the aggregate amount actually distributed with respect to principal on such preceding Distribution Date in respect of such Principal Distribution Amount.

   An "REO Mortgage Loan" is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

   On each Distribution Date prior to the Cross-over Date, the Available Funds for such Distribution Date are required to be distributed in the following amounts and order of priority:

   (i) First, pro rata, in respect of interest, to the Class A-1, Class A-2, Class A-3 and Class X Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the Interest Distribution Amounts of such Classes;

   (ii) Second, to the Class A Certificates, in reduction of their respective Certificate Principal Amounts pro rata: (a) first, to the Class A-1 Certificates and second, to the Class A-2 Certificates, in each case up to an amount equal to the lesser of (i) the Certificate Principal Amount of such Certificates and (ii) the Principal Distribution Amount for Group 1 for such Distribution Date (plus, after the Certificate Principal Amount of the Class A-3 Certificates has been reduced to zero, the Principal Distribution Amount for Group 2 for such Distribution Date (or the portion remaining after paying the Class A-3 Certificates)); and (b) to the Class A-3 Certificates, up to an amount equal to the lesser of (i) the Certificate Principal Amount of such Certificates and (ii) the Principal Distribution Amount for Group 2 for such Distribution Date (plus, after the Certificate Principal Balances of the Class A-1 and Class A-2 Certificates have been reduced to zero, the Principal Distribution Amount for Group 1 (or the portion remaining after paying the Class A-1 and Class A-2 Certificates));

   (iii) Third, to the Class B Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

   (iv) Fourth, to the Class B Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the sum of the Principal Distribution Amounts for Group 1 and Group 2, less the portions of such Principal Distribution Amounts distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

   (v) Fifth, to the Class B Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

   (vi) Sixth, to the Class C Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

   (vii) Seventh, to the Class C Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the sum of the Principal Distribution Amounts for Group 1 and Group 2, less the portions of such Principal Distribution Amounts distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

   (viii) Eighth, to the Class C Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

   (ix) Ninth, to the Class D Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

   (x) Tenth, to the Class D Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the sum of the Principal Distribution Amounts for Group 1 and Group 2, less the portions of such Principal Distribution Amounts distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

    (xi) Eleventh, to the Class D Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

   (xii) Twelfth, to the Class E Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

   (xiii) Thirteenth, to the Class E Certificates in reduction of the Certificate Principal Amount thereof, up to an amount equal to the sum of the Principal Distribution Amounts for Group 1 and Group 2, less the portions of such Principal Distribution Amounts distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

   (xiv) Fourteenth, to the Class E Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

   (xv) Fifteenth, to the Class F Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

   (xvi) Sixteenth, to the Class F Certificates in reduction of the Certificate Principal Amount thereof, up to an amount equal to the sum of the Principal Distribution Amounts for Group 1 and Group 2, less the portions of such Principal Distribution Amounts distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

   (xvii) Seventeenth, to the Class F Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

   (xviii) Eighteenth, to the Class G Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

   (xix) Nineteenth, to the Class G Certificates in reduction of the Certificate Principal Amount thereof, up to an amount equal to the sum of the Principal Distribution Amounts for Group 1 and Group 2, less the portions of such Principal Distribution Amounts distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

   (xx) Twentieth, to the Class G Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

   (xxi) Twenty-first, to the Class H Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

   (xxii) Twenty-second, to the Class H Certificates in reduction of the Certificate Principal Amount thereof, up to an amount equal to the sum of the Principal Distribution Amounts for Group 1 and Group 2, less the portions of such Principal Distribution Amounts distributed pursuant to all prior clauses, until the Certificate Principal Balance thereof is reduced to zero;

   (xxiii) Twenty-third, to the Class H Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the Realized Loss was allocated to such Class;

   (xxiv) Twenty-fourth, to the Class J Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

   (xxv) Twenty-fifth, to the Class J Certificates in reduction of the Certificate Principal Amount thereof, up to an amount equal to the sum of the Principal Distribution Amounts for Group 1 and Group 2, less the portions of such Principal Distribution Amounts distributed pursuant to all prior clauses, until the Certificate Principal Balance thereof is reduced to zero;

   (xxvi) Twenty-sixth, to the Class J Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the Realized Loss was allocated to such Class; and

    (xxvii) Twenty-seventh, to the Class R Certificates, any amounts remaining in the Upper-Tier Distribution Account; and to the Class LR Certificates, any amounts remaining in the Lower-Tier Distribution Account.

   On each Distribution Date occurring on and after the Cross-over Date, regardless of the allocation of principal payments described in priority Second above, an amount equal to the sum of the Principal Distribution Amounts for Group 1 and Group 2 is required to be distributed, first, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, based on their respective Certificate Principal Amounts, in reduction of their respective Certificate Principal Amounts, until the Certificate Principal Amount of each such Class is reduced to zero, and, second, to the Class A-1, Class A-2 and Class A-3 Certificates for unreimbursed amounts of Realized Losses previously allocated to such Classes, pro rata in accordance with the amount of such unreimbursed Realized Losses so allocated, plus interest thereon at their respective Pass-Through Rates compounded monthly from the date the related Realized Loss was allocated to such Classes. The "Cross-over Date" is the Distribution Date on which the Certificate Principal Amount of each Class of Certificates entitled to distributions of principal (other than the Class A-1, Class A-2 and Class A-3 Certificates) has been reduced to zero due to the application of Realized Losses.

   All references to "pro rata" in the preceding clauses, unless otherwise specified, mean pro rata based upon the amounts distributable pursuant to such clause.

   If no unscheduled payment of principal on any Mortgage Loan has been received (excluding for this purpose any prepayment in full on an ARD Loan on its Anticipated Repayment Date), no Mortgage Loan has paid in full more than 30 days after its maturity date (or in the case of an ARD Loan, its Anticipated Repayment Date), and no Mortgage Loan has been delinquent for 60 days or more, all scheduled payments of principal on Group 1 Mortgage Loans that are due in July 2008 through September 2008 (including for this purpose prepayments in full of ARD Loans in Group 1 that have Anticipated Repayment Dates in such period) that are received in July 2008 through September 2008 will not be distributed on the Certificates and will be excluded from the Principal Distribution Amount for each Loan Group. Instead, they will be held in a reserve account (the "Reserve Account") until Class A-3 Certificates have been reduced to zero. If any unscheduled payment of principal on any Mortgage Loan is received (excluding for this purpose any prepayment in full on any ARD Loan on its Anticipated Repayment Date), any Mortgage Loan pays in full more than 30 days after its maturity date (or in the case of an ARD Loan, its Anticipated Repayment Date) or a delinquency of 60 days or more occurs with respect to any Mortgage Loan, any funds deposited in the Reserve Account will be added to the Principal Distribution Amount for Group 1.

   On the Closing Date, the Seller will cause to be deposited with the Trustee a guarantee, U.S. government securities, a guaranteed investment contract and/or such other obligation or instrument (in each case, a "Reinvestment Enhancement Instrument"), the payments on which will be sufficient to cover any reinvestment shortfall that might otherwise be suffered by the Certificateholders resulting from the reinvestment of funds on deposit in the Reserve Account. In the event any unscheduled payment of principal on any Mortgage Loan is received (excluding for this purpose any prepayment in full on an ARD Loan on its Anticipated Repayment Date) or a delinquency of 60 days or more occurs with respect to a Mortgage Loan, the Trustee will release to the Seller the Reinvestment Enhancement Instrument, and there will be no further obligation to maintain a Reinvestment Enhancement Instrument for the benefit of Certificateholders.

   PREPAYMENT PREMIUMS. On any Distribution Date, prepayment premiums and yield maintenance charges collected during the related Collection Period are required to be distributed to the holders of the Classes of Offered Certificates as described below.

   On each Distribution Date, yield maintenance charges collected on the Mortgage Loans in Group 1 during the related Prepayment Period will be distributed by the Trustee to the following Classes of Offered Certificates: to the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates, in an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1, Class A-2, Class B, Class C, Class D and Class E, Class F, Class G, Class

H and Class J Certificates on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates, and (c) the aggregate amount of yield maintenance charges relating to the Mortgage Loans in Group 1 collected on such principal prepayments during the related Prepayment Period. Any yield maintenance charges relating to the Mortgage Loans in Group 1 collected during the related Prepayment Period remaining after such distributions will be distributed to the holders of the Class X Certificates.

   On each Distribution Date, yield maintenance charges collected on the Mortgage Loans in Group 2 during the related Collection Period will be distributed by the Trustee to the Class A-3 Certificates, in an amount equal to the product of (a) a fraction, not greater than 1, whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal on such Distribution Date from the Mortgage Loans in Group 2, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates, and (c) the aggregate amount of yield maintenance charges relating to the Mortgage Loans in Group 2 collected on such principal prepayments during the related Prepayment Period. Any yield maintenance charges relating to the Mortgage Loans in Group 2 collected during the related Prepayment Period remaining after such distributions will be distributed to the holders of the Class X Certificates.

   The "Base Interest Fraction" with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Offered Certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one. If such discount rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction shall equal zero.

   Notwithstanding the foregoing, if a penalty is imposed on the basis of a formula that requires payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the Stated Principal Balance of the Mortgage Loan, and the latter is the greater amount, then the penalty so collected will be allocated as described above. A substantial number of those Mortgage Loans which have a yield maintenance charge also feature a fixed prepayment premium for a specified period of time. For detailed information see Annex A.

   No prepayment premiums or yield maintenance charges will be distributed to holders of the Class F, Class G, Class H, Class J, Class Q or Residual Certificates. Instead, after the Certificate Principal Amount of the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to Mortgage Loans in Group 1 will be distributed to holders of the Class X Certificates. Similarly, after the Certificate Principal Amount of the Class A-3 Certificates has been reduced to zero, all prepayment premiums and yield maintenance charges with respect to Mortgage Loans in Group 2 will be distributed to holders of the Class X Certificates. For a description of prepayment premiums and yield maintenance charges, see "Description of the Mortgage Pool--Characteristics of the Mortgage Loans--Prepayment Provisions." See also "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions--Prepayment Provisions" in the Prospectus.

   Notwithstanding the foregoing, prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans in the related Prepayment Period.

   EXCESS INTEREST. On each Distribution Date, the Trustee is required to distribute any Excess Interest received during the related Collection Period, to the holders of the Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F and Class G Certificates, pro rata, based on their initial Certificate Principal Amounts.

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    CLASS Q DISTRIBUTIONS. On each Distribution Date, Net Default Interest received in the related Collection Period with respect to a default on a Mortgage Loan, to the extent set forth in the Pooling Agreement, and payments received in respect of the AIMCO Multifamily Pool Conditional Debt during the related Collection Period will be available for distribution solely to the Class Q Certificates, as set forth in the Pooling Agreement. The Class Q Certificates are not entitled to any other distributions.

   REALIZED LOSSES. The Certificate Principal Amount of each Class of Sequential Pay Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Loss allocated to such Class on such Distribution Date. As referred to herein, the "Realized Loss" with respect to any Distribution Date shall mean the amount, if any, by which the aggregate Certificate Principal Amount of all such Classes of Certificates after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to any payments of principal received or advanced with respect to the Due Date occurring immediately prior to such Distribution Date. Any such write-offs will be applied to such Classes of Certificates in the following order, until each is reduced to zero: first, to the Class J Certificates; second, to the Class H Certificates; third, to the Class G Certificates; fourth, to the Class F Certificates; fifth, to the Class E Certificates; sixth, to the Class D Certificates; seventh, to the Class C Certificates; eighth, to the Class B Certificates and, finally, pro rata, to the Class A-1, Class A-2 and Class A-3 Certificates, based on their respective Certificate Principal Amounts. The Notional Amount of the Class X Certificates will be reduced to reflect reductions in the Certificate Principal Amounts of the Sequential Pay Certificates resulting from allocations of Realized Losses. Any amounts recovered in respect of any amounts previously written off as Realized Losses will be distributed to the Classes of Certificates described above in reverse order of allocation of Realized Losses thereto.

   Shortfalls in Available Funds resulting from additional servicing compensation other than the Servicing Fee, interest on Advances to the extent not covered by Default Interest, extraordinary expenses of the Trust Fund, a reduction of the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or other unanticipated or default-related expenses (not constituting Realized Losses) will be allocated to interest due on each Class of Regular Certificates in the same order as Realized Losses are applied to the principal balance thereof.

   PREPAYMENT INTEREST SHORTFALLS. To the extent any Mortgage Loan is prepaid in full or in part between a Determination Date and the related Due Date immediately following such Determination Date, an interest shortfall may result on the second Distribution Date following such Determination Date because interest on prepayments in full or in part will only accrue to the date of payment (such shortfall, a "Prepayment Interest Shortfall"). To the extent any Mortgage Loan is prepaid in full or in part between the related Due Date and the Determination Date immediately following such Due Date, the interest on such prepayment will be included in the Available Funds for the immediately succeeding Distribution Date (the "Prepayment Interest Excess"), but only to the extent necessary to offset Prepayment Interest Shortfalls for such Prepayment Period. If a Mortgage Loan is prepaid in full or in part during any Prepayment Period, any related Prepayment Interest Shortfall shall be offset to the extent of any Prepayment Interest Excess collected during such Prepayment Period. If the Prepayment Interest Shortfall for any Prepayment Period exceeds any Prepayment Interest Excess collected during such period, such shortfall shall be offset only by an amount up to the product of (x) 1/12th of 0.04%, and (y) the aggregate Stated Principal Balance of the Mortgage Loans for the related Interest Accrual Period, which amount represents a reduction in the Servicing Fee payable to the Master Servicer on the related Distribution Date. Any remaining Prepayment Interest Shortfall not so offset (an "Excess Prepayment Interest Shortfall") will be allocated to each Class of Regular Certificates, pro rata, based upon the amount of interest which would otherwise have been distributable to each Class. The Master Servicer shall be entitled to any excess of the Prepayment Interest Excess over the Prepayment Interest Shortfall.

   APPRAISAL REDUCTION AMOUNTS. In the event that an Appraisal Reduction Event occurs with respect to a Mortgage Loan, (i) the amount advanced by the Master Servicer with respect to delinquent payments of interest with respect to the related Mortgage Loan will be reduced as described under "--Appraisal Reductions" below, and (ii) the Voting Rights of certain Classes will be reduced as

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described under "The Pooling Agreement--Amendment" herein. The reduction of interest advanced by the Master Servicer will have the effect of reducing the amount available to be distributed as interest on the then most subordinate Class or Classes of Certificates.

   The Certificate Principal Amount of each of the Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates will be notionally reduced (solely for purposes of determining the Voting Rights of the related Classes) on any Distribution Date to the extent of any Appraisal Reduction Amounts allocated to such Class on such Distribution Date. To the extent that the aggregate of the Appraisal Reduction Amounts for any Distribution Date exceed such Certificate Principal Amount, such excess will be applied, subject to any reversal described below, to notionally reduce the Certificate Principal Amount of the next most subordinate Class of Certificates on the next Distribution Date. Any such reductions will be applied in the following order of priority: first, to the Class J Certificates; second, to the Class H Certificates; third, to the Class G Certificates; fourth, to the Class F Certificates; fifth, to the Class E Certificates; sixth, to the Class D Certificates; seventh, to the Class C Certificates and finally, to the Class B Certificates (provided in each case that no Certificate Principal Amount in respect of any such Class may be notionally reduced below zero). See "--Payment Priorities" above and "--Appraisal Reductions" below.

SUBORDINATION

   As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-3 and Class X Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates to receive distributions of interest (other than Excess Interest) and principal, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-3 and Class X Certificates. The Class B Certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates. The Class C Certificates will likewise be protected by the subordination of the Class D, Class E, Class F, Class G, Class H and Class J Certificates. The Class D Certificates will likewise be protected by the subordination of the Class E, Class F, Class G, Class H and Class J Certificates. The Class E Certificates will likewise be protected by the subordination of the Class F, Class G, Class H and Class J Certificates. This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Certificates to receive on any Distribution Date the amounts of interest and principal distributable in respect of such Certificates on such date prior to any distribution being made on such Distribution Date in respect of any Classes of Certificates subordinate thereto and (ii) by the allocation of Realized Losses first, to the Class J Certificates; second, to the Class H Certificates; third, to the Class G Certificates; fourth, to the Class F Certificates; fifth, to the Class E Certificates; sixth, to the Class D Certificates; seventh, to the Class C Certificates; eighth, to the Class B Certificates; and, finally, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, based on their respective Certificate Principal Amounts. No other form of credit enhancement will be available with respect to any Class of Offered Certificates.

APPRAISAL REDUCTIONS

   With respect to the first Distribution Date following the earliest of (i) the third anniversary of the date on which an extension of the maturity date of a Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, which extension does not change the amount of Monthly Payments on the Mortgage Loan, (ii) 120 days after an uncured delinquency occurs in respect of a Mortgage Loan, (iii) 90 days after the date on which a reduction in the amount of Monthly Payments on a Mortgage Loan, or a change in any other material economic term of the Mortgage Loan, becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, (iv) 60 days after a receiver has been appointed, (v) immediately after a borrower declares bankruptcy, (vi) 60 days after an involuntary petition of bankruptcy is filed with respect to the borrower, if such petition is not dismissed prior to the expiration of such period; and
(vii) immediately after a Mortgage Loan becomes an REO Mortgage Loan each, (an "Appraisal Reduction Event"), an Appraisal Reduction Amount is required to be calculated by the Special Servicer. The "Appraisal Reduction Amount" for any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred will be an

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amount equal to the excess of (a) the outstanding Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period over (b) the excess of (i) 90% of the sum of the appraised values of the related Mortgaged Properties as determined by independent MAI appraisals (the costs of which is required to be paid by the Master Servicer as an Advance) over (ii) the sum of (A) to the extent not previously advanced by the Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Advances and interest thereon at the Advance Rate in respect of such Mortgage Loan and (C) all currently due and unpaid real estate taxes and assessments and insurance premiums and all other amounts, including, if applicable, ground rents, due and unpaid under the Mortgage Loan (which taxes, premiums and other amounts have not been the subject of an Advance). If no independent MAI appraisal has been obtained within twelve months prior to the first Distribution Date on or after an Appraisal Reduction Event has occurred, the Special Servicer will be required to estimate the value of the related Mortgaged Properties (the "Special Servicer's Appraisal Reduction Estimate") and such estimate will be used for purposes of determining the Appraisal Reduction Amount. Within 60 days after the Special Servicer receives notice or is otherwise aware of an Appraisal Reduction Event, the Special Servicer will be required to obtain an independent MAI appraisal, the cost of which will be paid by the Master Servicer as a Servicing Advance. On the first Distribution Date occurring on or after the delivery of such independent MAI appraisal, the Special Servicer will be required to adjust the Appraisal Reduction Amount to take into account such appraisal (regardless of whether the independent MAI appraisal is higher or lower than the Special Servicer's Appraisal Reduction Estimate). Annual updates of such independent MAI appraisal will be obtained during the continuance of an Appraisal Reduction Event and the Appraisal Reduction Amount will be adjusted accordingly.

   Upon payment in full or liquidation of any Mortgage Loan for which an Appraisal Reduction Amount has been determined, such Appraisal Reduction Amount will be eliminated.

DELIVERY, FORM AND DENOMINATION

   The Offered Certificates (other than the Class X Certificates) will be issued, maintained and transferred in the book-entry form only in denominations of $10,000 initial Certificate Principal Amount, and in multiples of $1 in excess thereof, and the Class X Certificates will be issued, maintained and transferred in the book-entry form only in denominations of $5,000,000 initial Notional Amount, and in multiples of $1 in excess thereof.

   The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of DTC. The Seller has been informed by DTC that DTC's nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a "Definitive Certificate") representing its interest in such Class, except under the limited circumstances described below under "--Definitive Certificates." Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with CEDEL and Euroclear participating organizations, the "Participants"), and all references herein to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the Pooling Agreement responsible for distributing any report, statement or other information has been provided with the name of the beneficial owner of a Certificate (or the prospective transferee of such beneficial owner), such report, statement or other information will be provided to such beneficial owner (or prospective transferee).

   Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Trustee will initially serve as certificate registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates.

   A "Certificateholder" or "holder" under the Pooling Agreement will be the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling Agreement, except

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that solely for the purpose of giving any consent or taking any action pursuant to the Pooling Agreement, any Certificate registered in the name of the Seller, the Trustee, the Master Servicer, the Special Servicer, a manager of a Mortgaged Property, a mortgagor or any person affiliated with the Seller, the Trustee, the Master Servicer, or the Special Servicer, such Certificate will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided, however, that for purposes of obtaining the consent of Certificateholders to an amendment to the Pooling Agreement, any Certificates beneficially owned by the Master Servicer, the Special Servicer or an affiliate of the Master Servicer or the Special Servicer will be deemed to be outstanding, provided that such amendment does not relate to compensation of the Master Servicer or the Special Servicer, or otherwise benefit the Master Servicer or the Special Servicer in any material respect; and, provided, further, that for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Mortgage Loan, any Certificates beneficially owned by the Master Servicer or an affiliate thereof will be deemed to be outstanding, provided that the Special Servicer is not the Master Servicer. The Percentage Interest of any Offered Certificate of any Class will be equal to the percentage obtained by dividing the denomination of such Certificate by the aggregate initial Certificate Principal Amount of such Class of Certificates. See "Description of the Certificates--General" in the Prospectus.

BOOK-ENTRY REGISTRATION

   Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

   Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or CEDEL, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

   Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities

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by or through a CEDEL Participant or a Euroclear Participant to a DTC
Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

   The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Trustee through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates.

   Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates. Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

   Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

   DTC has advised the Seller that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

   CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates.

   Euroclear was created in 1968 to hold securities for participants of the Euroclear system ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment.

   Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

   Although DTC, Euroclear and CEDEL have implemented the foregoing procedures in order to facilitate transfers of interests in Global Certificates among Participants of DTC, Euroclear and CEDEL, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Seller, the Trustee, the Master Servicer, the Special Servicers or the Underwriter will have any responsibility for the performance by DTC, Euroclear or CEDEL or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations. The information herein concerning DTC, CEDEL and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Seller takes no responsibility for the accuracy or completeness thereof.

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DEFINITIVE CERTIFICATES

   Definitive Certificates will be delivered to beneficial owners of Offered Certificates ("Certificate Owners") (or their nominees) only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the Offered Certificates, and the Seller is unable to locate a qualified successor, (ii) the Seller or the Trustee, at its sole option, elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an Event of Default under the Pooling Agreement, Certificate Owners representing a majority in principal amount of the Offered Certificates of any Class then outstanding advise DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of such Certificate Owners.

   Upon the occurrence of any of the events described in clauses (i) through
(iii) in the immediately preceding paragraph, DTC is required to notify all affected DTC Participants of the availability through DTC of Definitive Certificates. Upon delivery of Definitive Certificates, the Trustee, Certificate Registrar and Master Servicer will recognize the holders of such Definitive Certificates as holders under the Pooling Agreement ("Holders"). Distributions of principal of and interest on the Definitive Certificates will be made by the Trustee directly to Holders of Definitive Certificates in accordance with the procedures set forth in the Prospectus and the Pooling Agreement.

   Upon the occurrence of any of the events described in clauses (i) through
(iii) of the second preceding paragraph, requests for transfer of Definitive Certificates will be required to be submitted directly to the Certificate Registrar in a form acceptable to the Certificate Registrar (such as the forms which will appear on the back of the certificate representing a Definitive Certificate), signed by the Holder or such Holder's legal representative and accompanied by the Definitive Certificate or Certificates for which transfer is being requested.

TRANSFER RESTRICTIONS

   Each Class B, Class C, Class D and Class E Certificate will bear a legend substantially to the effect that such Certificate may not be purchased by a transferee that is (A) an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of ERISA, or Section 4975 of the Code, or a "governmental plan" (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA of the Code (each, a "Plan"), or (B) a collective investment fund in which Plans are invested, an insurance company using assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other person acting on behalf of any such Plan or using the assets of any such Plan, other than an insurance company using the assets of its general account under circumstances whereby such purchase and the subsequent holding of such Certificate by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Prohibited Transaction Class Exemption 95-60.

   Holders of Class B, Class C, Class D and Class E Certificates that are in book-entry form will be deemed to have represented that they are not persons or entities referred to in clause (A) or (B) of the legend described in the preceding paragraph. In the event that holders of the Class B, Class C, Class D and Class E Certificates become entitled to receive Definitive Certificates under the circumstances described under "--Definitive Certificates," each prospective transferee of a Class B, Class C, Class D and Class E Certificate that is a Definitive Certificate will be required to either deliver to the Seller, the Certificate Registrar and the Trustee a representation letter substantially in the form set forth as an exhibit to the Pooling Agreement stating that such transferee is not a person or entity referred to in clause
(A) or (B) of the legend or provide an opinion to the Seller, the Certificate Registrar and the Trustee as described in the Pooling Agreement. Any transfer of a Class B, Class C, Class D or Class E Certificate that would result in a prohibited transaction under ERISA or Section 4975 of the Code, or a materially similar characterization under any Similar Law will be deemed absolutely null and void ab initio.

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                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

YIELD

   The yield to maturity on the Offered Certificates will depend upon the price paid by the Certificateholders, the rate and timing of the distributions in reduction of Certificate Principal Amounts or Notional Amount, as applicable, of the related Classes of Certificates, the extent to which prepayment premiums, yield maintenance charges and Excess Interest allocated to a Class of Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Principal Amounts or Notional Amounts, as applicable, of such Classes of Certificates, as well as prevailing interest rates at the time of payment or loss realization.

   The rate of distributions in reduction of the Certificate Principal Amount or Notional Amount, as applicable, of any Class of Offered Certificates, the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults and the severity of losses occurring upon a default. Because generally principal distributions to the holders of the Class A-1 and Class A-2 Certificates will be based on principal received with respect to the Mortgage Loans in Group 1, such Certificates will be sensitive to the rate and timing of principal payments on Mortgage Loans in such Loan Group. Similarly, the Class A-3 Certificates will be sensitive to principal payments on Mortgage Loans in Group 2. While voluntary prepayments of Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of the Mortgaged Property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Principal Amount or Notional Amount, as applicable, may result from repurchases of Mortgage Loans made by the Responsible Parties due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described herein under "Description of the Mortgage Pool--Representations and Warranties" or purchases of the Mortgage Loans in the manner described under "The Pooling Agreement--Optional Termination; Optional Mortgage Loan Purchase." To the extent a Mortgage Loan requires payment of a prepayment premium or yield maintenance charge in connection with a voluntary prepayment, any such prepayment premium or yield maintenance charge generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty, and may not be enforceable or collectible upon a default.

   Principal payments (whether resulting from differences in amortization terms, prepayments following expirations of the respective prepayment lockout periods or otherwise) on the Mortgage Loans will affect the Pass-Through Rate of the Class X Certificates and, to the extent the WAC Rate would be reduced below the fixed Pass-Through Rate on such Classes, the Class D and Class E Certificates, for one or more future periods and therefore the yield on such Classes.

   The Certificate Principal Amount or Notional Amount, as applicable, of any Class of Offered Certificates may be reduced without distributions thereon as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of Certificate Principal Amount, if applicable, as well as the amount of interest that would have accrued on such Certificates in the absence of such reduction. In general, a Realized Loss occurs when the aggregate principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Principal Amounts of the Certificates. Realized Losses are likely to occur only in connection with a default on a Mortgage Loan and the liquidation of the related Mortgaged Properties or a reduction in the principal balance of a Mortgage Loan by a bankruptcy court. Realized Losses will be allocated without regard to Loan Groups to the Certificates (other than the Class Q, Class X, Class R and Class LR Certificates) in reverse alphabetical order.

   Because the Notional Amount of the Class X Certificates is based upon the Certificate Principal Amounts of the Sequential Pay Certificates, the yield to maturity on the Class X Certificates will be extremely sensitive to the rate and timing of prepayments of principal (including both voluntary and involuntary prepayments, delinquencies, defaults and liquidations) on the Mortgage Loans and any repurchase with respect to breaches of representations and warranties with respect to the Mortgage Loans to the extent such payments of principal are allocated to each such Class in reduction of the Certificate Principal Amount thereof.

   Certificateholders are not entitled to receive distributions of Monthly Payments when due except to the extent they are either covered by an Advance or actually received. Consequently, any defaulted Monthly Payment for which no such Advance is made will tend to extend the weighted average lives of the Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been effected.

   The rate of payments (including voluntary and involuntary prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their Mortgage Loans. The terms of the Mortgage Loans (in particular, the term of any prepayment lock-out period, the extent to which prepayment premiums or yield maintenance charges are due with respect to any principal prepayments, the right of the mortgagee to apply condemnation and casualty proceeds to prepay the Mortgage Loan, the availability of certain rights to defease all or a portion of the Mortgage Loan, and any increase in the interest rate and the application of Excess Cash Flow, if applicable, to prepay the related Mortgage Loan) may affect the rate of principal payments on Mortgage Loans, and consequently, the yield to maturity of the Classes of Offered Certificates. See "Description of the Mortgage Pool" herein.

   The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor's yield to maturity. As a result, the effect on such investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

   No representation is made as to the rate of principal payments on the Mortgage Loans or any Loan Group or as to the yield to maturity of any Class of Offered Certificates. In addition, although Excess Cash Flow is applied to reduce principal of the respective ARD Loans after their respective Anticipated Repayment Dates, there can be no assurance that any of such ARD Loans will be prepaid on that date or any date prior to maturity. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor's own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

   In general, with respect to the Class X Certificates and any other class of Offered Certificates that is purchased at a premium, if principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. In particular, the yield to maturity of the Class X Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) with respect to the Mortgage Loans. Investors in the Class X Certificates should fully consider the risks of significant variability in the rate and timing of such payments, including the risk that an extremely rapid rate of principal collections on the Mortgage Loans could result in the failure of such investors to recover fully their initial investments. Conversely, if a Class of Offered Certificates is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase.

   An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans (or the Mortgage Loans in any Loan Group), and therefore of amounts distributable in reduction of the Certificate Principal Amount of Offered Certificates entitled to distributions of principal, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest such amounts distributed to it may be lower than the applicable Pass-Through Rate. Conversely, slower rates of prepayments on the Mortgage Loans (or the Mortgage Loans in any Loan Group), and therefore, of amounts distributable in reduction of principal balance of the Offered Certificates entitled to distributions of principal, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in such Certificates for reinvestment at such high prevailing interest rates may be relatively small.

   The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and applicable purchase prices because while interest will accrue during each Interest Accrual Period, the distribution of such interest will not be made until the Distribution Date immediately following such Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of such Interest Accrual Period to the Distribution Date that follows.

   The "Rated Final Distribution Date" for the Certificates will be October 18, 2030 which is the Distribution Date following the second anniversary after the date at which all the Mortgage Loans have zero balances, assuming no prepayments that the Mortgage Loans which are Balloon Mortgage Loans or ARD Loans fully amortize according to their amortization schedule and no Balloon Mortgage Payment or prepayment on the Anticipated Repayment Date, as applicable, is made.

WEIGHTED AVERAGE LIFE OF THE OFFERED CERTIFICATES

   Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Offered Certificates will be influenced by the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made (and with respect to the Class A-1 and Class A-2 Certificates, particularly the Mortgage Loans in Group 1, and with respect to the Class A-3 Certificates, particularly the Mortgage Loans in Group 2). Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

   Calculations reflected in the following tables assume that the Mortgage Loans have the characteristics shown on Annex A to this Prospectus Supplement, and are based on the following additional assumptions ("Modeling Assumptions"): (i) each Mortgage Loan is assumed to prepay at the indicated level of constant prepayment rate ("CPR"), or in accordance with a prepayment scenario in which prepayments in full occur, after expiration of any applicable lock-out period, defeasance option and requirement for prepayment premiums or yield maintenance charges in connection with prepayments, with each ARD Loan paying in full on its Aniticpated Repayment Date, (ii) there are no delinquencies, (iii) scheduled interest and principal payments on the Mortgage Loans are timely received on their respective Due Dates, commencing in November 1998 (assumed in all cases to be the first day of each month) at the indicated levels of CPR or in accordance with the prepayment scenario set forth in the tables, (iv) partial prepayments on the Mortgage Loans are permitted, but are assumed not to affect the amortization schedules, (v) no prepayment premiums or yield maintenance charges are collected, (vi) no party exercises its right of optional termination of the Trust Fund described herein, (vii) no Mortgage Loan is required to be purchased from the Trust Fund, (viii) the Servicing Fee Rate for each Mortgage Loan is 0.1275% per annum (or 0.2275% per annum in the case of the Mortgage Loans identified on Annex A thereto as loan numbers O0148 and O0393), (ix) there are no Excess Prepayment Interest Shortfalls, other shortfalls unrelated to defaults or Appraisal Reduction Amounts allocated to any class of Offered Certificates, (x) distributions on the Certificates are made on the 18th day (each assumed to be a business day) of each month, commencing in November 1998, (xi) the Certificates will be issued on the Closing Date, (xii) no Balloon Payment is extended beyond its Maturity Date and (xiii) the Class A-1 Pass-Through Rate is 6.07%, the Class A-2 Pass-Through Rate is 6.60%, the Class A-3 Pass-Through Rate is 6.45%, the Class B Pass-Through Rate is 6.80%, the Class C Pass-Through Rate is 7.00%, the Class D and Class E Pass-Through Rates are the lesser of 7.45% or the WAC Rate, and the Class F, Class G, Class H and Class J Pass-Through Rates are 6.00%.

   The weighted average life of any Class A-1, Class A-2, Class A-3, Class B, Class C, Class D or Class E Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificates is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate (with respect to the Class A-1 and Class A-2 Certificates, particularly principal attributable to the Mortgage Loans in Group 1, and with respect to the Class A-3 Certificates, particularly principal attributable to the Mortgage Loans in Group 2). As described herein, the Principal Distribution Amount for Group 1 for each Distribution Date will be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter be distributable entirely in respect of the Class A-2 Certificates, the Class A-3 Certificates (except with respect to 0% CPR), the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates, in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Also as described herein, the Principal Distribution Amount for Group 2 for each Distribution Date will be distributable first in respect of the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter be distributable entirely in respect of the Class A-1 Certificates, the Class A-2 Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates, in that order, in each case until the Certificate Principal Amount of such Class of Certificates is reduced to zero.

   The following tables indicate the percentage of the initial Certificate Principal Amount of each class of Offered Certificates that would be outstanding after each of the dates shown under each of the indicated prepayment assumptions and the corresponding weighted average life of each such Class of Offered Certificates. The tables have been prepared on the basis of, among others, the Modeling Assumptions. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and/or Class E Certificates may mature earlier or later than indicated by the tables. Accordingly, the Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described herein. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Principal Amount (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS
      0% CPR DURING LOCKOUT, DEFEASANCE, YM--OTHERWISE AT INDICATED CPR

                                            PREPAYMENT ASSUMPTION (CPR)
                           --------------------------------------------------------------
DISTRIBUTION DATE            0% CPR      25% CPR     50% CPR      75% CPR     100% PP*
-------------------------  ---------- -----------  ----------- -----------  ------------
Initial...................     100%        100%         100%        100%         100%
October 18, 1999..........      93%         93%          93%         93%          93%
October 18, 2000..........      85%         85%          85%         85%          85%
October 18, 2001..........      76%         76%          76%         76%          76%
October 18, 2002..........      67%         67%          67%         67%          67%
October 18, 2003..........      57%         57%          57%         57%          57%
October 18, 2004..........      38%         38%          37%         37%          35%
October 18, 2005..........      24%         24%          24%         24%          24%
October 18, 2006..........      11%         11%          11%         11%          10%
October 18, 2007 and
 thereafter...............       0%          0%           0%          0%           0%
 Weighted Average Life
  (in years)..............    5.01        5.00         4.99        4.98         4.93
                           ========== ===========  =========== ===========  ============

* "PP" means 100% of each loan prepays when it becomes freely prepayable.

              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS
      0% CPR DURING LOCKOUT, DEFEASANCE, YM--OTHERWISE AT INDICATED CPR

                                            PREPAYMENT ASSUMPTION (CPR)
                           --------------------------------------------------------------
DISTRIBUTION DATE            0% CPR      25% CPR     50% CPR      75% CPR     100% PP*
-------------------------  ---------- -----------  ----------- -----------  ------------
Initial...................     100%        100%         100%        100%         100%
October 18, 1999..........     100%        100%         100%        100%         100%
October 18, 2000..........     100%        100%         100%        100%         100%
October 18, 2001..........     100%        100%         100%        100%         100%
October 18, 2002..........     100%        100%         100%        100%         100%
October 18, 2003..........     100%        100%         100%        100%         100%
October 18, 2004..........     100%        100%         100%        100%         100%
October 18, 2005..........     100%        100%         100%        100%         100%
October 18, 2006..........     100%        100%         100%        100%         100%
October 18, 2007..........      96%         94%          92%         90%          79%
October 18, 2008 and
 thereafter...............       0%          0%           0%          0%           0%
 Weighted Average Life
  (in years)..............    9.49        9.46         9.43        9.39         9.18
                           ========== ===========  =========== ===========  ============

* "PP" means 100% of each loan prepays when it becomes freely prepayable.

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS A-3 CERTIFICATES AT THE SPECIFIED CPRS
      0% CPR DURING LOCKOUT, DEFEASANCE, YM--OTHERWISE AT INDICATED CPR

                                             PREPAYMENT ASSUMPTION (CPR)
                            --------------------------------------------------------------
DISTRIBUTION DATE             0% CPR      25% CPR     50% CPR      75% CPR     100% PP*
--------------------------  ---------- -----------  ----------- -----------  ------------
Initial....................     100%        100%         100%        100%         100%
October 18, 1999 ..........      99%         99%          99%         99%          99%
October 18, 2000 ..........      98%         98%          98%         98%          98%
October 18, 2001...........      97%         97%          97%         97%          97%
October 18, 2002...........      95%         95%          95%         95%          95%
October 18, 2003...........      94%         94%          94%         94%          94%
October 18, 2004...........      93%         93%          93%         93%          93%
October 18, 2005...........      89%         89%          89%         89%          89%
October 18, 2006...........      88%         88%          88%         88%          88%
October 18, 2007...........      86%         83%          79%         75%          60%
October 18, 2008 and
 thereafter................       0%          0%           0%          0%           0%
 Weighted Average Life
  (in years)...............    8.99        8.91         8.87        8.81         8.58
                            ========== ===========  =========== ===========  ============

* "PP" means 100% of each loan prepays when it becomes freely prepayable.

              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS
      0% CPR DURING LOCKOUT, DEFEASANCE, YM--OTHERWISE AT INDICATED CPR

                                             PREPAYMENT ASSUMPTION (CPR)
                            --------------------------------------------------------------
DISTRIBUTION DATE             0% CPR      25% CPR     50% CPR      75% CPR     100% PP*
--------------------------  ---------- -----------  ----------- -----------  ------------
Initial....................     100%        100%         100%        100%         100%
October 18, 1999...........     100%        100%         100%        100%         100%
October 18, 2000...........     100%        100%         100%        100%         100%
October 18, 2001...........     100%        100%         100%        100%         100%
October 18, 2002...........     100%        100%         100%        100%         100%
October 18, 2003...........     100%        100%         100%        100%         100%
October 18, 2004...........     100%        100%         100%        100%         100%
October 18, 2005...........     100%        100%         100%        100%         100%
October 18, 2006...........     100%        100%         100%        100%         100%
October 18, 2007...........     100%        100%         100%        100%         100%
October 18, 2008 and
 thereafter................       0%          0%           0%          0%           0%
 Weighted Average Life
  (in years) ..............    9.97        9.80         9.79        9.75         9.61
                            ========== ===========  =========== ===========  ============

* "PP" means 100% of each loan prepays when it becomes freely prepayable.

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS C CERTIFICATES AT THE SPECIFIED CPRS
      0% CPR DURING LOCKOUT, DEFEASANCE, YM--OTHERWISE AT INDICATED CPR

                                             PREPAYMENT ASSUMPTION (CPR)
                            --------------------------------------------------------------
DISTRIBUTION DATE             0% CPR      25% CPR     50% CPR      75% CPR     100% PP*
--------------------------  ---------- -----------  ----------- -----------  ------------
Initial....................     100%        100%         100%        100%         100%
October 18, 1999...........     100%        100%         100%        100%         100%
October 18, 2000...........     100%        100%         100%        100%         100%
October 18, 2001...........     100%        100%         100%        100%         100%
October 18, 2002...........     100%        100%         100%        100%         100%
October 18, 2003...........     100%        100%         100%        100%         100%
October 18, 2004...........     100%        100%         100%        100%         100%
October 18, 2005...........     100%        100%         100%        100%         100%
October 18, 2006...........     100%        100%         100%        100%         100%
October 18, 2007...........     100%        100%         100%        100%         100%
October 18, 2008 and
 thereafter................       0%          0%           0%          0%           0%
 Weighted Average Life
  (in years) ..............    9.97        9.82         9.80        9.80         9.68
                            ========== ===========  =========== ===========  ============

* "PP" means 100% of each loan prepays when it becomes freely prepayable.

              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS
      0% CPR DURING LOCKOUT, DEFEASANCE, YM--OTHERWISE AT INDICATED CPR

                                             PREPAYMENT ASSUMPTION (CPR)
                            --------------------------------------------------------------
DISTRIBUTION DATE             0% CPR      25% CPR     50% CPR      75% CPR     100% PP*
--------------------------  ---------- -----------  ----------- -----------  ------------
Initial....................     100%        100%         100%        100%         100%
October 18, 1999 ..........     100%        100%         100%        100%         100%
October 18, 2000 ..........     100%        100%         100%        100%         100%
October 18, 2001 ..........     100%        100%         100%        100%         100%
October 18, 2002 ..........     100%        100%         100%        100%         100%
October 18, 2003 ..........     100%        100%         100%        100%         100%
October 18, 2004 ..........     100%        100%         100%        100%         100%
October 18, 2005 ..........     100%        100%         100%        100%         100%
October 18, 2006 ..........     100%        100%         100%        100%         100%
October 18, 2007 ..........     100%        100%         100%        100%         100%
October 18, 2008 and
 thereafter................       0%          0%           0%          0%           0%
 Weighted Average Life
  (in years) ..............    9.97        9.89         9.89        9.86         9.72
                            ========== ===========  =========== ===========  ============

* "PP" means 100% of each loan prepays when it becomes freely prepayable.

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS E CERTIFICATES AT THE SPECIFIED CPRS
      0% CPR DURING LOCKOUT, DEFEASANCE, YM--OTHERWISE AT INDICATED CPR

                                             PREPAYMENT ASSUMPTION (CPR)
                            --------------------------------------------------------------
DISTRIBUTION DATE             0% CPR      25% CPR     50% CPR      75% CPR     100% PP*
--------------------------  ---------- -----------  ----------- -----------  ------------
Initial....................     100%        100%         100%        100%         100%
October 18, 1989...........     100%        100%         100%        100%         100%
October 18, 2000...........     100%        100%         100%        100%         100%
October 18, 2001...........     100%        100%         100%        100%         100%
October 18, 2002...........     100%        100%         100%        100%         100%
October 18, 2003...........     100%        100%         100%        100%         100%
October 18, 2004...........     100%        100%         100%        100%         100%
October 18, 2005...........     100%        100%         100%        100%         100%
October 18, 2006...........     100%        100%         100%        100%         100%
October 18, 2007...........     100%        100%         100%        100%         100%
October 18, 2008 and
 thereafter................       0%          0%           0%          0%           0%
 Weighted Average Life
  (in years)...............    9.97        9.89         9.89        9.89         9.72
                            ========== ===========  =========== ===========  ============

* "PP" means 100% of each loan prepays when it becomes freely prepayable.

 PRICE/YIELD TABLES

   The tables set forth below show the corporate bond equivalent ("CBE") yield, weighted average life (as described under "--Weighted Average Life of the Offered Certificates" above) and the period during which principal payments would be received with respect to each Class of Offered Certificates (other than the Class X Certificates) under the Modeling Assumptions. Purchase prices set forth below for each such Class of Offered Certificates are expressed in 32nds (i.e., 99.16 means 99 16/32%) as a percentage of the initial Certificate Principal Amount of such Class of Certificates, before adding accrued interest.

   The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates (other than the Class X Certificates), would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as described in the Modeling Assumptions, from and including October 1, 1998 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Principal Amounts of such Classes of Offered Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered.

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS

                                    0% CPR DURING LOCKOUT, DEFEASANCE, YM--OTHERWISE AT
                                                       INDICATED CPR
                                 ---------------------------------------------------------
             ASSUMED
          PRICE (32NDS)            0% CPR     25% CPR     50% CPR    75% CPR    100% PP*
-------------------------------  ---------- ----------  ---------- ----------  ----------
              99.16                 6.200%     6.200%      6.200%     6.200%      6.200%
              99.20                 6.169%     6.169       6.169      6.169       6.169
              99.24                 6.138%     6.138       6.138      6.138       6.138
              99.28                 6.108%     6.108       6.107      6.107       6.107
             100.00                 6.077%     6.077       6.077      6.077       6.076
             100.04                 6.046%     6.046       6.046      6.046       6.045
             100.08                 6.016%     6.016       6.016      6.015       6.014
             100.12                 5.986%     5.985       5.985      5.985       5.984
             100.16                 5.955%     5.955       5.955      5.954       5.953
             100.20                 5.925%     5.925       5.924      5.924       5.922
             100.24                 5.895%     5.894       5.894      5.893       5.891
             100.28                 5.865%     5.864       5.864      5.863       5.861
             101.00                 5.834%     5.834       5.833      5.833       5.830
             101.04                 5.804%     5.804       5.803      5.803       5.800
             101.08                 5.774%     5.774       5.773      5.772       5.769
             101.12                 5.744%     5.744       5.743      5.742       5.739
             101.16                 5.714%     5.714       5.713      5.712       5.709
Weighted Average Life (in
 years)                              5.01       5.00        4.99       4.98        4.93
First Principal Payment Date       Nov-98      Nov-98     Nov-98      Nov-98     Nov-98
Last Principal Payment Date       Jul-2007    Jun-2007   May-2007    Apr-2007   Jan-2007

* "PP" means 100% of each loan prepays when it becomes freely prepayable.

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS

                                     0% CPR DURING LOCKOUT, DEFEASANCE, YM--OTHERWISE AT
                                                        INDICATED CPR
                                  ---------------------------------------------------------
             ASSUMED
          PRICE (32NDS)             0% CPR     25% CPR     50% CPR    75% CPR    100% PP*
--------------------------------  ---------- ----------  ---------- ----------  ----------
              100.00                 6.646%     6.646%      6.646%     6.646%      6.645%
              100.04                 6.628%     6.628%      6.627%     6.627%      6.626%
              100.08                 6.610%     6.609%      6.609%     6.609%      6.608%
              100.12                 6.592%     6.591%      6.591%     6.591%      6.589%
              100.16                 6.573%     6.573%      6.573%     6.572%      6.571%
              100.20                 6.555%     6.555%      6.555%     6.554%      6.552%
              100.24                 6.537%     6.537%      6.537%     6.536%      6.534%
              100.28                 6.519%     6.519%      6.519%     6.518%      6.515%
              101.00                 6.501%     6.501%      6.501%     6.500%      6.497%
              101.04                 6.483%     6.483%      6.483%     6.482%      6.478%
              101.08                 6.466%     6.465%      6.465%     6.464%      6.460%
              101.12                 6.448%     6.447%      6.447%     6.446%      6.442%
              101.16                 6.430%     6.429%      6.429%     6.428%      6.423%
              101.20                 6.412%     6.411%      6.411%     6.410%      6.405%
              101.24                 6.394%     6.394%      6.393%     6.392%      6.387%
              101.28                 6.376%     6.376%      6.375%     6.374%      6.369%
              102.00                 6.359%     6.358%      6.357%     6.356%      6.350%
Weighted Average Life (in years)      9.49       9.46        9.43       9.39        9.18
First Principal Payment Date       Jul-2007    Jun-2007   May-2007    Apr-2007   Jan-2007
Last Principal Payment Date        Oct-2008    Jun-2008   Jun-2008    Jun-2008   May-2008

* "PP" means 100% of each loan prepays when it becomes freely prepayable.

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-3 CERTIFICATES AT THE SPECIFIED CPRS

                                     0% CPR DURING LOCKOUT, DEFEASANCE, YM--OTHERWISE AT
                                                        INDICATED CPR
                                  ---------------------------------------------------------
             ASSUMED
          PRICE (32NDS)             0% CPR     25% CPR     50% CPR    75% CPR    100% PP*
--------------------------------  ---------- ----------  ---------- ----------  ----------
              100.16                 6.415%     6.414%      6.414%     6.414%      6.411%
              100.20                 6.396%     6.396%      6.395%     6.394%      6.392%
              100.24                 6.378%     6.377%      6.376%     6.375%      6.372%
              100.28                 6.359%     6.358%      6.357%     6.356%      6.353%
              101.00                 6.340%     6.339%      6.338%     6.337%      6.333%
              101.04                 6.321%     6.320%      6.319%     6.318%      6.314%
              101.08                 6.303%     6.301%      6.300%     6.299%      6.295%
              101.12                 6.284%     6.282%      6.282%     6.280%      6.275%
              101.16                 6.265%     6.264%      6.263%     6.261%      6.256%
              101.20                 6.247%     6.245%      6.244%     6.243%      6.237%
              101.24                 6.228%     6.226%      6.225%     6.224%      6.218%
              101.28                 6.210%     6.208%      6.206%     6.205%      6.198%
              102.00                 6.191%     6.189%      6.188%     6.186%      6.179%
              102.04                 6.173%     6.170%      6.169%     6.167%      6.160%
              102.08                 6.154%     6.152%      6.151%     6.149%      6.141%
              102.12                 6.136%     6.133%      6.132%     6.130%      6.122%
              102.16                 6.118%     6.115%      6.113%     6.111%      6.103%
Weighted Average Life (in years)      8.99       8.91        8.87       8.81        8.58
First Principal Payment Date      Nov-98     Nov-98      Nov-98     Nov-98      Nov-98
Last Principal Payment Date       Oct-2008   Aug-2008    Jul-2008   Jul-2008    May-2008

* "PP" means 100% of each loan prepays when it becomes freely prepayable.

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE FOR THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS

                                     0% CPR DURING LOCKOUT, DEFEASANCE, YM--OTHERWISE AT
                                                        INDICATED CPR
                                  ---------------------------------------------------------
             ASSUMED
          PRICE (32NDS)             0% CPR     25% CPR     50% CPR    75% CPR    100% PP*
--------------------------------  ---------- ----------  ---------- ----------  ----------
              100.00                 6.851%     6.851%      6.851%     6.851%      6.850%
              100.04                 6.834%     6.833%      6.833%     6.833%      6.832%
              100.08                 6.816%     6.815%      6.815%     6.815%      6.814%
              100.12                 6.798%     6.797%      6.797%     6.797%      6.796%
              100.16                 6.781%     6.779%      6.779%     6.779%      6.778%
              100.20                 6.763%     6.762%      6.761%     6.761%      6.760%
              100.24                 6.746%     6.744%      6.744%     6.743%      6.742%
              100.28                 6.728%     6.726%      6.726%     6.725%      6.724%
              101.00                 6.711%     6.708%      6.708%     6.708%      6.706%
              101.04                 6.693%     6.691%      6.690%     6.690%      6.688%
              101.08                 6.676%     6.673%      6.673%     6.672%      6.670%
              101.12                 6.658%     6.655%      6.655%     6.654%      6.652%
              101.16                 6.641%     6.638%      6.637%     6.637%      6.634%
              101.20                 6.623%     6.620%      6.620%     6.619%      6.616%
              101.24                 6.606%     6.603%      6.602%     6.601%      6.598%
              101.28                 6.589%     6.585%      6.585%     6.584%      6.581%
              102.00                 6.571%     6.568%      6.567%     6.566%      6.563%
Weighted Average Life (in years)      9.97       9.80        9.79       9.75        9.61
First Principal Payment Date       Oct-2008    Aug-2008   Jul-2008    Jul-2008   May-2008
Last Principal Payment Date        Oct-2008    Aug-2008   Aug-2008    Aug-2008   Jun-2008

* "PP" means 100% of each loan prepays when it becomes freely prepayable.

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE FOR THE CLASS C CERTIFICATES AT THE SPECIFIED CPRS

                                    0% CPR DURING LOCKOUT, DEFEASANCE, YM--OTHERWISE AT
                                                       INDICATED CPR
                                 ---------------------------------------------------------
             ASSUMED
          PRICE (32NDS)            0% CPR     25% CPR     50% CPR    75% CPR    100% PP*
-------------------------------  ---------- ----------  ---------- ----------  ----------
              99.00                 7.199%     7.200%      7.201%     7.201%      7.201%
              99.08                 7.163%     7.164%      7.164%     7.164%      7.165%
              99.16                 7.127%     7.127%      7.127%     7.127%      7.128%
              99.24                 7.091%     7.091%      7.091%     7.091%      7.091%
             100.00                 7.055%     7.055%      7.055%     7.055%      7.054%
             100.08                 7.020%     7.019%      7.019%     7.019%      7.018%
             100.16                 6.984%     6.983%      6.983%     6.983%      6.982%
             100.24                 6.949%     6.947%      6.947%     6.947%      6.945%
             101.00                 6.913%     6.911%      6.911%     6.911%      6.909%
             101.08                 6.878%     6.876%      6.875%     6.875%      6.873%
             101.16                 6.843%     6.840%      6.840%     6.840%      6.837%
             101.24                 6.808%     6.805%      6.804%     6.804%      6.802%
             102.00                 6.773%     6.769%      6.769%     6.769%      6.766%
             102.08                 6.738%     6.734%      6.734%     6.734%      6.730%
             102.16                 6.703%     6.699%      6.699%     6.699%      6.695%
             102.24                 6.669%     6.664%      6.664%     6.663%      6.660%
             103.00                 6.634%     6.629%      6.629%     6.629%      6.624%
Weighted Average Life (in
 years)                              9.97       9.82        9.80       9.80        9.68
First Principal Payment Date      Oct-2008    Aug-2008   Aug-2008    Aug-2008   Jun-2008
Last Principal Payment Date       Oct-2008    Sep-2008   Sep-2008    Aug-2008   Jul-2008


 * "PP" means 100% of each loan prepays when it becomes freely prepayable.

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE FOR THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS

                                     0% CPR DURING LOCKOUT, DEFEASANCE, YM--OTHERWISE AT
                                                        INDICATED CPR
                                  ---------------------------------------------------------
             ASSUMED
          PRICE (32NDS)             0% CPR     25% CPR     50% CPR    75% CPR    100% PP*
--------------------------------  ---------- ----------  ---------- ----------  ----------
               96.16                 7.908%     7.911%      7.910%     7.910%      7.909%
               96.24                 7.870%     7.873%      7.872%     7.871%      7.870%
               97.00                 7.832%     7.835%      7.834%     7.833%      7.832%
               97.08                 7.794%     7.797%      7.796%     7.795%      7.793%
               97.16                 7.757%     7.759%      7.758%     7.757%      7.755%
               97.24                 7.719%     7.721%      7.720%     7.720%      7.717%
               98.00                 7.682%     7.684%      7.683%     7.682%      7.679%
               98.08                 7.644%     7.646%      7.645%     7.644%      7.641%
               98.16                 7.607%     7.609%      7.608%     7.607%      7.603%
               98.24                 7.570%     7.572%      7.571%     7.570%      7.565%
               99.00                 7.533%     7.535%      7.534%     7.532%      7.528%
               99.08                 7.497%     7.498%      7.497%     7.495%      7.491%
               99.16                 7.460%     7.461%      7.460%     7.459%      7.453%
               99.24                 7.424%     7.424%      7.423%     7.422%      7.416%
              100.00                 7.387%     7.388%      7.387%     7.385%      7.379%
              100.08                 7.351%     7.351%      7.350%     7.348%      7.342%
              100.16                 7.315%     7.315%      7.314%     7.312%      7.305%
Weighted Average Life (in years)      9.97       9.89        9.89       9.86        9.72
First Principal Payment Date       Oct-2008    Sep-2008   Sep-2008    Aug-2008   Jul-2008
Last Principal Payment Date        Oct-2008    Sep-2008   Sep-2008    Sep-2008   Jul-2008


 * "PP" means 100% of each loan prepays when it becomes freely prepayable.

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE FOR THE CLASS E CERTIFICATES AT THE SPECIFIED CPRS

                                    0% CPR DURING LOCKOUT, DEFEASANCE, YM--OTHERWISE AT
                                                       INDICATED CPR
                                 ---------------------------------------------------------
             ASSUMED
          PRICE (32NDS)            0% CPR     25% CPR     50% CPR    75% CPR    100% PP*
-------------------------------  ---------- ----------  ---------- ----------  ----------
              92.00                 8.615%     8.622%      8.621%     8.620%      8.628%
              92.08                 8.575%     8.582%      8.581%     8.579%      8.587%
              92.16                 8.534%     8.541%      8.540%     8.539%      8.546%
              92.24                 8.494%     8.501%      8.500%     8.498%      8.505%
              93.00                 8.454%     8.460%      8.459%     8.458%      8.464%
              93.08                 8.414%     8.420%      8.419%     8.418%      8.424%
              93.16                 8.374%     8.380%      8.379%     8.378%      8.383%
              93.24                 8.335%     8.341%      8.340%     8.338%      8.343%
              94.00                 8.295%     8.301%      8.300%     8.299%      8.303%
              94.08                 8.256%     8.261%      8.260%     8.259%      8.263%
              94.16                 8.217%     8.222%      8.221%     8.220%      8.223%
              94.24                 8.178%     8.183%      8.182%     8.180%      8.183%
              95.00                 8.139%     8.143%      8.142%     8.141%      8.144%
              95.08                 8.100%     8.104%      8.103%     8.102%      8.104%
              95.16                 8.061%     8.065%      8.064%     8.063%      8.065%
              95.24                 8.023%     8.027%      8.026%     8.024%      8.026%
              96.00                 7.984%     7.988%      7.987%     7.986%      7.987%
Weighted Average Life (in
 years)                              9.97       9.89        9.89       9.89        9.72
First Principal Payment Date      Oct-2008    Sep-2008   Sep-2008    Sep-2008   Jul-2008
Last Principal Payment Date       Oct-2008    Sep-2008   Sep-2008    Sep-2008   Jul-2008

* "PP" means 100% of each loan prepays when it becomes freely prepayable.

YIELD SENSITIVITY OF THE CLASS X CERTIFICATES

   The yield to maturity of the Class X Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, hyper-amortization, loan extensions, defaults and liquidations) and losses on or in respect of the Mortgage Loans. Investors in the Class X Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortizations, prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

   The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent ("CBE") basis, average lives, and first and last payment dates on the Class X Certificates for the specified CPRs based on the Modeling Assumptions. It was also assumed that the purchase price of the Class X Certificates is as specified below, expressed in 32nds (i.e., 4.28 means 4 28/32%) as a percentage of the initial Notional Amount of such Certificates, plus accrued interest.

   The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price thereof, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates of which investors may be able to reinvest funds received by them as distributions on the Class X Certificates (and, accordingly, does not purport to reflect the return on any investment in the Class X Certificates when such reinvestment rates are considered).

   The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, there can be no assurance that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the Class X Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class X Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase Class X Certificates.

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PAYMENT DATE AND LAST PAYMENT DATE FOR THE CLASS X CERTIFICATES AT THE SPECIFIED CPRS

                                     0% CPR DURING LOCKOUT, DEFEASANCE, YM--OTHERWISE AT
                                                        INDICATED CPR
                                  ---------------------------------------------------------
          PRICE (32NDS)             0% CPR     25% CPR     50% CPR    75% CPR    100% PP*
          -------------           ---------- ----------  ---------- ----------  ----------
               4.16                 11.658%     11.568%    11.503%     11.420%    11.077%
               4.18                 11.302%     11.211%    11.146%     11.062%    10.716%
               4.20                 10.953%     10.861%    10.796%     10.711%    10.363%
               4.22                 10.612%     10.520%    10.454%     10.369%    10.018%
               4.24                 10.279%     10.186%    10.119%     10.033%     9.680%
               4.26                  9.953%      9.859%     9.792%      9.705%     9.349%
               4.28                  9.633%      9.539%     9.471%      9.384%     9.026%
               4.30                  9.321%      9.225%     9.158%      9.070%     8.709%
               5.00                  9.014%      8.918%     8.850%      8.762%     8.399%
               5.02                  8.714%      8.617%     8.549%      8.460%     8.095%
               5.04                  8.420%      8.323%     8.254%      8.164%     7.797%
               5.06                  8.131%      8.034%     7.964%      7.875%     7.505%
               5.08                  7.849%      7.750%     7.680%      7.590%     7.219%
               5.10                  7.571%      7.472%     7.402%      7.311%     6.938%
               5.12                  7.299%      7.199%     7.129%      7.038%     6.662%
               5.14                  7.032%      6.931%     6.860%      6.769%     6.391%
               5.16                  6.769%      6.668%     6.597%      6.505%     6.126%
Weighted Average Life (in years)      9.34        9.28       9.25        9.22       9.05
First Payment Date                  Nov-98      Nov-98     Nov-98      Nov-98     Nov-98
Last Payment Date                  Sep-2019    Sep-2019   Sep-2019    Sep-2019   Sep-2019

* "PP" means 100% of each loan prepays when it becomes freely prepayable.

   Notwithstanding the assumed prepayment rates reflected in the preceding tables in this "Yield, Prepayment and Maturity Considerations" section, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the Offered Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR or prepayment scenario over any given time period or over the entire life of the Offered Certificates.

   There can be no assurance that the Mortgage Loans will prepay at any particular rate. Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

   For additional considerations relating to the yield on the Certificates, see "Yield Considerations" in the Prospectus.

                            THE POOLING AGREEMENT

GENERAL

   The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of October 11, 1998 (the "Pooling Agreement"), by and among the Seller, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Responsible Parties.

   Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms of the Pooling Agreement and terms and conditions of the Offered Certificates. The Seller will provide to a prospective or actual holder of an Offered Certificate without charge, upon written request, a copy (without exhibits) of the Pooling Agreement. Requests should be addressed to GS Mortgage Securities Corporation II, 85 Broad Street, New York, New York 10004; Attention: Rolf Edwards.

ASSIGNMENT OF THE MORTGAGE LOANS

   On the Closing Date, the Seller will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, to the Trustee for the benefit of the holders of Certificates. On or prior to the Closing Date, the Seller will cause to be delivered to the Trustee (other than the Americold Pool Loan, with respect to items (ii) -(vi) below, which have previously been delivered pursuant to the Series 1998-GL II Pooling Agreement), with respect to each Mortgage Loan, (i) the original Note endorsed without recourse to the order of the Trustee, as trustee; (ii) the original Mortgage(s) thereof; (iii) the assignment(s) of the Mortgage(s) in recordable form in favor of the Trustee; (iv) to the extent not contained in the Mortgages, the original assignment of leases and rents; (v) if applicable, the original assignment of assignment of leases and rents to the Trustee; (vi) where applicable, a copy of the UCC-1 financing statements, if any, including UCC-3 assignments; (vii) the original lender's title insurance policy (or marked commitments to insure); and (viii) collateral assignments of management agreements and such other loan documents as are in the possession of the Seller, including original assignments thereof to the Trustee, unless the Seller is delayed in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office in which case it shall notify the Trustee in writing of such delay and shall deliver such documents to the Trustee, with copies of them to the Master Servicer, promptly upon the Seller's receipt thereof.

   The Trustee, or any custodian for the Trustee, will be required to hold such documents in trust for the benefit of the holders of Certificates. The Trustee is obligated to review such documents for each Mortgage Loan (in certain cases only to the extent such documents are identified by the Seller as being part of the related mortgage file) within 45 days after the later of delivery or execution of the Pooling Agreement and report any missing documents or certain types of defects therein to the Seller and the applicable Responsible Party.

SERVICING OF THE MORTGAGE LOANS; COLLECTION OF PAYMENTS

   The Pooling Agreement requires each of the Master Servicer and the Special Servicer to service and administer the Mortgage Loans on behalf of the Trust Fund in the best interests of and for the benefit of all of the holders of Certificates (as determined by the Master Servicer or the Special Servicer in the exercise of its good faith and reasonable judgment) in accordance with applicable law, the terms of the Pooling Agreement and the Mortgage Loans, and to the extent not inconsistent with the foregoing, in the same manner in which, and with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO Property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to the Mortgaged Properties, and in each event with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans or, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the

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recovery on such Mortgage Loan to the Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collection that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate). Such servicing is required to be undertaken without regard to (i) any known relationship that the Master Servicer or the Special Servicer, or an affiliate of the Master Servicer or the Special Servicer, as applicable, may have with the borrowers or any other parties to the Pooling Agreement; (ii) the ownership of any Certificate by the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer, as applicable; (iii) the Master Servicer's or the Special Servicer's obligation, as applicable, to make Advances; or
(iv) the right of the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation for its services under the Pooling Agreement or with respect to any particular transaction (the "Servicing Standard").

   The Master Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, agents or attorneys in performing any of their respective obligations under the Pooling Agreement. Notwithstanding any subservicing agreement, except as otherwise described in this Prospectus Supplement with respect to the Americold Pool Loan, the Master Servicer or Special Servicer, as applicable, shall remain primarily liable to the Trustee and Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of the Pooling Agreement without diminution of such obligation or liability by virtue of such subservicing agreement. Any subservicing agreement entered into by the Master Servicer or Special Servicer, as applicable, will provide that it may be assumed or terminated by the Trustee, or any successor Master Servicer or Special Servicer, if the Trustee, or any successor Master Servicer or Special Servicer, has assumed the duties of the Master Servicer or Special Servicer, respectively. The Pooling Agreement provides, however, that none of the Master Servicer, the Special Servicer, or any of their respective directors, officers, employees or agents shall have any liability to the Trust Fund or the Certificateholders for taking any action or refraining from taking any action in good faith, or for errors in judgment. The foregoing provision would not protect the Master Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling Agreement, the breach of certain specified covenants therein or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its reckless disregard of its obligations or duties under the Pooling Agreement. The Trustee or any other successor Master Servicer assuming the obligations of the Master Servicer under the Pooling Agreement will be entitled to the compensation to which the Master Servicer would have been entitled after the date of the assumption of the Master Servicer's obligations. If no successor Master Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer will be treated as Realized Losses.

   Under the terms of the Co-Lender Agreement, GMACCM, as the current servicer for the Series 1998-GL II Certificates, (in such capacity, the "Series 1998-GL II Master Servicer") will service both the Americold Pool Loan and the Other Americold Pool Loan, and GMACCM, as the current special servicer of Series 1998-GL II (in such capacity, the "Series 1998-GL II Special Servicer") will, to the extent necessary, specially service both the Americold Pool Loan and the Other Americold Pool Loan, in each case under the terms of the Co-Lender Agreement and the pooling and servicing agreement related to Series 1998-GL II (the "Series 1998-GL II Pooling Agreement"). The servicing provisions in the Series 1998-GL II Pooling Agreement will be substantially similar to those in the Pooling Agreement, except as otherwise described in this Prospectus Supplement. The Master Servicer will therefore not directly service the Americold Pool Loan (except that the Master Servicer will be required to advance delinquent payments and a pro rata portion of property protection expenses) and neither the Special Servicer nor the Controlling Class will have the ability to direct any foreclosure or workout of the Americold Pool Loan. Pursuant to the Series 1998-GL II Pooling Agreement, the servicer and special servicer will be required to service the Americold Pool Loan and the Other Americold Pool Loan generally as described herein, but in the best interests of the holders of the Series 1998-GL II Certificates.

   The Master Servicer initially will be responsible for the servicing and administration of the entire Mortgage Pool. The duties of the Special Servicer relate to Specially Serviced Mortgage Loans and to any REO Property. The Pooling Agreement will define a "Specially Serviced Mortgage Loan" to include

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any Mortgage Loan (other than the Americold Pool Loan) with respect to which: (i) the related borrower has not made two consecutive Monthly Payments (and has not cured at least one such delinquency by the next due date under the related Mortgage Loan); (ii) the related borrower has expressed to the Master Servicer an inability to pay or a hardship in paying the Mortgage Loan in accordance with its terms; (iii) the Master Servicer has received notice that the related borrower has become the subject of any bankruptcy, insolvency or similar proceeding, admitted in writing the inability to pay its debts as they come due or made an assignment for the benefit of creditors; (iv) the Master Servicer has received notice of a foreclosure or threatened foreclosure of any lien on the Mortgaged Property securing such Mortgage Loan; (v) a default of which the Master Servicer has notice (other than a failure by the related borrower to pay principal or interest) and which materially and adversely affects the interests of the Certificateholders has occurred and remains unremedied for the applicable grace period specified in the Mortgage Loan (or, if no grace period is specified, 60 days); provided, that a default requiring a Property Advance will be deemed to materially and adversely affect the interests of Certificateholders; or (vi) in the opinion of the Master Servicer (consistent with the Servicing Standard) a default under a Mortgage Loan is imminent and such Mortgage Loan deserves the attention of the Special Servicer; provided however, that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (a) with respect to the circumstances described in clause (i) above, when the borrower thereunder has brought the Mortgage Loan current and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout of the Mortgage Loan, (b) with respect to the circumstances described in clause (ii), (iii), (iv) and (vi) above, when such circumstances cease to exist in the good faith judgment of the Master Servicer, or (c) with respect to the circumstances described in clause (v) above, when such default is cured; provided, in any case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan. With respect to any Specially Serviced Mortgage Loan the Master Servicer will transfer its servicing responsibilities to the Special Servicer, but will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan and to make remittances and prepare certain reports to the Certificateholders with respect to such Mortgage Loan and upon the curing of such events the servicing of such Mortgage Loan will be returned to the Master Servicer.

   The determination that the Americold Pool Loan and the Other Americold Pool Loan have become Specially Serviced Mortgage Loans will be determined in accordance with the terms of the Series 1998-GL II Pooling Agreement. Likewise, the Americold Pool Loan and the Other Americold Pool Loan will cease being a Specially Serviced Mortgage Loan in accordance with the Series 1998-GL II Pooling Agreement.

   The Pooling Agreement requires the Master Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans consistent with the Servicing Standard. Consistent with the above, the Master Servicer or the Special Servicer may, in its discretion, waive any late payment charge or penalty fee in connection with any delinquent Monthly Payment with respect to any Mortgage Loan. For any Mortgage Loan with respect to which, under the terms of the related loan documents, the mortgagee may, in its discretion, apply insurance proceeds, condemnation awards or escrowed funds to the prepayment of such loan prior to the expiration of the related prepayment lockout period, the Master Servicer or Special Servicer, as applicable, may only require such a prepayment if the Master Servicer or Special Servicer, as applicable, has determined in accordance with the Servicing Standard that such prepayment is in the best interest of all Certificateholders. The Master Servicer and the Special Servicer will be directed in the Pooling Agreement not to take any enforcement action other than requests for payment with respect to payment of Excess Interest or principal in excess of the principal component of the Monthly Payment prior to the final maturity date. The Master Servicer will also be permitted to forgive the payment of Excess Interest under the circumstances described under "--Realization Upon Mortgage Loans; Modifications, Waivers and Modifications" below. With respect to any defaulted Mortgage Loan, subject to the restrictions set forth below under "--Realization Upon Mortgage Loans; Modifications, Waivers and Amendments," the Special Servicer will be entitled to pursue any of the remedies set forth in the

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related Mortgage, including the right to acquire, through foreclosure, all or any of the Mortgaged Properties securing such Mortgage Loan. The Special Servicer may elect to extend a Specially Serviced Mortgage Loan (subject to conditions described herein) notwithstanding its decision to foreclose on certain of the Mortgaged Properties.

ADVANCES

   The Master Servicer will be obligated to advance, on the Business Day immediately preceding a Distribution Date (the "Master Servicer Remittance Date"), an amount (each such amount, a "P&I Advance") equal to the total or any portion of the Monthly Payment (with interest calculated at the Net Mortgage Rate plus the Trustee Fee Rate) on a Mortgage Loan that was delinquent as of the close of business on the immediately preceding Due Date (and which delinquent payment has not been cured as of the Master Servicer Remittance Date), or, with respect to a Mortgage Loan for which the Special Servicer has elected to extend the payments as described in "--Realization Upon Mortgage Loans; Modifications, Waivers and Amendments" herein, the amount equal to the lesser of (a) the related Extended Monthly Payment or (b) the Monthly Payment (with interest calculated at the Net Mortgage Rate plus the Trustee Fee Rate) that was due prior to the maturity date; provided, however, that the Master Servicer will not be required to make a P&I Advance to the extent it determines that such Advance would not ultimately be recoverable out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds and certain other collections with respect to such Mortgage Loan as to which such Advances were made. The Master Servicer will not be required or permitted to make an advance for Balloon Payments, Excess Interest, Default Interest or Prepayment Premiums. The amount required to be advanced by the Master Servicer with respect to any Distribution Date in respect of scheduled payments (or Extended Monthly Payments) on Mortgage Loans that have been subject to an Appraisal Reduction Event will equal (i) the amount required to be advanced by the Master Servicer without giving effect to such Appraisal Reduction Amounts less (ii) an amount equal to the product of (x) the amount required to be advanced by the Master Servicer in respect to delinquent payments of interest without giving effect to such Appraisal Reduction Amounts, and (y) a fraction, the numerator of which is the Appraisal Reduction Amount with respect to such Mortgage Loan and the denominator of which is the Stated Principal Balance as of the last day of the related Collection Period.

   The Master Servicer will also be obligated (subject to the limitations described herein) to make cash advances ("Property Advances" and, together with P&I Advances, "Advances") to pay delinquent real estate taxes, ground lease rent payments, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage or to maintain such Mortgaged Property. In addition, the Special Servicer may be obligated to make certain Property Advances with respect to Specially Serviced Mortgage Loans.

   The obligation of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of such Mortgage Loan or related Mortgaged Properties. Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses. None of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent will be required to make any Advance that it determines in its good faith business judgment will not be ultimately recoverable by the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds and certain other collections with respect to the Mortgage Loan as to which such Advances were made. In addition, if the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, determines in its good faith business judgment that any Advance previously made will not be ultimately recoverable from the foregoing sources, then the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to be reimbursed for such Advance, plus interest thereon at the Advance Rate, out of amounts payable on or in respect of all of the Mortgage Loans prior to distributions on the Certificates. Any such judgment or determination with respect to the recoverability of Advances must be evidenced by an officers' certificate delivered to the Trustee (or in the case of the Trustee or Fiscal Agent, the Seller) setting forth such judgment or determination of nonrecoverability and the procedures and considerations of the Master Servicer, the

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Special Servicer, the Trustee or the Fiscal Agent, as applicable, forming the basis of such determination (including but not limited to information selected by the Master Servicer or the Special Servicer in its good faith discretion such as related income and expense statements, rent rolls, occupancy status, property inspections, inquiries by the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, and an independent appraisal performed in accordance with MAI standards and methodologies on the applicable Mortgaged Properties).

   To the extent the Master Servicer or Special Servicer fails to make an Advance it is required to make under the Pooling Agreement, the Trustee, subject to a determination of recoverability, will be required to make such required Advance or, in the event the Trustee fails to make such Advance, the Fiscal Agent, subject to a determination of recoverability, will make such Advance, in each case pursuant to the terms of the Pooling Agreement. The Trustee and the Fiscal Agent (or the Master Servicer with respect to a Property Advance required to be made by the Special Servicer) will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer (or the Special Servicer). See "--Duties of the Trustee" and "--Duties of the Fiscal Agent" below.

   The Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to reimbursement for any Advance made by it equal to the amount of such Advance and interest accrued thereon at the Advance Rate from (i) late payments on the Mortgage Loan by the borrower,
(ii) insurance proceeds, condemnation proceeds or liquidation proceeds from the sale of the defaulted Mortgage Loan or the related Mortgaged Property or
(iii) upon determining in good faith that such Advance or interest is not recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account.

   The Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent will each be entitled to receive interest on Advances at the Prime Rate (the "Advance Rate"), compounded monthly, as of each Master Servicer Remittance Date and the Master Servicer will be authorized to pay itself, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, such interest monthly from general collections with respect to all of the Mortgage Loans prior to any payment to holders of Certificates. If the interest on such Advance is not recovered from Default Interest on such Mortgage Loan, a shortfall will result which will have the same effect as a Realized Loss. The "Prime Rate" is the rate, for any day, set forth as such in The Wall Street Journal, New York edition.

ACCOUNTS

   COLLECTION ACCOUNT. The Master Servicer will be required to deposit amounts collected in respect of the Mortgage Loans into a segregated account (the "Collection Account") established pursuant to the Pooling Agreement.

   DISTRIBUTION ACCOUNTS. The Trustee will be required to establish and maintain two segregated accounts (the "Lower-Tier Distribution Account" and the "Upper-Tier Distribution Account") in the name of the Trustee for the benefit of the holders of Certificates entitled to distributions from them. With respect to each Distribution Date, the Master Servicer will be required to disburse from the Collection Account and deposit into the Lower-Tier Distribution Account, to the extent of funds on deposit in the Collection Account, on the Master Servicer Remittance Date an aggregate amount of immediately available funds equal to the sum of (i) the Available Funds, and
(ii) the portion of the Servicing Compensation representing the Trustee Fee. In addition, the Master Servicer will be required to deposit all P&I Advances into the Lower-Tier Distribution Account on the related Master Servicer Remittance Date. To the extent the Master Servicer fails to do so, the Trustee or the Fiscal Agent will deposit all P&I Advances into the Lower-Tier Distribution Account as described herein. On each Distribution Date, the Trustee (i) will be required to withdraw amounts distributable on such date on the Regular Certificates and on the Class R Certificates (which are expected to be zero) from the Lower-Tier Distribution Account and deposit such amounts in the Upper-Tier Distribution Account. See "Description of the Offered Certificates--Distributions" herein.

   INTEREST RESERVE ACCOUNT. The Trustee will be required to establish and maintain an "Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. On each

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Master Servicer Remittance Date occurring in February and on any Master
Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the Master Servicer will be required to deposit, in respect of each Mortgage Loan which accrues interest on the basis of a 360-day year and the actual number of days in the related month, an amount equal to one day's interest at the related Mortgage Rate on the respective Stated Principal Balance, as of the Due Date in the month preceding the month in which such Master Servicer Remittance Date occurs, of each such Mortgage Loan, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On each Master Servicer Remittance Date occurring in March, the Trustee will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit such amount into the Lower-Tier Distribution Account.

   The Trustee will be required to also establish and maintain one or more segregated accounts for the "Excess Interest Distribution Account" in the name of the Trustee for the benefit of the Certificateholders entitled to distributions from it, and the "Class Q Distribution Account" in the name of the Trustee for the benefit of the holders of the Class Q Certificates.

   The Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Class Q Distribution Account will be held in the name of the Trustee (or the Master Servicer on behalf of the Trustee) on behalf of the holders of Certificates and the Master Servicer will be authorized to make withdrawals from the Collection Account and the Interest Reserve Account. Each of the Collection Account, any REO Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, any escrow account, the Excess Interest Distribution Account and the Class Q Distribution Account will be either (i)
(A) an account maintained with either a federal or state chartered depository institution or trust company the long term unsecured debt obligations (or short-term unsecured debt obligations if the account holds funds for less than 30 days) or commercial paper of which are rated by each of the Rating Agencies in its highest rating category at all times (or in the case of the REO Account, Collection Account, Interest Reserve Account and Escrow Account, the long term unsecured debt obligations (or short-term unsecured debt obligations if the account holds funds for less than 30 days) of which are rated at least "AA-" by each Rating Agency or, if applicable, the short term rating equivalent thereof) or (B) as to which the Master Servicer or the Trustee, as applicable, has received written confirmation from each of the Rating Agencies that holding funds in such account would not cause any Rating Agency to qualify, withdraw or downgrade any of its ratings on the Certificates, or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity (an "Eligible Bank"). Amounts on deposit in the Collection Account, the Interest Reserve Account and any REO Account may be invested in certain United States government securities and other high-quality investments specified in the Pooling Agreement ("Permitted Investments"). Interest or other income earned on funds in the Collection Account will be paid to the Master Servicer as additional servicing compensation and interest or other income earned on funds in any REO Account will be payable to the Special Servicer. Interest or other income earned on funds in the Interest Reserve Account will be deposited into the Collection Account.

WITHDRAWALS FROM THE COLLECTION ACCOUNT

   The Master Servicer may make withdrawals from the Collection Account for the following purposes, to the extent permitted and in the priorities provided in the Pooling Agreement: (i) to remit on or before each Master Servicer Remittance Date (A) to the Lower-Tier Distribution Account an amount equal to the sum of (I) Available Funds and any prepayment premiums or yield maintenance charges and (II) the Trustee Fee for such Distribution Date, (B) to the Class Q Distribution Account an amount equal to the Net Default Interest and any payments in respect of the AIMCO Multifamily Pool Conditional Debt received in the related Collection Period, if any, (C) to the Excess Interest Distribution Account an amount equal to the Excess Interest received in the related Collection Period, if any, and (D) to the Interest Reserve Account an amount required to be withheld as described above under "--Accounts--Interest Reserve Account;" (ii) to pay or reimburse the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, pursuant to the terms of the Pooling Agreement for Advances made by any

                              S-118
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of them and interest on Advances, the Master Servicer's, the Trustee's or
the Fiscal Agent's right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under "--Advances;"
(iii) to pay on or before each Master Servicer Remittance Date to the Master Servicer and the Special Servicer as compensation, the aggregate unpaid Servicing Compensation (not including the portion of the Servicing Compensation representing the Trustee Fee) in respect of the immediately preceding Interest Accrual Period; (iv) to pay on or before each Distribution Date to any person with respect to each Mortgage Loan or REO Property that has previously been purchased or repurchased by such person pursuant to the Pooling Agreement, all amounts received thereon during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined; (v) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and/or the Seller for unpaid Servicing Compensation (in the case of the Master Servicer, the Special Servicer or the Trustee), and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Pooling Agreement and to satisfy any indemnification obligations of the Trust Fund under the Pooling Agreement; (vi) to pay to the Trustee amounts requested by it to pay any taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC; (vii) to withdraw any amount deposited into the Collection Account that was not required to be deposited therein; and (viii) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Trust Fund.

ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

   Subject to certain exceptions in the case of certain of the Mortgage Loans (see "Description of the Mortgage Pool" herein), the Mortgage Loans contain provisions in the nature of "due-on-sale" clauses, which by their terms (a) provide that the Mortgage Loans shall, at the mortgagee's option, become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or (b) provide that the Mortgage Loans may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer. The Master Servicer or the Special Servicer, with respect to Specially Serviced Mortgage Loans, will not be required to enforce such due-on-sale clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such an assumption if (x) such provision is not exercisable under applicable law or such provision is reasonably likely to result in meritorious legal action by the borrower or (y) the Master Servicer or the Special Servicer, as applicable, determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Net Mortgage Rate), than would enforcement of such clause. If the Master Servicer or the Special Servicer, as applicable, determines that granting such consent would be likely to result in a greater recovery, the Master Servicer or the Special Servicer, as applicable, is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, provided that (a) the proposed transfer is in compliance with the terms of the related Mortgage and (b) the Master Servicer or the Special Servicer, as applicable, has received written confirmation from each Rating Agency that such assumption or substitution would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the Certificates.

   Subject to certain exceptions in the case of certain of the Mortgage Loans (see "Description of the Mortgage Pool"), the Mortgage Loans contain provisions in the nature of a "due-on-encumbrance" clause which by their terms (a) provide that the Mortgage Loans shall, at the mortgagee's option, become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property, or (b) require the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property. The Master Servicer or the Special Servicer, as applicable, will not be required to enforce such due-on-encumbrance clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance if the Master Servicer or the Special Servicer, as applicable, (x) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Trust Fund and (y) receives prior written confirmation from each Rating Agency that granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the Certificates.

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    See "Certain Legal Aspects of the Mortgage Loans--Enforceability of
Certain Provisions" in the Prospectus.

INSPECTIONS

   The Master Servicer (or with respect to any Specially Serviced Mortgage Loan, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property at such times and in such manner as are consistent with the Servicing Standards, but in any event (i) the Master Servicer is required to inspect each Mortgaged Property with an Allocated Loan Amount of
(a) $5,000,000 or more at least once every 12 months and (b) less than $5,000,000 at least once every 24 months, in each case commencing in October 1999 (or at such other times, provided each Rating Agency has confirmed in writing to the Master Servicer that such schedule will not result in the withdrawal, downgrading or qualification of the then current ratings assigned to the Certificates) and (ii) if the Mortgage Loan (a) becomes a Specially Serviced Mortgage Loan, (b) is delinquent for 60 days or (c) has a debt service coverage ratio of less than 1.0x, the Master Servicer (or with respect to Specially Serviced Mortgage Loans, the Special Servicer) is required to inspect the related Mortgaged Properties as soon as practicable and thereafter at least every twelve months until such condition ceases to exist. The cost of any such inspection shall be borne by the Master Servicer unless the related Mortgage Loan is a Specially Serviced Mortgage Loan, in which case such cost will be borne by the Trust Fund.

EVIDENCE AS TO COMPLIANCE

   The Pooling Agreement requires that each of the Master Servicer and the Special Servicer cause a nationally recognized firm of independent public accountants (which may render other services to the Master Servicer), which is a member of the American Institute of Certified Public Accountants, to furnish to the Trustee on or before April 30 of each year, beginning April 30, 1999, a report which expresses a statement to the effect that the assertion of management of the Master Servicer or the Special Servicer that it has complied with certain minimum mortgage loan servicing standards identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America over the servicing of mortgage loans including the Mortgage Loans for the preceding calendar year is fairly stated in all material respects, based on an examination, conducted substantially in compliance with the standards established by the American Institute of Certified Public Accountants, except for such exceptions and other qualifications stated in such report.

   The Pooling Agreement also requires each of the Master Servicer and the Special Servicer to deliver to the Trustee, on or before April 30 of each year, beginning April 30, 1999, an officers' certificate of the Master Servicer or the Special Servicer, as the case may be, stating that, to the best of each such officer's knowledge, the Master Servicer or the Special Servicer, as the case may be, has fulfilled its obligations under the Pooling Agreement in all material respects throughout the preceding calendar year or, if there has been a default, specifying each default known to each such officer and the nature and status thereof, that it has maintained an effective internal control system over the servicing of mortgage loans including the Mortgage Loans and the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding qualification, or challenging the status, of either Trust REMIC as a REMIC from the Internal Revenue Service or any other governmental agency or body or, if it has received any such notice, specifying the details thereof.

CERTAIN MATTERS REGARDING THE SELLER, THE MASTER SERVICER AND THE SPECIAL
SERVICER

   Each of the Master Servicer and the Special Servicer may assign its rights and delegate its duties and obligations under the Pooling Agreement with the consent of the Seller, provided that certain conditions are satisfied including obtaining the consent of the Trustee and written confirmation of each of the Rating Agencies that such assignment or delegation will not cause a qualification, withdrawal or downgrading of the then current ratings assigned to the Certificates. The Pooling Agreement provides that the Master Servicer or the Special Servicer, as the case may be, may not otherwise resign from its obligations and duties as Master Servicer or the Special Servicer, as the case may be, thereunder, except upon the determination that performance of its duties is no longer permissible under applicable

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law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee. No such resignation may become effective until a successor Master Servicer or Special Servicer has assumed the obligations of the Master Servicer or the Special Servicer under the Pooling Agreement. The Trustee or any other successor Master Servicer or Special Servicer assuming the obligations of the Master Servicer or the Special Servicer under the Pooling Agreement will be entitled to the compensation to which the Master Servicer or the Special Servicer would have been entitled after the date of assumption of such obligations. If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will be treated as Realized Losses.

   The Pooling Agreement also provides that none of the Seller, the Master Servicer, the Special Servicer, nor any director, officer, employee or agent of the Seller, the Master Servicer or the Special Servicer will be under any liability to the Trust Fund or the holders of Certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling Agreement, or for errors in judgment; provided, however, that neither the Seller, the Master Servicer, the Special Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation, or other representation or specific liability provided in the Pooling Agreement, or
(ii) any willful misconduct, bad faith, fraud or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations or duties thereunder. The Pooling Agreement further provides that the Seller, the Master Servicer, the Special Servicer and any director, officer, employee or agent of the Seller, the Master Servicer or the Special Servicer will be entitled to indemnification by the Trust Fund for any loss, liability or expense incurred in connection with or relating to the Pooling Agreement or the Certificates, other than any loss, liability or expense (i) incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder, in each case by the person being indemnified; (ii) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the Pooling Agreement, or (iii) with respect to any such party, resulting from the breach by such party of any of its representations or warranties contained in the Pooling Agreement.

   In addition, the Pooling Agreement provides that none of the Seller, the Master Servicer, nor the Special Servicer will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling Agreement and which in its opinion does not expose it to any expense or liability. The Seller, the Master Servicer or the Special Servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling Agreement and the rights and duties of the parties thereto and the interests of the holders of Certificates thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Seller, the Master Servicer and the Special Servicer will be entitled to be reimbursed therefor from the Collection Account.

   The Seller is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer or the Trustee under the Pooling Agreement. The Seller may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling Agreement. In the event the Seller undertakes any such action, it will be reimbursed and indemnified by the Trust Fund in accordance with the standard set forth above. Any such action by the Seller will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling Agreement.

   Any person into which the Seller, the Master Servicer or the Special Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Seller, the Master Servicer or the Special Servicer is a party, or any person succeeding to the business of the Seller, the Master Servicer or the Special Servicer, will be the successor of the Seller, the Master Servicer or the Special Servicer, as the case may be, under the Pooling Agreement, and shall be deemed to have assumed all of the liabilities and obligations of the Seller, the Master Servicer or the Special Servicer under the Pooling Agreement.

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EVENTS OF DEFAULT

   Events of default of the Master Servicer (each, with respect to the Master Servicer, an "Event of Default") under the Pooling Agreement consist, among other things, of (i) any failure by the Master Servicer to remit to the Collection Account or any failure by the Master Servicer to remit to the Trustee for deposit into the Upper-Tier Distribution Account, Lower-Tier Distribution Account, Interest Reserve Account, Excess Interest Distribution Account or Class Q Distribution Account any amount required to be so remitted at the time required to be remitted pursuant to the Pooling Agreement (which failure, with respect to the Lower-Tier Distribution Account, is not remedied by 11:00 A.M. on the related Distribution Date); or (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements or the material breach of its representations or warranties under the Pooling Agreement which continues unremedied for 30 days after the giving of written notice of such failure to the Master Servicer by the Seller or the Trustee, or to the Master Servicer and to the Seller and the Trustee by the holders of Certificates evidencing Percentage Interests of at least 25% of any affected Class; provided that if such default is not capable of being cured within such 30 day period and the Master Servicer is diligently pursuing such cure, the Master Servicer shall be entitled to an additional 30 day period; provided, further, that the failure of the Master Servicer to perform any covenant or agreement contained in the Pooling Agreement (other than as provided in clause (i) above) as a result of an inconsistency between the Pooling Agreement and any Mortgage Loan document will not be an Event of Default; or (iii) any failure by the Master Servicer to make any Advances as required pursuant to the Pooling Agreement; or (iv) certain events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by, on behalf of or against the Master Servicer indicating its insolvency or inability to pay its obligations.

   Events of default of the Special Servicer (each, with respect to the Special Servicer, an "Event of Default") under the Pooling Agreement consist, among other things, of (i) any failure by the Special Servicer to remit to the Collection Account any amount so required under the Pooling Agreement; or
(ii) any failure by the Special Servicer duly to observe or perform in any material respect any of its other covenants or agreements, or the material breach of its representations or warranties under the Pooling Agreement which continues unremedied for a period of 30 days after the giving of written notice of such failure to the Special Servicer by the Master Servicer, the Seller or the Trustee, or to the Special Servicer, the Master Servicer, the Seller and the Trustee by the holders of Certificates evidencing Percentage Interests of at least 25% of any affected Class; or (iii) certain events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by, on behalf of or against the Special Servicer indicating its insolvency or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

   If an Event of Default with respect to the Master Servicer (acting as Master Servicer or Special Servicer) occurs, then the Trustee may, and at the direction of the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders, the Trustee will be required to, terminate all of the rights and obligations of the Master Servicer as Master Servicer under the Pooling Agreement and in and to the Trust Fund. Notwithstanding the foregoing, upon any termination of the Master Servicer under the Pooling Agreement, the Master Servicer will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus reimbursement for all Advances and interest on such Advances as provided in the Pooling Agreement. In the event that the Master Servicer is also the Special Servicer and the Master Servicer is terminated, the Master Servicer will also be terminated as Special Servicer.

   On and after the date of termination following an Event of Default by the Master Servicer, the Trustee will succeed to all authority and power of the Master Servicer (and the Special Servicer if the Special Servicer is also the Master Servicer) under the Pooling Agreement and will be entitled to the compensation arrangements to which the Master Servicer (and the Special Servicer if the Special Servicer is also the Master Servicer) would have been entitled. If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the Rating Agencies do not provide written confirmation that the

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succession of the Trustee as Master Servicer or Special Servicer, will not cause a qualification, withdrawal or downgrading of the then current ratings assigned to the Certificates, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution the appointment of which will not result in the downgrading, qualification or withdrawal of the then current ratings assigned to any Class of Certificates as evidenced in writing by each Rating Agency to act as successor to the Master Servicer or Special Servicer under the Pooling Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid. If the compensation payable to such successor exceeds that to which the predecessor Master Servicer was entitled, the additional servicing compensation will be allocated to the Certificates in the same manner as Realized Losses.

   If the Special Servicer is not the Master Servicer and an Event of Default with respect to the Special Servicer occurs, the Trustee may, and at the direction of the holders of at least 25% of the aggregate Voting Rights of all Certificateholders, the Trustee will be required to, terminate the Special Servicer and the Trustee will succeed to all the power and authority of the Special Servicer under the Pooling Agreement, unless such succession would result in the downgrading, qualification or withdrawal of the then current ratings assigned to any Class of Certificates, as evidenced in writing by each Rating Agency, in which case, a successor Special Servicer shall be appointed in accordance with the Pooling Agreement. The Trustee or other successor Special Servicer which succeeds to the power and authority of the Special Servicer will be entitled to the compensation to which the Special Servicer would have been entitled after the date of such succession.

   No Certificateholder will have any right under the Pooling Agreement to institute any proceeding with respect to the Pooling Agreement or the Mortgage Loans, unless, with respect to the Pooling Agreement, such holder previously shall have given to the Trustee a written notice of a default under the Pooling Agreement, and of the continuance thereof, and unless also the holders of Certificates of each Class affected thereby evidencing Percentage Interests of at least 25% of such Class shall have made written request of the Trustee to institute such proceeding in its own name as Trustee under the Pooling Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute such proceeding.

   The Trustee will have no obligation to make any investigation of matters arising under the Pooling Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

   The Pooling Agreement may be amended at any time by the Seller, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent without the consent of any of the holders of Certificates (i) to cure any ambiguity; (ii) to correct or supplement any provisions therein which may be defective or inconsistent with any other provisions therein; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the status of each of the Upper-Tier REMIC and Lower-Tier REMIC as a REMIC, or to prevent the imposition of any material state or local taxes; (iv) to amend or supplement a provision which will not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an opinion of counsel or confirmation in writing from each Rating Agency that such amendment will not result in a qualification, withdrawal or downgrading of the then current ratings assigned to the Certificates; (v) to amend or supplement any provisions therein to the extent necessary or desirable to maintain the rating assigned to each of the Classes of Certificates by each Rating Agency; and (vi) to make any other provisions with respect to matters which are not inconsistent with any other provisions therein and will not result in a qualification withdrawal or downgrading of the then current ratings assigned to the Certificates. The Pooling Agreement provides that no such amendment shall cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC.

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    The Pooling Agreement may also be amended from time to time by the
Seller, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the holders of Certificates evidencing at least 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or modifying in any manner the rights of the holders of Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments on any Certificate; (ii) alter the obligations of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance or alter the servicing standards set forth in the Pooling Agreement; (iii) change the percentages of Voting Rights of holders of Certificates which are required to consent to any action or inaction under the Pooling Agreement; or (iv) amend the section in the Pooling Agreement relating to the amendment of the Pooling Agreement, in each case without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby.

   The "Voting Rights" assigned to each Class shall be (a) 0% in the case of the Class Q, Class R and Class LR Certificates; (b) 4% in the case of the Class X Certificates, provided that the Voting Rights of the Class X Certificates will be reduced to zero upon the reduction of the Notional Amount thereof to zero (the applicable percentage from time to time is the "Fixed Voting Rights Percentage"); (c) in the case of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates, a percentage equal to the product of (i) 100% minus the Fixed Voting Rights Percentage multiplied by (ii) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Principal Amount of any such Class (which will be reduced for this purpose by the amount of any Appraisal Reduction Amounts notionally allocated to such Class, if applicable) and the denominator of which is equal to the aggregate outstanding Certificate Principal Amounts of all Classes of Certificates. The Voting Rights of any Class of Certificates shall be allocated among holders of Certificates of such Class in proportion to their respective Percentage Interests.

REALIZATION UPON MORTGAGE LOANS

   SPECIALLY SERVICED MORTGAGE LOANS; APPRAISALS. Within 60 days following the occurrence of an Appraisal Reduction Event, the Special Servicer will be required to obtain an appraisal of the Mortgaged Property or REO Property, as the case may be, from an independent appraiser in accordance with MAI standards (an "Updated Appraisal"); provided, that, the Special Servicer will not be required to obtain an Updated Appraisal of any Mortgaged Property with respect to which there exists an appraisal which is less than twelve months old. The cost of any Updated Appraisal shall be a Property Advance to be paid by the Master Servicer.

   STANDARDS FOR CONDUCT GENERALLY IN EFFECTING FORECLOSURE OR THE SALE OF DEFAULTED LOANS. In connection with any foreclosure, enforcement of the loan documents, or other acquisition, the cost and expenses of any such proceeding shall be paid by the Special Servicer as a Property Advance.

   If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related Mortgagor, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers' certificate delivered to the Trustee.

   Notwithstanding anything herein to the contrary, the Pooling Agreement will provide that the Special Servicer will not, on behalf of the Trust Fund, obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, or the Trust Fund or the holders of Certificates, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of, such Mortgaged Property within the meaning of CERCLA or any comparable law, unless the Special Servicer has previously determined, based on an environmental

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assessment report prepared by an independent person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged Property in compliance therewith and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

   In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale is required to be issued to the Trustee, to a co-trustee or to its nominee, on behalf of holders of Certificates. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall be considered to be an REO Mortgage Loan held in the Trust Fund until such time as the related REO Property shall be sold by the Trust Fund and shall be reduced only by collections net of expenses.

   If the Trust Fund acquires a Mortgaged Property by foreclosure or deed-in-lieu of foreclosure upon a default of a Mortgage Loan, the Pooling Agreement provides that the Trustee (or the Special Servicer, on behalf of the Trustee), must administer such Mortgaged Property so that it qualifies at all times as "foreclosure property" within the meaning of Code Section 860G(a)(8). The Pooling Agreement also requires that any such Mortgaged Property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such Mortgaged Property. Generally, the Lower-Tier REMIC will not be taxable on income received with respect to a Mortgaged Property to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Lower-Tier REMIC, presumably allocated based on the value of any non-qualifying services, would not constitute "rents from real property." In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by the Lower-Tier REMIC, such as a hotel property or a healthcare property, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of Certificates. The Pooling Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. See "Federal Income Tax Consequences--REMIC Certificates--Income from Residual Certificates--Prohibited Transactions; Special Taxes" in the Prospectus.

   The Pooling Agreement will provide that the Special Servicer may offer to sell to any person any defaulted Mortgage Loan or any REO Property, or may offer to purchase any Specially Serviced Mortgage Loan or any REO Property, if and when the Special Servicer determines, consistent with the Servicing Standard, that no satisfactory arrangements can be made for collection of delinquent payments thereon and such a sale would be in the best economic interests of the Trust Fund, but shall,

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in any event, so offer to sell any REO Property no later than the time determined by the Special Servicer to be sufficient to result in the sale of such REO Property within the period specified in the Pooling Agreement, including extensions thereof. The Special Servicer is required to give the Trustee not less than five days' prior written notice of its intention to sell any Specially Serviced Mortgage Loan or REO Property, in which case the Special Servicer is required to accept the highest offer (of at least three offers) received from any person for any Specially Serviced Mortgage Loan or any REO Property in an amount at least equal to the Repurchase Price or, at its option, if it has received no offer at least equal to the Repurchase Price therefor, purchase the Specially Serviced Mortgage Loan or REO Property at such Repurchase Price.

   In the absence of any such offer (or purchase by the Special Servicer), the Special Servicer shall accept the highest offer received from any person that is determined by the Special Servicer to be a fair price for such Specially Serviced Mortgage Loan or REO Property, if the highest offeror is a person not affiliated with the Special Servicer, or is determined to be a fair price by the Trustee (based solely upon updated independent appraisals received by the Trustee), if the highest offeror is affiliated with the Special Servicer. Neither the Trustee, in its individual capacity, nor any of its affiliates may make an offer for or purchase any Specially Serviced Mortgage Loan or any REO Property.

   The Pooling Agreement will not obligate the Special Servicer to accept the highest offer if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the holders of Certificates. In addition, the Special Servicer may accept a lower offer if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the holders of Certificates (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable), provided that the offeror is not a person affiliated with the Special Servicer. The Special Servicer is required to use its best efforts to sell all Specially Serviced Mortgage Loans and REO Property prior to the Rated Final Distribution Date.

   Following a default in the payment of principal or interest on a Mortgage Loan, the Special Servicer, after consultation with, and agreement by, the Master Servicer, may elect not to foreclose or institute similar proceedings or modify such Mortgage Loan (as described below) and instead the Master Servicer shall continue to make P&I Advances with respect to such delinquencies so long as the Special Servicer, in its reasonable judgment, after consultation with, and agreement by, the Master Servicer, concludes (a) that the election not to foreclose or modify would likely result in a greater recovery, on a present value basis, than would foreclosure or modification and (b) such P&I Advances will not be Nonrecoverable Advances. With respect to such conclusions, the Master Servicer may conclusively rely (absent manifest error) on the Special Servicer's computations and analysis.

MODIFICATIONS, WAIVERS AND AMENDMENTS

   The Pooling and Servicing Agreement will permit each of the Master Servicer and the Special Servicer to modify, waive or amend any term of any Mortgage Loan (except with respect to the Americold Pool Loan) if (a) it determines, in accordance with the servicing standard described above, that it is appropriate to do so and (b) except as described in the following paragraph, such modification, waiver or amendment, will not (i) affect the amount or timing of any scheduled payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable prepayment lock-out period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment or (iv) in the judgment of the Master Servicer or the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

   Notwithstanding clause (b) of the preceding paragraph, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any prepayment premium or yield maintenance charge, (ii) reduce the amount of the Monthly

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Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Interest Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity date of any Specially Serviced Mortgage Loan, and/or (v) accept a principal prepayment during any Lockout Period; provided that (x) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable, (y) in the sole, good faith judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a net present value basis documented to the Trustee and (z) such modification, waiver or amendment does not result in a tax being imposed on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC at a any time the Certificates are outstanding, based on an opinion of counsel obtained at the expense of the Trust Fund. In no event, however, will the Special Servicer be permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, or (ii) if the Mortgage Loan is secured by a ground lease, extend the maturity date of such Mortgage Loan beyond a date which is 10 years prior to the expiration of the term of such ground lease.

   The Special Servicer will prepare a report (an "Asset Status Report") for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan not later than 45 days after the servicing of such Mortgage Loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Controlling Class Representative (as defined herein). The Controlling Class Representative may object to any Asset Status Report within 10 business days of receipt; provided, however, that the Special Servicer shall implement the recommended action as outlined in such Asset Status Report if it makes an affirmative determination that not taking such action would result in a violation of the Servicing Standard. If the Controlling Class Representative disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such Asset Status Report until the Controlling Class Representative fails to disapprove such revised Asset Status Report as described above or until the Special Servicer makes a determination that such objection is not in the best interests of all of the Certificateholders; provided, however, in the event that the Controlling Class and the Special Servicer have not agreed upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within 120 days of the Controlling Class Representative's receipt of the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the Special Servicer shall implement the actions described in the most recent Asset Status Report submitted to the Controlling Class by the Special Servicer.

   Each of the Master Servicer and the Special Servicer will be required to notify the Trustee, the Rating Agencies and the other of any modification, waiver or amendment of any term of any Mortgage Loan, and to deliver to the Trustee or the related Custodian, for deposit in the related mortgage file, an original counterpart of the agreement related to such modification, waiver or amendment, promptly (and in any event within 10 business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See "Description of the Pooling and Servicing Agreement".

   The Master Servicer or the Special Servicer, as applicable, will be permitted to modify, waive or amend any term of a Mortgage Loan that is not in default or as to which default is not reasonably foreseeable if, and only if, such modification, waiver or amendment (a) would not be "significant" as such term is defined in Treasury Regulations Section 1.860G-2(b)(3), which, in the judgment of the Master Servicer, may be evidenced by an opinion of counsel, (b) would be in accordance with the Servicing Standard and (c) would not adversely affect in any material respect the interest of any Certificateholder not consenting to it. The consent of the majority of Percentage Interests of each Class of Certificates affected thereby or written confirmation from each Rating Agency that such modification, waiver or amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates will not be required but will be conclusive evidence that such modification,

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waiver or amendment would not adversely affect in any material respect the interest of any Certificateholder not consenting thereto. The Master Servicer or the Special Servicer, as applicable, is required to provide copies of any modifications, waiver or amendment to each Rating Agency.

   The Master Servicer or Special Servicer shall be permitted, in its discretion, to waive all or any accrued Excess Interest if, prior to the related maturity date, the related borrower has requested the right to prepay the Mortgage Loan in full together with all payments required by the Mortgage Loan in connection with such prepayment except for all or a portion of accrued Excess Interest, provided that the Master Servicer or Special Servicer, as applicable, determines that (i) in the absence of the waiver of such Excess Interest, there is a reasonable likelihood that the Mortgage Loan will not be paid in full on the related Maturity Date and (ii) waiver of the right to such accrued Excess Interest is reasonably likely to produce a greater payment in the aggregate to Certificateholders on a present value basis than a refusal to waive the right to such Excess Interest. Any such waiver shall not be effective until such prepayment is tendered.

   Notwithstanding the foregoing, with respect to the Americold Pool Loan, the 1998-GLII Special Servicer may agree to modify the Americold Pool Loan pursuant to the Series 1998-GLII Pooling Agreement in the event the Other Americold Loan becomes specially serviced and provided that (a) a default has occurred or is likely such that the modification would yield greater recovery to Series 1998-GLII Certificateholders than liquidation; (b) the related manager is terminated; and (c) only reductions rather than forgiveness of principal which last no more than twelve months are agreed to; provided, however, that Series 1998-GLII Certificateholders representing greater than 66 2/3% of all voting rights can direct the Americold Pool Loan Special Servicer not to agree to such modification.

   Pursuant to the Series 1998-GLII Pooling Agreement, the 1998-GLII Special Servicer may agree to any modification, waiver, or amendment, forgive or defer interest on and principal of, and add collateral for the Americold Pool Loan and the Other Americold Loan with consent of 100% of the most subordinate class of Series 1998-GLII Certificates then outstanding subject to certain limitations including: (a) the occurrence or likelihood of a default such that the modification would yield greater recovery to the Series 1998-GLII certificateholders than liquidation, (b) the reduction cannot result in an interest shortfall; (c) all excess cash flow will be applied to principal and interest; (d) the reduction will last no more than twelve months; (e) the modification cannot reduce prepayment premium [or yield maintenance charge or prepayment lockout period; (f) the modification cannot forgive an aggregate amount of principal beyond a specified amount; and (g) the modification cannot add collateral unless it is in compliance with applicable environmental standards.

   Pursuant to the Series 1998-GLII Pooling Agreement, the 1998-GLII Loan Master Servicer and Special Servicer can only modify, waive or amend terms of the Americold Pool Loan and the Other Americold Loan when it is not in default if the amendment (a) is not "significant"; (b) complies with servicing standard (generally equivalent to the Servicing Standard as described herein); and (c) would not adversely affect non-consenting Series 1998-GLII Certificateholders.

THE CONTROLLING CLASS REPRESENTATIVE

   The holders of the Class of Certificates representing the most subordinate interests in the Trust Fund that equals at least 25% of its initial Class Balance (or if no class of Certificates has a Class Balance of at least 25% of its initial Class Balance, the most subordinate class outstanding) (the "Controlling Class") will designate a representative pursuant to the Pooling and Servicing Agreement (the "Controlling Class Representative"). The Controlling Class Representative may be a Certificateholder, an individual, a corporation or another entity, as determined by the Controlling Class. In addition to the matters set forth above, except with the respect to the Americold Pool Loan, the Controlling Class Representative may remove and replace the Special Servicer with another Special Servicer acceptable to the Rating Agencies.

   The Controlling Class Representative will have no liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for error in judgment; provided, however, that the Controlling Class Representative will not

                              S-128
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be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Controlling Class Representative may take actions that favor the interest of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of holders of some Classes of the Certificate; and, absent willful misfeasance, bad faith or negligence on the part of the Controlling Class Representative, each Certificateholder agrees to take no action against the Controlling Class Representative or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

THE HEALTHCARE ADVISER

   Promptly (but in no event later than five days) after the Trustee is notified that certain of the Mortgage Loans (identified on Annex A as Hospital Hermanos Melendez, Four Winds Katona and Four Winds of Saratoga) (the "Healthcare Adviser Loans") became a Specially Serviced Mortgage Loan, the Trustee will be required to request the Controlling Class Representative to appoint a consultant with respect to such healthcare loan and the related healthcare property (the "Healthcare Adviser"). In the event the Controlling Class Representative does not appoint a Healthcare Adviser within five days, the Special Servicer will be obligated to do so, provided that in no event will the appointment of the Healthcare Adviser be more than 30 days following the Trustee receiving notice of the related Healthcare Adviser Loan becoming a Specially Serviced Mortgage Loan. The Healthcare Adviser will provide the Special Servicer and the Controlling Class Representative with advice with respect to the related healthcare loans and healthcare properties.

   There will not be a Healthcare Adviser for a Healthcare Adviser Loan that is not being specially serviced.

   The Trustee and the Special Servicer will be required to deliver to the Healthcare Adviser all reports and other information they receive (to the extent received and Master Servicer routinely prepares such report), with respect to the related healthcare related properties and healthcare loans. The Healthcare Adviser will monitor such healthcare loans and healthcare related properties and will provide advice to the Special Servicer and the Controlling Class Representative with respect to them. The Special Servicer will be restricted from taking any material actions with respect to healthcare loans and healthcare related properties without first providing notice to, and consulting with, the Healthcare Adviser. The Healthcare Adviser in turn will recommend to the Special Servicer what action should be taken with respect to such healthcare loans or healthcare related properties, provided that in no case will the Special Servicer be required to follow any recommendation given to it by the Healthcare Adviser.

   Pursuant to the Pooling and Servicing Agreement, the Healthcare Adviser will be entitled to receive from the Distribution Account a monthly fee with respect to the healthcare loans for which it is serving as Healthcare Adviser (the "Healthcare Adviser Fee"). The Healthcare Advisor Fee will be an expense of the Trust Fund that is in addition to compensation paid to the Special Servicer.

   The Healthcare Adviser will have no responsibility or liability to the Trust or any Class of Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided that the Healthcare Adviser will not be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith, fraud or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Healthcare Adviser may advise actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Healthcare Adviser may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates.

OPTIONAL TERMINATION; OPTIONAL MORTGAGE LOAN PURCHASE

   The holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, and if the Controlling Class does not exercise its option, the Seller and, if the Seller

                              S-129
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does not exercise its option, the Master Servicer and, if none of the
Controlling Class, the Seller or the Master Servicer exercises its option, the holders of the Class LR Certificates representing greater than a 50% Percentage Interest of the Class LR Certificates will have the option to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the aggregate Stated Principal Balance of such Mortgage Loans as of the Cut-Off Date. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the greater of (i) the sum of
(A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date; (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including any Mortgage Loans as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the Interest Accrual Period preceding such Distribution Date, and (D) unreimbursed Property Advances, and unpaid servicing compensation, special servicing compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate and (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an independent appraiser acceptable to the Master Servicer, together with one month's interest thereon at the related Mortgage Rates. There can be no assurance that payment of the Certificate Principal Amount, if any, of each outstanding Class of Certificates plus accrued interest would be made in full in the event of such a termination of the Trust Fund. See "Description of the Certificates--Termination" in the Prospectus.

   Any Mortgage Loan purchased under the circumstances described in the preceding paragraph will be purchased subject to a continuing right of (i) the holders of the Class Q Certificates to receive from the purchaser(s), from time to time, payments corresponding to Default Interest with respect to such Mortgage Loan and payments corresponding to the AIMCO Multifamily Conditional Debt, and (ii) the holders of the Classes of Certificates entitled to receive the Excess Interest with respect to such Mortgage Loan, to receive from the purchaser(s), from time to time, payments corresponding to Excess Interest with respect to such Mortgage Loan.

THE TRUSTEE

   LaSalle National Bank, a national banking association with its principal offices in Chicago, Illinois, will act as Trustee pursuant to the Pooling Agreement. The Trustee's corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60674-4107, Attention: Asset Backed Securities Trust Services Group--GSMSC II 1998-C1.

   The Trustee may resign at any time by giving written notice to the Seller, the Master Servicer and the Rating Agencies, provided that no such resignation shall be effective until a successor has been appointed. Upon such notice, the Seller will appoint a successor trustee reasonably acceptable to the Master Servicer. If no successor trustee is appointed within one month after the giving of such notice of resignation, the resigning Trustee may petition the court for appointment of a successor trustee.

   The Seller may remove the Trustee and the Fiscal Agent if, among other things, the Trustee ceases to be eligible to continue as such under the Pooling Agreement or if at any time the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or its property is appointed or any public officer takes charge or control of the Trustee or of its property. The holders of Certificates evidencing aggregate Voting Rights of more than 50% of all Certificateholders may remove the Trustee and the Fiscal Agent upon written notice to the Seller, the Master Servicer, the Trustee and the Fiscal Agent. Any resignation or removal of the Trustee and the Fiscal Agent and appointment of a successor trustee and, if such trustee is not rated at least "AA" by each Rating Agency, fiscal agent, will

                              S-130
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not become effective until acceptance of the appointment by the successor trustee and, if necessary, fiscal agent. Notwithstanding the foregoing, upon any termination of the Trustee and the Fiscal Agent under the Pooling Agreement, the Trustee and the Fiscal Agent will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus reimbursement for all Advances made by them and interest thereon as provided in the Pooling Agreement. Any successor trustee must have a combined capital and surplus of at least $50,000,000 and such appointment must not result in the downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates, as evidenced in writing by the Rating Agencies (other than S&P).

   Pursuant to the Pooling Agreement, the Trustee will be entitled to receive a monthly fee (the "Trustee Fee") at a specified rate (the "Trustee Fee Rate"), payable by the Master Servicer out of the Servicing Fee.

   The Trust Fund will indemnify the Trustee and the Fiscal Agent against any and all losses, liabilities, damages, claims or unanticipated expenses (including reasonable attorneys' fees) arising in respect of the Pooling Agreement or the Certificates other than those resulting from the negligence, bad faith or willful misconduct of the Trustee or the Fiscal Agent, as applicable. Neither the Trustee nor the Fiscal Agent will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling Agreement, or in the exercise of any of its rights or powers, if in the Trustee's or the Fiscal Agent's opinion, as applicable, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Master Servicer and the Special Servicer each indemnify the Trustee, the Fiscal Agent, and certain related parties for similar losses incurred related to the willful misconduct, bad faith, fraud and/or negligence in the performance of the Master Servicer's or the Special Servicer's duties as applicable, under the Pooling Agreement or by reason of reckless disregard of its respective obligations and duties under the Pooling Agreement.

   At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same is located, the Seller and the Trustee acting jointly will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Seller and the Trustee may consider necessary or desirable. Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling Agreement.

DUTIES OF THE TRUSTEE

   The Trustee (except for the information under the first paragraph of "--The Trustee") and the Master Servicer (except for the information under "--The Master Servicer") will make no representation as to the validity or sufficiency of the Pooling Agreement, the Certificates or the Mortgage Loans, this Prospectus Supplement or related documents.

   In the event that the Master Servicer fails to make a required Advance, the Trustee (or with respect to a Property Advance required to be made by the Special Servicer, the Master Servicer, and if the Master Servicer so fails, the Trustee), will be obligated to make such Advance, provided that the Trustee shall not be obligated to make any Advance it deems to be nonrecoverable. The Trustee shall be entitled to rely conclusively on any determination by the Master Servicer or Special Servicer, as applicable, that an Advance, if made, would not be recoverable. The Trustee will be entitled to reimbursement for each Advance made by it in the same manner and to same extent as the Master Servicer or Special Servicer, as applicable.

   If no Event of Default has occurred, and after the curing of all Events of Default which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling Agreement.

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    In addition, pursuant to the Pooling Agreement, the Trustee, at the cost and expense of the Seller, based upon reports, documents, and other information provided to the Trustee, will be obligated to file with the Securities and Exchange Commission (the "Commission"), in respect of the Trust and the Certificates, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) required to be filed with the Commission pursuant to
Section 13 or 15(d) of the Securities and Exchange Act of 1934, as amended, and any other Form 8-K reports required to be filed pursuant to the Pooling Agreement.

THE FISCAL AGENT

   ABN AMRO Bank N.V., a banking corporation organized under the laws of The Netherlands, will act as Fiscal Agent pursuant to the Pooling Agreement. The Fiscal Agent's office is located at 135 South LaSalle Street, Chicago, Illinois 60674-4107.

   The Fiscal Agent may not resign except (i) in the event of the resignation or removal of the Trustee (in which event, the Fiscal Agent shall be deemed to have been removed), (ii) upon determination that it may no longer perform such obligations and duties under applicable law, or (iii) upon written confirmation from the Rating Agencies (other than S&P) that such resignation, without the appointment of a successor Fiscal Agent, will not in and of itself result in a downgrade qualification or withdrawal of the then current rating of any Class of Certificates. Any such determination in (ii) above is required to be evidenced by an opinion of counsel to such effect delivered to the Seller and the Trustee. Except as provided in (iii) above, no resignation or removal of the Fiscal Agent shall become effective until a successor fiscal agent acceptable to each Rating Agency, as evidenced in writing (which may be the Trustee) shall have assumed the Fiscal Agent's obligations and duties under the Pooling Agreement. The Fiscal Agent will not be accountable for the use or application by the Seller, the Master Servicer or the Special Servicer of any Certificates issued to it or of the proceeds of such Certificates, or for the use of or application of any funds paid to the Seller, the Master Servicer or the Special Servicer in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from any lock box accounts, reserve accounts, Collection Account, Upper-Tier Distribution Account, Lower-Tier Distribution Account, Interest Reserve Account, Excess Interest Distribution Account, Class Q Distribution Account, or any other account maintained by or on behalf of the Master Servicer or the Special Servicer, nor will the Fiscal Agent be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer or the Special Servicer under the Pooling Agreement.

DUTIES OF THE FISCAL AGENT

   The Fiscal Agent will make no representation as to the validity or sufficiency of the Pooling Agreement, the Certificates, the Mortgage Loan, this Prospectus Supplement (except for the information in the first sentence under the preceding section with the heading "--The Fiscal Agent") or related documents. The duties and obligations of the Fiscal Agent consist only of making Advances as described below and in "--Advances" above; the Fiscal Agent will not be liable except for the performance of such duties and obligations. The Fiscal Agent will not be accountable for the use or application by the Seller, the Master Servicer or the Special Servicer of any Certificates issued to it or of the proceeds of such Certificates, or for the use of or application of any funds paid to the Seller, the Master Servicer or the Special Servicer in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the borrower accounts, Collection Account, Upper-Tier Distribution Account, Lower-Tier Distribution Account, Interest Reserve Account, Excess Interest Distribution Account, Class Q Distribution Account or any other account maintained by or on behalf of the Master Servicer or the Special Servicer, nor will the Fiscal Agent be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer or the Special Servicer under the Pooling Agreement.

   In the event that the Master Servicer and the Trustee fail to make a required Advance, the Fiscal Agent will be obligated to make such Advance, provided that the Fiscal Agent will not be obligated to

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make any Advance that it deems to be nonrecoverable. The Fiscal Agent shall be entitled to rely conclusively on any determination by the Master Servicer, Special Servicer or the Trustee, as applicable, that an Advance, if made, would not be recoverable. The Fiscal Agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as the Trustee and the Master Servicer.

THE MASTER SERVICER

   GMAC Commercial Mortgage Corporation ("GMACCM") will initially act as the Master Servicer. The following information has been provided by GMACCM. None of the Seller, the Trustee, the Underwriter, or any of their respective affiliates takes any responsibility therefor or makes any representation or warranty as to the accuracy or completeness thereof.

   GMACCM, a corporation organized under the laws of the State of California, is a wholly-owned direct subsidiary of GMAC Mortgage Group, Inc., which in turn is a wholly-owned direct subsidiary of General Motors Acceptance Corporation. The principal offices of GMACCM are located at 650 Dresher Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-4622. As of June 30, 1998, GMACCM was the servicer of a portfolio of multifamily and commercial mortgage loans totaling approximately $60 billion in aggregate outstanding principal amounts. Neither the Master Servicer, its parent nor any of its affiliates will guarantee the Certificates or the assets included in the Trust Fund.

   Pursuant to the terms of the Pooling Agreement, the Master Servicer will be required to indemnify the Seller and the Trustee for any losses, fines, judgments, costs and expenses incurred by them as a result of the Master Servicer's willful misfeasance, bad faith or negligent failure to comply with its duties and obligations under the Pooling Agreement.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

   Pursuant to the Pooling Agreement, the Master Servicer will be entitled to withdraw monthly from the Collection Account its portion of the Servicing Fee. The monthly servicing fee (the "Servicing Fee") for any Distribution Date is an amount per Interest Accrual Period equal to the sum for each Mortgage Loan of the product of (i) 1/12th times a per annum rate of 0.1275% (or, with respect to the Mortgage Loans identified on Annex A hereto as loan numbers O0148 and O0393, 0.2275%) (in each case, the "Servicing Fee Rate") and (ii) the Stated Principal Balance of such Mortgage Loan, provided, that, in connection with any partial interest payment, such amounts shall be computed, for the same period respecting which any related interest payment due or deemed due on the related Mortgage Loan is computed. The Servicing Fee includes the compensation payable to the Master Servicer and the Trustee Fee. With respect to any Distribution Date, to the extent that there are Prepayment Interest Shortfalls with respect to Principal Prepayments received during the related Collection Period, the Servicing Fee payable to the Master Servicer with respect to all the Mortgage Loans (but not the fees payable to the Trustee or Rating Agencies) for the related Distribution Date shall be reduced up to the amount sufficient to fully offset such Prepayment Interest Shortfalls; provided, however, that in no event shall the amount exceed 1/12 of 0.04% of the Stated Principal Balance of the Mortgage Loans for the related Collection Period. The Master Servicer's portion of the Servicing Fee relating to each Mortgage Loan will be retained (to the extent not otherwise offset by Prepayment Interest Excesses) by the Master Servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of such Mortgage Loan. The Master Servicer will also be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Collection Account and the Reserve Accounts (to the extent not payable to the related borrower under the related Mortgage Loan or applicable law). The Servicing Fee includes certain amounts which will be paid to the Rating Agencies for on-going monitoring and surveillance of the Certificates by the Rating Agencies and for certain filing fees and related expenses.

   In addition, the Master Servicer will be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related Mortgage Loans, any late payment charges, assumption fees, loan modification fees, extension fees, loan service transaction fees, beneficiary

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statement charges or similar items (but not including any yield maintenance charge or prepayment premiums), in each case to the extent received and not required to be deposited or retained in the Collection Account pursuant to the Pooling Agreement.

   The Master Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling Agreement (subject to reimbursement as described herein), including all fees of any subservicers retained by it.

SPECIAL SERVICER

   GMACCM will initially be appointed as special servicer of the Mortgage Loans, (in such capacity, the "Special Servicer"). The Special Servicer will, among other things, oversee the resolution of non-performing Mortgage Loans and act as disposition manager of REO Properties. The Pooling Agreement will provide that although more than one Special Servicer may be appointed, only one Special Servicer may specially service any Mortgage Loan.

   The Special Servicer will be obligated to, among other things, oversee the resolution of non-performing Mortgage Loans and act as disposition manager of REO Properties. The Pooling Agreement provides that holders of Certificates evidencing greater than 50% of the Percentage Interests of the most subordinate Class of Certificates then outstanding (provided, however, that for purposes of determining the most subordinate Class, in the event that the Class A Certificates and the Class X Certificates are the only Classes outstanding, the Class A Certificates and the Class X Certificates together will be treated as the subordinate Class) may replace the Special Servicer, provided that each Rating Agency confirms to the Trustee in writing that such replacement, will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to any Class of Certificates.

   Pursuant to the Pooling Agreement, the Special Servicer will be entitled to certain fees, including a special servicing fee (and if the Special Servicer is the Master Servicer, such fees will be in addition to the Servicing Fee), payable with respect to each Interest Accrual Period, equal to the product of (i) 1/12 times a per annum rate of 0.25% with respect to each Mortgage Loan and (ii) the Stated Principal Balance of each related Specially Serviced Mortgage Loan (the "Special Servicing Fee"); provided, that such amounts shall be computed on the basis of the same principal amount and, in connection with any partial interest payment, for the same period respecting which any related interest payment due or deemed due on the related Mortgage Loan is computed. The Special Servicer will be entitled, in addition to the Special Servicing Fee, to receive a "Liquidation Fee" equal to the applicable Principal Recovery Percentage of the amount equal to (x) the proceeds of the sale of any Mortgage Loan or REO Property minus (y) any broker's commission and related brokerage referral fees and to receive a "Rehabilitation Fee" with respect to any Mortgage Loan which ceases to be specially serviced and has made three consecutive Monthly Payments on or prior to the related Due Dates after the Mortgage Loan has ceased to be a Specially Serviced Mortgage Loan in an amount equal to the applicable Principal Recovery Percentage of the highest Stated Principal Balance of such Mortgage Loan during the period in which it was specially serviced; provided, however, that such Rehabilitation Fee shall be due only once for each Mortgage Loan during the term of the Pooling Agreement. The "Principal Recovery Percentage" will be equal to: (i) 0.75% with respect to any Specially Serviced Mortgage Loan with a Stated Principal Balance greater than or equal to $50,000,000; and (ii) 1% with respect to any Specially Serviced Mortgage Loan with a Stated Principal Balance less than $50,000,000. However, no Liquidation Fee will be payable in connection with, or out of, Liquidation Proceeds resulting from the purchase of any Specially Serviced Mortgage Loan or REO Property (i) by any Responsible Party as described herein under "Description of the Mortgage Pool--Representations and Warranties," (ii) by the Master Servicer, the Seller or the Certificateholders as described herein under "--Optional Termination; Optional Mortgage Loan Purchase," or (iii) in certain other limited circumstances. Each of the foregoing fees, along with certain expenses related to special servicing of a Mortgage Loan, shall be payable out of funds otherwise available to make payments on the Certificates.

MASTER SERVICER AND SPECIAL SERVICER PERMITTED TO BUY CERTIFICATES

   The Master Servicer and the Special Servicer will be permitted to purchase any Class of Certificates. Such a purchase by the Master Servicer or the Special Servicer could cause a conflict relating to the

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Master Servicer's or the Special Servicer's duties pursuant to the Pooling
Agreement and the Master Servicer's or the Special Servicer's interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates. The Pooling Agreement provides that the Master Servicer or Special Servicer shall administer the Mortgage Loans in accordance with the servicing standard set forth therein without regard to ownership of any Certificate by the Master Servicer or the Special Servicer or any affiliate thereof. Additionally, the Pooling Agreement provides that (i) an affiliate of a borrower may not vote with respect to matters where there is a potential conflict of interest, (ii) any Certificateholder that is also the holder of any debt of any of the affiliates of any of the borrowers under the Mortgage Loans may not vote with respect to selecting, or directing the actions of the Special Servicer with respect to such Mortgage Loan, and (iii) the Special Servicer may not be the holder of any debts of the affiliates of the borrowers under the Mortgage Loans.

REPORTS TO CERTIFICATEHOLDERS

   The Master Servicer is required to deliver to the Trustee prior to each Distribution Date, and the Trustee is to deliver to each Certificateholder, the Seller, each Rating Agency and, if requested, any potential investor in the Certificates, on each Distribution Date, the following six reports:

   (a) A "Comparative Financial Status Report" setting forth, to the extent such information is provided by the related borrowers, among other things, the occupancy, revenue, net operating income and DSCR for the Mortgage Loans as of the current date for each of the following periods: (i) the most current available year-to-date, (ii) the previous two full fiscal years, and
(iii) the "base year" (representing the original underwriting information used as of the Cut-Off Date).

   (b) A "Delinquent Loan Status Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the Due Date immediately preceding the preparation of such report, were delinquent one Collection Period, delinquent two Collection Periods, delinquent three or more Collection Periods, current but specially serviced, or in foreclosure but not REO Property.

   (c) An "Historical Loan Modification Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the Due Date immediately preceding the preparation of such report, have been modified pursuant to the Pooling Agreement (i) during the related Collection Period and (ii) since the Cut-Off Date, showing the original and the revised terms thereof.

   (d) An "Historical Loss Estimate Report" setting forth, among other things, as of the close of business on the Due Date immediately preceding the preparation of such report, (i) the aggregate amount of liquidation proceeds and liquidation expenses, both for the current period and historically, and
(ii) the amount of Realized Losses occurring during the related Collection Period, set forth on a Mortgage Loan-by-Mortgage Loan basis.

   (e) An "REO Status Report" setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the Due Date immediately preceding the preparation of such report, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to any REO Property net of related expenses and other amounts, if any, received on such REO Property during the related Collection Period and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Master Servicer as of such date of determination (including any prepared internally by the Special Servicer).

   (f) A "Watch List" setting forth, among other things, any Mortgage Loan that is in jeopardy of becoming a Specially Serviced Mortgage Loan.

   Subject to the receipt of necessary information from any subservicer, such loan-by-loan reports will be made available electronically in the form of the standard CSSA loan file and CSSA property file; provided, however, the Trustee will provide Certificateholders with a written copy of such report upon request. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer at least two business days prior to the Master Servicer Remittance Date. Absent manifest error, none of the Master Servicer, the Special Servicer or the Trustee shall be responsible for

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the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

   The Master Servicer is also required to deliver to the Trustee the following materials:

   (a) Annually, on or before June 30 of each year, commencing with June 30, 1998, with respect to each Mortgaged Property and REO Property, an "Operating Statement Analysis" together with copies of the operating statements and rent rolls (but only to the extent the related borrower is required by the Mortgage to deliver, or otherwise agrees to provide such information) for such Mortgaged Property or REO Property as of the end of the preceding calendar year. The Master Servicer (or the Special Servicer in the case of Specially Serviced Mortgage Loans and REO Properties) is required to use its best reasonable efforts to obtain said annual operating statements and rent rolls.

   (b) Within thirty days of receipt by the Master Servicer (or within twenty days of receipt from the Special Servicer with respect to any Specially Serviced Mortgage Loan or REO Property) of annual operating statements, if any, with respect to any Mortgaged Property or REO Property, an "NOI Adjustment Worksheet" for such Mortgaged Property (with the annual operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling Agreement to "normalize" the full year net operating income and debt service coverage numbers used by the Master Servicer in the other reports referenced above.

   The Trustee is to deliver a copy of each Operating Statement Analysis report and NOI Adjustment Worksheet that it receives from the Master Servicer to the Seller, the and each Rating Agency promptly after its receipt thereof. Upon request, the Trustee will make such reports available to the Certificateholders and the Special Servicer. Any Certificateholder and any potential investor in the Certificates may obtain a copy of any NOI Adjustment Worksheet for a Mortgaged Property or REO Property in the possession of the Trustee upon request.

                               USE OF PROCEEDS

   The net proceeds from the sale of the Certificates will be used by the Seller to pay the purchase price of the Mortgage Loans.

                 CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

   The following discussion contains summaries of certain legal aspects of mortgage loans in California (approximately 15.80% of the Mortgage Loans by Initial Pool Balance), New York (approximately 8.78% of the Mortgage Loans by Initial Pool Balance), Texas (approximately 8.47% of the Mortgage Loans by Initial Pool Balance), Virginia (approximately 6.87% of the Mortgage Loans by Initial Pool Balance) and Ohio (approximately 5.28% of the Mortgage Loans by Initial Pool Balance) which are general in nature. The summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

   California, New York, Texas, Virginia and Ohio and various other states have imposed statutory prohibitions or limitations that limit the remedies of a mortgagee under a mortgage or a beneficiary under a deed of trust. All of the Mortgage Loans are nonrecourse loans as to which, in the event of default by a borrower, recourse may be had only against the specific property pledged to secure the Mortgage Loan and not against the borrower's other assets. Even if recourse is available pursuant to the terms of the Mortgage Loan, certain states have adopted statutes which impose prohibitions against or limitations on such recourse. The limitations described below and similar or other restrictions in other jurisdictions where Mortgaged Properties are located may restrict the ability of the Master Servicer or the Special Servicer, as applicable, to realize on the Mortgage Loans and may adversely affect the amount and timing of receipts on the Mortgage Loans.

   California statutes limit the right of the beneficiary to obtain a deficiency judgment against the trustor (i.e., obligor) following the non-judicial foreclosure sale under a deed of trust. A deficiency judgment is a personal judgment against the obligor in most cases equal to the difference between the amount due

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to the beneficiary and the fair market value of the collateral. No deficiency judgment is permitted under California law following a nonjudicial sale under the power of sale provision in a deed of trust. Other California statutes require the beneficiary to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the obligor for recovery of the debt except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Finally, other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the former trustor following a judicial sale to the excess of the outstanding debt over the greater of (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure, and give the borrower a one-year period within which to redeem the property. California statutes also provide priority to certain tax liens over the lien of previously recorded deeds of trust.

   Under New York law, while a foreclosure may proceed either judicially or non-judicially, nonjudicial foreclosures are virtually unused today. Under New York law, upon default of a mortgage, a mortgagee is generally presented with the choice of either proceeding in equity to foreclose upon the mortgaged property or to proceed at law and sue on the note. New York law does not require that the mortgagee must bring a foreclosure action before being entitled to sue on the note. However, once having begun a foreclosure action or an action to sue on the note or guaranty, a mortgagee is generally not permitted to initiate the other without leave of court. New York does not restrict a mortgagee from seeking a deficiency judgment. In order to obtain a deficiency judgment, a series of procedural and substantive requirements must be satisfied. In New York, liens for unpaid real estate taxes take priority over the lien of a previously recorded mortgage.

   Under Texas law, a deed of trust customarily is foreclosed by non-judicial process; judicial process is generally not used. A mortgagee does not preclude its ability to sue on a recourse note by instituting foreclosure proceedings. Unless a longer period or other curative rights are provided by the loan documents, at least 21 days notice prior to foreclosure is required and foreclosure sales must be held on the first Tuesday of a calendar month. Absent contrary provisions in the loan documents, deficiency judgments are obtainable under Texas law. To determine the amount of any deficiency judgment, a borrower is given credit for the greater of the actual sale price (excluding trustee's and other allowable costs) or the fair market value of the property. Under a relation-back theory, the entire amount of any mechanic's or materialmen's lien takes priority over the lien of a deed of trust if the lien claimant began work or delivered its first materials prior to recordation of the deed of trust, provided that the loan affidavit is timely and properly perfected.

   Under Ohio law, foreclosure of a mortgage can occur only through judicial process. There is no private power of sale or strict foreclosure available in Ohio. Foreclosure is regulated by statute and is subject to the court's equitable powers. Mortgagees may sue both on the note and mortgage simultaneously and generally may recover a deficiency judgment unless the mortgage loan is nonrecourse. Mortgagors have a nonwaivable statutory right of redemption and the statutes further provide that the real estate generally cannot be sold in foreclosure for less than two-thirds of its appraised value. Mortgagors have no right of reinstatement. Ohio statutes also provide for priority of liens for unpaid real estate taxes over the lien of a previously recorded mortgage.

   Under Virginia law, foreclosure of the lien of a deed of trust in Virginia typically and most efficiently is accomplished by a non-judicial trustee's sale under a power of sale provision in the deed of trust. Judicial foreclosure also can be, but seldom is, used. In a non-judicial foreclosure, public notice of the trustee's sale, containing certain information, must be given for the time period prescribed in the deed of trust, but subject to statutory minimums. After such notice, the trustee may sell the real estate. In a judicial foreclosure, after notice to all interested parties, a full hearing and judgment in favor of the lienholder, the court orders a foreclosure sale to be conducted by a sheriff or court-appointed commissioner in chancery. In either type of foreclosure sale, the borrower has no right to redeem the

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property. A deficiency judgment for a recourse loan may be obtained.
Further, under Virginia law, for certain circumstances and for certain time periods, a lienholder has the statutory right to obtain a court-appointed receiver, either with or without notice of the borrower, to collect, protect and disburse the real property's rents and revenues, and otherwise to maintain and preserve the real property, pursuant to the court's instructions.

                       FEDERAL INCOME TAX CONSEQUENCES

   Elections will be made to treat applicable portions of the Trust Fund and, in the opinion of Cadwalader, Wickersham & Taft, special tax counsel to the Seller, such portions of the Trust Fund will qualify, as two separate REMICs (the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively) within the meaning of Code Section 860D. The Lower-Tier REMIC will hold the Mortgage Loans (exclusive of the Excess Interest and the Default Interest which will be deposited directly into the Upper-Tier REMIC), proceeds therefrom, the Collection Account, the Lower-Tier Distribution Account and any REO Property, and will issue (i) certain uncertificated classes of regular interests (the "Lower-Tier Regular Interests") to the Upper-Tier REMIC and (ii) the Class LR Certificates, which will represent the sole class of residual interests in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and the Upper-Tier Distribution Account in which distributions thereon will be deposited and will issue (i) classes of regular interests represented by the Regular Certificates and (ii) the Class R Certificates, which will represent the sole class of residual interests in the Upper-Tier REMIC. In addition, the Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F and Class G Certificates will represent pro rata undivided beneficial interests in designated portions of the Excess Interest and the related portions of the Excess Interest Distribution Account, which portion of the Trust Fund will be treated as part of a grantor trust for federal income tax purposes. Although holders of these Classes of Certificates will be required to allocate their purchase price between their interests in the regular interests in the Upper-Tier REMIC and their beneficial interests in Excess Interest based on the relative fair market values of each, it is anticipated that the rights to Excess Interest will have negligible value as of the Closing Date. The Class Q Certificates will represent pro rata, undivided, beneficial interests in the portion of the Trust Fund consisting of the AIMCO Multifamily Pool Conditional Debt, the Default Interest (subject to the obligation to pay interest on Advances) and the Class Q Distribution Account, which portion will also be part of the grantor trust for federal income tax purposes.

   The Offered Certificates will be treated as "real estate assets" under Code Section 856(c)(4)(A), to the extent that the assets of the REMICs are so treated. The interest on the Offered Certificates will be "interest on obligations secured by mortgages on real property" described in Code Section 856(c)(3)(B) for a real estate investment trust, in the same proportion that the income of the REMICs is so treated.

   A beneficial owner's interest in an Offered Certificate will qualify for the foregoing treatments under Sections 856(c)(4)(A) and 856(c)(3)(B) in their entirety if at least 95% of the REMICs' assets qualify for such treatment, and otherwise will qualify to the extent of the REMICs' percentage of such assets. A Mortgage Loan that has been defeased with U.S. Treasury securities will not qualify for such treatment. A beneficial owner's interest in an Offered Certificate will constitute "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v) in the case of a domestic building and loan association only to the extent of the percentage of the REMICs' assets consisting of loans secured by multifamily properties and healthcare properties. The Lower-Tier REMIC and the Upper-Tier REMIC will be treated as one REMIC solely for the purpose of making the foregoing determinations.

   The regular interests represented by the Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Offered Certificates will be required to report income on the regular interests represented by the Offered Certificates in accordance with the accrual method of accounting and any income from Excess Interest as such amounts are accrued by the Trust Fund, based on their own methods of accounting. See "Federal Income Tax Consequences--REMIC Certificates--Income from Regular Certificates--General" in the Prospectus.

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    [It is anticipated that the regular interests represented by the Class
A-1, Class A-2, Class A-3, Class B, Class C and Class D Certificates will be issued at a premium and that the regular interest represented by the Class E Certificates will be issued with de minimis original issue discount for federal income tax purposes.]

   Although unclear for federal income tax purposes, it is anticipated that the Class X Certificates will be treated as issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon over their respective issue prices (including accrued interest). Any "negative" amounts of original issue discount on the Class X Certificates attributable to rapid prepayment with respect to the Mortgage Loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of a Class X Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the contingent interest rules in the OID Regulations, as amended on June 12, 1996, may be promulgated with respect to the Class X Certificates. Under the noncontingent bond method, if the interest payable for any period is greater or less than the amount projected, the amount of income included for that period would be either increased or decreased accordingly. Any net reduction in the income accrual for the taxable year below zero (a "Negative Adjustment") would be treated by a Certificateholder as ordinary loss to the extent of prior income accruals and would be carried forward to offset future interest accruals. At maturity, any remaining Negative Adjustment would be treated as a loss on retirement of the Certificate. The legislative history of relevant Code provisions indicates, however, that negative amounts of original issue discount on an instrument such as a REMIC regular interest may not give rise to taxable losses in any accrual period prior to the instrument's disposition or retirement. Thus, it is not clear whether any losses resulting from a Negative Adjustment would be recognized currently or be carried forward until disposition or retirement of the debt obligation. However, unless and until otherwise required under applicable regulations, the Seller does not intend to treat the payments of interest on the Class X Certificates as contingent interest.

   The prepayment assumption that will be used to accrue original issue discount, to amortize premium of an initial owner, or to determine whether original issue discount is de minimis will be Scenario 1 as described under "Yield, Prepayment and Maturity Considerations--Weighted Average Life of the Offered Certificates" above.

   Although not free from doubt, it is anticipated that any prepayment premiums will be treated as ordinary income to the extent allocable to beneficial owners of the Offered Certificates as such amounts become due to such beneficial owners.

                           STATE TAX CONSIDERATIONS

   In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                             ERISA CONSIDERATIONS

   A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, and any entity whose underlying assets include assets of such a plan by reason of any such plan's investment in the entity that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of any class of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or
Section 4975 of the Code.

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    The U.S. Department of Labor issued an individual exemption, Prohibited
Transaction Exemption 89-88 (the "Exemption"), on October 11, 1989 to Goldman, Sachs & Co., which generally exempts from the application of certain prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code and the civil penalties imposed pursuant to Section 502(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations", the term "Underwriter" shall include (a) Goldman, Sachs & Co., (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Goldman, Sachs & Co. and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to the Class A-1, Class A-2 and Class A-3 Certificates.

   The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of such classes of Offered Certificates to be eligible for exemptive relief thereunder. First, the acquisition of such classes of Offered Certificates by a Plan, must be on terms (including the price) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by such classes of Offered Certificates must not be subordinate to the rights and interests evidenced by the other certificates of the same trust. Third, such classes of Offered Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch. Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group," which consists of the Underwriter, the Seller, the Master Servicer, the Special Servicer, and any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of such classes of Offered Certificates. Fifth, the sum of all payments made to and retained by the Underwriter must represent not more than reasonable compensation for underwriting such classes of Offered Certificates; the sum of all payments made to and retained by the Seller pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer and the Special Servicer must represent not more than reasonable compensation for such person's services under the Agreements and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501 (a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

   Because the Class A-1, Class A-2 and Class A-3 Certificates are not subordinate to any other class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of the issuance of such classes of Certificates that they be rated "AAA" by S&P and Fitch. A fiduciary of a Plan contemplating purchasing any such class of Certificates in the secondary market must make its own determination that at the time of such acquisition, any such class of Certificates continues to satisfy the third general condition set forth above. The Seller expects that the fourth general condition set forth above will be satisfied with respect to each of such classes of Certificates. A fiduciary of a Plan contemplating purchasing any such class of Certificate must make its own determination that the first, third, fifth and sixth general conditions set forth above will be satisfied with respect to any such class of Certificate.

   The Class B, Class C, Class D and Class E Certificates do not satisfy the second condition described above because they are subordinated to the Class A and Class X Certificates, and furthermore the Class D and Class E Certificates are not expected to satisfy the third condition described above. Accordingly, the Class B, Class C, Class D and Class E Certificates may not be purchased with the assets of a Plan, unless such purchase is made pursuant to Prohibited Transaction Exemption 95-60, described below, or another prohibited transaction exemption.

   Before purchasing any class of Certificate, a fiduciary of a Plan should itself confirm (a) that such Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general

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conditions of the Exemption and the other requirements set forth in the
Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions.

   Purchasers using insurance company general account funds to effect such purchase should consider the availability of Prohibited Transaction Class Exemption 95-60 (60 Fed. Reg. 35925, July 12, 1995) issued by the U.S. Department of Labor.

   Any Plan fiduciary considering whether to purchase any class of Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA
Considerations" in the Prospectus.

                               LEGAL INVESTMENT

   None of the Certificates will be "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). In addition, institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage-backed securities.

   No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute a legal investment or are subject to investment, capital or other restrictions.

   See "Legal Investment" in the Prospectus.

                                 UNDERWRITING

   The Seller and Goldman, Sachs & Co. ("Goldman, Sachs") have entered into an underwriting agreement with respect to the Offered Certificates. Subject to certain conditions Goldman, Sachs has agreed to purchase all the Offered Certificates.

   The Seller estimates that its share of the total expenses of the Offering, excluding underwriting discounts and commissions, will be approximately $
   .

   The Seller has agreed to indemnify Goldman, Sachs against certain liabilities, including liabilities under the Securities Act of 1933.

   The Offered Certificates are a new issue of securities with no established trading market. The Seller has been advised by Goldman, Sachs that Goldman, Sachs intends to make a market in the Offered Certificates but is not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Offered Certificates.

   In connection with the offering, the Underwriter may purchase and sell the Offered Certificates in the open market. These transactions may include purchases to cover short sales, stabilizing transactions and purchases to cover portions created by short sales. Short sales involve the sale by the Underwriter of a greater number of Certificates than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Certificates while the offering is in progress.

   Goldman, Sachs also may impose a penalty bid. This occurs when a particular broker-dealer repays to Goldman, Sachs a portion of the underwriting discount received by it because the representatives have repurchased Certificates sold by or for the account of Goldman, Sachs in stabilizing or short covering transactions.

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    These activities by Goldman, Sachs may stabilize, maintain or otherwise affect the market price of the Certificates. As a result, the price of the Certificates may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by Goldman, Sachs at any time. These transactions may be effected in the over-the-counter market or otherwise.

   Goldman, Sachs is an affiliate of the Seller and GSMC, a Loan Seller. In addition, an affiliate of Goldman, Sachs is a limited partner in ACMFLP, one of the Responsible Parties.

   The Offered Certificates are offered by Goldman, Sachs when, as and if issued by the Seller, delivered to and accepted by Goldman, Sachs and subject to its right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about October 29, 1998,
which is the    business day following the date of pricing of the Offered
Certificates.

                                LEGAL MATTERS

   The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Seller and the Underwriter by Cadwalader, Wickersham & Taft, New York, New York. Certain legal matters will be passed upon for ACLI and ACMFLP by Andrews & Kurth L.L.P., Dallas, Texas.

                                   RATINGS

   It is a condition to the issuance of each class of Offered Certificates that they be rated as set forth below by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Fitch IBCA, Inc. ("Fitch") (and, together with S&P, the "Rating Agencies"):

   The ratings on mortgage pass-through certificates address the likelihood of the receipt by holders thereof of payments to which they are entitled including the receipt of all principal payments by the Rated Final Distribution Date. Such ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the certificates. S&P assigns the additional rating of "r" to highlight classes of securities that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks. Such ratings on the Offered Certificates do not, however, constitute a statement regarding frequency or likelihood of prepayments (whether voluntary or involuntary) of the Mortgage Loans, or the degree to which such prepayments might differ from those originally anticipated, or the likelihood of the collection of prepayment premiums, excess interest, default interest, yield maintenance charges, or the tax treatment of the Certificates, and do not address the possibility that Certificateholders might suffer a lower than anticipated yield. A rating on the Class X Certificates does not address the possibility that the Holders of such Certificates may fail to recover fully their initial investments due to a rapid rate of prepayments, defaults or liquidations. See "Risk Factors."

   There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Seller to do so may be lower than the rating assigned by S&P or Fitch pursuant to the Seller's request.

   The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to downgrade, qualification or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating. A security rating does not address the frequency or likelihood of prepayments (whether voluntary or involuntary) of Mortgage Loans, or the corresponding effect on the yield to investors.

   The ratings do not address the fact that the Pass-Through Rates on the Class D and Class E Certificates, to the extent that they are based on the weighted average interest rate of the mortgage loans, may be affected by changes therein.

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                        INDEX OF SIGNIFICANT DEFINITIONS

ACLI .....................................................              S-40
ACLI Loans ...............................................              S-40
ACLP .....................................................         S-7, S-40
ACLP Loans ...............................................              S-40
ACMFLP ...................................................              S-40
ACMFLP Loans .............................................              S-40
ADA ......................................................              S-31
Advance Rate .............................................             S-117
Advances .................................................       S-13, S-116
AEN ......................................................              S-65
AIMCO ....................................................              S-59
AIMCO Individual Multifamily Pool Loan ...................              S-58
AIMCO Multifamily Junior Loan ............................              S-62
AIMCO Multifamily Junior Notes ...........................              S-62
AIMCO Multifamily Pool Agreed Valuation Amount  ..........              S-58
AIMCO Multifamily Pool Borrower ..........................              S-58
AIMCO Multifamily Pool Conditional Debt ..................              S-35
AIMCO Multifamily Pool Debt Service Coverage Ratio  ......              S-65
AIMCO Multifamily Pool Expenses ..........................              S-65
AIMCO Multifamily Pool General Partners ..................              S-58
AIMCO Multifamily Pool Loan ..............................        S-40, S-58
AIMCO Multifamily Pool Management Agreements .............              S-61
AIMCO Multifamily Pool Manager ...........................              S-59
AIMCO Multifamily Pool Minimum Loan to Value Ratio  ......              S-64
AIMCO Multifamily Pool NOI ...............................              S-65
AIMCO Multifamily Pool Notes .............................              S-58
AIMCO Multifamily Pool Plan ..............................              S-58
AIMCO Multifamily Pool Properties ........................              S-58
AIMCO Multifamily Pool Revised Plan ......................              S-58
AMC ......................................................              S-21
Americold ................................................              S-47
Americold Pool Borrower ..................................              S-47
Americold Pool Collection Period .........................              S-55
Americold Pool Debt Service Coverage Ratio ...............              S-55
Americold Pool Defeasance Date ...........................              S-52
Americold Pool Defeasance Deposit ........................              S-52
Americold Pool Deposit Account ...........................              S-55
Americold Pool Due Date ..................................              S-51
Americold Pool Initial Interest Rate .....................              S-51
Americold Pool Local Account .............................              S-55
Americold Pool Low Debt Service Application Event  .......              S-55
Americold Pool Low Debt Service Reserve Account  .........              S-54
Americold Pool Low Debt Service Return Event .............              S-55
Americold Pool Low Debt Service Trigger Event  ...........              S-55
Americold Pool Master Lease ..............................              S-50
Americold Pool Master Lease Installment ..................              S-56
Americold Pool Master Lease Installment Balance  .........              S-56
Americold Pool Master Lessee .............................              S-50
Americold Pool Master Lessor .............................              S-50

                              S-144

Americold Pool Maturity Date .............................              S-51
Americold Pool Minimum Rent ..............................              S-50
Americold Pool Monthly Debt Service Payment Amount  ......              S-51
Americold Pool Net Cash Flow .............................              S-55
Americold Pool Note A ....................................              S-47
Americold Pool Note B ....................................              S-47
Americold Pool Operating Account .........................              S-55
Americold Pool Properties ................................              S-47
Americold Pool Property Management Agreement .............              S-50
Americold Pool Receipts ..................................              S-55
Americold Pool Release Amount ............................              S-51
Anticipated Repayment Date ...............................              S-33
Appraisal Reduction Amount ...............................              S-91
Appraisal Reduction Event ................................              S-91
Archon ...................................................               S-7
Archon Loans .............................................              S-40
ARD Loans ................................................              S-43
Asset Status Report ......................................             S-127
Available Funds ..........................................              S-81
Balloon Payment ..........................................              S-34
Bankruptcy Code ..........................................              S-22
Base Interest Fraction ...................................              S-89
CBE ......................................................      S-104, S-111
CEDEL Participants .......................................              S-94
CERCLA ...................................................              S-30
Certificate Owners .......................................              S-95
Certificate Registrar ....................................              S-92
Certificateholder ........................................              S-92
CESCR LP .................................................              S-73
Class ....................................................              S-80
Class A Certificates .....................................              S-80
Class Q Distribution Account .............................             S-118
Co-Lender Agreement ......................................        S-38, S-54
Collection Account .......................................             S-117
Collection Period ........................................              S-83
Commission ...............................................             S-132
Controlling Class ........................................             S-128
Controlling Class Representative .........................             S-128
CPC Loans ................................................              S-40
Cross-over Date ..........................................              S-88
Default Interest .........................................              S-83
Default Prepayment Date ..................................              S-62
Default Rate .............................................              S-83
Defeasance Deposit .......................................              S-44
Defeasance Loans .........................................              S-43
Defeasance Lock-out Period ...............................              S-43
Defeasance Option ........................................              S-43
Definitive Certificate ...................................              S-92
Depositories .............................................              S-93
Determination Date .......................................              S-83
Distribution Date ........................................              S-81

                              S-145

DSCR .....................................................               S-9
DTC ......................................................               S-7
Eligible Bank ............................................             S-118
EPT ......................................................              S-65
EPT Capital Reserve Account ..............................              S-71
EPT Defeasance Deposit ...................................              S-70
EPT Deposit Account ......................................              S-72
EPT Low Debt Service Account .............................              S-71
EPT Low Debt Service Application Event ...................              S-71
EPT Low Debt Service Reserve Trigger Event ...............              S-71
EPT Low Debt Service Return Event ........................              S-71
EPT Low Debt Service Trigger Period ......................              S-72
EPT Master Lease .........................................              S-68
EPT Master Lease Tenant ..................................              S-68
EPT Monthly Payment ......................................              S-69
EPT Pool Borrower ........................................              S-65
EPT Pool Initial Interest Rate ...........................              S-69
EPT Pool Loan ............................................              S-65
EPT Pool Maturity Date ...................................              S-69
EPT Pool Properties ......................................              S-65
EPT Pool Property ........................................              S-65
EPT Tax, Insurance and Ground Lease Escrow Period  .......              S-71
ERISA ....................................................             S-139
ERISA Considerations .....................................             S-140
ESA ......................................................              S-31
Euroclear Participants ...................................              S-94
Event of Default .........................................             S-122
Excess Cashflow ..........................................              S-43
Excess Interest ..........................................        S-43, S-83
Excess Interest Distribution Account .....................             S-118
Excess Prepayment Interest Shortfall .....................              S-90
Excess Rate ..............................................              S-83
Exemption ................................................             S-140
Falcon ...................................................               S-7
Falcon Loan ..............................................              S-40
Fashion Valley Theater ...................................              S-67
Fifteenth Skyline ........................................              S-73
FIRREA ...................................................              S-45
Fitch ....................................................       S-16, S-142
Fixed Voting Rights Percentage ...........................             S-124
Form 8-K .................................................              S-46
GMACCM ...................................................             S-133
Goldman, Sachs ...........................................             S-141
Group 1 ..................................................               S-8
Group 2 ..................................................               S-8
GSMC .....................................................               S-7
GSMC Loans ...............................................              S-40
Healthcare Adviser .......................................             S-129
Healthcare Adviser Fee ...................................             S-129
Healthcare Adviser Loans .................................             S-129
Holders ..................................................              S-95

                              S-146

Indirect Participants ....................................              S-93
Initial Pool Balance .....................................         S-8, S-40
Initial Rate .............................................              S-43
Interest Accrual Amount ..................................              S-83
Interest Accrual Period ..................................              S-84
Interest Distribution Amount .............................              S-84
Interest Reserve Account .................................             S-117
Interest Shortfall .......................................              S-84
Joint Venture ............................................              S-47
Liquidation Fee ..........................................             S-134
Loan Group ...............................................               S-8
Loan Sellers .............................................              S-40
Lower-Tier Distribution Account ..........................             S-117
Lower-Tier Regular Interests .............................             S-138
Lower-Tier REMIC .........................................             S-138
Maeril ...................................................              S-59
Master Servicer Remittance Date ..........................             S-116
Modeling Assumptions .....................................              S-98
Monthly Payment ..........................................              S-82
Moody's ..................................................              S-71
Mortgage .................................................              S-40
Mortgage Loans ...........................................              S-40
Mortgage Note ............................................              S-40
Mortgage Pool ............................................               S-8
Mortgage Rate ............................................              S-85
Mortgaged Property .......................................              S-40
Negative Adjustment ......................................             S-139
Net Default Interest .....................................              S-83
Net Mortgage Rate ........................................              S-85
Net REO Proceeds .........................................              S-83
Ninth Skyline ............................................              S-73
Notional Amount ..........................................              S-81
Offered Certificates .....................................              S-80
One Skyline Tower ........................................              S-73
Originators ..............................................              S-40
Other Americold Pool Loan ................................        S-38, S-54
Other Trustee ............................................        S-38, S-54
PAR ......................................................              S-46
Participants .............................................              S-92
Pass-Through Rate ........................................        S-10, S-84
Percentage Interest ......................................              S-81
Permitted Investments ....................................             S-118
P&I Advance ..............................................       S-13, S-116
Plan .....................................................       S-95, S-139
PML ......................................................              S-48
Pooling Agreement ........................................             S-113
Prepayment Interest Excess ...............................              S-90
Prepayment Interest Shortfall ............................              S-90
Prepayment Period ........................................              S-83
Prime Rate ...............................................             S-117
Principal Distribution Amount ............................              S-85

                              S-147

Principal Prepayments ....................................              S-83
Principal Recovery Percentage ............................             S-134
Principal Shortfall ......................................              S-86
Private Certificates .....................................        S-10, S-80
Property Advances ........................................       S-13, S-116
Property Condition Reports ...............................              S-67
Rated Final Distribution Date ............................              S-98
Rating Agencies ..........................................             S-142
Realized Loss ............................................              S-90
Regular Certificates .....................................              S-85
Rehabilitation Fee .......................................             S-134
Reinvestment Enhancement Instrument ......................        S-13, S-88
Release Date .............................................              S-44
REO Account ..............................................              S-80
REO Mortgage Loan ........................................              S-86
REO Property .............................................              S-80
Reserve Account ..........................................              S-88
Restricted Group .........................................             S-140
Revised Rate .............................................              S-43
Rules ....................................................              S-94
SDDS .....................................................              S-66
Sequential Pay Certificates ..............................              S-80
Series 1998-GL II ........................................        S-38, S-54
Series 1998-GL II Pooling Agreement ......................             S-114
Servicing Compensation ...................................              S-82
Servicing Fee ............................................             S-133
Servicing Fee Rate .......................................             S-133
Servicing Standard .......................................             S-114
Similar Law ..............................................              S-95
Skyline City Pool Borrowers ..............................              S-73
Skyline City Pool Defeasance Deposit .....................              S-76
Skyline City Pool Deposit Account ........................              S-78
Skyline City Pool Initial Interest Rate ..................              S-75
Skyline City Pool Loan ...................................              S-73
Skyline City Pool Low Debt Service Application Event  ....              S-78
Skyline City Pool Low Debt Service Reserve Account  ......              S-77
Skyline City Pool Low Debt Service Return Event  .........              S-78
Skyline City Pool Low Debt Service Trigger Event  ........              S-78
Skyline City Pool Management Agreements ..................              S-75
Skyline City Pool Manager ................................              S-73
Skyline City Pool Maturity Date ..........................              S-75
Skyline City Pool Properties .............................              S-73
Skyline City Pool Property ...............................              S-73
Skyline City Pool Property Level Sweep Account  ..........              S-78
Skyline City Pool Release Amount .........................              S-76
SMMEA ....................................................             S-141
S&P ......................................................       S-16, S-142
Special Servicer .........................................             S-134
Special Servicer's Appraisal Reduction Estimate  .........              S-92
Special Servicing Fee ....................................             S-134
Specially Serviced Mortgage Loan .........................             S-114

                              S-148

Stated Principal Balance .................................              S-85
Subordinate Debt .........................................              S-32
The Americold Pool Loan ..................................              S-47
Three Skyline Place ......................................              S-73
Total Americold Pool Loan ................................              S-47
Treasury Rate ............................................              S-43
Trust Fund ...............................................              S-80
Trustee Fee ..............................................             S-131
Trustee Fee Rate .........................................             S-131
Unscheduled Payments .....................................              S-83
Updated Appraisal ........................................             S-124
Upper-Tier Distribution Account ..........................             S-117
Upper-Tier REMIC .........................................             S-138
URS ......................................................              S-47
Voting Rights ............................................             S-124
WAC Rate .................................................              S-84
Withheld Amounts .........................................

                                   ANNEX A
                CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

   Annex A hereto sets forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Where a Mortgage Loan is secured by multiple properties, statistical information in this Annex A relating to geographical locations and property types of the mortgaged properties is based on the loan amount allocated to such property. Such allocation, where not stated in the Mortgage Loan documents, is generally based on the relative appraised values of such properties. The statistics in Annex A were primarily derived from information provided to the Seller by each Responsible Party, which information may have been obtained from the borrowers without independent verification except as noted.

   1. "1996 NOI" and "1997 NOI" (which is for the period ending as of the date specified in Annex A) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. 1996 NOI and 1997 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such a depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expenses or expenses treated as capital expenditures. The Seller has not made any attempt to verify the accuracy of any information provided by each borrower or to reflect changes in net operating income that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property. 1996 NOI and 1997 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, 1996 NOI and 1997 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial-year annualizations.

   2. "Annual Debt Service" means for any Mortgage Loan the current annual debt service payable during the twelve month period commencing on November 1, 1998 on the related Mortgage Loan.

   3."Cut-Off Date LTV Ratio" means, with respect to any Mortgage Loan, the principal balance of such Mortgage Loan as of the Cut-Off Date divided by the aggregate value of the Mortgaged Properties securing such Mortgage Loan.

   4. "Cut-Off Date Balance" means the principal balance of the Mortgage Loan as of the Cut-Off Date.

   5. "Cut-Off Date Principal Balance/Unit" means the balance per unit of measure as of the Cut-Off Date.

   6. "DSCR" or "Debt Service Coverage Ratio" means, with respect to any Mortgage Loan, (a) the Net Cash Flow for the related Mortgaged Property or Properties, divided by (b) the Annual Debt Service for such Mortgage Loan.

   7. "Largest Tenant Lease Expiration Date" means the date at which the Largest Tenant's lease is scheduled to expire.

   8. "Largest Tenant % of Total Net Square Feet" means the net square feet leased to the Largest Tenant as a percentage of the total square feet of the Mortgaged Property.

   9. "Maturity Date LTV" or "ARDLTV" for any Mortgage Loan is calculated in the same manner as Cut-Off Date LTV, except that the Mortgage Loan Cut-Off Date Principal Balance used to calculate the Cut-Off Date LTV has been adjusted to give effect to the amortization of the applicable Mortgage Loan as of its Maturity Date or Anticipated Repayment Date, as applicable. Such calculation thus assumes that the appraised value of the Mortgaged Property or Properties securing a Mortgage Loan on the Maturity Date or the Anticipated Repayment Date, as applicable, is the same as the appraised value as of the date of the original appraisal. There can be no assurance that the value of any particular Mortgaged Property will not have declined from the original appraised value.

   10. "Net Cash Flow" or "U/W NCF" with respect to a given Mortgage Loan or Mortgaged Property means cash flow available for debt service, as determined by the related Responsible Party based upon borrower supplied information for a recent period which is generally the twelve months prior to the origination of such Mortgage Loan, adjusted for stabilization and, in the case of certain Mortgage Loans, may have been updated to reflect a more recent operating period. Net Cash Flow does not reflect debt service, subordinated ground rent, non-cash items such as depreciation or amortization, and does not reflect actual capital expenditures and may have been adjusted for other items and assumptions determined by the Responsible Party.

   11. "Occupancy" means the percentage of gross leasable area, rooms, units, beds or sites of the property that are leased. Occupancy rates are calculated within a recent period and in certain cases reflect the average occupancy rate over a period of time.

   12. "Original Balance" means the principal balance of the Mortgage Loan as of the date of origination.

   13. "Underwritten NOI " or "U/W NOI" means Net Cash Flow before deducting for replacement reserves and capital expenditures, tenant improvements and leasing commissions.

   14. "Appraised Value" means for each of the Mortgaged Properties, the appraised value of such property as determined by an appraisal thereof and in accordance with MAI standards made not more than 25 months prior to the origination date (or purchase date, as applicable) of the related Mortgage Loan.

   15. "Weighted Average Mortgage Interest Rate" means the weighted average of the Mortgage Interest Rates as of the Cut-Off Date.

   16. "CROSS Collateralized Group" identifies Mortgage Loans in the Mortgage Pool cross collateralized with other Mortgage Loans in Pool.

   17. "Related Group" identifies Mortgage Loans in the Mortgage Pool with borrowers affiliated with other borrowers in the Mortgage Pool.

   18. "Prepayment Penalty Description" means the number of months from one month prior to the first payment date (or in the case of certain loans, from the first payment date) for which a Mortgage Loan is locked out from prepayment, charges a prepayment premium or yield maintenance charges, permits defeasance, or allows a prepayment without a prepayment premium.

CERTAIN OTHER LOAN CHARACTERISTICS

   Loan Number L0137 (Holiday Inn-Crowne Plaza). This Mortgage Loan is collateralized by the leased fee interest in the land upon which the Holiday Inn-Crowne Plaza sits. The borrower, owner of the 0.17 acre parcel of land, leases the Mortgaged Property to the Holiday Inn-Crown Plaza on a 200 year (total term) lease. The lessee is responsible for all taxes on the property.

   Loan Number ANADC (Washington Monarch). This Mortgage Loan has a principal balance of $47,000,000 and was made in connection with the making of a mezzanine loan having a principal balance of $8,250,000, which is not included in the Mortgage Pool. Pursuant to the Mortgage Loan provisions, the borrower is required to make interest-only payments until such time as the mezzanine loan is paid in full. Pursuant to the amortization schedule on the mezzanine loan, the mezzanine loan will be paid in full by April 2006, and principal payments on the Mortgage Loan shall commence on May 11, 2006. The monthly payment shall be $325,740 on May 11, 2006 and will step to $385,177 on June 11, 2006. The Mortgage Loan will mature and will be payable in full on October 11, 2008.

   Loan Number O9-0001082 (Canterburg Village Apts). This Mortgage Loan has a Cut-Off Date LTV of 89.69%, based on a Cut-Off Date principal balance of $5,470,880 and current "as is" appraised value of $6,100,000. The Cut-Off Date principal balance of this Loan is inclusive of a $367,000 funded reserve for improvements. Upon completion of these improvements, scheduled for May 1999, the appraised value of the Mortgaged Property is estimated to be $7,000,000 resulting in an "as completed" LTV of 78%.

   Loan Number O9-0001065 (Best Western-Rio Rancho). The current DSCR for this Mortgage Loan is 1.17x based on a current Monthly payment of $39,905.52 and Net Cash Flow of $557,903. The Cut-Off Date principal balance of this Mortgage Loan includes funded earnouts of $965,000. Should the terms for the funded earnout not be met by the borrower on or before June 1, 1999, these funds will be applied to reduce the balance of the Mortgage Loan, thus reducing the Monthly Payment obligation of the borrower. Should this occur, the DSCR could be re-adjusted to approximately 1.42x.

CONTROL       LOAN        LOAN      LOAN SELLER/
 NUMBER      NUMBER       GROUP      ORIGINATOR                   PROPERTY NAME                         PROPERTY ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
   1          ACS           1           GSMC                   Americold Portfolio
   1a        ACS-A          1           GSMC                  Americold Cold Storage                  4475 East 50th Avenue
   1b        ACS-B          1           GSMC                        Termicold                           6875 State Street
   1c        ACS-C          1           GSMC                  Americold Cold Storage                    100 Widett Circle
   1d        ACS-D          1           GSMC                  Americold Cold Storage                   280 West Highway 30
------------------------------------------------------------------------------------------------------------------------------------
   1e        ACS-E          1           GSMC                  Americold Cold Storage                    301 South Walnut
   1f        ACS-F          1           GSMC                  Americold Cold Storage               755 East 1700 South Street
   1g        ACS-G          1           GSMC                  Americold Cold Storage                 720 West Juniper Street
   1h        ACS-H          1           GSMC                  Americold Cold Storage                  159 East Main Street
   1i        ACS-I          1           GSMC                  Americold Cold Storage                      250 Mill Road
------------------------------------------------------------------------------------------------------------------------------------
   1j        ACS-J          1           GSMC                  Americold Cold Storage                    3543 Maple Drive
   1k        ACS-K          1           GSMC                  Americold Cold Storage                      Westland Road
   1l        ACS-L          1           GSMC                  Americold Cold Storage                2233 (2251) Jesse Street
   1m        ACS-M          1           GSMC                  Americold Cold Storage                 4916 South Lois Avenue
   1n        ACS-N          1           GSMC                  Americold Cold Storage                     9501 Southeast
                                                                                                      Mcloughlin Boulevard
------------------------------------------------------------------------------------------------------------------------------------
   1o        ACS-O          1           GSMC                  Americold Cold Storage                       3245 Road N
   1p        ACS-P          1           GSMC                  Americold Cold Storage                  231 Second Road North
   1q        ACS-Q          1           GSMC                  Americold Cold Storage               211 South Alexander Street
   1r        ACS-R          1           GSMC                  Americold Cold Storage               110th Street and Highway 54
   1s        ACS-S          1           GSMC                  Americold Cold Storage                     Railroad Avenue
------------------------------------------------------------------------------------------------------------------------------------
   1t        ACS-T          1           GSMC                  Americold Cold Storage                  1010 Americold Drive
   1u        ACS-U          1           GSMC                  Americold Cold Storage                    69 Rogers Street
   1v        ACS-V          1           GSMC                  Americold Cold Storage                     One Rowe Square
   1w        ACS-W          1           GSMC                  Americold Cold Storage                4095 Portland Road, N.E.
   1x        ACS-X          1           GSMC                  Americold Cold Storage                  1845 Westgate Parkway
------------------------------------------------------------------------------------------------------------------------------------
   1y        ACS-Y          1           GSMC                  Americold Cold Storage                  525 South Kilroy Road
   1z        ACS-Z          1           GSMC                  Americold Cold Storage                   4-14th Avenue South
  1aa        ACS-AA         1           GSMC                  Americold Cold Storage                        Dodd Road
  1bb        ACS-BB         1           GSMC                  Americold Cold Storage                750 West Riverside Drive
  1cc        ACS-CC         1           GSMC                  Americold Cold Storage                   1440 Silverton Road
------------------------------------------------------------------------------------------------------------------------------------
   2         AIM-1       1 and 2        GSMC                     AIMCO Portfolio
   2a        AIM-1A         1           GSMC               AIMCO-Scothollow Apartments              203 Laurie Meadows Drive.
   2b        AIM-1B         2           GSMC               AIMCO-The Bluffs Apartments                 12601 SE River Road
   2c        AIM-1C         2           GSMC               AIMCO-Buena Vista Apartments               300 E. Bellevue Drive
   2d        AIM-1D         2           GSMC                  AIMCO-Casa De Monterey                  12301 Studebaker Road
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   2e        AIM-1E         2           GSMC                AIMCO-Chappelle Le Grande                  200 West 75th Place
   2f        AIM-1F         2           GSMC             AIMCO-Crosswood Park Apartments              6801 San Thomas Drive
   2g        AIM-1G         2           GSMC              AIMCO-Forest Ridge Apartments                 3720 Yaqui Drive
   2h        AIM-1H         2           GSMC              AIMCO-Mountain View Apartments               650 E. Bonita Ave.
   2i        AIM-1I         2           GSMC               AIMCO-North Park Apartments                 1125 Wellington Dr.
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   2j        AIM-1J         2           GSMC                 AIMCO-Pathfinder Village                  39800 Fremont Blvd.
   2k        AIM-1K         2           GSMC                AIMCO-Shadowood Apartments                  1001 McKeen Place
   2l        AIM-1L         2           GSMC             AIMCO-Terrace Gardens Apartments               10100 Grand Plaza
   2m        AIM-1M         2           GSMC               AIMCO-Towers of Westchester              6200 Westchester Park Dr.
   2n        AIM-1N         2           GSMC              AIMCO-Vista Village Apartments              10535 Montwood Drive
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   2o        AIM-1O         2           GSMC                AIMCO-Watergate Apartments                 8101 Cantrell Road
   3       09-1001006       1           GSMC                      EPT Portfolio
   3a     09-1001006A       1           GSMC                  AMC Grand 24 Megaplex              10110 Technology Boulevard East
   3b     09-1001006B       1           GSMC                     AMC Promenade 16                      21801 Oxnard Street
   3c     09-1001006C       1           GSMC                      AMC Studio 30                         2949 Dunvale Road
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   3d     09-1001006D       1           GSMC                   AMC Ontario Mills 30                     4549 Mills Circle
   3e     09-1001006E       1           GSMC                    AMC West Olive 16                  12657 West Olive Boulevard
   3f     09-1001006F       1           GSMC              AMC Huebner Oaks 24 Metroplex         11075 Interstate Highway 10 West
   3g     09-1001006G       1           GSMC                  AMC Lennox 24 Megaplex                    777 Kinnear Road
   3h     09-1001006H       1           GSMC                  AMC Mission Valley 20                 1640 Camino Del Rio North
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   4         SkyII          1           GSMC                  Skyline One and Three
   4a        SkyIIA         1           GSMC                    One Skyline Tower                      5107 Leesburg Pike
   4b        SkyIIB         1           GSMC                   Skyline Place Three                     5201 Leesburg Pike
   5         ANADC          1           GSMC                 Washington Monarch Hotel                   2401 M Street, NW
   6       09-0001076       1       GSMC (Archon)               First Place Tower                      15 East 5th Street
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   7       09-0001128       2       GSMC (Archon)           Factory Stores at Hershey                   46 Outlet Square
           400029224        1
   8       400029224A       1        GSMC (ACLP)                 604 Fifth Avenue                       604 Fifth Avenue
   9       400029218B       1        GSMC (ACLP)              1276 Lexington Avenue                   1276 Lexington Avenue
   10      400029222C       1        GSMC (ACLP)                507-11 3rd Avenue                       507-11 3rd Avenue
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   11      400029227D       1        GSMC (ACLP)            800 - 802 Lexington Avenue              800-802 Lexington Avenue
   12      400029219E       1        GSMC (ACLP)             147-149 West 57th Street               147-149 West 57th Street
   13      09-0001116       1       GSMC (Archon)           The WestCoast Benson Hotel              309 S.W. Broadway Avenue
           400029220     1 and 2
   14      400029220A       1        GSMC (ACLP)                   196 Broadway                           196 Broadway
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   15      400029221B       2        GSMC (ACLP)               250 East 65th Street                   250 East 65th Street
   16      400029226C       1        GSMC (ACLP)               677 Lexington Avenue                   677 Lexington Avenue
   17      400029223D       2        GSMC (ACLP)                 560 Fifth Avenue                       560 Fifth Avenue
   18      400029225E       1        GSMC (ACLP)                 61 Fifth Avenue                         61 Fifth Avenue
   19      400030965        2        GSMC (ACLP)            Holiday Inn - Independence                 6001 Rockside Road
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   20      09-0001168       2       GSMC (Archon)            The Original Outlet Mall                   7700 120th Avenue
   21      09-0001099       1       GSMC (Archon)         Four Winds of Katonah Hospital              800 Cross River Road
   22        SP007          1        GSMC (CPC)             Hermanos Melendez Hospital                Pajaros Ward PR Road
                                                                                                         No. 2 KM 11.8
   23      400029141        1        GSMC (ACLP)            Willow Run Business Center                   2625 Tyler Road
   24      400028225        1        GSMC (ACLP)          Airport Plaza Shopping Center             25343-25385 Crenshaw Blvd
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   25      09-0001031       1       GSMC (Archon)              Home Mortgage Plaza                  268 Ponce De Leon Avenue
   26      09-0001117       1       GSMC (Archon)              Karrington Portfolio
  26a     09-0001117A       1       GSMC (Archon)           Karrington at Tucker Creek               6525 North High Street
  26b     09-0001117B       1       GSMC (Archon)                Karrington Place                      65 Wesley Boulevard
  26c     09-0001117C       1       GSMC (Archon)            Karrington On The Scioto                 3500 Riverside Drive
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  26d     09-0001117D       1       GSMC (Archon)              Karrington of Bexley                   2600 East Main Street
   27        L0137          1        GSMC (CPC)             Holiday Inn - Crowne Plaza                 1591-1597 Broadway
   28      400030913        2        GSMC (ACLP)                  761 7th Avenue                     761-779 Seventh Avenue
   29      09-0001122       2       GSMC (Archon)         Sequoia Plaza Shopping Center         3710-3940 South Mooney Boulevard
   30      09-0001102       1       GSMC (Archon)              The Paramount Hotel                       724 Pine Street
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   31      400030964        2        GSMC (ACLP)               Holiday Inn - Hudson                    240 Hines Hill Road
   32      400029308        1        GSMC (ACLP)              Courtyard by Marriott                 2150 Market Center Blvd.
   33      400029207        2        GSMC (ACLP)          Northway Plaza Shopping Center                NY State Route 9
   34      09-0001115       1       GSMC (Archon)             WestCoast Vance Hotel                    620 Stewart Street
   35        R0421          1        GSMC (CPC)                   Fallbrook Mall                     22921 Victory Boulevard
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   36      09-0001040       1       GSMC (Archon)                Altid Portfolio
  36a     09-0001040A       1       GSMC (Archon)               10 Elizabeth Drive                     10 Elizabeth Drive
  36b     09-0001040B       1       GSMC (Archon)      Altid Portfolio - 12 Elizabeth Drive            12 Elizabeth Drive
  36c     09-0001040C       1       GSMC (Archon)     Altid Portfolio - 27 Industrial Avenue          27 Industrial Avenue
   37        M0514          2        GSMC (CPC)              Hobbits Grove Apartments                    5320 Cedar Lane
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   38      400030914        1        GSMC (ACLP)          Michael's Distribution Center                   3501 Avenue H
   39        O0179          2        GSMC (CPC)           Sharp Mission Park Medical Ctr               128-130 Cedar Road
   40      400028275        1        GSMC (ACLP)              Cottonwood/Casa Grande
  40a      400028275A       1        GSMC (ACLP)                 Cottonwood Plaza                      1100 C Highway 260
  40b      400028275B       1        GSMC (ACLP)                 Tri Valley Plaza                   1355 East Florence Street
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   41      09-0001037       2       GSMC (Archon)             Wenatchee Valley Mall                511-611 Valley Mall Parkway
   42      09-0001100       1       GSMC (Archon)        Four Winds of Saratoga Hospital               30 Crescent Avenue
   43      09-0001101       1       GSMC (Archon)           Best Western, Bellevue Inn                  11211 Main Street
   44      09-0001123       2       GSMC (Archon)          Springdale Villa Apartments             6000 Garden Grove Boulevard
   45      09-0001042       2       GSMC (Archon)          Briarwood Village Apartments              2215 Avenida La Quinta
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   46        O0311          2        GSMC (CPC)                Dunwoody Office Park                 4367 Dunwoody Park South
                                                                                                     & 1912 Cotillion Drive
   47        O0320          1        GSMC (CPC)           Rehab Centre of Beverly Hills             580 San Vicente Boulevard
   48        M0171          2        GSMC (CPC)             Fremont Garden Apartments                    4200 Bay Street
   49        R0280          1        GSMC (CPC)                  Kmart - Valdosta                  1106 N. St. Augustine Road
   50      400029282        1        GSMC (ACLP)      Michigan Heart and Vascular Institute             5325 Elliot Drive
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   51        M0462          2        GSMC (CPC)           Cottonwood Cabanas Apartments                 4653 Cotton Drive
   52      400030935        2        GSMC (ACLP)          Heritage Place Office Building            227 French Landing Drive
   53      400028228        1        GSMC (ACLP)          The Shops at Sterling Ponds II            33301-33681 Van Dyke Road
   54        L0149          1        GSMC (CPC)                  Lake Natoma Inn                       702 Gold Lake Drive
   55        O0265          2        GSMC (CPC)           Westport Corporate Office Park            55 & 57 Greens Farms Road
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   56      09-0001055       1       GSMC (Archon)           CDI Centre Office Building                 2900 Westfork Drive
   57      400028277        2        GSMC (ACLP)                South Park Centre                   12651 South Dixie Highway
   58      09-0001135       1       GSMC (Archon)     Best Western Inn & Suites - Farmington            700 Scott Avenue
   59      400030880        1        GSMC (ACLP)           Allen Management - 6 Motels
  59a      400030880A       1        GSMC (ACLP)          Econo Lodge - Charlottesville                 400 Emmet Street
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  59b      400030880B       1        GSMC (ACLP)              Econo Lodge - Bristol                     912 Commonwealth
  59c      400030880C       1        GSMC (ACLP)              Rodeway Inn - Roanoke                  526 Orange Avenue N.E.
  59d      400030880D       1        GSMC (ACLP)              Econo Lodge - Richmond                    2125 Willis Road
  59e      400030880E       1        GSMC (ACLP)              Econo Lodge - Sandston                 5408 Williamsburg Road
  59f      400030880F       1        GSMC (ACLP)           Econo Lodge - Virginia Beach                 3637 Bonney Road
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   60        O0090          1        GSMC (CPC)            Hot Springs Village Shopping               4900 Highway 7 North
   61      09-0001066       1       GSMC (Archon)            South Shore Nursing Home                 275 West Merrick Road
   62      09-0001041       1       GSMC (Archon)                 ARC Portfolio
  62a     09-0001041A       1       GSMC (Archon)      The Loveland Plaza Mobile Home Park           4105 N. Garfield Avenue
  62b     09-0001041B       1       GSMC (Archon)        The Meadowbrook Mobile Home Park             33550 Highway 96 East
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  62c     09-0001041C       1       GSMC (Archon)        Sunset Village Mobile Home Park           400 North Light Plant Road
   63        O0148          2        GSMC (CPC)             Laurel Executive Building                  312 Marshall Avenue
   64      09-0001167       1       GSMC (Archon)              Centerra Marketplace                    12 Centerra Parkway
   65        R0297          2        GSMC (CPC)                  Parc City Centre                  20921-20955 Davenport Drive
   66        O0244          1        GSMC (CPC)                  Commerce Center                        3645 Lamar Avenue
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   67      400029255        1        GSMC (ACLP)         Woodward Village Shopping Center         7705-7799 North First Street
   68      400029205        2        GSMC (ACLP)           Walden Hurd Business Complex                2345 Walden Avenue
   69      09-0001136       1       GSMC (Archon)     Best Western Sally Port Inn - Roswell          2000 North Main Street
   70      400029172        2        GSMC (ACLP)                    The Armory                        836 Farmington Avenue
   71        R0134          1        GSMC (CPC)           Magnolia Point Shopping Center                2000 Clemson Road
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   72      09-0001133       1       GSMC (Archon)         Consolidated Storage Portfolio
  72a     09-0001133A       1       GSMC (Archon)              Consolidated Storage                   11855 E. 40th Avenue
  72b     09-0001133B       1       GSMC (Archon)              Consolidated Storage                 666 West Thornton Parkway
  72c     09-0001133C       1       GSMC (Archon)              Consolidated Storage                    7140 Irving Street
   73      09-0001082       2       GSMC (Archon)         Canterbury Village Apartments                7251 Chaucer Place
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   74      400030867        2        GSMC (ACLP)                 Arcadia Landmark                 333-411 East Huntington Drive
   75      400030966        2        GSMC (ACLP)            Holiday Inn - North Canton                4520 Everhard Road NW
   76      09-0001065       2       GSMC (Archon)           Best Western - Rio Rancho                 1465 Rio Rancho Drive
   77      400029184        2        GSMC (ACLP)          Alford Refrigerated Warehouse                502 North Broadway
   78      400029251        2        GSMC (ACLP)      Laurelwood Collection Shopping Center            4600 Poplar Avenue
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   79      400030922        1        GSMC (ACLP)     666 Pennsylvania Avenue Office Building         666 Pennsylvania Avenue
   80        R0311          2        GSMC (CPC)               Lakes Specialty Center                   705 Gold Lake Drive
   81      400029139        2        GSMC (ACLP)               Redstone Apartments                  500 South Prospect Street
   82        R0514          2        GSMC (CPC)                  Metzerott Plaza                      9107-9147 Riggs Road
   83      09-0001044       1       GSMC (Archon)           Palm Beach Assisted Living                  534 Datura Street
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   84      400029161        1        GSMC (ACLP)            Plaza West Office Building                 100 Mill Plain Road
   85      400029171        2        GSMC (ACLP)          Malibu Canyon Commercial Ctr.              26500 West Agoura Road
   86        R0559          1        GSMC (CPC)                  Kmart - Lincoln                     5601 South 56th Street
   87      400029274        2        GSMC (ACLP)           Valley Oaks Shopping Center           200 Highway 12 & 55 Highway 26
   88        R0463          2        GSMC (CPC)                   Ruston Center                      209 North Service Road
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   89      400029257        2        GSMC (ACLP)            Indian Lookout Apartments                98 Anderson Ferry Road
   90      400029169        2        GSMC (ACLP)             Braden Creek Apartments                4801 South Braden Avenue
   91      400031048        2        GSMC (ACLP)         Palm Springs Village Apartments        2720-2786 East Tahquitz CanyonWay
   92      400029237        1        GSMC (ACLP)           Merritt Station Self Storage               1100 North Point Road
   93      400029202        2        GSMC (ACLP)            Villa Acapulco Apartments                9707 Braeburn Glen Blvd
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   94        O0359          2        GSMC (CPC)                CED Office Building                     1551 Sandspur Road
   95        M0330          2        GSMC (CPC)            Acadian House / Willow Bend
  95a        M0330A         2        GSMC (CPC)              Acadian House Apartments                710 South College Road
  95b        M0330B         2        GSMC (CPC)               Willow Bend Apartments                  4770 Johnston Street
   96        R0464          2        GSMC (CPC)          Sunshine Heights Shopping Center              3426 Cypress Street
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   97      09-0001063       1       GSMC (Archon)           Rivertech Corporate Center                 500 Naches Ave. SW
   98      400029262        2        GSMC (ACLP)                 Colwell Building                      123 North Third St.
   99      400029134        2        GSMC (ACLP)            Middletown Shopping Center             413-659 South Breiel Blvd.
  100      400029200        2        GSMC (ACLP)            Exchange St. Parking Ramp                 177 Washington Street
  101        R0533          1        GSMC (CPC)           Bryan Station Shopping Center              1670 Bryan Station Road
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  102      09-0001138       1       GSMC (Archon)      Best Western Inns & Suites - Gallup        3009 West Historic Highway 66
  103      400029214        1        GSMC (ACLP)               Bright Beginnings II
  103a     400029214A       1        GSMC (ACLP)                      Towner                           12215 Towner Drive
  103b     400029214B       1        GSMC (ACLP)                     Fortuna                            6000 Fortuna Road
  103c     400029214C       1        GSMC (ACLP)                    Bernalillo                       355 Avenida Bernalillo
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  103d     400029214D       1        GSMC (ACLP)                  Paradise Hills                    4400 Irving Boulevard NW
  103e     400029214E       1        GSMC (ACLP)                   Taylor Ranch                        4910 Kachina Drive
  103f     400029214F       1        GSMC (ACLP)                      Rufina                           1361 Rufina Circle
  103g     400029214G       1        GSMC (ACLP)                      Gibson                          6420 Gibson Boulevard
  103h     400029214H       1        GSMC (ACLP)                     Quantum                           501 Quantum Road NE
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  103i     400029214I       1        GSMC (ACLP)                     Anaheim                           7615 Anaheim Avenue
  104        MH0020         1        GSMC (CPC)       Grand Valley Village Mobile Home Park           1 Grand Valley Drive
  105      400029166        1        GSMC (ACLP)                 Caxton Building                       800-820 Huron Road
  106      400029173        1        GSMC (ACLP)                Hartford Portfolio
  106a     400029173A       1        GSMC (ACLP)                  The Brownstone                       190 Trumbull Street
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  106b     400029173B       1        GSMC (ACLP)           1234-1236 Farmington Avenue             1234-1236 Farmington Avenue
  106c     400029173C       1        GSMC (ACLP)              1245 Farmington Avenue              1235 - 1249 Farmington Avenue
  106d     400029173D       1        GSMC (ACLP)             2471-2481 Albany Avenue                 2471-2481 Albany Avenue
  106e     400029173E       1        GSMC (ACLP)               43 South Main Street                  41-43 South Main Street
  107      09-0001110       1       GSMC (Archon)                Oriental Accent                     13405 Stemmons Freeway
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  108        R0315          2        GSMC (CPC)                    Kroger Plaza                      1661 Winchester ByPass
  109      400029147        1        GSMC (ACLP)          Wilmette Commons Shopping Ctr.           106 to 126 Skokie Boulevard
  110      09-0001160       1       GSMC (Archon)         Plaza at River Oaks Apartments              1920 West Gray Street
  111      400030896        1        GSMC (ACLP)                 Bend Town Center                       632 NE 3rd Street
  112      400029299        2        GSMC (ACLP)              Ogden Manor Apartments                  395 West Ogden Avenue
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  113      400029232        2        GSMC (ACLP)           Riverside Village Apartments               2800 - 5th Avenue NE
  114        M0415          2        GSMC (CPC)            Northridge Villa Apartments            67,69,93,95,97 Castro Street
  115      400029306        2        GSMC (ACLP)          University Gardens Apartments            2212-2222 Rio Grande Street
  116      400029252        2        GSMC (ACLP)               Cimarron Apartments                850 East Commercial Boulevard
  117      400030886        1        GSMC (ACLP)           Allen Management - 2 Motels
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  117a     400030886A       1        GSMC (ACLP)              Econo Lodge - Norfolk                  865 N. Military Highway
  117b     400030886B       1        GSMC (ACLP)             Days Inn - Harrisonburg                  1131 Forest Hill Road
  118      400029217        1        GSMC (ACLP)                The Bricher Shops                  2000-2100 West State Street
  119        M0429          1        GSMC (CPC)       The Seasons Apartments and Townhouses             9100 Walker Road
  120      400030875        1        GSMC (ACLP)            Comfort Inn - Grand Rapids                4155 28th Street, SE
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  121      400029121        2        GSMC (ACLP)                   Saxon Center                        810 Saxon Boulevard
  122      09-0001111       2       GSMC (Archon)             Figueroa Business Park            14900-14940 South Figueroa Street
  123        R0458          1        GSMC (CPC)            Dexter Ridge Shopping Center           1740 North Germantown Parkway
  124      400030876        1        GSMC (ACLP)              Hampton Inn - Lansing                   525 North Canal Road
  125      400029129        2        GSMC (ACLP)              Century Medical Center                11539 Hawthorne Boulevard
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  126      09-0001104       1       GSMC (Archon)          Holiday Inn Express - Kokomo                 511 Albany Drive
  127      09-0001140       1       GSMC (Archon)            Holiday Inn - Lewisville              200 North Stemmons Freeway
  128      400028305        2        GSMC (ACLP)               Bowman Business Park                   1515-1527 Bowman Road
  129        O0422          2        GSMC (CPC)              25/110 Enterprise Center
  129a       O0422A         2        GSMC (CPC)                25 Enterprise Center                   25 Enterprise Center
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  129b       O0422B         2        GSMC (CPC)               110 Enterprise Center                   110 Enterprise Center
  130        R0304          2        GSMC (CPC)                   Alturas Plaza                        91 East Croy Street
  131      400029137        2        GSMC (ACLP)             Shirley Court Apartments                  7201 Bradford Road
  132      400030967        2        GSMC (ACLP)           Comfort Inn - Montrose West              130 Montrose West Avenue
  133      400029178        2        GSMC (ACLP)                422 Mystic Avenue                       422 Mystic Avenue
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  134      400028304        1        GSMC (ACLP)          Santa Fe Plaza Shopping Center         3560-3580 Santa Anita Boulevard
  135      400029164        1        GSMC (ACLP)                 K Mart - Milton                         6050 Highway 90
  136      400028210        1        GSMC (ACLP)             Royal Village Apartments                2838 - 2848 Royal Lane
  137      400029181        1        GSMC (ACLP)                 Stuyvesant Plaza                      238 Elmwood Avenue
  138      400029234        1        GSMC (ACLP)               Center of Clewiston                  955 West Sugarland Hwy
                                                                                                        (US Highway 27)
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  139      09-0001086       2       GSMC (Archon)         OM Bernardo Industrial Complex            16510-16516 Via Esprillo
  140      09-0001053       1       GSMC (Archon)           100 & 105 Rowayton Avenue               100 & 105 Rowayton Avenue
  141      09-0001064       1       GSMC (Archon)      Best Western Hotel - Ft. Washington             285 Commerce Drive
  142        O0259          2        GSMC (CPC)            Harbor Bay Biotech Building               1501 Harbor Bay Parkway
  143        R0743          1        GSMC (CPC)                Town Center Shoppes                16600-16650 Saddle Club Road
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  144      400027540        1        GSMC (ACLP)          Marlton Plaza Shopping Center                9500 Crain Highway
  145      09-0001130       1       GSMC (Archon)       Spring Park Plaza Shopping Center            2310 South Range Avenue
  146      400029116        1        GSMC (ACLP)           Stoneybrook Shopping Center               15425 Warwick Boulevard
  147      400029267        1        GSMC (ACLP)            301-309 West Broad Street               301-309 West Broad Street
  148      400029190        2        GSMC (ACLP)             Super 8 Universal Hotel                    5900 American Way
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  149      400029250        2        GSMC (ACLP)              Highland Business Park
  149a     400029250A       2        GSMC (ACLP)              Highland Business Park               7317-7366 Steel Mill Drive
  149b     400029250B       2        GSMC (ACLP)              Highland Business Park               7317-7366 Steel Mill Drive
  150        L0237          1        GSMC (CPC)             Best Western Lancaster Inn              1858 North Memorial Drive
  151      09-0001114       1       GSMC (Archon)          Best Western Executive Park              1100 North Central Avenue
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  152      400029154        2        GSMC (ACLP)                  K-Mart Dundas                      404-420 Schilling Drive
  153        M0263          2        GSMC (CPC)              Country Acres Apartments            209, 301, 309 11th Avenue East
  154      400029143        1        GSMC (ACLP)          Marketplace East Shopping Ctr.             2828-2888 & 2906-2920
                                                                                                     North Powers Boulevard
  155      400029189        2        GSMC (ACLP)                25 E. 83rd Street                      25 East 83rd Street
  156      09-0001163       1       GSMC (Archon)           Lancaster Mobile Home Park            2445 Columbus-Lancaster Pike
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  157      400031128        1        GSMC (ACLP)                 Chateau Hilgard                       962 Hilgard Avenue
  158      400029213        1        GSMC (ACLP)           Hallandale Professional Park             1100-1180 East Hallandale
                                                                                                         Beach Boulevard
  159      09-0001045       2       GSMC (Archon)            Westbury Park Apartments                  1295 Franklin Drive
  160      400029197        1        GSMC (ACLP)              44 Campanelli Parkway                   44 Campanelli Parkway
  161      09-0001098       1       GSMC (Archon)         Super 8 Motel - Goodlettsville              622 Two Mile Parkway
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  162        L0171          1        GSMC (CPC)             Quality Inn - Hall of Fame                1407 Division Street
  163      09-0001107       2       GSMC (Archon)         Southgate Suites & Apartments              2339 Fort Benning Road
  164      09-0001056       2       GSMC (Archon)          Sonesta West Shopping Center             13096 Research Boulevard
  165        M0487          1        GSMC (CPC)            II Frances Place Apartments                  1701 McKeen Place
  166      400029149        2        GSMC (ACLP)               Ames Business Center                 2500 West Country Road 42
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  167        O0393          1        GSMC (CPC)                   Dorsey Park II                        6797 Dorsey Road
  168      400029158        2        GSMC (ACLP)               Holiday Inn Express                   7200 West 107th Street
  169      09-0001062       1       GSMC (Archon)            Comfort Suites-Richmond                  6221 Richmond Avenue
  170      400030890        1        GSMC (ACLP)          Pacific Mini-Storage Facility               6185 South Pecos Road
  171      400029300        1        GSMC (ACLP)          Comfort Inn - Harrisonburg, VA             1440 East Market Street
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  172      400027560        1        GSMC (ACLP)          Concord House/Concord Terrace         1001 Villa Drive/ 306 Park Drive.
  173      400029186        1        GSMC (ACLP)           6 Advanced Auto Parts Stores
  173a     400029186A       1        GSMC (ACLP)           Stornaway-Advance/Sylacauga            311 West Fort Williams Street
  173b     400029186B       1        GSMC (ACLP)          Stornaway-Advance/Monroeville              1471 Highway 21 Bypass
  173c     400029186C       1        GSMC (ACLP)             Stornaway-Advance/Paris                1031 Mineral Wells Avenue
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  173d     400029186D       1        GSMC (ACLP)            Stornaway-Advance/Memphis                1427 Airways Boulevard
  173e     400029186E       1        GSMC (ACLP)           Stornaway-Advance/W. Memphis                 323 East Broadway
  173f     400029186F       1        GSMC (ACLP)         Stornaway-Advance/Alexander City             4350 Highway 280 West
  174        M0537          2        GSMC (CPC)              Cedar Shores Apartments                 3434 Blanding Boulevard
  175      09-0001139       1       GSMC (Archon)              Quality Inn - Deland                   2801 E. New York Ave.
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  176      400029163        1        GSMC (ACLP)                  CSPP Building                       5130 East Clinton Way
  177      400029212        1        GSMC (ACLP)          The Shops at Sterling Ponds II            33301-33681 Van Dyke Road
  178      400030868        1        GSMC (ACLP)              The Cascade Apartments                1500 San Francisco Court
  179      400029209        2        GSMC (ACLP)        Centennial Square Shopping Center        2717-2897 West Belleview Avenue
  180      09-0001113       1       GSMC (Archon)          Best Western Continental Inn         9735 Interstate Highway 35 North
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  181      400029236        1        GSMC (ACLP)             Lomond Place Office Park             100-110-120-130 Lomond Court
  182      400029119        2        GSMC (ACLP)             Horizon Office Portfolio          6011-15-21 Durand Av, 8338 Corp. Dr.
  183      09-0001106       2       GSMC (Archon)                 Bay Area Rehab                     2625 Coos Bay Boulevard
  184      400030915        2        GSMC (ACLP)           The Saddlery Office Building              233 North Water Street
  185      09-0001067       1       GSMC (Archon)             Comfort Inn - Houston                 715 State Highway 6 South
------------------------------------------------------------------------------------------------------------------------------------
  186      400029157        2        GSMC (ACLP)           Bright Beginnings Portfolio
  186a     400029157A       2        GSMC (ACLP)                      Eubank                        5528 Eubank Boulevard, NE
  186b     400029157B       2        GSMC (ACLP)                     Sante Fe                            810 Calle Mejia
  186c     400029157C       2        GSMC (ACLP)                    Homestead                        5212 Homestead Road, NE
  187        R0597          2        GSMC (CPC)             Benchmark Shopping Center                    4550 Kenny Road
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  188      09-0001142       1       GSMC (Archon)     Days Inn and Suites Galleria/Westchase          9041 Westheimer Road
  189      400029187        2        GSMC (ACLP)           5 Advanced Auto Parts Stores
  189a     400029187A       2        GSMC (ACLP)          Advance Auto Parts - Anniston             5420 McClellan Boulevard
  189b     400029187B       2        GSMC (ACLP)           Advance Auto Parts - Opelika              2730 Pepperell Parkway
  189c     400029187C       2        GSMC (ACLP)          Advance Auto Parts-Albertville                6855 Highway 431
------------------------------------------------------------------------------------------------------------------------------------
  189d     400029187D       2        GSMC (ACLP)          Advance Auto Parts- Birmingham              7001 1st Avenue North
  189e     400029187E       2        GSMC (ACLP)          Advance Auto Parts-Newnan, GA                51 Bullsboro Drive
  190        M0443          2        GSMC (CPC)               Tree House Apartments                     1800 Park Avenue
  191      400029199        1        GSMC (ACLP)               Utah Hotel Portfolio
  191a     400029199A       1        GSMC (ACLP)                   Skyline Inn                     2475 East 1700 South Street
------------------------------------------------------------------------------------------------------------------------------------
  191b     400029199B       1        GSMC (ACLP)                Howard Johnson Inn                   1167 South Main Street
  192      400029145        2        GSMC (ACLP)          West Pacific Industrial Center            1311-1315 Dayton Street
                                                                                                     & 1155 Harkins Road
  193      400029192        1        GSMC (ACLP)              Avery Office Portfolio
  193a     400029192A       1        GSMC (ACLP)           Avery Suites Office Building                800 Avery Boulevard
  193b     400029192B       1        GSMC (ACLP)              Arbor Office Building                360 Towne Center Boulevard
------------------------------------------------------------------------------------------------------------------------------------
  194      400029201        2        GSMC (ACLP)          Hills Dunkirk Shopping Center                3940 Vineyard Drive
  195      09-0001038       2       GSMC (Archon)              Brandon Lakes Plaza                 2020 West Brandon Boulevard
  196      400030866        1        GSMC (ACLP)            Annapolis Business Center                 1990 Moreland Parkway
  197      09-0001087       1       GSMC (Archon)             Southlake Oaks Center                500 W. Southlake Boulevard
  198      400029238        1        GSMC (ACLP)          Pulaski EZ Store Self Storage               3800 Pulaski Highway
------------------------------------------------------------------------------------------------------------------------------------
  199      400029183        2        GSMC (ACLP)           Fairlawn Gardens Apartments                116 Fairlawn Gardens
  200      400029194        1        GSMC (ACLP)                  Mil Pine Plaza                   8400 Niagra Falls Boulevard
  201      400029160        1        GSMC (ACLP)           The Fairfax School Building                  10201 Main Street
  202      09-0001084       2       GSMC (Archon)              Westwood Apartments                    3254 Las Vegas Trail
  203      400029204        2        GSMC (ACLP)          Fountain Plaza Shopping Center                 600 Coffee Road
------------------------------------------------------------------------------------------------------------------------------------
  204      400029148        2        GSMC (ACLP)               Kentwood Marketplace                  2891 Radcliff Drive, SE
  205      400029216        2        GSMC (ACLP)               Dale Watts Portfolio
  205a     400029216A       2        GSMC (ACLP)               Jiffy Lube Building                   1221 South 120th Street
  205b     400029216B       2        GSMC (ACLP)         Central West Industrial Building         10924 - 10938 Emiline Street
  205c     400029216C       2        GSMC (ACLP)       Sunny Slope Medical Office Building           5654 North 103rd Street
------------------------------------------------------------------------------------------------------------------------------------
  205d     400029216D       2        GSMC (ACLP)                H-Street Building                         8944 H-Street
  206      400029208        2        GSMC (ACLP)                Summit Apartments                       411 West K Place
  207      400029162        1        GSMC (ACLP)          Featherstone Professional Bld.               1807 Huguenot Road
  208        R0254          2        GSMC (CPC)                Silver Spring Plaza                   51 Silver Spring Street
  209      400028269        2        GSMC (ACLP)               Westmoor Apartments                 800-810 West Melrose Avenue
------------------------------------------------------------------------------------------------------------------------------------
  210      400029309        1        GSMC (ACLP)               Stop and Shop Center              7600/ 7610-7638 Westcliff Drive
  211        L0200          1        GSMC (CPC)                    Impala Hotel                        1228 Collins Avenue
  212      400029310        1        GSMC (ACLP)              Airport Place Building                 2800 South 192nd Street
  213      09-0001134       1       GSMC (Archon)               Super 8 - Dumfries                17336 Jefferson Davis Highway
  214        L0300          1        GSMC (CPC)              Holiday Inn - Banner Elk                    NC Highway 184
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  215      400029156        2        GSMC (ACLP)             4300 Biscayne Boulevard                 4300 Biscayne Boulevard
  216      400029215        1        GSMC (ACLP)              Bright Beginnings III
  216a     400029215A       1        GSMC (ACLP)                   Barbara Loop                         1501 Barbara Loop
  216b     400029215B       1        GSMC (ACLP)              Mountain View Academy                      4100 Irving NW
  216c     400029215C       1        GSMC (ACLP)                   Constitution                     7840 Constitution Avenue
------------------------------------------------------------------------------------------------------------------------------------
  217      400029211        1        GSMC (ACLP)                  K-Mart Decatur                      1920 Mount Zion Road
  218        L0184          2        GSMC (CPC)            Super 8 Motel - North Point                1591 Highway 17 North
  219      09-0001051       2       GSMC (Archon)              Town View Apartments                 4999 S. Buckner Boulevard
  220      400030893        2        GSMC (ACLP)               Prospect Industrial                      1202 Airport Road
  221      09-0001088       1       GSMC (Archon)              Days Inn - Franklin                      103 Trotter Lane
------------------------------------------------------------------------------------------------------------------------------------
  222      09-0001124       1       GSMC (Archon)             Ramada Inn - Columbia                    1111 East Broadway
  223        L0202          1        GSMC (CPC)               Holiday Inn - Douglas                1750 South Peterson Avenue
  224      400029294        2        GSMC (ACLP)            5775 Polaris/3475 Russell               5775 S. Polaris Avenue/
                                                                                                      3475 W. Russell Road
  225      400029196        1        GSMC (ACLP)               Little Neck Commons                  245-02 - 245-24 Horace
                                                                                                        Harding Parkway
  226      400028286        1        GSMC (ACLP)          Oakview Plaza Shopping Center            38901-38931 County Road 54
------------------------------------------------------------------------------------------------------------------------------------
  227      400029191        2        GSMC (ACLP)               Staples - Burlington                  104 West Agency Street
  228      400029167        1        GSMC (ACLP)                  CARS Building                       3701 Duncanwood Lane
  229      09-0001132       1       GSMC (Archon)              Days Inn - Nashville                  501 Collins Park Drive
  230        MU0036         2        GSMC (CPC)            Bear Creek Specialty Center                4300 Highway 6 North
  231      09-0001112       1       GSMC (Archon)                 TRMG Building                 502 East Highland Mall Boulevard
------------------------------------------------------------------------------------------------------------------------------------
  232        R0807          1        GSMC (CPC)               Eckerd's - North Port                 14287 South Tamiami Trail
  233      400029258        1        GSMC (ACLP)                790 Oak Grove Road                 790 and 796 Oak Grove Road
  234      09-0001081       1       GSMC (Archon)             Days Inn - Whitehouse                   1009 State Highway 76
  235      09-0001061       1       GSMC (Archon)              Rite-Aid Ogdensberg                      908 State Street
  236        R0480          2        GSMC (CPC)              Best Buy Retail Facility              35300 Central City Parkway
------------------------------------------------------------------------------------------------------------------------------------
  237        I0099          1        GSMC (CPC)                  Black Lake Place                     2800 Black Lake Place
  238      400031123        2        GSMC (ACLP)            Whitewood Oaks Apartments                  200 Whitewood Drive
  239      09-0001070       2       GSMC (Archon)            Sierra Trails Apartments                 2800 Las Vegas Trail
  240      09-0001074       1       GSMC (Archon)              Holiday Inn Express                     3811 Nashville Road
  241      09-0001039       1       GSMC (Archon)                Pulaski Rite-Aid              4764-4770 Salina Street (Route 11)
------------------------------------------------------------------------------------------------------------------------------------
  242      09-0001096       1       GSMC (Archon)              Days Inn - Columbus                   1559 West Broad Street
  243      400029185        2        GSMC (ACLP)            Spring Heights Fourplexes                   409C Summer Court
  244      400030925        1        GSMC (ACLP)         Congress Pointe Shopping Center              4469 Congress Avenue
  245        M0264          2        GSMC (CPC)             Executive East Apartments          1244, 1248, 1252 E. St. Germain St.
  246      09-0001083       1       GSMC (Archon)             Days Inn - San Antonio                   6100 N.W. Loop 410
------------------------------------------------------------------------------------------------------------------------------------
  247      400029233        1        GSMC (ACLP)          Lack's & Beall's Shopping Ctr.               1000 North Loop 340
  248      09-0001071       1       GSMC (Archon)             Comfort Inn - Franklin                   3794 Nashville Road
  249      09-0001079       1       GSMC (Archon)            Comfort Inn - Cave City                 801 Mammoth Cave Street
  250      09-0001072       2       GSMC (Archon)                 Angleton Plaza                  1104-1116 East Mulberry Road
  251      09-0001119       1       GSMC (Archon)     Howard Johnson Inn - North Charleston           3640 Dorchester Road
------------------------------------------------------------------------------------------------------------------------------------
  252      400029188        1        GSMC (ACLP)              Lillian Cove Duplexes                  3200-3305 Lillian Cove
  253      09-0001080       1       GSMC (Archon)              Super 8 - Cave City                   799 Mammoth Cave Street
  254      400029140        1        GSMC (ACLP)           Select Sites of Attleborough           3558 SW College Road (SR 200)
  255      400029248        1        GSMC (ACLP)             Econo Lodge Metro Hotel                    6800 Lee Highway
  256        R0633          1        GSMC (CPC)              Piggly Wiggly - Savannah          37 & 43 West Montgomery Crossroads
------------------------------------------------------------------------------------------------------------------------------------
  257      400029206        1        GSMC (ACLP)          8304 Sherwick Court Warehouse                8304 Sherwick Court
  258      400029311        2        GSMC (ACLP)                   Prime Plaza                      211 South Federal Highway
  259      400029174        1        GSMC (ACLP)                 Partridge Square                   2139 Silas Deane Highway
  260      09-0001059       1       GSMC (Archon)             Comfort Inn - Decatur                 1709 US Highway 287 South
  261      09-0001034       1       GSMC (Archon)                Concourse Plaza                       16051 Addison Drive
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  262      09-0001046       1       GSMC (Archon)              Rite-Aid Woodsville                  Junction Routes 10 & 302
  263      09-0001085       2       GSMC (Archon)               Somerset Workshops                  4020 Leary Way Northwest
  264      09-0001054       1       GSMC (Archon)             Super 8 - Casa Grande               2066 East Florence Boulevard
  265      400029168        2        GSMC (ACLP)          The Eagle Crest Townhome Apts.             7200 South Presa Street
  266      09-0001137       1       GSMC (Archon)       Best Western Inn & Suites - Grants           1501 East Santa Fe Ave
------------------------------------------------------------------------------------------------------------------------------------
  267      09-0001095       1       GSMC (Archon)              NZ Commercial Center                   1601 Randolph Road SE
  268      400029182        2        GSMC (ACLP)            Chatham Street Apartments          333 Chatham St. & 5 Oakwood Avenue
  269      07-0000000       1     Falcon Financial               Sangera Autohaus                       3737 Ming Avenue
  270      400029228        1        GSMC (ACLP)              Canyon Road Galleries                    201-205 Canyon Road
  271      400029155        1        GSMC (ACLP)              Hopedale Business Park          138 Hartford Ave. & #2 & #4 Evergreen
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  272      09-0001032       1       GSMC (Archon)                 CVS Binghamton                      34 West State Street
  273      400029150        1        GSMC (ACLP)                    Building R                    8080 - 8100 N.W. 33rd Street
  274        R0497          2        GSMC (CPC)              The Canary Creek Shoppes               906-952 N. Morton Avenue
  275      400029290        1        GSMC (ACLP)          Whitehall Professional Center              6911 Laurel Bowie Road
  276        R0412          2        GSMC (CPC)            Galion West Shopping Center             200-230 Portland Way North
------------------------------------------------------------------------------------------------------------------------------------
  277      09-0001093       1       GSMC (Archon)              Super 8 - Henderson                    2030 Highway 41 North
  278      09-0001118       1       GSMC (Archon)           Best Western Columbia Inn                 1102 Jamestown Street
  279      09-0001097       1       GSMC (Archon)             Super 8 - League City                      102 Hobbs Road
  280      400029180        2        GSMC (ACLP)             Blue Ash Shopping Center                   9405 Kenwood Road
  281      400030934        2        GSMC (ACLP)             Woodwinds Office Center                 20270-20276 Middlebelt
------------------------------------------------------------------------------------------------------------------------------------
  282      09-0001091       2       GSMC (Archon)          Larchmont Boulevard Building            242-252 Larchmont Boulevard
  283      09-0001147       1       GSMC (Archon)         Comfort Inn - Mobile, Alabama           5650 Tillman's Corner Parkway
  284      400030871        1        GSMC (ACLP)                   Padonia Park                       200 West Padonia Road
  285      09-0001073       2       GSMC (Archon)           Ridgecrest Shopping Center                8300 Long Point Road
  286      400029297        1        GSMC (ACLP)             Herndon Office Building                   2875 Towerview Road
------------------------------------------------------------------------------------------------------------------------------------
  287        O0348          1        GSMC (CPC)              Treemont Office Building                1044 Liberty Park Drive
  288      09-0001105       1       GSMC (Archon)             Days Inn - New Castle                     3 Memorial Drive
  289        O0253          2        GSMC (CPC)          Country Club Court - Building 6          2474 North University Avenue
  290      09-0001060       1       GSMC (Archon)             Comfort Inn - Granbury                 1201 North Plaza Drive
  291        M0262          2        GSMC (CPC)             Oakwood Heights Apartments                1615 - 7th Street SE
------------------------------------------------------------------------------------------------------------------------------------
  292        M0220          2        GSMC (CPC)                 121 Seaman Avenue                       121 Seaman Avenue
  293        M0290          2        GSMC (CPC)                 Geneva Apartments                  110 & 120 15th Street Court
  294        I0074          1        GSMC (CPC)          Dime Circle Industrial Building                3636 Dime Circle
  295      09-0001141       1       GSMC (Archon)               Super 8 - Salsbury                  2615 North Salisbury Road
  296      400029235        2        GSMC (ACLP)               The Arbour Building                    440 East Sample Road
------------------------------------------------------------------------------------------------------------------------------------
  297      09-0001120       1       GSMC (Archon)             Days Inn - Enterprise                  714 Boll Weevil Circle
  298      09-0001057       1       GSMC (Archon)               CVS - Johnson City                       345 Main Street
  299      400029126        2        GSMC (ACLP)           Shiloh Place Shopping Center                 3655 Shiloh Road
  300      09-0001058       1       GSMC (Archon)              Super 8 - Brunswick                      99 Palisade Drive
  301      09-0001094       1       GSMC (Archon)                   Office Max                       2130 North Diers Avenue
------------------------------------------------------------------------------------------------------------------------------------
  302        O0541          2        GSMC (CPC)             Leawood Corporate Manor IV               5101 College Boulevard
  303        R0887          2        GSMC (CPC)         Southside Village Shopping Center            1208-1218 South Frazier
  304      400029253        2        GSMC (ACLP)                  1616 West Shaw                       1616 W. Shaw Avenue
  305      400030869        1        GSMC (ACLP)            The Park Square Apartments               4019 Park Square Drive
  306      400029304        1        GSMC (ACLP)               Gateway Office Park                   609-617 Dingens Street
------------------------------------------------------------------------------------------------------------------------------------
  307      09-0001075       2       GSMC (Archon)             Shadow Glen Apartments                 3435 St. Francis Street
  308      400029210        2        GSMC (ACLP)              Litchfield Park Plaza                   501-555 Plaza Circle
  309        M0288          2        GSMC (CPC)                Southview Apartments                  1000-1st Street NE and
                                                                                                       200-11th Avenue East
  310        M0289          2        GSMC (CPC)              The Crossings Apartments                   #3-14th Avenue NE
  311      09-0001069       1       GSMC (Archon)             EconoLodge - Nashville                   110 Maplewood Lane
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  312        M0364          2        GSMC (CPC)               Riverchase Apartments                1565 Fitzgerald's Boulevard
  313      400030870        1        GSMC (ACLP)              Park Ridge Apartments                  1620 South Pecan Drive
  314      400029291        1        GSMC (ACLP)                   Keeney Mall                        465-485 Hartford Road
  315      09-0001077       1       GSMC (Archon)            Days Inn - Walthall, VA                 2310 Indian Hills Road
  316        R0634          1        GSMC (CPC)            Piggly Wiggly - Andrews, SC               15 West Ashland Street
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  317      09-0001035       2       GSMC (Archon)              The Mason Apartments                 4302-4306 McKinney Avenue
  318        M0172          2        GSMC (CPC)            Roxbury Crossing Apartments              1458-1460 Tremont Street/
                                                                                                       1715 Parker Street
  319        MU0114         2        GSMC (CPC)            Murphy Road Business Center           13405, 13407, 13409 Murphy Road
  320      09-0001036       2       GSMC (Archon)           McKinney Avenue Apartments                4238 McKinney Avenue
  321        R0886          2        GSMC (CPC)           Plaza del Oro Shopping Center                 7800 Almeda Road
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  322      400029246        2        GSMC (ACLP)       Columbia East Dundee Shopping Center      501 to 505 South Dundee Avenue

CONTROL                                   ZIP             PROPERTY                  ORIGINAL           CUT-OFF
 NUMBER          CITY          STATE     CODE               TYPE                     BALANCE         DATE BALANCE
---------------------------------------------------------------------------------------------------------------------
   1                                                                             $ 148,500,000      $ 147,597,677
   1a           Denver           CO      80216           Industrial                  1,768,537          1,757,790
   1b         Bettendorf         IA      52722           Industrial                  4,107,568          4,082,610
   1c           Boston           MA      02118           Industrial                  2,110,834          2,098,008
   1d           Burley           ID      83318           Industrial                 10,012,198          9,951,361
---------------------------------------------------------------------------------------------------------------------
   1e         Burlington         WA      98233           Industrial                  4,506,915          4,479,530
   1f         Clearfield         UT      84041           Industrial                  7,929,889          7,881,705
   1g           Connell          WA      99326           Industrial                  6,532,175          6,492,483
   1h         Gloucester         MA      01937           Industrial                  2,367,557          2,353,171
   1i         Fogelsville        PA      18051           Industrial                 16,430,273         16,330,438
---------------------------------------------------------------------------------------------------------------------
   1j         Fort Dodge         IA      50501           Industrial                  1,354,927          1,346,694
   1k          Hermiston         OR      97838           Industrial                  6,703,323          6,662,592
   1l         Los Angeles        CA      90023           Industrial                  2,082,309          2,069,656
   1m            Tampa           FL      33611           Industrial                    128,362            127,582
   1n          Milwaukie         OR      97222           Industrial                  5,391,184          5,358,425
---------------------------------------------------------------------------------------------------------------------
   1o         Moses Lake         WA      98837           Industrial                  9,755,475          9,696,198
   1p            Nampa           ID      83653           Industrial                  5,819,055          5,783,697
   1q         Plant City         FL      33566           Industrial                    684,595            680,435
   1r           Plover           WI      54467           Industrial                 13,634,845         13,551,996
   1s         Gloucester         MA      01937           Industrial                    656,070            652,083
---------------------------------------------------------------------------------------------------------------------
   1t          Rochelle          IL      61068           Industrial                  7,017,096          6,974,458
   1u         Gloucester         MA      01937           Industrial                  3,480,023          3,458,878
   1v         Gloucester         MA      01937           Industrial                  4,079,044          4,054,258
   1w            Salem           OR      97269           Industrial                  9,299,078          9,242,575
   1x           Altanta          GA      30310           Industrial                  3,052,152          3,033,606
---------------------------------------------------------------------------------------------------------------------
   1y           Turlock          CA      95380           Industrial                  2,595,755          2,579,982
   1z         Walla Walla        WA      99362           Industrial                  2,852,478          2,835,146
  1aa           Wallula          WA      99363           Industrial                  1,939,685          1,927,899
  1bb         Watsonville        CA      95076           Industrial                  5,191,510          5,159,965
  1cc          Woodburn          OR      97071           Industrial                  7,017,095          6,974,458
---------------------------------------------------------------------------------------------------------------------
   2                                                                               110,000,000        109,149,602
   2a          San Mateo         CA      94403          Multifamily                 29,541,184         29,312,804
   2b          Milwaukee         OR      97222          Multifamily                  3,775,357          3,746,170
   2c          Pasadena          CA      91101          Multifamily                  5,022,519          4,983,690
   2d           Norwalk          CA      90650          Multifamily                  4,158,597          4,126,447
---------------------------------------------------------------------------------------------------------------------
   2e        Merrillville        IN      46410          Multifamily                  3,253,311          3,228,160
   2f       Citrus Heights       CA      95621          Multifamily                  5,645,175          5,601,533
   2g          Flagstaff         AZ      86001          Multifamily                  5,981,972          5,935,726
   2h          San Dimas         CA      91773          Multifamily                  7,256,664          7,200,564
   2i         Evansville         IN      47710          Multifamily                  6,339,064          6,290,057
---------------------------------------------------------------------------------------------------------------------
   2j           Fremont          CA      94538          Multifamily                 13,649,475         13,543,952
   2k           Monroe           LA      71201          Multifamily                  2,282,858          2,265,209
   2l            Omaha           NE      68134          Multifamily                  4,501,649          4,466,847
   2m        College Park        MD      20740          Multifamily                 12,286,057         12,191,075
   2n           El Paso          TX      79935          Multifamily                  3,367,764          3,341,728
---------------------------------------------------------------------------------------------------------------------
   2o         Little Rock        AR      72227          Multifamily                  2,938,354          2,915,638
   3                                                                               105,000,000        104,748,392
   3a           Dallas           TX      77063         Movie Theatre                12,443,986         12,392,246
   3b       Woodland Hills       CA      91367         Movie Theatre                19,192,217         19,112,420
   3c           Houston          TX      77063         Movie Theatre                16,096,698         16,029,772
---------------------------------------------------------------------------------------------------------------------
   3d           Ontario          CA      91764         Movie Theatre                17,025,354         16,954,566
   3e         Creve Coeur        MO      63141         Movie Theatre                11,515,330         11,467,452
   3f         San Antonio        TX      78203         Movie Theatre                10,772,406         10,727,616
   3g          Columbus          OH      43212         Movie Theatre                 8,048,349          8,014,886
   3h          San Diego         CA      92108         Movie Theatre                 9,905,660         10,049,434
---------------------------------------------------------------------------------------------------------------------
   4                                                                                87,700,000         87,423,946
   4a        Falls Church        VA      22041             Office                   69,200,000         60,540,726
   4b        Falls Church        VA      22041             Office                   18,500,000         26,883,220
   5          Washington         DC      20037          Luxury Hotel                47,000,000         47,000,000
   6             Tulsa           OK      74103             Office                   33,000,000         32,909,936
---------------------------------------------------------------------------------------------------------------------
   7            Hershey          PA      17033        Anchored Retail               25,600,000         25,580,579
                                                                                    25,500,000         25,422,364
   8           New York          NY      10011       Unanchored Retail               9,950,000          9,919,707
   9           New York          NY      10028       Unanchored Retail               5,850,000          5,832,189
   10          New York          NY      10016       Unanchored Retail               3,880,000          3,868,187
---------------------------------------------------------------------------------------------------------------------
   11          New York          NY                     Multifamily                  3,270,000          3,260,044
   12          New York          NY      10019       Unanchored Retail               2,550,000          2,542,236
   13          Portland          OR      97205          Luxury Hotel                24,500,000         24,447,349
                                                                                    22,520,000         22,451,437
   14          New York          NY      10038       Unanchored Retail               6,860,000          6,839,114
---------------------------------------------------------------------------------------------------------------------
   15          New York          NY      10021       Unanchored Retail               6,220,000          6,201,063
   16          New York          NY      10022       Unanchored Retail               4,510,000          4,496,269
   17          New York          NY       UAV              Office                    3,250,000          3,240,105
   18          New York          NY      10011       Unanchored Retail               1,680,000          1,674,885
   19        Independence        OH      44131       Full Service Hotel             21,800,000         21,777,411
---------------------------------------------------------------------------------------------------------------------
   20           Bristol          WI      53142       Unanchored Retail              21,500,000         21,500,000
   21           Katonah          NY      10536            Hospital                  21,350,000         21,308,138
   22           Bayamon          PR      00946            Hospital                  21,000,000         20,934,186
   23          Ypsilanti         MI      48198           Industrial                 20,000,000         19,682,137
   24          Torrance          CA      90505        Anchored Retail               18,968,000         18,780,204
---------------------------------------------------------------------------------------------------------------------
   25          San Juan          PR      00918             Office                   17,500,000         17,443,569
   26                                                                               17,400,000         17,379,422
  26a         Worthington        OH      43085    Assisted Living Facility                              4,928,493
  26b         Worthington        OH      43085    Assisted Living Facility                              2,723,641
  26c       Upper Arlington      OH      43221    Assisted Living Facility                              4,863,644
---------------------------------------------------------------------------------------------------------------------
  26d           Bexley           OH      43209    Assisted Living Facility                              4,863,644
   27          New York          NY      10019         Underlying Fee               15,000,000         15,000,000
   28          New York          NY      10019       Unanchored Retail              14,500,000         14,488,530
   29           Visalia          CA      93277        Anchored Retail               14,200,000         14,180,655
   30           Seattle          WA      98101          Luxury Hotel                13,500,000         13,468,954
---------------------------------------------------------------------------------------------------------------------
   31           Hudson           OH      44236       Full Service Hotel             13,300,000         13,286,218
   32           Dallas           TX      75202       Full Service Hotel             13,000,000         12,955,916
   33         Queensbury         NY      14202       Unanchored Retail              12,800,000         12,765,411
   34           Seattle          WA      98101          Luxury Hotel                12,500,000         12,473,935
   35         Canoga Park        CA      91307        Anchored Retail               12,500,000         12,461,778
---------------------------------------------------------------------------------------------------------------------
   36                                                                               12,500,000         12,457,214
  36a         Chelmsford         MA      01824           Industrial                                     5,102,531
  36b         Chelmsford         MA      01824           Industrial                                     3,765,316
  36c         Chelmsford         MA      01824           Industrial                                     3,589,367
   37          Columbia          MD      21044          Multifamily                 11,850,000         11,839,014
---------------------------------------------------------------------------------------------------------------------
   38          Lancaster         CA      93536           Industrial                 11,250,000         11,240,815
   39            Vista           CA      92069                                      10,700,000         10,679,600
   40                                                      Office                   10,600,000         10,524,052
  40a         Cottonwood         AZ      86326        Anchored Retail                                   5,733,794
  40b         Casa Grande        AZ      85222        Anchored Retail                                   4,790,258
---------------------------------------------------------------------------------------------------------------------
   41       East Wenatchee       WA      99755        Anchored Retail               10,200,000         10,165,354
   42      Saratoga Springs      NY      12866            Hospital                  10,150,000         10,130,099
   43          Bellevue          WA      98004       Full Service Hotel             10,150,000         10,127,155
   44        Westminister        CA      92683          Multifamily                 10,050,000         10,035,229
   45           Houston          TX      77077          Multifamily                  9,800,000          9,756,251
---------------------------------------------------------------------------------------------------------------------
   46           Atlanta          GA      30338             Office                    9,500,000          9,467,897
   47         Los Angeles        CA      90048     Nursing Home, Skilled             9,400,000          9,376,948
   48           Fremont          CA      94538          Multifamily                  9,400,000          9,370,479
   49          Valdosta          GA      31601        Anchored Retail                9,440,000          9,307,092
   50          Ann Arbor         MI      48106             Office                    8,800,000          8,782,994
---------------------------------------------------------------------------------------------------------------------
   51           Memphis          TN      38118          Multifamily                  8,740,000          8,732,563
   52          Nashville         TN      37228             Office                    8,660,000          8,653,258
   53      Sterling Heights      MI      48312        Anchored Retail                8,242,000          8,132,960
   54           Folsom           CA      95630       Full Service Hotel              8,100,000          8,074,387
   55          Westport          CT      06880             Office                    8,000,000          8,000,000
---------------------------------------------------------------------------------------------------------------------
   56         Baton Rouge        LA      70816             Office                    8,006,795          7,981,112
   57            Miami           FL      33156       Unanchored Retail               7,700,000          7,641,681
   58         Farmington         NM      87401       Full Service Hotel              7,580,000          7,571,276
   59                                                                                7,575,000          7,560,201
  59a       Charlottesville      VA      22903       Limited Svc. Hotel                                 1,835,891
---------------------------------------------------------------------------------------------------------------------
  59b           Bristol          VA      24201       Limited Svc. Hotel                                   917,946
  59c           Roanoke          VA      24016       Limited Svc. Hotel                                 1,468,713
  59d          Richmond          VA      23237       Limited Svc. Hotel                                   936,305
  59e          Sandston          VA      23150       Limited Svc. Hotel                                 1,299,811
  59f       Virginia Beach       VA      23452       Limited Svc. Hotel                                 1,101,535
---------------------------------------------------------------------------------------------------------------------
   60     Hot Springs Village    AR      71909        Anchored Retail                7,300,000          7,282,223
   61          Freeport          NY      11520     Nursing Home, Skilled             7,000,000          6,972,028
   62                                                Unanchored Retail               6,800,000          6,776,724
  62a          Loveland          CO      80538        Mobile Home Park                                  1,915,161
  62b           Pueblo           CO      81001        Mobile Home Park                                  4,198,623
---------------------------------------------------------------------------------------------------------------------
  62c            Aztec           NM      82604        Mobile Home Park                                    662,940
   63           Laurel           MD      20707             Office                    6,600,000          6,565,267
   64           Lebanon          NH      03766        Anchored Retail                6,514,000          6,514,000
   65          Sterling          VA      20165       Unanchored Retail               6,500,000          6,482,783
   66           Memphis          TN      38118             Office                    6,500,000          6,469,538
---------------------------------------------------------------------------------------------------------------------
   67           Fresno           CA      93720       Unanchored Retail               6,450,000          6,433,298
   68         Cheektowaga        NY      14225           Industrial                  6,100,000          6,075,342
   69           Roswell          NM      88201       Full Service Hotel              5,812,500          5,805,917
   70        West Hartford       CT      06119             Office                    5,730,000          5,707,689
   71          Columbia          SC      29203        Anchored Retail                5,650,000          5,555,332
---------------------------------------------------------------------------------------------------------------------
   72                                                                                5,500,000          5,493,370
  72a           Denver           CO      80239          Self-Storage                                    2,142,069
  72b          Thornton          CO      80221          Self-Storage                                    1,796,574
  72c         Westminster        CO      80030          Self-Storage                                    1,554,727
   73           Dallas           TX      75237          Multifamily                  5,482,500          5,470,880
---------------------------------------------------------------------------------------------------------------------
   74           Arcadia          CA      91006       Unanchored Retail               5,470,000          5,458,001
   75        North Canton        OH      44718       Limited Svc. Hotel              5,400,000          5,394,404
   76         Rio Rancho         NM      87124       Limited Svc. Hotel              5,400,000          5,377,414
   77          La Porte          TX      77571           Industrial                  5,400,000          5,366,848
   78           Memphis          TN      38118       Unanchored Retail               5,350,000          5,338,720
---------------------------------------------------------------------------------------------------------------------
   79         Washington         DC      20003             Office                    5,320,000          5,315,613
   80           Folsom           CA      95630       Unanchored Retail               5,250,000          5,236,093
   81         Burlington         VT      05401          Multifamily                  5,200,000          5,161,627
   82           Adelphi          MD      20783        Anchored Retail                5,120,000          5,109,619
   83       West Palm Beach      FL      33401    Assisted Living Facility           5,000,000          4,986,189
---------------------------------------------------------------------------------------------------------------------
   84           Danbury          CT      06811             Office                    5,000,000          4,979,829
   85          Calabasas         CA      91302       Unanchored Retail               5,000,000          4,975,196
   86           Lincoln          NE      68501        Anchored Retail                4,965,000          4,948,330
   87       Valley Springs       CA      95252        Anchored Retail                4,880,000          4,869,949
   88           Ruston           LA      71270        Anchored Retail                4,850,000          4,850,000
---------------------------------------------------------------------------------------------------------------------
   89         Cincinnati         OH      45238          Multifamily                  4,800,000          4,786,473
   90            Tulsa           OK      74135          Multifamily                  4,750,000          4,720,294
   91        Palm Springs        CA      92262          Multifamily                  4,600,000          4,592,526
   92           Dundalk          MD      21222          Self-Storage                 4,600,000          4,583,607
   93           Houston          TX      77074          Multifamily                  4,560,000          4,540,699
---------------------------------------------------------------------------------------------------------------------
   94          Maitland          FL      32810             Office                    4,500,000          4,496,384
   95                                                                                4,500,000          4,493,481
  95a          Lafayette         LA      70503          Multifamily                                     2,049,658
  95b          Lafayette         LA      70506          Multifamily                                     2,443,823
   96         West Monroe        LA      71291        Anchored Retail                4,500,000          4,491,719
---------------------------------------------------------------------------------------------------------------------
   97           Renton           WA      98055             Office                    4,500,000          4,487,381
   98         Minneapolis        MN      55401             Office                    4,500,000          4,486,242
   99         Middletown         OH      45044        Anchored Retail                4,500,000          4,474,681
  100           Buffalo          NY      14203         Parking Garage                4,500,000          4,433,463
  101          Lexington         KY      40505       Unanchored Retail               4,400,000          4,384,562
---------------------------------------------------------------------------------------------------------------------
  102           Gallup           NM      87301       Limited Svc. Hotel              4,385,000          4,379,953
  103                                                                                4,400,000          4,363,851
  103a        Albuquerque        NM      87112           Child Care                                       466,042
  103b       Alburquerque        NM      87105           Child Care                                       463,394
  103c        Bernalillo         NM      87004           Child Care                                       296,572
---------------------------------------------------------------------------------------------------------------------
  103d        Albuquerque        NM      87114           Child Care                                       463,394
  103e        Albuquerque        NM      87120           Child Care                                       598,441
  103f         Santa Fe          NM      87501           Child Care                                       460,746
  103g        Albuquerque        NM      87108           Child Care                                       545,481
  103h        Rio Rancho         NM      87124           Child Care                                       460,746
---------------------------------------------------------------------------------------------------------------------
  103i        Albuquerque        NM      87122           Child Care                                       609,033
  104         Springfield        IL      62702        Mobile Home Park               4,350,000          4,350,000
  105          Cleveland         OH      44115             Office                    4,350,000          4,317,461
  106                                                                                4,300,000          4,274,867
  106a         Hartford          CT      06103             Office                                       1,062,279
---------------------------------------------------------------------------------------------------------------------
  106b       West Hartford       CT      06107       Unanchored Retail                                    701,748
  106c       West Hartford       CT      06107       Unanchored Retail                                  1,023,650
  106d       West Hartford       CT      06117       Unanchored Retail                                  1,081,593
  106e       West Hartford       CT      06107       Unanchored Retail                                    405,597
  107       Farmers Branch       TX      75234           Industrial                  4,200,000          4,195,166
---------------------------------------------------------------------------------------------------------------------
  108         Winchester         KY      40391        Anchored Retail                4,200,000          4,193,946
  109          Wilmette          IL      60091       Unanchored Retail               4,140,000          4,117,998
  110           Houston          TX      77019          Multifamily                  4,050,000          4,050,000
  111            Bend            OR      97701        Anchored Retail                4,000,000          3,995,148
  112         Naperville         IL      60540          Multifamily                  4,000,000          3,991,324
---------------------------------------------------------------------------------------------------------------------
  113          Puyallup          WA      98372          Multifamily                  4,000,000          3,988,673
  114           Salinas          CA      93906          Multifamily                  3,960,000          3,949,299
  115           Austin           TX      78705          Multifamily                  3,950,000          3,944,024
  116        Oakland Park        FL      33334          Multifamily                  3,850,000          3,830,519
  117                                                                                3,825,000          3,817,527
---------------------------------------------------------------------------------------------------------------------
  117a          Norfolk          VA      23502       Limited Svc. Hotel                                   898,242
  117b       Harrisonburg        VA      22801       Limited Svc. Hotel                                 2,919,285
  118           Geneva           IL      60134        Anchored Retail                3,800,000          3,773,850
  119           Monroe           LA      71203          Multifamily                  3,760,000          3,746,987
  120        Grand Rapids        MI      49512       Limited Svc. Hotel              3,750,000          3,742,284
---------------------------------------------------------------------------------------------------------------------
  121         Orange City        FL      32763        Anchored Retail                3,740,000          3,723,852
  122           Gardena          CA      90248           Industrial                  3,700,000          3,697,091
  123           Cordova          TN      38018       Unanchored Retail               3,700,000          3,693,093
  124           Lansing          MI      48917       Limited Svc. Hotel              3,700,000          3,692,372
  125          Hawthorne         CA      90250             Office                    3,700,000          3,675,091
---------------------------------------------------------------------------------------------------------------------
  126           Kokomo           IN      46902       Limited Svc. Hotel              3,675,000          3,662,008
  127         Lewisville         TX      75067       Limited Svc. Hotel              3,640,000          3,633,284
  128         Little Rock        AR      72211           Industrial                  3,650,000          3,628,728
  129                                                                                3,600,000          3,600,000
  129a        Middletown         RI      02842             Office                                       2,412,565
---------------------------------------------------------------------------------------------------------------------
  129b         Middleton         RI      02842             Office                                       1,187,435
  130           Hailey           ID      83333        Anchored Retail                3,600,000          3,584,725
  131         Upper Darby        PA      19082          Multifamily                  3,600,000          3,568,243
  132       Copley Township      OH      44321       Limited Svc. Hotel              3,500,000          3,496,373
  133         Sommerville        MA      02145          Multifamily                  3,500,000          3,482,939
---------------------------------------------------------------------------------------------------------------------
  134          El Monte          CA      91731        Anchored Retail                3,500,000          3,476,590
  135           Milton           FL      32570        Anchored Retail                3,500,000          3,476,093
  136           Dallas           TX      75229          Multifamily                  3,525,000          3,470,313
  137           Buffalo          NY      14222        Anchored Retail                3,487,500          3,461,514
  138          Clewiston         FL      33440        Anchored Retail                3,470,000          3,461,128
---------------------------------------------------------------------------------------------------------------------
  139          San Diego         CA      92127           Industrial                  3,451,000          3,443,724
  140           Norwalk          CT      06853             Office                    3,450,000          3,440,724
  141       Fort Washington      PA      19034       Limited Svc. Hotel              3,400,000          3,376,989
  142           Alameda          CA      94502             Office                    3,375,000          3,358,673
  143           Weston           FL      33326       Unanchored Retail               3,240,000          3,233,651
---------------------------------------------------------------------------------------------------------------------
  144       Upper Marlboro       MD      20722        Anchored Retail                3,247,500          3,219,026
  145           Denham           LA      70726        Anchored Retail                3,200,000          3,196,130
  146        Newport News        VA      23602        Anchored Retail                3,250,000          3,195,299
  147        Falls Church        VA      22046       Unanchored Retail               3,210,000          3,189,386
  148           Orlando          FL      32819       Limited Svc. Hotel              3,180,000          3,161,534
---------------------------------------------------------------------------------------------------------------------
  149                                                                                3,157,000          3,143,720
  149a        Springfield        VA      22150          Self-Storage                                    1,571,860
  149b        Springfield        VA      22150           Industrial                                     1,571,860
  150          Lancaster         OH      43130       Full Service Hotel              3,127,000          3,123,296
  151           Phoenix          AZ      85004       Limited Svc. Hotel              3,100,000          3,093,474
---------------------------------------------------------------------------------------------------------------------
  152           Dundas           MN      55019        Anchored Retail                3,110,000          3,093,076
  153           Sartell          MN      56379          Multifamily                  3,100,000          3,087,007
  154      Colorado Springs      CO      80917       Unanchored Retail               3,080,000          3,066,250
  155          New York          NY      10028       Unanchored Retail               3,025,000          3,011,912
  156          Lancaster         OH      43130        Mobile Home Park               3,000,000          3,000,000
---------------------------------------------------------------------------------------------------------------------
  157         Los Angeles        CA      90024          Multifamily                  3,000,000          2,997,437
  158         Hallandale         FL      33009             Office                    3,000,000          2,992,271
  159          Marietta          GA      30067          Multifamily                  3,000,000          2,990,018
  160          Stoughton         MA      02072           Industrial                  3,000,000          2,987,166
  161       Goodlettsville       TN      37072       Limited Svc. Hotel              3,000,000          2,984,593
---------------------------------------------------------------------------------------------------------------------
  162          Nashville         TN      37203       Limited Svc. Hotel              3,000,000          2,983,179
  163          Columbus          GA      31903          Multifamily                  2,985,000          2,981,475
  164           Austin           TX      78750       Unanchored Retail               2,950,000          2,942,496
  165           Monroe           LA      71201          Multifamily                  2,945,000          2,939,401
  166         Burnsville         MN      55337           Industrial                  2,950,000          2,933,499
---------------------------------------------------------------------------------------------------------------------
  167          Elkridge          MD      21227             Office                    2,880,000          2,872,295
  168        Overland Park       KS      66212       Limited Svc. Hotel              2,850,000          2,829,759
  169           Houston          TX      77057       Limited Svc. Hotel              2,825,000          2,805,042
  170          Las Vegas         NV      89120          Self-Storage                 2,800,000          2,796,783
  171        Harrisonburg        VA      22801       Limited Svc. Hotel              2,800,000          2,796,625
---------------------------------------------------------------------------------------------------------------------
  172           Euless           TX      77243          Multifamily                  2,800,000          2,747,662
  173                                                                                2,750,000          2,742,574
  173a         Sylacauga         AL      35150       Unanchored Retail                                    442,136
  173b        Monroeville        AL      36460       Unanchored Retail                                    425,515
  173c           Paris           TN      38242       Unanchored Retail                                    442,136
---------------------------------------------------------------------------------------------------------------------
  173d          Memphis          TN      38114       Unanchored Retail                                    442,136
  173e       West Memphis        AR      72301       Unanchored Retail                                    435,488
  173f      Alexander City       AL      35010       Unanchored Retail                                    555,163
  174        Jacksonville        FL      33210          Multifamily                  2,720,000          2,717,695
  175           DeLand           FL      32724       Limited Svc. Hotel              2,700,000          2,695,040
---------------------------------------------------------------------------------------------------------------------
  176           Fresno           CA      93727             Office                    2,700,000          2,689,284
  177      Sterling Heights      MI      48312        Anchored Retail                2,700,000          2,681,199
  178          Arlington         TX      76012          Multifamily                  2,660,000          2,656,184
  179          Littleton         CO      80123       Unanchored Retail               2,650,000          2,638,535
  180         San Antonio        TX      78233       Limited Svc. Hotel              2,625,000          2,615,895
---------------------------------------------------------------------------------------------------------------------
  181            Utica           NY      13502             Office                    2,600,000          2,586,639
  182        Mt. Pleasant        WI      53406             Office                    2,600,000          2,585,169
  183          Coos Bay          OR      97420     Nursing Home, Skilled             2,520,000          2,515,134
  184          Milwaukee         WI      53202       Unanchored Retail               2,500,000          2,498,077
  185           Houston          TX      77079       Limited Svc. Hotel              2,500,000          2,487,245
---------------------------------------------------------------------------------------------------------------------
  186                                                                                2,500,000          2,479,427
  186a        Albuquerque        NM      87111           Mixed Use                                      1,381,296
  186b         Santa Fe          NM      87501           Child Care                                       483,454
  186c        Albuquerque        NM      87110           Child Care                                       614,677
  187          Columbus          OH      43220       Unanchored Retail               2,460,000          2,458,119
---------------------------------------------------------------------------------------------------------------------
  188           Houston          TX      77063       Limited Svc. Hotel              2,450,000          2,445,356
  189                                                                                2,425,000          2,418,452
  189a         Anniston          AL      36201       Unanchored Retail                                    417,762
  189b          Opelika          AL      36801       Unanchored Retail                                    541,785
  189c        Albertville        AL      35950       Unanchored Retail                                    401,443
---------------------------------------------------------------------------------------------------------------------
  189d        Birmingham         AL      35206       Unanchored Retail                                    574,423
  189e          Newnan           GA      30263       Unanchored Retail                                    483,038
  190         Orange Park        FL      32073          Multifamily                  2,400,000          2,397,966
  191                                                                                2,400,000          2,378,400
  191a      Salt Lake City       UT       UAV        Limited Svc. Hotel                                 1,507,919
---------------------------------------------------------------------------------------------------------------------
  191b       Brigham City        UT      84302       Limited Svc. Hotel                                   870,481
  192           Salinas          CA      93912           Industrial                  2,400,000          2,376,404
  193                                                                                2,385,000          2,374,905
  193a         Ridgeland         MS      39157             Office                                       1,763,187
  193b         Ridgeland         MS      39157             Office                                         611,718
---------------------------------------------------------------------------------------------------------------------
  194           Dunkirk          NY      14048        Anchored Retail                2,380,000          2,368,055
  195           Brandon          FL      33511       Unanchored Retail               2,360,000          2,352,188
  196          Annapolis         MD      21401          Self-Storage                 2,300,000          2,297,236
  197          Southlake         TX      76092       Unanchored Retail               2,300,000          2,296,828
  198          Baltimore         MD      21224          Self-Storage                 2,300,000          2,291,738
---------------------------------------------------------------------------------------------------------------------
  199         Martinsburg        WV      25401          Multifamily                  2,300,000          2,290,025
  200        Niagara Falls       NY       UAV         Anchored Retail                2,300,000          2,287,334
  201           Fairfax          VA      22030             Office                    2,300,000          2,283,457
  202         Fort Worth         TX      76116          Multifamily                  2,275,000          2,270,721
  203         Bakersfield        CA      93309       Unanchored Retail               2,250,000          2,241,532
---------------------------------------------------------------------------------------------------------------------
  204          Kentwood          MI      49508        Anchored Retail                2,250,000          2,237,141
  205                                                                                2,200,000          2,193,085
  205a           Omaha           NE      68144           Mixed Use                                        475,693
  205b           Omaha           NE      68128           Industrial                                     1,021,341
  205c           Omaha           NE      68134             Office                                         538,652
---------------------------------------------------------------------------------------------------------------------
  205d           Omaha           NE      68127           Industrial                                       157,398
  206            Jenks           OK      74037          Multifamily                  2,200,000          2,190,202
  207         Midlothian         VA      23113             Office                    2,200,000          2,190,120
  208         Providence         RI      02904        Anchored Retail                2,175,000          2,165,973
  209           Findlay          OH      45840          Multifamily                  2,150,000          2,140,966
---------------------------------------------------------------------------------------------------------------------
  210          Las Vegas         NV      89128       Unanchored Retail               2,137,000          2,133,001
  211         Miami Beach        FL      33139          Luxury Hotel                 2,135,000          2,126,792
  212           SeaTac           WA      98188             Office                    2,100,000          2,097,493
  213          Dumfries          VA      22026       Limited Svc. Hotel              2,100,000          2,096,072
  214         Banner Elk         NC      28604       Full Service Hotel              2,100,000          2,094,922
---------------------------------------------------------------------------------------------------------------------
  215            Miami           FL      33137             Office                    2,100,000          2,091,693
  216                                                                                2,100,000          2,082,747
  216a        Rio Rancho         NM      87124           Child Care                                       657,018
  216b        Albuquerque        NM      87114           Child Care                                       755,571
  216c        Albuquerque        NM      87110           Child Care                                       670,158
---------------------------------------------------------------------------------------------------------------------
  217           Decatur          IL      62521        Anchored Retail                2,080,000          2,069,886
  218     North Myrtle Beach     SC      29582       Limited Svc. Hotel              2,075,000          2,068,993
  219           Dallas           TX      75227          Multifamily                  2,040,000          2,036,058
  220       North Brunswick      NJ      08902           Industrial                  2,000,000          1,998,409
  221          Franklin          KY      42134       Limited Svc. Hotel              2,000,000          1,996,351
---------------------------------------------------------------------------------------------------------------------
  222          Columbia          MO      65201       Limited Svc. Hotel              2,000,000          1,996,314
  223           Douglas          GA      31538       Full Service Hotel              2,000,000          1,992,251
  224          Las Vegas         NV      89118           Industrial                  2,000,000          1,989,379
  225         Little Neck        NY      10314       Unanchored Retail               1,980,000          1,973,591
  226         Zephyrhills        FL      34248        Anchored Retail                2,000,000          1,970,285
---------------------------------------------------------------------------------------------------------------------
  227       West Burlington      IA      52655        Anchored Retail                1,960,000          1,955,115
  228          Baltimore         MD      21230           Industrial                  2,000,000          1,950,314
  229          Nashville         TN      37013       Limited Svc. Hotel              1,950,000          1,947,813
  230           Houston          TX      77084       Unanchored Retail               1,930,000          1,930,000
  231           Austin           TX      78752             Office                    1,920,000          1,917,423
---------------------------------------------------------------------------------------------------------------------
  232         North Port         FL      34287          CTL / Retail                 1,875,000          1,871,213
  233           Concord          CA      94518       Unanchored Retail               1,830,000          1,825,876
  234         White House        TN      37188       Limited Svc. Hotel              1,825,000          1,815,714
  235         Ogdensburg         NY      13669          CTL / Retail                 1,827,400          1,812,183
  236          Westland          MI      48185        Anchored Retail                1,800,000          1,798,672
---------------------------------------------------------------------------------------------------------------------
  237        Philadelphia        PA      19154           Industrial                  1,800,000          1,798,573
  238         San Antonio        TX      78242          Multifamily                  1,800,000          1,797,348
  239          Ft. Worth         TX      76116          Multifamily                  1,800,000          1,796,427
  240          Franklin          KY      42134       Limited Svc. Hotel              1,800,000          1,790,985
  241           Pulaski          NY      13142          CTL / Retail                 1,780,860          1,761,928
---------------------------------------------------------------------------------------------------------------------
  242          Columbus          OH      43222       Limited Svc. Hotel              1,762,500          1,758,067
  243       College Station      TX      77840          Multifamily                  1,760,000          1,752,514
  244         Lake Worth         FL      33461       Unanchored Retail               1,750,000          1,747,809
  245          St. Cloud         MN      56304          Multifamily                  1,750,000          1,742,665
  246         San Antonio        TX      78238       Limited Svc. Hotel              1,700,000          1,695,178
---------------------------------------------------------------------------------------------------------------------
  247          Bellmead          TX      76705        Anchored Retail                1,700,000          1,692,452
  248          Franklin          KY      42134       Limited Svc. Hotel              1,700,000          1,691,512
  249          Cave City         KY      42127       Limited Svc. Hotel              1,700,000          1,691,338
  250          Angleton          TX      77515       Unanchored Retail               1,690,000          1,686,725
  251      North Charleston      SC      29405       Limited Svc. Hotel              1,675,000          1,669,271
---------------------------------------------------------------------------------------------------------------------
  252           Conway           AR      72302          Multifamily                  1,680,000          1,657,162
  253          Cave City         KY      42127       Limited Svc. Hotel              1,650,000          1,641,537
  254            Ocala           FL      34474       Unanchored Retail               1,650,000          1,636,457
  255          Arlington         VA      22213       Limited Svc. Hotel              1,650,000          1,636,144
  256          Savannah          GA      31406        Anchored Retail                1,625,000          1,619,133
---------------------------------------------------------------------------------------------------------------------
  257           Jessup           MD      20794           Industrial                  1,614,000          1,602,131
  258        Boynton Beach       FL      33435             Office                    1,600,000          1,596,614
  259         Rocky Hill         CT      14624       Unanchored Retail               1,600,000          1,593,770
  260           Decatur          TX      76234       Limited Svc. Hotel              1,600,000          1,593,764
  261           Addison          TX      75248             Office                    1,600,000          1,593,061
---------------------------------------------------------------------------------------------------------------------
  262         Woodsville         NH      03765          CTL / Retail                 1,577,089          1,568,073
  263           Seattle          WA      98102           Industrial                  1,550,000          1,548,047
  264         Casa Grande        AZ      85222       Limited Svc. Hotel              1,550,000          1,539,964
  265         San Antonio        TX      78223          Multifamily                  1,550,000          1,537,778
  266           Grants           NM      87020       Limited Svc. Hotel              1,535,000          1,533,233
---------------------------------------------------------------------------------------------------------------------
  267         Albuquerque        NM      87106             Office                    1,500,000          1,497,093
  268            Lynn            MA      01902          Multifamily                  1,500,000          1,494,043
  269         Bakersfield        CA      93309        Auto Dealership                1,500,000          1,493,092
  270          Santa Fe          NM      87501       Unanchored Retail               1,500,000          1,492,202
  271          Hopedale          MA      01747             Office                    1,500,000          1,488,536
---------------------------------------------------------------------------------------------------------------------
  272         Binghamton         NY                     CTL / Retail                 1,500,000          1,475,074
  273            Miami           FL      33122           Industrial                  1,500,000          1,474,882
  274          Franklin          IN      46131       Unanchored Retail               1,475,000          1,473,865
  275            Bowie           MD      20715             Office                    1,475,000          1,470,571
  276           Galion           OH      44833        Anchored Retail                1,475,000          1,468,981
---------------------------------------------------------------------------------------------------------------------
  277          Henderson         KY      42420       Limited Svc. Hotel              1,462,500          1,455,282
  278          Columbia          KY      42728       Limited Svc. Hotel              1,460,000          1,454,942
  279         League City        TX      77063       Limited Svc. Hotel              1,450,000          1,442,690
  280          Blue Ash          OH      45242       Unanchored Retail               1,440,000          1,427,640
  281           Livonia          MI      48152             Office                    1,400,000          1,398,310
---------------------------------------------------------------------------------------------------------------------
  282         Los Angeles        CA      90004       Unanchored Retail               1,400,000          1,398,102
  283           Mobile           AL      36619       Limited Svc. Hotel              1,400,000          1,395,552
  284        Cockeysville        MD      21030       Unanchored Retail               1,400,000          1,394,878
  285           Houston          TX      77055       Unanchored Retail               1,370,000          1,365,668
  286           Herndon          VA      20171           Industrial                  1,360,000          1,355,305
---------------------------------------------------------------------------------------------------------------------
  287           Austin           TX      78746             Office                    1,350,000          1,348,286
  288         New Castle         DE      19720       Limited Svc. Hotel              1,350,000          1,347,306
  289            Provo           UT      84604             Office                    1,350,000          1,346,225
  290          Granbury          TX      76048       Limited Svc. Hotel              1,350,000          1,341,430
  291          St. Cloud         MN      56304          Multifamily                  1,328,000          1,322,392
---------------------------------------------------------------------------------------------------------------------
  292          New York          NY      10034          Multifamily                  1,325,000          1,319,950
  293         Sauk Rapids        MN      56379          Multifamily                  1,325,000          1,319,405
  294           Austin           TX      78744           Industrial                  1,320,000          1,318,277
  295          Salisbury         MD      21801       Limited Svc. Hotel              1,300,000          1,297,574
  296        Pompano Beach       FL      33064             Office                    1,250,000          1,244,632
---------------------------------------------------------------------------------------------------------------------
  297         Enterprise         AL      36330       Limited Svc. Hotel              1,200,000          1,195,827
  298        Johnson City        NY      13790          CTL / Retail                 1,200,000          1,193,354
  299          Kennesaw          GA      30144       Unanchored Retail               1,200,000          1,190,197
  300          Brunswick         GA      31523       Limited Svc. Hotel              1,200,000          1,180,618
  301        Grand Island        NE      68803        Anchored Retail                1,180,000          1,168,920
---------------------------------------------------------------------------------------------------------------------
  302           Leawood          KS      66211             Office                    1,150,000          1,148,679
  303           Conroe           TX      77301       Unanchored Retail               1,145,000          1,145,000
  304           Fresno           CA      93711             Office                    1,100,000          1,098,549
  305          Arlington         TX      76013          Multifamily                  1,100,000          1,098,422
  306         Cheektowaga        NY      14206             Office                    1,100,000          1,097,591
---------------------------------------------------------------------------------------------------------------------
  307           Dallas           TX      75228          Multifamily                  1,064,000          1,061,977
  308          Avondale          AZ      85340             Office                    1,050,000          1,047,308
  309           Sartell          MN      56377          Multifamily                  1,050,000          1,045,599
  310          St. Cloud         MN      56304          Multifamily                  1,000,000            995,809
  311          Nashville         TN      37207       Limited Svc. Hotel              1,000,000            994,952
---------------------------------------------------------------------------------------------------------------------
  312        Robinsonville       MS      38664          Multifamily                    960,000            959,266
  313          Arlington         TX      76013          Multifamily                    900,000            898,725
  314         Manchester         CT      06119       Unanchored Retail                 850,000            846,019
  315      Colonial Heights      VA      23834       Limited Svc. Hotel                800,000            798,087
  316           Andrews          SC      29510        Anchored Retail                  800,000            797,111
---------------------------------------------------------------------------------------------------------------------
  317           Dallas           TX      75205          Multifamily                    697,000            693,474
  318           Boston           MA      02120          Multifamily                    625,000            621,814
  319          Stafford          TX      77477           Industrial                    615,000            615,000
  320           Dallas           TX       UAV           Multifamily                    590,750            587,761
  321           Houston          TX      77054       Unanchored Retail                 560,000            560,000
---------------------------------------------------------------------------------------------------------------------
  322         East Dundee        IL      60018       Unanchored Retail                 525,000            524,068

             PERCENTAGE OF         CROSS                  ANTICIPATED LOAN
CONTROL         CUT-OFF       COLLATERALIZED  RELATED         BALANCE                 LOAN              MORTGAGE
 NUMBER       DATE BALANCE         GROUP       GROUP      AT MATURITY/ARD             TYPE                RATE
---------------------------------------------------------------------------------------------------------------------
   1              7.93%                                    116,872,746             Hyperamortizing        6.894
   1a             0.09
   1b             0.22
   1c             0.11
   1d             0.53
---------------------------------------------------------------------------------------------------------------------
   1e             0.24
   1f             0.42
   1g             0.35
   1h             0.13
   1i             0.88
---------------------------------------------------------------------------------------------------------------------
   1j             0.07
   1k             0.36
   1l             0.11
   1m             0.01
   1n             0.29
---------------------------------------------------------------------------------------------------------------------
   1o             0.52
   1p             0.31
   1q             0.04
   1r             0.73
   1s             0.04
---------------------------------------------------------------------------------------------------------------------
   1t             0.37
   1u             0.19
   1v             0.22
   1w             0.50
   1x             0.16
---------------------------------------------------------------------------------------------------------------------
   1y             0.14
   1z             0.15
  1aa             0.10
  1bb             0.28
  1cc             0.37
---------------------------------------------------------------------------------------------------------------------
   2              5.86                                      93,095,100               Balloon              8.500
   2a             1.57
   2b             0.20
   2c             0.27
   2d             0.22
---------------------------------------------------------------------------------------------------------------------
   2e             0.17
   2f             0.30
   2g             0.32
   2h             0.39
   2i             0.34
---------------------------------------------------------------------------------------------------------------------
   2j             0.73
   2k             0.12
   2l             0.24
   2m             0.65
   2n             0.18
---------------------------------------------------------------------------------------------------------------------
   2o             0.16
   3              5.63                                      89,909,303           Hyperamortizing          6.772
   3a             0.67
   3b             1.03
   3c             0.86
---------------------------------------------------------------------------------------------------------------------
   3d             0.91
   3e             0.62
   3f             0.58
   3g             0.43
   3h             0.54
---------------------------------------------------------------------------------------------------------------------
   4              4.70                                       75,306,166          Hyperamortizing          7.049
   4a             3.25
   4b             1.44
   5              2.52                                       43,263,153              Balloon              6.750
   6              1.77                                       28,989,616              Balloon              7.270
---------------------------------------------------------------------------------------------------------------------
   7              1.37                                       22,553,864          Hyperamortizing          7.390
                  1.37                                       22,093,545              Balloon              7.420
   8              0.53              (1)         (A)           8,620,813
   9              0.31              (1)         (A)           5,068,520
   10             0.21              (1)         (A)           3,361,685
---------------------------------------------------------------------------------------------------------------------
   11             0.18              (1)         (A)           2,833,172
   12             0.14              (1)         (A)           2,209,354
   13             1.31                          (B)          19,795,832          Hyperamortizing          7.320
                  1.21                                       19,511,630              Balloon              7.420
   14             0.37              (2)         (A)           5,943,596
---------------------------------------------------------------------------------------------------------------------
   15             0.33              (2)         (A)           5,389,092
   16             0.24              (2)         (A)           3,907,524
   17             0.17              (2)         (A)           2,815,844
   18             0.09              (2)         (A)           1,455,575
   19             1.17              (3)         (C)          18,015,302              Balloon              8.090
---------------------------------------------------------------------------------------------------------------------
   20             1.15                                       18,693,086              Balloon              6.880
   21             1.14              (4)         (D)          18,326,177              Balloon              9.470
   22             1.12                                       18,950,960          Hyperamortizing          8.320
   23             1.06                                                -         Fully Amortizing          7.570
   24             1.01                                       17,615,047              Balloon              8.320
---------------------------------------------------------------------------------------------------------------------
   25             0.94                                       15,419,158          Hyperamortizing          7.380
   26             0.93                                       14,035,152              Balloon              7.270
  26a             0.26
  26b             0.15
  26c             0.26
---------------------------------------------------------------------------------------------------------------------
  26d             0.26
   27             0.81                                       15,000,000              Balloon              6.910
   28             0.78                          (A)          12,705,867              Balloon              7.180
   29             0.76                                       12,467,489              Balloon              7.250
   30             0.72                          (B)          10,732,962          Hyperamortizing          7.290
---------------------------------------------------------------------------------------------------------------------
   31             0.71              (3)         (C)          10,990,987              Balloon              8.090
   32             0.70                                       10,373,239              Balloon              6.910
   33             0.69                                       11,256,041              Balloon              7.310
   34             0.67                          (B)          10,148,897          Hyperamortizing          7.480
   35             0.67                                        9,819,957              Balloon              7.580
---------------------------------------------------------------------------------------------------------------------
   36             0.67                                       10,948,389              Balloon              7.150
  36a             0.27
  36b             0.20
  36c             0.19
   37             0.64                                       10,157,952              Balloon              6.370
---------------------------------------------------------------------------------------------------------------------
   38             0.60                                        8,613,785              Balloon              7.020
   39             0.57                                        9,904,611              Balloon              7.330
   40             0.57                                        9,153,058          Hyperamortizing          7.270
  40a             0.31
  40b             0.26
---------------------------------------------------------------------------------------------------------------------
   41             0.55                                        8,940,890              Balloon              7.180
   42             0.54              (4)         (D)           8,712,444              Balloon              9.470
   43             0.54                          (B)           8,098,206          Hyperamortizing          7.420
   44             0.54                                        8,752,249              Balloon              6.940
   45             0.52                                        8,535,018              Balloon              6.940
---------------------------------------------------------------------------------------------------------------------
   46             0.51                                        8,331,640              Balloon              7.200
   47             0.50                                        8,346,217          Hyperamortizing          7.693
   48             0.50                          (E)           8,303,362              Balloon              7.480
   49             0.50                                                -         Fully Amortizing          7.260
   50             0.47                                        7,733,509              Balloon              7.280
---------------------------------------------------------------------------------------------------------------------
   51             0.47                                        7,583,812              Balloon              6.810
   52             0.46                                        7,604,199              Balloon              7.260
   53             0.44                          (F)           6,733,006              Balloon              8.460
   54             0.43                          (G)           6,535,936              Balloon              7.270
   55             0.43                                        8,000,000              Balloon              7.220
---------------------------------------------------------------------------------------------------------------------
   56             0.43                                        7,047,886              Balloon              7.400
   57             0.41                                        6,689,090              Balloon              7.540
   58             0.41                          (H)           6,145,741              Balloon              7.440
   59             0.41                          (I)           6,212,538              Balloon              7.820
  59a             0.10
---------------------------------------------------------------------------------------------------------------------
  59b             0.05
  59c             0.08
  59d             0.05
  59e             0.07
  59f             0.06
---------------------------------------------------------------------------------------------------------------------
   60             0.39                                        6,485,979              Balloon              7.720
   61             0.37                                        5,727,729              Balloon              7.740
   62             0.36                                        5,955,923          Hyperamortizing          7.150
  62a             0.10
  62b             0.23
---------------------------------------------------------------------------------------------------------------------
  62c             0.04
   63             0.35                                        5,712,289              Balloon              7.320
   64             0.35                                                -         Fully Amortizing          6.170
   65             0.35                                        5,727,669              Balloon              7.390
   66             0.35                                        5,714,815              Balloon              7.295
---------------------------------------------------------------------------------------------------------------------
   67             0.35                          (J)           5,696,592              Balloon              7.480
   68             0.33                                        5,250,452              Balloon              7.130
   69             0.31                          (H)           4,726,827              Balloon              7.540
   70             0.31                          (K)           4,953,436              Balloon              7.320
   71             0.30                                                -         Fully Amortizing          7.160
---------------------------------------------------------------------------------------------------------------------
   72             0.30                                        4,420,112              Balloon              7.150
  72a             0.12
  72b             0.10
  72c             0.08
   73             0.29                                        4,773,943              Balloon              6.930
---------------------------------------------------------------------------------------------------------------------
   74             0.29                                        4,404,889              Balloon              7.210
   75             0.29              (3)         (C)           4,462,506              Balloon              8.090
   76             0.29                                        4,387,125              Balloon              7.500
   77             0.29                                        4,499,209              Balloon              8.360
   78             0.29                                        4,661,060              Balloon              6.950
---------------------------------------------------------------------------------------------------------------------
   79             0.29                                        4,636,076              Balloon              6.970
   80             0.28                          (G)           4,626,194              Balloon              7.390
   81             0.28                                        4,265,189          Hyperamortizing          7.050
   82             0.27                                        4,478,447              Balloon              7.100
   83             0.27                                        4,468,179              Balloon              7.950
---------------------------------------------------------------------------------------------------------------------
   84             0.27                                        4,304,645              Balloon              7.140
   85             0.27                                        4,370,287              Balloon              7.070
   86             0.27                                                -         Fully Amortizing          7.200
   87             0.26                                        4,261,770              Balloon              7.040
   88             0.26                                        4,240,407              Balloon              7.090
---------------------------------------------------------------------------------------------------------------------
   89             0.26                                        4,202,456              Balloon              7.140
   90             0.25                                        4,145,042              Balloon              7.040
   91             0.25                                        3,952,923              Balloon              7.060
   92             0.25                                        3,645,279              Balloon              7.280
   93             0.24                                        3,994,540              Balloon              7.160
---------------------------------------------------------------------------------------------------------------------
   94             0.24                                        3,934,973              Balloon              7.100
   95             0.24                                        3,925,182              Balloon              7.000
  95a             0.11
  95b             0.13
   96             0.24                                        3,972,873              Balloon              7.460
---------------------------------------------------------------------------------------------------------------------
   97             0.24                                        3,941,862              Balloon              7.160
   98             0.24                                        3,649,884              Balloon              7.440
   99             0.24                                        3,878,645              Balloon              7.190
  100             0.24                                        2,133,957              Balloon              7.410
  101             0.24                                                -         Fully Amortizing          7.300
---------------------------------------------------------------------------------------------------------------------
  102             0.24                          (H)           3,555,286              Balloon              7.440
  103             0.23                          (L)           3,077,913              Balloon              7.750
  103a            0.03
  103b            0.02
  103c            0.02
---------------------------------------------------------------------------------------------------------------------
  103d            0.02
  103e            0.03
  103f            0.02
  103g            0.03
  103h            0.02
---------------------------------------------------------------------------------------------------------------------
  103i            0.03
  104             0.23                                        3,424,103              Balloon              6.490
  105             0.23                                        3,519,939              Balloon              7.360
  106             0.23                          (K)           3,420,505              Balloon              7.420
  106a            0.06
---------------------------------------------------------------------------------------------------------------------
  106b            0.04
  106c            0.05
  106d            0.06
  106e            0.02
  107             0.23                                        3,405,291          Hyperamortizing          7.440
---------------------------------------------------------------------------------------------------------------------
  108             0.23                          (M)           3,665,446              Balloon              7.020
  109             0.22                                        3,591,728              Balloon              7.480
  110             0.22                                        3,494,475              Balloon              6.600
  111             0.21                                        3,210,663              Balloon              7.110
  112             0.21                                        3,474,620              Balloon              6.840
---------------------------------------------------------------------------------------------------------------------
  113             0.21                                        3,500,214              Balloon              7.120
  114             0.21                          (E)           3,482,337              Balloon              7.310
  115             0.21                                        3,428,863              Balloon              6.820
  116             0.21                                        3,018,862              Balloon              6.900
  117             0.21                          (I)           3,137,025              Balloon              7.820
---------------------------------------------------------------------------------------------------------------------
  117a            0.05
  117b            0.16
  118             0.20                                                -         Fully Amortizing          7.490
  119             0.20                                                -         Fully Amortizing          7.400
  120             0.20                                        3,051,061              Balloon              7.550
---------------------------------------------------------------------------------------------------------------------
  121             0.20                          (N)           3,314,590              Balloon              7.610
  122             0.20                                        3,244,711              Balloon              7.210
  123             0.20                                                -         Fully Amortizing          7.230
  124             0.20                                        3,009,482              Balloon              7.540
  125             0.20                                        3,172,814              Balloon              6.970
---------------------------------------------------------------------------------------------------------------------
  126             0.20                                                -         Fully Amortizing          7.530
  127             0.20                                                -         Fully Amortizing          7.630
  128             0.19                                        3,132,888              Balloon              7.010
  129             0.19                                        3,148,345              Balloon              7.100
  129a            0.13
---------------------------------------------------------------------------------------------------------------------
  129b            0.06
  130             0.19                                        3,152,761              Balloon              7.150
  131             0.19                                        2,829,212              Balloon              6.980
  132             0.19              (3)         (C)           2,892,365              Balloon              8.090
  133             0.19                                        3,011,857              Balloon              7.120
---------------------------------------------------------------------------------------------------------------------
  134             0.19                                        2,651,486              Balloon              7.620
  135             0.19                                        2,864,810              Balloon              7.830
  136             0.19                                        2,319,917              Balloon              8.832
  137             0.19                          (O)           2,746,564              Balloon              7.055
  138             0.19                          (N)           3,068,537              Balloon              7.530
---------------------------------------------------------------------------------------------------------------------
  139             0.19                                        3,006,602          Hyperamortizing          6.950
  140             0.18                                        3,035,413              Balloon              7.330
  141             0.18                                                -         Fully Amortizing          7.930
  142             0.18                                        2,957,699              Balloon              7.170
  143             0.17                                                -         Fully Amortizing          6.830
---------------------------------------------------------------------------------------------------------------------
  144             0.17                                        2,541,108              Balloon              8.565
  145             0.17                                        2,570,117              Balloon              7.130
  146             0.17                                                -         Fully Amortizing          7.500
  147             0.17                                                -         Fully Amortizing          6.830
  148             0.17                                        2,617,384              Balloon              7.940
---------------------------------------------------------------------------------------------------------------------
  149             0.17                                        2,562,532              Balloon              7.470
  149a            0.08
  149b            0.08
  150             0.17                                        2,521,525              Balloon              7.260
  151             0.17                                        2,513,141          Hyperamortizing          7.430
---------------------------------------------------------------------------------------------------------------------
  152             0.17                                        2,685,991              Balloon              7.360
  153             0.17                          (P)           2,718,418              Balloon              7.200
  154             0.16                                        2,832,098              Balloon              6.940
  155             0.16                                        2,643,638              Balloon              7.070
  156             0.16                                        2,556,442              Balloon              6.160
---------------------------------------------------------------------------------------------------------------------
  157             0.16                                        2,483,382              Balloon              6.790
  158             0.16                                        2,650,913              Balloon              7.500
  159             0.16                                        2,635,144              Balloon              7.260
  160             0.16                                        2,428,489              Balloon              7.380
  161             0.16                                                -         Fully Amortizing          7.650
---------------------------------------------------------------------------------------------------------------------
  162             0.16                                        2,482,059              Balloon              8.120
  163             0.16                                        2,657,900              Balloon              7.810
  164             0.16                                        2,610,008              Balloon              7.550
  165             0.16                                                -         Fully Amortizing          7.080
  166             0.16                                        2,544,413              Balloon              7.220
---------------------------------------------------------------------------------------------------------------------
  167             0.15                                        2,535,207              Balloon              7.350
  168             0.15                                        2,324,972              Balloon              7.630
  169             0.15                                                -         Fully Amortizing          7.590
  170             0.15                                        2,270,878              Balloon              7.450
  171             0.15                                        2,250,239              Balloon              7.150
---------------------------------------------------------------------------------------------------------------------
  172             0.15                                                -         Fully Amortizing          8.270
  173             0.15                          (Q)           2,462,214              Balloon              8.030
  173a            0.02
  173b            0.02
  173c            0.02
---------------------------------------------------------------------------------------------------------------------
  173d            0.02
  173e            0.02
  173f            0.03
  174             0.15              (5)         (P)           2,361,455              Balloon              6.830
  175             0.14                                                -         Fully Amortizing          7.670
---------------------------------------------------------------------------------------------------------------------
  176             0.14                          (L)           2,502,864              Balloon              7.420
  177             0.14                          (F)           2,187,469              Balloon              7.820
  178             0.14                                        2,039,157              Balloon              7.040
  179             0.14                                        2,141,261              Balloon              7.320
  180             0.14                                                -         Fully Amortizing          7.680
---------------------------------------------------------------------------------------------------------------------
  181             0.14                                        2,015,666              Balloon              7.360
  182             0.14                                        2,237,380              Balloon              7.120
  183             0.14                                        2,070,367              Balloon              7.880
  184             0.13                                        2,198,594              Balloon              7.320
  185             0.13                                                -         Fully Amortizing          7.700
---------------------------------------------------------------------------------------------------------------------
  186             0.13                          (L)           2,056,964              Balloon              7.960
  186a            0.07
  186b            0.03
  186c            0.03
  187             0.13                                        2,165,078              Balloon              7.350
---------------------------------------------------------------------------------------------------------------------
  188             0.13                                                -         Fully Amortizing          7.390
  189             0.13                          (Q)           2,171,226              Balloon              8.030
  189a            0.02
  189b            0.03
  189c            0.02
---------------------------------------------------------------------------------------------------------------------
  189d            0.03
  189e            0.03
  190             0.13              (5)         (P)           2,083,637              Balloon              6.830
  191             0.13                                        1,635,554              Balloon              7.630
  191a            0.08
---------------------------------------------------------------------------------------------------------------------
  191b            0.05
  192             0.13                                        1,895,627              Balloon              7.160
  193             0.13                                        2,089,249              Balloon              7.160
  193a            0.09
  193b            0.03
---------------------------------------------------------------------------------------------------------------------
  194             0.13                          (O)           1,940,902              Balloon              7.620
  195             0.13                                        2,074,051              Balloon              7.280
  196             0.12                                        1,849,546              Balloon              7.170
  197             0.12                                        2,016,767              Balloon              7.200
  198             0.12                                        1,820,148              Balloon              7.230
---------------------------------------------------------------------------------------------------------------------
  199             0.12                                        2,009,509              Balloon              7.060
  200             0.12                          (O)           1,848,543              Balloon              7.140
  201             0.12                                        1,822,639              Balloon              7.280
  202             0.12                                        2,004,427              Balloon              7.380
  203             0.12                                        1,994,728              Balloon              7.630
---------------------------------------------------------------------------------------------------------------------
  204             0.12                                        1,935,746              Balloon              7.110
  205             0.12                                        1,776,820              Balloon              7.300
  205a            0.03
  205b            0.05
  205c            0.03
---------------------------------------------------------------------------------------------------------------------
  205d            0.01
  206             0.12                                        1,916,537              Balloon              6.950
  207             0.12                          (L)           1,977,490              Balloon              7.460
  208             0.12                                        1,909,258              Balloon              7.240
  209             0.12                                        1,884,865              Balloon              7.190
---------------------------------------------------------------------------------------------------------------------
  210             0.11                                        1,465,656              Balloon              7.210
  211             0.11                                        1,757,194              Balloon              7.940
  212             0.11                                        1,690,793              Balloon              7.210
  213             0.11                          (S)                   -         Fully Amortizing          7.510
  214             0.11                                        1,635,314              Balloon              7.760
---------------------------------------------------------------------------------------------------------------------
  215             0.11                                        1,812,105              Balloon              7.240
  216             0.11                          (L)           1,469,004              Balloon              7.750
  216a            0.04
  216b            0.04
  216c            0.04
---------------------------------------------------------------------------------------------------------------------
  217             0.11                                        1,704,299              Balloon              7.780
  218             0.11                                        1,696,630              Balloon              7.710
  219             0.11                                        1,792,768              Balloon              7.280
  220             0.11                                        1,751,164              Balloon              7.150
  221             0.11                                                -         Fully Amortizing          7.730
---------------------------------------------------------------------------------------------------------------------
  222             0.11                                                -         Fully Amortizing          7.640
  223             0.11                                        1,644,174              Balloon              7.900
  224             0.11                                        1,367,844              Balloon              7.120
  225             0.11                                        1,686,792              Balloon              7.790
  226             0.11                                        1,371,797              Balloon              7.230
---------------------------------------------------------------------------------------------------------------------
  227             0.11                                        1,737,571              Balloon              7.630
  228             0.10                                                -         Fully Amortizing          7.430
  229             0.10                                        1,588,610              Balloon              7.600
  230             0.10              (6)         (X)           1,550,790              Balloon              7.140
  231             0.10                                        1,688,353              Balloon              7.310
---------------------------------------------------------------------------------------------------------------------
  232             0.10                                                -         Fully Amortizing          6.770
  233             0.10                                        1,587,298              Balloon              7.470
  234             0.10                                                -         Fully Amortizing          7.720
  235             0.10                          (T)                   -         Fully Amortizing          7.050
  236             0.10                                        1,591,436              Balloon              7.530
---------------------------------------------------------------------------------------------------------------------
  237             0.10                                        1,576,870              Balloon              7.170
  238             0.10                                        1,567,149              Balloon              6.930
  239             0.10                                        1,577,756              Balloon              7.180
  240             0.10                                                -         Fully Amortizing          7.840
  241             0.09                          (T)                   -         Fully Amortizing          7.030
---------------------------------------------------------------------------------------------------------------------
  242             0.09                                        1,469,182              Balloon              8.380
  243             0.09                                        1,540,947              Balloon              7.140
  244             0.09                                        1,395,944              Balloon              6.910
  245             0.09                          (P)           1,534,591              Balloon              7.200
  246             0.09                                        1,394,108              Balloon              7.810
---------------------------------------------------------------------------------------------------------------------
  247             0.09                                        1,367,766              Balloon              7.180
  248             0.09                                                -         Fully Amortizing          7.860
  249             0.09                                                -         Fully Amortizing          7.710
  250             0.09                          (U)           1,484,803              Balloon              7.270
  251             0.09                                                -         Fully Amortizing          7.790
---------------------------------------------------------------------------------------------------------------------
  252             0.09                                                -         Fully Amortizing          6.970
  253             0.09                                                -         Fully Amortizing          7.660
  254             0.09                                        1,024,509              Balloon              7.440
  255             0.09                                                -         Fully Amortizing          8.020
  256             0.09              (7)         (V)                   -         Fully Amortizing          7.090
---------------------------------------------------------------------------------------------------------------------
  257             0.09                                        1,092,921              Balloon              7.430
  258             0.09                                        1,296,073              Balloon              7.400
  259             0.09              (8)         (K)           1,383,158              Balloon              7.320
  260             0.09                                        1,314,190              Balloon              7.870
  261             0.09                                        1,397,919              Balloon              7.060
---------------------------------------------------------------------------------------------------------------------
  262             0.08                                                -         Fully Amortizing          7.110
  263             0.08                                        1,371,657          Hyperamortizing          7.560
  264             0.08                                                -         Fully Amortizing          7.930
  265             0.08                                        1,243,484              Balloon              7.080
  266             0.08                          (H)           1,244,554              Balloon              7.440
---------------------------------------------------------------------------------------------------------------------
  267             0.08                                        1,317,872              Balloon              7.270
  268             0.08                                        1,293,769              Balloon              7.220
  269             0.08                                        1,053,497          Hyperamortizing          8.440
  270             0.08                          (L)           1,216,674              Balloon              7.440
  271             0.08                                        1,208,048              Balloon              7.890
---------------------------------------------------------------------------------------------------------------------
  272             0.08                          (W)                   -         Fully Amortizing          6.840
  273             0.08                                        1,016,703              Balloon              7.460
  274             0.08                                        1,297,172              Balloon              7.320
  275             0.08                                        1,199,594              Balloon              7.530
  276             0.08                                        1,202,995              Balloon              7.630
---------------------------------------------------------------------------------------------------------------------
  277             0.08                                                -         Fully Amortizing          7.950
  278             0.08                                                -         Fully Amortizing          7.690
  279             0.08                                                -         Fully Amortizing          7.790
  280             0.08                          (O)           1,137,219              Balloon              7.155
  281             0.08                                        1,124,773              Balloon              7.140
---------------------------------------------------------------------------------------------------------------------
  282             0.08                                        1,229,823              Balloon              7.270
  283             0.07                                                -         Fully Amortizing          7.130
  284             0.07                                                -         Fully Amortizing          7.420
  285             0.07                          (U)           1,105,461              Balloon              7.270
  286             0.07                                        1,083,579              Balloon              7.480
---------------------------------------------------------------------------------------------------------------------
  287             0.07                                        1,193,772              Balloon              7.530
  288             0.07                                        1,103,613              Balloon              7.710
  289             0.07                                        1,109,354              Balloon              7.880
  290             0.07                                                -         Fully Amortizing          8.070
  291             0.07                          (P)           1,163,626              Balloon              7.170
---------------------------------------------------------------------------------------------------------------------
  292             0.07                                        1,173,211              Balloon              7.580
  293             0.07                          (P)           1,160,997              Balloon              7.170
  294             0.07                                        1,164,007              Balloon              7.420
  295             0.07                          (S)                   -         Fully Amortizing          7.530
  296             0.07                                        1,011,257              Balloon              7.360
---------------------------------------------------------------------------------------------------------------------
  297             0.06                                                -        Fully Amortizing           7.660
  298             0.06                          (W)                   -        Fully Amortizing           6.990
  299             0.06                                          955,843              Balloon              7.470
  300             0.06                                                -        Fully Amortizing           8.170
  301             0.06                                                -        Fully Amortizing           6.900
---------------------------------------------------------------------------------------------------------------------
  302             0.06                                          932,682              Balloon              7.450
  303             0.06              (6)         (X)             920,028              Balloon              7.140
  304             0.06                          (J)             969,019              Balloon              7.380
  305             0.06                          (Y)             843,261              Balloon              7.040
  306             0.06                                          886,081              Balloon              7.220
---------------------------------------------------------------------------------------------------------------------
  307             0.06                                          936,496              Balloon              7.340
  308             0.06                                          928,286              Balloon              7.520
  309             0.06                          (P)             920,754              Balloon              7.200
  310             0.05                          (P)             876,909              Balloon              7.200
  311             0.05                                                -         Fully Amortizing          7.780
---------------------------------------------------------------------------------------------------------------------
  312             0.05                                          844,909              Balloon              7.350
  313             0.05                          (Y)             691,507              Balloon              7.090
  314             0.05              (8)         (K)             675,600              Balloon              7.390
  315             0.04                                          671,138              Balloon              8.610
  316             0.04              (7)         (V)                   -         Fully Amortizing          7.090
---------------------------------------------------------------------------------------------------------------------
  317             0.04                          (Z)             597,123              Balloon              6.930
  318             0.03                                          508,474              Balloon              7.540
  319             0.03              (6)         (X)             494,164              Balloon              7.140
  320             0.03                          (Z)             506,099              Balloon              6.930
  321             0.03              (6)         (X)             449,970              Balloon              7.140
---------------------------------------------------------------------------------------------------------------------
  322             0.03                                          465,021              Balloon              7.590

                        FIRST                 INTEREST                                               GRACE
CONTROL     NOTE       PAYMENT                 ACCRUAL                   MONTHLY       PAYMENT      PERIOD
 NUMBER     DATE         DATE                  METHOD                    PAYMENT      FREQUENCY     (DAYS)
----------------------------------------------------------------------------------------------------------------
   1      04/22/98     06/11/98      Actual Days / 360 Year-Days       $1,048,596      Monthly         0
   1a                                                                      12,488                      0
   1b                                                                      29,005                      0
   1c                                                                      14,905                      0
   1d                                                                      70,699                      0
----------------------------------------------------------------------------------------------------------------
   1e                                                                      31,824                      0
   1f                                                                      55,995                      0
   1g                                                                      46,125                      0
   1h                                                                      16,718                      0
   1i                                                                     116,018                      0
----------------------------------------------------------------------------------------------------------------
   1j                                                                       9,567                      0
   1k                                                                      47,334                      0
   1l                                                                      14,704                      0
   1m                                                                         906                      0
   1n                                                                      38,069                      0
----------------------------------------------------------------------------------------------------------------
   1o                                                                      68,886                      0
   1p                                                                      41,090                      0
   1q                                                                       4,834                      0
   1r                                                                      96,279                      0
   1s                                                                       4,633                      0
----------------------------------------------------------------------------------------------------------------
   1t                                                                      49,549                      0
   1u                                                                      24,573                      0
   1v                                                                      28,803                      0
   1w                                                                      65,663                      0
   1x                                                                      21,552                      0
----------------------------------------------------------------------------------------------------------------
   1y                                                                      18,329                      0
   1z                                                                      20,142                      0
  1aa                                                                      13,697                      0
  1bb                                                                      36,659                      0
  1cc                                                                      49,549                      0
----------------------------------------------------------------------------------------------------------------
   2      12/29/97     02/01/98      Actual Days / 360 Year-Days          879,520      Monthly         5
   2a                                                                     236,201                      0
   2b                                                                      30,186                      0
   2c                                                                      40,158                      0
   2d                                                                      33,251                      0
----------------------------------------------------------------------------------------------------------------
   2e                                                                      26,012                      0
   2f                                                                      45,137                      0
   2g                                                                      47,830                      0
   2h                                                                      58,022                      0
   2i                                                                      50,685                      0
----------------------------------------------------------------------------------------------------------------
   2j                                                                     109,136                      0
   2k                                                                      18,253                      0
   2l                                                                      35,994                      0
   2m                                                                      98,235                      0
   2n                                                                      26,927                      0
----------------------------------------------------------------------------------------------------------------
   2o                                                                      23,494                      0
   3      06/29/98     08/11/98      Actual Days / 360 Year-Days          689,148      Monthly         0
   3a                                                                      81,674                      0
   3b                                                                     125,965                      0
   3c                                                                     105,648                      0
----------------------------------------------------------------------------------------------------------------
   3d                                                                     111,743                      0
   3e                                                                      75,579                      0
   3f                                                                      70,703                      0
   3g                                                                      52,824                      0
   3h                                                                      65,014                      0
----------------------------------------------------------------------------------------------------------------
   4      05/14/98     07/11/98      Actual Days / 360 Year-Days          592,148      Monthly         0
   4a                                                                     467,237                      0
   4b                                                                     124,912                      0
   5      10/01/98     11/11/98      Actual Days / 360 Year-Days          268,047      Monthly         0
   6      06/09/98     07/11/98      Actual Days / 360 Year-Days          225,566      Monthly         0
----------------------------------------------------------------------------------------------------------------
   7      08/07/98     10/01/98      Actual Days / 360 Year-Days          177,075      Monthly         0
          05/08/98     07/01/98     30 Month-Days / 360 Year-Days         176,905      Monthly         5
   8                                                                       69,028
   9                                                                       40,584
   10                                                                      26,917
----------------------------------------------------------------------------------------------------------------
   11                                                                      22,685
   12                                                                      17,690
   13     07/22/98     09/01/98      Actual Days / 360 Year-Days          178,194      Monthly         5
          05/08/98     07/01/98     30 Month-Days / 360 Year-Days         156,231      Monthly         5
   14                                                                      47,591
----------------------------------------------------------------------------------------------------------------
   15                                                                      43,151
   16                                                                      31,288
   17                                                                      22,547
   18                                                                      11,655
   19     08/14/98     10/01/98      Actual Days / 360 Year-Days          169,558      Monthly         5
----------------------------------------------------------------------------------------------------------------
   20     09/15/98     11/01/98      Actual Days / 360 Year-Days          141,312      Monthly         5
   21     06/30/98     08/01/98      Actual Days / 360 Year-Days          186,089      Monthly         5
   22     03/09/98     05/01/98      Actual Days / 360 Year-Days          158,801      Monthly         0
   23     12/30/97     02/01/98      Actual Days / 360 Year-Days          161,976      Monthly        10
   24     06/19/97     08/01/97     30 Month-Days / 360 Year-Days         143,435      Monthly        10
----------------------------------------------------------------------------------------------------------------
   25     04/16/98     06/11/98      Actual Days / 360 Year-Days          120,928      Monthly         0
   26     08/20/98     10/01/98      Actual Days / 360 Year-Days          125,993      Monthly         5
  26a                                                                                                  0
  26b                                                                                                  0
  26c                                                                                                  0
----------------------------------------------------------------------------------------------------------------
  26d                                                                                                  0
   27     01/27/98     03/01/98      Actual Days / 360 Year-Days           89,254      Monthly         4
   28     08/20/98     10/01/98      Actual Days / 360 Year-Days           98,228      Monthly         5
   29     07/31/98     09/01/98      Actual Days / 360 Year-Days           96,869      Monthly         5
   30     07/08/98     09/01/98      Actual Days / 360 Year-Days           98,860      Monthly         5
----------------------------------------------------------------------------------------------------------------
   31     08/14/98     10/01/98      Actual Days / 360 Year-Days          103,446      Monthly         5
   32     07/01/98     08/01/98      Actual Days / 360 Year-Days           91,136      Monthly        10
   33     05/21/98     07/01/98      Actual Days / 360 Year-Days           87,840      Monthly        10
   34     07/22/98     09/01/98      Actual Days / 360 Year-Days           92,211      Monthly         5
   35     04/03/98     06/01/98      Actual Days / 360 Year-Days           88,088      Monthly         0
----------------------------------------------------------------------------------------------------------------
   36     04/16/98     06/01/98      Actual Days / 360 Year-Days           84,426      Monthly         0
  36a                                                                                                  0
  36b                                                                                                  0
  36c                                                                                                  0
   37     09/01/98     10/01/98      Actual Days / 360 Year-Days           73,890      Monthly         5
----------------------------------------------------------------------------------------------------------------
   38     08/12/98     10/01/98      Actual Days / 360 Year-Days           74,998      Monthly         5
   39     06/29/98     08/01/98      Actual Days / 360 Year-Days           73,574      Monthly         5
   40     12/04/97     02/01/98     30 Month-Days / 360 Year-Days          72,455      Monthly        10
  40a                                                                                                  0
  40b                                                                                                  0
----------------------------------------------------------------------------------------------------------------
   41     04/30/98     06/01/98      Actual Days / 360 Year-Days           69,098      Monthly         0
   42     06/30/98     08/01/98      Actual Days / 360 Year-Days           88,469      Monthly         5
   43     07/08/98     09/01/98      Actual Days / 360 Year-Days           75,197      Monthly         5
   44     07/31/98     09/01/98      Actual Days / 360 Year-Days           66,458      Monthly         0
   45     04/08/98     05/10/98      Actual Days / 360 Year-Days           64,805      Monthly         0
----------------------------------------------------------------------------------------------------------------
   46     04/06/98     06/01/98      Actual Days / 360 Year-Days           64,485      Monthly         5
   47     05/26/98     07/01/98      Actual Days / 360 Year-Days           66,973      Monthly         4
   48     04/28/98     06/01/98      Actual Days / 360 Year-Days           65,597      Monthly         5
   49     12/15/97     02/01/98      Actual Days / 360 Year-Days           72,148      Monthly         5
   50     06/19/98     08/01/98      Actual Days / 360 Year-Days           60,211      Monthly        10
----------------------------------------------------------------------------------------------------------------
   51     08/05/98     10/01/98      Actual Days / 360 Year-Days           57,036      Monthly         5
   52     08/12/98     10/01/98      Actual Days / 360 Year-Days           59,135      Monthly         5
   53     08/29/97     10/01/97     30 Month-Days / 360 Year-Days          66,145      Monthly        10
   54     07/01/98     08/01/98      Actual Days / 360 Year-Days           58,652      Monthly         5
   55     01/27/98     03/01/98      Actual Days / 360 Year-Days           49,738      Monthly         4
----------------------------------------------------------------------------------------------------------------
   56     05/08/98     06/10/98      Actual Days / 360 Year-Days           55,437      Monthly         0
   57     11/13/97     01/01/98     30 Month-Days / 360 Year-Days          54,051      Monthly        10
   58     08/19/98     10/01/98      Actual Days / 360 Year-Days           55,720      Monthly         0
   59     07/31/98     09/01/98      Actual Days / 360 Year-Days           57,565      Monthly        10
  59a                                                                                                  0
----------------------------------------------------------------------------------------------------------------
  59b                                                                                                  0
  59c                                                                                                  0
  59d                                                                                                  0
  59e                                                                                                  0
  59f                                                                                                  0
----------------------------------------------------------------------------------------------------------------
   60     05/19/98     07/01/98      Actual Days / 360 Year-Days           52,147      Monthly         5
   61     05/29/98     07/01/98      Actual Days / 360 Year-Days           52,827      Monthly         7
   62     04/06/98     06/01/98      Actual Days / 360 Year-Days           45,928      Monthly         0
  62a                                                                                                  0
  62b                                                                                                  0
----------------------------------------------------------------------------------------------------------------
  62c                                                                                                  0
   63     02/17/98     04/01/98      Actual Days / 365 Year-Days           45,337      Monthly         5
   64     09/14/98     11/01/98      Actual Days / 360 Year-Days           47,651      Monthly         5
   65     05/04/98     07/01/98      Actual Days / 360 Year-Days           44,960      Monthly         0
   66     02/27/98     04/01/98      Actual Days / 360 Year-Days           44,540      Monthly         5
----------------------------------------------------------------------------------------------------------------
   67     05/29/98     07/01/98      Actual Days / 360 Year-Days           45,011      Monthly        10
   68     04/03/98     06/01/98     30 Month-Days / 360 Year-Days          41,117      Monthly        10
   69     08/19/98     10/01/98      Actual Days / 360 Year-Days           43,105      Monthly         0
   70     04/24/98     06/01/98     30 Month-Days / 360 Year-Days          39,361      Monthly        10
   71     12/23/97     02/01/98      Actual Days / 360 Year-Days           44,349      Monthly         0
----------------------------------------------------------------------------------------------------------------
   72     08/17/98     10/01/98      Actual Days / 360 Year-Days           39,401      Monthly         5
  72a                                                                                                  0
  72b                                                                                                  0
  72c                                                                                                  0
   73     06/16/98     08/01/98      Actual Days / 360 Year-Days           36,218      Monthly         5
----------------------------------------------------------------------------------------------------------------
   74     07/24/98     09/01/98      Actual Days / 360 Year-Days           39,397      Monthly         5
   75     08/14/98     10/01/98      Actual Days / 360 Year-Days           42,001      Monthly         5
   76     05/08/98     07/01/98      Actual Days / 360 Year-Days           39,906      Monthly         0
   77     02/06/98     04/01/98      Actual Days / 360 Year-Days           42,974      Monthly        10
   78     06/30/98     08/01/98      Actual Days / 360 Year-Days           35,414      Monthly        10
----------------------------------------------------------------------------------------------------------------
   79     08/25/98     10/01/98      Actual Days / 360 Year-Days           35,287      Monthly         5
   80     05/22/98     07/01/98      Actual Days / 360 Year-Days           36,314      Monthly         0
   81     02/23/98     04/01/98     30 Month-Days / 360 Year-Days          35,936      Monthly        10
   82     06/29/98     08/01/98      Actual Days / 360 Year-Days           34,408      Monthly         5
   83     04/15/98     06/01/98      Actual Days / 360 Year-Days           36,514      Monthly         0
----------------------------------------------------------------------------------------------------------------
   84     04/23/98     06/01/98     30 Month-Days / 360 Year-Days          33,737      Monthly        10
   85     02/27/98     04/01/98      Actual Days / 360 Year-Days           33,501      Monthly        10
   86     07/15/98     09/01/98      Actual Days / 360 Year-Days           38,598      Monthly         0
   87     06/16/98     08/01/98      Actual Days / 360 Year-Days           32,598      Monthly         5
   88     09/15/98     11/01/98      Actual Days / 360 Year-Days           32,561      Monthly         5
----------------------------------------------------------------------------------------------------------------
   89     05/28/98     07/01/98      Actual Days / 360 Year-Days           32,387      Monthly         5
   90     01/28/98     03/01/98      Actual Days / 360 Year-Days           31,730      Monthly        10
   91     07/31/98     09/01/98     30 Month-Days / 360 Year-Days          30,790      Monthly         5
   92     06/03/98     08/01/98     30 Month-Days / 360 Year-Days          33,338      Monthly        10
   93     03/04/98     05/01/98      Actual Days / 360 Year-Days           30,829      Monthly         5
----------------------------------------------------------------------------------------------------------------
   94     08/18/98     10/01/98      Actual Days / 360 Year-Days           30,241      Monthly         5
   95     07/20/98     09/01/98      Actual Days / 360 Year-Days           29,939      Monthly         0
  95a                                                                                                  0
  95b                                                                                                  0
   96     06/25/98     08/01/98      Actual Days / 360 Year-Days           31,341      Monthly         5
----------------------------------------------------------------------------------------------------------------
   97     05/28/98     07/01/98      Actual Days / 360 Year-Days           30,424      Monthly         0
   98     06/30/98     08/01/98      Actual Days / 360 Year-Days           33,079      Monthly        10
   99     02/27/98     04/01/98     30 Month-Days / 360 Year-Days          30,515      Monthly        10
  100     04/30/98     06/01/98      Actual Days / 360 Year-Days           41,486      Monthly        10
  101     07/29/98     09/01/98      Actual Days / 360 Year-Days           34,910      Monthly         5
----------------------------------------------------------------------------------------------------------------
  102     08/19/98     10/01/98      Actual Days / 360 Year-Days           32,234      Monthly         0
  103     04/27/98     06/01/98      Actual Days / 360 Year-Days           36,122      Monthly         0
  103a                                                                                                 0
  103b                                                                                                 0
  103c                                                                                                 0
----------------------------------------------------------------------------------------------------------------
  103d                                                                                                 0
  103e                                                                                                 0
  103f                                                                                                 0
  103g                                                                                                 0
  103h                                                                                                 0
----------------------------------------------------------------------------------------------------------------
  103i                                                                                                 0
  104     09/09/98     11/01/98      Actual Days / 360 Year-Days           29,344      Monthly         4
  105     02/10/98     04/01/98      Actual Days / 360 Year-Days           31,751      Monthly        10
  106     04/24/98     06/01/98     30 Month-Days / 360 Year-Days          31,553      Monthly        10
  106a                                                                                                 0
----------------------------------------------------------------------------------------------------------------
  106b                                                                                                 0
  106c                                                                                                 0
  106d                                                                                                 0
  106e                                                                                                 0
  107     08/07/98     10/01/98      Actual Days / 360 Year-Days           30,874      Monthly         0
----------------------------------------------------------------------------------------------------------------
  108     07/10/98     09/01/98      Actual Days / 360 Year-Days           27,999      Monthly         0
  109     02/27/98     04/01/98     30 Month-Days / 360 Year-Days          28,891      Monthly        10
  110     09/04/98     11/01/98      Actual Days / 360 Year-Days           25,866      Monthly         5
  111     08/11/98     10/01/98      Actual Days / 360 Year-Days           28,552      Monthly         5
  112     06/30/98     08/01/98      Actual Days / 360 Year-Days           26,184      Monthly        10
----------------------------------------------------------------------------------------------------------------
  113     05/15/98     07/01/98      Actual Days / 360 Year-Days           26,935      Monthly        10
  114     05/29/98     07/01/98      Actual Days / 360 Year-Days           27,176      Monthly         5
  115     07/02/98     09/01/98      Actual Days / 360 Year-Days           25,804      Monthly        10
  116     05/08/98     07/01/98     30 Month-Days / 360 Year-Days          26,966      Monthly         5
  117     07/31/98     09/01/98      Actual Days / 360 Year-Days           29,067      Monthly        10
----------------------------------------------------------------------------------------------------------------
  117a                                                                                                 0
  117b                                                                                                 0
  118     05/11/98     07/01/98      Actual Days / 360 Year-Days           30,589      Monthly        10
  119     07/27/98     09/01/98      Actual Days / 360 Year-Days           30,061      Monthly         5
  120     07/21/98     09/01/98      Actual Days / 360 Year-Days           27,834      Monthly        10
----------------------------------------------------------------------------------------------------------------
  121     02/06/98     04/01/98      Actual Days / 360 Year-Days           26,433      Monthly        10
  122     08/11/98     10/01/98      Actual Days / 360 Year-Days           25,140      Monthly         0
  123     08/14/98     10/01/98      Actual Days / 360 Year-Days           29,199      Monthly         5
  124     07/17/98     09/01/98      Actual Days / 360 Year-Days           27,439      Monthly        10
  125     01/07/98     03/01/98     30 Month-Days / 360 Year-Days          24,542      Monthly        10
----------------------------------------------------------------------------------------------------------------
  126     07/10/98     09/01/98      Actual Days / 360 Year-Days           29,922      Monthly         0
  127     08/21/98     10/01/98      Actual Days / 360 Year-Days           29,861      Monthly         0
  128     02/06/98     04/01/98     30 Month-Days / 360 Year-Days          24,308      Monthly        10
  129     09/04/98     11/01/98      Actual Days / 360 Year-Days           24,193      Monthly         0
  129a                                                                                                 0
----------------------------------------------------------------------------------------------------------------
  129b                                                                                                 0
  130     03/16/98     05/01/98      Actual Days / 360 Year-Days           24,315      Monthly         4
  131     02/25/98     04/01/98     30 Month-Days / 360 Year-Days          25,398      Monthly        10
  132     08/14/98     10/01/98      Actual Days / 360 Year-Days           27,223      Monthly         5
  133     03/10/98     05/01/98     30 Month-Days / 360 Year-Days          23,568      Monthly        10
----------------------------------------------------------------------------------------------------------------
  134     12/12/97     02/01/98     30 Month-Days / 360 Year-Days          24,761      Monthly        10
  135     02/27/98     04/01/98      Actual Days / 360 Year-Days           26,621      Monthly         5
  136     05/20/97     07/01/97     30 Month-Days / 360 Year-Days          29,177      Monthly        10
  137     03/19/98     05/01/98     30 Month-Days / 360 Year-Days          24,771      Monthly        10
  138     05/08/98     07/01/98      Actual Days / 360 Year-Days           24,334      Monthly         5
----------------------------------------------------------------------------------------------------------------
  139     06/30/98     08/01/98      Actual Days / 360 Year-Days           22,844      Monthly         0
  140     04/30/98     07/01/98      Actual Days / 360 Year-Days           23,723      Monthly         5
  141     05/29/98     07/01/98      Actual Days / 360 Year-Days           28,538      Monthly         0
  142     02/02/98     04/01/98      Actual Days / 360 Year-Days           22,841      Monthly         5
  143     08/31/98     10/01/98      Actual Days / 360 Year-Days           24,790      Monthly         0
----------------------------------------------------------------------------------------------------------------
  144     07/21/97     09/01/97     30 Month-Days / 360 Year-Days          25,120      Monthly        10
  145     08/17/98     10/01/98      Actual Days / 360 Year-Days           22,883      Monthly         5
  146     12/10/97     02/01/98    Actual Days / Actual Year-Days          26,182      Monthly        10
  147     07/10/98     09/01/98     30 Month-Days / 360 Year-Days          28,548      Monthly        10
  148     03/31/98     05/01/98      Actual Days / 360 Year-Days           24,417      Monthly        10
----------------------------------------------------------------------------------------------------------------
  149     05/21/98     07/01/98      Actual Days / 360 Year-Days           23,268      Monthly        10
  149a                                                                                                 0
  149b                                                                                                 0
  150     08/12/98     10/01/98      Actual Days / 360 Year-Days           22,622      Monthly         0
  151     07/22/98     09/01/98      Actual Days / 360 Year-Days           22,768      Monthly         5
----------------------------------------------------------------------------------------------------------------
  152     02/05/98     04/01/98     30 Month-Days / 360 Year-Days          21,448      Monthly        10
  153     03/25/98     05/01/98      Actual Days / 360 Year-Days           21,042      Monthly         5
  154     03/18/98     05/01/98      Actual Days / 360 Year-Days           20,367      Monthly        10
  155     03/24/98     05/01/98      Actual Days / 360 Year-Days           20,268      Monthly        10
  156     09/09/98     11/01/98      Actual Days / 360 Year-Days           18,296      Monthly         5
----------------------------------------------------------------------------------------------------------------
  157     08/20/98     10/01/98      Actual Days / 360 Year-Days           19,538      Monthly        10
  158     05/01/98     07/01/98      Actual Days / 360 Year-Days           20,976      Monthly        10
  159     04/16/98     06/01/98      Actual Days / 360 Year-Days           20,486      Monthly         0
  160     05/20/98     07/01/98      Actual Days / 360 Year-Days           21,936      Monthly         5
  161     07/01/98     08/01/98      Actual Days / 360 Year-Days           24,654      Monthly         0
----------------------------------------------------------------------------------------------------------------
  162     03/11/98     05/01/98      Actual Days / 360 Year-Days           23,393      Monthly         5
  163     07/13/98     09/01/98      Actual Days / 360 Year-Days           21,509      Monthly         0
  164     05/06/98     07/01/98      Actual Days / 360 Year-Days           20,728      Monthly         0
  165     08/24/98     10/01/98      Actual Days / 360 Year-Days           22,974      Monthly         5
  166     02/27/98     04/01/98     30 Month-Days / 360 Year-Days          20,064      Monthly        10
----------------------------------------------------------------------------------------------------------------
  167     05/22/98     07/01/98      Actual Days / 360 Year-Days           19,842      Monthly         5
  168     02/05/98     04/01/98      Actual Days / 360 Year-Days           21,303      Monthly        10
  169     05/28/98     07/01/98      Actual Days / 360 Year-Days           23,108      Monthly         5
  170     08/07/98     10/01/98      Actual Days / 360 Year-Days           20,601      Monthly         5
  171     08/11/98     10/01/98      Actual Days / 360 Year-Days           20,059      Monthly        10
----------------------------------------------------------------------------------------------------------------
  172     10/31/97     12/01/97     30 Month-Days / 360 Year-Days          23,893      Monthly        10
  173     04/09/98     06/01/98      Actual Days / 360 Year-Days           20,236      Monthly        10
  173a                                                                                                 0
  173b                                                                                                 0
  173c                                                                                                 0
----------------------------------------------------------------------------------------------------------------
  173d                                                                                                 0
  173e                                                                                                 0
  173f                                                                                                 0
  174     08/27/98     10/01/98      Actual Days / 360 Year-Days           17,787      Monthly         5
  175     08/20/98     10/01/98      Actual Days / 360 Year-Days           22,217      Monthly         5
----------------------------------------------------------------------------------------------------------------
  176     03/02/98     05/01/98      Actual Days / 360 Year-Days           18,731      Monthly        10
  177     03/06/98     05/01/98     30 Month-Days / 360 Year-Days          20,678      Monthly        10
  178     07/28/98     09/01/98      Actual Days / 360 Year-Days           17,769      Monthly         5
  179     05/06/98     07/01/98      Actual Days / 360 Year-Days           19,274      Monthly         5
  180     07/23/98     09/01/98      Actual Days / 360 Year-Days           21,619      Monthly         0
----------------------------------------------------------------------------------------------------------------
  181     05/27/98     07/01/98     30 Month-Days / 360 Year-Days          19,256      Monthly        10
  182     02/26/98     04/01/98     30 Month-Days / 360 Year-Days          17,508      Monthly        10
  183     07/09/98     09/01/98      Actual Days / 360 Year-Days           19,250      Monthly         0
  184     08/03/98     10/01/98      Actual Days / 360 Year-Days           17,173      Monthly        10
  185     06/02/98     08/01/98      Actual Days / 360 Year-Days           20,623      Monthly         0
----------------------------------------------------------------------------------------------------------------
  186     01/23/98     03/01/98      Actual Days / 360 Year-Days           19,229      Monthly         0
  186a                                                                                                 0
  186b                                                                                                 0
  186c                                                                                                 0
  187     08/17/98     10/01/98      Actual Days / 360 Year-Days           16,949      Monthly         5
----------------------------------------------------------------------------------------------------------------
  188     08/24/98     10/01/98      Actual Days / 360 Year-Days           19,732      Monthly         0
  189     04/09/98     06/01/98      Actual Days / 360 Year-Days           17,845      Monthly        10
  189a                                                                                                 0
  189b                                                                                                 0
  189c                                                                                                 0
----------------------------------------------------------------------------------------------------------------
  189d                                                                                                 0
  189e                                                                                                 0
  190     08/27/98     10/01/98      Actual Days / 360 Year-Days           15,694      Monthly         7
  191     04/09/98     06/01/98     30 Month-Days / 360 Year-Days          19,525      Monthly         5
  191a                                                                                                 0
----------------------------------------------------------------------------------------------------------------
  191b                                                                                                 0
  192     01/12/98     03/01/98     30 Month-Days / 360 Year-Days          17,208      Monthly        10
  193     03/16/98     05/01/98      Actual Days / 360 Year-Days           16,125      Monthly        15
  193a                                                                                                 0
  193b                                                                                                 0
----------------------------------------------------------------------------------------------------------------
  194     04/14/98     06/01/98      Actual Days / 360 Year-Days           17,774      Monthly        10
  195     04/02/98     06/01/98      Actual Days / 360 Year-Days           16,147      Monthly         0
  196     08/26/98     10/01/98      Actual Days / 360 Year-Days           16,506      Monthly        10
  197     07/24/98     09/01/98      Actual Days / 360 Year-Days           15,612      Monthly         5
  198     06/03/98     08/01/98     30 Month-Days / 360 Year-Days          16,595      Monthly        10
----------------------------------------------------------------------------------------------------------------
  199     03/20/98     05/01/98      Actual Days / 360 Year-Days           15,395      Monthly         5
  200     04/03/98     06/01/98      Actual Days / 360 Year-Days           16,462      Monthly        10
  201     03/17/98     05/01/98     30 Month-Days / 360 Year-Days          16,669      Monthly        10
  202     06/30/98     08/01/98      Actual Days / 360 Year-Days           15,721      Monthly         5
  203     03/26/98     05/01/98      Actual Days / 360 Year-Days           15,933      Monthly        10
----------------------------------------------------------------------------------------------------------------
  204     02/26/98     04/01/98     30 Month-Days / 360 Year-Days          15,136      Monthly        10
  205     06/08/98     08/01/98      Actual Days / 360 Year-Days           15,973      Monthly        10
  205a                                                                                                 0
  205b                                                                                                 0
  205c                                                                                                 0
----------------------------------------------------------------------------------------------------------------
  205d                                                                                                 0
  206     03/19/98     05/01/98      Actual Days / 360 Year-Days           14,563      Monthly        10
  207     02/06/98     04/01/98      Actual Days / 360 Year-Days           15,323      Monthly        10
  208     03/05/98     05/01/98      Actual Days / 360 Year-Days           14,823      Monthly         0
  209     03/13/98     05/01/98      Actual Days / 360 Year-Days           14,579      Monthly        10
----------------------------------------------------------------------------------------------------------------
  210     08/12/98     10/01/98      Actual Days / 360 Year-Days           16,839      Monthly         5
  211     05/04/98     07/01/98      Actual Days / 360 Year-Days           16,394      Monthly         5
  212     08/04/98     10/01/98      Actual Days / 360 Year-Days           15,125      Monthly         5
  213     08/19/98     10/01/98      Actual Days / 360 Year-Days           17,070      Monthly         5
  214     07/24/98     09/01/98      Actual Days / 360 Year-Days           16,338      Monthly         0
----------------------------------------------------------------------------------------------------------------
  215     04/06/98     06/01/98     30 Month-Days / 360 Year-Days          14,311      Monthly        10
  216     04/27/98     06/01/98      Actual Days / 360 Year-Days           17,240      Monthly         0
  216a                                                                                                 0
  216b                                                                                                 0
  216c                                                                                                 0
----------------------------------------------------------------------------------------------------------------
  217     04/28/98     06/01/98      Actual Days / 360 Year-Days           15,752      Monthly         9
  218     06/17/98     08/01/98      Actual Days / 360 Year-Days           15,619      Monthly         5
  219     06/09/98     08/01/98      Actual Days / 360 Year-Days           13,958      Monthly         0
  220     08/14/98     10/01/98      Actual Days / 360 Year-Days           13,508      Monthly        10
  221     08/04/98     10/01/98      Actual Days / 360 Year-Days           16,532      Monthly         0
----------------------------------------------------------------------------------------------------------------
  222     08/21/98     10/01/98      Actual Days / 360 Year-Days           16,420      Monthly         0
  223     05/21/98     07/01/98      Actual Days / 360 Year-Days           15,304      Monthly         5
  224     06/16/98     08/01/98      Actual Days / 360 Year-Days           15,650      Monthly         5
  225     05/13/98     07/01/98      Actual Days / 360 Year-Days           14,654      Monthly        10
  226     01/08/98     03/01/98      Actual Days / 360 Year-Days           15,783      Monthly        10
----------------------------------------------------------------------------------------------------------------
  227     05/01/98     07/01/98      Actual Days / 360 Year-Days           13,880      Monthly        10
  228     01/20/98     03/01/98     30 Month-Days / 360 Year-Days          18,461      Monthly         5
  229     08/17/98     10/01/98      Actual Days / 360 Year-Days           14,537      Monthly         0
  230     09/04/98     11/01/98      Actual Days / 360 Year-Days           13,814      Monthly         5
  231     07/16/98     09/01/98      Actual Days / 360 Year-Days           13,176      Monthly         0
----------------------------------------------------------------------------------------------------------------
  232     08/24/98     10/01/98     30 Month-Days / 360 Year-Days          14,365      Monthly         5
  233     06/05/98     08/01/98     30 Month-Days / 360 Year-Days          12,758      Monthly         5
  234     06/16/98     08/01/98      Actual Days / 360 Year-Days           15,078      Monthly         0
  235     05/28/98     07/01/98     30 Month-Days / 360 Year-Days          14,507      Monthly         0
  236     08/03/98     10/01/98      Actual Days / 360 Year-Days           12,623      Monthly         5
----------------------------------------------------------------------------------------------------------------
  237     08/21/98     10/01/98      Actual Days / 360 Year-Days           12,182      Monthly         5
  238     07/31/98     09/01/98      Actual Days / 360 Year-Days           11,891      Monthly         5
  239     06/04/98     08/01/98      Actual Days / 360 Year-Days           12,194      Monthly         0
  240     06/09/98     08/01/98      Actual Days / 360 Year-Days           15,007      Monthly         0
  241     04/08/98     06/01/98     30 Month-Days / 360 Year-Days          14,175      Monthly         0
----------------------------------------------------------------------------------------------------------------
  242     06/30/98     08/01/98      Actual Days / 360 Year-Days           14,050      Monthly         5
  243     03/12/98     05/01/98      Actual Days / 360 Year-Days           11,875      Monthly         5
  244     08/28/98     10/01/98      Actual Days / 360 Year-Days           12,268      Monthly         5
  245     03/25/98     05/01/98      Actual Days / 360 Year-Days           11,879      Monthly         5
  246     06/18/98     08/01/98      Actual Days / 360 Year-Days           12,908      Monthly         5
----------------------------------------------------------------------------------------------------------------
  247     05/06/98     07/01/98      Actual Days / 360 Year-Days           12,211      Monthly         5
  248     06/08/98     08/01/98      Actual Days / 360 Year-Days           14,194      Monthly         0
  249     06/15/98     08/01/98      Actual Days / 360 Year-Days           14,035      Monthly         0
  250     06/17/98     08/01/98      Actual Days / 360 Year-Days           11,552      Monthly         5
  251     07/24/98     09/01/98      Actual Days / 360 Year-Days           13,911      Monthly         0
----------------------------------------------------------------------------------------------------------------
  252     03/04/98     05/01/98      Actual Days / 360 Year-Days           13,671      Monthly         5
  253     06/15/98     08/01/98      Actual Days / 360 Year-Days           13,570      Monthly         0
  254     02/06/98     04/01/98     30 Month-Days / 360 Year-Days          12,129      Monthly        10
  255     06/01/98     07/01/98     30 Month-Days / 360 Year-Days          14,457      Monthly        10
  256     07/08/98     09/01/98      Actual Days / 360 Year-Days           12,687      Monthly         5
----------------------------------------------------------------------------------------------------------------
  257     05/05/98     07/01/98     30 Month-Days / 360 Year-Days          12,933      Monthly        10
  258     07/02/98     09/01/98      Actual Days / 360 Year-Days           11,719      Monthly         5
  259     04/24/98     06/01/98     30 Month-Days / 360 Year-Days          10,991      Monthly        10
  260     05/18/98     07/01/98      Actual Days / 360 Year-Days           12,212      Monthly         0
  261     03/13/98     05/01/98      Actual Days / 360 Year-Days           10,709      Monthly         0
----------------------------------------------------------------------------------------------------------------
  262     06/03/98     08/01/98     30 Month-Days / 360 Year-Days          12,332      Monthly         0
  263     07/28/98     09/01/98      Actual Days / 360 Year-Days           10,902      Monthly         0
  264     04/30/98     07/01/98      Actual Days / 360 Year-Days           12,897      Monthly         0
  265     02/13/98     04/01/98      Actual Days / 360 Year-Days           11,034      Monthly        10
  266     08/19/98     10/01/98      Actual Days / 360 Year-Days           11,284      Monthly         0
----------------------------------------------------------------------------------------------------------------
  267     06/30/98     08/01/98      Actual Days / 360 Year-Days           10,253      Monthly         0
  268     04/02/98     06/01/98     30 Month-Days / 360 Year-Days          10,202      Monthly        10
  269     06/17/98     08/01/98      Actual Days / 360 Year-Days           13,072      Monthly         0
  270     04/24/98     06/01/98      Actual Days / 360 Year-Days           11,026      Monthly        10
  271     02/12/98     04/01/98     30 Month-Days / 360 Year-Days          11,468      Monthly        10
----------------------------------------------------------------------------------------------------------------
  272     04/09/98     06/01/98     30 Month-Days / 360 Year-Days          13,479      Monthly         5
  273     12/22/97     02/01/98     30 Month-Days / 360 Year-Days          12,047      Monthly        10
  274     08/24/98     10/01/98      Actual Days / 360 Year-Days           10,132      Monthly         0
  275     06/30/98     08/01/98      Actual Days / 360 Year-Days           10,929      Monthly        10
  276     05/04/98     07/01/98      Actual Days / 360 Year-Days           11,025      Monthly         5
----------------------------------------------------------------------------------------------------------------
  277     06/19/98     08/01/98      Actual Days / 360 Year-Days           12,295      Monthly         0
  278     07/24/98     09/01/98      Actual Days / 360 Year-Days           12,033      Monthly         0
  279     06/30/98     08/01/98      Actual Days / 360 Year-Days           12,044      Monthly         0
  280     02/18/98     04/01/98     30 Month-Days / 360 Year-Days          10,320      Monthly        10
  281     08/25/98     10/01/98      Actual Days / 360 Year-Days           10,020      Monthly         5
----------------------------------------------------------------------------------------------------------------
  282     07/09/98     09/01/98      Actual Days / 360 Year-Days            9,569      Monthly         5
  283     08/31/98     10/01/98      Actual Days / 360 Year-Days           12,767      Monthly         0
  284     07/13/98     09/01/98     30 Month-Days / 360 Year-Days          11,210      Monthly         5
  285     06/17/98     08/01/98      Actual Days / 360 Year-Days            9,920      Monthly         5
  286     06/19/98     08/01/98     30 Month-Days / 360 Year-Days          10,033      Monthly         5
----------------------------------------------------------------------------------------------------------------
  287     07/30/98     09/01/98      Actual Days / 360 Year-Days            9,467      Monthly         0
  288     07/15/98     09/01/98      Actual Days / 360 Year-Days           10,162      Monthly         5
  289     06/09/98     08/01/98      Actual Days / 360 Year-Days           10,312      Monthly         5
  290     05/26/98     07/01/98      Actual Days / 360 Year-Days           11,351      Monthly         0
  291     03/26/98     05/01/98      Actual Days / 360 Year-Days            8,987      Monthly         5
----------------------------------------------------------------------------------------------------------------
  292     03/31/98     05/01/98      Actual Days / 360 Year-Days            9,337      Monthly         4
  293     03/26/98     05/01/98      Actual Days / 360 Year-Days            8,967      Monthly         5
  294     07/30/98     09/01/98      Actual Days / 360 Year-Days            9,157      Monthly         5
  295     08/21/98     10/01/98      Actual Days / 360 Year-Days           10,583      Monthly         0
  296     05/15/98     07/01/98      Actual Days / 360 Year-Days            9,124      Monthly         5
----------------------------------------------------------------------------------------------------------------
  297     07/27/98     09/01/98      Actual Days / 360 Year-Days            9,868      Monthly         0
  298     06/22/98     08/01/98     30 Month-Days / 360 Year-Days           9,193      Monthly         5
  299     02/13/98     04/01/98     30 Month-Days / 360 Year-Days           8,844      Monthly        10
  300     05/15/98     07/01/98      Actual Days / 360 Year-Days           13,102      Monthly         0
  301     06/22/98     08/01/98      Actual Days / 360 Year-Days           10,608      Monthly         0
----------------------------------------------------------------------------------------------------------------
  302     08/19/98     10/01/98      Actual Days / 360 Year-Days            8,461      Monthly         0
  303     09/04/98     11/01/98      Actual Days / 360 Year-Days            8,195      Monthly         5
  304     07/23/98     09/01/98      Actual Days / 360 Year-Days            7,601      Monthly        10
  305     07/28/98     09/01/98      Actual Days / 360 Year-Days            7,348      Monthly         5
  306     07/15/98     09/01/98      Actual Days / 360 Year-Days            7,930      Monthly        10
----------------------------------------------------------------------------------------------------------------
  307     06/09/98     08/01/98      Actual Days / 360 Year-Days            7,323      Monthly         5
  308     05/18/98     07/01/98      Actual Days / 360 Year-Days            7,356      Monthly         5
  309     03/25/98     05/01/98      Actual Days / 360 Year-Days            7,127      Monthly         0
  310     03/25/98     05/01/98      Actual Days / 360 Year-Days            6,788      Monthly         5
  311     06/02/98     08/01/98      Actual Days / 360 Year-Days            8,300      Monthly         0
----------------------------------------------------------------------------------------------------------------
  312     08/07/98     10/01/98      Actual Days / 360 Year-Days            6,614      Monthly         0
  313     07/28/98     09/01/98      Actual Days / 360 Year-Days            6,042      Monthly         5
  314     05/22/98     07/01/98     30 Month-Days / 360 Year-Days           6,221      Monthly        10
  315     06/10/98     08/01/98      Actual Days / 360 Year-Days            6,501      Monthly         5
  316     07/08/98     09/01/98      Actual Days / 360 Year-Days            6,246      Monthly         5
----------------------------------------------------------------------------------------------------------------
  317     03/19/98     05/01/98     30 Month-Days / 360 Year-Days           4,604      Monthly         0
  318     04/08/98     06/01/98      Actual Days / 360 Year-Days            4,635      Monthly         5
  319     09/04/98     11/01/98      Actual Days / 360 Year-Days            4,402      Monthly         5
  320     03/19/98     05/01/98     30 Month-Days / 360 Year-Days           3,903      Monthly         0
  321     09/04/98     11/01/98      Actual Days / 360 Year-Days            4,008      Monthly         5
----------------------------------------------------------------------------------------------------------------
  322     06/10/98     08/05/98      Actual Days / 360 Year-Days            3,703      Monthly         5

            ORIGINAL TERM       ORIGINAL        REMAINING TERM    REMAINING AMORTIZATION
CONTROL   TO MATURITY / ARD   AMORTIZATION    TO MATURITY / ARD      TERM TO MATURITY     SEASONING     SCHEDULED     SCHEDULED
 NUMBER        (MONTHS)       TERM (MONTHS)        (MONTHS)              (MONTHS)         (MONTHS)    MATURITY DATE      ARD
--------------------------------------------------------------------------------------------------------------------------------
   1             120               300               115                    295               5         05/11/23       05/11/08
   1a
   1b
   1c
   1d
--------------------------------------------------------------------------------------------------------------------------------
   1e
   1f
   1g
   1h
   1i
--------------------------------------------------------------------------------------------------------------------------------
   1j
   1k
   1l
   1m
   1n
--------------------------------------------------------------------------------------------------------------------------------
   1o
   1p
   1q
   1r
   1s
--------------------------------------------------------------------------------------------------------------------------------
   1t
   1u
   1v
   1w
   1x
--------------------------------------------------------------------------------------------------------------------------------
   1y
   1z
  1aa
  1bb
  1cc
--------------------------------------------------------------------------------------------------------------------------------
   2             120               320               111                    311               9         01/01/08
   2a
   2b
   2c
   2d
--------------------------------------------------------------------------------------------------------------------------------
   2e
   2f
   2g
   2h
   2i
--------------------------------------------------------------------------------------------------------------------------------
   2j
   2k
   2l
   2m
   2n
--------------------------------------------------------------------------------------------------------------------------------
   2o
   3             120               360               117                    357               3         07/11/28       07/11/08
   3a
   3b
   3c
--------------------------------------------------------------------------------------------------------------------------------
   3d
   3e
   3f
   3g
   3h
--------------------------------------------------------------------------------------------------------------------------------
   4             122               360               118                    356               4         06/11/28       08/11/08
   4a
   4b
   5             120               300               120                                      0         10/11/08
   6             120               360               116                    356               4         06/11/08
--------------------------------------------------------------------------------------------------------------------------------
   7             120               360               119                    359               1         09/01/28       09/01/08
                 120               360               116                    356               4         06/01/08
   8
   9
   10
--------------------------------------------------------------------------------------------------------------------------------
   11
   12
   13            120               300               118                    298               2         08/01/23       08/01/08
                 120               360               116                    356               4         06/01/08
   14
--------------------------------------------------------------------------------------------------------------------------------
   15
   16
   17
   18
   19            120               300               119                    299               1         09/01/08
--------------------------------------------------------------------------------------------------------------------------------
   20            120               360               120                    360               0         10/01/08
   21            120               300               117                    297               3         07/01/08
   22            119               360               113                    354               6         04/01/28       03/01/08
   23            240               240               231                    231               9         01/01/18
   24             84               360                69                    345              15         07/01/04
--------------------------------------------------------------------------------------------------------------------------------
   25            120               360               115                    355               5         05/11/28       05/11/08
   26            120               300               119                    299               1         09/01/08
  26a
  26b
  26c
--------------------------------------------------------------------------------------------------------------------------------
  26d
   27            120               NAP               112                                      8         02/01/08
   28            120               360               119                    359               1         09/01/08
   29            120               360               118                    358               2         08/01/08
   30            120               300               118                    298               2         08/01/23       08/01/08
--------------------------------------------------------------------------------------------------------------------------------
   31            120               300               119                    299               1         09/01/08
   32            120               300               117                    297               3         07/01/08
   33            120               360               116                    356               4         06/01/08
   34            120               300               118                    298               2         08/01/23       08/01/08
   35            180               360               175                    355               5         05/01/13
--------------------------------------------------------------------------------------------------------------------------------
   36            120               360               115                    355               5         05/01/08
  36a
  36b
  36c
   37            120               360               119                    359               1         09/01/08
--------------------------------------------------------------------------------------------------------------------------------
   38            180               360               179                    359               1         09/01/13
   39             84               360                81                    357               3         07/01/05
   40            120               360               111                    351               9         01/01/28       01/01/08
  40a
  40b
--------------------------------------------------------------------------------------------------------------------------------
   41            120               360               115                    355               5         05/01/08
   42            120               300               117                    297               3         07/01/08
   43            120               300               118                    298               2         08/01/23       08/01/08
   44            120               360               118                    358               2         08/01/08
   45            120               360               114                    354               6         04/10/08
--------------------------------------------------------------------------------------------------------------------------------
   46            120               360               115                    355               5         05/01/08
   47            120               360               116                    356               4         06/01/28       06/01/08
   48            120               360               115                    355               5         05/01/08
   49            260               260               251                    251               9         08/31/19
   50            120               360               117                    357               3         07/01/08
--------------------------------------------------------------------------------------------------------------------------------
   51            120               360               119                    359               1         09/01/08
   52            120               360               119                    359               1         09/01/08
   53            120               300               107                    287              13         09/01/07
   54            120               300               117                    297               3         07/01/08
   55            120               NAP               112                                      8         02/01/08
--------------------------------------------------------------------------------------------------------------------------------
   56            121               360               116                    355               5         06/10/08
   57            120               360               110                    350              10         12/01/07
   58            120               300               119                    299               1         09/01/08
   59            120               300               118                    298               2         08/01/08
  59a
--------------------------------------------------------------------------------------------------------------------------------
  59b
  59c
  59d
  59e
  59f
--------------------------------------------------------------------------------------------------------------------------------
   60            120               360               116                    356               4         06/01/08
   61            120               300               116                    296               4         06/01/08
   62            120               360               115                    355               5         05/01/28       05/01/08
  62a
  62b
--------------------------------------------------------------------------------------------------------------------------------
  62c
   63            120               360               113                    353               7         02/28/08
   64            240               240               240                    240               0         10/01/18
   65            120               360               116                    356               4         06/01/08
   66            120               360               113                    353               7         02/28/08
--------------------------------------------------------------------------------------------------------------------------------
   67            120               360               116                    356               4         06/01/08
   68            120               360               115                    355               5         05/01/08
   69            120               300               119                    299               1         09/01/08
   70            120               360               115                    355               5         05/01/08
   71            240               240               231                    231               9         12/31/17
--------------------------------------------------------------------------------------------------------------------------------
   72            120               300               119                    299               1         09/01/08
  72a
  72b
  72c
   73            120               360               117                    357               3         07/01/08
--------------------------------------------------------------------------------------------------------------------------------
   74            120               300               118                    298               2         08/01/08
   75            120               300               119                    299               1         09/01/08
   76            120               300               116                    296               4         06/01/08
   77            120               300               113                    293               7         03/01/08
   78            120               360               117                    357               3         07/01/08
--------------------------------------------------------------------------------------------------------------------------------
   79            120               360               119                    359               1         09/01/08
   80            120               360               116                    356               4         06/01/08
   81            120               324               113                    317               7         03/01/25       03/01/08
   82            120               360               117                    357               3         07/01/08
   83            120               300               115                    295               5         05/01/08
--------------------------------------------------------------------------------------------------------------------------------
   84            120               360               115                    355               5         05/01/08
   85            120               360               113                    353               7         03/01/08
   86            248               247               246                    245               2         04/01/19
   87            120               360               117                    357               3         07/01/08
   88            120               360               120                    360               0         10/01/08
--------------------------------------------------------------------------------------------------------------------------------
   89            120               360               116                    356               4         06/01/08
   90            120               360               112                    352               8         02/01/08
   91            120               360               118                    358               2         08/01/08
   92            120               300               117                    297               3         07/01/08
   93            120               360               114                    354               6         04/01/08
--------------------------------------------------------------------------------------------------------------------------------
   94            120               360               119                    359               1         09/01/08
   95            120               360               118                    358               2         08/01/08
  95a
  95b
   96            120               360               117                    357               3         07/01/08
--------------------------------------------------------------------------------------------------------------------------------
   97            120               360               116                    356               4         06/01/08
   98            120               300               117                    297               3         07/01/08
   99            120               360               113                    353               7         03/01/08
  100            120               180               115                    175               5         05/01/08
  101            240               240               238                    238               2         08/01/18
--------------------------------------------------------------------------------------------------------------------------------
  102            120               300               119                    299               1         09/01/08
  103            120               240               115                    235               5         05/01/08
  103a
  103b
  103c
--------------------------------------------------------------------------------------------------------------------------------
  103d
  103e
  103f
  103g
  103h
--------------------------------------------------------------------------------------------------------------------------------
  103i
  104            120               300               120                    300               0         10/01/08
  105            120               300               113                    293               7         03/01/08
  106            120               300               115                    295               5         05/01/08
  106a
--------------------------------------------------------------------------------------------------------------------------------
  106b
  106c
  106d
  106e
  107            120               300               119                    299               1         09/01/23       09/01/08
--------------------------------------------------------------------------------------------------------------------------------
  108            120               360               118                    358               2         07/31/08
  109            120               360               113                    353               7         03/01/08
  110            120               360               120                    360               0         10/01/08
  111            120               300               119                    299               1         09/01/08
  112            120               360               117                    357               3         07/01/08
--------------------------------------------------------------------------------------------------------------------------------
  113            120               360               116                    356               4         06/01/08
  114            120               360               116                    356               4         06/01/08
  115            120               360               118                    358               2         08/01/08
  116            120               300               116                    296               4         06/01/08
  117            120               300               118                    298               2         08/01/08
--------------------------------------------------------------------------------------------------------------------------------
  117a                                                                                        0
  117b                                                                                        0
  118            240               240               236                    236               4         06/01/18
  119            240               240               238                    238               2         08/01/18
  120            120               300               118                    298               2         08/01/08
--------------------------------------------------------------------------------------------------------------------------------
  121            120               360               113                    353               7         03/01/08
  122            120               360               119                    359               1         09/01/08
  123            240               240               239                    239               1         09/01/18
  124            120               300               118                    298               2         08/01/08
  125            120               360               112                    352               8         02/01/08
--------------------------------------------------------------------------------------------------------------------------------
  126            240               240               238                    238               2         08/01/18
  127            240               240               239                    239               1         09/01/18
  128            120               360               113                    353               7         03/01/08
  129            120               360               120                    360               0         10/01/08
  129a                                                                                        0
--------------------------------------------------------------------------------------------------------------------------------
  129b                                                                                        0
  130            120               360               114                    354               6         04/01/08
  131            120               300               113                    293               7         03/01/08
  132            120               300               119                    299               1         09/01/08
  133            120               360               114                    354               6         04/01/08
--------------------------------------------------------------------------------------------------------------------------------
  134            180               360               171                    351               9         01/01/13
  135            121               300               114                    293               7         03/31/08
  136            180               300               164                    284              16         06/01/12
  137            120               300               114                    294               6         04/01/08
  138            120               360               116                    356               4         06/01/08
--------------------------------------------------------------------------------------------------------------------------------
  139            120               360               117                    357               3         07/01/28       07/01/08
  140            120               360               116                    356               4         06/01/08
  141            240               240               236                    236               4         06/01/18
  142            120               360               113                    353               7         02/28/08
  143            240               240               239                    239               1         09/01/18
--------------------------------------------------------------------------------------------------------------------------------
  144            180               360               166                    346              14         08/01/12
  145            120               300               119                    299               1         09/01/08
  146            240               240               231                    231               9         01/01/18
  147            180               180               178                    178               2         08/01/13
  148            120               300               114                    294               6         04/01/08
--------------------------------------------------------------------------------------------------------------------------------
  149            120               300               116                    296               4         06/01/08
  149a                                                                                        0
  149b                                                                                        0
  150            120               300               119                    299               1         09/01/08
  151            120               300               118                    298               2         08/01/23       08/01/08
--------------------------------------------------------------------------------------------------------------------------------
  152            121               360               114                    353               7         04/01/08
  153            120               360               114                    354               6         04/01/08
  154             84               360                78                    354               6         04/01/05
  155            120               360               114                    354               6         04/01/08
  156            120               360               120                    360               0         10/01/08
--------------------------------------------------------------------------------------------------------------------------------
  157            144               360               143                    359               1         09/01/10
  158            120               360               116                    356               4         06/01/08
  159            120               360               115                    355               5         05/01/08
  160            120               300               116                    296               4         06/01/08
  161            240               240               237                    237               3         07/01/18
--------------------------------------------------------------------------------------------------------------------------------
  162            120               300               114                    294               6         03/31/08
  163            120               360               118                    358               2         08/01/08
  164            120               360               116                    356               4         06/01/08
  165            240               240               239                    239               1         09/01/18
  166            120               360               113                    353               7         03/01/08
--------------------------------------------------------------------------------------------------------------------------------
  167            120               360               116                    356               4         06/01/08
  168            120               300               113                    293               7         03/01/08
  169            240               240               236                    236               4         06/01/18
  170            120               300               119                    299               1         09/01/08
  171            120               300               119                    299               1         09/01/08
--------------------------------------------------------------------------------------------------------------------------------
  172            240               240               229                    229              11         11/01/17
  173            120               360               115                    355               5         05/01/08
  173a
  173b
  173c
--------------------------------------------------------------------------------------------------------------------------------
  173d
  173e
  173f
  174            120               360               119                    359               1         09/01/08
  175            240               240               239                    239               1         09/01/18
--------------------------------------------------------------------------------------------------------------------------------
  176             84               360                78                    354               6         04/01/05
  177            113               293               107                    287               6         09/01/07
  178            180               360               178                    358               2         08/01/13
  179            120               300               116                    296               4         06/01/08
  180            240               240               238                    238               2         08/01/18
--------------------------------------------------------------------------------------------------------------------------------
  181            120               288               116                    284               4         06/01/08
  182            120               360               113                    353               7         03/01/08
  183            120               300               118                    298               2         08/01/08
  184            120               360               119                    359               1         09/01/08
  185            240               240               237                    237               3         07/01/18
--------------------------------------------------------------------------------------------------------------------------------
  186            120               300               112                    292               8         02/01/08
  186a
  186b
  186c
  187            120               360               119                    359               1         09/01/08
--------------------------------------------------------------------------------------------------------------------------------
  188            240               240               239                    239               1         09/01/18
  189            120               360               115                    355               5         05/01/08
  189a
  189b
  189c
--------------------------------------------------------------------------------------------------------------------------------
  189d
  189e
  190            120               360               119                    359               1         09/01/08
  191            120               240               115                    235               5         05/01/08
  191a
--------------------------------------------------------------------------------------------------------------------------------
  191b
  192            120               300               112                    292               8         02/01/08
  193            120               360               114                    354               6         04/01/08
  193a
  193b
--------------------------------------------------------------------------------------------------------------------------------
  194            120               300               115                    295               5         05/01/08
  195            120               360               115                    355               5         05/01/08
  196            120               300               119                    299               1         09/01/08
  197            120               360               118                    358               2         08/01/08
  198            120               300               117                    297               3         07/01/08
--------------------------------------------------------------------------------------------------------------------------------
  199            120               360               114                    354               6         04/01/08
  200            120               300               115                    295               5         05/01/08
  201            120               300               114                    294               6         04/01/08
  202            120               360               117                    357               3         07/01/08
  203            120               360               114                    354               6         04/01/08
--------------------------------------------------------------------------------------------------------------------------------
  204            120               360               113                    353               7         03/01/08
  205            120               300               117                    297               3         07/01/08
  205a
  205b
  205c
--------------------------------------------------------------------------------------------------------------------------------
  205d
  206            120               360               114                    354               6         04/01/08
  207            108               360               101                    353               7         03/01/07
  208            120               360               114                    354               6         04/01/08
  209            120               360               114                    354               6         04/01/08
--------------------------------------------------------------------------------------------------------------------------------
  210            120               240               119                    239               1         09/01/08
  211            120               300               116                    296               4         06/01/08
  212            120               300               119                    299               1         09/01/08
  213            240               240               239                    239               1         09/01/18
  214            120               276               118                    274               2         08/01/08
--------------------------------------------------------------------------------------------------------------------------------
  215            120               360               115                    355               5         05/01/08
  216            120               240               115                    235               5         05/01/08
  216a
  216b
  216c
--------------------------------------------------------------------------------------------------------------------------------
  217            120               300               115                    295               5         05/01/08
  218            120               300               117                    297               3         07/01/08
  219            120               360               117                    357               3         07/01/08
  220            120               360               119                    359               1         09/01/08
  221            240               240               239                    239               1         09/01/18
--------------------------------------------------------------------------------------------------------------------------------
  222            240               260               239                    259               1         09/01/18
  223            120               300               116                    296               4         06/01/08
  224            120               240               117                    237               3         07/01/08
  225            120               324               116                    320               4         06/01/08
  226            120               240               112                    232               8         02/01/08
--------------------------------------------------------------------------------------------------------------------------------
  227            120               360               116                    356               4         06/01/08
  228            180               180               172                    172               8         02/01/13
  229            120               300               119                    299               1         09/01/08
  230            120               300               120                    300               0         10/01/08
  231            120               360               118                    358               2         08/01/08
--------------------------------------------------------------------------------------------------------------------------------
  232            237               237               236                    236               1         06/01/18
  233            120               360               117                    357               3         07/01/08
  234            240               240               237                    237               3         07/01/18
  235            230               230               226                    226               4         08/01/17
  236            120               360               119                    359               1         09/01/08
--------------------------------------------------------------------------------------------------------------------------------
  237            120               360               119                    359               1         09/01/08
  238            120               360               118                    358               2         08/01/08
  239            120               360               117                    357               3         07/01/08
  240            240               240               237                    237               3         07/01/18
  241            228               228               223                    223               5         05/01/17
--------------------------------------------------------------------------------------------------------------------------------
  242            120               300               117                    297               3         07/01/08
  243            120               360               114                    354               6         04/01/08
  244            120               300               119                    299               1         09/01/08
  245            120               360               114                    354               6         04/01/08
  246            120               300               117                    297               3         07/01/08
--------------------------------------------------------------------------------------------------------------------------------
  247            120               300               116                    296               4         06/01/08
  248            240               240               237                    237               3         07/01/18
  249            240               240               237                    237               3         07/01/18
  250            120               360               117                    357               3         07/01/08
  251            240               240               238                    238               2         08/01/18
--------------------------------------------------------------------------------------------------------------------------------
  252            216               216               210                    210               6         04/01/16
  253            240               240               237                    237               3         07/01/18
  254            180               300               173                    293               7         03/01/13
  255            216               216               212                    212               4         06/01/16
  256            240               240               238                    238               2         08/01/18
--------------------------------------------------------------------------------------------------------------------------------
  257            120               240               116                    236               4         06/01/08
  258            120               300               118                    298               2         08/01/08
  259            120               360               115                    355               5         05/01/08
  260            120               300               116                    296               4         06/01/08
  261            120               360               114                    354               6         04/01/08
--------------------------------------------------------------------------------------------------------------------------------
  262            240               240               237                    237               3         07/01/18
  263            120               360               118                    358               2         08/01/28       08/01/08
  264            240               240               236                    236               4         06/01/18
  265            120               300               113                    293               7         03/01/08
  266            120               300               119                    299               1         09/01/08
--------------------------------------------------------------------------------------------------------------------------------
  267            120               360               117                    357               3         07/01/08
  268            120               360               115                    355               5         05/01/08
  269            120               240               117                    237               3         07/01/18       07/01/08
  270            120               300               115                    295               5         05/01/08
  271            120               300               113                    293               7         03/01/08
--------------------------------------------------------------------------------------------------------------------------------
  272            177               177               172                    172               5         01/31/13
  273            120               240               111                    231               9         01/01/08
  274            120               360               119                    359               1         09/01/08
  275            120               300               117                    297               3         07/01/08
  276            120               300               116                    296               4         06/01/08
--------------------------------------------------------------------------------------------------------------------------------
  277            240               240               237                    237               3         07/01/18
  278            240               240               238                    238               2         08/01/18
  279            240               240               237                    237               3         07/01/18
  280            120               300               113                    293               7         03/01/08
  281            120               300               119                    299               1         09/01/08
--------------------------------------------------------------------------------------------------------------------------------
  282            120               360               118                    358               2         08/01/08
  283            180               180               179                    179               1         09/01/13
  284            240               240               238                    238               2         08/01/18
  285            120               300               117                    297               3         07/01/08
  286            120               300               117                    297               3         07/01/08
--------------------------------------------------------------------------------------------------------------------------------
  287            120               360               118                    358               2         08/01/08
  288            120               300               118                    298               2         08/01/08
  289            120               300               117                    297               3         07/01/08
  290            240               240               236                    236               4         06/01/18
  291            120               360               114                    354               6         04/01/08
--------------------------------------------------------------------------------------------------------------------------------
  292            120               360               114                    354               6         04/01/08
  293            120               360               114                    354               6         04/01/08
  294            120               360               118                    358               2         08/01/08
  295            240               240               239                    239               1         09/01/18
  296            120               300               116                    296               4         06/01/08
--------------------------------------------------------------------------------------------------------------------------------
  297            240               240               238                    238               2         08/01/18
  298            247               246               244                    243               3         01/31/19
  299            120               300               113                    293               7         03/01/08
  300            144               144               140                    140               4         06/01/10
  301            180               180               177                    177               3         07/01/13
--------------------------------------------------------------------------------------------------------------------------------
  302            120               300               119                    299               1         09/01/08
  303            120               300               120                    300               0         10/01/08
  304            120               360               118                    358               2         08/01/08
  305            180               360               178                    358               2         08/01/13
  306            120               300               118                    298               2         08/01/08
--------------------------------------------------------------------------------------------------------------------------------
  307            120               360               117                    357               3         07/01/08
  308            120               360               116                    356               4         06/01/08
  309            120               360               114                    354               6         04/01/08
  310            120               360               114                    354               6         04/01/08
  311            240               240               237                    237               3         07/01/18
--------------------------------------------------------------------------------------------------------------------------------
  312            120               360               119                    359               1         09/01/08
  313            180               360               178                    358               2         08/01/13
  314            120               300               116                    296               4         06/01/08
  315            120               300               117                    297               3         07/01/08
  316            240               240               238                    238               2         08/01/18
--------------------------------------------------------------------------------------------------------------------------------
  317            120               360               114                    354               6         04/01/08
  318            120               300               115                    295               5         05/01/08
  319            120               300               120                    300               0         10/01/08
  320            120               360               114                    354               6         04/01/08
  321            120               300               120                    300               0         10/01/08
--------------------------------------------------------------------------------------------------------------------------------
  322            120               360               117                    357               3         07/05/08

          PREPAYMENT                                                      YIELD
CONTROL      BEGIN                                                     MAINTENANCE         APPRAISED          APPRAISAL
 NUMBER      DATE       PREPAYMENT PENALTY DESCRIPTION (MONTHS)           TYPE               VALUE              DATE
------------------------------------------------------------------------------------------------------------------------------
   1       05/11/00             Lockout/24_Defeasance/96                                  $ 520,600,000
   1a                                                                                         6,200,000       03/01/98
   1b                                                                                        14,400,000       03/01/98
   1c                                                                                         7,400,000       03/01/98
   1d                                                                                        35,100,000       03/01/98
------------------------------------------------------------------------------------------------------------------------------
   1e                                                                                        15,800,000       03/01/98
   1f                                                                                        27,800,000       03/01/98
   1g                                                                                        22,900,000       03/01/98
   1h                                                                                         8,300,000       03/01/98
   1i                                                                                        57,600,000       03/01/98
------------------------------------------------------------------------------------------------------------------------------
   1j                                                                                         4,750,000       03/01/98
   1k                                                                                        23,500,000       03/01/98
   1l                                                                                         7,300,000       03/01/98
   1m                                                                                           450,000       03/01/98
   1n                                                                                        18,900,000       03/01/98
------------------------------------------------------------------------------------------------------------------------------
   1o                                                                                        34,200,000       03/01/98
   1p                                                                                        20,400,000       03/01/98
   1q                                                                                         2,400,000       03/01/98
   1r                                                                                        47,800,000       03/01/98
   1s                                                                                         2,300,000       03/01/98
------------------------------------------------------------------------------------------------------------------------------
   1t                                                                                        24,600,000       03/01/98
   1u                                                                                        12,200,000       03/01/98
   1v                                                                                        14,300,000       03/01/98
   1w                                                                                        32,600,000       03/01/98
   1x                                                                                        10,700,000       03/01/98
------------------------------------------------------------------------------------------------------------------------------
   1y                                                                                         9,100,000       03/01/98
   1z                                                                                        10,000,000       03/01/98
  1aa                                                                                         6,800,000       03/01/98
  1bb                                                                                        18,200,000       03/01/98
  1cc                                                                                        24,600,000       03/01/98
------------------------------------------------------------------------------------------------------------------------------
   2       01/01/07                  Lock/108_0%12                                          178,375,000
   2a                                                                                        55,500,000       08/28/98
   2b                                                                                         5,925,000       09/01/98
   2c                                                                                         8,500,000       08/29/98
   2d                                                                                         5,700,000       08/28/98
------------------------------------------------------------------------------------------------------------------------------
   2e                                                                                         4,350,000       08/27/98
   2f                                                                                        10,000,000       08/28/98
   2g                                                                                         8,600,000       08/31/98
   2h                                                                                        10,650,000       08/28/98
   2i                                                                                         8,400,000       08/27/98
------------------------------------------------------------------------------------------------------------------------------
   2j                                                                                        26,000,000       08/28/98
   2k                                                                                         3,350,000       09/02/98
   2l                                                                                         6,250,000       08/31/98
   2m                                                                                        17,000,000       08/31/98
   2n                                                                                         3,650,000       09/01/98
------------------------------------------------------------------------------------------------------------------------------
   2o                                                                                         4,500,000       08/29/98
   3       09/01/00             Locked/26_Defeasance/94                                     169,900,000
   3a                                                                                        20,100,000       05/29/98
   3b                                                                                        31,000,000       06/01/98
   3c                                                                                        26,000,000       06/01/98
------------------------------------------------------------------------------------------------------------------------------
   3d                                                                                        27,500,000       06/01/98
   3e                                                                                        18,600,000       06/01/98
   3f                                                                                        17,400,000       06/03/98
   3g                                                                                        13,000,000       06/01/98
   3h                                                                                        16,300,000       06/01/98
------------------------------------------------------------------------------------------------------------------------------
   4       11/11/00          Lockout/29_Defeasance/92_0%/1                                  122,600,000
   4a                                                                                        84,900,000       04/17/98
   4b                                                                                        37,700,000       04/17/98
   5       11/11/00             Lockout/25_Defeasance/95                                    102,300,000
   6       06/11/01            Lock/36_Defeasance/83_0%/1                                    45,000,000       05/01/98
------------------------------------------------------------------------------------------------------------------------------
   7       09/01/01              Lock/36_Defeasance/84                                       32,000,000       06/24/98
           07/01/01            Lock/36_>YM or 1%/78_0%/6              Treasury Flat          36,500,000       12/17/97
   8                                                                                         13,800,000       12/17/97
   9                                                                                          7,400,000       12/17/97
   10                                                                                         6,300,000       12/04/97
------------------------------------------------------------------------------------------------------------------------------
   11                                                                                         4,500,000       12/17/97
   12                                                                                         4,500,000       12/17/97
   13      08/01/01            Lock/36_Defeasance/81_0%/3                                    34,300,000       05/01/98
           07/01/01            Lock/36_>YM or 1%/78_0%/6              Treasury Flat          32,400,000       12/17/97
   14                                                                                         9,000,000       12/17/97
------------------------------------------------------------------------------------------------------------------------------
   15                                                                                         8,700,000       12/17/97
   16                                                                                         6,600,000       12/17/97
   17                                                                                         5,400,000       12/17/97
   18                                                                                         2,700,000       12/17/97
   19      10/01/01            Lock/36_Defeasance/81_0%/3                                    25,400,000       07/11/98
------------------------------------------------------------------------------------------------------------------------------
   20      10/01/01            Lock/36_Defeasance/81_0%/3                                    27,200,000       07/21/98
   21      11/01/00            Lock/28_Defeasance/91_0%/1                                    34,500,000       04/09/98
   22      11/01/00          Lockout/31_Defeasance/82_0%/6                                   37,000,000       10/01/97
   23      02/01/02          Lockout/48_>YM or 1%/186_0%/6            Treasury Flat          33,800,000       11/25/97
   24      08/01/00            Lock/36_>YM or 1%/42_0%/6              Treasury Flat          24,500,000       06/01/97
------------------------------------------------------------------------------------------------------------------------------
   25      11/11/00            Lock/30_Defeasance/87_0%/3                                    22,000,000       02/01/98
   26      11/01/00            Lock/26_Defeasance/91_0%/3                                    26,800,000
  26a                                                                                         7,600,000       05/06/98
  26b                                                                                         4,200,000       05/06/98
  26c                                                                                         7,500,000       05/07/98
------------------------------------------------------------------------------------------------------------------------------
  26d                                                                                         7,500,000       05/06/98
   27      02/01/02            Lock/48_>1% or YM/69_0%/3              Treasury Flat          28,690,000       09/24/97
   28      10/01/01            Lock/36_>YM or 1%/78_0%/6              Treasury Flat          20,200,000       07/01/98
   29      08/01/01            Lock/36_Defeasance/81_0%/3                                    17,600,000       05/01/98
   30      08/01/01            Lock/36_Defeasance/81_0%/3                                    21,600,000       05/01/98
------------------------------------------------------------------------------------------------------------------------------
   31      10/01/01            Lock/36_Defeasance/81_0%/3                                    18,800,000       07/23/98
   32      07/01/01            Lock/36_Defeasance/78_0%/6                                    21,500,000       06/02/98
   33      07/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat          16,500,000       03/01/98
   34      08/01/01            Lock/36_Defeasance/81_0%/3                                    17,700,000       05/01/98
   35      05/01/01          Lockout/36_Defeasance/138_0%/6                                  15,400,000       02/28/98
------------------------------------------------------------------------------------------------------------------------------
   36      05/01/01            Lock/36_Defeasance/81_0%/3                                    17,700,000
  36a                                                                                         7,250,000       03/04/98
  36b                                                                                         5,350,000       03/04/98
  36c                                                                                         5,100,000       03/04/98
   37      11/01/00            Lock/26_Defeasance/88_0%/6                                    16,000,000       08/01/98
------------------------------------------------------------------------------------------------------------------------------
   38      10/01/01           Lock/36_Defeasance/138_0%/6                                    15,100,000       06/10/98
   39      07/01/01          Lockout/36_Defeasance/42_0%/6                                   13,450,000       03/23/98
   40      02/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat          14,500,000
  40a                                                                                         7,900,000       07/16/97
  40b                                                                                         6,600,000       07/15/97
------------------------------------------------------------------------------------------------------------------------------
   41      05/01/01            Lock/36_Defeasance/81_0%/3                                    15,000,000       02/03/98
   42      11/01/00            Lock/28_Defeasance/91_0%/1                                    18,500,000       04/08/98
   43      08/01/01            Lock/36_Defeasance/81_0%/3                                    15,600,000       05/01/98
   44      08/01/01            Lock/36_81/Defeasance_0%/3                                    12,670,000       06/23/98
   45      04/10/01            Lock/36_Defeasance/81_0%/3                                    12,120,000       03/09/98
------------------------------------------------------------------------------------------------------------------------------
   46      11/01/00            Lock/30_Defeasance/84_0%/6                                    13,500,000       12/31/97
   47      11/01/00            Lock/29_Defeasance/85_0%/6                                    16,300,000       11/04/97
   48      11/01/00              Lock/30_Defeasance/90                                       13,250,000       10/09/97
   49      02/01/01              Lock/36_Defeasance/224                                      11,800,000       10/30/97
   50      08/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat          11,090,000       01/28/98
------------------------------------------------------------------------------------------------------------------------------
   51      09/01/01          Lockout/36_Defeasance/78_0%/6                                   11,285,000       06/29/98
   52      10/01/01            lock/36_>YM or 1%/78_0%/6              Treasury Flat          10,700,000       06/18/98
   53      10/01/98            Lock/12_>YM or 1%/102_0%/6          Spread to Treasury        13,750,000       05/01/97
   54      07/01/01             Lockout/36_Defeasance/84                                     11,900,000       12/02/97
   55      11/01/00            Lock/33_Defeasance/81_0%/6                                    16,200,000       12/15/97
------------------------------------------------------------------------------------------------------------------------------
   56      05/10/01            Lock/36_Defeasance/84_0%/1                                    10,350,000       04/02/98
   57      01/01/01           Lock/36_ Defeasance/78_0%/6                                    10,450,000       08/20/97
   58      09/01/01            Lock/36_Defeasance/81_0%/3                                    10,500,000       05/06/98
   59      09/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat          10,295,000
  59a                                                                                         2,500,000       05/25/98
------------------------------------------------------------------------------------------------------------------------------
  59b                                                                                         1,250,000       05/31/98
  59c                                                                                         2,000,000       06/02/98
  59d                                                                                         1,275,000       06/08/98
  59e                                                                                         1,770,000       06/01/98
  59f                                                                                         1,500,000       05/20/98
------------------------------------------------------------------------------------------------------------------------------
   60      11/01/00              Lock/29_Defeasance/91                                       10,100,000       09/15/97
   61      06/01/01            Lock/36_Defeasance/78_0%/6                                    12,700,000       09/01/97
   62      06/01/01            Lock/36_Defeasance/81_0%/3                                     9,200,000
  62a                                                                                         2,600,000       02/17/98
  62b                                                                                         5,700,000       02/16/98
------------------------------------------------------------------------------------------------------------------------------
  62c                                                                                           900,000       03/02/98
   63      03/01/01              Lock/36_Defeasance/84                                       10,000,000       10/20/97
   64      10/01/01           Lock/36_Defeasance/201_0%/3                                     9,400,000       08/01/98
   65      06/01/01            Lock/36_Defeasance/78_0%/6                                     8,150,000       02/19/98
   66      11/01/00              Lock/32_Defeasance/88                                        9,500,000       11/21/97
------------------------------------------------------------------------------------------------------------------------------
   67      07/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           8,150,000       04/03/98
   68      06/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           8,300,000       02/24/98
   69      09/01/01            Lock/36_Defeasance/81_0%/3                                     7,750,000       05/11/98
   70      06/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           7,540,000       01/07/98
   71      01/01/01              Lock/36_Defeasance/204                                       7,335,000       09/11/97
------------------------------------------------------------------------------------------------------------------------------
   72      10/01/01            Lock/36_Defeasance/78_0%/6                                     7,950,000
  72a                                                                                         3,100,000       07/07/98
  72b                                                                                         2,600,000       07/07/98
  72c                                                                                         2,250,000       07/07/98
   73      07/01/01            Lock/36_Defeasance/83_0%/1                                     6,100,000       04/23/98
------------------------------------------------------------------------------------------------------------------------------
   74      09/01/02            Lock/48_>YM or 1%/66_0%/6.             Treasury Flat          10,000,000       04/15/98
   75      10/01/01            Lock/36_Defeasance/81_0%/3                                     9,000,000       07/11/98
   76      06/01/01            Lock/36_Defeasance/83_0%/1                                     6,000,000       04/15/98
   77      04/01/04            Lock/72_>YM or 1%/42_0%/6              Treasury Flat           7,800,000       01/13/98
   78      08/01/01            Lock/36_Defeasance/78_0%/6                                     7,900,000       04/08/98
------------------------------------------------------------------------------------------------------------------------------
   79      10/01/02             Lock/48>YM or 1%/66_0%/6              Treasury Flat           7,400,000       03/16/98
   80      06/01/01            Lock/36_Defeasance/78_0%/6                                     6,950,000       04/01/98
   81      03/01/01              Lock/36_Defeasance/84                                        6,570,000       11/01/97
   82      07/01/01          Lockout/36_Defeasance/78_0%/6                                    6,400,000       04/05/98
   83      05/01/01            Lock/36_Defeasance/81_0%/3                                     6,200,000       01/28/98
------------------------------------------------------------------------------------------------------------------------------
   84      06/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           8,200,000       08/29/97
   85      04/01/01            Lock/36_>YM or 1%/78_0%/6              Treasury Flat           7,400,000       12/02/97
   86      08/01/01          Lockout/36_Defeasance/206_0%/6                                   6,620,000       04/01/98
   87      08/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           6,100,000       04/17/98
   88      10/01/01            Lock/36_Defeasance/78_0%/6                                     6,800,000       03/25/98
------------------------------------------------------------------------------------------------------------------------------
   89      07/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           6,050,000       03/17/98
   90      03/01/01            Lock/36_Defeasance/78_0%/6                                     5,950,000       12/29/97
   91      09/01/01            Lock/36_Defeasance/81_0%/3                                     6,050,000       06/23/98
   92      08/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           6,200,000       03/31/98
   93      05/01/01            Lock/36_Defeasance/78_0%/6                                     5,700,000       12/18/97
------------------------------------------------------------------------------------------------------------------------------
   94      09/01/01          Lockout/36_Defeasance/78_0%/6                                    6,020,000       06/01/98
   95      08/01/01          Lockout/36_Defeasance/78_0%/6                                    5,700,000
  95a                                                                                         2,600,000       04/15/98
  95b                                                                                         3,100,000       04/15/98
   96      07/01/01          Lockout/36_Defeasance/78_0%/6                                    6,000,000       02/12/98
------------------------------------------------------------------------------------------------------------------------------
   97      06/01/01            Lock/36_Defeasance/81_0%/3                                     7,000,000       03/26/98
   98      08/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           8,100,000       04/15/98
   99      04/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           6,200,000       12/04/97
  100      06/01/02          Lockout/48_>YM or 1%/54_0%/18            Treasury Flat           6,200,000       02/05/98
  101      08/01/01          Lockout/36_Defeasance/198_0%/6                                   5,870,000       06/03/98
------------------------------------------------------------------------------------------------------------------------------
  102      09/01/01            Lock/36_Defeasance/81_0%/3                                     5,850,000       05/11/98
  103      06/01/01            Lock/36_Defeasance/78_0%/6                                     8,240,000
  103a                                                                                          880,000       03/06/98
  103b                                                                                          875,000       03/06/98
  103c                                                                                          560,000       03/06/98
------------------------------------------------------------------------------------------------------------------------------
  103d                                                                                          875,000       03/06/98
  103e                                                                                        1,130,000       03/06/98
  103f                                                                                          870,000       03/10/98
  103g                                                                                        1,030,000       03/06/98
  103h                                                                                          870,000       03/06/98
------------------------------------------------------------------------------------------------------------------------------
  103i                                                                                        1,150,000       03/06/98
  104      11/01/00            Lock/25_Defeasance/89_0%/6                                     5,800,000       07/23/98
  105      04/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           6,500,000       10/15/97
  106      06/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           6,640,000
  106a                                                                                        1,650,000       01/23/98
------------------------------------------------------------------------------------------------------------------------------
  106b                                                                                        1,090,000       01/07/98
  106c                                                                                        1,590,000       01/07/98
  106d                                                                                        1,680,000       01/07/98
  106e                                                                                          630,000       01/07/98
  107      09/01/01            Lock/36_Defeasance/81_0%/3                                     6,300,000       06/08/98
------------------------------------------------------------------------------------------------------------------------------
  108      08/01/01             Lockout/36_Defeasance/84                                      5,700,000       07/01/98
  109      04/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           5,550,000       12/11/97
  110      10/01/01          Lockout/36_Defeasance/81_0%/3                                    4,950,000       08/03/98
  111      10/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           5,875,000       07/14/98
  112      08/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           6,480,000       05/01/98
------------------------------------------------------------------------------------------------------------------------------
  113      07/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           5,100,000       04/10/98
  114      06/01/01              Lock/36_Defeasance/84                                        4,900,000       04/21/98
  115      09/01/01            Lock/36_Defeasance/81_0%/3                                     5,200,000       05/21/98
  116      07/01/02            Lock/48_>YM or 1%/68_0%/4              Treasury Flat           5,175,000       03/26/98
  117      09/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           5,100,000
------------------------------------------------------------------------------------------------------------------------------
  117a                                                                                        1,200,000       05/20/98
  117b                                                                                        3,900,000       06/14/98
  118      07/01/06            Lock/96_>YM or 1%/138_0%/6             Treasury Flat           4,930,000       04/01/98
  119      08/01/01          Lockout/36_Defeasance/198_0%/6                                   4,714,000       05/28/98
  120      09/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           4,860,000       04/23/98
------------------------------------------------------------------------------------------------------------------------------
  121      04/01/01            Lock/36_>YM or 1%/78_0%/6              Treasury Flat           5,360,000       10/12/97
  122      09/01/01          Lockout/36_Defeasance/81_0%/3                                    4,630,000       07/31/98
  123      09/01/01          Lockout/36_Defeasance/198_0%/6                                   5,320,000       03/23/98
  124      09/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           4,760,000       04/29/98
  125      03/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           5,500,000       11/13/97
------------------------------------------------------------------------------------------------------------------------------
  126      08/01/01           Lock/36_Defeasance/201_0%/3                                     4,900,000       04/02/98
  127      09/01/01           Lock/36_Defeasance/203_0%/1                                     5,250,000       03/18/98
  128      04/01/01            Lock/36_Defeasance/78_0%/6                                     5,400,000       11/12/97
  129      11/01/00            Lock/25_Defeasance/89_0%/6                                     4,775,000
  129a                                                                                        3,200,000       05/01/98
------------------------------------------------------------------------------------------------------------------------------
  129b                                                                                        1,575,000       05/01/98
  130      11/01/00            Lock/31_Defeasance/83_0%/6                                     5,000,000       01/12/98
  131      04/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           4,500,000       11/12/97
  132      10/01/01            Lock/36_Defeasance/81_0%/3                                     5,500,000       07/18/98
  133      05/01/02               Lock/48_>YM/66_0%/6                 Treasury Flat           4,390,000       01/15/98
------------------------------------------------------------------------------------------------------------------------------
  134      02/01/02          Lockout/48_>YM or 1%/126_0%/6            Treasury Flat           5,500,000       10/03/97
  135      04/01/02            Lock/48_>YM or 1%/67_0%/6              Treasury Flat           4,900,000       11/13/97
  136      07/01/01            Lock/48_>YM or 1%/126_0%/6             Treasury Flat           4,750,000       04/07/97
  137      05/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           4,650,000       03/01/98
  138      07/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           4,900,000       10/23/97
------------------------------------------------------------------------------------------------------------------------------
  139      07/01/01            Lock/36_Defeasance/83_0%/1                                     4,740,000       04/20/98
  140      06/01/01            Lock/36_Defeasance/81_0%/3                                     4,600,000       03/16/98
  141      06/01/01           Lock/36_Defeasance/201_0%/3                                     5,400,000       02/26/98
  142      03/01/01              Lock/36_Defeasance/84                                        5,030,000       11/10/97
  143      09/01/01           Lock/36_Defeasance/198_0%/6                                     4,400,000       07/17/98
------------------------------------------------------------------------------------------------------------------------------
  144      08/01/04            Lock/84_>YM or 1%/90_0%/6              Treasury Flat           4,150,000       01/31/97
  145      09/01/01            Lock/36_Defeasance/81_0%/3                                     5,150,000       03/13/98
  146      01/01/06            Lockout/96_Defeasance/144                                      4,520,000       11/04/97
  147      09/01/05            Lock/84_>YM or 1%/90_0%/6              Treasury Flat           3,900,000       05/19/98
  148      05/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           4,350,000       01/13/98
------------------------------------------------------------------------------------------------------------------------------
  149      07/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           4,100,000
  149a                                                                                        4,100,000       04/14/98
  149b                                                                                                        04/14/98
  150      09/01/01            Lock/36_Defeasance/78_0%/6                                     4,200,000       07/02/98
  151      08/01/01            Lock/36_Defeasance/81_0%/3                                     5,100,000       05/01/98
------------------------------------------------------------------------------------------------------------------------------
  152      04/01/02            Lock/48_>YM or 1%/67_0%/6              Treasury Flat           3,900,000       12/26/97
  153      11/01/00            Lock/31_Defeasance/83_0%/6                                     3,900,000       02/20/98
  154      05/01/02            Lock/48_>YM or 1%/30_0%/6              Treasury Flat           3,900,000       12/15/97
  155      05/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           4,150,000       02/01/98
  156      10/01/01             Lock36_Defeasance81_0%3                                       6,200,000       07/21/98
------------------------------------------------------------------------------------------------------------------------------
  157      09/01/02            Lock/48_>YM or 1%/90_0%/6              Treasury Flat           3,975,000       06/26/98
  158      07/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           4,150,000       03/05/98
  159      05/01/01            Lock/36_Defeasance/83_0%/1                                     4,300,000       04/14/98
  160      07/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           4,010,000       02/24/98
  161      07/01/01           Lock/36_Defeasance/201_0%/3                                     5,100,000       04/17/98
------------------------------------------------------------------------------------------------------------------------------
  162      04/01/01              Lock/36_Defeasance /84                                       4,050,000       08/01/97
  163      08/01/01            Lock/36_Defeasance/81_0%/3                                     4,800,000       02/19/98
  164      06/01/01            Lock/36_Defeasance/83_0%/1                                     3,930,000       03/17/98
  165      09/01/01           Lock/36_Defeasance/198_0%/6                                     3,847,000       07/24/98
  166      04/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           4,000,000       01/01/98
------------------------------------------------------------------------------------------------------------------------------
  167      06/01/01            Lock/36_Defeasance/78_0%/6                                     3,600,000       03/10/98
  168      04/01/06              Lock/96_Defeasance/24                                        4,260,000       09/08/97
  169      06/01/01           Lock/36_Defeasance/201_0%/3                                     3,950,000       04/01/98
  170      10/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           5,250,000       06/10/98
  171      10/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           3,819,000       05/16/98
------------------------------------------------------------------------------------------------------------------------------
  172      12/01/01            Lock/48_>YM or 1%/186_0%/6             Treasury Flat           3,700,000       01/22/97
  173      06/01/03            Lock/60_>YM or 1%/54_0%/6              Treasury Flat           4,125,000
  173a                                                                                          665,000       01/22/98
  173b                                                                                          640,000       01/16/98
  173c                                                                                          665,000       01/16/98
------------------------------------------------------------------------------------------------------------------------------
  173d                                                                                          665,000       01/15/98
  173e                                                                                          655,000       01/15/98
  173f                                                                                          835,000       01/21/98
  174      09/01/01            Lock/36_Defeasance/78_0%/6                                     3,400,000       07/08/98
  175      09/01/01           Lock/36_Defeasance/201_0%/3                                     3,600,000       06/04/98
------------------------------------------------------------------------------------------------------------------------------
  176      05/01/01            Lock/36_Defeasance/42_0%/6                                     3,600,000       02/09/98
  177      10/01/98            Lock/6_>YM or 1%/101_0%/6           Spread to Treasury        13,750,000       05/01/97
  178      09/01/05            Lock/84_>YM or 1%/90_0%/6              Treasury Flat           3,325,000       06/24/98
  179      07/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           3,590,000       03/09/98
  180      08/01/01           Lock/36_Defeasance_203/0%_1                                     4,000,000       04/15/98
------------------------------------------------------------------------------------------------------------------------------
  181      07/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           3,500,000       03/23/98
  182      04/01/02             Lock/48_>YM or1%/66_0%/6              Treasury Flat           3,520,000       10/17/97
  183      11/01/00            Lock/27_>YM or 1%/92_0%/1              Treasury Flat           5,000,000       05/20/98
  184      10/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           3,020,000       07/15/98
  185      07/01/01           Lock/36_Defeasance/198_0%/6                                     3,400,000       04/01/98
------------------------------------------------------------------------------------------------------------------------------
  186      03/01/01            Lock/36_Defeasance/78_0%/6                                     3,590,000
  186a                                                                                        2,000,000       12/17/97
  186b                                                                                          700,000       12/17/97
  186c                                                                                          890,000       12/18/97
  187      09/01/01          Lockout/36_Defeasance/78_0%/6                                    3,400,000       04/30/98
------------------------------------------------------------------------------------------------------------------------------
  188      09/01/01           Lock/36_Defeasance/203_0%/1                                     3,275,000       03/30/98
  189      06/01/03            Lock/60_>YM or 1%/54_0%/6              Treasury Flat           3,705,000
  189a                                                                                          640,000       01/22/98
  189b                                                                                          830,000       01/21/98
  189c                                                                                          615,000       01/20/98
------------------------------------------------------------------------------------------------------------------------------
  189d                                                                                          880,000       01/21/98
  189e                                                                                          740,000       01/23/98
  190      09/01/01            Lock/36_Defeasance/78_0%/6                                     3,000,000       07/08/98
  191      06/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           3,470,000
  191a                                                                                        2,200,000       02/28/98
------------------------------------------------------------------------------------------------------------------------------
  191b                                                                                        1,270,000       03/07/98
  192      03/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           3,670,000       11/18/97
  193      05/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           3,300,000
  193a                                                                                        2,450,000       01/07/98
  193b                                                                                          850,000       01/07/98
------------------------------------------------------------------------------------------------------------------------------
  194      06/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           3,300,000       02/25/98
  195      05/01/01            Lock/36_Defeasance/81_0%/3                                     3,150,000       01/30/98
  196      10/01/03            Lock/60_>YM or 1%/54_0%/6              Treasury Flat           3,200,000       04/30/98
  197      08/01/01            Lock/36_Defeasance/81_0%/3                                     2,800,000       05/05/98
  198      08/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           3,200,000       03/31/98
------------------------------------------------------------------------------------------------------------------------------
  199      05/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           3,000,000       10/20/97
  200      06/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           3,850,000       12/12/97
  201      05/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           3,400,000       12/31/97
  202      07/01/01            Lock/36_Defeasance/81_0%/3                                     2,950,000       04/07/98
  203      05/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           2,919,000       02/16/98
------------------------------------------------------------------------------------------------------------------------------
  204      04/01/02            Lock/48_>YM or 1%/66 0%_6              Treasury Flat           3,250,000       07/01/98
  205      08/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           3,135,000
  205a                                                                                          680,000       03/17/98
  205b                                                                                        1,460,000       03/17/98
  205c                                                                                          770,000       03/17/98
------------------------------------------------------------------------------------------------------------------------------
  205d                                                                                          225,000       03/17/98
  206      05/01/01            Lock/36_Defeasance/78_0%/6                                     2,600,000       02/17/98
  207      04/01/01            Lock/36_Defeasance/66_0%/6                                     3,100,000       12/30/97
  208      11/01/00            Lock/31_Defeasance/85_0%/4                                     2,900,000       12/01/97
  209      05/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           2,735,000       06/18/97
------------------------------------------------------------------------------------------------------------------------------
  210      10/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           2,860,000       05/20/98
  211      06/01/01            Lock/36_Defeasance/78_0%/6                                     3,000,000       02/24/98
  212      10/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           2,700,000       05/07/98
  213      09/01/01            Lock/36_Defeasance/201_0%3                                     2,900,000       06/10/98
  214      08/01/01            Lock/36_Defeasance/78_0%/6                                     3,100,000       06/02/98
------------------------------------------------------------------------------------------------------------------------------
  215      06/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           2,800,000       12/24/97
  216      06/01/01            Lock/36_Defeasance/78_0%/6                                     3,170,000
  216a                                                                                        1,000,000       03/06/98
  216b                                                                                        1,150,000       03/06/98
  216c                                                                                        1,020,000       03/06/98
------------------------------------------------------------------------------------------------------------------------------
  217      06/01/01            Lock/36_Defeasance/78_0%/6                                     3,375,000       03/10/98
  218      07/01/01            Lock/36_Defeasance/78_0%/6                                     2,700,000       12/18/97
  219      11/01/00            Lock/28_Defeasance/91_0%/1                                     2,400,000       03/22/98
  220      10/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           3,100,000       07/21/98
  221      09/01/01           Lock/36_Defeasance/203_0%/1                                     2,850,000       04/16/98
------------------------------------------------------------------------------------------------------------------------------
  222      09/01/01          Lockout/36_Defeasance/201_0%/3                                   2,900,000       05/13/98
  223      06/01/01            Lock/36_Defeasance/78_0%/6                                     2,870,000       03/11/97
  224      08/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           3,350,000       04/28/98
  225      07/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           2,900,000       02/26/98
  226      03/01/01            Lock/36_Defeasance/78_0%/6                                     2,650,000       10/09/97
------------------------------------------------------------------------------------------------------------------------------
  227      07/01/02             Lock/48_>YM or1%/66_0%/6              Treasury Flat           2,670,000       01/09/98
  228      03/01/05           Lockout/84_>YM or 1%/90_0%6             Treasury Flat           4,830,000       01/07/98
  229      09/01/01            Lock/36_Defeasance/81_0%/3                                     3,000,000       06/01/98
  230      10/01/01            Lock/36_Defeasance/78_0%/6                                     2,800,000       03/25/98
  231      08/01/01            Lock/36_Defeasance/83_0%/1                                     2,400,000       05/01/98
------------------------------------------------------------------------------------------------------------------------------
  232      09/01/01           Lock/36_Defeasance/195_0%/6                                     2,225,000       07/09/98
  233      08/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           2,300,000       04/14/98
  234      07/01/01           Lock/36_Defeasance/201_0%/3                                     2,435,000       02/24/98
  235      06/01/01           Lock/36_Defeasance/191_0%/3                                     1,870,000       03/16/98
  236      09/01/01          Lockout/36_Defeasance/78_0%/6                                    2,390,000       03/19/98
------------------------------------------------------------------------------------------------------------------------------
  237      09/01/01            Lock/36_Defeasance/78_0%/6                                     2,415,000       05/15/98
  238      08/01/01            Lock/36_Defeasance/81_0%/3                                     2,300,000       06/03/98
  239      07/01/01            Lock/36_Defeasance/81_0%/3                                     2,100,000       04/07/98
  240      07/01/01           Lock/36_Defeasance/201_0%/3                                     2,550,000       02/17/98
  241      05/01/01           Lock/36_Defeasance/189_0%/3                                     1,815,000       03/02/98
------------------------------------------------------------------------------------------------------------------------------
  242      07/01/01            Lock/36_Defeasance/81_0%/3                                     2,400,000       04/13/98
  243      05/01/02            Lock/48_>1% or YM/66_0%/6              Treasury Flat           2,300,000       02/05/98
  244      10/01/02            Lock/48_>YM or 1%/66/_0%/6             Treasury Flat           2,350,000       07/09/98
  245      11/01/00            Lock/31_Defeasance/83_0%/6                                     2,300,000       02/20/98
  246      07/01/01            Lock/36_Defeasance/83_0%/1                                     2,300,000       04/16/98
------------------------------------------------------------------------------------------------------------------------------
  247      07/01/01            Lock/36_Defeasance/78_0%/6                                     2,300,000       04/01/98
  248      07/01/01           Lock/36_Defeasance/201_0%/3                                     2,350,000       02/17/98
  249      07/01/01           Lock/36_Defeasance/201_0%/3                                     2,450,000       02/17/98
  250      11/01/00            Lock/28_Defeasance/91_0%/1                                     2,850,000       04/02/98
  251      08/01/01           Lock/36_Defeasance/201_0%/3                                     2,820,000       04/10/98
------------------------------------------------------------------------------------------------------------------------------
  252      05/01/02            Lock/48_>YM or 1%/162_0%/6             Treasury Flat           2,100,000       01/05/98
  253      07/01/01           Lock/36_Defeasance/201_0%/3                                     2,400,000       02/17/98
  254      04/01/02          Lockout/48_>YM or 1%/126_0%/6            Treasury Flat           2,200,000       01/12/98
  255      07/01/01          Lockout/36_>YM or 1%/174_0%/6            Treasury Flat           2,250,000       03/17/98
  256      08/01/01          Lockout/36_Defeasance/198_0%/6                                   2,230,000       04/24/98
------------------------------------------------------------------------------------------------------------------------------
  257      07/01/03          Lockout/60_Defeasance/54_0%/6                                    2,200,000       03/23/98
  258      09/01/01            Lock/36_>YM or 1%/78_0%/6              Treasury Flat           2,140,000       05/22/98
  259      06/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           2,140,000       01/07/98
  260      06/01/01            Lock/36_Defeasance/81_0%/3                                     2,200,000       03/20/98
  261      04/01/01            Lock/36_Defeasance/81_0%/3                                     2,250,000       11/24/97
------------------------------------------------------------------------------------------------------------------------------
  262      07/01/01           Lock/36_Defeasance/201_0%/3                                     1,950,000       06/01/98
  263      08/01/01            Lock/36_Defeasance/81_0%/3                                     2,000,000       07/01/98
  264      05/01/01           Lock/36_Defeasance/201_0%/3                                     2,195,000       04/06/98
  265      04/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           2,145,000       10/24/97
  266      09/01/01            Lock/36_Defeasance/81_0%/3                                     2,400,000       05/11/98
------------------------------------------------------------------------------------------------------------------------------
  267      07/01/01            Lock/36_Defeasance/81_0%/3                                     2,100,000       04/20/98
  268      06/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           1,990,000       02/02/98
  269      07/01/03            Lock/60_Defeasance/54_0%/6                                     3,150,000       04/21/98
  270      06/01/01            Lock/36_Defeasance/78_%0/6                                     2,100,000       03/23/98
  271      03/01/01              Lock/36_Defeasance/84                                        2,050,000       12/16/97
------------------------------------------------------------------------------------------------------------------------------
  272      05/01/01           Lock/36_Defeasance/138_0%/3                                     1,700,000       03/03/98
  273      02/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           2,000,000       09/10/97
  274      09/01/01            Lock/36_Defeasance/78_0%/6                                     2,165,000       05/20/98
  275      08/01/01            Lock/36_>YM or 1%/78_0%/6              Treasury Flat           1,970,000       04/10/98
  276      06/01/01          Lockout/36_Defeasance/78_0%/6                                    2,020,000       01/12/98
------------------------------------------------------------------------------------------------------------------------------
  277      07/01/01           Lock/36_Defeasance/201_0%/3                                     1,950,000       04/04/98
  278      08/01/01           Lock/36_Defeasance/201_0%/3                                     1,950,000       04/16/98
  279      07/01/01           Lock/36_Defeasance/203_0%/1                                     1,950,000       04/15/98
  280      04/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           2,000,000       12/10/97
  281      10/01/01             Lock/36_Defeance/78_0%/6                                      1,950,000       07/14/98
------------------------------------------------------------------------------------------------------------------------------
  282      08/01/01            Lock/36_Defeasance/83_0%/1                                     1,900,000       06/01/98
  283      09/01/01           Lock/36_Defeasance/141_0%/3                                     3,050,000       04/09/98
  284      09/01/08           Lock/120_>YM or 1%/114_0%/6             Treasury Flat           3,000,000       06/05/98
  285      11/01/00            Lock/28_Defeasance/91_0%/1                                     2,500,000       03/25/98
  286      08/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           1,700,000       04/06/98
------------------------------------------------------------------------------------------------------------------------------
  287      08/01/01          Lockout/36_Defeasance/78_0%/6                                    1,800,000       02/19/98
  288      08/01/01            Lock/36_Defeasance/83_0%/1                                     1,850,000       04/23/98
  289      07/01/01            Lock/36_Defeasance/78_0%/6                                     2,100,000       01/08/98
  290      06/01/01           Lock/36_Defeasance/201_0%/3                                     2,000,000       03/19/98
  291      11/01/00            Lock/31_Defeasance/83_0%/6                                     1,650,000       02/20/98
------------------------------------------------------------------------------------------------------------------------------
  292      04/01/01             Lock/36_>YMor1%/78_0%/6               Treasury Flat           1,800,000       11/16/97
  293      11/01/00            Lock/31_Defeasance/83_0%/6                                     1,660,000       03/08/98
  294      08/01/01          Lockout/36_Defeasance/78_0%/6                                    2,050,000       05/20/98
  295      09/01/01           Lock/36_Defeasance/201_0%/3                                     1,925,000       06/10/98
  296      07/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           1,670,000       03/24/98
------------------------------------------------------------------------------------------------------------------------------
  297      08/01/01           Lock/36_Defeasance/201_0%/3                                     1,600,000       04/09/98
  298      07/01/01           Lock/36_Defeasance/208_0%/3                                     1,925,000       05/27/98
  299      04/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           1,600,000       11/03/97
  300      06/01/01           Lock/36_Defeasance/105_0%/3                                     2,025,000       03/19/98
  301      07/01/01           Lock/36_Defeasance/141_0%/3                                     2,400,000       08/10/97
------------------------------------------------------------------------------------------------------------------------------
  302      09/01/01           Lockout/36_>YM or 1%/78_0%/6            Treasury Flat           1,900,000       07/01/98
  303      10/01/01            Lock/36_Defeasance/78_0%/6                                     1,550,000       03/13/98
  304      09/01/02             Lock/48_YM or 1%/66_0%/6              Treasury Flat           1,550,000       03/31/98
  305      09/01/05            Lock/84_>YM or 1%/90_0%/6              Treasury Flat           1,825,000       06/24/98
  306      09/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           1,700,000       05/27/98
------------------------------------------------------------------------------------------------------------------------------
  307      07/01/01            Lock/36_Defeasance/83_0%/1                                     1,230,000       05/07/98
  308      07/01/01            Lock/36_Defeasance/78_0%/6                                     1,700,000       04/07/98
  309      11/01/00            Lock/31_Defeasance/83_0%/6                                     1,435,000       03/08/98
  310      11/01/00            Lock/31_Defeasance/83_0%/6                                     1,340,000       03/08/98
  311      07/01/01           Lock/36_Defeasance/201_0%/3                                     1,325,000       02/24/98
------------------------------------------------------------------------------------------------------------------------------
  312      09/01/01          Lockout/36_Defeasance/78_0%/6                                    1,200,000       05/21/98
  313      09/01/05            Lock/84_>YM or 1%/90_0%/6              Treasury Flat           1,290,000       06/24/98
  314      07/01/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat           1,370,000       04/01/98
  315      07/01/01            Lock/36_Defeasance/81_0%/3                                     1,400,000       04/21/98
  316      08/01/01          Lockout/36_Defeasance/198_0%/6                                   1,150,000       05/05/98
------------------------------------------------------------------------------------------------------------------------------
  317      04/01/01            Lock/36_Defeasance/81_0%/3                                       875,000       03/01/98
  318      05/01/01            Lock/36_Defeasance/78_0%/6                                       900,000       01/01/98
  319      10/01/01            Lock/36_Defeasance/78_0%/6                                       985,000       02/20/98
  320      04/01/01            Lock/36_Defeasance/81_0%/3                                       740,000       03/01/98
  321      10/01/01            Lock/36_Defeasance/78_0%/6                                       825,000       03/20/98
------------------------------------------------------------------------------------------------------------------------------
  322      08/05/02            Lock/48_>YM or 1%/66_0%/6              Treasury Flat             720,000       05/01/98

          ORIGINATION    CUT-OFF      ANTICIPATED
CONTROL     DATE LTV     DATE LTV         LTV                    YEAR (S)                   YEAR (S)                 LOCKBOX
 NUMBER      RATIO        RATIO     AT MATURITY/ARD               BUILT                     RENOVATED                REQUIRED
-----------------------------------------------------------------------------------------------------------------------------------
   1         57.05%       56.70%        22.45%                                                                         Yes
   1a                                                              1976                       1980
   1b                                                              1973                       1977
   1c                                                              1969                        UAV
   1d                                                              1959                1960,62,64,70,94,96
-----------------------------------------------------------------------------------------------------------------------------------
   1e                                                              1965                   1966 and 1968
   1f                                                              1973                       1978
   1g                                                              1969                       1971
   1h                                                              1962                       1973
   1i                                                           1976, 1997                     NAP
-----------------------------------------------------------------------------------------------------------------------------------
   1j                                                              1979                       1980
   1k                                                              1975                        UAV
   1l                                                              1954                    1970, 1980
   1m                                                              1953                        UAV
   1n                                                              1958                 1971, 1978, 1988
-----------------------------------------------------------------------------------------------------------------------------------
   1o                                                              1967                    1970, 1979
   1p                                                              1946                1953,57,59,61,67,74
   1q                                                              1956                        UAV
   1r                                                              1978                       1981
   1s                                                              1964                        UAV
-----------------------------------------------------------------------------------------------------------------------------------
   1t                                                              1995                        NAP
   1u                                                              1967                        UAV
   1v                                                        1955, 1959, 1969                 1986
   1w                                                              1963                    1967, 1981
   1x                                                              1996                        NAP
-----------------------------------------------------------------------------------------------------------------------------------
   1y                                                              1985                        UAV
   1z                                                              1960                       1968
  1aa                                                              1981                        UAV
  1bb                                                              1985                        UAV
  1cc                                                           1952, 1956              1956, 1968, 1979
-----------------------------------------------------------------------------------------------------------------------------------
   2         61.67        61.19          52.19                                                                          No
   2a                                                              1971                        UAV
   2b                                                           1967, 1971                     UAV
   2c                                                              1973                        UAV
   2d                                                              1970                        UAV
-----------------------------------------------------------------------------------------------------------------------------------
   2e                                                              1973                        UAV
   2f                                                              1977                        UAV
   2g                                                           1968-1975                      UAV
   2h                                                              1978                        UAV
   2i                                                           1970-1974                      UAV
-----------------------------------------------------------------------------------------------------------------------------------
   2j                                                              1971                        UAV
   2k                                                              1974                        UAV
   2l                                                              1971                        UAV
   2m                                                              1968                        UAV
   2n                                                              1971                        UAV
-----------------------------------------------------------------------------------------------------------------------------------
   2o                                                              1973                        UAV
   3         61.80        61.65          52.92                                                                         Yes
   3a                                                              1995                        NAP
   3b                                                              1996                        NAP
   3c                                                              1997                        NAP
-----------------------------------------------------------------------------------------------------------------------------------
   3d                                                              1996                        NAP
   3e                                                              1997                        NAP
   3f                                                              1997                        NAP
   3g                                                              1996                        NAP
   3h                                                              1995                        NAP
-----------------------------------------------------------------------------------------------------------------------------------
   4         71.53        71.31          61.42                                                                         Yes
   4a                                                              1987                        NAP
   4b                                                              1980                        NAP
   5         53.76        53.76          42.29                     1985                       1997                     Yes
   6         73.33        73.13          64.42               1950, 1973, 1976                 1996                      No
-----------------------------------------------------------------------------------------------------------------------------------
   7         80.00        79.94          70.48                  1994-1996                      NAP                     Yes
             69.86        69.65          60.53
   8         72.10        71.88          62.47                     1924                       1997                      No
   9         79.05        78.81          68.49                     1902                        UAV                      No
   10        61.59        61.40          53.36                  1890-1900                     1996                      No
-----------------------------------------------------------------------------------------------------------------------------------
   11        72.67        72.45          62.96                     1932                        UAV                Not Applicable
   12        56.67        56.49          49.10                     1892                       1997                      No
   13        71.43        71.28          57.71                  1913, 1959                 1990, 1991                  Yes
             69.51        69.29          60.22
   14        76.22        75.99          66.04                     1911                        UAV                      No
-----------------------------------------------------------------------------------------------------------------------------------
   15        71.49        71.28          61.94                     1966                       1995                      No
   16        68.33        68.13          59.20                     1953                        UAV                      No
   17        60.19        60.00          52.15                     1906                        UAV                      No
   18        62.22        62.03          53.91                     1928                       1994                      No
   19        85.83        85.74          70.93                  1974/1979                   1993-1997                   No
-----------------------------------------------------------------------------------------------------------------------------------
   20        79.04        79.04          68.72             1982, 1985 thru 1987               1998                      No
   21        61.88        61.76          53.12               1902, 1930-1950                1984-1985                  Yes
   22        56.76        56.58          51.22                 1960's, 1980                   1997                     Yes
   23        59.17        58.23          0.00                      1942                       1997                      No
   24        77.42        76.65          71.90                     1958                       1986                      No
-----------------------------------------------------------------------------------------------------------------------------------
   25        79.55        79.29          70.09                     1966                       1988                     Yes
   26        64.93        64.85          52.37                                                                          No
  26a                                                              1993                        NAP
  26b                                                              1996                        NAP
  26c                                                              1993                        NAP
-----------------------------------------------------------------------------------------------------------------------------------
  26d                                                              1992                        NAP
   27        52.28        52.28          52.28                     NAP                         NAP                     Yes
   28        71.78        71.73          62.90                     1926                      Various                    No
   29        80.68        80.57          70.84                  1990-1991                      NAP                     Yes
   30        62.50        62.36          49.69                     1996                        NAP                     Yes
-----------------------------------------------------------------------------------------------------------------------------------
   31        70.74        70.67          58.46                 1967 to 1981                1995 - 1997                  No
   32        60.47        60.26          48.25                     1989                        NAP                      No
   33        77.58        77.37          68.22                     1964                     1989-1991                   No
   34        70.62        70.47          57.34                     1926                       1990                     Yes
   35        81.17        80.92          63.77                     1964                     1994,1997                  Yes
-----------------------------------------------------------------------------------------------------------------------------------
   36        70.62        70.38          61.86                                                                          No
  36a                                                              1979                        UAV
  36b                                                              1980                        UAV
  36c                                                              1978                        UAV
   37        74.06        73.99          63.49                     1990                        NAP                     Yes
-----------------------------------------------------------------------------------------------------------------------------------
   38        74.50        74.44          57.04                     1998                        NAP                      No
   39        79.55        79.40          73.64                     1991                       1997                     Yes
   40        73.10        72.58          63.12                                                                         Yes
  40a                                                              1987                        NAP
  40b                                                              1989                       1997
-----------------------------------------------------------------------------------------------------------------------------------
   41        68.00        67.77          59.61                  1972-1978                     1995                      No
   42        54.86        54.76          47.09                  1986-1990                      UAV                     Yes
   43        65.06        64.92          51.91                     1969                       1996                     Yes
   44        79.32        79.20          69.08                     1969                        UAV                      No
   45        80.86        80.50          70.42                     1983                       1998                Not Applicable
-----------------------------------------------------------------------------------------------------------------------------------
   46        70.37        70.13          61.72                     1974                     1991-1997                  Yes
   47        57.67        57.53          51.20                     1996                        NAP                     Yes
   48        70.94        70.72          62.67                     1980                        NAP                     Yes
   49        80.00        78.87          0.00                   1994,1996                      NAP                     Yes
   50        79.35        79.20          69.73                     1994                       1995                      No
-----------------------------------------------------------------------------------------------------------------------------------
   51        77.45        77.38          67.20                     1967                        UAV                     Yes
   52        80.93        80.87          71.07                     1984                        UAV                      No
   53        79.58        78.66          64.53                   1996-97                       NAP                      No
   54        68.07        67.85          54.92                     1992                       1997                      No
   55        49.38        49.38          49.38                     1980                       1997                     Yes
-----------------------------------------------------------------------------------------------------------------------------------
   56        77.36        77.11          68.10                     1985                       1996                      No
   57        73.68        73.13          64.01                     1985                       1993                      No
   58        72.19        72.11          58.53                     1976                       1995                      No
   59        73.58        73.44          60.35                                                                          No
  59a                                                              1962                        UAV
-----------------------------------------------------------------------------------------------------------------------------------
  59b                                                              1972                        UAV
  59c                                                              1974                       1987
  59d                                                              1972                        UAV
  59e                                                              1973                        UAV
  59f                                                              1971                        UAV
-----------------------------------------------------------------------------------------------------------------------------------
   60        72.28        72.10          64.22                   Various                       UAV                     Yes
   61        55.12        54.90          45.10                     1958                     1996-1997                   No
   62        73.91        73.66          64.74                                                                         Yes
  62a                                                              1966                        NAP
  62b                                                              1973                        NAP
-----------------------------------------------------------------------------------------------------------------------------------
  62c                                                              1975                        UAV
   63        66.00        65.65          57.12                     1978                     1995/1997                  Yes
   64        69.30        69.30          0.00                      1997                        NAP                      No
   65        79.75        79.54          70.28                     1988                       1997                     Yes
   66        68.42        68.10          60.16                     1959                     1980,1995                  Yes
-----------------------------------------------------------------------------------------------------------------------------------
   67        79.14        78.94          69.90                   1985/88                      1997                      No
   68        73.49        73.20          63.26                     1959                        UAV                      No
   69        75.00        74.92          60.99                     1977                       1995                      No
   70        75.99        75.70          65.70                     1913                       1988                      No
   71        77.03        75.74          0.00                      1997                        NAP                     Yes
-----------------------------------------------------------------------------------------------------------------------------------
   72        69.18        69.10          55.60                                                                          No
  72a                                                              1974                        NAP
  72b                                                              1975                        NAP
  72c                                                         1973,1977,1979                   NAP
   73        89.88        89.69          78.26                     1970                        UAV                      No
-----------------------------------------------------------------------------------------------------------------------------------
   74        54.70        54.58          44.05                     1990                       1997                      No
   75        60.00        59.94          49.58                  1970-1971                     1993                      No
   76        90.00        89.62          73.12                1969, 1990-95                    NAP                      No
   77        69.23        68.81          57.68                     1991                        NAP                      No
   78        67.72        67.58          59.00                1954, 1987-88                   1997                      No
-----------------------------------------------------------------------------------------------------------------------------------
   79        71.89        71.83          62.65                     1936                       1997                      No
   80        75.54        75.34          66.56                  1988-1991                      NAP                     Yes
   81        79.15        78.56          64.92                 1992 to 1993                    NAP                     Yes
   82        80.00        79.84          69.98                 1971 & 1986                    1991                     Yes
   83        80.65        80.42          72.07                 1926 & 1930                    1997                     Yes
-----------------------------------------------------------------------------------------------------------------------------------
   84        60.98        60.73          52.50                     1981                       1990                      No
   85        67.57        67.23          59.06                     1988                        NAP                      No
   86        75.00        74.75          0.00                      1994                        NAP                     Yes
   87        80.00        79.84          69.87                     1992                        NAP                      No
   88        71.32        71.32          62.36                1981-1984/1989                  1988                     Yes
-----------------------------------------------------------------------------------------------------------------------------------
   89        79.34        79.12          69.46                     1980                     1993-1997                   No
   90        79.83        79.33          69.66                     1971                       1996                      No
   91        76.03        75.91          65.34                     1972                       1994                      No
   92        74.19        73.93          58.79                  1989-1990                      UAV                      No
   93        80.00        79.66          70.08                     1979                       1997                      No
-----------------------------------------------------------------------------------------------------------------------------------
   94        74.75        74.69          65.36                     1997                        NAP                     Yes
   95        78.95        78.83          68.86                                                                         Yes
  95a                                                              1970                    1991 & 1996
  95b                                                              1973                    1991 & 1996
   96        75.00        74.86          66.21                     1984                       1997                     Yes
-----------------------------------------------------------------------------------------------------------------------------------
   97        64.29        64.11          56.31                     1990                       1993                      No
   98        55.56        55.39          45.06                     1909                  1980's - 1990's                No
   99        72.58        72.17          62.56                     1969                       1992                      No
  100        72.58        71.51          34.42                     1987                        NAP                      No
  101        74.96        74.69          0.00                    1994-95                       NAP                     Yes
-----------------------------------------------------------------------------------------------------------------------------------
  102        74.96        74.87          60.77                     1976                       1995                      No
  103        53.40        52.96          37.35                                                                    Not Applicable
  103a                                                         1978 & 1988                     NAP
  103b                                                         1984 & 1989                     NAP
  103c                                                             1985                        NAP
-----------------------------------------------------------------------------------------------------------------------------------
  103d                                                         1987 & 1988                     NAP
  103e                                                         1990 & 1992                     NAP
  103f                                                             1989                        NAP
  103g                                                       1982, 1990, 1994                  NAP
  103h                                                             1992                        NAP
-----------------------------------------------------------------------------------------------------------------------------------
  103i                                                             1994                        NAP
  104        75.00        75.00          59.04                     1970                 1988, 1993, 1995               Yes
  105        66.92        66.42          54.15                     1903                1976 (see Comments)              No
  106        64.76        64.38          51.51                                                                          No
  106a                                                             1862                1970's,1988,1994-96
-----------------------------------------------------------------------------------------------------------------------------------
  106b                                                          1952, 1966                     UAV
  106c                                                        1930's, 1940's          54,'71,81,'83,'91,94
  106d                                                             1955                       1998
  106e                                                             1959                       1985
  107        66.67        66.59          54.05                 1973 & 1991                     UAV                     Yes
-----------------------------------------------------------------------------------------------------------------------------------
  108        73.68        73.58          64.31                     1998                        NAP                     Yes
  109        74.59        74.20          64.72                     1988                        UAV                      No
  110        81.82        81.82          70.60                     1997                        NAP                Not Applicable
  111        68.09        68.00          54.65                     1966                       1985                      No
  112        61.73        61.59          53.62                     1979                      1994-95                    No
-----------------------------------------------------------------------------------------------------------------------------------
  113        78.43        78.21          68.63                     1988                       1996                      No
  114        80.82        80.60          71.07                     1986                       1997                     Yes
  115        75.96        75.85          65.94                     1969                       1992                      No
  116        74.40        74.02          58.34                     1973                     1997-1998                   No
  117        75.00        74.85          61.51                                                                          No
-----------------------------------------------------------------------------------------------------------------------------------
  117a                                                             1969                       1985
  117b                                                             1984                        UAV
  118        77.08        76.55          0.00                      1997                        NAP                      No
  119        79.76        79.49          0.00                      1984                       1992                     Yes
  120        77.16        77.00          62.78                     1982                       1992                      No
-----------------------------------------------------------------------------------------------------------------------------------
  121        69.78        69.47          61.84                     1987                        UAV                Not Applicable
  122        79.91        79.85          70.08                     1986                        UAV                      No
  123        69.55        69.42          0.00                      1993                        NAP                     Yes
  124        77.73        77.57          63.22                     1985                       1998                      No
  125        67.27        66.82          57.69                     1989                       1997                      No
-----------------------------------------------------------------------------------------------------------------------------------
  126        75.00        74.73          0.00                      1997                        NAP                      No
  127        69.33        69.21          0.00                      1986                       1992                      No
  128        67.59        67.20          58.02                  1995-1997                      NAP                      No
  129        75.39        75.39          65.93                                                                         Yes
  129a                                                             1986                        UAV
-----------------------------------------------------------------------------------------------------------------------------------
  129b                                                             1989                        UAV
  130        72.00        71.69          63.06                  1992-1993                     1994                     Yes
  131        80.00        79.29          62.87                     1932                        UAV                      No
  132        63.64        63.57          52.59                  1989, 1993                  1995-1996                   No
  133        79.73        79.34          68.61                1986 and 1987                    UAV                      No
-----------------------------------------------------------------------------------------------------------------------------------
  134        63.64        63.21          48.21                  1988/1989                      NAP                      No
  135        71.43        70.94          58.47                     1993                        NAP                      No
  136        74.21        73.06          48.84                1972 and 1974               1990 to 1996                  No
  137        75.00        74.44          59.07                     1950                   Early 1990's                  No
  138        70.82        70.64          62.62                1985 and 1986                   1993                      No
-----------------------------------------------------------------------------------------------------------------------------------
  139        72.81        72.65          63.43                     1982                        UAV                     Yes
  140        75.00        74.80          65.99                     1987                       1990                      No
  141        62.96        62.54          0.00                      1973                       1997                      No
  142        67.10        66.77          58.80                     1985                       1997                     Yes
  143        73.64        73.49          0.00                1981,1989, 1997                   NAP                     Yes
-----------------------------------------------------------------------------------------------------------------------------------
  144        78.25        77.57          61.23                     1979                       1997                      No
  145        62.14        62.06          49.91                     1979                        UAV                      No
  146        71.90        70.69          0.00                   1987/1988                     1996                      No
  147        82.31        81.78          0.00                      1953                       1998                      No
  148        73.10        72.68          60.17                     1984                       1997                      No
-----------------------------------------------------------------------------------------------------------------------------------
  149        77.00        76.68          62.50                                                                          No
  149a                                                             1989                        NAP
  149b                                                             1989                        NAP
  150        74.45        74.36          60.04               1964, 1976&1978             1992, 1996&1997               Yes
  151        60.78        60.66          49.28                     1969                    1985, 1990                  Yes
-----------------------------------------------------------------------------------------------------------------------------------
  152        79.74        79.31          68.87                     1991                        NAP                      No
  153        79.49        79.15          69.70                     1991                        NAP                     Yes
  154        78.97        78.62          72.62                     1996                        NAP                      No
  155        72.89        72.58          63.70                     1938                        UAV                      No
  156        48.39        48.39          41.23               1965, 1972, 1978                  UAV                      No
-----------------------------------------------------------------------------------------------------------------------------------
  157        75.47        75.41          62.48                     1989                        NAP                      No
  158        72.29        72.10          63.88                     1983                       1996                      No
  159        69.77        69.54          61.28                     1981                       1996                      No
  160        74.81        74.49          60.56                  1975-1979                     1997                      No
  161        58.82        58.52          0.00                      1972                        UAV                      No
-----------------------------------------------------------------------------------------------------------------------------------
  162        74.07        73.66          61.29                     1974                  1995/1996/1997                Yes
  163        62.19        62.11          55.37                     1955                      1995-96                    No
  164        75.06        74.87          66.41                  1978/1984                     1990                      No
  165        76.55        76.41          0.00                      1985                       1997                     Yes
  166        73.75        73.34          63.61                     1986                       1997                      No
-----------------------------------------------------------------------------------------------------------------------------------
  167        80.00        79.79          70.42                     1986                        NAP                     Yes
  168        66.90        66.43          54.58                     1987                       1997                      No
  169        71.52        71.01          0.00                      1997                        NAP                      No
  170        53.33        53.27          43.25                  1995, 1997                     NAP                      No
  171        73.32        73.23          58.92                     1986                     1996-1997                   No
-----------------------------------------------------------------------------------------------------------------------------------
  172        75.68        74.26          0.00                   1965, 1968                   1994-96                    No
  173        66.67        66.49          59.69                                                                          No
  173a                                                             1993                        NAP
  173b                                                             1995                        NAP
  173c                                                             1997                        NAP
-----------------------------------------------------------------------------------------------------------------------------------
  173d                                                             1997                        NAP
  173e                                                             1997                        NAP
  173f                                                             1994                        NAP
  174        80.00        79.93          69.45                     1968                       1997                     Yes
  175        75.00        74.86          0.00                      1973                        UAV                      No
-----------------------------------------------------------------------------------------------------------------------------------
  176        75.00        74.70          69.52                     1986                       1995                      No
  177        79.58        78.66          64.53                   1996-97                       NAP                      No
  178        80.00        79.89          61.33                     1980                        NAP                      No
  179        73.82        73.50          59.65              1977,1978 and 1980                1996                      No
  180        65.63        65.40          0.00                 1964,1978,1983               1994 - 1997                  No
-----------------------------------------------------------------------------------------------------------------------------------
  181        74.29        73.90          57.59                1990-1993-1994                  1997                      No
  182        73.86        73.44          63.56                 1991 - 1996                     UAV                      No
  183        50.40        50.30          41.41                     1968                       1996                      No
  184        82.78        82.72          72.80                     1896                       1997                      No
  185        73.53        73.15          0.00                      1996                        NAP                      No
-----------------------------------------------------------------------------------------------------------------------------------
  186        69.64        69.06          57.30                                                                          No
  186a                                                             1984                        NAP
  186b                                                             1993                        UAV
  186c                                                         1989 & 1993                     UAV
  187        72.35        72.30          63.68                     1974                       1993                     Yes
-----------------------------------------------------------------------------------------------------------------------------------
  188        74.81        74.67          0.00                   1982-85-92                    1995                      No
  189        65.45        65.28          58.60                                                                          No
  189a                                                             1993                        NAP
  189b                                                             1994                        NAP
  189c                                                             1995                        NAP
-----------------------------------------------------------------------------------------------------------------------------------
  189d                                                             1996                        NAP
  189e                                                             1994                        NAP
  190        80.00        79.93          69.45                     1974                       1996                     Yes
  191        69.16        68.54          47.13                                                                          No
  191a                                                             1959                     1972-1973
-----------------------------------------------------------------------------------------------------------------------------------
  191b                                                      1960, 1962 & 1978                 1995
  192        65.40        64.75          51.65                 1960 to 1990                    UAV                      No
  193        72.27        71.97          63.31                                                                          No
  193a                                                             1997                        NAP
  193b                                                             1996                        NAP
-----------------------------------------------------------------------------------------------------------------------------------
  194        72.12        71.76          58.82                 1972 & 1984                     UAV                      No
  195        74.92        74.67          65.84                     1986                        NAP                      No
  196        71.88        71.79          57.80               cira 1970, 1984                   UAV                      No
  197        82.14        82.03          72.03                     1997                        N/A                Not Applicable
  198        71.88        71.62          56.88                  1989-1990                      NAP                      No
-----------------------------------------------------------------------------------------------------------------------------------
  199        76.67        76.33          66.98                     1970                     1996/1997                   No
  200        59.74        59.41          48.01                 Early 1960s                1995 and 1997                 No
  201        67.65        67.16          53.61                     1923                       1988                      No
  202        77.12        76.97          67.95                     1970                       1996                      No
  203        77.08        76.79          68.34                  1986/1991                                               No
-----------------------------------------------------------------------------------------------------------------------------------
  204        69.23        68.84          59.56                     1988                       1993                      No
  205        70.18        69.95          56.68                                                                          No
  205a                                                             1993                        NAP
  205b                                                             1997                        NAP
  205c                                                             1974                       1997
-----------------------------------------------------------------------------------------------------------------------------------
  205d                                                             1973                       1996
  206        84.62        84.24          73.71                1983 and 1986                    NAP                      No
  207        70.97        70.65          63.79                     1989                       1997                      No
  208        75.00        74.69          65.84                     1967                       1996                     Yes
  209        78.61        78.28          68.92                1970's & 1996                    UAV                      No
-----------------------------------------------------------------------------------------------------------------------------------
  210        74.72        74.58          51.25                  1989/1990                      NAP                      No
  211        71.17        70.89          58.57                     1931                       1993                     Yes
  212        77.78        77.68          62.62                     1991                        NAP                     Yes
  213        72.41        72.28          0.00                      1989                       1997                      No
  214        67.74        67.58          52.75                     1971                      1995-96                   Yes
-----------------------------------------------------------------------------------------------------------------------------------
  215        75.00        74.70          64.72                     1970                       1997                      No
  216        66.25        65.70          46.34                                                                          No
  216a                                                             1995                        NA
  216b                                                             1996                        NA
  216c                                                             1995                        NAP
-----------------------------------------------------------------------------------------------------------------------------------
  217        61.63        61.33          50.50                     1975                       1992                      No
  218        76.85        76.63          62.84                     1996                        NAP                     Yes
  219        85.00        84.84          74.70                     1984                        NAP                      No
  220        64.52        64.46          56.49                     1969                       1995                      No
  221        70.18        70.05          0.00                      1996                        NAP                      No
-----------------------------------------------------------------------------------------------------------------------------------
  222        68.97        68.84          0.00                      1966                       1996                      No
  223        69.69        69.42          57.29                     1979                  1985-86,1996-97               Yes
  224        59.70        59.38          40.83                  1983/1996                      NAP                      No
  225        68.28        68.05          58.17                     1955                    late 1980's            Not Applicable
  226        75.47        74.35          51.77                     1990                        UAV                      No
-----------------------------------------------------------------------------------------------------------------------------------
  227        73.41        73.23          65.08                     1997                        NAP                      No
  228        41.41        40.38          0.00              1958,1964,1968,1972               1995/96                    No
  229        65.00        64.93          52.95                     1973                     1996-1997                   No
  230        68.93        68.93          55.39                     1982                        UAV                     Yes
  231        80.00        79.89          70.35                     1986                        UAV                      No
-----------------------------------------------------------------------------------------------------------------------------------
  232        84.27        84.10          0.00                      1998                        NAP                     Yes
  233        79.57        79.39          69.01                     1997                        NAP                      No
  234        74.95        74.57          0.00                      1983                       1997                      No
  235        97.72        96.91          0.00                      1997                        NAP                     Yes
  236        75.31        75.26          66.59                     1984                       1993                     Yes
-----------------------------------------------------------------------------------------------------------------------------------
  237        74.53        74.48          65.29                     1988                       1997                     Yes
  238        78.26        78.15          68.14                  1963-1965                   1995-1996                   No
  239        85.71        85.54          75.13                     1970                       1995                      No
  240        70.59        70.23          0.00                      1995                        NAP                      No
  241        98.12        97.08          0.00                   1996/1997                      NAP                     Yes
-----------------------------------------------------------------------------------------------------------------------------------
  242        73.44        73.25          61.22                     1987                       1995                      No
  243        76.52        76.20          67.00                 1981 to 1983                    NAP                      No
  244        74.47        74.37          59.40                     1986                        NAP                      No
  245        76.09        75.77          66.72                     1989                        NAP                     Yes
  246        73.91        73.70          60.61                     1994                        NAP                      No
-----------------------------------------------------------------------------------------------------------------------------------
  247        73.91        73.58          59.47                     1988                        UAV                      No
  248        72.34        71.98          0.00                      1993                        NAP                      No
  249        69.39        69.03          0.00                      1995                        NAP                      No
  250        59.30        59.18          52.10                     1975                       1996                      No
  251        59.40        59.19          0.00                      1978                      1996-97                    No
-----------------------------------------------------------------------------------------------------------------------------------
  252        80.00        78.91          0.00                  1995 - 1996                     NAP                      No
  253        68.75        68.40          0.00                      1996                        NAP                      No
  254        75.00        74.38          46.57                     1995                       1996                      No
  255        73.33        72.72          0.00                      1985                       1998                      No
  256        72.87        72.61          0.00                      1966                        NAP                     Yes
-----------------------------------------------------------------------------------------------------------------------------------
  257        73.36        72.82          49.68                    1960's                       UAV                      No
  258        74.77        74.61          60.56                     1986                        UAV                      No
  259        74.77        74.48          64.63                     1989                        NAP                      No
  260        72.73        72.44          59.74                     1990                        NAP                      No
  261        71.11        70.80          62.13                     1984                        UAV                      No
-----------------------------------------------------------------------------------------------------------------------------------
  262        80.88        80.41          0.00                      1998                        NAP                     Yes
  263        77.50        77.40          68.58                   1995-96                       NAP                      No
  264        70.62        70.16          0.00                      1996                        NAP                      No
  265        72.26        71.69          57.97                     1974                       1997                      No
  266        63.96        63.88          51.86                     1975                       1995                      No
-----------------------------------------------------------------------------------------------------------------------------------
  267        71.43        71.29          62.76                     1984                        NAP                      No
  268        75.38        75.08          65.01                  1975/1979                      NAP                      No
  269        47.62        47.40          33.44               1965, 1972, 1980                 1987                     Yes
  270        71.43        71.06          57.94                 1928 & 1995                See Comments                  No
  271        73.17        72.61          58.93                  1988-1990                      UAV                      No
-----------------------------------------------------------------------------------------------------------------------------------
  272        88.24        86.77          0.00                   1997-1998                      NAP                Not Applicable
  273        75.00        73.74          50.84                     1980                       1997                Not Applicable
  274        68.13        68.08          59.92                     1997                        NAP                     Yes
  275        74.87        74.65          60.89                     1972                       1997                      No
  276        73.02        72.72          59.55                     1965                    1986 & 1988                 Yes
-----------------------------------------------------------------------------------------------------------------------------------
  277        75.00        74.63          0.00                1968, 1974, 1982                 1996                Not Applicable
  278        74.87        74.61          0.00                      1992                        NAP                      No
  279        74.36        73.98          0.00                      1996                        NAP                      No
  280        72.00        71.38          56.86                     1990                        NAP                      No
  281        71.79        71.71          57.68                     1983                        NAP                      No
-----------------------------------------------------------------------------------------------------------------------------------
  282        73.68        73.58          64.73                     1923                       1985                      No
  283        45.90        45.76          0.00                      1994                        N/A                      No
  284        46.67        46.50          0.00                  1977 - 1978                 1991, 1994                   No
  285        54.80        54.63          44.22                     1960                       1995                      No
  286        80.00        79.72          63.74                     1984                       1997                      No
-----------------------------------------------------------------------------------------------------------------------------------
  287        75.00        74.90          66.32                     1998                        NAP                     Yes
  288        72.97        72.83          59.65                     1991                       1997                      No
  289        64.29        64.11          52.83                     1996                        NAP                     Yes
  290        67.50        67.07          0.00                      1994                        NAP                      No
  291        80.48        80.14          70.52                     1996                        NAP                     Yes
-----------------------------------------------------------------------------------------------------------------------------------
  292        73.61        73.33          65.18                     1932                        UAV                     Yes
  293        79.82        79.48          69.94                     1990                        NAP                     Yes
  294        64.39        64.31          56.78                     1981                       1997                     Yes
  295        67.53        67.41          0.00                      1988                       1997                      No
  296        74.85        74.53          60.55                     1978                        NAP                      No
-----------------------------------------------------------------------------------------------------------------------------------
  297        75.00        74.74          0.00                      1995                        NAP                      No
  298        62.34        61.99          0.00                      1998                        NAP                      No
  299        75.00        74.39          59.74                  1983, 1984                     NAP                      No
  300        59.26        58.30          0.00                      1997                        NAP                      No
  301        49.17        48.70          0.00                      1998                        NAP                     Yes
-----------------------------------------------------------------------------------------------------------------------------------
  302        60.53        60.46          49.09                     1980                       1993                      No
  303        73.87        73.87          59.36                     1973                        UAV                     Yes
  304        70.97        70.87          62.52                     1970                        UAV                Not Applicable
  305        60.27        60.19          46.21                     1984                       1997                      No
  306        64.71        64.56          52.12                 1986 & 1991                    1988                      No
-----------------------------------------------------------------------------------------------------------------------------------
  307        86.50        86.34          76.14                     1984                       1994                Not Applicable
  308        61.76        61.61          54.61                  1978-1985                      NAP                      No
  309        73.17        72.86          64.16                     1990                        NAP                     Yes
  310        74.63        74.31          65.44                     1989                        NAP                     Yes
  311        75.47        75.09          0.00                      1989                        NAP                      No
-----------------------------------------------------------------------------------------------------------------------------------
  312        80.00        79.94          70.41                     1995                        NAP                     Yes
  313        69.77        69.67          53.61                     1985                        UAV                      No
  314        62.04        61.75          49.31                1954,1968,1970                   UAV                      No
  315        57.14        57.01          47.94                     1974                    1994 - 1997                  No
  316        69.57        69.31          0.00                      1971                       1997                     Yes
-----------------------------------------------------------------------------------------------------------------------------------
  317        79.66        79.25          68.24                     1955                        UAV                      No
  318        69.44        69.09          56.50                     1893                  1990, 1995-1996               Yes
  319        62.44        62.44          50.17                     1975                        UAV                     Yes
  320        79.83        79.43          68.39                     1979                       1996                      No
  321        67.88        67.88          54.54                     1980                        UAV                     Yes
-----------------------------------------------------------------------------------------------------------------------------------
  322        72.92        72.79          64.59                     1990                        NAP                      No

                                TOTAL SF/             SF/         LOAN BALANCE                  OCCUPANCY
CONTROL       LOCKBOX          UNITS/ROOMS/      UNITS/ROOMS/     PER SF/UNIT/     OCCUPANCY      AS OF
 NUMBER         TYPE            BEDS/SPACES       BEDS/SPACES    ROOM/BED/SPACE     PERCENT       DATE
-----------------------------------------------------------------------------------------------------------
   1          In Place           7,183,998           Sq Ft             $21
   1a                              114,222           Sq Ft
   1b                              336,000           Sq Ft
   1c                              218,316           Sq Ft
   1d                              407,217           Sq Ft
-----------------------------------------------------------------------------------------------------------
   1e                              194,000           Sq Ft
   1f                              358,400           Sq Ft
   1g                              232,500           Sq Ft
   1h                              106,219           Sq Ft
   1i                              717,077           Sq Ft
-----------------------------------------------------------------------------------------------------------
   1j                              155,811           Sq Ft
   1k                              168,000           Sq Ft
   1l                              147,600           Sq Ft
   1m                               42,143           Sq Ft
   1n                              196,626           Sq Ft
-----------------------------------------------------------------------------------------------------------
   1o                              302,400           Sq Ft
   1p                              364,000           Sq Ft
   1q                              806,400           Sq Ft
   1r                              384,400           Sq Ft
   1s                               13,951           Sq Ft
-----------------------------------------------------------------------------------------------------------
   1t                              251,172           Sq Ft
   1u                              124,242           Sq Ft
   1v                              157,966           Sq Ft
   1w                              498,400           Sq Ft
   1x                              135,116           Sq Ft
-----------------------------------------------------------------------------------------------------------
   1y                              108,400           Sq Ft
   1z                              140,000           Sq Ft
  1aa                               40,000           Sq Ft
  1bb                              185,980           Sq Ft
  1cc                              277,440           Sq Ft
-----------------------------------------------------------------------------------------------------------
   2       Not Applicable            2,961           Units            36862
   2a                                  418           Units                            97         8/28/98
   2b                                  137           Units                            97         9/1/98
   2c                                   92           Units                            99         8/29/98
   2d                                  144           Units                            96         8/28/98
-----------------------------------------------------------------------------------------------------------
   2e                                  105           Units                            92         8/27/98
   2f                                  180           Units                            94         8/28/98
   2g                                  278           Units                            91         8/31/98
   2h                                  168           Units                            99         8/28/98
   2i                                  284           Units                            99         8/27/98
-----------------------------------------------------------------------------------------------------------
   2j                                  246           Units                            97         8/31/98
   2k                                  120           Units                            97         9/2/98
   2l                                  126           Units                            95         8/31/98
   2m                                  303           Units                            98         8/31/98
   2n                                  220           Units                            96         9/1/98
-----------------------------------------------------------------------------------------------------------
   2o                                  140           Units                            88         8/27/98
   3          In Place             834,720           Sq Ft             125
   3a                               98,175           Sq Ft                            100        5/29/98
   3b                              129,822           Sq Ft                            100        6/1/98
   3c                              136,154           Sq Ft                            100        6/1/98
-----------------------------------------------------------------------------------------------------------
   3d                              131,534           Sq Ft                            100        6/1/98
   3e                               60,418           Sq Ft                            100        6/1/98
   3f                               96,004           Sq Ft                            100        6/3/98
   3g                               98,261           Sq Ft                            100        6/1/98
   3h                               84,352           Sq Ft                            100        6/1/98
-----------------------------------------------------------------------------------------------------------
   4         Springing             728,668           Sq Ft             120
   4a                              476,582           Sq Ft                            100        4/1/98
   4b                              252,086           Sq Ft                            92         4/1/98
   5          In Place                 415           Rooms           113253           72
   6       Not Applicable          624,374           Sq Ft             53             95         6/30/98
-----------------------------------------------------------------------------------------------------------
   7          In Place             241,026           Sq Ft             106            91         7/14/98
                                    87,190           Sq Ft
   8       Not Applicable           21,000           Sq Ft             472            100        4/30/98
   9       Not Applicable           16,168           Sq Ft             361            100        2/16/98
   10      Not Applicable           26,507           Sq Ft             146            93         4/30/98
-----------------------------------------------------------------------------------------------------------
   11      Not Applicable               13           Units           250773           100       12/17/97
   12      Not Applicable           15,065           Sq Ft             169            100        4/30/98
   13        Springing                 287           Rooms            85182           75         5/1/98
                                    80,040           Sq Ft
   14      Not Applicable           27,310           Sq Ft             250            100        4/30/98
-----------------------------------------------------------------------------------------------------------
   15      Not Applicable           17,280           Sq Ft             359            100        4/30/98
   16      Not Applicable           12,850           Sq Ft             350            100        4/30/98
   17      Not Applicable           15,500           Sq Ft             209            100        4/30/98
   18      Not Applicable            7,100           Sq Ft             236            100        4/30/98
   19      Not Applicable              364           Rooms            59828           65         7/11/98
-----------------------------------------------------------------------------------------------------------
   20      Not Applicable          312,896           Sq Ft             69             86         7/31/98
   21        Springing                 175           Beds            121761           78         4/9/98
   22         In Place                 206           Beds            101622           82         2/19/98
   23      Not Applicable        2,001,430           Sq Ft             10             95        12/12/97
   24      Not Applicable          208,564           Sq Ft             90             95        12/31/97
-----------------------------------------------------------------------------------------------------------
   25        Springing             211,089           Sq Ft             83             100        4/15/98
   26      Not Applicable              186           Units            93438            0
  26a                                   54           Units                            96         5/6/98
  26b                                   26           Units                            82         5/6/98
  26c                                   53           Units                            96         5/7/98
-----------------------------------------------------------------------------------------------------------
  26d                                   53           Units                            87         5/6/98
   27        Springing                               Sq Ft
   28      Not Applicable           27,500           Sq Ft             527            100        7/1/98
   29        Springing             175,235           Sq Ft             81             99         5/26/98
   30         In Place                 146           Rooms            92253           68         4/30/98
-----------------------------------------------------------------------------------------------------------
   31      Not Applicable              289           Rooms            45973           66         7/23/98
   32      Not Applicable              184           Rooms            70413           80         4/3/98
   33      Not Applicable          296,735           Sq Ft             43             90         5/6/98
   34         In Place                 165           Rooms            75600           70        12/31/97
   35        Springing             287,004           Sq Ft             43             100        4/3/98
-----------------------------------------------------------------------------------------------------------
   36      Not Applicable          296,080           Sq Ft             42
  36a                              113,280           Sq Ft                            100        3/4/98
  36b                               92,750           Sq Ft                            100        3/4/98
  36c                               90,050           Sq Ft                            100        3/4/98
   37        Springing                 170           Units            69641           96         8/28/98
-----------------------------------------------------------------------------------------------------------
   38      Not Applicable          431,250           Sq Ft             26             100        6/24/98
   39        Springing              49,303           Sq Ft             217            100        6/29/98
   40        Springing             246,405           Sq Ft             43
  40a                              140,503           Sq Ft                            91         5/21/98
  40b                              105,902           Sq Ft                            95         5/21/98
-----------------------------------------------------------------------------------------------------------
   41      Not Applicable          251,674           Sq Ft             40             96         4/27/98
   42        Springing                  88           Beds            115115           90         6/26/98
   43        Springing                 181           Rooms            55951           74         5/1/98
   44      Not Applicable              216           Units            46459           97         7/21/98
   45      Not Applicable              342           Units            28527           93         3/25/98
-----------------------------------------------------------------------------------------------------------
   46        Springing             178,285           Sq Ft             53             94         3/1/98
   47        Springing                 150           Beds             62513           75         7/31/98
   48        Springing                 160           Units            58566           94         4/30/98
   49        Springing             175,396           Sq Ft             53             100       12/15/97
   50      Not Applicable           67,735           Sq Ft             130            100        6/1/98
-----------------------------------------------------------------------------------------------------------
   51        Springing                 384           Units            22741           99         6/22/98
   52      Not Applicable          107,091           Sq Ft             81             95         7/27/98
   53      Not Applicable          143,791           Sq Ft             57             88         7/15/98
   54      Not Applicable              132           Rooms            61170           85         3/1/98
   55        Springing             120,161           Sq Ft             67             100        1/1/98
-----------------------------------------------------------------------------------------------------------
   56      Not Applicable          105,720           Sq Ft             75             99         4/30/98
   57      Not Applicable           82,471           Sq Ft             93             91         4/3/98
   58      Not Applicable              194           Rooms            39027           64        12/31/97
   59      Not Applicable              364           Rooms            20770
  59a                                   60           Rooms                            69        12/31/97
-----------------------------------------------------------------------------------------------------------
  59b                                   48           Rooms                            63         5/31/98
  59c                                  102           Rooms                            60        12/31/97
  59d                                   48           Rooms                            83        12/31/97
  59e                                   53           Rooms                            90        12/31/97
  59f                                   53           Rooms                            75        12/31/97
-----------------------------------------------------------------------------------------------------------
   60        Springing             141,407           Sq Ft             52             94         5/1/98
   61      Not Applicable              100           Beds             69720           96         5/27/98
   62         In Place                 614           Pads             11037
  62a                                  113           Pads                             100        2/28/98
  62b                                  388           Pads                             92         2/28/98
-----------------------------------------------------------------------------------------------------------
  62c                                  113           Pads                             94         2/28/98
   63        Springing             116,120           Sq Ft             57             98         8/1/98
   64      Not Applicable           59,585           Sq Ft             109            100        8/1/98
   65        Springing              52,100           Sq Ft             124            89         5/1/98
   66        Springing             129,757           Sq Ft             50             100        3/24/98
-----------------------------------------------------------------------------------------------------------
   67      Not Applicable           51,977           Sq Ft             124            87         3/31/98
   68      Not Applicable          438,715           Sq Ft             14             100        2/24/98
   69      Not Applicable              124           Rooms            46822           79        12/31/97
   70      Not Applicable           46,913           Sq Ft             122            90         4/21/98
   71        Springing              62,742           Sq Ft             89             94        12/16/97
-----------------------------------------------------------------------------------------------------------
   72      Not Applicable          170,252           Sq Ft             32
  72a                               65,490           Sq Ft                            100        6/30/98
  72b                               54,100           Sq Ft                            97         6/30/98
  72c                               50,662           Sq Ft                            100        6/30/98
   73      Not Applicable              348           Units            15721           87         5/31/98
-----------------------------------------------------------------------------------------------------------
   74      Not Applicable           73,498           Sq Ft             74             96         7/17/98
   75      Not Applicable              194           Rooms            27806           74         7/11/98
   76      Not Applicable              121           Rooms            44441           70        12/31/97
   77      Not Applicable          156,585           Sq Ft             34             100        2/5/98
   78      Not Applicable           59,144           Sq Ft             90             86         5/13/98
-----------------------------------------------------------------------------------------------------------
   79      Not Applicable           36,843           Sq Ft             144            100        8/14/98
   80        Springing              50,570           Sq Ft             104            95         5/19/98
   81        Springing                  81           Units            63724           100        2/18/98
   82        Springing              62,845           Sq Ft             81             100        6/1/98
   83         In Place                 137           Units            36396           93         2/1/98
-----------------------------------------------------------------------------------------------------------
   84      Not Applicable           89,531           Sq Ft             56             96         3/31/98
   85      Not Applicable           42,704           Sq Ft             117            94         1/31/98
   86        Springing             112,434           Sq Ft             44             100        7/15/98
   87      Not Applicable           77,425           Sq Ft             63             92         6/8/98
   88        Springing             175,465           Sq Ft             28             100        7/31/98
-----------------------------------------------------------------------------------------------------------
   89      Not Applicable              135           Units            35455           95         5/20/98
   90      Not Applicable              304           Units            15527           91         1/13/98
   91      Not Applicable              155           Units            29629           92         7/6/98
   92      Not Applicable           63,450           Sq Ft             72             85         3/31/98
   93      Not Applicable              292           Units            15550           93         3/1/98
-----------------------------------------------------------------------------------------------------------
   94        Springing              40,173           Sq Ft             112            100        6/1/98
   95        Springing                 201           Units            22356
  95a                                   92           Units              0             98         6/25/98
  95b                                  109           Units              0             100        4/29/98
   96        Springing             120,198           Sq Ft             37             99         1/1/98
-----------------------------------------------------------------------------------------------------------
   97      Not Applicable           70,100           Sq Ft             64             100        5/8/98
   98      Not Applicable          147,040           Sq Ft             31             100        6/16/98
   99      Not Applicable          127,860           Sq Ft             35             91         1/28/98
  100      Not Applicable              820           Spaces            5407            100        2/5/98
  101        Springing              49,690           Sq Ft             88             100        7/23/98
-----------------------------------------------------------------------------------------------------------
  102      Not Applicable              126           Rooms            34762           71        12/31/97
  103      Not Applicable           65,349           Sq Ft             67
  103a                               6,777           Sq Ft                            100        3/24/98
  103b                               6,890           Sq Ft                            100        3/24/98
  103c                               5,936           Sq Ft                            100        3/24/98
-----------------------------------------------------------------------------------------------------------
  103d                               6,730           Sq Ft                            100        3/24/98
  103e                               8,490           Sq Ft                            100        3/24/98
  103f                               6,590           Sq Ft                            100        3/24/98
  103g                               8,358           Sq Ft                            100        3/24/98
  103h                               6,600           Sq Ft                            100        3/24/98
-----------------------------------------------------------------------------------------------------------
  103i                               8,978           Sq Ft                            100        3/24/98
  104        Springing                 454           Pads             9582            93         8/31/98
  105      Not Applicable          160,545           Sq Ft             27             99         1/1/98
  106      Not Applicable           69,262           Sq Ft             62
  106a                              24,400           Sq Ft                            39         4/21/98
-----------------------------------------------------------------------------------------------------------
  106b                               7,396           Sq Ft                            80         4/21/98
  106c                              13,533           Sq Ft                            100        4/21/98
  106d                              18,325           Sq Ft                            84         4/21/98
  106e                               5,608           Sq Ft                            100        4/21/98
  107         In Place             169,510           Sq Ft             25             100        8/7/98
-----------------------------------------------------------------------------------------------------------
  108        Springing              53,980           Sq Ft             78             100        6/26/98
  109      Not Applicable           34,985           Sq Ft             118            97         2/4/98
  110      Not Applicable               44           Units            92045           95         8/31/98
  111      Not Applicable           94,059           Sq Ft             42             91         6/3/98
  112      Not Applicable              108           Units            36957           98         6/2/98
-----------------------------------------------------------------------------------------------------------
  113      Not Applicable              120           Units            33239           97         4/30/98
  114        Springing                 104           Units            37974           99         5/1/98
  115      Not Applicable              100           Units            39440                      6/1/98
  116      Not Applicable              106           Units            36137           99         4/21/98
  117      Not Applicable              162           Rooms            23565
-----------------------------------------------------------------------------------------------------------
  117a                                  73           Rooms                            59        12/31/97
  117b                                  89           Rooms                            87        12/31/97
  118      Not Applicable           24,812           Sq Ft             152            100        5/11/98
  119        Springing                 149           Units            25148           92         6/30/98
  120      Not Applicable              109           Rooms            34333           72         4/30/98
-----------------------------------------------------------------------------------------------------------
  121      Not Applicable           86,479           Sq Ft             43             100       12/29/97
  122      Not Applicable           87,472           Sq Ft             42             100        7/23/98
  123        Springing              43,351           Sq Ft             85             97         7/7/98
  124      Not Applicable              109           Rooms            33875           67         4/29/98
  125      Not Applicable           58,056           Sq Ft             63             78        12/24/97
-----------------------------------------------------------------------------------------------------------
  126      Not Applicable               79           Rooms            46355           70         4/2/98
  127      Not Applicable              117           Rooms            31054           74         5/31/98
  128      Not Applicable          110,370           Sq Ft             33             100        1/1/98
  129        Springing              77,847           Sq Ft             46
  129a                              47,796           Sq Ft                            100        8/26/98
-----------------------------------------------------------------------------------------------------------
  129b                              30,051           Sq Ft                            100        8/26/98
  130        Springing              67,171           Sq Ft             53             98         1/14/98
  131      Not Applicable              150           Units            23788           97         2/9/98
  132      Not Applicable              132           Rooms            26488           62         7/11/98
  133      Not Applicable               50           Units            69659           92         3/1/98
-----------------------------------------------------------------------------------------------------------
  134      Not Applicable           47,794           Sq Ft             73             100       11/20/97
  135      Not Applicable           94,841           Sq Ft             37             100        2/13/98
  136      Not Applicable              300           Units            11568           97         4/30/97
  137      Not Applicable           51,390           Sq Ft             67             80         3/18/98
  138      Not Applicable          118,921           Sq Ft             29             96         4/2/98
-----------------------------------------------------------------------------------------------------------
  139         In Place              57,975           Sq Ft             59             100        4/20/98
  140      Not Applicable           18,000           Sq Ft             191            100        4/24/98
  141      Not Applicable              104           Rooms            32471           62         2/28/98
  142        Springing              32,000           Sq Ft             105            100        1/1/98
  143        Springing              30,486           Sq Ft             106            100        8/27/98
-----------------------------------------------------------------------------------------------------------
  144      Not Applicable           77,480           Sq Ft             42             98         7/1/98
  145      Not Applicable          136,204           Sq Ft             23             100        5/12/98
  146      Not Applicable           74,340           Sq Ft             43             97        12/10/97
  147      Not Applicable           28,160           Sq Ft             113            100
  148      Not Applicable              110           Rooms            28741           76         1/13/98
-----------------------------------------------------------------------------------------------------------
  149      Not Applicable           53,229           Sq Ft             59
  149a                              32,357           Sq Ft                            89         4/30/98
  149b                              20,872           Sq Ft                            100        4/30/98
  150        Springing                 168           Rooms            18591           48         7/2/98
  151         In Place                 107           Rooms            28911           64        12/31/97
-----------------------------------------------------------------------------------------------------------
  152      Not Applicable           94,479           Sq Ft             33             100        8/12/97
  153        Springing                 105           Units            29400           100        4/28/98
  154      Not Applicable           31,308           Sq Ft             98             94         2/25/98
  155      Not Applicable            6,528           Sq Ft             461            100        2/27/98
  156      Not Applicable              370           Pads             8108            100        8/5/98
-----------------------------------------------------------------------------------------------------------
  157      Not Applicable               24           Units           124893           100        7/14/98
  158      Not Applicable           50,400           Sq Ft             59             100        4/3/98
  159      Not Applicable              128           Units            23360           94         4/14/98
  160      Not Applicable          110,000           Sq Ft             27             100        5/14/98
  161      Not Applicable              150           Rooms            19897           61        12/31/97
-----------------------------------------------------------------------------------------------------------
  162        Springing                 103           Rooms            28963           74        10/31/97
  163      Not Applicable              104           Units            28668           91         6/30/98
  164      Not Applicable           44,872           Sq Ft             66             83         3/10/98
  165        Springing                 100           Units            29394           94         7/31/98
  166      Not Applicable           49,871           Sq Ft             59             98         1/12/98
-----------------------------------------------------------------------------------------------------------
  167        Springing              54,381           Sq Ft             53             100        2/1/98
  168      Not Applicable               82           Rooms            34509           80        11/30/97
  169      Not Applicable               62           Rooms            45243           68         4/1/98
  170      Not Applicable           95,922           Sq Ft             29             58         7/14/98
  171      Not Applicable               60           Rooms            46610           74         3/31/98
-----------------------------------------------------------------------------------------------------------
  172      Not Applicable              322           Units            8533            94         1/22/97
  173      Not Applicable           46,075           Sq Ft             60
  173a                               8,075           Sq Ft                            100        5/5/98
  173b                               7,000           Sq Ft                            100        5/5/98
  173c                               7,000           Sq Ft                            100        5/5/98
-----------------------------------------------------------------------------------------------------------
  173d                               7,000           Sq Ft                            100        5/5/98
  173e                               7,000           Sq Ft                            100        5/5/98
  173f                              10,000           Sq Ft                            100        5/5/98
  174        Springing                 103           Units            26385           96         6/18/98
  175      Not Applicable              112           Rooms            24063           60         6/4/98
-----------------------------------------------------------------------------------------------------------
  176      Not Applicable           41,500           Sq Ft             65             100        1/20/98
  177      Not Applicable          143,791           Sq Ft             19             88         7/15/98
  178      Not Applicable              120           Units            22135           99         6/30/98
  179      Not Applicable           59,580           Sq Ft             44             100        4/23/98
  180      Not Applicable              161           Rooms            16248           50        12/31/97
-----------------------------------------------------------------------------------------------------------
  181      Not Applicable           40,050           Sq Ft             65             92         5/7/98
  182      Not Applicable           34,962           Sq Ft             74             91         2/18/98
  183      Not Applicable               92           Beds             27338           84         5/20/98
  184      Not Applicable           50,286           Sq Ft             50             97         7/14/98
  185      Not Applicable               63           Rooms            39480           77        12/31/97
-----------------------------------------------------------------------------------------------------------
  186      Not Applicable           52,635           Sq Ft             47
  186a                              37,135           Sq Ft                            100        1/16/98
  186b                               6,600           Sq Ft                            100        1/16/98
  186c                               8,900           Sq Ft                            100        1/16/98
  187        Springing              63,692           Sq Ft             39             100        5/6/98
-----------------------------------------------------------------------------------------------------------
  188      Not Applicable               89           Rooms            27476           65         3/31/98
  189      Not Applicable           40,150           Sq Ft             60
  189a                               8,075           Sq Ft                            100        3/20/98
  189b                              10,000           Sq Ft                            100        3/20/98
  189c                               7,000           Sq Ft                            100        3/20/98
-----------------------------------------------------------------------------------------------------------
  189d                               7,000           Sq Ft                            100        3/20/98
  189e                               8,075           Sq Ft                            100        3/20/98
  190        Springing                  92           Units            26065           98         6/21/98
  191      Not Applicable               68           Rooms            34976
  191a                                  24           Rooms                            88         2/28/98
-----------------------------------------------------------------------------------------------------------
  191b                                  44           Rooms                            59        12/31/97
  192      Not Applicable           73,755           Sq Ft             32             100        1/8/98
  193      Not Applicable           25,408           Sq Ft             93
  193a                              15,862           Sq Ft                            100        3/12/98
  193b                               9,546           Sq Ft                            100        3/12/98
-----------------------------------------------------------------------------------------------------------
  194      Not Applicable          103,205           Sq Ft             23             100        3/10/98
  195      Not Applicable           41,694           Sq Ft             56             89         4/6/98
  196      Not Applicable           64,077           Sq Ft             36             98         4/30/98
  197      Not Applicable           20,692           Sq Ft             111            93         5/5/98
  198      Not Applicable           41,200           Sq Ft             56             87         5/6/98
-----------------------------------------------------------------------------------------------------------
  199      Not Applicable              112           Units            20447           99         3/4/98
  200      Not Applicable          101,174           Sq Ft             23             94         3/31/98
  201      Not Applicable           44,166           Sq Ft             52             96         3/4/98
  202      Not Applicable              167           Units            13597           95         6/1/98
  203      Not Applicable           25,616           Sq Ft             88             95         3/4/98
-----------------------------------------------------------------------------------------------------------
  204      Not Applicable           47,266           Sq Ft             47             76         2/10/98
  205      Not Applicable           43,918           Sq Ft             50
  205a                               2,060           Sq Ft                            100        3/24/98
  205b                              25,860           Sq Ft                            100        3/24/98
  205c                               9,998           Sq Ft                            100        3/24/98
-----------------------------------------------------------------------------------------------------------
  205d                               6,000           Sq Ft                            100        3/24/98
  206      Not Applicable               96           Units            22815           93         2/23/98
  207      Not Applicable           39,377           Sq Ft             56             100        1/8/98
  208        Springing             102,585           Sq Ft             21             100        5/20/98
  209      Not Applicable               56           Units            38232           100        2/19/98
-----------------------------------------------------------------------------------------------------------
  210      Not Applicable           16,788           Sq Ft             127            100        8/3/98
  211        Springing                  17           Rooms           125105           80         5/1/98
  212         In Place              23,023           Sq Ft             91             97         8/1/98
  213      Not Applicable               81           Rooms            25877           74         6/10/98
  214        Springing                 101           Rooms            20742           50         6/2/98
-----------------------------------------------------------------------------------------------------------
  215      Not Applicable           37,847           Sq Ft             55             100        2/11/98
  216      Not Applicable           26,800           Sq Ft             78
  216a                               8,900           Sq Ft                            100        3/24/98
  216b                               9,000           Sq Ft                            100        3/24/98
  216c                               8,900           Sq Ft                            100        3/24/98
-----------------------------------------------------------------------------------------------------------
  217      Not Applicable           96,269           Sq Ft             22             100        4/16/98
  218        Springing                  60           Rooms            34483           64        12/31/97
  219      Not Applicable              127           Units            16032           94         3/25/98
  220      Not Applicable           88,000           Sq Ft             23             100        7/21/98
  221      Not Applicable               61           Rooms            32727           73         4/16/98
-----------------------------------------------------------------------------------------------------------
  222      Not Applicable              102           Rooms            19572           56         5/13/98
  223        Springing                 100           Rooms            19923           67         8/1/97
  224      Not Applicable           59,300           Sq Ft             34             100        6/1/98
  225      Not Applicable           30,100           Sq Ft             66             100        5/7/98
  226      Not Applicable           46,617           Sq Ft             42             91        12/31/97
-----------------------------------------------------------------------------------------------------------
  227      Not Applicable           24,142           Sq Ft             81             100        4/29/98
  228      Not Applicable          195,000           Sq Ft             10             100        1/7/98
  229      Not Applicable              105           Rooms            18551           52         6/1/98
  230        Springing              43,089           Sq Ft             45             95         9/1/98
  231      Not Applicable           21,100           Sq Ft             91             100        6/5/98
-----------------------------------------------------------------------------------------------------------
  232         In Place              10,908           Sq Ft             172            100        7/9/98
  233      Not Applicable            6,258           Sq Ft             292            100        4/14/98
  234      Not Applicable              100           Rooms            18157           52         2/24/98
  235         In Place              11,282           Sq Ft             161            100        3/16/98
  236        Springing              36,416           Sq Ft             49             100        6/18/98
-----------------------------------------------------------------------------------------------------------
  237        Springing              58,176           Sq Ft             31             100        6/10/98
  238      Not Applicable              130           Units            13826           85         7/20/98
  239      Not Applicable              116           Units            15486           93         5/18/98
  240      Not Applicable               56           Rooms            31982           69         2/17/98
  241         In Place              11,282           Sq Ft             156            100        3/2/98
-----------------------------------------------------------------------------------------------------------
  242      Not Applicable              112           Rooms            15697           60        12/31/97
  243      Not Applicable               76           Units            23059           93         2/17/98
  244      Not Applicable           35,272           Sq Ft             50             97         8/1/98
  245        Springing                  72           Units            24204           97         4/28/98
  246      Not Applicable               67           Rooms            25301           56         4/16/98
-----------------------------------------------------------------------------------------------------------
  247      Not Applicable           85,899           Sq Ft             20             79         4/29/98
  248      Not Applicable               55           Rooms            30755           66         2/17/98
  249      Not Applicable               60           Rooms            28189           65         5/1/98
  250      Not Applicable           78,517           Sq Ft             21             99         4/9/98
  251      Not Applicable              132           Rooms            12646           45         4/10/98
-----------------------------------------------------------------------------------------------------------
  252      Not Applicable               42           Units            39456           100        2/9/98
  253      Not Applicable               51           Rooms            32187           58         2/17/98
  254      Not Applicable           13,400           Sq Ft             122            89        12/22/97
  255      Not Applicable               47           Rooms            34812           76         2/28/98
  256        Springing              46,150           Sq Ft             35             100        7/8/98
-----------------------------------------------------------------------------------------------------------
  257      Not Applicable           60,000           Sq Ft             27             100        3/4/98
  258      Not Applicable           32,545           Sq Ft             49             87         6/9/98
  259      Not Applicable           29,325           Sq Ft             54             92         3/24/98
  260      Not Applicable               44           Rooms            36222           79         3/20/98
  261      Not Applicable           48,015           Sq Ft             33             100        3/31/98
-----------------------------------------------------------------------------------------------------------
  262         In Place              11,180           Sq Ft             140            100        6/3/98
  263      Not Applicable           15,642           Sq Ft             99             98         7/28/98
  264      Not Applicable               41           Rooms            37560           80        12/31/97
  265      Not Applicable              135           Units            11391           92         1/23/98
  266      Not Applicable              126           Rooms            12169           52        12/31/97
-----------------------------------------------------------------------------------------------------------
  267      Not Applicable           36,951           Sq Ft             41             100        6/25/98
  268      Not Applicable               66           Units            22637           92         3/18/98
  269        Springing              22,251           Sq Ft             67             100        4/21/98
  270      Not Applicable            6,750           Sq Ft             221            100        3/23/98
  271      Not Applicable           27,720           Sq Ft             54             100        1/23/98
-----------------------------------------------------------------------------------------------------------
  272      Not Applicable           10,125           Sq Ft             146            100        4/9/98
  273      Not Applicable           30,000           Sq Ft             49             100        12/9/97
  274        Springing              18,023           Sq Ft             82             100        7/1/98
  275      Not Applicable           29,242           Sq Ft             50             100        6/1/98
  276        Springing              59,002           Sq Ft             25             97         2/25/98
-----------------------------------------------------------------------------------------------------------
  277      Not Applicable              103           Rooms            14129           51         4/4/98
  278      Not Applicable               51           Rooms            28528           65         4/16/98
  279      Not Applicable               43           Rooms            33551           69         4/15/98
  280      Not Applicable           18,153           Sq Ft             79             100        1/20/98
  281      Not Applicable           25,093           Sq Ft             56             90         8/11/98
-----------------------------------------------------------------------------------------------------------
  282      Not Applicable            8,450           Sq Ft             165            100        6/1/98
  283      Not Applicable               58           Rooms            24061           80         4/9/98
  284      Not Applicable           22,635           Sq Ft             62             100        6/19/98
  285      Not Applicable           64,004           Sq Ft             21             85         4/30/98
  286      Not Applicable           23,880           Sq Ft             57             100        6/16/98
-----------------------------------------------------------------------------------------------------------
  287        Springing              13,684           Sq Ft             99             100        6/18/98
  288      Not Applicable               48           Rooms            28069           70         4/23/98
  289        Springing              18,384           Sq Ft             73             100        6/9/98
  290      Not Applicable               48           Rooms            27946           50         3/19/98
  291        Springing                  38           Units            34800           97         3/1/98
-----------------------------------------------------------------------------------------------------------
  292        Springing                  41           Units            32194           100        5/28/98
  293        Springing                  48           Units            27488           96         2/1/98
  294        Springing              37,918           Sq Ft             35             100        5/13/98
  295      Not Applicable               48           Rooms            27033           62         6/10/98
  296      Not Applicable           27,487           Sq Ft             45             100        4/14/98
-----------------------------------------------------------------------------------------------------------
  297      Not Applicable               41           Rooms            29167           66         4/9/98
  298      Not Applicable           10,125           Sq Ft             118            100        6/22/98
  299      Not Applicable           27,044           Sq Ft             44             86         2/13/98
  300      Not Applicable               52           Rooms            22704           87         2/28/98
  301         In Place              23,600           Sq Ft             50             100        8/10/97
-----------------------------------------------------------------------------------------------------------
  302      Not Applicable           21,730           Sq Ft             53             100        8/10/98
  303        Springing              65,260           Sq Ft             18             100        9/4/98
  304      Not Applicable           20,203           Sq Ft             54             96         6/4/98
  305      Not Applicable              106           Units            10362           96         6/30/98
  306      Not Applicable           22,980           Sq Ft             48             100        6/22/98
-----------------------------------------------------------------------------------------------------------
  307      Not Applicable               48           Units            22125           94         6/1/98
  308      Not Applicable           23,691           Sq Ft             44             100        4/30/98
  309        Springing                  48           Units            21783           96         4/28/98
  310        Springing                  39           Units            25534           100        4/28/98
  311      Not Applicable               42           Rooms            23689           64         2/24/98
-----------------------------------------------------------------------------------------------------------
  312        Springing                  24           Units            39969           96         7/31/98
  313      Not Applicable               42           Units            21398           100        6/30/98
  314      Not Applicable           20,672           Sq Ft             41             84         5/18/98
  315      Not Applicable              122           Rooms            6542            38         4/21/98
  316        Springing              23,752           Sq Ft             34             100        7/8/98
-----------------------------------------------------------------------------------------------------------
  317      Not Applicable               25           Units            27739           99         1/20/98
  318        Springing                  12           Units            51818           100        4/8/98
  319        Springing              43,000           Sq Ft             14             100        9/4/98
  320      Not Applicable               19           Units            30935           100        1/20/98
  321        Springing              13,340           Sq Ft             42             89         9/1/98
-----------------------------------------------------------------------------------------------------------
  322      Not Applicable            3,600           Sq Ft             146            100        5/5/98

                                                LARGEST        LARGEST         LARGEST
CONTROL                                         TENANT       TENANT % OF       TENANT               1996                1996
 NUMBER              LARGEST TENANT            LEASED SF      TOTAL NSF   LEASE EXPIRATION          NOI                 NCF
--------------------------------------------------------------------------------------------------------------------------------
   1                                                   -           -                           $ 54,291,075        $ 23,713,048
   1a                                                  -           -                                812,033             833,622
   1b                                                  -           -                              1,652,237           1,654,753
   1c                                                  -           -                                577,705             581,901
   1d                                                  -           -                              3,937,780             667,706
--------------------------------------------------------------------------------------------------------------------------------
   1e                                                  -           -                              1,948,372           1,958,143
   1f                                                  -           -                              3,771,139           3,724,775
   1g                                                  -           -                              2,860,177           2,879,810
   1h                                                  -           -                                845,220             847,071
   1i                                                  -           -                              1,971,378         (16,807,807)
--------------------------------------------------------------------------------------------------------------------------------
   1j                                                  -           -                                124,295             131,047
   1k                                                  -           -                              3,152,860           3,153,055
   1l                                                  -           -                                539,016             558,969
   1m                                                  -           -                                 81,501              81,750
   1n                                                  -           -                              2,497,889           2,503,953
--------------------------------------------------------------------------------------------------------------------------------
   1o                                                  -           -                              4,300,248           4,321,142
   1p                                                  -           -                              2,327,566           2,329,017
   1q                                                  -           -                                239,931             240,239
   1r                                                  -           -                              6,033,703           6,039,228
   1s                                                  -           -                                301,019             301,019
--------------------------------------------------------------------------------------------------------------------------------
   1t                                                  -           -                                998,371           1,008,971
   1u                                                  -           -                              1,002,631           1,033,812
   1v                                                  -           -                              1,851,967           1,853,049
   1w                                                  -           -                              3,717,465           3,771,361
   1x                                                  -           -                                 46,378          (8,664,622)
--------------------------------------------------------------------------------------------------------------------------------
   1y                                                  -           -                              1,134,434           1,134,434
   1z                                                  -           -                              1,430,591           1,431,732
  1aa                                                  -           -                                884,105             887,621
  1bb                                                  -           -                              2,331,736           2,335,414
  1cc                                                  -           -                              2,919,328           2,921,883
--------------------------------------------------------------------------------------------------------------------------------
   2                                                   -           -                             12,550,628           9,929,580
   2a                                                  -           -                              2,908,022           2,516,604
   2b                                                  -           -                                461,027             354,453
   2c                                                  -           -                                614,656             550,783
   2d                                                  -           -                                502,162             396,015
--------------------------------------------------------------------------------------------------------------------------------
   2e                                                  -           -                                387,033             287,192
   2f                                                  -           -                                658,153             421,963
   2g                                                  -           -                                859,112             697,771
   2h                                                  -           -                                830,885             696,396
   2i                                                  -           -                                798,392             569,420
--------------------------------------------------------------------------------------------------------------------------------
   2j                                                  -           -                              1,339,923           1,089,234
   2k                                                  -           -                                356,995             295,741
   2l                                                  -           -                                571,799             443,029
   2m                                                  -           -                              1,452,621             882,870
   2n                                                  -           -                                436,221             354,482
--------------------------------------------------------------------------------------------------------------------------------
   2o                                                  -           -                                373,627             373,627
   3                                                   -           -                                      -                   -
   3a                                                  -           -                                      -                   -
   3b                                                  -           -                                      -                   -
   3c                                                  -           -                                      -                   -
--------------------------------------------------------------------------------------------------------------------------------
   3d                                                  -           -                                      -                   -
   3e                                                  -           -                                      -                   -
   3f                                                  -           -                                      -                   -
   3g                                                  -           -                                      -                   -
   3h                                                  -           -                                      -                   -
--------------------------------------------------------------------------------------------------------------------------------
   4                                                   -           -                              9,452,526           8,723,984
   4a                     GSA                    248,402          52.12        9/30/09            7,106,938           6,579,249
   4b                Birch & Davis                25,331          10.05        1/31/00            2,345,588           2,144,735
   5                                                   -           -                                      -                   -
   6                  Amoco Corp.                223,251          35.76        10/31/05           3,151,245           3,151,245
--------------------------------------------------------------------------------------------------------------------------------
   7                   G.H. Bass                   8,500           3.53        10/31/99                   -                   -
                                                                                                  2,668,400           2,647,153
   8         No. 604 Fifth Avenue Rest. Inc       21,000         100.00        6/26/05            1,081,770           1,081,770
   9             Beach Bum 86 St. Ltd.             2,950          18.25        12/2/02              470,829             461,097
   10             Pearls Realty Corp.              5,000          18.86        12/31/01             453,365             443,166
--------------------------------------------------------------------------------------------------------------------------------
   11             802 Lexington Farms              1,600          12.31        2/28/03              347,457             346,141
   12          147 K & S Restaurant, Inc.          6,910          45.87        6/30/02              314,979             314,979
   13                                                  -           -                              3,371,114           3,371,114
                                                                                                  2,408,039           2,363,197
   14         196 Broadway Restaurant Inc.        24,654          90.27        6/26/05              712,781             712,781
--------------------------------------------------------------------------------------------------------------------------------
   15              205 E. Food Corp.              10,580          61.23        5/31/01              681,931             658,747
   16            677 Lex Operating Inc.           12,700          98.83        6/26/05              491,048             488,446
   17              560 Operating Inc.              5,500          35.48        6/26/05              350,760             348,744
   18            Far East Produce Inc.             7,100         100.00        6/30/04              171,519             154,479
   19                                                  -           -                              2,269,421           2,249,996
--------------------------------------------------------------------------------------------------------------------------------
   20                   Carter's                  14,992           4.79        12/31/00           1,784,373           1,784,373
   21                                                  -           -                              5,666,918           5,915,638
   22                                                  -           -                              3,403,408           3,404,371
   23        General Motors - SPO Division     1,475,000          73.70        2/28/00                    -                   -
   24                 Circuit City                32,958          15.80         1/1/07            1,923,358           1,923,358
--------------------------------------------------------------------------------------------------------------------------------
   25          Puerto Rico Home Mortgage          48,055          22.77        10/31/99           2,335,843           2,256,381
   26                                                  -           -                              1,926,685           1,926,685
  26a                                                  -           -                                603,187             603,187
  26b                                                  -           -                                 13,720              13,720
  26c                                                  -           -                                706,421             706,421
--------------------------------------------------------------------------------------------------------------------------------
  26d                                                  -           -                                603,357             603,357
   27                                                  -           -                              1,441,667           1,441,667
   28         Taft Friday 50th St Oper LLC        14,096          51.26        8/31/16            1,858,944           1,858,944
   29                   HomeBase                 103,929          59.31        3/31/11            1,529,049           1,529,049
   30                                                  -           -                                      -                   -
--------------------------------------------------------------------------------------------------------------------------------
   31                                                  -           -                              1,296,906           1,265,236
   32                                                  -           -                              2,432,082           2,432,082
   33        Travelers Indemnity Svs. Ctr.        97,018          32.70        4/30/03            1,545,759           1,441,479
   34                                                  -           -                              1,387,552           1,387,552
   35                    K-Mart                  137,037          47.75        8/30/20            1,566,091           1,566,091
--------------------------------------------------------------------------------------------------------------------------------
   36                                                  -           -                                971,943             929,870
  36a                   Cynosure                  46,713          41.24        7/31/02                    -                   -
  36b         Mitchell & Webb Catalog Ven.        45,000          48.52        5/31/99                    -                   -
  36c                Sky Computers                30,250          33.59        5/31/99                    -                   -
   37                                                  -           -                              1,176,816           1,092,518
--------------------------------------------------------------------------------------------------------------------------------
   38            Michael's Stores, Inc.          431,250         100.00        6/18/13                    -                   -
   39               Sharp Healthcare              49,303         100.00        10/31/11                   -                   -
   40                                                  -           -                                997,563             878,111
  40a                   Wal-Mart                  65,930          46.92        1/31/09                    -                   -
  40b                  JC Penney                  33,630          31.76        2/28/04                    -                   -
--------------------------------------------------------------------------------------------------------------------------------
   41                   Lamonts                   48,768          19.38         3/1/03            1,644,972           1,632,511
   42                                                  -           -                              4,922,565           5,207,767
   43                                                  -           -                              1,424,009           1,424,009
   44                                                  -           -                                757,326             757,326
   45                                                  -           -                              1,112,297           1,009,938
--------------------------------------------------------------------------------------------------------------------------------
   46                Eagle Research                9,551           5.36        10/1/02            1,310,383           1,304,262
   47                                                  -           -                                      -                   -
   48                                                  -           -                                758,284             758,284
   49              Kmart Corporation             169,896          96.86        8/28/19                    -                   -
   50        Michigan Heart PC (Test/Rehab)       16,191          23.90        3/20/09            1,031,432           1,031,432
--------------------------------------------------------------------------------------------------------------------------------
   51                                                  -           -                              1,177,379           1,061,165
   52               Eckenfelder,Inc.              34,004          31.75        12/31/00             794,703             770,798
   53                   Petsmart                  26,627          18.52        1/31/13                    -                   -
   54                                                  -           -                              1,077,397           1,077,397
   55         Metropolitan Life Insurance         60,000          49.93        10/31/01           1,082,316             886,337
--------------------------------------------------------------------------------------------------------------------------------
   56               CDI Engineering               17,519          16.57        10/31/00             630,280             603,754
   57                First Reserve                 7,468           9.06        2/28/01            1,101,350           1,101,350
   58                                                  -           -                              1,445,047           1,445,047
   59                                                  -           -                              1,200,486           1,166,090
  59a                                                  -           -                                311,706             298,940
--------------------------------------------------------------------------------------------------------------------------------
  59b                                                  -           -                                123,651             123,651
  59c                                                  -           -                                207,681             193,731
  59d                                                  -           -                                154,506             154,506
  59e                                                  -           -                                246,954             246,954
  59f                                                  -           -                                155,988             148,308
--------------------------------------------------------------------------------------------------------------------------------
   60        Malone & Hyde (Fleming Foods)        28,941          20.47        9/20/11              712,753             712,753
   61                                                  -           -                                 45,676              45,676
   62                                                  -           -                                524,268             524,268
  62a                                                  -           -                                      -                   -
  62b                                                  -           -                                      -                   -
--------------------------------------------------------------------------------------------------------------------------------
  62c                                                  -           -                                      -                   -
   63                    ESpire                   24,829          21.38        6/30/00              (33,122)            (33,122)
   64          Hanover Consumer Foodstore         35,231          59.13        6/30/17                    -                   -
   65                Melodee Music                 5,800          11.13        2/28/00              818,744             776,944
   66                     IRS                     79,976          61.64        12/17/05                   -                   -
--------------------------------------------------------------------------------------------------------------------------------
   67             Guarantee Financial              6,125          11.78        3/31/05              841,206             841,206
   68                                                  -           -                                855,144             855,144
   69                                                  -           -                                843,814             843,814
   70            Attorney Sack, Spector            4,934          10.52        6/30/98              733,126             733,126
   71                Piggly Wiggly                33,218          52.94         9/1/17                    -                   -
--------------------------------------------------------------------------------------------------------------------------------
   72                                                  -           -                                612,948             612,948
  72a                                                  -           -                                233,010             233,010
  72b                                                  -           -                                207,991             207,991
  72c                                                  -           -                                171,947             171,947
   73                                                  -           -                                471,430             419,230
--------------------------------------------------------------------------------------------------------------------------------
   74                  Toyko Wako                  6,600           8.98        5/31/11              709,588             674,126
   75                                                  -           -                                784,130             767,812
   76                                                  -           -                                857,844             737,586
   77        Alford Refrig. Warehouses, Inc      156,585         100.00         2/5/13                    -                   -
   78               Edwin Watts Golf               6,735          11.39        10/31/01             776,500             776,500
--------------------------------------------------------------------------------------------------------------------------------
   79        Medlantic Healthcare Group, I.        7,311          19.84        1/31/07              545,855             545,855
   80          Chevy's Mexican Restaurant          7,500          14.83         1/1/12              506,888             506,888
   81                                                  -           -                                434,360             434,360
   82                Safeway Stores               22,500          35.80        11/30/01             640,454             617,531
   83                                                  -           -                                      -                   -
--------------------------------------------------------------------------------------------------------------------------------
   84             Morganti Group, Inc.            24,850          27.76        3/31/99              556,795             524,656
   85              CDI Dynamics, Inc.              4,739          11.10        12/31/00             630,899             630,899
   86                    Kmart                   112,434         100.00        4/30/19                    -                   -
   87                Mar Val Market               25,200          32.55        1/31/09              570,956             570,956
   88                    K-Mart                   83,550          47.62        5/30/06            1,106,855           1,017,832
--------------------------------------------------------------------------------------------------------------------------------
   89                                                  -           -                                435,638             391,698
   90                                                  -           -                                447,840             379,051
   91                                                  -           -                                344,500             344,500
   92                                                  -           -                                517,638             517,638
   93                                                  -           -                                207,157             207,157
--------------------------------------------------------------------------------------------------------------------------------
   94              Concord Management             28,048          69.82         6/1/13                    -                   -
   95                                                  -           -                                570,103             502,030
  95a                                                  -           -                                      -                   -
  95b                                                  -           -                                      -                   -
   96            K-Mart (see Comments)            82,855          68.93        3/16/08              604,847             604,847
--------------------------------------------------------------------------------------------------------------------------------
   97                    Boeing                   38,067          54.30        7/31/07              556,590             548,428
   98                England Press                16,095          10.95        6/30/00              276,744             110,977
   99             Weyman Drug (Revco)             18,891          14.77        10/31/99             542,883             542,883
  100                                                  -           -                                566,912             566,912
  101                Shoe Carnival                10,350          20.83        10/25/05             462,908             462,908
--------------------------------------------------------------------------------------------------------------------------------
  102                                                  -           -                                641,860             641,860
  103                                                  -           -                                906,709             906,709
  103a             Bright Beginnings               6,777         100.00                                   -                   -
  103b             Bright Beginnings               6,890         100.00        3/31/10                    -                   -
  103c             Bright Beginnings               5,936         100.00                                   -                   -
--------------------------------------------------------------------------------------------------------------------------------
  103d             Bright Beginnings               6,730         100.00                                   -                   -
  103e             Bright Beginnings               8,490         100.00        3/31/10                    -                   -
  103f             Bright Beginnings               6,590         100.00                                   -                   -
  103g             Bright Beginnings               8,358         100.00        3/31/10                    -                   -
  103h             Bright Beginnings               6,600         100.00                                   -                   -
--------------------------------------------------------------------------------------------------------------------------------
  103i             Bright Beginnings               8,978         100.00        3/31/10                    -                   -
  104                                                  -           -                                438,650             438,650
  105           Cleveland Works Daycare           10,736           6.69        5/31/03              750,069             750,069
  106                                                  -           -                                559,828             559,828
  106a               Block Trading                 6,100          25.00         2/1/03                    -                   -
--------------------------------------------------------------------------------------------------------------------------------
  106b              McDonald's Corp.               1,595          21.57        8/31/01                    -                   -
  106c               State of Conn.                4,417          32.64        9/30/99                    -                   -
  106d             Crown Supermarket              10,350          56.48        10/31/05
  106e           Lloyds Fur Studio Inc.            2,038          36.34        2/28/04                    -                   -
  107            Oriental Accent, Inc.           169,510         100.00        9/30/12                    -                   -
--------------------------------------------------------------------------------------------------------------------------------
  108        Goody's Family Clothing, Inc.        20,000          37.05        10/31/07                   -                   -
  109                  Mr. Eddie                   5,507          15.74        12/31/98             521,912             484,318
  110                                                  -           -                                      -                   -
  111                   Safeway                   45,243          48.10        12/31/00             173,469             173,469
  112                                                  -           -                                636,106             636,106
--------------------------------------------------------------------------------------------------------------------------------
  113                                                  -           -                                141,324             141,324
  114                                                  -           -                                403,386             403,386
  115                Pluckers, Inc.                1,770           2.69        5/31/01                    -                   -
  116                                                  -           -                                      -                   -
  117                                                  -           -                                664,193             664,193
--------------------------------------------------------------------------------------------------------------------------------
  117a                                                 -           -                                      -                   -
  117b                                                 -           -                                      -                   -
  118                  Bond Drug                  13,905          56.04        2/28/18                    -                   -
  119                                                  -           -                                500,050             448,502
  120                                                  -           -                                744,340             693,841
--------------------------------------------------------------------------------------------------------------------------------
  121                    K-Mart                   86,479         100.00        11/30/13             486,250             486,250
  122          Three Star Warehouse Intl.         10,187          11.65        10/31/98             389,914             381,972
  123          Ol' Lodge Outfitters, Inc.         12,127          27.97        5/31/02              354,913             354,913
  124                                                  -           -                                686,531             640,065
  125            County of Los Angeles            31,832          54.83         6/9/07              153,712             153,712
--------------------------------------------------------------------------------------------------------------------------------
  126                                                  -           -                                      -                   -
  127                                                  -           -                                808,361             808,361
  128                 Leisure Arts                28,800          26.09         9/1/98              337,522             337,522
  129                                                  -           -                                      -                   -
  129a         Advanced Financial Systems         28,367          59.35        8/31/08                    -                   -
--------------------------------------------------------------------------------------------------------------------------------
  129b       Advanced Financial Ser., Inc.        24,051          80.03        8/31/08                    -                   -
  130              Atkinsons' Market              28,000          41.68        3/16/13              424,933             409,433
  131            Shirley Court Pharmacy            1,000           1.24        12/31/98             492,982             491,949
  132                                                  -           -                                492,784             463,568
  133                                                  -           -                                443,449             443,449
--------------------------------------------------------------------------------------------------------------------------------
  134                Thrifty Drugs                 9,996          20.91        5/31/07              516,613             516,613
  135                    K-Mart                   94,841         100.00        11/30/18             481,783             481,783
  136                                                  -           -                                357,500             357,500
  137               Quality Markets               41,910          81.55        7/31/08              380,450             380,450
  138                    K-Mart                   86,459          72.70        11/30/10             588,570             588,570
--------------------------------------------------------------------------------------------------------------------------------
  139              Creative Learning              34,090          58.80        10/31/02             510,061             510,061
  140                   Van Dyke                   5,420          30.11        4/30/00              444,583             444,583
  141                                                  -           -                                605,970             605,970
  142             Gene/Networks, Inc.             32,000         100.00        12/31/02                   -                   -
  143                Palmbrook Inc.                4,000          13.12        8/31/03              295,907             293,850
--------------------------------------------------------------------------------------------------------------------------------
  144                  Food Lion                  36,076          46.56        9/30/16              300,439             219,729
  145                    K-Mart                   68,337          50.17        11/30/19             578,760             578,760
  146                  Food Lion                  31,864          42.86        9/30/17              356,106             356,106
  147             U.S. Postal Service             22,810          81.00        2/28/13              333,735             333,735
  148                                                  -           -                                      -                   -
--------------------------------------------------------------------------------------------------------------------------------
  149                                                  -           -                                305,971             305,971
  149a                                                 -           -                                      -                   -
  149b              Bode Technology               10,527          50.44        2/28/05                    -                   -
  150                                                  -           -                                489,626              99,334
  151                                                  -           -                                515,537             515,537
--------------------------------------------------------------------------------------------------------------------------------
  152              K-Mart Corporation             86,479          91.53        4/30/16              376,300             376,300
  153                                                  -           -                                357,048             322,012
  154            Moonlight Chinese Rest            3,900          12.46        11/30/01              11,141              11,141
  155                Gymboree Store                1,630          24.97        1/31/09              356,930             356,930
  156                                                  -           -                                600,146             600,146
--------------------------------------------------------------------------------------------------------------------------------
  157                                                  -           -                                302,961             302,961
  158             Josephthal Lyon Ross             6,214          12.33        12/31/02             385,191             385,191
  159                                                  -           -                                      -                   -
  160          Marson Creative Fasteners         110,000         100.00        7/31/03                    -                   -
  161                                                  -           -                                      -                   -
--------------------------------------------------------------------------------------------------------------------------------
  162                                                  -           -                                530,502             474,516
  163                                                  -           -                                313,205             235,546
  164             Goodwill Industries             13,000          28.97        5/31/08              406,344             406,344
  165                                                  -           -                                385,753             326,892
  166                 James R Hill                 6,795          13.63        5/31/00              314,595             298,264
--------------------------------------------------------------------------------------------------------------------------------
  167        HIDTA - Prince George's County       27,073          49.78        2/28/00              293,984             293,984
  168                                                  -           -                                440,650             382,589
  169                                                  -           -                                      -                   -
  170                                                  -           -                                197,773             195,948
  171                                                  -           -                                548,094             548,094
--------------------------------------------------------------------------------------------------------------------------------
  172                                                  -           -                                301,124             230,539
  173                                                  -           -                                194,202             194,202
  173a           103 E. Ft. Williams St            8,075         100.00        12/31/03                   -                   -
  173b           1200 Highway 21 Bypass            7,000         100.00        4/30/05
  173c             1031 Mineral Wells              7,000         100.00        6/30/06
--------------------------------------------------------------------------------------------------------------------------------
  173d              Airways & Lerner               7,000         100.00        12/31/05
  173e              Broadway Street                7,000         100.00        12/31/07                   -                   -
  173f            U.S. Hwy 280 Bypass             10,000         100.00        12/31/04                   -                   -
  174                                                  -           -                                242,502             209,873
  175                                                  -           -                                410,254             410,254
--------------------------------------------------------------------------------------------------------------------------------
  176        California School Professional       41,500         100.00        6/30/06              174,300             174,300
  177                   PetsMart                  26,627          18.52        1/31/13                    -                   -
  178                                                  -           -                                234,181             234,181
  179             Denver Fabrics/Cisco            26,162          43.91        12/31/06              76,319              76,319
  180                                                  -           -                                463,375             463,375
--------------------------------------------------------------------------------------------------------------------------------
  181                 D'Arcangelo                  4,106          10.25        10/31/98             337,974             311,026
  182            General Services Adm.             5,752          16.45        1/31/06              355,456             355,456
  183                                                  -           -                                 87,000              87,000
  184             Milwaukee Ale House              9,459          18.81        10/16/02                   -                   -
  185                                                  -           -                                      -                   -
--------------------------------------------------------------------------------------------------------------------------------
  186                                                  -           -                                391,854             391,854
  186a           Bright Start (Eubank)            22,298          60.05        3/31/10                    -                   -
  186b          Bright Start (Santa Fe)            6,600         100.00        3/31/10
  186c          Bright Start (Homestead)           8,900         100.00        3/31/10                    -                   -
  187          Benchmark Adventures, Inc.         20,000          31.40        10/31/06             342,734             342,734
--------------------------------------------------------------------------------------------------------------------------------
  188                                                  -           -                                200,102             200,102
  189                                                  -           -                                333,344             333,344
  189a       Advance Auto Parts - Anniston         8,075         100.00        12/31/03                   -                   -
  189b        Advance Auto Parts - Opelika        10,000         100.00        12/31/04                   -                   -
  189c       Advance Auto Parts-Albertville        7,000         100.00        12/31/04                   -                   -
--------------------------------------------------------------------------------------------------------------------------------
  189d       Advance Auto Parts-Birmingham         7,000         100.00        12/31/05                   -                   -
  189e        Advance Auto Parts-Newan, GA         8,075         100.00        12/31/03                   -                   -
  190                                                  -           -                                280,126             228,579
  191                                                  -           -                                397,442             397,442
  191a                                                 -           -                                      -                   -
--------------------------------------------------------------------------------------------------------------------------------
  191b                                                 -           -                                      -                   -
  192              Harris Moran Seed              21,080          28.58        10/31/03             328,025             328,025
  193                                                  -           -                                      -                   -
  193a          Veterans Administration            8,962          56.50        9/30/02                    -                   -
  193b           Counseling Associates             2,500          26.19        5/31/01
--------------------------------------------------------------------------------------------------------------------------------
  194                    Hills                    90,000          87.21        1/31/03              394,947             394,947
  195            ReMax Realty Unlimited            5,916          14.19        10/31/99             384,432             354,415
  196        Earle's Moving and Storage Co.       23,000          35.89        5/31/99              315,494             315,494
  197             Henry S. Miller Co.              5,357          25.89        2/28/02                    -                   -
  198                                                  -           -                                231,995             231,995
--------------------------------------------------------------------------------------------------------------------------------
  199                                                  -           -                               (157,186)           (157,186)
  200                     Tops                    53,880          53.25        6/30/05              424,817             422,969
  201                  Gold's Gym                 17,188          38.92        8/31/99              422,224             422,224
  202                                                  -           -                                (81,132)         (1,031,097)
  203         Frugatti's Wood Fried Pizza          5,550          21.67        5/31/00              319,103             319,103
--------------------------------------------------------------------------------------------------------------------------------
  204                 Office Depot                25,000          52.89        11/30/09             281,288             281,288
  205                                                  -           -                                135,476             133,729
  205a                 Loma, Inc.                  2,060         100.00        6/13/13                    -                   -
  205b       Koala Tee Screen Printing Inc.       11,760          45.48        10/31/02                   -                   -
  205c               Moy Marketing                 2,000          20.00        12/31/00                   -                   -
--------------------------------------------------------------------------------------------------------------------------------
  205d            Heartland Brokerage              4,000          66.67         7/1/99                    -                   -
  206                                                  -           -                                250,409             234,620
  207         John Tyler Community College        27,701          70.35        6/30/05              332,353             332,353
  208                     Ames                    70,000          68.24        9/30/15              275,005             275,005
  209                                                  -           -                                      -                   -
--------------------------------------------------------------------------------------------------------------------------------
  210                 Stop N Shop                  3,855          22.96        5/31/13              167,499             167,499
  211                                                  -           -                                326,311             326,311
  212                   GSA,DEA                    5,245          22.78        12/31/02             169,300             169,300
  213                                                  -           -                                396,954             396,954
  214                                                  -           -                                246,655             246,655
--------------------------------------------------------------------------------------------------------------------------------
  215           School Board of Dade Co.          37,847         100.00        2/28/03              (22,258)            (22,258)
  216                                                  -           -                                354,436             354,436
  216a             Bright Beginnings               8,900         100.00        3/31/10                    -                   -
  216b           Mountain View Academy             9,000         100.00        11/30/10                   -                   -
  216c             Bright Beginnings               8,900         100.00        3/31/10                    -                   -
--------------------------------------------------------------------------------------------------------------------------------
  217          S. S. Kresge Co. (K-Mart)          96,268         100.00        11/30/00             350,877             350,877
  218                                                  -           -                                202,758             202,758
  219                                                  -           -                                259,278             259,278
  220        U.S. Can Company/Phoenix Cont.       88,000         100.00        4/30/00              330,850             330,850
  221                                                  -           -                                      -                   -
--------------------------------------------------------------------------------------------------------------------------------
  222                                                  -           -                                      -                   -
  223                                                  -           -                                314,474             314,474
  224                  Czarnowski                 53,300          89.88        12/31/00             356,757             356,757
  225            Bally's Fitness Center           20,000          66.45        1/31/05                    -                   -
  226                  Food Lion                  25,000          53.63        6/30/10              314,364             300,013
--------------------------------------------------------------------------------------------------------------------------------
  227                   Staples                   24,142         100.00        2/28/12                    -                   -
  228        Comprehensive Auto. Rec. Ser.       195,000         100.00        2/29/16              277,005             277,005
  229                                                  -           -                                      -                   -
  230                Billiard City                 7,500          17.41        10/31/00             310,177             290,021
  231                T.R.M.G., Inc.               21,100         100.00        1/11/03                    -                   -
--------------------------------------------------------------------------------------------------------------------------------
  232              Eckerd Corporation             10,908         100.00        6/24/18                    -                   -
  233                 Great Clips                  1,120          17.90        11/30/01                   -                   -
  234                                                  -           -                                394,268             394,268
  235                   Rite Aid                  11,282         100.00         7/1/17                    -                   -
  236              Best Buy Co., Inc.             36,416         100.00        8/31/08              199,740             199,740
--------------------------------------------------------------------------------------------------------------------------------
  237                 Gallus, Inc.                29,000          49.85        7/31/07                    -                   -
  238                                                  -           -                                201,856             201,856
  239                                                  -           -                                165,916             165,916
  240                                                  -           -                                320,612             320,612
  241                   Rite Aid                  11,282         100.00         7/1/17                    -                   -
--------------------------------------------------------------------------------------------------------------------------------
  242                                                  -           -                                331,254             331,254
  243                                                  -           -                                224,363             224,363
  244        El Torito Sports Pub & Cantina        5,130          14.54        8/31/02              224,887             224,887
  245                                                  -           -                                218,767             218,767
  246                                                  -           -                                296,506             296,506
--------------------------------------------------------------------------------------------------------------------------------
  247               Lacks Furniture               50,000          58.21        1/31/06              127,081             127,081
  248                                                  -           -                                221,978             221,978
  249                                                  -           -                                260,381             260,381
  250                Trinity Church               24,995          31.83        7/31/01              196,252             196,252
  251                                                  -           -                                347,407             347,407
--------------------------------------------------------------------------------------------------------------------------------
  252                                                  -           -                                246,585             246,585
  253                                                  -           -                                      -                   -
  254              Boot Country, USA               4,995          37.28        12/31/05             132,093             132,093
  255                                                  -           -                                380,916             380,916
  256          Piggly Wiggly Carolina Co.         32,800          71.07        5/31/18              280,736             280,736
--------------------------------------------------------------------------------------------------------------------------------
  257            Plastics Technologies            60,000         100.00        11/30/06             217,773             157,177
  258          Calvary Chapel of Boynton           7,320          22.49        1/31/00               92,819              92,819
  259                Clough Harbour                4,030          13.74        6/30/99              172,819             172,819
  260                                                  -           -                                282,901             282,901
  261             Vitro Packaging Inc.            12,964          27.00        2/28/02              175,666             173,747
--------------------------------------------------------------------------------------------------------------------------------
  262                   Rite Aid                  11,180         100.00        5/31/18                    -                   -
  263                    Goyner                      576           3.68                             194,927             190,548
  264                                                  -           -                                324,901             324,901
  265                                                  -           -                                185,472             185,472
  266                                                  -           -                                250,632             250,632
--------------------------------------------------------------------------------------------------------------------------------
  267            Muse Technologies Inc.            8,787          23.78        11/30/99             173,695             173,695
  268                                                  -           -                                174,745             174,745
  269               Sangera Autohaus              19,731          88.67        12/31/13                   -                   -
  270                 Cliff Phelps                 3,000          44.44        5/31/05              109,750             109,750
  271               Catolog Clothing              10,000          36.08        9/30/00              125,461             125,461
--------------------------------------------------------------------------------------------------------------------------------
  272                CVS Drug Store               10,125         100.00        1/31/13                    -                   -
  273                 U.S. Customs                15,000          50.00        9/30/02              277,249             277,249
  274                Movie Gallery                 5,294          29.37        9/30/07                    -                   -
  275           Weichert Co. of Virginia           4,558          15.59        10/31/00             214,309             209,779
  276             Geyer's Supermarket             20,550          34.83         4/3/99              234,032             234,032
--------------------------------------------------------------------------------------------------------------------------------
  277                                                  -           -                                417,283             417,283
  278                                                  -           -                                      -                   -
  279                                                  -           -                                      -                   -
  280               Arhaus Furniture              10,760          59.27        11/30/03             211,647             211,647
  281          Sinai Hospital of Detroit           3,315          13.21        12/31/98             194,506             194,506
--------------------------------------------------------------------------------------------------------------------------------
  282                Noah's Bagels                 2,400          28.40        11/30/06             208,675             208,675
  283                                                  -           -                                382,879             382,879
  284                  Rothwells                   7,071          31.24        12/31/01             233,076             185,750
  285             Neighborhood Thrifty            14,100          22.03        4/30/03              158,384             158,384
  286          Ferguson Enterprises, Inc.          9,300          38.94        6/30/03              187,441             186,661
--------------------------------------------------------------------------------------------------------------------------------
  287        New England Life Insurance Co.       11,132          81.35         3/1/08                    -                   -
  288                                                  -           -                                150,914             150,914
  289            Erudite Software, Inc.           14,084          76.61        10/31/01                   -                   -
  290                                                  -           -                                248,321             248,321
  291                                                  -           -                                      -                   -
--------------------------------------------------------------------------------------------------------------------------------
  292                                                  -           -                                116,146             116,146
  293                                                  -           -                                140,758             131,510
  294        Texas Worker's Comp.Commission       24,546          64.73        12/31/01             163,006             163,006
  295                                                  -           -                                185,072             185,072
  296                  Dr. Bodden                  3,928          14.29        6/30/00               55,696              55,696
--------------------------------------------------------------------------------------------------------------------------------
  297                                                  -           -                                118,860             118,860
  298                CVS Drug Store               10,125         100.00        5/31/18                    -                   -
  299                  Quick Stop                  5,119          18.93        5/31/01              157,776             147,379
  300                                                  -           -                                      -                   -
  301                  Office Max                 23,600         100.00        2/28/13                    -                   -
--------------------------------------------------------------------------------------------------------------------------------
  302             FBD Consulting, Inc.            12,855          59.16        6/30/02              158,531             138,924
  303            Vintage Sport Plaques            28,600          43.82        11/1/00              171,572             171,572
  304        Hospice Home Foundation, Inc.         4,200          20.79        4/15/03              122,145             105,675
  305                                                  -           -                                162,119             162,119
  306                 Hart Hotels                  7,450          32.42        12/31/09             177,818             174,797
--------------------------------------------------------------------------------------------------------------------------------
  307                                                  -           -                                122,584             122,584
  308              Wm. Michaels Ltd.               3,015          12.73        10/31/00             147,791             147,791
  309                                                  -           -                                124,524             116,907
  310                                                  -           -                                123,013             116,581
  311                                                  -           -                                216,827             216,827
--------------------------------------------------------------------------------------------------------------------------------
  312                                                  -           -                                130,030             130,030
  313                                                  -           -                                 89,969              89,969
  314                LaStrada Rest.                3,575          17.29        4/30/04              158,044             158,044
  315                                                  -           -                                123,529              64,397
  316          Piggly Wiggly Carolina Co.         23,752         100.00        5/31/18                    -                   -
--------------------------------------------------------------------------------------------------------------------------------
  317                                                  -           -                                 89,137              89,137
  318                                                  -           -                                 58,679              58,679
  319             Tribocor Technology              6,400          14.88        1/31/00               70,993              70,993
  320                                                  -           -                                (76,900)           (130,716)
  321          National Convience Stores           2,600          19.49        6/11/00               69,680              46,589
--------------------------------------------------------------------------------------------------------------------------------
  322             Pizza Hut of America             1,200          33.33        7/31/99               81,072              81,072

CONTROL        1997            1997            U/W              U/W          U/W       GROUND
 NUMBER        NOI             NCF             NOI              NCF          DSCR      LEASE     FEE OR LEASEHOLD
-------------------------------------------------------------------------------------------------------------------
   1      $ 57,848,709    $ 57,983,543    $ 63,739,072    $ 48,889,853       1.94x                Both Fee/Lease
   1a          884,635         884,622         717,769         462,849       -
   1b        1,384,863       1,384,838       1,572,949       1,088,267       -
   1c          730,566         730,553         920,654         606,267       -
   1d        5,261,012       5,260,102       5,732,398       4,653,746       -
-------------------------------------------------------------------------------------------------------------------
   1e        2,081,156       2,082,353       2,232,830       1,783,553       -
   1f        3,293,369       3,293,331       3,790,690       3,016,924       -
   1g        2,714,770       2,717,717       2,987,507       2,368,940       -
   1h          924,420         924,632         977,138         714,605       -
   1i        1,341,662       1,341,624       3,668,373       2,139,954       -
-------------------------------------------------------------------------------------------------------------------
   1j          463,410         463,397         517,481         346,861       -
   1k        3,321,676       3,322,013       3,408,998       2,739,870       -
   1l          820,331         820,318         981,173         685,951       -
   1m           88,981          89,193         104,724          67,936       -
   1n        2,499,018       2,499,005       2,636,161       2,131,188       -
-------------------------------------------------------------------------------------------------------------------
   1o        4,010,611       4,133,316       4,438,522       3,561,526       -
   1p        2,401,336       2,398,989         960,199         680,270       -
   1q          231,910         231,511         258,675         186,202       -
   1r        5,747,472       5,747,447       6,377,451       5,024,753       -
   1s          305,070         305,070         210,676         164,781       -
-------------------------------------------------------------------------------------------------------------------
   1t        3,286,192       3,286,179       3,609,453       2,872,681       -
   1u        1,159,763       1,159,738       1,449,970       1,064,918       -
   1v        1,596,394       1,596,553       1,776,277       1,321,472       -
   1w        4,108,791       4,109,811       4,267,672       3,364,696       -
   1x          (24,576)        (24,576)        706,346         352,282       -
-------------------------------------------------------------------------------------------------------------------
   1y        1,606,218       1,606,218       1,234,151         942,005       -
   1z        1,114,807       1,123,794       1,187,033         973,992       -
  1aa        1,009,678       1,010,375       1,072,988         833,766       -
  1bb        2,341,673       2,341,799       2,576,989       2,001,777       -
  1cc        3,143,501       3,143,621       3,363,825       2,737,821       -
-------------------------------------------------------------------------------------------------------------------
   2        15,480,852      11,496,771      15,451,370      14,695,605       1.39                       Fee
   2a        4,170,028       3,778,820       4,458,232       4,353,732       -
   2b          562,334         483,381         558,191         523,941       -
   2c          744,003         690,240         722,023         696,815       -
   2d          501,175         177,262         476,107         440,107       -
-------------------------------------------------------------------------------------------------------------------
   2e          414,440         187,200         408,374         380,549       -
   2f          917,613         467,337         909,990         864,990       -
   2g          935,147         778,907         839,024         757,292       -
   2h        1,035,715         621,960       1,010,936         968,936       -
   2i          893,689         699,113         887,008         816,008       -
-------------------------------------------------------------------------------------------------------------------
   2j        1,742,941       1,052,329       1,823,092       1,761,592       -
   2k          380,834         290,537         383,310         353,310       -
   2l          631,712         102,542         629,565         598,065       -
   2m        1,639,352       1,494,605       1,650,446       1,575,196       -
   2n          454,763         372,762         291,604         236,604       -
-------------------------------------------------------------------------------------------------------------------
   2o          457,106         299,776         403,468         368,468       -
   3                 -               -      17,083,500      17,000,030       2.06                 Both Fee/Lease
   3a                -               -       1,953,000       1,943,183       -
   3b                -               -       2,992,500       2,979,518       -
   3c                -               -       2,772,000       2,758,385       -
-------------------------------------------------------------------------------------------------------------------
   3d                -               -       2,656,500       2,643,347       -
   3e                -               -       1,869,000       1,862,958       -
   3f                -               -       1,774,500       1,764,900       -
   3g                -               -       1,354,500       1,344,674       -
   3h                -               -       1,711,500       1,703,065       -
-------------------------------------------------------------------------------------------------------------------
   4        11,028,179       9,923,035      10,860,380       9,951,015       1.40                       Fee
   4a        7,869,814       7,452,802       7,477,587       6,888,130       -
   4b        3,158,365       2,470,233       3,382,792       3,062,885       -
   5                 -               -       6,398,365       5,000,365       1.55                       Fee
   6         3,605,232       3,605,232       4,029,777       3,780,131       1.40                       Fee
-------------------------------------------------------------------------------------------------------------------
   7         2,288,626       2,229,392       2,953,433       2,810,897       1.32                       Fee
             2,952,621       2,941,169       2,802,818       2,707,201       1.28                       Fee
   8         1,174,359       1,174,359       1,062,041       1,036,003       1.25
   9           696,113         690,961         654,475         635,197       1.30
   10          414,554         408,860         431,053         413,263       1.28
-------------------------------------------------------------------------------------------------------------------
   11          384,385         383,779         365,754         349,870       1.29
   12          283,210         283,210         289,495         272,868       1.29
   13        3,859,092       3,859,092       3,812,825       3,233,420       1.51                       Fee
             2,622,241       2,600,517       2,580,261       2,504,126       1.34                       Fee
   14          695,127         695,127         756,276         735,911       1.29
-------------------------------------------------------------------------------------------------------------------
   15          768,170         756,578         784,837         775,764       1.50
   16          585,679         583,075         492,836         478,097       1.27
   17          353,646         352,638         359,460         337,003       1.25
   18          219,619         213,099         186,852         177,351       1.27
   19        2,392,288       2,331,865       2,979,914       2,545,470       1.25                       Fee
-------------------------------------------------------------------------------------------------------------------
   20        2,572,543       2,074,241       3,078,042       2,605,088       1.54                  Possible Fee
   21        6,537,803       6,734,803       6,415,096       6,361,096       2.85                       Fee
   22        3,428,041       3,631,692       3,210,041       3,458,241       1.81       Yes       Both Fee/Lease
   23        3,304,768       3,304,768       3,718,392       2,678,376       1.38                       Fee
   24        2,037,807       2,037,807       2,136,580       2,011,729       1.17       Yes          Leasehold
-------------------------------------------------------------------------------------------------------------------
   25        2,013,355       1,948,582       2,157,583       2,033,932       1.40                       Fee
   26        2,158,697       2,158,697       2,369,957       2,314,157       1.53       Yes       Both Fee/Lease
  26a          663,426         663,426         698,266         682,066       -          Yes
  26b          226,358         226,358         273,068         265,268       -          Yes
  26c          781,689         781,689         795,153         779,253       -          Yes
-------------------------------------------------------------------------------------------------------------------
  26d          487,224         487,224         603,470         587,570       -          Yes
   27        1,491,667       1,491,667       1,550,000       1,550,000       1.45                       Fee
   28        1,858,378       1,858,378       1,651,857       1,588,282       1.35       Yes       Both Fee/Lease
   29        1,570,410       1,547,033       1,687,855       1,556,746       1.34                       Fee
   30        1,918,589       1,918,589       1,893,734       1,722,093       1.45                       Fee
-------------------------------------------------------------------------------------------------------------------
   31        1,764,469       1,726,542       1,845,152       1,550,857       1.25                       Fee
   32        2,442,189       2,442,189       2,364,433       2,131,092       1.95       Yes          Leasehold
   33        1,331,531       1,162,349       1,606,915       1,393,459       1.32                       Fee
   34        1,881,944       1,731,286       1,742,766       1,593,943       1.44                       Fee
   35        1,575,337       1,575,337       1,326,500       1,248,850       1.18                       Fee
-------------------------------------------------------------------------------------------------------------------
   36        1,141,998         359,437       1,652,620       1,320,583       1.30                       Fee
  36a                -               -               -               -       -
  36b                -               -               -               -       -
  36c                -               -               -               -       -
   37        1,227,262       1,154,761       1,311,939       1,259,836       1.42                       Fee
-------------------------------------------------------------------------------------------------------------------
   38                -               -       1,311,431       1,182,084       1.31                       Fee
   39            9,646           9,646       1,130,059       1,109,060       1.26                       Fee
   40        1,081,583       1,002,943       1,182,555       1,050,628       1.21                       Fee
  40a                -               -               -               -       -
  40b                -               -               -               -       -
-------------------------------------------------------------------------------------------------------------------
   41        1,740,153       1,661,799       1,589,133       1,320,264       1.59       Yes       Both Fee/Lease
   42        3,942,816       4,216,816       2,339,460       2,401,460       2.26                       Fee
   43        2,063,826       2,063,826       1,753,196       1,531,553       1.70                       Fee
   44        1,012,186       1,012,186       1,096,299       1,042,299       1.31                       Fee
   45        1,204,943       1,043,057       1,232,905       1,152,535       1.48                       Fee
-------------------------------------------------------------------------------------------------------------------
   46        1,405,509       1,380,265       1,477,768       1,218,992       1.58                       Fee
   47        2,669,072       2,669,072       1,871,633       1,837,883       2.29                       Fee
   48          821,720         821,720         975,265         918,305       1.17                       Fee
   49                -               -       1,172,354       1,140,481       1.32                       Fee
   50        1,264,287       1,264,287       1,071,002       1,019,962       1.41       Yes          Leasehold
-------------------------------------------------------------------------------------------------------------------
   51        1,283,582       1,163,738       1,256,447       1,133,567       1.66                       Fee
   52          714,366         701,395         898,586         799,553       1.13       Yes       Both Fee/Lease
   53        1,268,686       1,268,686       1,462,907       1,399,474       1.34                       Fee
   54        1,342,723       1,173,523       1,226,448         993,605       1.41                       Fee
   55        1,555,843       1,555,843       1,494,909       1,279,737       2.14                       Fee
-------------------------------------------------------------------------------------------------------------------
   56        1,022,181         988,992       1,045,299         928,470       1.40                       Fee
   57        1,423,295       1,382,128         958,703         879,087       1.36                       Fee
   58        1,263,996       1,263,996       1,216,371       1,064,516       1.59                       Fee
   59        1,316,704       1,259,629       1,139,853         976,164       1.41                       Fee
  59a          313,346         277,065         295,448         259,913       -
-------------------------------------------------------------------------------------------------------------------
  59b          140,083         119,289         137,051         117,444       -
  59c          203,583         203,583         193,743         159,260       -
  59d          152,676         152,676         152,603         130,669       -
  59e          308,681         308,681         217,925         189,928       -
  59f          198,335         198,335         143,083         118,950       -
-------------------------------------------------------------------------------------------------------------------
   60          930,536         930,536         946,558         878,620       1.40                       Fee
   61          321,795         321,795       1,013,990         988,990       1.56                       Fee
   62          668,321         668,321         841,373         810,673       1.47                       Fee
  62a                -               -               -               -       -
  62b                -               -               -               -       -
-------------------------------------------------------------------------------------------------------------------
  62c                -               -               -               -       -
   63          482,468         424,468       1,145,522         956,689       1.76                       Fee
   64          816,272         816,272         777,039         739,290       1.29                       Fee
   65          851,280         851,280         878,761         806,731       1.50                       Fee
   66          923,213         866,019         787,155         708,340       1.33                       Fee
-------------------------------------------------------------------------------------------------------------------
   67          759,055         742,267         726,517         684,429       1.27                       Fee
   68          865,988         865,988         836,777         672,944       1.36                       Fee
   69          973,089         973,089         898,779         781,692       1.51       Yes          Leasehold
   70          873,084         873,084         665,312         599,049       1.27                       Fee
   71                -               -         684,404         655,706       1.23                       Fee
-------------------------------------------------------------------------------------------------------------------
   72          668,782         668,782         777,325         735,142       1.55                       Fee
  72a          227,661         227,661         284,846         269,082       -
  72b          233,814         233,814         276,532         261,742       -
  72c          207,307         207,307         215,947         204,318       -
   73          683,518         631,318         799,935         712,935       1.64                       Fee
-------------------------------------------------------------------------------------------------------------------
   74          935,660         897,520         804,078         730,037       1.54                       Fee
   75          601,382         572,048         830,394         645,024       1.28                       Fee
   76          723,724         607,664         705,377         557,903       1.17                       Fee
   77                -               -         871,970         801,194       1.55                       Fee
   78          798,837         798,837         720,691         626,447       1.47       Yes       Both Fee/Lease
-------------------------------------------------------------------------------------------------------------------
   79          644,154         624,736         601,186         544,400       1.29       Yes       Both Fee/Lease
   80          747,646         716,399         700,939         662,818       1.52                       Fee
   81          629,572         629,572         598,268         567,731       1.32       Yes          Leasehold
   82          664,433         644,618         627,130         599,367       1.45                       Fee
   83          802,387         802,387         681,589         640,489       1.46                       Fee
-------------------------------------------------------------------------------------------------------------------
   84          889,090         846,322         680,417         532,628       1.32                       Fee
   85          679,521         679,521         634,410         601,335       1.50                       Fee
   86                -               -         633,724         608,773       1.31                       Fee
   87          647,702         647,702         604,642         579,656       1.48                       Fee
   88          881,344         670,443         859,084         718,087       1.84                       Fee
-------------------------------------------------------------------------------------------------------------------
   89          540,005         540,005         529,055         493,550       1.27                       Fee
   90          580,056         545,316         558,232         482,232       1.27                       Fee
   91          444,302         444,302         481,981         443,231       1.20                       Fee
   92          557,536         557,536         572,242         563,437       1.41                       Fee
   93          452,558         452,558         622,483         549,483       1.49                       Fee
-------------------------------------------------------------------------------------------------------------------
   94                -               -         556,378         529,163       1.46                       Fee
   95          640,979         487,399         625,717         556,372       1.55                       Fee
  95a                -               -               -               -       -
  95b                -               -               -               -       -
   96          662,845         357,464         625,958         568,559       1.51                       Fee
-------------------------------------------------------------------------------------------------------------------
   97          779,030         585,451         601,963         491,358       1.35                       Fee
   98          514,940         362,508         853,898         656,664       1.65                       Fee
   99          581,083         581,083         593,374         495,526       1.35                       Fee
  100          605,540         605,540         574,666         562,166       1.13       Yes          Leasehold
  101          557,785         557,785         548,183         514,731       1.23                       Fee
-------------------------------------------------------------------------------------------------------------------
  102          764,003         764,003         727,159         635,565       1.64                       Fee
  103          927,993         927,993         856,925         856,925       1.98                       Fee
  103a               -               -               -               -       -
  103b               -               -               -               -       -
  103c               -               -               -               -       -
-------------------------------------------------------------------------------------------------------------------
  103d               -               -               -               -       -
  103e               -               -               -               -       -
  103f               -               -               -               -       -
  103g               -               -               -               -       -
  103h               -               -               -               -       -
-------------------------------------------------------------------------------------------------------------------
  103i               -               -               -               -       -
  104          520,244         520,244         545,181         522,481       1.48                       Fee
  105          782,266         782,266         663,393         532,531       1.40                       Fee
  106          709,845         709,845         576,539         500,282       1.32                       Fee
  106a               -               -               -               -       -
-------------------------------------------------------------------------------------------------------------------
  106b               -               -               -               -       -
  106c               -               -               -               -       -
  106d                                                                       -
  106e               -               -               -               -       -
  107                -               -         557,463         506,531       1.37                       Fee
-------------------------------------------------------------------------------------------------------------------
  108                -               -         475,768         435,594       1.30                       Fee
  109          501,295         488,314         506,398         455,075       1.31                       Fee
  110          346,129         346,129         398,608         387,608       1.25                       Fee
  111          195,543         195,543         489,136         436,117       1.27                       Fee
  112          687,922         687,922         600,616         568,071       1.81                       Fee
-------------------------------------------------------------------------------------------------------------------
  113          415,960         415,960         436,006         412,006       1.27                       Fee
  114          369,350         369,350         474,431         449,055       1.38                       Fee
  115          400,378         400,378         439,517         407,917       1.32                       Fee
  116          266,844         266,844         468,377         441,877       1.37                       Fee
  117          695,190         695,190         629,136         543,449       1.56       Yes       Both Fee/Lease
-------------------------------------------------------------------------------------------------------------------
  117a               -               -               -               -       -          Yes
  117b               -               -               -               -       -          Yes
  118                -               -         442,329         435,709       1.19                       Fee
  119          505,895         461,555         490,902         436,815       1.21                       Fee
  120          660,436         612,152         580,526         500,052       1.50                       Fee
-------------------------------------------------------------------------------------------------------------------
  121          434,507         434,507         464,988         442,503       1.40                       Fee
  122          376,464         368,129         436,683         402,811       1.34                       Fee
  123          584,483         584,483         499,853         447,195       1.28                       Fee
  124          726,925         675,734         643,184         557,866       1.69                       Fee
  125          308,808         308,808         539,563         481,508       1.64                       Fee
-------------------------------------------------------------------------------------------------------------------
  126          641,849         641,849         633,936         559,083       1.56                       Fee
  127          664,550         664,550         592,360         511,298       1.43                       Fee
  128          558,572         558,572         504,535         467,499       1.60                       Fee
  129          215,739         215,739         474,385         434,129       1.50                       Fee
  129a               -               -               -               -       -
-------------------------------------------------------------------------------------------------------------------
  129b               -               -               -               -       -
  130          440,632         440,632         440,579         418,557       1.43                       Fee
  131          499,474         483,191         464,621         426,871       1.40                       Fee
  132          448,143         366,143         488,094         433,633       1.33                       Fee
  133          433,839         433,839         406,856         394,356       1.39                       Fee
-------------------------------------------------------------------------------------------------------------------
  134          578,624         576,916         491,632         438,468       1.48                       Fee
  135          465,871         465,871         459,019         444,793       1.39                       Fee
  136          338,441         101,731         490,260         430,260       1.23                       Fee
  137          406,134         405,511         389,327         378,358       1.27                       Fee
  138          457,184         457,184         435,443         403,174       1.38                       Fee
-------------------------------------------------------------------------------------------------------------------
  139          485,960         485,960         489,197         420,173       1.53                       Fee
  140          474,163         474,163         443,555         393,061       1.38                       Fee
  141          659,876         659,876         626,578         544,684       1.59                       Fee
  142          518,400         518,400         456,914         406,738       1.48                       Fee
  143          445,574         439,696         435,544         402,038       1.35                       Fee
-------------------------------------------------------------------------------------------------------------------
  144                -               -         385,925         356,875       1.18                       Fee
  145          605,707         605,707         395,682         352,605       1.28                       Fee
  146                -               -         417,925         379,740       1.21                       Fee
  147          332,304         332,304         383,698         377,666       1.10                       Fee
  148          641,131         641,131         459,705         396,853       1.35                       Fee
-------------------------------------------------------------------------------------------------------------------
  149          283,353         260,204         384,433         355,086       1.27                       Fee
  149a               -               -               -               -       -
  149b               -               -               -               -       -
  150          510,429         477,338         527,947         402,608       1.48       Yes       Both Fee/Lease
  151          525,220         525,220         523,608         422,983       1.55                       Fee
-------------------------------------------------------------------------------------------------------------------
  152          376,391         376,391         352,379         345,576       1.34                       Fee
  153          367,458         367,458         369,073         345,238       1.37                       Fee
  154          249,128         249,128         334,590         312,616       1.28                       Fee
  155          345,462         311,483         353,049         340,713       1.40                       Fee
  156          594,035         594,035         587,678         552,528       2.52                       Fee
-------------------------------------------------------------------------------------------------------------------
  157          295,203         295,203         306,874         300,586       1.28                       Fee
  158          471,222         457,866         422,326         354,500       1.41                       Fee
  159          374,367         368,734         396,982         368,822       1.50                       Fee
  160          467,053         467,053         379,990         346,490       1.32                       Fee
  161          648,683         592,025         639,189         567,906       1.92                       Fee
-------------------------------------------------------------------------------------------------------------------
  162          657,773         601,635         466,909         397,891       1.42                       Fee
  163          642,704         458,912         508,001         482,001       1.87                       Fee
  164          384,725         297,882         398,579         379,561       1.53                       Fee
  165          396,778         368,106         388,637         362,637       1.32                       Fee
  166          351,183         339,183         421,523         365,786       1.52                       Fee
-------------------------------------------------------------------------------------------------------------------
  167          372,434         372,434         398,966         334,058       1.40                       Fee
  168          501,437         375,223         409,483         344,425       1.35                       Fee
  169          565,227         565,227         456,688         405,225       1.46                       Fee
  170          189,287         187,869         358,135         342,576       1.39                       Fee
  171          606,830         606,830         536,901         476,259       1.98                       Fee
-------------------------------------------------------------------------------------------------------------------
  172          345,493         279,764         453,893         373,393       1.30                       Fee
  173          223,426         223,426         342,124         320,908       1.32                       Fee
  173a               -               -               -               -       -
  173b                                                                       -
  173c                                                                       -
-------------------------------------------------------------------------------------------------------------------
  173d                                                                       -
  173e               -               -               -               -       -
  173f               -               -               -               -       -
  174          250,251         195,512         325,465         297,140       1.39       Yes       Both Fee/Lease
  175          516,073         447,169         551,299         478,555       1.79                       Fee
-------------------------------------------------------------------------------------------------------------------
  176          348,600         348,600         323,117         296,972       1.32       Yes          Leasehold
  177        1,268,686       1,268,686       1,462,907       1,399,474       1.34                       Fee
  178          317,153         317,153         317,796         287,796       1.35                       Fee
  179          343,864         343,864         378,880         331,265       1.43                       Fee
  180          533,800         533,800         445,248         382,335       1.47                       Fee
-------------------------------------------------------------------------------------------------------------------
  181          366,911         338,382         352,034         309,852       1.34                       Fee
  182          383,296         378,179         345,565         317,149       1.51                       Fee
  183          300,772         300,772         341,209         318,209       1.38                       Fee
  184                -               -         333,461         290,006       1.41                       Fee
  185          472,588         472,588         460,300         410,613       1.66                       Fee
-------------------------------------------------------------------------------------------------------------------
  186          397,765         397,765         345,506         311,270       1.35                       Fee
  186a               -               -               -               -       -
  186b                                                                       -
  186c               -               -               -               -       -
  187          414,102         414,102         372,426         335,023       1.65                       Fee
-------------------------------------------------------------------------------------------------------------------
  188          471,084         471,084         433,744         380,763       1.61                       Fee
  189          333,976         333,976         308,965         290,477       1.36                       Fee
  189a               -               -               -               -       -
  189b               -               -               -               -       -
  189c               -               -               -               -       -
-------------------------------------------------------------------------------------------------------------------
  189d               -               -               -               -       -
  189e               -               -               -               -       -
  190          266,432         220,990         302,879         274,079       1.46                       Fee
  191          440,495         440,495         376,085         336,249       1.44                       Fee
  191a               -               -               -               -       -
-------------------------------------------------------------------------------------------------------------------
  191b               -               -               -               -       -
  192          351,086         351,086         326,764         278,869       1.35                       Fee
  193          308,808         289,435         282,972         258,711       1.34                       Fee
  193a               -               -               -               -       -
  193b                                                                       -
-------------------------------------------------------------------------------------------------------------------
  194          387,079         387,079         313,080         279,708       1.31                       Fee
  195          333,576         330,107         341,662         298,296       1.54                       Fee
  196          347,867         347,867         338,160         327,267       1.65                       Fee
  197                -               -         262,757         239,686       1.28                       Fee
  198          257,246         257,246         278,313         272,133       1.37                       Fee
-------------------------------------------------------------------------------------------------------------------
  199          (81,750)        (81,750)        266,258         249,458       1.35                       Fee
  200          404,050         401,664         295,173         250,911       1.27                       Fee
  201          409,672         409,672         341,854         277,118       1.39       Yes       Both Fee/Lease
  202          222,150         222,150         286,251         248,676       1.32                       Fee
  203          310,353         310,353         277,075         257,863       1.35                       Fee
-------------------------------------------------------------------------------------------------------------------
  204          223,405          61,686         275,679         262,742       1.45                       Fee
  205          228,219         163,219         269,473         241,036       1.26                       Fee
  205a               -               -               -               -       -
  205b               -               -               -               -       -
  205c               -               -               -               -       -
-------------------------------------------------------------------------------------------------------------------
  205d               -               -               -               -       -
  206          262,517         222,745         255,015         231,015       1.32                       Fee
  207          323,227         323,227         290,631         239,168       1.30                       Fee
  208          272,517         257,903         283,266         248,326       1.40                       Fee
  209          260,043         260,043         258,037         237,653       1.36                       Fee
-------------------------------------------------------------------------------------------------------------------
  210          171,202         171,202         285,504         265,378       1.31                       Fee
  211          373,232         373,232         382,611         329,116       1.67                       Fee
  212          203,600         203,600         251,600         235,700       1.30                       Fee
  213          435,917         388,408         403,382         355,873       1.74                       Fee
  214          340,064         340,064         369,434         294,801       1.50                       Fee
-------------------------------------------------------------------------------------------------------------------
  215          (65,292)        (65,292)        226,518         214,285       1.25                       Fee
  216          363,767         363,767         332,898         332,898       1.61                       Fee
  216a               -               -               -               -       -
  216b               -               -               -               -       -
  216c               -               -               -               -       -
-------------------------------------------------------------------------------------------------------------------
  217          353,452         353,452         313,388         256,265       1.36                       Fee
  218          397,856         397,856         279,931         241,681       1.29                       Fee
  219          285,722         285,722         268,036         231,587       1.38                       Fee
  220          320,910         320,910         281,924         213,161       1.32                       Fee
  221          350,548         320,728         323,394         285,956       1.44                       Fee
-------------------------------------------------------------------------------------------------------------------
  222          391,812         391,812         321,513         261,274       1.33                       Fee
  223          458,948         458,948         374,836         290,108       1.58                       Fee
  224          444,156         444,156         379,752         320,461       1.71                       Fee
  225          210,633         210,633         244,516         225,797       1.28                       Fee
  226          309,525         309,525         250,767         233,916       1.24                       Fee
-------------------------------------------------------------------------------------------------------------------
  227                -               -         220,687         217,066       1.30                       Fee
  228          378,742         378,742         388,200         368,700       1.66                       Fee
  229          336,678         336,678         337,162         293,069       1.68                       Fee
  230          312,200         297,533         308,178         274,628       1.66                       Fee
  231          268,620         268,620         245,711         233,315       1.48                       Fee
-------------------------------------------------------------------------------------------------------------------
  232                -               -         182,588         182,588       1.06                       Fee
  233          226,323         226,323         201,679         195,886       1.28                       Fee
  234          372,949         372,949         335,001         300,888       1.66                       Fee
  235                -               -         177,993         174,608       1.00                       Fee
  236          201,958         201,958         223,212         200,648       1.32                       Fee
-------------------------------------------------------------------------------------------------------------------
  237          257,922         257,922         232,232         205,193       1.40                       Fee
  238          145,546         145,546         215,799         183,299       1.28                       Fee
  239          179,095         179,095         216,132         187,132       1.28                       Fee
  240          342,043         342,043         308,780         275,206       1.53                       Fee
  241                -               -         172,304         170,612       1.00                       Fee
-------------------------------------------------------------------------------------------------------------------
  242          384,507         384,507         355,300         310,028       1.84                       Fee
  243          236,569         236,569         248,814         231,334       1.62                       Fee
  244          227,563         227,563         226,672         195,730       1.33                       Fee
  245          202,400         202,400         232,455         215,535       1.51                       Fee
  246          269,079         269,079         260,680         224,495       1.45                       Fee
-------------------------------------------------------------------------------------------------------------------
  247          182,293         182,293         238,970         199,590       1.36                       Fee
  248          262,277         262,277         261,051         230,153       1.35                       Fee
  249          345,286         345,286         314,333         280,627       1.67                       Fee
  250          239,234         179,847         246,261         196,010       1.41                       Fee
  251          439,822         439,822         430,243         385,541       2.31                       Fee
-------------------------------------------------------------------------------------------------------------------
  252          244,918         244,918         206,988         196,488       1.20                       Fee
  253          395,602         395,602         324,771         294,681       1.81                       Fee
  254          217,275         217,275         203,548         195,679       1.34                       Fee
  255          431,152         431,152         310,096         264,612       1.53                       Fee
  256          261,899         256,574         239,427         214,001       1.41                       Fee
-------------------------------------------------------------------------------------------------------------------
  257          244,536         244,536         191,269         178,727       1.15                       Fee
  258          129,087         128,087         202,038         173,630       1.23                       Fee
  259          298,039         298,039         208,650         173,074       1.31                       Fee
  260          300,986         300,986         275,352         246,896       1.68                       Fee
  261          176,784         176,784         218,404         184,642       1.44       Yes          Leasehold
-------------------------------------------------------------------------------------------------------------------
  262                -               -         167,844         165,608       1.12                       Fee
  263          203,960         194,729         188,174         185,671       1.42                       Fee
  264          384,218         384,218         285,333         285,333       1.84                       Fee
  265          217,279         217,279         232,612         197,917       1.49                       Fee
  266          283,334         283,334         262,624         196,860       1.45                       Fee
-------------------------------------------------------------------------------------------------------------------
  267          200,839         183,202         199,318         166,897       1.36                       Fee
  268          178,196         174,449         186,811         165,691       1.35                       Fee
  269          288,000         288,000         262,599         253,921       1.62                       Fee
  270          178,994         178,994         175,727         167,401       1.27                       Fee
  271          153,337         151,565         209,477         175,907       1.28                       Fee
-------------------------------------------------------------------------------------------------------------------
  272                -               -         165,038         162,507       1.00       Yes          Leasehold
  273                -               -         190,591         184,174       1.27                       Fee
  274          247,311         247,311         192,961         181,840       1.50                       Fee
  275          212,205         130,412         208,749         166,315       1.27                       Fee
  276          244,734         244,734         237,918         202,056       1.53                       Fee
-------------------------------------------------------------------------------------------------------------------
  277          295,444         295,444         303,142         259,705       1.76                       Fee
  278          278,432         256,372         259,023         231,322       1.60                       Fee
  279          325,030         325,030         275,904         249,304       1.73                       Fee
  280          207,951         207,951         178,243         164,436       1.33                       Fee
  281          219,961         219,961         214,632         180,758       1.50                       Fee
-------------------------------------------------------------------------------------------------------------------
  282          182,883         182,883         176,018         157,719       1.37                       Fee
  283          460,314         460,314         413,197         369,528       2.41                       Fee
  284          305,886         291,274         241,621         217,897       1.62                       Fee
  285          203,076         203,076         252,896         202,264       1.70                       Fee
  286          194,554         193,593         167,833         151,389       1.26                       Fee
-------------------------------------------------------------------------------------------------------------------
  287                -               -         165,907         154,330       1.36                       Fee
  288          256,117         256,117         231,309         206,501       1.69                       Fee
  289          215,997         215,997         214,955         194,199       1.57                       Fee
  290          260,819         260,819         237,559         212,034       1.56                       Fee
  291          219,231         219,231         153,361         144,811       1.34                       Fee
-------------------------------------------------------------------------------------------------------------------
  292          154,700         154,700         159,783         150,558       1.34                       Fee
  293          140,842         125,389         151,225         140,425       1.31                       Fee
  294          159,140         159,140         176,599         153,407       1.40                       Fee
  295          223,980         223,980         220,138         195,119       1.54                       Fee
  296          179,543         178,854         188,590         161,324       1.47                       Fee
-------------------------------------------------------------------------------------------------------------------
  297          195,199         195,199         188,440         166,914       1.41                       Fee
  298                -               -         182,250         177,896       1.61                       Fee
  299          151,770          98,920         209,280         171,166       1.61                       Fee
  300          362,396         362,396         293,191         264,042       1.68                       Fee
  301                -               -         230,305         226,765       1.78                       Fee
-------------------------------------------------------------------------------------------------------------------
  302          234,526         226,816         183,310         156,102       1.54                       Fee
  303          191,582         171,543         184,788         158,115       1.61                       Fee
  304          137,033         123,687         148,830         133,699       1.47                       Fee
  305          168,726         168,726         184,982         158,482       1.80                       Fee
  306          228,066         228,066         140,224         125,674       1.32                       Fee
-------------------------------------------------------------------------------------------------------------------
  307          121,501          97,506         136,792         123,544       1.41                       Fee
  308          189,104         139,525         173,017         134,005       1.52                       Fee
  309          115,823          68,540         132,922         122,122       1.43                       Fee
  310          120,677         116,494         128,774         119,999       1.47                       Fee
  311          211,604         211,604         191,230         171,606       1.72                       Fee
-------------------------------------------------------------------------------------------------------------------
  312          116,926         116,926         124,346         118,418       1.49                       Fee
  313          123,586         123,586         131,566         121,066       1.67                       Fee
  314          138,898         138,898         116,958          98,095       1.31                       Fee
  315          217,730         162,822         205,094         173,481       2.22                       Fee
  316          104,159         104,159         122,994         109,493       1.46                       Fee
-------------------------------------------------------------------------------------------------------------------
  317           98,508          92,258          99,392          94,767       1.72                       Fee
  318           64,595          63,395          91,931          88,919       1.60                       Fee
  319           96,922          91,891          90,053          78,536       1.49                       Fee
  320           44,292          (9,428)         80,311          75,886       1.62                       Fee
  321           83,258          68,172          86,749          76,299       1.59                       Fee
-------------------------------------------------------------------------------------------------------------------
  322           76,002          76,002          64,547          61,192       1.38                       Fee

                                   CERTAIN CHARACTERISTICS OF THE MULTIFAMILY MORTGAGED PROPERTIES

CONTROL    GROUP       LOAN                                            CUT-OFF                                 UTILITIES PAID
 NUMBER    NUMBER     NUMBER              PROPERTY NAME              DATE BALANCE            COUNTY               BY TENANT
------------------------------------------------------------------------------------------------------------------------------------
   2      1 and 2   AIM-1        AIMCO Roll-up                      $ 109,149,602
   2a        1      AIM-1A       AIMCO-Scothollow Apartments           29,312,804     San Mateo                Electric only
   2b        2      AIM-1B       AIMCO-The Bluffs Apartments            3,746,170     Clackamas                Electric only
   2c        2      AIM-1C       AIMCO-Buena Vista Apartments           4,983,690     Los Angeles              Electric only
   2d        2      AIM-1D       AIMCO-Casa De Monterey                 4,126,447     Los Angeles              Electric only
------------------------------------------------------------------------------------------------------------------------------------
   2e        2      AIM-1E       AIMCO-Chappelle Le Grande              3,228,160     Lake                     Electric only
   2f        2      AIM-1F       AIMCO-Crosswood Park Apartments        5,601,533     Sacramento               Electric only
   2g        2      AIM-1G       AIMCO-Forest Ridge Apartments          5,935,726     Coconino                 Electric only
   2h        2      AIM-1H       AIMCO-Mountain View Apartments         7,200,564     Los Angeles              Electric only
   2i        2      AIM-1I       AIMCO-North Park Apartments            6,290,057     Vanderburgh              Electric only
------------------------------------------------------------------------------------------------------------------------------------
   2j        2      AIM-1J       AIMCO-Pathfinder Village              13,543,952     Alemeda                  Electric only
   2k        2      AIM-1K       AIMCO-Shadowood Apartments             2,265,209     Quachita Parish          Electric only
   2l        2      AIM-1L       AIMCO-Terrace Gardens Apartments       4,466,847     Douglas                  Electric only
   2m        2      AIM-1M       AIMCO-Towers of Westchester           12,191,075     Prince George's County   No utilities
   2n        2      AIM-1N       AIMCO-Vista Village Apartments         3,341,728     El Paso                  No utilities
------------------------------------------------------------------------------------------------------------------------------------
   2o        2      AIM-1O       AIMCO-Watergate Apartments             2,915,638     Pulaski                  Electric only
   37        2      M0514        Hobbits Grove Apartments              11,839,014     Howard                   Electricity/Gas
   44        2      09-0001123   Springdale Villa Apartments           10,035,229     Orange                   Electric only
   45        2      09-0001042   Briarwood Village Apartments           9,756,251     Harris                   Electric only
   48        2      M0171        Fremont Garden Apartments              9,370,479     Alameda                  Electric only
------------------------------------------------------------------------------------------------------------------------------------
   51        2      M0462        Cottonwood Cabanas Apartments          8,732,563     Shelby                   Electricity/Gas
   73        2      09-0001082   Canterbury Village Apartments          5,470,880     Dallas                   No utilities
   81        2      400029139    Redstone Apartments                    5,161,627     Chittenden               Electric only
   89        2      400029257    Indian Lookout Apartments              4,786,473     Hamilton County          Electric only
   90        2      400029169    Braden Creek Apartments                4,720,294     Tulsa                    Electric only
------------------------------------------------------------------------------------------------------------------------------------
   91        2      400031048    Palm Springs Village Apartments        4,592,526     Riverside                Electric only
   93        2      400029202    Villa Acapulco Apartments              4,540,699     Harris                   Electric only
   95        2      M0330        Acadian/Willow Bend Roll-up            4,493,481
  95a        2      M0330A       Acadian House Apartments                       0     Lafayette Parish         Electric only
  95b        2      M0330B       Willow Bend Apartments                         0     Lafayette Parish         Electric only
------------------------------------------------------------------------------------------------------------------------------------
  110        1      09-0001160   Plaza at River Oaks Apartments         4,050,000     Harris                   All utilities
  112        2      400029299    Ogden Manor Apartments                 3,991,324     Dupage                   Electricity/Gas
  113        2      400029232    Riverside Village Apartments           3,988,673     Pierce                   No utilities
  114        2      M0415        Northridge Villa Apartments            3,949,299     Monterey                 Water/Electricity
  115        2      400029306    University Gardens Apartments          3,944,024     Travis County            Electric only
------------------------------------------------------------------------------------------------------------------------------------
  116        2      400029252    Cimarron Apartments                    3,830,519     Broward                  All utilities
  119        1      M0429        The Seasons Apartments
                                   and Townhouses                       3,746,987     Ouachita                 All utilities
  131        2      400029137    Shirley Court Apartments               3,568,243     Delaware                 No utilities
  133        2      400029178    422 Mystic Avenue                      3,482,939     Middlesex                Electric only
  136        1      400028210    Royal Village Apartments               3,470,313     Dallas                   Electricity/Gas
------------------------------------------------------------------------------------------------------------------------------------
   16        1      400029227    800 - 802 Lexington Avenue             3,260,044     New York                 Electric Only
  153        2      M0263        Country Acres Apartments               3,087,007     Benton                   No utilities
  157        1      400031128    Chateau Hilgard                        2,997,437     Los Angeles              Electricity/Gas
  159        2      09-0001045   Westbury Park Apartments               2,990,018     Cobb                     Water/Electricity
  163        2      09-0001107   Southgate Suites & Apartments          2,981,475     Muscogee                 No utilities
------------------------------------------------------------------------------------------------------------------------------------
  165        1      M0487        II Frances Place Apartments            2,939,401     Ouachita Parish          Electric only
  172        1      400027560    Concord House/Concord Terrace          2,747,662     Tarrant                  No utilities
  174        2      M0537        Cedar Shores Apartments                2,717,695     Duval                    Water/Electricity
  178        1      400030868    The Cascade Apartments                 2,656,184     Tarrant                  Electric only
  190        2      M0443        Tree House Apartments                  2,397,966     Clay                     Electric only
------------------------------------------------------------------------------------------------------------------------------------
  199        2      400029183    Fairlawn Gardens Apartments            2,290,025     Berkeley                 Electric only
  202        2      09-0001084   Westwood Apartments                    2,270,721     Tarrant                  Electric only
  206        2      400029208    Summit Apartments                      2,190,202     Tulsa                    Electric only
  209        2      400028269    Westmoor Apartments                    2,140,966     Hancock                  Electricity/Gas
  219        2      09-0001051   Town View Apartments                   2,036,058     Dallas                   Electric only
------------------------------------------------------------------------------------------------------------------------------------
  238        2      400031123    Whitewood Oaks Apartments              1,797,348     Bexar                    Electricity/Gas
  239        2      09-0001070   Sierra Trails Apartments               1,796,427     Tarrant County           No utilities
  243        2      400029185    Spring Heights Fourplexes              1,752,514     Brazos                   Electric only
  245        2      M0264        Executive East Apartments              1,742,665     Benton                   No utilities
  252        1      400029188    Lillian Cove Duplexes                  1,657,162     Faulkner                 All utilities
------------------------------------------------------------------------------------------------------------------------------------
  265        2      400029168    The Eagle Crest Townhome Apts.         1,537,778     Bexar                    Electric only
  268        2      400029182    Chatham Street Apartments              1,494,043     Essex                    Electric only
  291        2      M0262        Oakwood Heights Apartments             1,322,392     Benton                   No utilities
  292        2      M0220        121 Seaman Avenue                      1,319,950     New York                 Electric only
  293        2      M0290        Geneva Apartments                      1,319,405     Benton                   No utilities
------------------------------------------------------------------------------------------------------------------------------------
  305        1      400030869    The Park Square Apartments             1,098,422     Tarrant                  Electric only
  307        2      09-0001075   Shadow Glen Apartments                 1,061,977     Dallas                   Electric only
  309        2      M0288        Southview Apartments                   1,045,599     Benton                   No utilities
  310        2      M0289        The Crossings Apartments                 995,809     Benton                   No utilities
  312        2      M0364        Riverchase Apartments                    959,266     Tunica                   Electricity/Gas
------------------------------------------------------------------------------------------------------------------------------------
  313        1      400030870    Park Ridge Apartments                    898,725     Tarrant                  Electric only
  317        2      09-0001035   The Mason Apartments                     693,474     Dallas                   No utilities
  318        2      M0172        Roxbury Crossing Apartments              621,814     Suffolk                  Electricity/Gas
  320        2      09-0001036   McKinney Avenue Apartments               587,761     Dallas                   No utilities

     STUDIOS                1 BEDROOM              2 BEDROOM               3 BEDROOM              4 BEDROOM
     -------                ---------              ---------               ---------              ---------
           WTD. AVG.              WTD. AVG.              WTD. AVG.               WTD. AVG.              WTD. AVG.
# UNITS   RENT/MONTH   # UNITS   RENT/MONTH   # UNITS   RENT/MONTH    # UNITS   RENT/MONTH   # UNITS   RENT/MONTH   ELEVATORS
------------------------------------------------------------------------------------------------------------------------------
    -           -          -            -         -           -           -           -          -           -
    -           -        290        1,211       127       1,617           1       1,800          -           -         Yes
   19         475         64          520        48         634           6         750          -           -          No
    -           -         51          999        35       1,174           6       1,375          -           -         Yes
    -           -        112          636        32         840           -           -          -           -          No
------------------------------------------------------------------------------------------------------------------------------
    -           -         34          626        59         726          12         957          -           -          No
    -           -         66          660        93         838          21       1,000          -           -          No
   88         523         80          610        96         727          14         890          -           -          No
    -           -          -            -       124         876          44       1,020          -           -          No
    -           -        136          446       148         590           -           -          -           -          No
------------------------------------------------------------------------------------------------------------------------------
    -           -          -            -       142       1,132         104       1,343          -           -          No
    -           -         64          485        52         601           4         725          -           -          No
    -           -          -            -        63         748          63         799          -           -          No
   30         723        123          840       103       1,046          45       1,245          -           -         Yes
   10         445         75          496       135         586           -           -          -           -          No
------------------------------------------------------------------------------------------------------------------------------
    -           -         28          477        70         586          42         737          -           -          No
    -           -         48          905        74       1,035          48       1,208          -           -          No
   22         608        150          680        44         855           -           -          -           -         Yes
    -           -        254          524        88         645           -           -          -           -          No
   24         800         52          935        84       1,118           -           -          -           -          No
------------------------------------------------------------------------------------------------------------------------------
    -           -         80          395       304         435           -           -          -           -          No
    -           -        120          440       160         575          68         691          -           -          No
    -           -          8          700        46         897           8       1,200         19       1,435          No
    -           -         75          535        60         680           -           -          -           -          No
   24         275        184          331        96         421           -           -          -           -          No
------------------------------------------------------------------------------------------------------------------------------
    -           -        107          515        48         623           -           -          -           -         Yes
    -           -        240          360        40         465          12         550          -           -          No
    -           -          -            -         -           -           -           -          -           -
    -           -         24          413        60         505           8         625          -           -          No
    1          (1)        48          420        60         515           -           -          -           -          No
------------------------------------------------------------------------------------------------------------------------------
    -           -         30          765        14       1,900           -           -          -           -          No
    -           -         80          770        19         880           9         959          -           -         Yes
    -           -         48          488        56         572          16         690          -           -          No
    -           -         52          609        52         711           -           -          -           -         Yes
    -           -        100          666         -           -           -           -          -           -         Yes
------------------------------------------------------------------------------------------------------------------------------
    -           -          4          575        86         668          16         846          -           -          No

    -           -         42          385       107         475           -           -          -           -          No
    6         435        126          531        18         626           -           -          -           -         Yes
    -           -          -            -        42         994           8       1,206          -           -         Yes
   92         402         96          480        80         594          32         725          -           -          No
------------------------------------------------------------------------------------------------------------------------------
    -           -         13          665         -           -           -           -          -           -          No
    -           -         41          423        51         508          13         620          -           -         Yes
    -           -         20        1,491         4       1,919           -           -          -           -         Yes
    -           -         44          495        84         594           -           -          -           -          No
    -           -          1          380       102         583           1         660          -           -          No
------------------------------------------------------------------------------------------------------------------------------
    -           -         24          453        76         520           -           -          -           -          No
    9         295        133          380       168         466          12         590          -           -          No
    -           -         30          473        62         541          11         638          -           -          No
    2         380         73          449        45         579           -           -          -           -          No
    8         415         40          495        24         595          20         705          -           -          No
------------------------------------------------------------------------------------------------------------------------------
    -           -         29          464        72         514          11         631          -           -          No
    -           -         54          353       112         466           1         640          -           -          No
    -           -         20          389        52         468          24         575          -           -          No
    -           -          8          400        40         632           8         550          -           -          No
    6         255         89          404        32         535           -           -          -           -          No
------------------------------------------------------------------------------------------------------------------------------
   34         347         30          417        60         512           6         575          -           -          No
    1         350         64          352        51         490           -           -          -           -          No
    -           -         20          415        56         511           -           -          -           -          No
    -           -         18          400        36         480          18         600          -           -          No
    -           -          -            -        42         559           -           -          -           -          No
------------------------------------------------------------------------------------------------------------------------------
    -           -        105          335        30         435           -           -          -           -          No
    1         450         30          550        35         650           -           -          -           -          No
    -           -         10          440        28         549           -           -          -           -         Yes
    -           -         39          574         2         761           -           -          -           -         Yes
    -           -          2          395        34         465          12         585          -           -          No
------------------------------------------------------------------------------------------------------------------------------
    -           -         76          345        30         425           -           -          -           -          No
    -           -          -            -        48         588           -           -          -           -          No
    -           -         11          390        34         460           3         575          -           -          No
    1         300         17          410        18         510           3         600          -           -          No
    -           -          -            -        24         597           -           -          -           -          No
------------------------------------------------------------------------------------------------------------------------------
    -           -          -            -        20         495          22         595          -           -          No
    5         550         20          659         -           -           -           -          -           -          No
    -           -          -            -         1         930           8         945          3       1,165          No
    4         475         10          587         5         880           -           -          -           -          No


(1) Studio is occupied by building superintendent and therefore has no monthly rent.

   As of the Cut-Off Date the Mortgage Loans had the approximate characteristics described below.

                    DISTRIBUTION OF CUT-OFF DATE BALANCES

                                  AGGREGATE

                                                                         PERCENTAGE
                                                                             OF                  WEIGHTED
                                                              AGGREGATE   AGGREGATE  WEIGHTED    AVERAGE    WEIGHTED
                            NUMBER OF     % OF    NUMBER OF    CUT-OFF      CUT-OFF   AVERAGE     CUT-OFF    AVERAGE
          RANGE OF           MORTGAGE   MORTGAGE  MORTGAGED     DATE         DATE   UNDERWRITTEN   DATE     MORTGAGE
   CUT-OFF DATE BALANCES      LOANS      LOANS   PROPERTIES    BALANCE      BALANCE     DSCR     LTV RATIO     RATE
--------------------------  ---------- --------- ---------- -------------- ---------- ---------- ---------- ---------
$   500,000 - $    999,999       13         4.04%      13   $    9,892,085     0.53%     1.60x      70.8%      7.38%
$ 1,000,000 - $  1,999,999       91        28.26       91      141,179,673     7.58      1.46       71.1       7.44
$ 2,000,000 - $  2,999,999       64        19.88       82      159,553,894     8.57      1.44       71.8       7.43
$ 3,000,000 - $  3,999,999       49        15.22       52      171,065,279     9.19      1.41       71.9       7.34
$ 4,000,000 - $  4,999,999       29         9.01       42      131,320,516     7.05      1.42       72.0       7.23
$ 5,000,000 - $  5,999,999       15         4.66       17       81,623,716     4.38      1.41       74.0       7.34
$ 6,000,000 - $  6,999,999       10         3.11       12       65,329,158     3.51      1.43       70.9       7.26
$ 7,000,000 - $  7,999,999        5         1.55       10       38,036,492     2.04      1.43       73.6       7.58
$ 8,000,000 - $  8,999,999        6         1.86        6       50,376,162     2.71      1.51       72.5       7.37
$ 9,000,000 - $  9,999,999        6         1.86        6       57,198,374     3.07      1.51       71.7       7.33
$10,000,000 - $ 11,999,999        8         2.48        9       84,741,317     4.55      1.50       71.0       7.35
$12,000,000 - $ 13,999,999        7         2.17        9       89,869,426     4.83      1.41       70.2       7.40
$14,000,000 - $ 16,999,999        3         0.93        3       43,669,186     2.35      1.38       67.9       7.11
$17,000,000 - $ 19,999,999        4         1.24        7       73,285,333     3.94      1.37       69.5       7.65
$20,000,000 - $ 24,999,999        5         1.55        5      109,967,084     5.91      1.78       71.0       7.99
$25,000,000 - $ 49,999,999        3         0.93        3      105,490,514     5.67      1.45       66.2       7.07
$50,000,000 - $147,597,677        4         1.24       54      448,919,618    24.12      1.73       61.8       7.29
                            ---------- --------- ---------- -------------- ---------- ---------- ---------- ---------
 Total/Weighted Avg.           322       100.00%     421    $1,861,517,825   100.00%     1.53x      68.8%      7.37%
                            ========== ========= ========== ============== ========== ========== ========== =========

                    DISTRIBUTION OF CUT-OFF DATE BALANCES

                                   GROUP 1

                                                                           PERCENTAGE
                                                                             OF                   WEIGHTED
                                                                 AGGREGATE  AGGREGATE  WEIGHTED    AVERAGE   WEIGHTED
                              NUMBER OF     % OF    NUMBER OF     CUT-OFF    CUT-OFF   AVERAGE     CUT-OFF   AVERAGE
          RANGE OF             MORTGAGE   MORTGAGE  MORTGAGED      DATE       DATE   UNDERWRITTEN   DATE     MORTGAGE
   CUT-OFF DATE BALANCES        LOANS      LOANS   PROPERTIES     BALANCE    BALANCE     DSCR     LTV RATIO     RATE
----------------------------  --------- ---------- ---------- ------------- ---------- ---------- ---------- ---------
$   500,000 - $    999,999 ..      5         2.69%       5   $     4,334,893     0.36%     1.67x      67.0%      7.59%
$ 1,000,000 - $  1,999,999 ..     59        31.72       59        93,733,457     7.74      1.47       70.7       7.51
$ 2,000,000 - $  2,999,999 ..     36        19.35       45        91,145,037     7.52      1.45       71.0       7.48
$ 3,000,000 - $  3,999,999 ..     27        14.52       28        93,364,646     7.71      1.40       71.2       7.45
$ 4,000,000 - $  4,999,999 ..     15         8.06       27        66,915,463     5.52      1.41       70.2       7.30
$ 5,000,000 - $  5,999,999 ..      5         2.69        7        28,002,421     2.31      1.38       74.2       7.25
$ 6,000,000 - $  6,999,999 ..      6         3.23        8        40,004,703     3.30      1.37       70.0       7.22
$ 7,000,000 - $  7,999,999 ..      4         2.15        9        30,394,811     2.51      1.45       73.8       7.59
$ 8,000,000 - $  8,999,999 ..      3         1.61        3        24,990,341     2.06      1.39       75.4       7.66
$ 9,000,000 - $  9,999,999 ..      3         1.61        3        28,603,746     2.36      1.61       69.5       7.46
$10,000,000 - $ 11,999,999 ..      4         2.15        5        42,022,120     3.47      1.61       66.9       7.77
$12,000,000 - $ 13,999,999 ..      5         2.69        7        63,817,796     5.27      1.47       68.7       7.28
$14,000,000 - $ 16,999,999 ..      1         0.54        1        15,000,000     1.24      1.45       52.3       6.91
$17,000,000 - $ 19,999,999 ..      4         2.15        7        73,285,333     6.05      1.37       69.5       7.65
$20,000,000 - $ 24,999,999 ..      3         1.61        3        66,689,673     5.51      2.03       63.6       8.32
$25,000,000 - $ 49,999,999 ..      3         1.61        3       109,222,740     9.02      1.46       61.6       7.38
$50,000,000 - $147,597,677 ..      3         1.61       39       339,770,015    28.05      1.84       62.0       6.90
                              --------- ---------- ---------- -------------- ---------- ---------- --------- ----------
 Total/Weighted Avg..........    186       100.00%     259    $1,211,297,197   100.00%     1.59x      66.7%      7.34%
                              ========= ========== ========== ============== ========== ========== ========= ==========

                    DISTRIBUTION OF CUT-OFF DATE BALANCES

                                   GROUP 2

                                                                       PERCENTAGE
                                                                           OF                 WEIGHTED
                                                             AGGREGATE  AGGREGATE  WEIGHTED   AVERAGE    WEIGHTED
          RANGE OF          NUMBER OF     % OF    NUMBER OF   CUT-OFF    CUT-OFF   AVERAGE    CUT-OFF    AVERAGE
        CUT-OFF DATE         MORTGAGE   MORTGAGE  MORTGAGED    DATE       DATE   UNDERWRITTEN   DATE     MORTGAGE
          BALANCES            LOANS      LOANS   PROPERTIES   BALANCE    BALANCE     DSCR     LTV RATIO     RATE
--------------------------  ---------- --------- ---------- ----------- ---------- ---------- ---------- ---------
$   500,000 - $   999,999....      8       5.84%       8   $  5,557,192     0.85%     1.54x      73.8%      7.23%
$ 1,000,000 - $ 1,999,999 ...     32      23.36       32     47,446,216     7.30      1.45       71.8       7.30
$ 2,000,000 - $ 2,999,999 ...     28      20.44       37     68,408,857    10.52      1.42       72.8       7.37
$ 3,000,000 - $ 3,999,999 ...     22      16.06       24     77,700,632    11.95      1.42       72.8       7.21
$ 4,000,000 - $  4,999,999 ..     14      10.22       15     64,405,053     9.91      1.43       73.8       7.16
$ 5,000,000 - $  5,999,999 ..     10       7.30       10     53,621,295     8.25      1.42       73.9       7.39
$ 6,000,000 - $  6,999,999 ..      4       2.92        4     25,324,455     3.89      1.53       72.4       7.32
$ 7,000,000 - $  7,999,999 ..      1       0.73        1      7,641,681     1.18      1.36       73.1       7.54
$ 8,000,000 - $  8,999,999 ..      3       2.19        3     25,385,821     3.90      1.63       69.7       7.09
$ 9,000,000 - $  9,999,999 ..      3       2.19        3     28,594,628     4.40      1.41       73.9       7.20
$10,000,000 - $ 11,999,999 ..      4       2.92        4     42,719,197     6.57      1.39       75.1       6.94
$12,000,000 - $ 13,999,999 ..      2       1.46        2     26,051,630     4.01      1.28       74.0       7.71
$14,000,000 - $ 16,999,999 ..      2       1.46        2     28,669,186     4.41      1.35       76.1       7.21
$20,000,000 - $ 24,999,999 ..      2       1.46        2     43,277,411     6.66      1.39       82.4       7.49
$25,000,000 - $ 49,999,999 ..      1       0.73        1     25,580,579     3.93      1.32       79.9       7.39
$50,000,000 - $147,597,677 .       1       0.73       14     79,836,798    12.28      1.39       61.2       8.50
                            ---------- -------- ---------- ------------ ---------- ---------- ---------- ---------
 Total/Weighted Avg........      137     100.00%     162   $650,220,628   100.00%     1.42x      72.7%      7.43%
                            ========== ======== ========== ============ ========== ========== ========== =========

                        DISTRIBUTION OF PROPERTY TYPES
                                  AGGREGATE

                                                  PERCENTAGE
                                                      OF                  WEIGHTED
                                       AGGREGATE   AGGREGATE    WEIGHTED   AVERAGE   WEIGHTED
                          NUMBER OF     CUT-OFF     CURRENT     AVERAGE    CUT-OFF    AVERAGE   WEIGHTED   WEIGHTED
                          MORTGAGED       DATE     PRINCIPAL  UNDERWRITTEN  DATE     MORTGAGE    AVERAGE    AVERAGE
      PROPERTY TYPE       PROPERTIES    BALANCE     BALANCE      DSCR     LTV RATIO    RATE     OCCUPANCY    UNITS
------------------------  ---------- -------------- ---------- ---------- ---------- ---------- ---------- ----------
RETAIL:
------------------------  ---------- -------------- ---------- ---------- ---------- ---------- ---------- ----------
 Anchored Retail.........     46     $  242,124,573    13.01%     1.33x      74.9%      7.43%      95.29%   153,201.9
 Unanchored Retail.......     65        196,771,060    10.57      1.39       72.5       7.28       94.96     65,514.9
 CTL/Retail..............      6          9,681,825     0.52      1.11       85.9       6.96      100.00     10,874.3
------------------------  ---------- -------------- ---------- ---------- ---------- ---------- ---------- ----------
 TOTAL...................    117        448,577,458     24.1      1.35       74.1       7.36       95.25    111,665.6
LODGING:
------------------------  ---------- -------------- ---------- ---------- ---------- ---------- ---------- ----------
 Limited Svc. Hotel......     58        125,475,461     6.74      1.56       70.7       7.72       67.83         93.2
 Luxury Hotel............      5         99,517,029     5.35      1.52       61.7       7.08       72.12        307.3
 Full Service Hotel......     10         86,808,748     4.66      1.49       72.4       7.62       70.22        232.4
------------------------  ---------- -------------- ---------- ---------- ---------- ---------- ---------- ----------
 TOTAL...................     73        311,801,239    16.75      1.53       68.3       7.49       69.86        200.3
Office...................     52        301,139,444    16.18      1.42       71.7       7.22       97.26    238,609.2
Multifamily..............     72        294,076,829    15.80      1.39       71.2       7.61       94.63       199.40
Industrial...............     56        244,082,727    13.11      1.72       61.2       7.07       39.09    412,256.3
Movie Theatre............      8        104,748,392     5.63      2.06       61.7       6.77      100.00    109,485.4
HEALTH CARE:
------------------------  ---------- -------------- ---------- ---------- ---------- ---------- ---------- ----------
 Hospital................      3         52,372,423     2.81      2.32       58.3       9.01       81.92        170.6
 Assisted Living
  Facility...............      5         22,365,612     1.20      1.51       68.3       7.42       91.67         68.7
 Nursing Home, Skilled ..      3         18,864,109     1.01      1.90       55.6       7.74       83.96        123.8
------------------------  ---------- -------------- ---------- ---------- ---------- ---------- ---------- ----------
 TOTAL:..................     11         93,602,144     5.03      2.04       60.2       8.37       84.66        136.8
Self-Storage.............      8         19,034,594     1.02      1.46       69.2       7.26       87.22     61,352.9
OTHER
 Underlying Fee..........      1         15,000,000     0.81      1.45       52.3       6.91         NAP          NAP
 Mobile Home Park........      5         14,126,724     0.76      1.70       68.7       6.74       95.19        354.3
 Child Care..............     14          7,544,728     0.41      1.79       58.8       7.78      100.00      7,911.3
 Parking Garage..........      1          4,433,463     0.24      1.13       71.5       7.41      100.00        820.0
 Mixed Use...............      2          1,856,989     0.10      1.33       69.3       7.79      100.00     28,150.1
 Auto Dealership.........      1          1,493,092     0.08      1.62       47.4       8.44      100.00     22,251.0
========================  ========== ============== ========== ========== ========== ========== ========== ==========
Total/Weighted Avg.......    421     $1,861,517,825   100.00%     1.53x      68.8%      7.37%      82.78%
                          ========== ============== ========== ========== ========== ========== ==========

                        DISTRIBUTION OF PROPERTY TYPES
                                   GROUP 1

                                                  PERCENTAGE
                                                      OF                 WEIGHTED
                                       AGGREGATE   AGGREGATE  WEIGHTED    AVERAGE   WEIGHTED
                          NUMBER OF     CUT-OFF     CURRENT    AVERAGE    CUT-OFF    AVERAGE   WEIGHTED   WEIGHTED
                          MORTGAGED       DATE     PRINCIPAL UNDERWRITTEN  DATE     MORTGAGE    AVERAGE    AVERAGE
      PROPERTY TYPE       PROPERTIES    BALANCE     BALANCE     DSCR     LTV RATIO    RATE     OCCUPANCY    UNITS
------------------------  ---------- ------------- ---------- ---------- ---------- ---------- ---------- ----------
LODGING:
------------------------  ---------- -------------- ---------- ---------- ---------- ---------- ---------- ----------
 Limited Svc. Hotel......     52     $  103,146,984     8.52%     1.62x      70.5%      7.70%      67.09%        85.6
 Luxury Hotel............      5         99,517,029     8.22      1.52       61.7       7.08       72.12        307.3
 Full Service Hotel......      8         51,745,119     4.27      1.65       67.2       7.31       73.51        162.5
------------------------  ---------- -------------- ---------- ---------- ---------- ---------- ---------- ----------
 TOTAL...................     65        254,409,133    21.00      1.58       66.4       7.38       70.36          188
RETAIL:
------------------------------------ -------------- --------------------------------------------------------------
 Anchored Retail.........     27        129,047,069    10.65      1.28       73.9       7.56       95.52    136,250.7
 Unanchored Retail.......     34         86,186,418     7.12      1.28       72.3       7.36       97.11     26,069.0
 CTL/Retail..............      6          9,681,825     0.80      1.11       85.9       6.96      100.00     10,874.3
------------------------  ---------- -------------- ---------- ---------- ---------- ---------- ---------- ----------
 TOTAL...................     67        224,915,312    18.57      1.27       73.8       7.46       96.32     88,632.6
Office...................     29        215,113,405    17.76      1.39       72.5       7.20       97.62    302,011.7
Industrial...............     42        207,659,656    17.14      1.77       59.5       7.02       28.45    459,738.6
Movie Theatre............      8        104,748,392     8.65      2.06       61.7       6.77      100.00    109,485.4
HEALTH CARE:
------------------------------------ -------------- -------------------------------------------------------------
 Hospital................      3         52,372,423     4.32      2.32       58.3       9.01       81.92        170.6
 Assisted Living
  Facility...............      5         22,365,612     1.85      1.51       68.3       7.42       91.67         68.7
 Nursing Home, Skilled ..      2         16,348,976     1.35      1.98       56.4       7.71       83.96        128.7
------------------------  ---------- -------------- ---------- ---------- ---------- ---------- ---------- ----------
 TOTAL...................     10         91,087,010     7.52      2.06       60.4       8.39       84.68          138
Multifamily..............     12         58,835,141     4.86      1.35       68.6       7.93       96.77        269.7
Self-Storage.............      7         17,462,734     1.44      1.48       68.5       7.25       87.06     63,962.9
OTHER
 Underlying Fee..........      1         15,000,000     1.24      1.45       52.3       6.91         NAP          NAP
 Mobile Home Park........      5         14,126,724     1.17      1.70       68.7       6.74       95.19        354.3
 Child Care..............     12          6,446,598     0.53      1.86       57.1       7.75      100.00      7,915.4
 Auto Dealership.........      1          1,493,092     0.12      1.62       47.4       8.44      100.00     22,251.0
========================  ========== ============== ========== ========== ========== ========== ========== ==========
Total/Weighted Avg.......    259     $1,211,297,197   100.00%     1.59x      66.7%      7.34%      77.61%
                          ========== ============== ========== ========== ========== ========== ==========

                        DISTRIBUTION OF PROPERTY TYPES
                                   GROUP 2

                                              PERCENTAGE
                                                  OF                  WEIGHTED
                                   AGGREGATE  AGGREGATE   WEIGHTED    AVERAGE    WEIGHTED
                        NUMBER OF   CUT-OFF    CURRENT     AVERAGE    CUT-OFF     AVERAGE    WEIGHTED   WEIGHTED
                        MORTGAGED    DATE     PRINCIPAL UNDERWRITTEN    DATE     MORTGAGE    AVERAGE     AVERAGE
     PROPERTY TYPE     PROPERTIES   BALANCE    BALANCE      DSCR     LTV RATIO     RATE     OCCUPANCY     UNITS
---------------------  ---------- ---------- ----------  ---------- ----------  ---------- ----------  ----------
Multifamily...........      60   $235,241,688    36.18%     1.41x       71.8%      7.53%       94.09%       181.8
RETAIL:
 Unanchored Retail ...      31    110,584,642    17.01      1.47        72.6       7.22        93.28     96,257.9
 Anchored Retail......      19    113,077,504    17.39      1.40        76.1       7.29        95.03    172,547.0
---------------------  ---------- ---------- ----------  ---------- ----------  ---------- ----------  ----------
 TOTAL................      50    223,662,146    34.40      1.44        74.4       7.26        94.17    134,827.6
Office................      23     86,026,039    13.23      1.50        69.6       7.27        96.36     80,067.3
LODGING:
-----------------------------------------------------------------------------------------------------------------
 Full Service Hotel ..       2     35,063,629     5.39      1.25        80.0       8.09        65.38        335.6
 Limited Svc. Hotel ..       6     22,328,477     3.43      1.28        71.8       7.83        71.27        128.2
---------------------  ---------- ---------- ----------  ---------- ----------  ---------- ----------  ----------
 TOTAL................       8     57,392,106     8.83      1.26        76.8       7.99        67.67        254.9
Industrial............      14     36,423,071     5.60      1.45        70.8       7.34        99.75    141,544.3
Parking Garage........       1      4,433,463     0.68      1.13        71.5       7.41       100.00          820
HEALTHCARE:
-----------------------------------------------------------------------------------------------------------------
 Nursing Home,
  Skilled.............       1      2,515,134     0.39      1.38        50.3       7.88        84.00           92
---------------------  ---------- ---------- ----------  ---------- ----------  ---------- ----------  ----------
 TOTAL................       1      2,515,134     0.39      1.38        50.3       7.88        84.00           92
OTHER
 Mixed Use............       2      1,856,989     0.29      1.33        69.3       7.79       100.00     28,150.1
 Self-Storage.........       1      1,571,860     0.24      1.27        76.7       7.47        89.00     32,357.0
 Child Care...........       2      1,098,131     0.17      1.35        69.1       7.96       100.00      7,887.4
=====================  ========== ========== ==========  ========== ==========  ========== ==========  ==========
Total/Weighted Avg. ..     162   $650,220,628   100.00%     1.42x       72.7%      7.43%       92.42%
                       ========== ========== ==========  ========== ==========  ========== ==========

          DISTRIBUTION OF UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                  AGGREGATE

                                                                      PERCENTAGE OF      WEIGHTED       WEIGHTED      WEIGHTED
    RANGE OF     NUMBER OF      % OF      NUMBER OF     AGGREGATE       AGGREGATE        AVERAGE         AVERAGE      AVERAGE
 UNDERWRITTEN     MORTGAGE    MORTGAGE    MORTGAGED    CUT-OFF DATE    CUT-OFF DATE    UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
      DSCR         LOANS       LOANS     PROPERTIES      BALANCE         BALANCE           DSCR         LTV RATIO       RATE
--------------  ----------- ----------  ------------ --------------  --------------- --------------  -------------- ----------
1.00x -1.10x ..       5          1.55%         5      $   10,109,784        0.54%          1.04x          88.3%         6.89%
1.11x -1.20x ..      12          3.73         12          75,489,362        4.06           1.17           77.8          7.68
1.21x -1.30x ..      56         17.39         63         243,577,366       13.08           1.27           74.2          7.41
1.31x -1.40x ..      92         28.57        123         604,416,910       32.47           1.37           70.9          7.51
1.41x -1.50x ..      58         18.01         67         229,829,840       12.35           1.45           71.5          7.24
1.51x -1.60x ..      38         11.80         45         230,133,557       12.36           1.55           66.9          7.22
1.61x -1.70x ..      30          9.32         32          78,939,807        4.24           1.66           69.7          7.36
1.71x -1.80x ..      10          3.11         10          20,199,498        1.09           1.75           67.8          7.42
1.81x -1.90x ..       7          2.17          7          37,696,554        2.03           1.82           61.3          7.92
1.91x -2.00x ..       5          1.55         41         170,698,662        9.17           1.94           57.2          6.93
2.01x -2.10x ..       1          0.31          8         104,748,392        5.63           2.06           61.7          6.77
2.11x -2.20x ..       1          0.31          1           8,000,000        0.43           2.14           49.4          7.22
2.21x -2.30x ..       3          0.93          3          20,305,133        1.09           2.27           56.1          8.62
2.31x -2.40x ..       1          0.31          1           1,669,271        0.09           2.31           59.2          7.79
2.41x -2.50x ..       1          0.31          1           1,395,552        0.07           2.41           45.8          7.13
2.51x -2.85x ..       2          0.62          2          24,308,138        1.31           2.81           60.1          9.06
                ----------- ----------  ------------ --------------  --------------- --------------  -------------- ----------
 Total/Weighted
  Avg..........     322        100.00%       421      $1,861,517,825      100.00%          1.53x          68.8%         7.37%
                =========== ==========  ============ ==============  =============== ==============  ============== ==========

          DISTRIBUTION OF UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                   GROUP 1

                                                                      PERCENTAGE OF      WEIGHTED       WEIGHTED      WEIGHTED
    RANGE OF     NUMBER OF      % OF      NUMBER OF     AGGREGATE       AGGREGATE        AVERAGE         AVERAGE      AVERAGE
 UNDERWRITTEN     MORTGAGE    MORTGAGE    MORTGAGED    CUT-OFF DATE    CUT-OFF DATE    UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
      DSCR         LOANS       LOANS     PROPERTIES      BALANCE         BALANCE           DSCR         LTV RATIO       RATE
--------------  ----------- ----------  ------------ --------------  --------------- --------------  -------------- ----------
1.00x -1.10x  .       5          2.69%         5      $   10,109,784        0.83%          1.04x          88.3%         6.89%
1.11x -1.20x ..       7          3.76          7          43,062,222        3.56           1.17           78.0          7.92
1.21x -1.30x ..      38         20.43         41         149,159,558       12.31           1.27           72.6          7.28
1.31x -1.40x ..      48         25.81         59         336,487,424       27.78           1.37           70.6          7.40
1.41x -1.50x ..      28         15.05         36         128,249,471       10.59           1.44           69.1          7.37
1.51x -1.60x ..      17          9.14         23         138,132,686       11.40           1.54           63.5          7.22
1.61x -1.70x ..      19         10.22         21          46,145,771        3.81           1.66           67.2          7.56
1.71x -1.80x ..       7          3.76          7          10,951,378        0.90           1.76           70.0          7.56
1.81x -1.90x ..       4          2.15          4          25,873,755        2.14           1.81           59.3          8.26
1.91x -2.00x ..       5          2.69         41         170,698,662       14.09           1.94           57.2          6.93
2.01x -2.10x ..       1          0.54          8         104,748,392        8.65           2.06           61.7          6.77
2.21x -2.30x ..       3          1.61          3          20,305,133        1.68           2.27           56.1          8.62
2.31x -2.40x ..       1          0.54          1           1,669,271        0.14           2.31           59.2          7.79
2.41x -2.50x ..       1          0.54          1           1,395,552        0.12           2.41           45.8          7.13
2.51x -2.85x ..       2          1.08          2          24,308,138        2.01           2.81           60.1          9.06
                ----------- ----------  ------------ --------------  --------------- --------------  -------------- ----------
 Total/Weighted
  Avg. ........     186        100.00%       259      $1,211,297,197      100.00%          1.59x          66.7%         7.34%
                =========== ==========  ============ ==============  =============== ==============  ============== ==========

          DISTRIBUTION OF UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                   GROUP 2

                                                                    PERCENTAGE OF     WEIGHTED       WEIGHTED     WEIGHTED
    RANGE OF     NUMBER OF     % OF     NUMBER OF     AGGREGATE       AGGREGATE       AVERAGE        AVERAGE      AVERAGE
 UNDERWRITTEN    MORTGAGE    MORTGAGE   MORTGAGED    CUT-OFF DATE   CUT-OFF DATE    UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
      DSCR         LOANS      LOANS     PROPERTIES     BALANCE         BALANCE          DSCR        LTV RATIO       RATE
-------------- ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
1.11x -1.20x ..       5         3.65%        5       $ 32,427,140        4.99%          1.16x          77.4%        7.36%
1.21x -1.30x ..      18        13.14        22         94,417,808       14.52           1.26           76.7         7.62
1.31x -1.40x ..      45        32.85        64        267,929,486       41.21           1.36           71.4         7.65
1.41x -1.50x ..      30        21.90        31        101,580,369       15.62           1.47           74.6         7.07
1.51x -1.60x ..      21        15.33        22         92,000,870       14.15           1.55           72.2         7.23
1.61x -1.70x ..      11         8.03        11         32,794,036        5.04           1.65           73.2         7.07
1.71x -1.80x ..       3         2.19         3          9,248,120        1.42           1.75           65.3         7.25
1.81x -1.90x ..       3         2.19         3         11,822,799        1.82           1.84           65.7         7.19
2.11x -2.20x ..       1         0.73         1          8,000,000        1.23           2.14           49.4         7.22
               ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
 Total/Weighted
  Avg..........     137       100.00%      162       $650,220,628      100.00%          1.42x          72.7%        7.43%
               =========== ========== ============ ============== =============== ============== ============== ==========

                   DISTRIBUTION OF MORTGAGE INTEREST RATES

                                  AGGREGATE

                                                                       PERCENTAGE OF     WEIGHTED       WEIGHTED     WEIGHTED
                    NUMBER OF     % OF     NUMBER OF     AGGREGATE       AGGREGATE       AVERAGE        AVERAGE      AVERAGE
     RANGE OF       MORTGAGE    MORTGAGE   MORTGAGED    CUT-OFF DATE   CUT-OFF DATE    UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
  MORTGAGE RATES      LOANS      LOANS     PROPERTIES     BALANCE         BALANCE          DSCR        LTV RATIO       RATE
----------------- ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
6.0001% -6.2500% .       2         0.62%        2      $    9,514,000       0.51%          1.68x          62.7%        6.17%
6.2501% -6.5000% .       2         0.62         2          16,189,014       0.87           1.44           74.3         6.40
6.5001% -6.7500% .       2         0.62         2          51,050,000       2.74           1.53           56.0         6.74
6.7501% -7.0000% .      34        10.56        70         405,382,348      21.78           1.80           64.2         6.87
7.0001% -7.2500% .      89        27.64        98         399,920,819      21.48           1.42           72.1         7.12
7.2501% -7.5000% .      96        29.81       108         490,853,510      26.37           1.39           72.7         7.36
7.5001% -7.7500% .      48        14.91        59         161,061,476       8.65           1.52           68.6         7.62
7.7501% -8.0000% .      26         8.07        34          64,001,571       3.44           1.52           70.2         7.86
8.0001% -8.2500% .      10         3.11        19          56,256,804       3.02           1.30           74.5         8.09
8.2501% -8.5000% .       8         2.48        22         168,362,622       9.04           1.43           63.6         8.45
8.5001% -8.7500% .       2         0.62         2           4,017,112       0.22           1.39           73.5         8.57
8.7501% -9.0000% .       1         0.31         1           3,470,313       0.19           1.23           73.1         8.83
9.2501% -9.5000% .       2         0.62         2          31,438,237       1.69           2.66           59.5         9.47
                  ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
 Total/Weighted
  Avg. ...........     322       100.00%      421      $1,861,517,825     100.00%          1.53x          68.8%        7.37%
                  =========== ========== ============ ============== =============== ============== ============== ==========

                   DISTRIBUTION OF MORTGAGE INTEREST RATES

                                   GROUP 1

                                                                       PERCENTAGE OF     WEIGHTED       WEIGHTED     WEIGHTED
                    NUMBER OF     % OF     NUMBER OF     AGGREGATE       AGGREGATE       AVERAGE        AVERAGE      AVERAGE
     RANGE OF       MORTGAGE    MORTGAGE   MORTGAGED    CUT-OFF DATE   CUT-OFF DATE    UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
  MORTGAGE RATES      LOANS      LOANS     PROPERTIES     BALANCE         BALANCE          DSCR        LTV RATIO       RATE
----------------- ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
6.0001% -6.2500% .       2         1.08%        2      $    9,514,000       0.79%          1.68x          62.7%        6.17%
6.2501% -6.5000% .       1         0.54         1           4,350,000       0.36           1.48           75.0         6.49
6.5001% -6.7500% .       2         1.08         2          51,050,000       4.21           1.53           56.0         6.74
6.7501% -7.0000% .      15         8.06        50         307,217,854      25.36           1.90           59.9         6.85
7.0001% -7.2500% .      36        19.35        44         200,982,659      16.59           1.38           71.7         7.10
7.2501% -7.5000% .      59        31.72        67         327,735,172      27.06           1.40           71.4         7.36
7.5001% -7.7500% .      33        17.74        44         126,961,153      10.48           1.55           67.5         7.63
7.7501% -8.0000% .      21        11.29        27          51,517,775       4.25           1.52           71.7         7.85
8.0001% -8.2500% .       5         2.69        10           9,883,946       0.82           1.46           68.8         8.08
8.2501% -8.5000% .       7         3.76         7          83,158,975       6.87           1.45           65.7         8.40
8.5001% -8.7500% .       2         1.08         2           4,017,112       0.33           1.39           73.5         8.57
8.7501% -9.0000% .       1         0.54         1           3,470,313       0.29           1.23           73.1         8.83
9.2501% -9.5000% .       2         1.08         2          31,438,237       2.60           2.66           59.5         9.47
                  ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
 Total/Weighted
  Avg.............     186       100.00%      259      $1,211,297,197     100.00%          1.59x          66.7%        7.34%
                  =========== ========== ============ ============== =============== ============== ============== ==========

                   DISTRIBUTION OF MORTGAGE INTEREST RATES

                                   GROUP 2

                                                                        PERCENTAGE OF     WEIGHTED       WEIGHTED     WEIGHTED
                     NUMBER OF     % OF     NUMBER OF     AGGREGATE       AGGREGATE       AVERAGE        AVERAGE      AVERAGE
      RANGE OF       MORTGAGE    MORTGAGE   MORTGAGED    CUT-OFF DATE   CUT-OFF DATE    UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
  MORTGAGE RATES       LOANS      LOANS     PROPERTIES     BALANCE         BALANCE          DSCR        LTV RATIO       RATE
------------------ ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
6.2501% -6.5000% ..       1         0.73%        1       $ 11,839,014        1.82%          1.42x          74.0%        6.37%
6.7501% -7.0000%  .      19        13.87        20         98,164,494       15.10           1.50           77.5         6.90
7.0001% -7.2500%  .      53        38.69        54        198,938,160       30.60           1.46           72.6         7.15
7.2501% -7.5000%  .      37        27.01        41        163,118,337       25.09           1.36           75.4         7.37
7.5001% -7.7500%  .      15        10.95        15         34,100,323        5.24           1.38           72.6         7.59
7.7501% -8.0000%  .       5         3.65         7         12,483,796        1.92           1.50           64.0         7.89
8.0001% -8.2500%  .       5         3.65         9         46,372,858        7.13           1.27           75.7         8.09
8.2501% -8.5000%  .       2         1.46        15         85,203,646       13.10           1.40           61.7         8.49
                   ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
 Total/Weighted
  Avg. ............     137       100.00%      162       $650,220,628      100.00%          1.42x          72.7%        7.43%
                   =========== ========== ============ ============== =============== ============== ============== ==========

                      DISTRIBUTION OF AMORTIZATION TYPES

                                  AGGREGATE

                                                                       PERCENTAGE OF     WEIGHTED       WEIGHTED     WEIGHTED
                    NUMBER OF     % OF     NUMBER OF     AGGREGATE       AGGREGATE       AVERAGE        AVERAGE      AVERAGE
                    MORTGAGE    MORTGAGE   MORTGAGED    CUT-OFF DATE   CUT-OFF DATE    UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
AMORTIZATION TYPE     LOANS      LOANS     PROPERTIES     BALANCE         BALANCE          DSCR        LTV RATIO       RATE
----------------- ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
Balloon...........     248        77.02%      308      $1,198,449,586      64.38%          1.45x          70.4%        7.49%
Hyperamortizing ..      19         5.90        58         509,858,596      27.39           1.73           64.5         7.09
Fully Amortizing .      55        17.08        55         153,209,643       8.23           1.43           70.5         7.40
                  ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
 Total/Weighted
  Avg.............     322       100.00%      421      $1,861,517,825     100.00%          1.53x          68.8%        7.37%
                  =========== ========== ============ ============== =============== ============== ============== ==========

                      DISTRIBUTION OF AMORTIZATION TYPES

                                   GROUP 1

                                                                       PERCENTAGE OF     WEIGHTED       WEIGHTED     WEIGHTED
                    NUMBER OF     % OF     NUMBER OF     AGGREGATE       AGGREGATE       AVERAGE        AVERAGE      AVERAGE
                    MORTGAGE    MORTGAGE   MORTGAGED    CUT-OFF DATE   CUT-OFF DATE    UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
AMORTIZATION TYPE     LOANS      LOANS     PROPERTIES     BALANCE         BALANCE          DSCR        LTV RATIO       RATE
----------------- ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
Balloon...........     116        62.37%      150      $  583,962,934      48.21%          1.49x          68.4%        7.53%
Hyperamortizing ..      15         8.06        54         474,124,619      39.14           1.76           63.5         7.08
Fully Amortizing .      55        29.57        55         153,209,643      12.65           1.43           70.5         7.40
                  ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
 Total/Weighted
  Avg.............     186       100.00%      259      $1,211,297,197     100.00%          1.59x          66.7%        7.34%
                  =========== ========== ============ ============== =============== ============== ============== ==========

                      DISTRIBUTION OF AMORTIZATION TYPES

                                   GROUP 2

                                                                       PERCENTAGE OF     WEIGHTED       WEIGHTED     WEIGHTED
                    NUMBER OF     % OF     NUMBER OF     AGGREGATE       AGGREGATE       AVERAGE        AVERAGE      AVERAGE
                    MORTGAGE    MORTGAGE   MORTGAGED    CUT-OFF DATE   CUT-OFF DATE    UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
AMORTIZATION TYPE     LOANS      LOANS     PROPERTIES     BALANCE         BALANCE          DSCR        LTV RATIO       RATE
----------------- ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
Balloon ..........     133        97.08%      158       $614,486,652       94.50%          1.42x          72.3%        7.44%
Hyperamortizing  .       4         2.92         4         35,733,976        5.50           1.34           78.9         7.31
                  ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
 Total/Weighted
  Avg. ...........     137       100.00%      162       $650,220,628      100.00%          1.42x          72.7%        7.43%
                  =========== ========== ============ ============== =============== ============== ============== ==========

                  DISTRIBUTION OF ORIGINAL AMORTIZATION TERM

                                  AGGREGATE

                                                                       PERCENTAGE OF     WEIGHTED       WEIGHTED     WEIGHTED
     RANGE OF       NUMBER OF     % OF     NUMBER OF     AGGREGATE       AGGREGATE       AVERAGE        AVERAGE      AVERAGE
     ORIGINAL       MORTGAGE    MORTGAGE   MORTGAGED    CUT-OFF DATE   CUT-OFF DATE    UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
AMORTIZATION TERM     LOANS      LOANS     PROPERTIES     BALANCE         BALANCE          DSCR        LTV RATIO       RATE
----------------- ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
Interest Only.....       2         0.62%        2      $   23,000,000       1.24%          1.69x          51.3%        7.02%
144 - 180 Months .       7         2.17         7          14,793,326       0.79           1.40           65.9         7.22
181 - 240 Months .      54        16.77        65         144,892,457       7.78           1.45           69.5         7.46
241 - 300 Months .     104        32.30       153         626,385,216      33.65           1.63           65.3         7.41
301 - 324 Months .       3         0.93        17         116,284,819       6.25           1.39           62.1         8.42
325 - 360 Months .     152        47.21       177         936,162,007      50.29           1.48           72.3         7.21
                  ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
 Total/Weighted
  Avg.............     322       100.00%      421      $1,861,517,825     100.00%          1.53x          68.8%        7.37%
                  =========== ========== ============ ============== =============== ============== ============== ==========

                  DISTRIBUTION OF ORIGINAL AMORTIZATION TERM

                                   GROUP 1

                                                                       PERCENTAGE OF     WEIGHTED       WEIGHTED     WEIGHTED
     RANGE OF       NUMBER OF     % OF     NUMBER OF     AGGREGATE       AGGREGATE       AVERAGE        AVERAGE      AVERAGE
     ORIGINAL       MORTGAGE    MORTGAGE   MORTGAGED    CUT-OFF DATE   CUT-OFF DATE    UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
AMORTIZATION TERM     LOANS      LOANS     PROPERTIES     BALANCE         BALANCE          DSCR        LTV RATIO       RATE
----------------- ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
Interest Only  ....      1         0.54%        1      $   15,000,000       1.24%          1.45x          52.3%        6.91%
144 - 180 Months  .      6         3.23         6          10,359,863       0.86           1.51           63.4         7.15
181 - 240 Months  .     53        28.49        64         142,903,078      11.80           1.44           69.7         7.46
241 - 300 Months  .     69        37.10       112         509,972,358      42.10           1.70           63.8         7.35
301 - 324 Months  .      2         1.08         2          31,286,395       2.58           1.38           61.6         8.46
325 - 360 Months  .     55        29.57        74         501,775,503      41.42           1.54           69.7         7.24
                  ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
 Total/Weighted
  Avg.............     186       100.00%      259      $1,211,297,197     100.00%          1.59x          66.7%        7.34 %
                  =========== ========== ============ ============== =============== ============== ============== ==========

                  DISTRIBUTION OF ORIGINAL AMORTIZATION TERM

                                   GROUP 2

                                                                       PERCENTAGE OF     WEIGHTED       WEIGHTED     WEIGHTED
     RANGE OF       NUMBER OF     % OF     NUMBER OF     AGGREGATE       AGGREGATE       AVERAGE        AVERAGE      AVERAGE
     ORIGINAL       MORTGAGE    MORTGAGE   MORTGAGED    CUT-OFF DATE   CUT-OFF DATE    UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
AMORTIZATION TERM     LOANS      LOANS     PROPERTIES     BALANCE         BALANCE          DSCR        LTV RATIO       RATE
----------------- ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
Interest Only.....       1         0.73%        1       $  8,000,000        1.23%          2.14x          49.4%        7.22%
144 - 180 Months  .      1         0.73         1          4,433,463        0.68           1.13           71.5         7.41
181 - 240 Months  .      1         0.73         1          1,989,379        0.31           1.71           59.4         7.12
241 - 300 Months  .     35        25.55        41        116,412,858       17.90           1.36           72.1         7.71
301 - 324 Months  .      2         1.46        15         84,998,424       13.07           1.39           62.2         8.41
325 - 360 Months  .     97        70.80       103        434,386,504       66.81           1.43           75.4         7.17
                  ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
 Total/Weighted
  Avg.............     137       100.00%      162       $650,220,628      100.00%          1.42x          72.7%        7.43%
                  =========== ========== ============ ============== =============== ============== ============== ==========


                 DISTRIBUTION OF REMAINING AMORTIZATION TERM

                                  AGGREGATE

                                                                       PERCENTAGE OF     WEIGHTED       WEIGHTED     WEIGHTED
     RANGE OF       NUMBER OF     % OF     NUMBER OF     AGGREGATE       AGGREGATE       AVERAGE        AVERAGE      AVERAGE
     REMAINING      MORTGAGE    MORTGAGE   MORTGAGED    CUT-OFF DATE   CUT-OFF DATE    UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
AMORTIZATION TERM     LOANS      LOANS     PROPERTIES     BALANCE         BALANCE          DSCR        LTV RATIO       RATE
----------------- ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
Interest Only.....       3         0.93%        3      $   70,000,000       3.76%          1.60x          52.9%        6.84%
131 - 150 Months ..      1         0.31         1           1,180,618       0.06           1.68           58.3         8.17
171 - 190 Months ..      6         1.86         6          13,612,708       0.73           1.37           66.5         7.14
191 - 210 Months ..      1         0.31         1           1,657,162       0.09           1.20           78.9         6.97
211 - 230 Months ..      4         1.24         4           7,957,917       0.43           1.21           84.2         7.67
231 - 250 Months ..     51        15.84        62         141,419,063       7.60           1.46           68.7         7.44
251 - 270 Months ..      2         0.62         2          11,303,406       0.61           1.32           77.1         7.33
271 - 290 Months ..      5         1.55         5          18,966,033       1.02           1.34           75.8         8.21
291 - 310 Months ..     94        29.19       143         542,974,093      29.17           1.66           65.7         7.45
311 - 330 Months ..      3         0.93        17         116,284,819       6.25           1.39           62.1         8.42
331 - 360 Months ..    152        47.20       177         936,162,007      50.29           1.48           72.3         7.21
                  ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
 Total/Weighted
  Avg.............     322       100.00%      421      $1,861,517,825     100.00%          1.53x          68.8%        7.37%
                  =========== ========== ============ ============== =============== ============== ============== ==========

                 DISTRIBUTION OF REMAINING AMORTIZATION TERM

                                   GROUP 1

                                                                       PERCENTAGE OF     WEIGHTED       WEIGHTED     WEIGHTED
     RANGE OF       NUMBER OF     % OF     NUMBER OF     AGGREGATE       AGGREGATE       AVERAGE        AVERAGE      AVERAGE
     REMAINING      MORTGAGE    MORTGAGE   MORTGAGED    CUT-OFF DATE   CUT-OFF DATE    UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
AMORTIZATION TERM     LOANS      LOANS     PROPERTIES     BALANCE         BALANCE          DSCR        LTV RATIO       RATE
----------------- ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
Interest Only......      2         1.08%        2      $   62,000,000       5.12%          1.53x          53.4%        6.79%
131 - 150 Months  .      1         0.54         1           1,180,618       0.10           1.68           58.3         8.17
171 - 190 Months  .      5         2.69         5           9,179,245       0.76           1.49           64.1         7.01
191 - 210 Months  .      1         0.54         1           1,657,162       0.14           1.20           78.9         6.97
211 - 230 Months  .      4         2.15         4           7,957,917       0.66           1.21           84.2         7.67
231 - 250 Months  .     50        26.88        61         139,429,684      11.51           1.46           68.8         7.45
251 - 270 Months  .      2         1.08         2          11,303,406       0.93           1.32           77.1         7.33
271 - 290 Months  .      5         2.69         5          18,966,033       1.57           1.34           75.8         8.21
291 - 310 Months  .     59        31.72       102         426,561,235      35.22           1.74           63.9         7.38
311 - 330 Months  .      2         1.08         2          31,286,395       2.58           1.38           61.6         8.46
331 - 360 Months  .     55        29.57        74         501,775,503      41.42           1.54           69.7         7.24
                  ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
 Total/Weighted
  Avg.............     186       100.00%      259      $1,211,297,197     100.00%          1.59x          66.7%        7.34%
                  =========== ========== ============ ============== =============== ============== ============== ==========

                 DISTRIBUTION OF REMAINING AMORTIZATION TERM

                                   GROUP 2

                                                                       PERCENTAGE OF     WEIGHTED       WEIGHTED     WEIGHTED
     RANGE OF       NUMBER OF     % OF     NUMBER OF     AGGREGATE       AGGREGATE       AVERAGE        AVERAGE      AVERAGE
     REMAINING      MORTGAGE    MORTGAGE   MORTGAGED    CUT-OFF DATE   CUT-OFF DATE    UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
AMORTIZATION TERM     LOANS      LOANS     PROPERTIES     BALANCE         BALANCE          DSCR        LTV RATIO       RATE
----------------- ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
Interest Only......       1         0.73%        1       $  8,000,000        1.23%          2.14x          49.4%        7.22%
171 - 190 Months  .       1         0.73         1          4,433,463        0.68           1.13           71.5         7.41
231 - 250 Months  .       1         0.73         1          1,989,379        0.31           1.71           59.4         7.12
291 - 310 Months  .      35        25.55        41        116,412,858       17.90           1.36           72.1         7.71
311 - 330 Months  .       2         1.46        15         84,998,424       13.07           1.39           62.2         8.41
331 - 360 Months  .      97        70.80       103        434,386,504       66.81           1.43           75.4         7.17
                  ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
 Total/Weighted
  Avg..............     137       100.00%      162       $650,220,628      100.00%          1.42x          72.7%        7.43%
                  =========== ========== ============ ============== =============== ============== ============== ==========

                  DISTRIBUTION OF ORIGINAL TERM TO MATURITY

                                  AGGREGATE

                                                                       PERCENTAGE OF     WEIGHTED       WEIGHTED     WEIGHTED
                    NUMBER OF     % OF     NUMBER OF     AGGREGATE       AGGREGATE       AVERAGE        AVERAGE      AVERAGE
  ORIGINAL TERM     MORTGAGE    MORTGAGE   MORTGAGED    CUT-OFF DATE   CUT-OFF DATE    UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
    TO MATURITY       LOANS      LOANS     PROPERTIES     BALANCE         BALANCE          DSCR        LTV RATIO       RATE
----------------- ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
 84 - 120 Months ..     253        78.57%      351      $1,563,178,208      83.97%          1.55x          68.3%        7.38%
121 - 180 Months  .      20         6.21        21         155,489,837       8.35           1.38           72.4         7.22
181 - 240 Months  .      46        14.29        46         127,401,004       6.84           1.43           70.3         7.45
241 - 260 Months  .       3         0.93         3          15,448,776       0.83           1.34           76.2         7.22
                  ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
 Total/Weighted
  Avg.............      322       100.00%      421      $1,861,517,825     100.00%          1.53x          68.8%        7.37%
                  =========== ========== ============ ============== =============== ============== ============== ==========

                  DISTRIBUTION OF ORIGINAL TERM TO MATURITY

                                   GROUP 1

                                                                       PERCENTAGE OF     WEIGHTED       WEIGHTED     WEIGHTED
     RANGE OF       NUMBER OF     % OF     NUMBER OF     AGGREGATE       AGGREGATE       AVERAGE        AVERAGE      AVERAGE
  ORIGINAL TERM     MORTGAGE    MORTGAGE   MORTGAGED    CUT-OFF DATE   CUT-OFF DATE    UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
    TO MATURITY       LOANS      LOANS     PROPERTIES     BALANCE         BALANCE          DSCR        LTV RATIO       RATE
----------------- ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
 84 - 120 Months  .     118        63.44%      190      $  916,050,656      75.63%          1.65x          65.2%        7.34%
121 - 180 Months  .      19        10.22        20         152,396,761      12.58           1.38           72.2         7.22
181 - 240 Months  .      46        24.73        46         127,401,004      10.52           1.43           70.3         7.45
241 - 260 Months  .       3         1.61         3          15,448,776       1.28           1.34           76.2         7.22
                  ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
 Total/Weighted
  Avg.............      186       100.00%      259      $1,211,297,197     100.00%          1.59x          66.7%        7.34%
                  =========== ========== ============ ============== =============== ============== ============== ==========

                  DISTRIBUTION OF ORIGINAL TERM TO MATURITY

                                   GROUP 2

                                                                       PERCENTAGE OF     WEIGHTED       WEIGHTED     WEIGHTED
     RANGE OF       NUMBER OF     % OF     NUMBER OF     AGGREGATE       AGGREGATE       AVERAGE        AVERAGE      AVERAGE
  ORIGINAL TERM     MORTGAGE    MORTGAGE   MORTGAGED    CUT-OFF DATE   CUT-OFF DATE    UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
    TO MATURITY       LOANS      LOANS     PROPERTIES     BALANCE         BALANCE          DSCR        LTV RATIO       RATE
----------------- ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
 84 - 120 Months  ..   136        99.27%      161       $647,127,552       99.52%          1.42x          72.7%        7.43%
121 - 180 Months  .      1         0.73         1          3,093,076        0.48           1.34           79.3         7.36
                  ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
 Total/Weighted
  Avg.............     137       100.00%      162       $650,220,628      100.00%          1.42x          72.7%        7.43%
                  =========== ========== ============ ============== =============== ============== ============== ==========

                  DISTRIBUTION OF REMAINING TERM TO MATURITY

                                  AGGREGATE

                                                                      PERCENTAGE OF     WEIGHTED       WEIGHTED     WEIGHTED
     RANGE OF      NUMBER OF     % OF     NUMBER OF     AGGREGATE       AGGREGATE       AVERAGE        AVERAGE      AVERAGE
    REMAINING      MORTGAGE    MORTGAGE   MORTGAGED    CUT-OFF DATE   CUT-OFF DATE    UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
TERM TO MATURITY     LOANS      LOANS     PROPERTIES     BALANCE         BALANCE          DSCR        LTV RATIO       RATE
---------------- ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
 51 - 70 Months ...      1         0.31%        1      $   18,780,204       1.01%          1.17x          76.7%        8.32%
 71 - 90 Months ...      3         0.93         3          16,435,134       0.88           1.27           78.5         7.27
 91 - 110 Months ..      4         1.24         4          20,645,959       1.11           1.34           75.8         7.93
111 - 130 Months .     249        77.33       348       1,609,291,139      86.45           1.55           68.2         7.35
131 - 150 Months .       2         0.62         2           4,178,056       0.22           1.39           70.6         7.18
151 - 170 Months .       2         0.62         2           6,689,339       0.36           1.21           75.2         8.70
171 - 190 Months .      12         3.73        12          42,648,215       2.29           1.35           73.1         7.25
191 - 210 Months .       1         0.31         1           1,657,162       0.09           1.20           78.9         6.97
211 - 230 Months .       4         1.24         4           7,957,917       0.43           1.21           84.2         7.67
231 - 250 Months .      43        13.35        43         123,927,610       6.66           1.44           69.4         7.42
251 - 270 Months .       1         0.31         1           9,307,092       0.50           1.32           78.9         7.26
                 ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
 Total/Weighted
  Avg............      322       100.00%      421      $1,861,517,825     100.00%          1.53x          68.8%        7.37%
                 =========== ========== ============ ============== =============== ============== ============== ==========

                  DISTRIBUTION OF REMAINING TERM TO MATURITY

                                   GROUP 1

                                                                       PERCENTAGE OF     WEIGHTED       WEIGHTED     WEIGHTED
     RANGE OF       NUMBER OF     % OF     NUMBER OF     AGGREGATE       AGGREGATE       AVERAGE        AVERAGE      AVERAGE
     REMAINING      MORTGAGE    MORTGAGE   MORTGAGED    CUT-OFF DATE   CUT-OFF DATE    UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
 TERM TO MATURITY     LOANS      LOANS     PROPERTIES     BALANCE         BALANCE          DSCR        LTV RATIO       RATE
----------------- ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
 51 - 70 Months....       1         0.54%        1      $   18,780,204       1.55%          1.17x          76.7%        8.32%
 71 - 90 Months....       2         1.08         2           5,755,534       0.48           1.30           76.8         7.16
 91 - 110 Months  .       3         1.61         3          13,004,278       1.07           1.33           77.3         8.16
111 - 120 Months ..     115        61.83       188         977,391,791      80.69           1.64           65.4         7.29
131 - 150 Months ..       2         1.08         2           4,178,056       0.34           1.39           70.6         7.18
151 - 170 Months  .       2         1.08         2           6,689,339       0.55           1.21           75.2         8.70
171 - 190 Months  .      12         6.45        12          42,648,215       3.52           1.35           73.1         7.25
191 - 210 Months  .       1         0.54         1           1,657,162       0.14           1.20           78.9         6.97
211 - 230 Months  .       4         2.15         4           7,957,917       0.66           1.21           84.2         7.67
231 - 250 Months  .      43        23.12        43         123,927,610      10.23           1.44           69.4         7.42
251 - 270 Months  .       1         0.54         1           9,307,092       0.77           1.32           78.9         7.26
                  ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
 Total/Weighted
  Avg.............      186       100.00%      259      $1,211,297,197     100.00%          1.59x          66.7%        7.34 %
                  =========== ========== ============ ============== =============== ============== ============== ==========

                  DISTRIBUTION OF REMAINING TERM TO MATURITY

                                   GROUP 2

                                                                      PERCENTAGE OF     WEIGHTED       WEIGHTED     WEIGHTED
     RANGE OF      NUMBER OF     % OF     NUMBER OF     AGGREGATE       AGGREGATE       AVERAGE        AVERAGE      AVERAGE
    REMAINING      MORTGAGE    MORTGAGE   MORTGAGED    CUT-OFF DATE   CUT-OFF DATE    UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
TERM TO MATURITY     LOANS      LOANS     PROPERTIES     BALANCE         BALANCE          DSCR        LTV RATIO       RATE
---------------- ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
 71 - 90 Months ..      1         0.73%        1       $ 10,679,600        1.64%          1.26x          79.4%        7.33%
 91 - 110 Months .      1         0.73         1          7,641,681        1.18           1.36           73.1         7.54
111 - 130 Months .    135        98.54       160        631,899,347       97.18           1.42           72.6         7.43
                 ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
 Total/Weighted
  Avg............     137       100.00%      162       $650,220,628      100.00%          1.42x          72.7%        7.43%
                 =========== ========== ============ ============== =============== ============== ============== ==========

                   DISTRIBUTION OF CUT-OFF DATE LTV RATIOS

                                  AGGREGATE

                                                                         PERCENTAGE OF     WEIGHTED       WEIGHTED     WEIGHTED
      RANGE OF        NUMBER OF     % OF     NUMBER OF     AGGREGATE       AGGREGATE       AVERAGE        AVERAGE      AVERAGE
    CUT-OFF DATE      MORTGAGE    MORTGAGE   MORTGAGED    CUT-OFF DATE   CUT-OFF DATE    UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
     LTV RATIOS         LOANS      LOANS     PROPERTIES     BALANCE         BALANCE          DSCR        LTV RATIO       RATE
------------------- ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
30.1% - 50.0%........      7         2.17%        7      $   18,402,755       0.99%          2.07x          47.6%        7.16%
50.1% - 60.0%........     24         7.45        60         321,451,506      17.27           1.78           56.1         7.22
60.1% - 65.0%........     33        10.25        61         351,671,704      18.89           1.73           61.9         7.65
65.1% - 70.0%........     44        13.66        63         145,240,871       7.80           1.46           67.9         7.35
70.1% - 75.0%........    121        37.58       134         562,464,197      30.22           1.41           72.5         7.32
75.1% - 80.0%........     70        21.74        73         346,743,839      18.63           1.36           78.3         7.32
80.1% - 85.0%........     15         4.66        15          75,009,659       4.03           1.29           81.2         7.24
85.1% - 90.0%........      6         1.86         6          36,959,182       1.99           1.29           86.9         7.72
95.1% - 100.0%.......      2         0.62         2           3,574,111       0.19           1.00           97.0         7.04
                    ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
 Total/Weighted
  Avg...............     322       100.00%      421      $1,861,517,825     100.00%          1.53x          68.8%        7.37%
                    =========== ========== ============ ============== =============== ============== ============== ==========

                   DISTRIBUTION OF CUT-OFF DATE LTV RATIOS

                                   GROUP 1

                                                                    PERCENTAGE OF     WEIGHTED       WEIGHTED     WEIGHTED
    RANGE OF     NUMBER OF     % OF     NUMBER OF     AGGREGATE       AGGREGATE       AVERAGE        AVERAGE      AVERAGE
 CUT-OFF DATE    MORTGAGE    MORTGAGE   MORTGAGED    CUT-OFF DATE   CUT-OFF DATE    UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
   LTV RATIOS      LOANS      LOANS     PROPERTIES     BALANCE         BALANCE          DSCR        LTV RATIO       RATE
-------------- ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
30.1% - 50.0% ..       6         3.23%        6      $   10,402,755       0.86%          2.01x          46.2%        7.11%
50.1% - 60.0% ..      16         8.60        52         295,315,847      24.38           1.81           56.0         7.20
60.1% - 65.0% ..      24        12.90        38         252,833,709      20.87           1.85           62.1         7.40
65.1% - 70.0% ..      25        13.44        35          78,709,581       6.50           1.41           68.0         7.35
70.1% - 75.0% ..      78        41.94        91         398,239,293      32.88           1.41           72.5         7.33
75.1% - 80.0% ..      27        14.52        27         140,323,359      11.58           1.32           78.0         7.56
80.1% - 85.0% ..       7         3.76         7          30,423,467       2.51           1.22           81.3         7.33
85.1% - 90.0% ..       1         0.54         1           1,475,074       0.12           1.00           86.8         6.84
95.1% - 100.0% .       2         1.08         2           3,574,111       0.30           1.00           97.0         7.04
               ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
 Total/Weighted
   Avg.........      186       100.00%      259      $1,211,297,197     100.00%          1.59x          66.7%        7.34%
               =========== ========== ============ ============== =============== ============== ============== ==========

                   DISTRIBUTION OF CUT-OFF DATE LTV RATIOS

                                   GROUP 2

                                                                    PERCENTAGE OF     WEIGHTED       WEIGHTED     WEIGHTED
    RANGE OF     NUMBER OF     % OF     NUMBER OF     AGGREGATE       AGGREGATE       AVERAGE        AVERAGE      AVERAGE
 CUT-OFF DATE    MORTGAGE    MORTGAGE   MORTGAGED    CUT-OFF DATE   CUT-OFF DATE    UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
   LTV RATIOS      LOANS      LOANS     PROPERTIES     BALANCE         BALANCE          DSCR        LTV RATIO       RATE
-------------- ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
30.1% - 50.0% ..       1         0.73%        1       $  8,000,000        1.23%          2.14x          49.4%        7.22%
50.1% - 60.0% ..       8         5.84         8         26,135,659        4.02           1.47           56.8         7.52
60.1% - 65.0% ..      10         7.30        23         98,837,995       15.20           1.42           61.5         8.30
65.1% - 70.0% ..      19        13.87        28         66,531,290       10.23           1.53           67.7         7.35
70.1% - 75.0% ..      43        31.39        43        164,224,904       25.26           1.40           72.5         7.28
75.1% - 80.0% ..      43        31.39        46        206,420,479       31.75           1.39           78.4         7.16
80.1% - 85.0% ..       8         5.84         8         44,586,193        6.86           1.34           81.1         7.18
85.1% - 90.0% ..       5         3.65         5         35,484,108        5.46           1.30           86.9         7.75
               ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
 Total/Weighted
  Avg..........      137       100.00%      162       $650,220,628      100.00%          1.42x          72.7%        7.43%
               =========== ========== ============ ============== =============== ============== ============== ==========

                     DISTRIBUTION OF YEAR OF ORIGINATION

                                  AGGREGATE

                                                                    PERCENTAGE OF     WEIGHTED       WEIGHTED     WEIGHTED
                 NUMBER OF     % OF     NUMBER OF     AGGREGATE       AGGREGATE       AVERAGE        AVERAGE      AVERAGE
    YEAR OF      MORTGAGE    MORTGAGE   MORTGAGED    CUT-OFF DATE   CUT-OFF DATE    UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
  ORIGINATION      LOANS      LOANS     PROPERTIES     BALANCE         BALANCE          DSCR        LTV RATIO       RATE
-------------- ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
1998...........     308        95.65%      392      $1,655,160,995      88.91%          1.55x          69.1%        7.27%
1997...........      14         4.35        29         206,356,831      11.09           1.34           66.1         8.17
               ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
 Total/Weighted
  Avg..........     322       100.00%      421      $1,861,517,825     100.00%          1.53x          68.8%        7.37%
               =========== ========== ============ ============== =============== ============== ============== ==========

                     DISTRIBUTION OF YEAR OF ORIGINATION

                                   GROUP 1

                                                                    PERCENTAGE OF     WEIGHTED       WEIGHTED     WEIGHTED
                 NUMBER OF     % OF     NUMBER OF     AGGREGATE       AGGREGATE       AVERAGE        AVERAGE      AVERAGE
    YEAR OF      MORTGAGE    MORTGAGE   MORTGAGED    CUT-OFF DATE   CUT-OFF DATE    UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
  ORIGINATION      LOANS      LOANS     PROPERTIES     BALANCE         BALANCE          DSCR        LTV RATIO       RATE
-------------- ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
1998 ..........     173        93.01%      245      $1,092,418,845      90.19%          1.62x          66.5%        7.27%
1997 ..........      13         6.99        14         118,878,352       9.81           1.31           69.0         7.99
               ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
 Total/Weighted
  Avg. ........     186       100.00%      259      $1,211,297,197     100.00%          1.59x          66.7%        7.34%
               =========== ========== ============ ============== =============== ============== ============== ==========

                     DISTRIBUTION OF YEAR OF ORIGINATION

                                   GROUP 2

                                                                    PERCENTAGE OF     WEIGHTED       WEIGHTED     WEIGHTED
                 NUMBER OF     % OF     NUMBER OF     AGGREGATE       AGGREGATE       AVERAGE        AVERAGE      AVERAGE
    YEAR OF      MORTGAGE    MORTGAGE   MORTGAGED    CUT-OFF DATE   CUT-OFF DATE    UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
  ORIGINATION      LOANS      LOANS     PROPERTIES     BALANCE         BALANCE          DSCR        LTV RATIO       RATE
-------------- ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
1998...........     135        98.54%      147       $562,742,150       86.55%          1.42x          74.3%        7.28%
1997...........       2         1.46        15         87,478,478       13.45           1.39           62.2         8.42
               ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
 Total/Weighted
  Avg..........     137       100.00%      162       $650,220,628      100.00%          1.42x          72.7%        7.43%
               =========== ========== ============ ============== =============== ============== ============== ==========

                       DISTRIBUTION OF YEAR OF MATURITY

                                  AGGREGATE

                                                                    PERCENTAGE OF     WEIGHTED       WEIGHTED     WEIGHTED
                 NUMBER OF     % OF     NUMBER OF     AGGREGATE       AGGREGATE       AVERAGE        AVERAGE      AVERAGE
    YEAR OF      MORTGAGE    MORTGAGE   MORTGAGED    CUT-OFF DATE   CUT-OFF DATE    UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
    MATURITY       LOANS      LOANS     PROPERTIES     BALANCE         BALANCE          DSCR        LTV RATIO       RATE
-------------- ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
2004...........       1         0.31%        1      $   18,780,204       1.01%          1.17x          76.7%        8.32%
2005...........       3         0.93         3          16,435,134       0.88           1.27           78.5         7.27
2007...........       4         1.24         4          20,645,959       1.11           1.34           75.8         7.93
2008...........     249        77.33       348       1,609,291,139      86.45           1.55           68.2         7.35
2010...........       2         0.62         2           4,178,056       0.22           1.39           70.6         7.18
2012...........       2         0.62         2           6,689,339       0.36           1.21           75.2         8.70
2013...........      12         3.73        12          42,648,215       2.29           1.35           73.1         7.25
2016...........       2         0.62         2           3,293,306       0.18           1.36           75.8         7.49
2017...........       4         1.24         4          11,877,104       0.64           1.18           81.8         7.38
2018...........      40        12.42        40         112,230,594       6.03           1.46           68.9         7.45
2019...........       3         0.93         3          15,448,776       0.83           1.34           76.2         7.22
               ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
 Total/Weighted
  Avg..........     322       100.00%      421      $1,861,517,825     100.00%          1.53x          68.8%        7.37%
               =========== ========== ============ ============== =============== ============== ============== ==========

                       DISTRIBUTION OF YEAR OF MATURITY

                                   GROUP 1

                                                                    PERCENTAGE OF     WEIGHTED       WEIGHTED     WEIGHTED
                 NUMBER OF     % OF     NUMBER OF     AGGREGATE       AGGREGATE       AVERAGE        AVERAGE      AVERAGE
    YEAR OF      MORTGAGE    MORTGAGE   MORTGAGED    CUT-OFF DATE   CUT-OFF DATE    UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
    MATURITY       LOANS      LOANS     PROPERTIES     BALANCE         BALANCE          DSCR        LTV RATIO       RATE
-------------- ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
2004 ..........       1         0.54%        1      $   18,780,204       1.55%          1.17x          76.7%        8.32%
2005 ..........       2         1.08         2           5,755,534       0.48           1.30           76.8         7.16
2007 ..........       3         1.61         3          13,004,278       1.07           1.33           77.3         8.16
2008 ..........     115        61.83       188         977,391,791      80.69           1.64           65.4         7.29
2010 ..........       2         1.08         2           4,178,056       0.34           1.39           70.6         7.18
2012 ..........       2         1.08         2           6,689,339       0.55           1.21           75.2         8.70
2013 ..........      12         6.45        12          42,648,215       3.52           1.35           73.1         7.25
2016 ..........       2         1.08         2           3,293,306       0.27           1.36           75.8         7.49
2017 ..........       4         2.15         4          11,877,104       0.98           1.18           81.8         7.38
2018 ..........      40        21.51        40         112,230,594       9.27           1.46           68.9         7.45
2019 ..........       3         1.61         3          15,448,776       1.28           1.34           76.2         7.22
               ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
 Total/Weighted
  Avg. ........     186       100.00%      259      $1,211,297,197     100.00%          1.59x          66.7%        7.34%
               =========== ========== ============ ============== =============== ============== ============== ==========

                       DISTRIBUTION OF YEAR OF MATURITY

                                   GROUP 2

                                                                    PERCENTAGE OF     WEIGHTED       WEIGHTED     WEIGHTED
                 NUMBER OF     % OF     NUMBER OF     AGGREGATE       AGGREGATE       AVERAGE        AVERAGE      AVERAGE
    YEAR OF      MORTGAGE    MORTGAGE   MORTGAGED    CUT-OFF DATE   CUT-OFF DATE    UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
    MATURITY       LOANS      LOANS     PROPERTIES     BALANCE         BALANCE          DSCR        LTV RATIO       RATE
-------------- ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
2005...........       1         0.73%        1       $ 10,679,600        1.64%          1.26x          79.4%        7.33%
2007...........       1         0.73         1          7,641,681        1.18           1.36           73.1         7.54
2008...........     135        98.54       160        631,899,347       97.18           1.42           72.6         7.43
               ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
Total/Weighted
 Avg...........     137       100.00%      162       $650,220,628      100.00%          1.42x          72.7%        7.43%
               =========== ========== ============ ============== =============== ============== ============== ==========

                          DISTRIBUTION OF SEASONING

                                  AGGREGATE

                                                                    PERCENTAGE OF     WEIGHTED       WEIGHTED     WEIGHTED
                 NUMBER OF     % OF     NUMBER OF     AGGREGATE       AGGREGATE       AVERAGE        AVERAGE      AVERAGE
    RANGE OF     MORTGAGE    MORTGAGE   MORTGAGED    CUT-OFF DATE   CUT-OFF DATE    UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
   SEASONING       LOANS      LOANS     PROPERTIES     BALANCE         BALANCE          DSCR        LTV RATIO       RATE
-------------- ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
 0 - 6 Months..     276        85.71%      358      $1,532,635,601      82.33%          1.56x          69.3%        7.27%
 7 - 12 Months       42        13.04        59         295,279,721      15.86           1.41           65.2         7.77
13 - 16 Months        4         1.24         4          33,602,503       1.81           1.22           76.9         8.43
               ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
 Total/Weighted
  Avg..........     322       100.00%      421      $1,861,517,825     100.00%          1.53x          68.8%        7.37%
               =========== ========== ============ ============== =============== ============== ============== ==========

                          DISTRIBUTION OF SEASONING

                                   GROUP 1

                                                                     PERCENTAGE OF
                                                                       AGGREGATE       WEIGHTED       WEIGHTED     WEIGHTED
                  NUMBER OF     % OF     NUMBER OF     AGGREGATE        CURRENT        AVERAGE        AVERAGE      AVERAGE
    RANGE OF      MORTGAGE    MORTGAGE   MORTGAGED    CUT-OFF DATE     PRINCIPAL     UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
    SEASONING       LOANS      LOANS     PROPERTIES     BALANCE         BALANCE          DSCR        LTV RATIO       RATE
--------------- ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
 0 - 6 Months  ..     163        87.63%      235      $1,049,802,043      86.67%          1.63x          66.6%        7.27%
 7 - 12 Months  .      19        10.22        20         127,892,651      10.56           1.63           64.8         7.63
13 - 16 Months  .       4         2.15         4          33,602,503       2.77           1.22           76.9         8.43
                ----------- ---------- ------------ -------------- --------------- -------------- -------------- ----------
 Total/Weighted
  Avg............     186       100.00%      259      $1,211,297,197     100.00%          1.59x          66.7%        7.34%
                =========== ========== ============ ============== =============== ============== ============== ==========

                          DISTRIBUTION OF SEASONING

                                   GROUP 2

                                                                      PERCENTAGE OF      WEIGHTED       WEIGHTED      WEIGHTED
                 NUMBER OF      % OF      NUMBER OF     AGGREGATE       AGGREGATE        AVERAGE         AVERAGE      AVERAGE
    RANGE OF      MORTGAGE    MORTGAGE    MORTGAGED    CUT-OFF DATE    CUT-OFF DATE    UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
   SEASONING       LOANS       LOANS     PROPERTIES      BALANCE         BALANCE           DSCR         LTV RATIO       RATE
--------------  ----------- ----------  ------------ --------------  --------------- --------------  -------------- ----------
0 - 6 Months  ..    113         82.48%       123       $482,833,558        74.26%          1.40x          75.2%         7.28%
7 - 12 Months  .     24         17.52         39        167,387,070        25.74           1.46           65.4          7.88
                ----------- ----------  ------------ --------------  --------------- --------------  -------------- ----------
 Total/Weighted
  Avg..........     137        100.00%       162       $650,220,628       100.00%          1.42x          72.7%         7.43%
                =========== ==========  ============ ==============  =============== ==============  ============== ==========

                DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE

                                  AGGREGATE

                                                    PERCENTAGE OF
                                                      AGGREGATE        WEIGHTED       WEIGHTED      WEIGHTED
                        NUMBER OF     AGGREGATE      CUT-OFF DATE      AVERAGE         AVERAGE      AVERAGE
                        MORTGAGED    CUT-OFF DATE     PRINCIPAL      UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
    PROPERTY STATE     PROPERTIES      BALANCE         BALANCE           DSCR         LTV RATIO       RATE
--------------------  ------------ --------------  --------------- --------------  -------------- ----------
California...........       41      $  294,180,915       15.80%          1.51x          68.5%         7.53%
New York.............       30         163,395,938        8.78           1.59           67.4          7.71
Texas................       48         157,647,607        8.47           1.65           70.2          7.21
Virginia.............       22         127,968,671        6.87           1.42           72.3          7.20
Ohio.................       19          98,304,399        5.28           1.46           71.4          7.58
Washington...........       13          83,788,247        4.50           1.63           64.3          7.19
Florida..............       25          67,734,586        3.64           1.41           74.2          7.39
Oregon...............        8          62,941,850        3.38           1.68           63.1          7.21
Maryland.............       14          58,684,345        3.15           1.45           69.3          7.43
District of
 Columbia............        2          52,315,613        2.81           1.52           55.6          6.77
Michigan.............        9          52,148,068        2.80           1.41           70.1          7.64
Pennsylvania.........        5          50,654,823        2.72           1.55           71.0          7.23
Tennessee............       12          44,497,695        2.39           1.45           72.4          7.28
Wisconsin............        4          40,135,242        2.16           1.67           71.4          6.93
Oklahoma.............        3          39,820,432        2.14           1.38           74.5          7.23
Puerto Rico..........        2          38,377,755        2.06           1.62           66.9          7.89
New Mexico...........       23          37,246,054        2.00           1.52           72.2          7.54
Massachusetts........       13          35,148,109        1.89           1.55           67.0          7.12
Georgia..............       10          34,245,325        1.84           1.55           70.3          7.34
Louisiana............        9          33,964,040        1.82           1.46           73.9          7.33
Connecticut..........       11          28,842,897        1.55           1.54           63.6          7.28
Illinois.............        7          25,801,584        1.39           1.57           66.9          7.08
Arizona..............        6          22,140,526        1.19           1.36           67.2          7.68
Kentucky.............        9          20,300,455        1.09           1.45           72.4          7.52
Minnesota............        9          20,025,695        1.08           1.46           72.2          7.28
Idaho................        3          19,319,783        1.04           1.85           59.5          6.94
Colorado.............        8          19,069,730        1.02           1.50           71.6          7.12
Arkansas.............        5          15,919,238        0.86           1.42           69.5          7.63
Indiana..............        4          14,654,090        0.79           1.44           65.3          8.14
Missouri.............        2          13,463,766        0.72           1.95           62.7          6.90
Nebraska.............        7          12,777,182        0.69           1.37           66.8          7.64
Utah.................        4          11,606,330        0.62           1.79           60.0          7.16
South Carolina.......        4          10,090,706        0.54           1.44           72.7          7.37
New Hampshire........        2           8,082,073        0.43           1.26           71.5          6.35
Iowa.................        3           7,384,419        0.40           1.77           61.1          7.09
Nevada...............        3           6,919,163        0.37           1.46           61.6          7.28
Alabama..............        9           5,949,607        0.32           1.61           62.9          7.74
Rhode Island.........        3           5,765,973        0.31           1.46           75.1          7.15
Vermont..............        1           5,161,627        0.28           1.32           78.6          7.05
Kansas...............        2           3,978,438        0.21           1.40           64.7          7.58
Mississippi..........        3           3,334,171        0.18           1.38           74.3          7.21
West Virginia........        1           2,290,025        0.12           1.35           76.3          7.06
North Carolina.......        1           2,094,922        0.11           1.50           67.6          7.76
New Jersey...........        1           1,998,409        0.11           1.32           64.5          7.15
Delaware.............        1           1,347,306        0.07           1.69           72.8          7.71
                      ------------ --------------  --------------- --------------  -------------- ----------
 Total/Weighted
  Avg................      421      $1,861,517,825      100.00%          1.53x          68.8%         7.37%
                      ============ ==============  =============== ==============  ============== ==========

                DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE

                                   GROUP 1

                                                    PERCENTAGE OF      WEIGHTED       WEIGHTED      WEIGHTED
                        NUMBER OF     AGGREGATE       AGGREGATE        AVERAGE         AVERAGE      AVERAGE
                        MORTGAGED    CUT-OFF DATE    CUT-OFF DATE    UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
    PROPERTY STATE     PROPERTIES      BALANCE         BALANCE           DSCR         LTV RATIO       RATE
--------------------  ------------ --------------  --------------- --------------  -------------- ----------
California...........       18      $  164,088,536       13.55%          1.61x          66.6%         7.50%
Virginia.............       19         118,342,168        9.77           1.42           71.8          7.18
New York.............       21         109,492,106        9.04           1.71           64.8          7.92
Texas................       26         101,448,230        8.38           1.74           66.9          7.16
Washington...........       10          68,086,173        5.62           1.66           62.7          7.19
Oregon...............        6          56,680,546        4.68           1.71           63.8          7.09
District of
 Columbia............        2          52,315,613        4.32           1.52           55.6          6.77
Michigan.............        6          46,713,946        3.86           1.41           69.9          7.68
Puerto Rico..........        2          38,377,755        3.17           1.62           66.9          7.89
Ohio.................        9          37,593,132        3.10           1.72           64.2          7.14
Oklahoma.............        1          32,909,936        2.72           1.40           73.1          7.27
Florida..............       14          32,479,827        2.68           1.42           74.1          7.47
Massachusetts........       10          29,549,314        2.44           1.57           65.1          7.10
New Mexico...........       19          29,389,213        2.43           1.60           69.3          7.51
Maryland.............       10          22,979,369        1.90           1.41           69.8          7.51
Tennessee............        9          21,773,154        1.80           1.49           68.3          7.56
Pennsylvania.........        3          21,506,001        1.78           1.84           59.1          7.08
Illinois.............        5          21,286,193        1.76           1.53           67.8          7.12
Louisiana............        4          17,863,630        1.47           1.33           74.8          7.30
Georgia..............        5          17,132,700        1.41           1.49           71.8          7.32
Colorado.............        7          16,431,195        1.36           1.51           71.2          7.08
Kentucky.............        8          16,106,509        1.33           1.49           72.1          7.65
Idaho................        2          15,735,058        1.30           1.94           56.7          6.89
Arizona..............        4          15,157,491        1.25           1.34           69.9          7.37
Connecticut..........        9          15,135,208        1.25           1.33           66.5          7.30
Wisconsin............        1          13,551,996        1.12           1.94           56.7          6.89
Missouri.............        2          13,463,766        1.11           1.95           62.7          6.90
Utah.................        3          10,260,104        0.85           1.82           59.4          7.06
Arkansas.............        3           9,374,872        0.77           1.36           73.0          7.60
New Hampshire........        2           8,082,073        0.67           1.26           71.5          6.35
South Carolina.......        3           8,021,714        0.66           1.48           71.7          7.28
Nebraska.............        2           6,117,250        0.51           1.40           69.8          7.14
Iowa.................        2           5,429,304        0.45           1.94           56.7          6.89
Nevada...............        2           4,929,784        0.41           1.36           62.5          7.35
Alabama..............        5           4,014,193        0.33           1.73           61.7          7.61
Indiana..............        1           3,662,008        0.30           1.56           74.7          7.53
Mississippi..........        2           2,374,905        0.20           1.34           72.0          7.16
North Carolina.......        1           2,094,922        0.17           1.50           67.6          7.76
Delaware.............        1           1,347,306        0.11           1.69           72.8          7.71
                      ------------ --------------  --------------- --------------  -------------- ----------
 Total/Weighted
  Avg................      259      $1,211,297,197      100.00%          1.59x          66.7%         7.34%
                      ============ ==============  =============== ==============  ============== ==========

                DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE

                                   GROUP 2

                                                    PERCENTAGE OF      WEIGHTED       WEIGHTED      WEIGHTED
                        NUMBER OF     AGGREGATE       AGGREGATE        AVERAGE         AVERAGE      AVERAGE
                        MORTGAGED    CUT-OFF DATE    CUT-OFF DATE    UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
    PROPERTY STATE     PROPERTIES      BALANCE         BALANCE           DSCR         LTV RATIO       RATE
--------------------  ------------ --------------  --------------- --------------  -------------- ----------
California ..........       23       $130,092,379        20.01%          1.37x          70.9%         7.56%
Ohio ................       10         60,711,266         9.34           1.29           75.9          7.85
Texas ...............       22         56,199,377         8.64           1.49           76.1          7.30
New York ............        9         53,903,832         8.29           1.34           72.5          7.29
Maryland ............        4         35,704,975         5.49           1.48           68.9          7.38
Florida .............       11         35,254,758         5.42           1.39           74.3          7.31
Pennsylvania ........        2         29,148,822         4.48           1.33           79.9          7.34
Wisconsin ...........        3         26,583,246         4.09           1.52           78.8          6.94
Tennessee ...........        3         22,724,540         3.49           1.41           76.4          7.01
Minnesota ...........        9         20,025,695         3.08           1.46           72.2          7.28
Georgia .............        5         17,112,626         2.63           1.61           68.8          7.36
Louisiana ...........        5         16,100,410         2.48           1.60           73.0          7.37
Washington ..........        3         15,702,074         2.41           1.49           71.4          7.20
Connecticut .........        2         13,707,689         2.11           1.78           60.3          7.26
Indiana .............        3         10,992,083         1.69           1.40           62.1          8.34
Virginia ............        3          9,626,503         1.48           1.42           78.6          7.42
New Mexico ..........        4          7,856,841         1.21           1.23           83.1          7.65
Arizona .............        2          6,983,035         1.07           1.41           61.3          8.35
Oklahoma ............        2          6,910,497         1.06           1.29           80.9          7.01
Nebraska ............        5          6,659,932         1.02           1.35           64.1          8.10
Arkansas ............        2          6,544,366         1.01           1.51           64.5          7.67
Oregon ..............        2          6,261,304         0.96           1.39           56.8          8.25
Rhode Island ........        3          5,765,973         0.89           1.46           75.1          7.15
Massachusetts .......        3          5,598,795         0.86           1.40           77.1          7.19
Michigan ............        3          5,434,123         0.84           1.42           71.7          7.26
Vermont .............        1          5,161,627         0.79           1.32           78.6          7.05
Illinois ............        2          4,515,392         0.69           1.76           62.9          6.93
Kentucky ............        1          4,193,946         0.65           1.30           73.6          7.02
Kansas ..............        2          3,978,438         0.61           1.40           64.7          7.58
Idaho ...............        1          3,584,725         0.55           1.43           71.7          7.15
Colorado ............        1          2,638,535         0.41           1.43           73.5          7.32
West Virginia .......        1          2,290,025         0.35           1.35           76.3          7.06
South Carolina ......        1          2,068,993         0.32           1.29           76.6          7.71
New Jersey ..........        1          1,998,409         0.31           1.32           64.5          7.15
Nevada ..............        1          1,989,379         0.31           1.71           59.4          7.12
Iowa ................        1          1,955,115         0.30           1.30           73.2          7.63
Alabama .............        4          1,935,414         0.30           1.36           65.3          8.03
Utah ................        1          1,346,225         0.21           1.57           64.1          7.88
Mississippi .........        1            959,266         0.15           1.49           79.9          7.35
                      ------------ --------------  --------------- --------------  -------------- ----------
 Total/Weighted Avg.       162       $650,220,628       100.00%          1.42x          72.7%         7.43%
                      ============ ==============  =============== ==============  ============== ==========

                   DISTRIBUTION OF PREPAYMENT RESTRICTIONS

                                  AGGREGATE

                                                                                                     WEIGHTED
                                                                       WEIGHTED                       AVERAGE      WEIGHTED
                                                     PERCENTAGE OF      AVERAGE       WEIGHTED       ORIGINAL       AVERAGE
                         NUMBER OF                     AGGREGATE       REMAINING      AVERAGE        TERM WITH       OPEN
                          MORTGAGE     AGGREGATE      CUT-OFF DATE      LOCKOUT      REMAINING     ALL PENALTIES    PERIOD
PREPAYMENT RESTRICTION     LOANS      CUT-OFF DATE      BALANCE       TERM MONTHS   TERM MONTHS       MONTHS        MONTHS
----------------------  ----------- --------------  --------------- -------------  ------------- ---------------  ----------
Lockout / Defeasance ..     198      $1,287,364,804       69.16%         28.8          128.3           129.2          2.5
Lockout / Greater of
 YM or 1%..............     122         461,520,480       24.79          41.0          123.8           123.1          6.0
Lockout / Yield
 Maintenance...........       1           3,482,939        0.19          42.0          114.0           114.0          6.0
Lockout / 1 Year Open .       1         109,149,602        5.86          99.0          111.0           108.0         12.0
                        ----------- --------------  --------------- -------------  ------------- ---------------  ----------
 Total/Weighted Avg.  .     322      $1,861,517,825      100.00%         36.0          126.1           126.4          3.9
                        =========== ==============  =============== =============  ============= ===============  ==========

                   DISTRIBUTION OF PREPAYMENT RESTRICTIONS

                                   GROUP 1

                                                                                                   WEIGHTED
                                                                                                    AVERAGE
                                                                       WEIGHTED                    ORIGINAL    WEIGHTED
                                                     PERCENTAGE OF      AVERAGE       WEIGHTED       TERM       AVERAGE
                         NUMBER OF                     AGGREGATE       REMAINING      AVERAGE      WITH ALL      OPEN
                          MORTGAGE     AGGREGATE      CUT-OFF DATE      LOCKOUT      REMAINING     PENALTIES    PERIOD
PREPAYMENT RESTRICTION     LOANS      CUT-OFF DATE      BALANCE       TERM MONTHS   TERM MONTHS     MONTHS      MONTHS
----------------------  ----------- --------------  --------------- -------------  ------------- -----------  ----------
Lockout / Defeasance  .     116      $  905,439,442       74.75%         27.4          133.5         135.0        2.0
Lockout / Greater of
 YM or 1% .............      69         276,544,950       22.83          40.8          129.2         129.3        5.8
Lockout / 1 Year Open         1          29,312,804        2.42          99.0          111.0         108.0       12.0
                        ----------- --------------  --------------- -------------  ------------- -----------  ----------
 Total/Weighted Avg.  .     186      $1,211,297,197      100.00%         32.2          132.0         133.0        3.1
                        =========== ==============  =============== =============  ============= ===========  ==========

                   DISTRIBUTION OF PREPAYMENT RESTRICTIONS

                                   GROUP 2

                                                                      WEIGHTED                   WEIGHTED
                                                                       AVERAGE     WEIGHTED       AVERAGE      WEIGHTED
                                                     PERCENTAGE OF    REMAINING    AVERAGE       ORIGINAL       AVERAGE
                         NUMBER OF      CURRENT        AGGREGATE       LOCKOUT    REMAINING      TERM WITH       OPEN
                          MORTGAGE     PRINCIPAL      CUT-OFF DATE      TERM         TERM      ALL PENALTIES    PERIOD
PREPAYMENT RESTRICTION     LOANS        BALANCE         BALANCE        MONTHS       MONTHS        MONTHS        MONTHS
----------------------  ----------- --------------  --------------- -----------  ----------- ---------------  ----------
Lockout / Defeasance ..      82       $381,925,362        58.74%        32.3        115.9          115.4          3.6
Lockout / Greater of
 YM or 1%..............      53        184,975,530        28.45         41.3        115.7          113.8          6.2
Lockout / Yield
 Maintenance...........       1          3,482,939         0.54         42.0        114.0          114.0          6.0
Lockout / 1 Year Open .       1         79,836,798        12.28         99.0        111.0          108.0         12.0
                        ----------- --------------  --------------- -----------  ----------- ---------------  ----------
 Total/Weighted Avg. ..     137       $650,220,628       100.00%        43.1        115.2          114.0          5.4
                        =========== ==============  =============== ===========  =========== ===============  ==========

               PREPAYMENT LOCK-OUT/PREPAYMENT PREMIUM ANALYSIS
        PERCENTAGE OF MORTGAGE LOANS BY OUTSTANDING PRINCIPAL BALANCE

                                  AGGREGATE

                       OCT-98    OCT-99   OCT-00    OCT-01   OCT-02    OCT-03   OCT-04    OCT-05    OCT-06   OCT-07
--------------------  -------- --------  -------- --------  -------- --------  -------- --------  --------  --------
Locked Out...........    99.42%    99.42%   84.90%    24.69%    7.98%     7.40%    6.99%     6.57%     6.08%    0.06%
Defeasance...........     0.00%     0.00%   13.51%    68.69%   68.70%    68.87%   69.45%    69.51%    69.70%   66.16%
Greater of YM and 1%.     0.58%     0.58%    1.59%     6.62%   23.32%    23.73%   23.23%    23.91%    24.09%   18.28%
Open.................     0.00%     0.00%    0.00%     0.00%    0.00%     0.00%    0.32%     0.00%     0.12%   15.50%
TOTAL %..............   100.00%   100.00%  100.00%   100.00%  100.00%   100.00%  100.00%   100.00%   100.00%  100.00%
Aggregate Bal........ 1,861.52  1,839.41 1,815.92  1,790.29 1,762.67  1,732.93 1,683.64  1,634.24  1,596.96 1,545.14
--------------------  -------- --------  -------- --------  -------- --------  -------- --------  --------  --------

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                       OCT-08  OCT-09   OCT-10  OCT-11   OCT-12  OCT-13   OCT-14  OCT-15   OCT-16   OCT-17  OCT-18
--------------------  ------- -------  ------- -------  ------- -------  ------- -------  -------  ------- -------
Locked Out...........    0.00%   0.00%    0.00%   0.00%    0.00%   0.00%    0.00%   0.00%    0.00%    0.00%   0.00%
Defeasance...........   71.54%  71.50%   72.97%  73.06%   76.97%  79.67%   80.18%  81.07%   82.61%   85.91%  75.88%
Greater of YM and 1%.   28.46%  28.50%   27.03   26.94%   18.92%  20.33%   19.82%  18.58%   17.39%    3.95%   0.00%
Open.................    0.00%   0.00%    0.00%   0.00%    4.11%   0.00%    0.00%   0.34%    0.00%   10.14%  24.12%
TOTAL %..............  100.00% 100.00%  100.00% 100.00%  100.00% 100.00%  100.00% 100.00%  100.00%  100.00% 100.00%
Aggregate Bal........  137.99  129.37   117.65  107.88    92.57   56.44    46.47   35.73    24.35    12.23    1.52
--------------------  ------- -------  ------- -------  ------- -------  ------- -------  -------  ------- -------

                                   GROUP 1

                       OCT-98    OCT-99   OCT-00    OCT-01   OCT-02    OCT-03   OCT-04    OCT-05    OCT-06   OCT-07
--------------------  -------- --------  -------- --------  -------- --------  -------- --------  --------  -------
Locked Out...........    99.11%    99.11%   76.75%    19.56%    4.79%     4.11%    3.87%     3.14%     2.62%   0.10%
Defeasance...........     0.00%     0.00%   20.79%    74.24%   74.24%    74.48%   75.46%    75.85%    75.89%  74.63%
Greater of YM and 1%.     0.89%     0.89%    2.45%     6.20%   20.97%    21.41%   20.17%    21.01%    21.30%  17.90
Open.................     0.00%     0.00%    0.00%     0.00%    0.00%     0.00%    0.50%     0.00%     0.19%   7.37%
TOTAL %..............   100.00%   100.00%  100.00%   100.00%  100.00%   100.00%  100.00%   100.00%   100.00% 100.00%
Aggregate Bal........ 1,211.30  1,195.86 1,179.44  1,161.55 1,142.29  1,121.55 1,081.85  1,052.78  1,026.62  986.80
--------------------  -------- --------  -------- --------  -------- --------  -------- --------  --------  -------

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                       OCT-08  OCT-09   OCT-10  OCT-11   OCT-12  OCT-13   OCT-14  OCT-15   OCT-16   OCT-17  OCT-18
--------------------  ------- -------  ------- -------  ------- -------  ------- -------  -------  ------- -------
Locked Out...........    0.00%   0.00%    0.00%   0.00%    0.00%   0.00%    0.00%   0.00%    0.00%    0.00%   0.00%
Defeasance...........   71.54%  71.50%   72.97%  73.06%   76.97%  79.67%   80.18%  81.07%   82.61%   85.91%  75.88%
Greater of YM and 1%.   28.46%  28.50%   27.03%  26.94%   18.92%  20.33%   19.82%  18.58%   17.39%    3.95%   0.00%
Open.................    0.00%   0.00%    0.00%   0.00%    4.11%   0.00%    0.00%   0.34%    0.00%   10.14%  24.12%
TOTAL %..............  100.00% 100.00%  100.00% 100.00%  100.00% 100.00%  100.00% 100.00%  100.00%  100.00% 100.00%
Aggregate Bal........  137.99  129.37   117.65  107.88    92.57   56.44    46.47   35.73    24.25    12.23    1.52
--------------------  ------- -------  ------- -------  ------- -------  ------- -------  -------  ------- -------

                                   GROUP 2

                       OCT-98  OCT-99   OCT-00  OCT-01   OCT-02  OCT-03   OCT-04  OCT-05   OCT-06   OCT-07
--------------------  ------- -------  ------- -------  ------- -------  ------- -------  -------  -------
Locked Out...........     100%    100%     100%  34.17%   13.85%  13.45%   12.61%  12.79%   12.32%    0.00%
Defeasance...........    0.00%   0.00%    0.00%  58.44%   58.50%  58.57%   58.65%  58.03%   58.56%   51.19%
Greater of YM and 1%.    0.00%   0.00%    0.00%   7.38%   27.64%  27.98%   28.74%  29.18%   29.12%   18.94%
Open.................    0.00%   0.00%    0.00%   0.00%    0.00%   0.00%    0.00%   0.00%    0.00%   29.86%
TOTAL %..............  100.00% 100.00%  100.00% 100.00%  100.00% 100.00%  100.00% 100.00%  100.00%  100.00%
Aggregate Bal........  650.22  643.55   636.48  628.78   620.38  611.38   601.79  581.46   570.34   558.34
--------------------  ------- -------  ------- -------  ------- -------  ------- -------  -------  -------

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                       OCT-08  OCT-09   OCT-10  OCT-11   OCT-12  OCT-13   OCT-14  OCT-15   OCT-16   OCT-17  OCT-18
--------------------  ------- -------  ------- -------  ------- -------  ------- -------  -------  ------- -------
Locked Out...........    0.00%   0.00%    0.00%   0.00%    0.00%   0.00%    0.00%   0.00%    0.00%    0.00%   0.00%
Defeasance...........    0.00%   0.00%    0.00%   0.00%    0.00%   0.00%    0.00%   0.00%    0.00%    0.00%   0.00%
Greater of YM and 1%.    0.00%   0.00%    0.00%   0.00%    0.00%   0.00%    0.00%   0.00%    0.00%    0.00%   0.00%
Open.................    0.00%   0.00%    0.00%   0.00%    0.00%   0.00%    0.00%   0.00%    0.00%    0.00%   0.00%
TOTAL %..............  100.00% 100.00%  100.00% 100.00%  100.00% 100.00%  100.00% 100.00%  100.00%  100.00% 100.00%
Aggregate Bal........    0.00    0.00     0.00    0.00     0.00    0.00     0.00    0.00     0.00     0.00    0.00
--------------------  ------- -------  ------- -------  ------- -------  ------- -------  -------  ------- -------

                                   ANNEX B
                        REPRESENTATIONS AND WARRANTIES

   Each Responsible Party will represent and warrant as of the date hereinbelow specified or, if no such date is specified, as of the Closing Date, that:

     (i) Except for the Americold Pool Loan, immediately prior to the transfer thereof by the Loan Seller to the Seller (or in the case of the ACLI Loans and the ACMFLP Loans, by ACLI or ACMFLP, as the case may be, to GSMC), the Loan Seller (or ACLI or ACMFLP, as applicable) was the sole owner and holder of, such Mortgage Loan, free and clear of any and all liens, encumbrances and other interests on, in or to such Mortgage Loan (other than, in certain cases, the right of the Master Servicer or a Sub-Servicer to master service or primary service such Mortgage Loan).

     (ii) The Loan Seller (or in the case of the ACLI Loans and the ACMFLP Loans, ACLI or ACMFLP, as the case may be) had full right and authority to sell, assign and transfer such Mortgage Loan to the Seller.

     (iii) The information pertaining to such Mortgage Loan set forth in the Mortgage Loan Schedule was true and correct in all material respects as of the Cut-Off Date.

     (iv) Each Mortgage Loan was not, as of the Cut-Off Date or at any time during the twelve-month period prior thereto, more than 30 days delinquent in respect of any Monthly Payment of principal and/or interest required thereunder, without giving effect to any applicable grace period.

     (v) In reliance upon the title insurance policy (or binding commitment therefor) described in sub-paragraph (vi) below, each Mortgage securing such Mortgage Loan constitutes a valid first lien upon the related Mortgage Property, including, without limitation, all buildings located thereon and all fixtures attached thereto, subject only to (and such Mortgaged Property is free and clear of all encumbrances and liens having priority over the lien of such Mortgage, except for) (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record, (C) the right of tenants (whether under ground leases or space leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases), (D) exceptions and exclusions specifically referred to in the lender's title insurance policy issued or, as evidenced by a "marked-up" commitment, to be issued in respect of such Mortgage Loan and other matters to which like properties are commonly subject, (E) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan, and (F) with respect to 2 Mortgage Loans, representing approximately 0.5% of the Initial Pool Balance, purchase options affecting all or a portion of the Mortgaged Property that are not subordinate to the lien of Mortgages (the exceptions set forth in the foregoing clauses (A), (B), (C), (D), (E), and (with respect to the Mortgage Loans referenced in such clause) (F) collectively, "Permitted Encumbrances"). Such Permitted Encumbrances do not materially interfere with the security intended to be provided by the related Mortgage(s) (or, with respect to each Credit Lease Mortgage Loan, the Credit Lease and Lease Policy), the current use or value of the related Mortgaged Property, or the current ability of such Mortgaged Property to generate net operating income sufficient to service the Mortgage Loan.

     (vi) The lien of each related Mortgage is insured by an ALTA lender's title insurance policy, or its equivalent as adopted in the applicable jurisdiction, issued by a title insurance company qualified to do business in the jurisdiction in which the related Mortgaged Property is located, insuring the originator of the related Mortgage Loan, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the related Mortgage Loan after all advances of principal, subject only to Permitted Encumbrances (or, if a title insurance policy has not yet been issued in respect of any Mortgage Loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance "marked-up" at the closing of such Mortgage Loan). Such title policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and, to the Responsible Party's knowledge as of the Closing

    Date, no material claims have been made thereunder and no claims have been paid thereunder (and the Responsible Party has not received notice of any material claims having been made or paid thereunder). No holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such title policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such title policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer.

     (vii) The Responsible Party has not waived any material default, breach, violation or event of acceleration existing under the related Mortgage or Mortgage Note.

     (viii) There is no valid offset, defense or counterclaim to such Mortgage Loan (or, with respect to each Credit Lease Mortgage Loan, the Credit Lease or Lease Policy).

     (ix) (A) The Responsible Party has not received actual notice that there is any proceeding pending or threatened for the total or partial condemnation of the related Mortgaged Property and (B) as of the date of origination there was no, and as of the Closing Date, the Responsible Party has not received actual notice of, any material damage at the related Mortgaged Property that materially and adversely affects the value of such Mortgaged Property (except in such case where an escrow of funds exists sufficient to effect the necessary repairs and maintenance).

     (x) At origination, such Mortgage Loan complied in all material respects with all requirements of federal, state and local laws, including, without limitation, laws pertaining to usury, relating to the origination of such Mortgage Loan.

     (xi) The proceeds of such Mortgage Loan have been fully disbursed, and there is no requirement for future advances thereunder.

     (xii) The Mortgage Note and Mortgage(s) for such Mortgage Loan (and, with respect to each Credit Lease Mortgage Loan, the Credit Lease and Lease Policy) and all other documents and instruments evidencing, guaranteeing, insuring or otherwise securing such Mortgage Loan are each the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, redemption, fraudulent conveyance, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

     (xiii) Except for 9 Mortgage Loans, representing approximately 2.3% of the Initial Pool Balance, the related Mortgaged Property is insured by a fire and extended perils insurance policy, issued by an insurer meeting the requirements of such Mortgage Loan in an amount not less than the principal amount of the related Mortgaged Loan and an amount sufficient to avoid the operation of any co-insurance provisions with respect to such Mortgaged Property; such policies provide coverage on a full replacement costs basis with no deduction for depreciation. Each Mortgaged Property is also covered (except if such Mortgaged Property is operated as a mobile home park), by business interruption or rental loss insurance in an amount equal to the gross rentals for at least a 12-month period. No such insurance policy provides that it may be canceled, endorsed, altered or reissued to effect a change in coverage unless such insurer shall have first given the mortgagee under such Mortgage Loan thirty days' prior written notice (or less if so required by applicable law), and no notice has been received as of the date hereof; all premiums required to be paid on such policy have been paid; the related Mortgage obligates the borrower to maintain all such insurance and, at the borrower's failure to do so, authorizes the mortgagee under such Mortgage Loan to purchase such insurance at the borrower's cost and expense and to seek reimbursement from such borrower. In addition, all insurance coverage required under the related Mortgage is in full force and effect with respect to the related Mortgaged Property, and if the related Mortgaged Property is located in a federally designated special flood hazard area, the related borrower is required to maintain flood insurance in respect of all portions of the Mortgaged Property located in such area (exclusive of any parking lot or unused or undeveloped portion thereof.)

      (xiv) One or more environmental site assessments (or an update of a previously conducted assessment) were performed with respect to the related Mortgaged Property (in no such case more than 18 months prior to the Cut-off Date) by an experienced professional in the industry, and either (x) no such Environmental Report reveals any known circumstances or conditions with respect to the related Mortgaged Property that rendered such Mortgaged Property, at the date of such Environmental Report, in violation of any applicable environmental laws or (y) if any such Environmental Report does reveal any such circumstances or conditions with respect to the related Mortgaged Property, then either (i) the same have been remediated in all material respects, or (ii) sufficient funds have been escrowed for purposes of effecting such remediation, or (iii) except for 1 Mortgage Loan, representing approximately 0.1% of the Initial Pool Balance as to which the borrower has not yet completed the required actions, the related borrower or other responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been recommended by the Environmental Report or required by the applicable governmental regulatory authority (including implementation of an operations and maintenance agreement). The Responsible Party, having made no independent inquiry other than reviewing the resulting report(s) and/or employing an environmental consultant to perform the assessment(s) referenced herein, has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in the related report(s). Each Mortgage requires the related borrower to comply, and to cause the related Mortgaged Property to be in compliance, with all applicable federal, state and local environmental laws and regulations.

     (xv) Except as indicated on the Mortgage Loan Schedule, such Mortgage Loan is not cross-collateralized with other Mortgage Loans in the Mortgage Pool. Except for the Americold Pool Loan and the AIMCO Multifamily Loan, such Mortgage Loan is not cross-collateralized with a mortgage loan outside the Mortgage Pool.

     (xvi) The terms of the Mortgage Note and Mortgage(s) for such Mortgage Loan (and, with respect to each Credit Lease Mortgage Loan, the Credit Lease and Lease Policy) have not been impaired, waived, altered or modified in any material respect, except for assumptions and modifications made in accordance with the terms of such Mortgage Note and Mortgage(s) and documentation regarding which modification is in the Mortgage File (or, with respect to any Credit Lease Mortgage Loan, as described in any related tenant estoppel).

     (xvii) There are no delinquent taxes, ground rents, water charges, sewer rents, or other similar outstanding charges affecting the related Mortgaged Property that are not otherwise covered by an escrow of funds sufficient to pay such charges.

     (xviii) The interest of the borrower in the related Mortgaged Property consists of a fee simple interest in real property or the lessee's interest under a ground lease of real property and such other property as set forth in the related Mortgage Loan documents.

     (xix) Except for the Americold Pool Loan, and 2 Mortgage Loans, representing 8.4% of the Initial Pool Balance, such Mortgage Loan is a whole loan and not a participation interest.

     (xx) The assignment of the related Mortgage to the Trustee constitutes the legal, valid and binding assignment of such Mortgage from the relevant assignor to the Trustee, and the assignment of the related Assignment of Leases, if any, or of any other agreement executed in connection with such Mortgage Loan to the Trustee constitutes the legal, valid and binding assignment thereof from the relevant assignor to the Trustee.

     (xxi) All escrow deposits (including capital improvements and environmental remediation reserves) relating to such Mortgage Loan that were required to be delivered to the mortgagee under the terms of the related loan documents, have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession, or under the control of the Responsible Party or its agents (which shall include the Master Servicer).

     (xxii) As of the date of origination of such Mortgage Loan the related Mortgaged Property was free and clear of any mechanics' and materialmen's liens or liens in the nature thereof which create a lien prior to that created by the related Mortgage(s), unless insured against under the related title policy.

      (xxiii) Except for 2 Mortgage Loans, representing approximately 0.3% of the Initial Pool Balance, unless insured against under the related title policy, no improvement that was included for the purpose of determining the appraised value of such Mortgaged Property at the time of origination of such Mortgage Loan lies outside the boundaries and building restriction lines of such property to any material extent; no improvements on adjoining properties materially encroach upon such Mortgaged Property to any material extent; and, except for [10] Mortgage Loans, representing approximately 2.0% of the Initial Pool Balance, no improvement located on or forming part of such Mortgaged Property is in material violation of any applicable zoning laws or ordinances (except to the extent that they may constitute legal non-conforming uses or structures, in which case the Responsible Party is in possession of written assurances from the applicable municipality received by itself or the originator of such Mortgage Loan to the effect that, or it is the reasonable, good faith judgment of the Responsible Party that, either: (A) such Mortgaged Property may be rebuilt and constitute adequate security for the Mortgage Loan; (B) the probability of such Mortgaged Property being damaged to the extent that it could not be rebuilt to its current state is remote; or (C) such Mortgaged Property is adequately covered by "law or ordinance" insurance).

     (xxiv) To the extent required under applicable law as of the Closing Date and necessary for the enforceability or collectability of the Mortgage Loan, the originator of such Mortgage Loan was authorized to do business in the jurisdiction in which the related Mortgaged Property is located at all times when it held the Mortgage Loan.

     (xxv) Such Mortgage Loan does not contain any equity participation by the lender, provide for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provide for the negative amortization of interest, except that, in the case of a Hyper-Amortization Loan, such Mortgage Loan provides that during the period commencing on the Anticipated Repayment Date and continuing until such Mortgage Loan is paid in full, (i) additional interest shall accrue and be added to the principal balance of such Mortgage Loan and shall be payable only after the outstanding principal of such Mortgage Loan is paid in full, and (ii) a portion of the cash flow generated by such Mortgaged Property will be applied each month to the principal balance thereof in addition to the principal portion of the related Monthly Payment.

     (xxvi) No holder of such Mortgage Loan has, to the Responsible Party's knowledge, advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property (or other than, with respect to a Credit Lease Mortgage Loan, amounts paid by the tenant as specifically provided under the related Credit Lease), directly or indirectly, for the payment of any amount required by the Mortgage Loan, except for interest accruing from the date of origination of such Mortgage Loan or the date of disbursement of the Mortgage Loan proceeds, whichever is later, to the date which preceded by 30 days the first Due Date under the related Mortgage Note.

     (xxvii) To the Responsible Party's knowledge based upon due diligence customary in the industry, as of the date of origination of such Mortgage Loan, (A) except for the EPT Pool Loan and 4 Mortgage Loans, representing approximately 6.0% of the Initial Pool Balance, in the case of each Mortgage Loan, the related borrower was in possession of all material licenses, permits and authorizations required by applicable laws for the ownership of the related Mortgaged Property, (B), except for 1 Mortgage Loan, representing approximately 0.1% of the Initial Pool Balance, in the case of each Mortgage Loan secured by a hotel or health care facility, the related borrower or operator, as applicable, was in possession of all material licenses, permits and authorizations required by applicable laws for the operation of the related Mortgaged Property as it was then operated, and (C) all such licenses, permits and authorizations were valid and in full force and effect.

     (xxviii) The related Mortgage(s) or Mortgage Note (and, with respect to each Credit Lease Mortgage Loan, the Credit Lease and Lease Policy), together with applicable state law, contain customary and enforceable provisions (subject to the exceptions set forth in sub-paragraphs (v) and (xii) above) such as to render the rights and remedies of the holders thereof (and with respect to each Credit Lease, the lessor) adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

      (xxix) Such Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

     (xxx) No fraud with respect to such Mortgage Loan has taken place on the part of the Responsible Party in connection with the origination of such Mortgage Loan.

     (xxxi) The origination, servicing and collection practices used with respect to such Mortgage Loan have been in all material respects legal and have met generally accepted servicing standards for similar commercial and multifamily mortgage loans.

     (xxxii) Any related Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage) creates in favor of the holder, a valid, perfected and enforceable lien of the same priority as the related Mortgage, in the property and rights described therein; provided that the enforceability of such lien is subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the enforcement of creditors' rights generally, and by the application of the rules of equity. The Responsible Party has the full right to assign to the Trustee such Assignment of Leases and the lien created thereby as described in the immediately preceding sentence. Except for the Americold Pool Loan, no Person other than the borrower owns any interest in any payments due under the related leases. The related Mortgage or such Assignment of Leases provides for the appointment of a receiver for rents or allows the mortgagee to enter into possession to collect rent or provides for rents to be paid directly to the mortgagee in the event of a default.

     (xxxiii) If the related Mortgaged Property securing such Mortgage Loan is encumbered by secured subordinated debt, then, except for 1 Mortgage Loan, representing approximately 0.1% of the Initial Pool Balance, (A) the subordinate debt constitutes a "cash flow" mortgage loan (that is, payments are required to be made thereon only to the extent that certain net cash flow from the related Mortgaged Property (calculated in accordance with the related loan documents) is sufficient after payments on such Mortgage Loan have been made and certain expenses have been paid) and (B) the holder of the subordinate debt has agreed not to foreclose on the related Mortgaged Property so long as such Mortgage Loan is outstanding and the Special Servicer on behalf of the Trust is not pursuing a foreclosure action.

     (xxxiv) The Mortgage contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without the prior written consent of the holder of the Mortgage, the property subject to the Mortgage, or any interest therein, is directly or indirectly transferred or sold, subject to those exceptions set forth in the related Mortgage Loan which are consistent with prudent lending standards. Such Mortgage Loan does not permit the related Mortgaged Property to be encumbered subsequent to the Closing Date by any lien junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof.

     (xxxv) Each Mortgage and/or Mortgage Note provides that the related borrower shall be fully and personally liable for all liabilities, costs, losses, damages, expenses or claims suffered or incurred by the mortgagee by reason of or in connection with and only to the extent of any material fraud, intentional and material misrepresentation by the related borrower in connection with such Mortgage Loan or violations of applicable environmental laws by the borrower.

     (xxxvi) The related borrower is not, to the Responsible Party's best knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

     (xxxvii) If such Mortgage Loan is secured by the interest of the related borrower under a Ground Lease, then, such Ground Lease is in full force and effect and, to the Responsible Party's actual knowledge, no material default exists under such Ground Lease, nor, to the Responsible Party's actual knowledge is there any existing condition, which, but for the passage of time or the giving of notice would result in a default under the Ground Lease.

     (xxxviii) Except with respect to 1 Mortgage Loan, representing approximately 1.0% of the Initial Pool Balance, the Responsible Party has no actual knowledge of any pending litigation or other legal proceedings involving the related borrower or the related Mortgaged Property that can reasonably be expected to materially interfere with the security intended to be provided by the related Mortgage, the current use of the related Mortgaged Property, or the current ability of the Mortgaged Property to generate net operating income sufficient to service the Mortgage Loan.

     (xxxix) Except in cases where the related Mortgage Note or the related Mortgage provide for (A) a release of a portion of the related Mortgaged Property, which portion was not considered material for purposes of underwriting the Mortgage Loan, (B) a release of a portion of the related Mortgaged Property conditioned upon the satisfaction of certain underwriting and legal requirements and/or the payment of a release price, or (C) a defeasance effected in accordance with the Mortgage Loan documents, neither the related Mortgage Note nor the related Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property from the lien of the related Mortgage except upon payment in full of all amounts due under the related Mortgage Loan.

     (xl) With respect to any Mortgage Loan that is a Defeasance Loan, the related Mortgage Note or the Mortgage provides that (A) the Defeasance Option is not exercisable prior to a date that is at least two years following the Closing Date, (B) the borrower will not be liable for any shortfalls from the Defeasance Loan except to the extent so liable prior to defeasance, and (C) counsel must provide an opinion that the trustee will have a perfect security interest in such collateral prior to any other claim or interest, and, further, contains no provision that would result in a new borrower on the Defeasance Loan without the consent of the related mortgagee (unless such new borrower is acquiring the Mortgaged Property that was the initial security for the Defeasance Loan).

     (xli) If the Mortgage in respect of any Mortgage Loan is a deed of trust,
    (A) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (B) except in connection with a trustee's sale after default by the related borrower, no fees or expenses are payable to such trustee by the Responsible Party or any subsequent mortgagee.

     (xlii) The related Mortgage Note is not secured by any collateral that is not included in the Trust Fund.

     (xliii) If such Mortgage Loan is secured by the interest of the related borrower as a lessee under a Ground Lease covering all or any material portion of the related Mortgaged Property, but not by the related fee interest in such Mortgaged Property or portion thereof:

            (A) Except for 2 Mortgage Loans, representing approximately 0.9% of the Initial Pool Balance, either (1) the related ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the Mortgage Loan or (2) the related ground lessor has granted the holder of the Mortgage Loan the right to cure any default or breach by the ground lessee (including time to gain possession of the property). Upon the foreclosure of such Mortgage Loan (or acceptance of a deed in lieu thereof), the related Ground Lease is assignable to the mortgagee under such Mortgage Loan and its assigns without the consent of the ground lessor thereunder (or such consent, if required, cannot be unreasonably withheld);

            (B) Such Ground Lease or a memorandum thereof has been or will be duly recorded, such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the terms of such Ground Lease since its recordation, with the exception of written instruments which are a part of the related Mortgage File;

            (C) Such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related fee interest and Permitted Encumbrances, and such Ground Lease is prior to any mortgage or other lien upon the related fee interest and does not provide by its terms that it shall be subordinate to any other lien;

            (D) Except for the Americold Pool Loan and 1 Mortgage Loan representing approximately 8.7% of the Initial Pool Balance, such Ground Lease requires the lessor thereunder to give notice of any default by the lessee to the mortgagee under such Mortgage Loan (provided that such mortgagee has provided the lessor with notice of its lien in accordance with the provisions of such Ground Lease), and such Ground Lease, or an estoppel letter received by such mortgagee from the lessor, further provides that no notice of termination given under such Ground Lease is effective against the mortgagee unless a copy has been delivered to such mortgagee in the manner described in such Ground Lease;

            (E) Except for the Americold Pool Loan and the EPT Pool Loan and 1 Mortgage Loan representing approximately 14.3% of the Initial Pool Balance, such Ground Lease requires the lessor to enter into a new lease with the mortgagee under such Mortgage Loan upon termination of such Ground Lease for any reason, including rejection of such Ground Lease in a bankruptcy proceeding;

            (F) Except for the Americold Pool Loan and 2 Mortgage Loans representing approximately 8.8% of the Initial Pool Balance, under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds (other than in respect of a total or substantially total loss or taking) will be applied either (1) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hood and disburse such proceeds would not be viewed as a commercially unreasonable by a prudent commercial mortgage lender), or (2) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon;

            (G) Except for the EPT Pool Loan and 3 Mortgage Loans representing approximately 7.2% of the Initial Pool Balance, such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender and the lessor thereunder is not permitted to disturb the possession, interest or quiet enjoyment or any sub-tenants of the lessee in the relevant portion of the Mortgaged Properties subject to such Ground Lease for any reason (other than default under the Ground Lease), or in any manner, which would materially adversely affect the security provided by the related Mortgage;

            (H) Except for the Americold Pool Loan, such Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, at the borrower's option, and will be enforceable, by the mortgagee if it takes possession of such leasehold interest) that extends not less than 10 years beyond the stated maturity of the related Mortgage Loan; and

            (I) Except for 2 Mortgage Loans, representing approximately 1.0% of the Initial Pool Balance, the lessor under such Ground Lease has agreed in such Ground Lease (or in another writing included in the related Mortgage File) that such Ground Lease may not be amended, modified, canceled or terminated in a material manner without the prior written consent of the Mortgagee.

     (xliv) Neither the related Mortgage Note nor the related Mortgage contain provisions limiting the right or ability of the Responsible Party to assign, transfer and convey such documents.

     (xlv) In addition, with respect to each Credit Lease Mortgage Loan:

            (A) Each Lease Policy is assignable by the Representing Party and will inure to the benefit of the Purchaser and its successors and assigns without the consent of or notice to the issuer thereof. Any subleases entered into by the Tenant will be subject and subordinate to the Credit Lease and will not relieve the Tenant of its obligations under the Credit Lease.

            (B) To the best of the Representing Party's knowledge (i) each Credit Lease is in full force and effect, and no default by the borrower or the Tenant has occurred under such Credit Lease, and (ii) there is no existing condition which, but for the passage of time or the giving of notice, or both, would result in a default under the terms of such Credit Lease.

            (C) Except for 2 Mortgage Loans, representing approximately 0.2% of the Initial Pool Balance, the payments of Basic Rent under the Credit Lease are equal to or greater than the payments due under the Mortgage Loan documents (except if the Credit Lease Mortgage Loan provides for a balloon payment, in which case a Lease Policy is in effect), and are payable without notice or demand, and without setoff, counterclaim, recoupment, abatement, reduction or defense.

            (D) The obligations of each tenant under a Credit Lease (a "Tenant"), including, but not limited to, the obligation of the Tenant to pay fixed and additional rent, are not affected by reason of any prohibition, limitation, interruption, cessation, restriction, prevention or interference of the Tenant's use, occupancy or enjoyment of the Mortgaged Property, other than by reason of damage to or destruction of any portion of the Mortgaged Property, any taking of the Mortgaged Property or any part thereof by condemnation or otherwise to the extent that such Mortgaged Property is covered by an insurance policy issued by Chubb Custom Insurance which, by its terms, would cover the payment of any such obligations of the Tenant under such circumstances.

            (E) Except for 1 Mortgage Loan, representing approximately 0.1% of the Initial Pool Balance, the related borrower does not have any material monetary obligations under the Credit Lease.

            (F) Except for 6 Mortgage Loans, representing approximately 0.4% of the Initial Pool Balance, every obligation associated with managing, owning, developing and operating the Mortgaged Property, including, but not limited to, the costs associated with utilities, taxes, insurance, capital and structural improvements, maintenance and repairs is an obligation of the Tenant.

            (G) Except for 3 Mortgage Loans, representing approximately 0.2% of the Initial Pool Balance, the related borrower does not have any nonmonetary obligations under the Credit Lease, the breach of which would result in the abatement of rent, a right of setoff or termination of the Credit Lease.

            (H) Except for 1 Mortgage Loan, representing approximately 0.1% of the Initial Pool Balance, the related Tenant cannot terminate the Credit Lease for any reason (except for a default by the related borrower under the Credit Lease) prior to the payment in full of: (A) the outstanding principal balance of the Credit Lease Mortgage Loan; (B) all accrued and unpaid interest on the Credit Lease Mortgage Loan; and
                 (C) any other sums due and payable under the Credit Lease Mortgage Loan, as of the termination date, which date is a rent payment date; provided, however, that the related Tenant can terminate the Credit Lease by reason of damage to or destruction of any portion of the Mortgaged Property, any taking of the Mortgaged Property or any part thereof by condemnation or otherwise to the extent that such Mortgaged Property is covered by an insurance policy issued by Chubb Custom Insurance which, by its terms, would cover the payment of any of the Tenant's remaining obligations, including the payment of rent, under such circumstances.

            (I) In the event the related Tenant assigns or sublets the Mortgaged Property, the Tenant remains primarily obligated under the Credit Lease.

            (J) The Tenant has agreed to indemnify the related borrower from any claims of any nature relating to the Credit Lease and the Mortgaged Property arising from any act done or omission or negligence by the Tenant, except to the extent that such claims arise from the negligence or tortious act or omission of the borrower.

            (K) The Tenant has agreed to indemnify the related borrower from any claims of any nature arising as a result of any environmental problem affecting the Mortgaged Property caused by the Tenant.

            (L) Except for 2 Mortgage Loans, representing approximately 0.1% of the Initial Pool Balance, any obligation or liability imposed by any easement or reciprocal easement agreement is an obligation of the Tenant, and is without recourse or liability to the related borrower.

            (M) The Tenant is obligated to make payments directly to the Mortgagee, which payments are made into a lockbox account over which the related borrower has no withdrawal or transfer rights.

            (N) The terms of the related Mortgage Loan documents prohibit material modifications of the terms of the Credit Lease without the consent of the related mortgagee.

            (O) The mortgagee is entitled to notice of any event of default from the Tenant under the Credit Lease which would give the Tenant the right to cancel or terminate such Credit Lease and the Representing Party shall have the opportunity to cure any such default.

            (P) Each Credit Lease that is guaranteed is guaranteed by a guarantor (a "Guarantor") pursuant to a guaranty (a "Guaranty"). Each Guaranty represents by its terms the unconditional obligation of the Guarantor, without any right of offset, counterclaim or defense, and is a guarantee of payment, not merely collection. The rejection of the Credit Lease in a bankruptcy or insolvency of the Tenant shall not affect the Guarantor's obligations under the Guaranty and the Guarantor shall be obligated to pay the Tenant's obligations, subject to limitation as to amount in the event of the Guarantor's bankruptcy, under the Credit Lease notwithstanding such rejection. The Guaranty is binding on the Guarantor, its successors and assigns and may not be amended or released without the mortgagee's consent.

            (Q) The Credit Lease Assignment creates a valid first priority security interest in favor of the Seller in rights including the right to Basic Rent and, to the extent payable under each Credit Lease, additional rent due under the related Credit Lease, subject only to license granted to the borrower to exercise certain rights and to perform certain obligations of the lessor under the Credit Lease, including the right to operate the related Mortgaged Property, and no Person other than the borrower owns any interest in any payments due under such Credit Lease.

            (R) The Tenant has delivered an estoppel letter with respect to the Credit Lease.

            (S) The Mortgaged Property is not subject to any lease other than the Credit Lease, no person has any possessory interest in, or right to occupy the property except under and pursuant to the Credit Lease and the Tenant under the Credit Lease is in occupancy of the Mortgaged Property and the Mortgaged Property is not under construction or substantial rehabilitation.

     (xlvi) Except for 1 Mortgage Loan, representing approximately 0.1% of the Initial Pool Balance, as to which the related borrower has not completed a required environmental operations and maintenance plan, there is no material default, breach, violation or event of acceleration under the Mortgage Note, Mortgage or Assignment of Leases and to the actual knowledge of the Responsible Party, no event which, with the passage of time or the giving of notice, or both, would constitute a material default or event of acceleration, nor has the Responsible Party waived any such default; no foreclosure action or other form of enforcement is or has been threatened or commenced with respect to any Mortgage.

     (xlvii) The Responsible Party has inspected or caused to be inspected each related Mortgaged Property within the last 18 months.

      (xlviii) Except for 10 Mortgage Loans, representing approximately 2.1% of the Initial Pool Balance, each Mortgaged Property constitutes one or more complete separate tax lots (or will constitute separate tax lots when the next tax maps are issued).

     (xlix) With respect to any Mortgage which is secured by a senior housing, nursing home, or other healthcare-related facility ("Healthcare Facility") to the best of the Responsible Party's knowledge and:

            (A) Based upon representations by the borrower and each Healthcare Facility operator or manager (each an "Healthcare Operator"), each borrower and each Healthcare Facility complies with all applicable federal, state, commonwealth and local laws, regulations, quality and safety standards, accreditation standards and requirements of the applicable state or commonwealth Department of Health ( "DOH") or any similar regulatory agency and all other federal, state, commonwealth or local governmental authorities having jurisdiction over such Healthcare Facility.

            (B) Based on representations by the borrower and each Healthcare Operator and, where applicable, certificates of government officials, all governmental licenses, permits, regulatory agreements or other approvals or agreements necessary for the use and operation of each Healthcare Facility as intended are held by the applicable borrower or Healthcare Operator and are in full force and effect, including, without limitation, a valid certificate of need ("CON") or similar certificate, license, or approval issued by the DOH for the requisite number of beds, and approved provider status in any approved provider payment program (collectively, the "Licenses").

            (C) Based upon representations and covenants in the related Mortgage and, where applicable, certificates of government officials, the Licenses, including, without limitation, the
                 CON:

                 (1) May not be, without the consent of the mortgagee, and
                     have not been, transferred to any location other than the Healthcare Facility;

                 (2) Have not been pledged as collateral security for any
                     loan or indebtedness other than the Mortgage; and

                 (3) Are held free from restrictions or known conflicts which would materially impair the use or operation of the Healthcare Facility as intended, and are not provisional, probationary or restricted in any way.

            (D) Except for 1 Mortgage Loan, representing approximately 0.9% of the Initial Pool Balance, so long as the Mortgage remains outstanding, no borrower or Healthcare Operator is permitted pursuant to the terms of the Mortgage without the consent of the holder of the Mortgage to:

                 (1) rescind, withdraw, revoke, amend, modify, supplement, or otherwise alter the nature, tenor or scope of the Licenses for any Healthcare Facility (other than the addition of services or other matters expanding or improving the scope of such License);

                 (2) amend or otherwise change any Healthcare Facility's
                     authorized bed capacity and/or the number of beds approved by the DOH; or

                 (3) replace or transfer all or any part of any Healthcare
                     Facility's beds to another site or location.

            (E) Based upon representations and covenants in the related Mortgage, each Healthcare Facility is in compliance with all requirements for participation in Medicare and Medicaid, including, without limitation, the Medicare and Medicaid Patient Protection Act of 1987; each Healthcare Facility is in conformance in all material respects with all insurance, reimbursement and cost reporting requirements, and, if required, has a current provider agreement which is in full force and effect under Medicare and/or Medicaid.

            (F) Based on representations by the borrower, there is no threatened or pending revocation, suspension, termination, probation, restriction, limitation, or nonrenewal affecting any borrower or Healthcare Facility or any participation or provider agreement with any third-party payor, including Medicare, Medicaid, Blue Cross and/or Blue Shield, and any other private commercial insurance managed care and employee assistance program (the "Third-Party Payors' Programs") to which any borrower presently is subject.

            (G) Based on representations by each borrower in the related Mortgage, no borrower, Healthcare Operator or Healthcare Facility is currently the subject of any proceeding by any governmental agency, and no notice of any violation has been received from a governmental agency that would, directly or indirectly, or with the passage of time:

                 (1) Have a material adverse impact on any borrower's ability to accept and/or retain patients or result in the imposition of a fine, a sanction, a lower rate certification or a lower reimbursement rate for services rendered to eligible patients;

                 (2) Modify, limit or annul or result in the transfer,
                     suspension, revocation or imposition of probationary use of any borrower's Licenses; or

                 (3) Affect any borrower's continued participation in the
                     Medicaid or Medicare programs or any other of the Third-Party Payors' Programs, or any successor programs thereto, at current rate certifications.

            (H) Based upon representations and covenants in the Mortgage and, where available, certificates of government officials, each Healthcare Facility and the use thereof complies in all material respects with all applicable local, state and federal building codes, fire codes, healthcare, nursing facility and other similar regulatory requirements (the "Physical Plant Standards") and no material waivers of Physical Plant Standards exist at any of the Healthcare Facilities.

            (I) Based upon representations by each borrower and/or in the related Mortgage and, where available, certificates of government officials, no Healthcare Facility has received a "Substandard Quality of Care" (or equivalent) violation, and no statement of charges or material deficiencies has been made or penalty enforcement action has been undertaken against any Healthcare Facility, Healthcare Operator or borrower, or against any officer, director or stockholder of any Healthcare Operator or borrower by any governmental agency that is currently pending or, to the Representing Party's knowledge received during the last three calendar years, and to the Representing Party's knowledge, there have been no violations over the past three years which have materially threatened any Healthcare Facility's, any Healthcare Operator's or any borrower's certification for participation in Medicare or Medicaid or the other Third-Party Payors' Programs.

            (J) Based on representations by each borrower in the related Mortgage, there are no current, pending or outstanding Medicaid, Medicare or Third-Party Payors' Programs reimbursement audits or appeals pending at any of the Healthcare Facilities concerning allegations of fraud or that might have a material adverse effect on the operations of the Healthcare Facility.

            (K) Except for 1 Mortgage Loan, representing approximately 0.4% of the Initial Pool Balance, based on representations by each borrower in the related Mortgage, there are no current or pending Medicaid, Medicare or Third-Party Payors' Programs recoupment efforts at any of the Healthcare Facilities that might have a material adverse effect on the operations of the Healthcare Facility.

            (L) Except for 2 Mortgage Loans, representing approximately 1.7% of the Initial Pool Balance, based on representations by each borrower in the related Mortgage, no borrower has pledged its receivables as collateral security for any loan or indebtedness other than the related Mortgage which is not subject to a subordination agreement in connection with the Mortgage Loan.

            (M) Based on representations by each borrower in the related Mortgage, there are no patient or resident care agreements with patients or residents or with any other persons which deviate in any material adverse respect from the standard form customarily used at the Healthcare Facilities.

            (N) Except for 1 Mortgage Loan, representing approximately 0.9% of the Initial Pool Balance, if applicable, the borrower has represented in the related Mortgage that all patient or resident records at each Healthcare Facility, including patient or resident trust fund accounts, if any, are true and correct in all material respects.

            (O) If applicable, the borrower has represented in the related Mortgage that any existing agreement relating to the management or operation of any Healthcare Facility with respect to any Healthcare Facility is in full force and effect and is not in default by any party thereto.

            (P) The terms of each Mortgage require that the Healthcare Facility, Healthcare Operator or borrower shall take no action which will result in a reduction, suspension, recoupment of elimination of reimbursement for services from any Medicare, Medicaid or third party payor program.

   The following terms have the following definitions for purposes of the above representations and warranties:

   "Assignment of Leases" means, with respect to any Mortgage Loan, an assignment to the mortgagee of all of the borrower's rights to receive rental payments from the related tenant pursuant to the related lease, which assignment may be contained in the related Mortgage or in one or more separate documents duly executed by the borrower in connection with the Mortgage Loan. In the case of any Mortgage Loan secured by more than one Mortgaged Property, the term "Assignment of Leases" shall refer to each Assignment of Leases relating to each such Mortgaged Property and such Mortgage Loan.

   "Basic Rent" means, with respect to any Credit Lease, a portion (which may be 100%) of the rent payable thereunder which is identified in the documents in the related Mortgage File as "basic rent" or "base rent", which is an amount sufficient to pay all principal on the related Credit Lease Mortgage Loan, plus interest thereon at the applicable mortgage interest rate, and to fund related reserves in the amount required to be funded under the documents in the related Mortgage File.

   "Credit Lease" means, with respect to any Mortgage Loan, any net lease obligation entered into with respect to the related Mortgaged Property.

   "Credit Lease Assignment" means, with respect to any Mortgaged Property, any Credit Lease assignment or similar agreement executed by the mortgagor, as assignor thereunder, assigning to the Loan Seller, as assignee thereunder, all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered by the Mortgagor, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

   "Credit Lease Mortgage Loan" means a Mortgage Loan whose related Mortgage Property is subject to a Credit Lease.

   "Lease Policy" means a non-cancelable insurance policy obtained to cover certain lease termination and rent abatement events arising out of a condemnation of a Mortgaged Property subject to a Credit Lease.

   "Mortgage File" means, with respect to each Mortgage Loan, the mortgage loan documents and any other documents relating to such Mortgage Loan, in each case to the extent they are delivered to the Custodian.

   "Mortgage Loan Schedule" means a schedule of Mortgage Loans delivered to the Custodian.

   "Person" means any individual, partnership, corporation, limited liability company, joint venture, trust or other entity.

ABN AMRO
LASALLE NATIONAL BANK

Administrator:
Carissa Pogue (800) 246-5761
135 S. Lasalle Street Suite 1740
Chicago, Il 60603

                     GS MORTGAGE SECURITIES CORPORATION II
    GMAC COMMERCIAL MORTGAGE CORP., AS MASTER SERVICER AND SPECIAL SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-C1

Statement Date:
Payment Date:
Prior Payment:
Record Date:

WAC:
WAMM:


                                                                Number of Pages
                                                                ---------------

Table of Contents


TOTAL PAGES INCLUDED IN THIS PACKAGE


Specially Serviced Loan Detail              Appendix A
Modified Loan Detail                        Appendix B
Realized Loss Detail                        Appendix C

INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES

LaSalle Web Site                           www.Inbabs.com

LaSalle Bulletin Board                     (714) 282-3990
LaSalle ASAP Fax System                    (312) 904-2200

ASAP #:
Monthly Data File Name:

ABN AMRO
LASALLE NATIONAL BANK

Administrator:
Carissa Pogue (800) 246-5761
135 S. Lasalle Street Suite 1740
Chicago, Il 60603

                     GS MORTGAGE SECURITIES CORPORATION II
    GMAC COMMERCIAL MORTGAGE CORP., AS MASTER SERVICER AND SPECIAL SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-C1

Statement Date:
Payment Date:
Prior Payment:
Record Date:

WAC:
WAMM:

          ORIGINAL       OPENING      PRINCIPAL     PRINCIPAL       NEGATIVE     CLOSING     INTEREST      INTEREST    PASS-THROUGH
CLASS   FACE VALUE(1)    BALANCE       PAYMENT     ADJ. OR LOSS   AMORTIZATION   BALANCE      PAYMENT     ADJUSTMENT     RATE(2)
CUSIP    PER $1,000     PER $1,000   PER $1,000    PER $1,000      PER $1,000   PER $1,000  PER $1,000    PER $1,000   NEXT RATE(3)
-----    ---------      ----------   -----------   ----------      ----------   ----------  ----------    ----------  -------------











-----    ---------      ----------   -----------   ----------      ----------   ----------  ----------    ----------  -------------
           0.00           0.00          0.00         0.00            0.00          0.00         0.00        0.00            0.00
           ====           ====          ====         ====            ====          ====         ====        ====            ====
                                                                                 TOTAL P&I PAYMENT          0.00
                                                                                                            ====


Notes: (1) N denotes notional balance not included in total (2) Interest
        Paid minus Interest Adjustment minus Deferred Interest equals Accrual
        (3) Estimated

ABN AMRO
LASALLE NATIONAL BANK

Administrator:
Carissa Pogue (800) 246-5761
135 S. Lasalle Street Suite 1625
Chicago, Il 60674-4107

                     GS MORTGAGE SECURITIES CORPORATION II
    GMAC COMMERCIAL MORTGAGE CORP., AS MASTER SERVICER AND SPECIAL SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-C1

Statement Date:
Payment Date:
Prior Payment:
Record Date:

WAC:
WAMM:

                           OTHER RELATED INFORMATION

                          SERVICER / POOL INFORMATION

BEGINNING   SCHEDULED        UNSCHEDULED      REALIZED      ENDING       SCHEDULED       PREPAYMENT INTEREST
BALANCE      PRINCIPAL        PRINCIPAL        LOSSES      BALANCE       INTEREST     SHORTFALL          EXCESS
-------      ---------        ---------        ------      -------       --------     ---------          ------


             BEGINNING         ENDING           GROSS          W/AVG MONTHS      PREPAYMENT       DISPOSITION
            LOAN COUNT        LOAN COUNT     SERVICING FEES    TO MATURITY       PENALTIES              FEES
            ----------        ----------     --------------    -----------       ---------              ----





                                                            CURRENT           CUMULATIVE
                                                           UNPAID                UNPAID
             CLASS                                         INTEREST             INTEREST
             -----                                         --------             --------










             TOTAL
             -----


ABN AMRO
LaSalle National Bank

Administrator:
 Carissa Pogue (800) 246-5761
 135 S. LaSalle Street Suite 1625
 Chicago, IL 60674-4107

                     GS MORTGAGE SECURITIES CORPORATION II
    GMAC COMMERCIAL MORTGAGE CORP., AS MASTER SERVICER AND SPECIAL SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-C1


Statement Date:
Payment Date:
Prior Payment:
Record Date:

                          OTHER RELATED INFORMATION

                                                            BEGINNING    CURRENT                   ENDING
                  P&I ADVANCES MADE BY:                   UNREIMBURSED    PERIOD   REIMBURSED   UNREIMBURSED
                  ---------------------                   ------------    ------   ----------   ------------
    Servicer
    Trustee
    Fiscal Agent
     Total P&I Advances

    SUMMARY OF EXPENSES:
      Current Period Servicing Fees
      Current Period Trustee Fees
      Current Period Special Servicing Fees
      Principal Recovery Fees
      Other Servicing Compensation--Interest on Advances
      Total
      Net Aggregate PPIS Allocable to the Bonds
      Trust Fund Expenses
      Current Realized Losses on Mortgage Loans
      Cumulative Realized Losses on Mortgage Loans

ABN AMRO
LaSalle National Bank


Administrator:
 Carissa Pogue (800) 246-5761
 135 S. LaSalle Street Suite 1625
 Chicago, IL 60674-4107

                     GS MORTGAGE SECURITIES CORPORATION II
    GMAC COMMERCIAL MORTGAGE CORP., AS MASTER SERVICER AND SPECIAL SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-C1

Statement Date:
Payment Date:
Prior Payment:
Record Date:

                           OTHER RELATED INFORMATION

    REO PROPERTY SOLD OF DISPOSED OF DURING THE RELATED
                     COLLECTION PERIOD
                                                 PORTION         FINAL
            REALIZED                           INCLUDED IN     RECOVERY
  LOAN        LOSS         SALE       OTHER     AVAILABLE    DETERMINATION
 NUMBER   ATTRIBUTABLE   PROCEEDS   PROCEEDS      FUNDS          DATE
-------- -------------- ---------- ---------- ------------- --------------
1
2
3
 Totals


REO PROPERTY INCLUDED
     IN THE TRUST
               MOST       AGGREGATE     AGGREGATE       PORTION
              RECENT        AMOUNT        AMOUNT      INCLUDED IN
  LOAN      APPRAISAL       OF NET       OF OTHER      AVAILABLE
 NUMBER     VALUATION       INCOME       REVENUES        FUNDS
--------   -----------   -----------   -----------   ------------
1
2
3
 Totals

ABN AMRO
LaSalle National Bank

Administrator:
 Carissa Pogue (800) 246-5761
 135 S. LaSalle Street Suite 1625
 Chicago, IL 60674-4107

                     GS MORTGAGE SECURITIES CORPORATION II
    GMAC COMMERCIAL MORTGAGE CORP., AS MASTER SERVICER AND SPECIAL SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-C1

Statement Date:
Payment Date:
Prior Payment:
Record Date:


                           OTHER RELATED INFORMATION


 MORTGAGED PROPERTIES THAT BECAME REO DURING
        THE PRECEDING CALENDAR MONTH
                                                            UNPAID
                                      DEBT                 PRINCIPAL
                                     SERVICE     STATED     BALANCE
  LOAN                   PROPERTY   COVERAGE   PRINCIPAL   AS OF REO
 NUMBER   CITY   STATE     TYPE       RATIO     BALANCE      DATE
-------- ------ ------- ---------- ---------- ----------- ----------
Totals

                          APPRAISAL REDUCTION AMOUNTS

                 CURRENT       TOTAL
 LOAN NUMBER      PERIOD     REDUCTION
-------------   ---------   ----------
1
2
3
 Totals                         0.00

ABN AMRO
LASALLE NATIONAL BANK

Administrator:
 Carissa Pogue (800) 246-5761
 135 S. LaSalle Street Suite 1740
 Chicago, IL 60603

                    GS MORTGAGE SECURITIES CORPORATION II
   GMAC COMMERCIAL MORTGAGE CORP., AS MASTER SERVICER AND SPECIAL SERVICER
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-C1

Statement Date:
Payment Date:
Prior Payment:
Record Date:



                 DELINQ 1 MONTH    DELINQ 2 MONTHS   DELINQ 3+ MONTHS   FORECLOSURE/BANKRUPTCY     REO
 DISTRIBUTION    --------------    ---------------   ----------------   ---------------------- --------------
    DATE          #    BALANCE      #      BALANCE    #      BALANCE     #       BALANCE        #     BALANCE
--------------    ---   --------   ---     -------   ---     --------   ---      --------      ---    -------
    11/18/98       0         0      0         0       0         0        0          0           0        0
                0.00%    0.000%  0.00%    0.000%   0.00%    0.000%    0.00%     0.000%       0.00%   0.000%













                                             CURR WEIGHTED
                 MODIFICATIONS  PREPAYMENTS       AVG.
 DISTRIBUTION    -------------  -----------  --------------
    DATE          #    BALANCE   #  BALANCE  COUPON   REMIT
--------------   ---   -------  --- -------  ------   -----
    11/18/98       0       0      0     0
                0.00%   0.000% 0.00% 0.000%
















 Note: Foreclosure and REO Totals are Included in the Appropriate Delinquency
                                 Aging Category

ABN AMRO
LASALLE NATIONAL BANK

Administrator:
 Carissa Pogue (800) 246-5761
 135 S. LaSalle Street Suite 1740
 Chicago, IL 60603

                    GS MORTGAGE SECURITIES CORPORATION II
   GMAC COMMERCIAL MORTGAGE CORP., AS MASTER SERVICER AND SPECIAL SERVICER
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-C1

Statement Date:
Payment Date:
Prior Payment:
Record Date:

                            DELINQUENT LOAN DETAIL

                PAID               OUTSTANDING   OUT. PROPERTY                     SPECIAL
DISCLOSURE DOC  THRU  CURRENT P&I      P&I        PROTECTION        ADVANCE       SERVICER     FORECLOSURE  BANKRUPTCY  REO
  CONTROL #     DATE   ADVANCE      ADVANCES**     ADVANCES      DESCRIPTION(1) TRANSFER DATE     DATE        DATE      DATE
--------------  ----  -----------  -----------  ---------------  -------------- -------------  -----------  ----------  ----









A. P&I ADVANCE--LOAN IN GRACE PERIOD  1. P&I ADVANCE--LOAN DELINQUENT 1 MONTH   3. P&I ADVANCE--LOAN DELINQUENT 3 MONTHS OR MORE
B. P&I ADVANCE--LATE PAYMENT BUT      2. P&I ADVANCE--LOAN DELINQUENT 2 MONTHS  4. MATURED BALLOON/ASSUMED SCHEDULED PAYMENT
   LESS THAN  ONE MONTH DELINQ







** Outstanding P&I Advances include the current period P&I Advance

ABN AMRO
LASALLE NATIONAL BANK

Administrator:
 Carissa Pogue (800)-246-5761
135 S. LaSalle Street Suite 1740
Chicago, IL 60603

                    GS MORTGAGE SECURITIES CORPORATION II
   GMAC COMMERCIAL MORTGAGE CORP., AS MASTER SERVICER AND SPECIAL SERVICER
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-C1

Statement Date:
Payment Date:
Prior Payment:
Record Date:

                                  POOL TOTAL


             DISTRIBUTION OF PRINCIPAL BALANCES                            DISTRIBUTION OF PROPERTY TYPES
--------------------------------------------------------------         --------------------------------------------------
 (2) CURRENT SCHEDULED         NUMBER  (2) SCHEDULED  BASED ON                           NUMBER   (2) SCHEDULED  BASED ON
       BALANCES               OF LOANS    BALANCE     BALANCE          PROPERTY TYPES    OF LOANS     BALANCE    BALANCE
----------------------------  -------- -------------  --------         ----------------  -------- -------------  --------
         $0  TO  $   500,000
   $500,000  TO  $ 1,000,000
 $1,000,000  TO  $ 1,500,000
 $1,500,000  TO  $ 2,000,000
 $2,000,000  TO  $ 2,500,000
 $2,500,000  TO  $ 3,000,000
 $3,000,000  TO  $ 3,500,000
 $3,500,000  TO  $ 4,000,000
 $4,000,000  TO  $ 5,000,000
 $5,000,000  TO  $ 6,000,000
 $6,000,000  TO  $ 7,000,000
 $7,000,000  TO  $ 8,000,000
 $8,000,000  TO  $ 9,000,000                                                TOTAL           0           0          0.00%
 $9,000,000  TO  $10,000,000                                           ----------------  -------- -------------  --------
$10,000,000  TO  $11,000,000
$11,000,000  TO  $12,000,000
$12,000,000  TO  $13,000,000                                                   DISTRIBUTION OF MORTGAGE INTEREST RATES
$13,000,000  TO  $14,000,000                                            --------------------------------------------------
$14,000,000  TO  $15,000,000                                            CURRENT MORTGAGE   NUMBER  (2) SCHEDULED BASED ON
$15,000,000   &  ABOVE                                                  INTEREST RATE     OF LOANS    BALANCE     BALANCE
-----------  --  -----------                                            ----------------- -------- ------------- --------
            TOTAL                0          0          0.00 %
----------------------------  -------- -------------  --------          7.000% OR LESS
AVERAGE SCHEDULED BALANCE IS                              0             7.000% TO  7.125%
MAXIMUM SCHEDULED BALANCE IS                              0             7.125% TO  7.375%
MINIMUM SCHEDULED BALANCE IS                              0             7.375% TO  7.625%
                                                                        7.625% TO  7.875%
                                                                        7.875% TO  8.125%
                                                                        8.125% TO  8.375%
                                                                        8.375% TO  8.625%
                                                                        8.625% TO  8.875%
                                                                        8.875% TO  9.125%
                                                                        9.125% TO  9.375%
                                                                        9.375% TO  9.625%
                                                                        9.625% TO  9.875%
                                                                        9.875% TO 10.125%
                                                                        10.125% & ABOVE
                                                                        ----------------- -------- ------------- --------

                                                                           TOTAL             0          0          0.00%
                                                                        ----------------- -------- ------------- --------
                                                                        W/AVG MORTGAGE INTEREST RATE IS          0.0000%
                                                                        MINIMUM MORTGAGE INTEREST RATE IS        0.0000%
                                                                        MAXIMUM MORTGAGE INTEREST RATE IS        0.0000%


              GEOGRAPHIC DISTRIBUTION
 ---------------------------------------------------
                        NUMBER   SCHEDULED  BASED ON
  GEOGRAPHIC LOCATION  OF LOANS   BALANCE   BALANCE
 --------------------  --------  ---------  --------












 --------------------  --------  ---------  --------
       TOTAL                0         0       0.00%

                    GS MORTGAGE SECURITIES CORPORATION II
   GMAC COMMERCIAL MORTGAGE CORP., AS MASTER SERVICER AND SPECIAL SERVICER
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1988-C1

ABN AMRO                                          Statement Date:
LA SALLE NATIONAL BANK                            Payment Date:
                                                  Prior Payment:
Administrator:                                    Record Date:
Carissa Pogue (800) 246-5761
135 S. LaSalle Street Suite 1740
Chicago, IL 60603






                                  POOL TOTAL

             LOAN SEASONING

                        NUMBER      (2) SCHEDULED    BASED ON
  NUMBER OF YEARS      OF LOANS        BALANCE       BALANCE




                               Weighted Average Seasoning is 0.0


                        DISTRIBUTION OF REMAINING TERM
                               FULLY AMORTIZING

 FULLY AMORTIZING      NUMBER    (2) SCHEDULED   BASED ON
  MORTGAGE LOANS      OF LOANS      BALANCE      BALANCE
 60 months or less
 61 to 120 months
121 to 180 months
181 to 240 months
241 to 360 months
       Total             0            0          0.00%
              Weighted Average Months to Maturity is    0


                             DISTRIBUTION OF DSCR

  DEBT SERVICE
 COVERAGE RATIO     NUMBER    (2) SCHEDULED  BASED ON
       (1)         OF LOANS      BALANCE     BALANCE
0.500 or less
0.500 to 0.625
0.625 to 0.750
0.750 to 0.875
0.875 to 1.000
1.000 to 1.125
1.125 to 1.250
1.250 to 1.375
1.375 to 1.500
1.500 to 1.625
1.625 to 1.750
1.750 to 1.875
1.875 to 2.000
2.000 to 2.125
2.125 & above
Unknown
      Total            0            0          0.00%
Weighted Average Debt Service Coverage Ratio is    0.000


                      DISTRIBUTION OF AMORTIZATION TYPE

                     NUMBER    (2) SCHEDULED  BASED ON
AMORTIZATION TYPE   OF LOANS      BALANCE     BALANCE






       Total            0            0          0.00%

                        DISTRIBUTION OF REMAINING TERM
                                BALLOON LOANS

      BALLOON         NUMBER    (2) SCHEDULED  BASED ON
  MORTGAGE LOANS     OF LOANS      BALANCE     BALANCE
 12 months or less
 13 to 24 months
 25 to 36 months
 37 to 48 months
 49 to 60 months
 61 to 120 months
121 to 180 months
181 to 240 months
       Total             0            0          0.00%
       Weighted Average Months to Maturity is    0


                                  NOI AGING

                   NUMBER    (2) SCHEDULED  BASED ON
    NOI DATE      OF LOANS      BALANCE     BALANCE
1 year or less
1 to 2 years
2 Years or More
Unknown
      Total           0            0          0.00%

------------
(1) Debt Service Coverage Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures became available from borrowers on an asset level. Neither the Trustee, Servicer, Special Servicer or Underwriter makes any representation as to the accuracy of the data provided by the borrower for this calculation.

                    GS MORTGAGE SECURITIES CORPORATION II
   GMAC COMMERCIAL MORTGAGE CORP., AS MASTER SERVICER AND SPECIAL SERVICER
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1988-C1

ABN AMRO                                          Statement Date:
LA SALLE NATIONAL BANK                            Payment Date:
                                                  Prior Payment:
Administrator:                                    Record Date:
Carissa Pogue (800) 246-5761
135 S. LaSalle Street Suite 1740
Chicago, IL 60603

                         ABN AMRO ACCT: 99-9999-99-9

                        SPECIALLY SERVICED LOAN DETAIL

                  BEGINNING                                                SPECIALLY
   DISCLOSURE     SCHEDULED      INTEREST     MATURITY      PROPERTY       SERVICED
   CONTROL #       BALANCE         RATE         DATE          TYPE      STATUS CODE (1)     COMMENTS









(1) Legend:

 1) Request for waiver of Prepayment Penalty   4) Loan with Borrower Bankruptcy    7) Loans Paid Off
 2) Payment default                            5) Loan in Process of Foreclosure   8) Loans Returned to Master Servicer
 3) Request for Loan Modification or Workout   6) Loan now REO Property


                                                                     APPENDIX A
                                     C-11

                    GS MORTGAGE SECURITIES CORPORATION II
   GMAC COMMERCIAL MORTGAGE CORP., AS MASTER SERVICER AND SPECIAL SERVICER
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1988-C1

ABN AMRO                                          Statement Date:
LA SALLE NATIONAL BANK                            Payment Date:
                                                  Prior Payment:
Administrator:                                    Record Date:
Carissa Pogue (800) 246-5761
135 S. LaSalle Street Suite 1740
Chicago, IL 60603

                         ABN AMRO ACCT: 99-9999-99-9

                             MODIFIED LOAN DETAIL

   DISCLOSURE     MODIFICATION      MODIFICATION
   CONTROL #          DATE          DESCRIPTION

                                                                     APPENDIX B
                                     C-12

                    GS MORTGAGE SECURITIES CORPORATION II
   GMAC COMMERCIAL MORTGAGE CORP., AS MASTER SERVICER AND SPECIAL SERVICER
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1988-C1

ABN AMRO                                          Statement Date:
LA SALLE NATIONAL BANK                            Payment Date:
                                                  Prior Payment:
Administrator:                                    Record Date:
Carissa Pogue (800) 246-5761
135 S. LaSalle Street Suite 1740
Chicago, IL 60603

                         ABN AMRO ACCT: 99-9999-99-9

                             REALIZED LOSS DETAIL


                                          BEGINNING            GROSS PROCEEDS   AGGREGATE        NET       NET  PROCEEDS
DIST.  DISCLOSURE  APPRAISAL  APPRAISAL   SCHEDULED  GROSS       AS A % OF      LIQUIDATION   LIQUIDATION    AS A % OF      REALIZED
DATE   CONTROL #   DATE       VALUE       BALANCE    PROCEEDS  SCHED PRINCIPAL  EXPENSES*      PROCEEDS    SCHED. BALANCE    LOSS







CURRENT
 TOTAL                          0.00                   0.00          0.00          0.00                                       0.00
CUMULATIVE                      0.00                   0.00          0.00          0.00                                       0.00


                                                                     APPENDIX C

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

                                    ANNEX D
                      STRUCTURAL AND COLLATERAL TERM SHEET


ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

                 $1,638,134,628 (APPROXIMATE) OCTOBER 14, 1998
                     GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-C1

APPROXIMATE SECURITIES STRUCTURE:

                                           EXPECTED
                            APPROXIMATE     CREDIT        EXPECTED     EXPECTED
                           FACE/NOTIONAL   SUPPORT        WEIGHTED      PAYMENT
 CLASS    EXPECTED RATING   AMOUNT (MM)   (% OF UPB)    AVERAGE LIFE   WINDOW(a)
                                                            (a)
--------------------------------------------------------------------------------
PUBLICLY OFFERED CLASSES
 X         AAA             $1,861.5(b)                     9.34     11/98-09/19
 A1        AAA                207.5         30.5%          5.01     11/98-07/07
 A2        AAA                436.0         30.5           9.49     07/07-10/08
 A3        AAA                650.2         30.5           8.99     11/98-10/08
 B         AA                 102.4         25.0           9.97     10/08-10/08
 C         A                  102.4         19.5           9.97     10/08-10/08
 D         BBB (c)            107.0         13.75          9.97     10/08-10/08
 E         BBB- (c)            32.6         12.0           9.97     10/08-10/08
PRIVATELY OFFERED CLASSES (d)
--------------------------------------------------------------------------------
 F         BB                 107.0          6.25                   10/08-12/10
 G         B                   55.8          3.25                   12/10-09/13
 H         B-                  23.3          2.0                    09/13-09/15
 J         UR                  37.2          -                      09/15-09/19
                               ----
        TOTAL SECURITIES:  $1,861.5                                 11/98-09/19
--------------------------------------------------------------------------------
(a) Calculated at 0% CPR, no balloon extension and Hyper-Amortization Loans pay in full on Anticipated Repayment Dates.
(b) Notional amount on interest only class.
(c) Subject to a cap equal to the weighted average Net Mortgage Rate, determined without regard to any modification of the mortgage loans, in effect from time to time on the mortgage loans
(d) Not offered hereby.

KEY FEATURES:
Lead Manager:                      Goldman, Sachs & Co.
Mortgage Loan Sellers:             Goldman Sachs Mortgage Company:
                                        GSMC Large Loans ($496MM)
                                        Archon ($475MM)
                                        CPC ($300MM)
                                           Amresco Capital, L.P. ($589MM)
                                   Falcon Financial ($1.5MM)
Master Servicer:                   GMAC Commercial Mortgage
Special Servicer:                  GMAC Commercial Mortgage
Trustee:                           LaSalle National Bank
Launch:                            On or about October 21, 1998
Pricing:                           On or about October 23, 1998
Closing:                           On or about October 29, 1998
Cut-Off Date:                      October 11, 1998
Distribution Date:                 18th of each month, or following business day
                                   (commencing November 1998)
ERISA Eligible:                    Classes A1, A2, A3 and X are expected to be
                                   ERISA eligible subject to certain conditions
                                   for eligibility
SMMEA Eligible:                    No Classes
Structure:                         Sequential pay
Day Count:                         30/360
Tax Treatment:                     REMIC
Rated Final Distribution Date:     October 18, 2030
Clean up Call:                     1.0%
Minimum Denominations:             Publicly Offered Classes except Class X:
                                   $10,000 & $1
                                   Class X: $5,000,000 Notional Amount & $1
Delivery:                          DTC for publicly traded certificates

COLLATERAL FACTS:
------------------------------------------------------------------------
INITIAL POOL BALANCE:                                     $1,861,517,825
NUMBER OF MORTGAGE LOANS:                                            322
NUMBER OF MORTGAGED PROPERTIES:                                      421
AVERAGE CUT-OFF DATE BALANCE:                                 $5,781,111
WEIGHTED AVERAGE CURRENT MORTGAGE RATE (a):                       7.371%
WEIGHTED AVERAGE U/W DSCR (b):                                     1.53x
WEIGHTED AVERAGE CUT-OFF DATE LTV RATIO:                           68.8%
WEIGHTED AVERAGE REMAINING TERM TO MATURITY (c):              126 months
WEIGHTED AVERAGE REMAINING AMORTIZATION TERM:                 310 months
WEIGHTED AVERAGE SEASONING:                                     4 months
BALLOON LOANS AS % OF TOTAL:                                       64.4%
TEN LARGEST LOANS AS % OF TOTAL:                                   35.2%
------------------------------------------------------------------------
(a) Gross Coupon.
(b) U/W DSCR is the ratio of Underwritten NCF over the annualized debt service payments.
(c) Anticipated Repayment Date for loans with Hyper-Amortization. All information presented herein with respect to Hyper-Amortization Loans assumes that they mature on their respective Anticipated Repayment Dates.



                                      TEN LARGEST LOANS (b)
LOAN                    BALANCE ($MM) % BY UPB  WTD.AVG.DSCR  PROP. TYPE
--------------------------------------------------------------------------------
AMERICOLD POOL             147.6        7.9%        1.94x     Industrial
AIMCO MULTIFAMILY POOL     109.1        5.9         1.39      Multifamily
EPT POOL                   104.7        5.6         2.06      Movie Theater
SKYLINE CITY POOL           87.4        4.7         1.40      Office
WASHINGTON MONARCH HOTEL    47.0        2.5         1.55      Lodging
HOLIDAY INN POOL            44.0        2.4         1.26      Lodging
FIRST PLACE TOWER           32.9        1.8         1.40      Office
FOUR WINDS                  31.4        1.7         2.66      Healthcare
FACTORY STORES AT HERSHEY   25.6        1.4         1.32      Retail
TLS POOL A (a)              25.4        1.4         1.28      Retail/Multifamily
                            ----        ---         ----
   TOTAL/WEIGHTED AVERAGE  655.2       35.2 %       1.65X
--------------------------------------------------------------------------------
(a) There is a second related $22.5MM loan pool (TLS Pool B) which is not crossed with TLS Pool A.
(b) Top ten loans accounting for cross-collateralization

SELECTED LOAN DATA:
                                                    CUT-OFF DATE BALANCE
                           NUMBER OF                 (AS OF OCT 1, 1998)
                           MORTGAGED    ----------------------------------------
GEOGRAPHIC DISTRIBUTION   PROPERTIES      (MM)     % BY BALANCE   WTD.AVG.DSCR
--------------------------------------------------------------------------------
CALIFORNIA                     41     $   294.2         15.8%         1.51x
NEW YORK                       30         163.4          8.8          1.59
TEXAS                          48         157.6          8.5          1.65
VIRGINIA                       22         128.0          6.9          1.42
OHIO                           19          98.3          5.3          1.46
OTHER                         261       1,020.0         54.8          1.53
                              ---       -------         ----          ----
     TOTAL/WTD. AVG.          421      $1,861.5        100.0%         1.53X

--------------------------------------------------------------------------------

                                               CUT-OFF DATE BALANCE
                       NUMBER OF                (AS OF OCT 1, 1998
                       MORTGAGED    --------------------------------------------
PROPERTY TYPE         PROPERTIES        (MM)     % BY BALANCE   WTD. AVG. DSCR
--------------------------------------------------------------------------------
RETAIL                    117       $   448.6        24.1%         1.35x
LODGING                    73           311.8        16.7          1.53
OFFICE                     52           301.1        16.2          1.42
MULTIFAMILY                72           294.1        15.8          1.39
INDUSTRIAL                 56           244.1        13.1          1.72
MOVIE THEATRE               8           104.7         5.6          2.06
HEALTHCARE                 11            93.6         5.0          2.04
OTHER                      32            63.5         3.4          1.53
                           --         -------         ---          ----
   TOTAL/WTD. AVG.        421        $1,861.5       100.0%         1.53X
--------------------------------------------------------------------------------

PREPAYMENT RESTRICTIONS (AS OF CUT-OFF DATE):
---------------------------------------------
PREPAYMENT RESTRICTIONS       LOAN GROUP 1       LOAN GROUP 2          AGGREGATE
--------------------------------------------------------------------------------
LOCKOUT/DEFEASANCE                  74.8%            58.7%                 69.1%
LOCKOUT/GREATER OF YM OR 1%         22.8             28.5                  24.8
LOCKOUT                              2.4             12.3                   5.9
LOCKOUT/YM                           0.0              0.5                   0.2
--------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
                             MORTGAGE POOL OVERVIEW
--------------------------------------------------------------------------------


COLLATERAL FACTS                                   LOAN GROUP 1                         LOAN GROUP 2                AGGREGATE
------------------------------------------------------------------------------------------------------------------------------------
INITIAL POOL BALANCE: (a)                          $1,211,297,197            $650,220,628                     $1,861,517,825
NUMBER OF MORTGAGE LOANS: (a)                                 186                     137                                322
NUMBER OF MORTGAGE PROPERTIES                                 259                     162                                421
AVERAGE CUT-OFF DATE BALANCE:                          $6,512,351              $4,746,136                         $5,781,111
WEIGHTED AVERAGE CURRENT MORTGAGE RATE:                     7.338%                  7.433%                             7.371 %
WEIGHTED AVERAGE U/W DSCR:                                   1.59x                   1.42x                              1.53x
WEIGHTED AVERAGE CUT-OFF DATE LTV RATIO:                     66.7%                   72.7 %                             68.8 %
WEIGHTED AVERAGE REMAINING TERM TO MATURITY:                  132  Months             115  Months                        126  Months
WEIGHTED AVERAGE REMAINING AMORTIZATION TERM:                 297  Months             334  Months                        310  Months
WEIGHTED AVERAGE SEASONING:                                     4  Months               4  Months                          4  Months
BALLOON/ARD LOANS AS % OF TOTAL: (b)                         87.4 %                  94.5 %                             91.8 %
FIVE LARGEST LOANS AS % OF TOTAL:                            34.4 %                  28.5 %                             26.6 %
------------------------------------------------------------------------------------------------------------------------------------

(a) AIMCO Multifamily Pool is split between Loan Group 1 ($29.3MM) and Loan Group 2 ($79.8MM)
(b) Balloon Loans are 48.2% of Loan Group I, 94.5% of Loan Group 2 and 68.8% of Aggregate.

------------------------
     TOP FIVE LOANS
------------------------
LOAN GROUP ONE
--------------
                                        %       WTD.
                                       BY       AVG.    PROPERTY
PROPERTY NAME        BALANCE (MM)      UPB      DSCR    TYPE
-------------------------------------------------------------------
Americold Pool         $147.6          12.2 %  1.94x  Industrial

EPT Pool                104.7          8.7      2.06  Movie Theatre

Skyline City Pool        87.4          7.2      1.40  Office

Washington               47.0          3.9      1.55  Lodging

Monarch Hotel

First Place              32.9          2.7      1.40  Office

Tower

-------------------------------------------------------------------

LOAN GROUP TWO
--------------
                                           %       WTD.
                                          BY       AVG.   PROPERTY
PROPERTY NAME             BALANCE (MM)    UPB      DSCR     TYPE
---------------------------------------------------------------------
AIMCO MF Pool (a)           $79.8        12.3 %    1.39x  Multifamily

Holiday Inn Pool             44.0         6.8      1.26   Lodging

Factory Stores at Hershey    25.6         3.9      1.32   Retail

The Original Outlet  Mall    21.5         3.3      1.54   Retail

761 7th Ave.                 14.5         2.2      1.35   Retail

---------------------------------------------------------------------

AGGREGATE
----------=
                                   %       WTD.
                                  BY       AVG.   PROPERTY
PROPERTY NAME     BALANCE (MM)    UPB      DSCR     TYPE
----------------------------------------------------------------
Americold Pool      $147.6         7.9%     1.94x  Industrial

AIMCO MF Pool        109.1         5.9      1.39   Multifamily

EPT Pool             104.7         5.6      2.06   Movie Theater

Skyline City Pool     87.4         4.7      1.40   Officer

Washington            47.0         2.5      1.55   Lodging

Monarch Hotel

----------------------------------------------------------------
(a) AIMCO Multifamily Pool is split between Loan Group 1 ($29.3MM) and Loan Group 2 ($79.8MM)

------------------------
    TOP FIVE STATES
------------------------
LOAN GROUP ONE
--------------


              NUMBER OF               %
GEOGRAPHIC    MORTGAGE    BALANCE     BY        WTD. AVG.
DISTRIBUTION  PROPERTIES   (MM)       UPB         DSCR
-----------------------------------------------------------
California        18     $164.1     13.5%       1.61x

Virginia          19      118.3      9.8        1.42

New York          21      109.5      9.0        1.71

Texas             26      101.4      8.4        1.74

Washington        10       68.1      5.6        1.66

-----------------------------------------------------------

LOAN GROUP TWO
--------------
              NUMBER OF               %
GEOGRAPHIC    MORTGAGE    BALANCE     BY        WTD. AVG.
DISTRIBUTION  PROPERTIES   (MM)       UPB         DSCR
-----------------------------------------------------------
California        23     130.1      20.0%       1.37x

Ohio              10      60.7       9.3        1.29

Texas             22      56.2       8.6        1.49

New York           9      53.9       8.3        1.34

Maryland           4      35.7       5.5        1.48

-----------------------------------------------------------

AGGREGATE
---------
              NUMBER OF               %
GEOGRAPHIC    MORTGAGE    BALANCE     BY        WTD. AVG.
DISTRIBUTION  PROPERTIES   (MM)       UPB         DSCR
-----------------------------------------------------------
California        41    $294.2     15.8%        1.51x

New York          30     163.4      8.8         1.59

Texas             48     157.6      8.5         1.65

Virginia          22     128.0      6.9         1.42

Ohio              19      98.3      5.3         1.46

-----------------------------------------------------------

------------------------------------
      TOP FIVE PROPERTY TYPES
------------------------------------
LOAN GROUP ONE
--------------
               NUMBER OF                 %
PROPERTY       MORTGAGE    BALANCE       BY        WTD. AVG.
TYPE           PROPERTIES   (MM)        UPB           DSCR
--------------------------------------------------------------
Lodging          65       $254.4       21.0%        1.58x

Retail           67        224.9       18.6         1.27

Office           29        215.1       17.8         1.39

Industrial       42        207.7       17.1         1.77

Movie  Theatre    8        104.7        8.6         2.06

--------------------------------------------------------------

LOAN GROUP TWO
--------------
             NUMBER OF                  %
PROPERTY     MORTGAGE    BALANCE        BY        WTD. AVG.
TYPE         PROPERTIES   (MM)         UPB           DSCR
--------------------------------------------------------------
Multifamily      60      $235.2        36.2%         1.41x

Retail           50       223.7        34.4          1.44

Office           23        86.0        13.2          1.50

Lodging          8         57.4         8.8          1.26

Industrial       14        36.4         5.6          1.45

--------------------------------------------------------------

AGGREGATE
---------
             NUMBER OF                  %
PROPERTY     MORTGAGE    BALANCE        BY        WTD. AVG.
TYPE         PROPERTIES   (MM)         UPB           DSCR
--------------------------------------------------------------
Retail         117       $448.6       24.1%         1.35x

Lodging         73        311.8       16.7          1.53

Office          52        301.1       16.2          1.42

Multifamily     72        294.1       15.8          1.39

Industrial      56        244.1       13.11         1.72

-----------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
                              STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

[ ] For purposes of calculating principal distributions of the Certificates, the Mortgage Pool will be comprised of two Loan Groups:


     Available principal from Group 1 will be allocated sequentially to A1, A2, A3, B, C, D, E, F, G, H, J


     Available principal from Group 2 will be allocated sequentially to A3, A1, A2, B, C, D, E, F, G, H, J Certificates


     In case the principal balance of J, H, G, F, E, D, C, B, in that order, have been reduced to zero due to the allocation of principal losses, then A1, A2 and A3 will be allocated principal pro rata.


[ ] Class X will be entitled to receive payments of interest only and will not receive any payments of principal. Class X will be entitled to payments of interest pro rata (based on interest entitlements) with the Class A1, A2, and A3 Certificates each month.


[ ] Each class will be subordinate to the Class A1, A2, A3, and X and to each class with an earlier alphabetic designation than such class. Each of the Class A1, A2, A3, and X Certificates will be of equal priority.


[ ]  All classes will pay interest on a 30/360 basis.


     Principal Losses will be allocated in reverse alphabetical order to Class J, H, G, F, E, D, C, B, and then pro rata to Class A1, A2, and A3.


[ ] The Master Servicer will cover net prepayment interest shortfalls, for any month up to the portion of the Master Servicing Fee equal to 1/12 of 4 basis points per annum on the principal balance of the loans. Net shortfalls (after application of prepayment interest excesses and other Servicer coverage from the Master Servicing Fee) will be allocated pro-rata (based on interest entitlements) to all regular Certificates.


[ ] Shortfalls resulting from Master Servicer and Special Servicer modifications, Special Servicer compensation or other extraordinary trust fund expenses will be allocated in reverse alphabetical order to classes other than to the Class X among the outstanding Certificates.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
                     ALLOCATION OF PREPAYMENT PENALTIES (A)
--------------------------------------------------------------------------------

ALLOCATION OF PREPAYMENT PREMIUMS FOR EACH LOAN GROUP
-----------------------------------------------------

Prepayment premiums with respect to a Loan Group will be allocated between the related Certificates then entitled to principal distributions and the Class X Certificates as follows:

[ ] A percentage of all prepayment premiums (either fixed prepayment premiums or yield maintenance amounts) with respect to a Loan Group will be allocated to each class of the Certificates then entitled to principal distributions, which percentage will be equal to the product of (a) the percentage of the total principal distribution that such Class receives, and (b) a percentage (which can be no greater than 100%), the numerator of which is the excess of the Pass-Through Rate of the Class of the Certificates currently receiving principal over the relevant Discount Rate, and the denominator of which is the excess of the Mortgage Rate of the related Mortgage Loan over the Discount Rate.

     ---------------------------------------------------------------------------
          Prepayment                (Pass-Through Rate - Discount Rate )
       Premium Allocation  =    ----------------------------------------------
                                                     --
       Percentage                       (Mortgage Rate - Discount Rate)
     ---------------------------------------------------------------------------

[ ] The remaining percentage of such prepayment premiums will be allocated to the Class X Certificates

[ ] In general, this formula provides for an increase in the allocation of prepayment premiums to the Certificates then entitled to principal distributions relative to the Class X Certificates as Discount Rates decrease and a decrease in the allocation to such Classes as Discount Rates rise

Allocation of Prepayment Premiums Example
-----------------------------------------

   Discount Rate Fraction Methodology:
      Mortgage Rate                         =  8%
      Bond Class Rate                       =  6%
      Treasury Rate                         =  5%

  BOND CLASS ALLOCATION                CLASS X ALLOCATION
----------------------------- ------------------------------------------------
  6% - 5%
  -------- = 33 1/3%            Receives excess premiums = 66 2/3% thereof
  8% - 5%

(a) For further information regarding the allocation of prepayment penalties, refer to the Prospectus supplement.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
                             PREPAYMENT PROVISIONS
--------------------------------------------------------------------------------


[ ]      AGGREGATE POOL
------------------------------------------------------------------------------------------------------------------------------------
                     PREPAYMENT LOCK-OUT/ PREMIUM ANALYSIS
 PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION ASSUMING NO PREPAYMENT (b)
------------------------------------------------------------------------------------------------------------------------------------

PREPAYMENT              OCTOBER   OCTOBER  OCTOBER    OCTOBER   OCTOBER   OCTOBER   OCTOBER   OCTOBER   OCTOBER   OCTOBER    OCTOBER
RESTRICTIONS              1998      1999      2000      2001      2002      2003      2004      2005      2006      2007       2008
------------------------------------------------------------------------------------------------------------------------------------
Locked Out               99.42%    99.42%    84.90%    24.69%     7.98%     7.40%     6.99%     6.57%     6.08%     0.06%      0.00%
Defeasance                0.00      0.00     13.51     68.69     68.70     68.87     69.45     69.51     69.70     66.16      71.54
Greater of YM and 1%      0.58      0.58      1.59      6.62     23.32     23.73     23.23     23.91     24.09     18.28      28.46
SUBTOTAL                100.00%   100.00%   100.00%   100.00%   100.00%   100.00%    99.68%   100.00%    99.88%    84.50%    100.00%

Open                      0.00      0.00      0.00      0.00      0.00      0.00      0.32      0.00      0.12     15.50       0.00
TOTALS (b)              100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%    100.00%
UPB ($MM)             1,861.52  1,839.41  1,815.92  1,790.29  1,762.67  1,732.93  1,683.64   1634.24  1,596.96  1,545.14     137.99
% of UPB                100.00%    98.81%    97.55%    96.17%    94.69%    93.09%    90.44%    87.79%    85.79%    83.00%      7.41%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

PREPAYMENT             OCTOBER    OCTOBER   OCTOBER    OCTOBER   OCTOBER    OCTOBER   OCTOBER   OCTOBER   OCTOBER     OCTOBER
RESTRICTIONS             2009       2010      2011       2012      2013       2014      2015      2016       2017       2018
------------------------------------------------------------------------------------------------------------------------------------
Locked Out               0.00%      0.00%     0.00%      0.00%     0.00%      0.00%     0.00%      0.00%     0.00%      0.00%
Defeasance              71.50      72.97     73.06      76.97     79.67      80.18     81.07      82.61     85.91      75.88
Greater of YM and 1%    28.50      27.03     26.94      18.92     20.33      19.82     18.58      17.39      3.95       0.00
SUBTOTAL               100.00%    100.00%   100.00%     95.89%   100.00%    100.00%    99.66%    100.00%    89.86%     75.88%

Open                     0.00       0.00      0.00       4.11      0.00       0.00      0.34       0.00     10.14      24.12
TOTALS (b)             100.00%    100.00%   100.00%    100.00%   100.00%    100.00%   100.00%    100.00%   100.00%    100.00%
UPB ($MM)              129.37     117.65    107.88      92.57     56.44      46.47     35.73      24.25     12.23       1.52
% of UPB                 6.95%      6.32%     5.80%      4.97%     3.03%      2.50%     1.92%      1.30%     0.66%      0.08%
------------------------------------------------------------------------------------------------------------------------------------
 .
(a) Table calculated using modeling assumptions and assuming no prepayments of principal.


[ ]      LOAN GROUP 1
------------------------------------------------------------------------------------------------------------------------------------

PREPAYMENT             OCTOBER   OCTOBER   OCTOBER   OCTOBER   OCTOBER   OCTOBER   OCTOBER   OCTOBER   OCTOBER  OCTOBER     OCTOBER
RESTRICTIONS             1998      1999      2000      2001      2002      2003      2004      2005      2006     2007        2008
------------------------------------------------------------------------------------------------------------------------------------
Locked Out              99.11%    99.11%    76.75%    19.56%     4.79%     4.11%     3.87%     3.14%     2.62%    0.10%       0.00 %
Defeasance               0.00      0.00     20.79     74.24     74.24     74.48     75.46     75.85     75.89     74.63       71.54
Greater of YM and 1%     0.89      0.89      2.45      6.20     20.97     21.41     20.17     21.01     21.30     17.90       28.46
SUBTOTAL               100.00%   100.00%   100.00%   100.00%   100.00%   100.00%    99.50%   100.00%    99.81%    92.63%     100.00%

Open                     0.00      0.00      0.00      0.00      0.00      0.00      0.50      0.00      0.19      7.37        0.00
TOTALS (b)             100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%     100.00%
UPB ($MM)            1,211.30  1,195.86  1,179.44  1,161.55  1,142.29  1,121.55  1,081.85  1,052.78  1,026.62    986.80      137.99
% of UPB               100.00%    98.73%    97.37%    95.89%    94.30%    92.59%    89.31%    86.91%    84.75%    81.47%      11.39%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

PREPAYMENT           OCTOBER    OCTOBER   OCTOBER    OCTOBER   OCTOBER    OCTOBER   OCTOBER    OCTOBER   OCTOBER    OCTOBER
RESTRICTION            2009       2010      2011       2012      2013       2014      2015       2016      2017       2018
------------------------------------------------------------------------------------------------------------------------------------
Locked Out             0.00%      0.00%     0.00%      0.00%     0.00%      0.00%     0.00%      0.00%     0.00%      0.00%
Defeasance            71.50      72.97     73.06      76.97     79.67      80.18     81.07      82.61     85.91      75.88
Greater of YM and 1%  28.50      27.03     26.94      18.92     20.33      19.82     18.58      17.39      3.95       0.00
SUBTOTAL             100.00%    100.00%   100.00%     95.89%   100.00%    100.00%    99.66%    100.00%    89.86%     75.88%

Open                   0.00       0.00      0.00       4.11      0.00       0.00      0.34       0.00     10.14      24.12
TOTALS (b)           100.00%    100.00%   100.00%    100.00%   100.00%    100.00%   100.00%    100.00%   100.00%    100.00%
UPB ($MM)            129.37     117.65    107.88      92.57     56.44      46.47     35.73      24.25     12.23       1.52
% of UPB              10.68%      9.71%     8.91%      7.64%     4.66%      3.84%     2.95%      2.00%     1.01%      0.13%
------------------------------------------------------------------------------------------------------------------------------------



[ ]      LOAN GROUP 2
------------------------------------------------------------------------------------------------------------------------------------

PREPAYMENT           OCTOBER    OCTOBER   OCTOBER    OCTOBER   OCTOBER    OCTOBER   OCTOBER    OCTOBER   OCTOBER    OCTOBER  OCTOBER
RESTRICTIONS            199        1999      2000       2001      2002       2003      2004       2005      2006       2007     2008
------------------------------------------------------------------------------------------------------------------------------------
Locked Out            100.00%    100.00%   100.00%     34.17%    13.85%     13.45%    12.61%     12.79%    12.32%      0.00%   0.00%
Defeasance              0.00       0.00      0.00      58.44     58.50      58.57     58.65      58.03     58.56      51.19    0.00
Greater of YM and 1%    0.00       0.00      0.00       7.38     27.64      27.98     28.74      29.18     29.12      18.94    0.00
SUBTOTAL              100.00%    100.00%   100.00%    100.00%   100.00%    100.00%   100.00%    100.00%   100.00%     70.14    0.00

Open                    0.00       0.00      0.00       0.00      0.00       0.00      0.00       0.00      0.00      29.86    0.00
TOTALS (b)            100.00%    100.00%   100.00%    100.00%   100.00%    100.00%   100.00%    100.00%   100.00%    100.00%   0.00%
UPB ($MM)             650.22     643.55    636.48     628.73    620.38     611.38    601.79     581.46    570.34     558.34    0.00
% of UPB              100.00%     98.97%    97.89%     96.70%    95.42%     94.03%    92.55%     89.42%    87.71%     85.87%   0.00%
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                         AVERAGE LIFE TABLE (IN YEARS)
                (PREPAYMENTS LOCKED OUT THROUGH LOCK OUT PERIOD,
   DEFEASANCE AND YIELD MAINTENANCE PERIOD, THEN RUN AT THE INDICATED CPRS)
--------------------------------------------------------------------------------


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET


--------------------------------------------------------------------------------
                          PREPAYMENT ASSUMPTIONS (CPR)
                0% CPR     25% CPR    50% CPR    75% CPR     100% PP*
--------------------------------------------------------------------------------
   X             9.34        9.28       9.25       9.22        9.05
   A1            5.01        5.00       4.99       4.98        4.93
   A2            9.49        9.46       9.43       9.39        9.18
   A3            8.99        8.91       8.87       8.81        8.58
   B             9.97        9.80       9.79       9.75        9.61
   C             9.97        9.82       9.80       9.80        9.68
   D             9.97        9.89       9.89       9.86        9.72
   E             9.97        9.89       9.89       9.89        9.72
   F            10.22       10.21      10.21      10.20       10.15
   G            14.00       13.98      13.95      13.91       13.73
   H            15.78       15.78      15.78      15.78       15.76
   J            18.49       18.49      18.48      18.48       18.44
--------------------------------------------------------------------------------
* "PP" means 100% of each loan prepays when it becomes freely prepayable.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET


------------------------------------------------------------------------------------------------------------------------------------
                                           DISTRIBUTION OF CUT-OFF DATE BALANCE
                                                      AGGREGATE
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                         WEIGHTED        WEIGHTED
                                          AGGREGATE  PERCENTAGE    AVERAGE      WEIGHTED      WEIGHTED   AVERAGE         AVERAGE
                                          CUT-OFF    OF CUT-OFF    CUT-OFF DATE AVERAGE       AVERAGE    REMAINING       CUT-OFF
RANGE OF CURRENT             NUMBER OF    DATE       DATE          PRINCIPAL    UNDERWRITTEN  MORTGAGE   TERM TO         DATE
PRINCIPAL BALANCES        MORTGAGE LOANS  BALANCE    BALANCE       BALANCE      DSCR          RATE       MATURITY (MOS)  LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------
$  500,000 -     999,999       13       $  9,892,085    0.53%   $     760,930   1.60x         7.38%             144.0       70.8%
 1,000,000 -   1,999,999       91        141,179,673    7.58        1,551,425   1.46          7.44              152.4       71.1
 2,000,000 -   2,999,999       64        159,553,894    8.57        2,493,030   1.44          7.43              134.5       71.8
 3,000,000 -   3,999,999       49        171,065,279    9.19        3,491,128   1.41          7.34              139.6       71.9
 4,000,000 -   4,999,999       29        131,320,516    7.05        4,528,294   1.42          7.23              125.2       72.0
 5,000,000 -   5,999,999       15         81,623,716    4.38        5,441,581   1.41          7.34              124.5       74.0
 6,000,000 -   6,999,999       10         65,329,158    3.51        6,532,916   1.43          7.26              127.6       70.9
 7,000,000 -   7,999,999        5         38,036,492    2.04        7,607,298   1.43          7.58              115.8       73.6
 8,000,000 -   8,999,999        6         50,376,162    2.71        8,396,027   1.51          7.37              115.3       72.5
 9,000,000 -   9,999,999        6         57,198,374    3.07        9,533,062   1.51          7.33              137.3       71.7
10,000,000 -  11,999,999        8         84,741,317    4.55       10,592,665   1.50          7.35              120.2       71.0
12,000,000 -  13,999,999        7         89,869,426    4.83       12,838,489   1.41          7.40              125.2       70.2
14,000,000 -  16,999,999        3         43,669,186    2.35       14,556,395   1.38          7.11              116.3       67.9
17,000,000 -  19,999,999        4         73,285,333    3.94       18,321,333   1.37          7.65              135.3       69.5
20,000,000 -  24,999,999        5        109,967,084    5.91       21,993,417   1.78          7.99              117.4       71.0
25,000,000 -  49,999,999        3        105,490,514    5.67       35,163,505   1.45          7.07              118.5       66.2
50,000,000 - 147,597,677        4        448,919,618   24.12      112,229,904   1.73          7.29              115.1       61.8
                              -----      -----------  ------      -----------   ----          ----              -----       ----
TOTAL                         322     $1,861,517,825  100.00%   $   5,781,111   1.53X         7.37%             126.1       68.8%

------------------------------------------------------------------------------------------------------------------------------------


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET


------------------------------------------------------------------------------------------------------------------------------------
                     DISTRIBUTION OF CUT-OFF DATE BALANCES
                                 LOAN GROUP ONE
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                         WEIGHTED        WEIGHTED
                                        AGGREGATE  PERCENTAGE    AVERAGE      WEIGHTED      WEIGHTED   AVERAGE         AVERAGE
                             NUMBER OF  CUT-OFF    OF CUT-OFF    CUT-OFF DATE AVERAGE       AVERAGE    REMAINING       CUT-OFF
RANGE OF CURRENT             MORTGAGE   DATE       DATE          PRINCIPAL    UNDERWRITTEN  MORTGAGE   TERM TO         DATE
PRINCIPAL BALANCES (a)       LOANS      BALANCE    BALANCE       BALANCE      DSCR          RATE       MATURITY (MOS)  LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------
$  500,000 -     999,999         5    $  4,334,893    0.36%   $     866,979   1.67 x          7.59%     179.2           67.0%
 1,000,000 -   1,999,999        59      93,733,457    7.74        1,588,703   1.47            7.51      170.6           70.7
 2,000,000 -   2,999,999        36      91,145,037    7.52        2,531,807   1.45            7.48      148.8           71.0
 3,000,000 -   3,999,999        27      93,364,646    7.71        3,457,950   1.40            7.45      159.8           71.2
 4,000,000 -   4,999,999        15      66,915,463    5.52        4,461,031   1.41            7.30      133.9           70.2
 5,000,000 -   5,999,999         5      28,002,421    2.31        5,600,484   1.38            7.25      140.6           74.2
 6,000,000 -   6,999,999         6      40,004,703    3.30        6,667,450   1.37            7.22      135.5           70.0
 7,000,000 -   7,999,999         4      30,394,811    2.51        7,598,703   1.45            7.59      117.2           73.8
 8,000,000 -   8,999,999         3      24,990,341    2.06        8,330,114   1.39            7.66      113.7           75.4
 9,000,000 -   9,999,999         3      28,603,746    2.36        9,534,582   1.61            7.46      159.9           69.5
10,000,000 -  11,999,999         4      42,022,120    3.47       10,505,530   1.61            7.77      132.3           66.9
12,000,000 -  13,999,999         5      63,817,796    5.27       12,763,559   1.47            7.28      128.3           68.7
14,000,000 -  16,999,999         1      15,000,000    1.24       15,000,000   1.45            6.91      112.0           52.3
17,000,000 -  19,999,999         4      73,285,333    6.05       18,321,333   1.37            7.65      135.3           69.5
20,000,000 -  24,999,999         3      66,689,673    5.51       22,229,891   2.03            8.32      116.1           63.6
25,000,000 -  49,999,999         3     109,222,740    9.02       36,407,580   1.26            7.38      116.4           61.6
50,000,000 - 147,597,677         3     339,770,015   28.05      113,256,672   1.84            6.90      116.4           62.0
                                 -     -----------    -----     -----------   ----            ----      -----           ----
TOTAL                          186  $1,211,297,197  100.00%   $   6,512,351   1.59 X          7.34%     132.0           66.7%
------------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                     DISTRIBUTION OF CUT-OFF DATE BALANCES
                                 LOAN GROUP TWO
--------------------------------------------------------------------------------

                                                                                                         WEIGHTED        WEIGHTED
                                        AGGREGATE  PERCENTAGE    AVERAGE      WEIGHTED      WEIGHTED   AVERAGE         AVERAGE
                             NUMBER OF  CUT-OFF    OF CUT-OFF    CUT-OFF DATE AVERAGE       AVERAGE    REMAINING       CUT-OFF
RANGE OF CURRENT             MORTGAGE   DATE       DATE          PRINCIPAL    UNDERWRITTEN  MORTGAGE   TERM TO         DATE
PRINCIPAL BALANCES (a)       LOANS      BALANCE    BALANCE       BALANCE      DSCR          RATE       MATURITY (MOS)  LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------
$  500,000 -    999,999          8    $ 5,557,192      0.85%  $     694,649    1.54 x        7.23%        116.5          73.8%
 1,000,000 -  1,999,999         32     47,446,216      7.30       1,482,694    1.45          7.30         116.6          71.8
 2,000,000 -  2,999,999         28     68,408,857     10.52        2,443,173   1.42          7.37         115.5          72.8
 3,000,000 -  3,999,999         22     77,700,632     11.95        3,531,847   1.42          7.21         115.4          72.8
 4,000,000 -  4,999,999         14     64,405,053      9.91        4,600,361   1.43          7.16         116.2          73.8
 5,000,000 -  5,999,999         10     53,621,295      8.25        5,362,130   1.42          7.39         116.1          73.9
 6,000,000 -  6,999,999          4     25,324,455      3.89        6,331,114   1.53          7.32         115.0          72.4
 7,000,000 -  7,999,999          1      7,641,681      1.18        7,641,681   1.36          7.54         110.0          73.1
 8,000,000 -  8,999,999          3     25,385,821      3.90        8,461,940   1.63          7.09         116.8          69.7
 9,000,000 -  9,999,999          3     28,594,628      4.40        9,531,543   1.41          7.20         114.7          73.9
10,000,000 - 11,999,999          4     42,719,197      6.57       10,679,799   1.39          6.94         108.3          75.1
12,000,000 - 13,999,999          2     26,051,630      4.01       13,025,815   1.28          7.71         117.5          74.0
14,000,000 - 16,999,999          2     28,669,186      4.41       14,334,593   1.35          7.21         118.5          76.1
20,000,000 - 24,999,999          2     43,277,411      6.66       21,638,705   1.39          7.49         119.5          82.4
25,000,000 - 49,999,999          1     25,580,579      3.93       25,580,579   1.32          7.39         119.0          79.9
50,000,000 - 79,836,798          1     79,836,798     12.28       79,836,798   1.39          8.50         111.0          61.2
                               -----   ----------    ------       ----------   ----          ----         -----          ----
TOTAL                            137  650,220,628    100.00%   $   4,746,136   1.42 X        7.43%        115.2          72.7%
------------------------------------------------------------------------------------------------------------------------------------

(a) AIMCO Multifamily Pool is split between Loan Group 1 ($29.3MM) and Loan Group 2 ($79.8MM)


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET


------------------------------------------------------------------------------------------------------------------------------------
              GEOGRAPHIC DISTRIBUTION BY CUT-OFF DATE BALANCE (a)
                                   AGGREGATE
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                            WEIGHTED        WEIGHTED
                                                                     AVERAGE       WEIGHTED       WEIGHTED  AVERAGE         AVERAGE
                        NUMBER OF    AGGREGATE      PERCENTAGE OF   CUT-OFF DATE   AVERAGE        AVERAGE   REMAINING       CUT-OFF
                         MORTGAGE   CUT-OFF DATE    CUT-OFF DATE    PRINCIPAL      UNDERWRITTEN   MORTGAGE  TERM TO         DATE LTV
STATE                   PROPERTIES    BALANCE          BALANCE      BALANCE        DSCR           RATE      MATURITY (MOS)  RATIO
------------------------------------------------------------------------------------------------------------------------------------
California                 41      $  294,180,915      15.80%     $ 7,175,144        1.51x         7.53%           116.4       68.5%
New York                   30         163,395,938       8.78        5,446,531        1.59          7.71            119.7       67.4
Texas                      48         157,647,607       8.47        3,284,325        1.65          7.21            134.2       70.2
Virginia                   22         127,968,671       6.87        5,816,758        1.42          7.20            125.0       72.3
Ohio                       19          98,304,399       5.28        5,173,916        1.46          7.58            117.9       71.4
Washington                 13          83,788,247       4.50        6,445,250        1.63          7.19            116.5       64.3
Florida                    25          67,734,586       3.64        2,709,383        1.41          7.39            130.6       74.2
Oregon                      8          62,941,850       3.38        7,867,731        1.68          7.21            116.3       63.1
Maryland                   14          58,684,345       3.15        4,191,739        1.45          7.43            125.8       69.3
District of Columbia        2          52,315,613       2.81       26,157,807        1.52          6.77            119.9       55.6
Michigan                    9          52,148,068       2.80        5,794,230        1.41          7.64            158.0       70.1
Pennsylvania                5          50,654,823       2.72       10,130,965        1.55          7.23            125.1       71.0
Tennessee                  12          44,497,695       2.39        3,708,141        1.45          7.28            142.8       72.4
Wisconsin                   4          40,135,242       2.16       10,033,810        1.67          6.93            117.8       71.4
Oklahoma                    3          39,820,432       2.14       13,273,477        1.38          7.23            115.4       74.5
Puerto Rico                 2          38,377,755       2.06       19,188,878        1.62          7.89            113.9       66.9
New Mexico                 23          37,246,054       2.00        1,619,394        1.52          7.54            117.1       72.2
Massachusetts              13          35,148,109       1.89        2,703,701        1.55          7.12            114.9       67.0
Georgia                    10          34,245,325       1.84        3,424,533        1.55          7.34            158.9       70.3
Louisiana                   9          33,964,040       1.82        3,773,782        1.46          7.33            141.0       73.9
Connecticut                11          28,842,897       1.55        2,622,082        1.54          7.28            114.3       63.6
Illinois                    7          25,801,584       1.39        3,685,941        1.57          7.08            133.6       66.9
Arizona                     6          22,140,526       1.19        3,690,088        1.36          7.68            120.9       67.2
Kentucky                    9          20,300,455       1.09        2,255,606        1.45          7.52            212.9       72.4
Minnesota                   9          20,025,695       1.08        2,225,077        1.46          7.28            114.5       72.2
Idaho                       3          19,319,783       1.04        6,439,928        1.85          6.94            114.8       59.5
Colorado                    8          19,069,730       1.02        2,383,716        1.50          7.12            110.3       71.6
Arkansas                    5          15,919,238       0.86        3,183,848        1.42          7.63            124.2       69.5
Indiana                     4          14,654,090       0.79        3,663,523        1.44          8.14            143.5       65.3
Missouri                    2          13,463,766       0.72        6,731,883        1.95          6.90            135.1       62.7
Nebraska                    7          12,777,182       0.69        1,825,312        1.37          7.64            170.4       66.8
Utah                        4          11,606,330       0.62        2,901,582        1.79          7.16            115.2       60.0
South Carolina              4          10,090,706       0.54        2,522,677        1.44          7.37            209.3       72.7
New Hampshire               2           8,082,073       0.43        4,041,036        1.26          6.35            239.4       71.5
Iowa                        3           7,384,419       0.40        2,461,473        1.77          7.09            115.3       61.1
Nevada                      3           6,919,163       0.37        2,306,388        1.46          7.28            118.4       61.6
Alabama                     9           5,949,607       0.32          661,067        1.61          7.74            154.7       62.9
Rhode Island                3           5,765,973       0.31        1,921,991        1.46          7.15            117.7       75.1
Vermont                     1           5,161,627       0.28        5,161,627        1.32          7.05            113.0       78.6
Kansas                      2           3,978,438       0.21        1,989,219        1.40          7.58            114.7       64.7
Mississippi                 3           3,334,171       0.18        1,111,390        1.38          7.21            115.4       74.3
West Virginia               1           2,290,025       0.12        2,290,025        1.35          7.06            114.0       76.3
North Carolina              1           2,094,922       0.11        2,094,922        1.50          7.76            118.0       67.6
New Jersey                  1           1,998,409       0.11        1,998,409        1.32          7.15            119.0       64.5
Delaware                    1           1,347,306       0.07        1,347,306        1.69          7.71            118.0       72.8
                        -----      --------------    -------        ---------        ----          ----            -----       ----
TOTAL                     421      $1,861,517,825     100.0%      $ 4,421,658        1.53X         7.37%           126.1       68.8%
------------------------------------------------------------------------------------------------------------------------------------

(a) Information in this table is presented on the mortgaged property level based on allocated loan amounts and therefore may differ from information presented on the mortgage loan level.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
                GEOGRAPHIC DISTRIBUTION BY CUT-OFF DATE BALANCE
                                   AGGREGATE
--------------------------------------------------------------------------------

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

WA       4.50%
OR       3.38%
CA      15.80%
ID       1.04%
NV       0.37%
UT       0.62%
AZ       1.19%
CO       1.02%
NM       2.00%
NE       0.69%
KS       0.21%
OK       2.14%
TX       8.47%
MN       1.08%
IA       0.40%
MO       0.72%
AK       0.86%
LA       1.82%
WI       2.16%
IL       1.39%
TN       2.39%
MS       0.18%
MI       2.80%
IN       0.79%
KY       1.09%
AL       0.32%
OH       5.28%
WV       0.12%
VT       0.28%
NY       8.87%
PA       2.72%
WV       0.12%
NH       0.43%
MA       1.89%
RI       0.31%
CT       1.55%
NJ       0.11%
DE       0.07%
MD       3.15%
DC       2.81%
VA       6.87%
NC       0.11%
SC       0.54%
GA       1.84%
FL       3.64%
PR       2.06%

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

Florida              3.64%
Washington           4.50%
Ohio                 5.28%
Virginia             6.87%
Texas                8.47%
New York             8.78%
California          15.80%
Other               46.66%

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
                         DISTRIBUTION OF PROPERTY TYPES
                                   AGGREGATE
--------------------------------------------------------------------------------

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

Healthcare        5.0%
Movie Theatre     5.6%
Industrial       13.1%
Multifamily      15.8%
Office           16.2%
Lodging          16.8%
Retail           24.1%
Other             3.4%


                                                                                                     WEIGHTED
                                               PERCENTAGE  AVERAGE        WEIGHTED      WEIGHTED     AVERAGE           WEIGHTED
                  NUMBER OF     AGGREGATE      OF CUT-OFF  CUT-OFF DATE   AVERAGE       AVERAGE      REMAINING         AVERAGE
                  MORTGAGE     CUT-OFF DATE    DATE        PRINCIPAL      UNDERWRITTEN  MORTGAGE     TERM TO           CUT-OFF DATE
PROPERTY TYPE     PROPS         BALANCE        BALANCE     BALANCE        DSCR          RATE         MATURITY (MOS)    LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------
Retail              117        $ 448,577,458    24.1%     $  3,833,995     1.35x         7.36%          132.8            74.1%
Lodging              73          311,801,239    16.8         4,271,250     1.53          7.49           139.7            68.3
Office               52          301,139,444    16.2         5,791,143     1.42          7.22           114.7            71.7
Multifamily          72          294,076,829    15.8         4,084,400     1.39          7.61           120.4            71.2
Industrial           56          244,082,727    13.1         4,358,620     1.72          7.07           127.9            61.2
Movie Theatre         8          104,748,392    5.6         13,093,549     2.06          6.77           117.0            61.6
Healthcare           11           93,602,144    5.0          8,509,286     2.04          8.37           116.2            60.2
Other                32           63,489,591    3.4          1,984,050     1.53          7.18           115.7            63.5
-----                --           ----------    ---          ---------     ----          ----           -----            ----
TOTAL               421       $1,861,517,825  100.0%      $  4,421,658     1.53X        7.37%           126.1            68.8%
------------------------------------------------------------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
                         DISTRIBUTION OF PROPERTY TYPES
                                 LOAN GROUP ONE
--------------------------------------------------------------------------------

                                                                                                           WEIGHTED       WEIGHTED
                                                  PERCENTAGE OF                    WEIGHTED      WEIGHTED  AVERAGE        AVERAGE
                       NUMBER OF    AGGREGATE     CUT-OFF        AVERAGE CUT-OFF   AVERAGE       AVERAGE   REMAINING      CUT-OFF
                       MORTGAGE     CUT-OFF DATE  DATE           DATE PRINCIPAL    UNDERWRITTEN  MORTGAGE  TERM TO        DATE
PROPERTY TYPE          PROPS        BALANCE       BALANCE        BALANCE           DSCR          RATE      MATURITY (MOS) LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------
Lodging                  65       $254,409,133     21.0%        $  3,913,987        1.58x         7.38%     144.6            66.4%
Retail                   67        224,915,312     18.6            3,356,945        1.27          7.46      148.7            73.8
Office                   29        215,113,405     17.8            7,417,704        1.39          7.20      116.0            72.5
Industrial               42        207,659,656     17.1            4,944,278        1.77          7.02      130.1            59.5
Movie Theatre             8        104,748,392      8.7           13,093,549        2.06          6.77      117.0            61.6
Healthcare               10         91,087,010      7.5            9,108,701        2.06          8.39      116.2            60.4
Multifamily (a)          12         58,835,141      4.9            4,902,928        1.35          7.93      144.7            68.6
Other                    26         54,529,148      4.5            2,097,275        1.58          7.11      115.9            62.2
                         --        -----------    ------           ---------        ----          ----      -----            ----
TOTAL/WEIGHTED AVERAGE  259     $1,211,297,197    100.0%        $  4,676,823        1.59X         7.34%     132.0            66.7%
------------------------------------------------------------------------------------------------------------------------------------





--------------------------------------------------------------------------------
                         DISTRIBUTION OF PROPERTY TYPES
                                 LOAN GROUP TWO
--------------------------------------------------------------------------------
                                                                                                           WEIGHTED       WEIGHTED
                                                  PERCENTAGE OF                    WEIGHTED      WEIGHTED  AVERAGE        AVERAGE
                       NUMBER OF    AGGREGATE     CUT-OFF        AVERAGE CUT-OFF   AVERAGE       AVERAGE   REMAINING      CUT-OFF
                       MORTGAGE     CUT-OFF DATE  DATE           DATE PRINCIPAL    UNDERWRITTEN  MORTGAGE  TERM TO        DATE
PROPERTY TYPE          PROPS        BALANCE       BALANCE        BALANCE           DSCR          RATE      MATURITY (MOS) LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------
Multifamily (a)          60      $  235,241,688    36.2%        $  3,920,695       1.41x          7.53      114.4            71.8%
Retail                   50         223,662,146    34.4            4,473,243       1.44           7.26      116.9            74.4
Office                   23          86,026,039    13.2            3,740,263       1.50           7.27      111.3            69.6
Lodging                   8          57,392,106     8.8            7,174,013       1.26           7.99      118.1            76.8
Industrial               14          36,423,071     5.6            2,601,648       1.45           7.34      115.4            70.8
Other                     6           8,960,443     1.4            1,493,407       1.22           7.57      114.5            71.7
Healthcare                1           2,515,134     0.4            2,515,134       1.38           7.88      118.0            50.3
                        -----     -------------   -----            ---------       ----           ----      -----            ----
TOTAL/WEIGHTED AVERAGE  162       $ 650,220,628   100.0%        $  4,013,708       1.42X          7.43%     115.2            72.7%
------------------------------------------------------------------------------------------------------------------------------------


(a) AIMCO Multifamily Pool is split between Loan Group 1 ($29.3MM) and Loan Group 2 ($79.8MM)

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                          DEBT SERVICE COVERAGE RATIO
                                   AGGREGATE
--------------------------------------------------------------------------------

     Weighted Average Current Debt Service Coverage Ratio: 1.53x
     95% of the Portfolio has Debt Service Coverage Ratio greater than or equal to 1.20x


                                                                                                       REMAINING         WEIGHTED
APPROXIMATE                                         PERCENTAGE  AVERAGE       WEIGHTED      WEIGHTED   AVERAGE           AVERAGE
RANGE OF CURRENT     NUMBER OF       AGGREGATE      OF CUT-OFF  CUT-OFF DATE  AVERAGE       AVERAGE    REMAINING         CUT-OFF
DEBT SERVICE         MORTGAGE        CUT-OFF DATE   DATE        PRINCIPAL     UNDERWRITTEN  MORTGAGE   TERM TO           DATE LTV
COVERAGE RATIOS      LOANS           BALANCE        BALANCE     BALANCE       DSCR          RATE       MATURITY (MOS)    RATIO
-----------------------------------------------------------------------------------------------------------------------------------
1.00 - 1.10x (a)       5           $   10,109,784    0.54%    $  2,021,957     1.04x        6.89%        204.3           88.3%
1.11 - 1.20           12               75,489,362    4.06        6,290,780     1.17         7.68         127.0           77.8
1.21 - 1.30           56              243,577,366   13.08        4,349,596     1.27         7.41         129.9           74.2
1.31 - 1.40           92              604,416,910   32.47        6,569,749     1.37         7.51         125.5           70.9
1.41 - 1.50           58              229,829,840   12.35        3,962,583     1.45         7.24         125.0           71.5
1.51 - 1.60           38              230,133,557   12.36        6,056,146     1.55         7.22         125.3           66.9
1.61 - 1.70           30               78,939,807    4.24        2,631,327     1.66         7.36         136.7           69.7
1.71 - 1.80           10               20,199,498    1.09        2,019,950     1.75         7.42         174.5           67.8
1.81 - 1.90            7               37,696,554    2.03        5,385,222     1.82         7.92         125.3           61.3
1.91 - 2.00            5              170,698,662    9.17       34,139,732     1.94         6.93         117.4           57.2
2.01 - 2.10            1              104,748,392    5.63      104,748,392     2.06         6.77         117.0           61.7
2.11 - 2.20            1                8,000,000    0.43        8,000,000     2.14         7.22         112.0           49.4
2.21 - 2.30            3               20,305,133    1.09        6,768,378     2.27         8.62         116.5           56.1
2.31 - 2.40            1                1,669,271    0.09        1,669,271     2.31         7.79         238.0           59.2
2.41 - 2.50            1                1,395,552    0.07        1,395,552     2.41         7.13         179.0           45.8
2.51 - 2.85            2               24,308,138    1.31       12,154,069     2.81         9.06         117.4           60.1
                    -----           -------------- ------       ----------     ----         ----         -----           ----
TOTAL                322           $1,861,517,825  100.00%    $  5,781,111     1.53X        7.37%        126.1           68.8%

------------------------------------------------------------------------------------------------------------------------------------
(a)    Credit tenant loans.


-------------------------------------------------------------------------------
                        CUT-OFF DATE LOAN TO VALUE RATIO
                                   AGGREGATE
--------------------------------------------------------------------------------

    Weighted Average Cut-off Date Loan to Value Ratio:  68.8%

                                                                                                 WEIGHTED         WEIGHTED
                                             PERCENTAGE   AVERAGE       WEIGHTED      WEIGHTED   AVERAGE          AVERAGE
                    NUMBER OF  AGGREGATE     OF CUT-OFF   CUT-OFF DATE  AVERAGE       AVERAGE    REMAINING        CUT-OFF
RANGE OF LOAN       MORTGAGE   CUT-OFF DATE  DATE         PRINCIPAL     UNDERWRITTEN  MORTGAGE   TERM TO          DATE
TO VALUE RATIOS       LOANS    BALANCE       BALANCE      BALANCE       DSCR          RATE       MATURITY (MOS)   LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------
30.1  -   50.0%         7    $  18,402,755     0.99%    $  2,628,965      2.07x        7.16%             138.8       47.6%
50.1  -   60.0         24      321,451,506    17.27       13,393,813      1.78         7.22              124.8       56.1
60.1  -   65.0         33      351,671,704    18.89       10,656,718      1.73         7.65              117.6       61.9
65.1  -   70.0         44      145,240,871     7.80        3,300,929      1.46         7.35              136.9       67.9
70.1  -   75.0        121      562,464,197    30.22        4,648,464      1.41         7.32              129.3       72.5
75.1  -   80.0         70      346,743,839    18.63        4,953,483      1.36         7.32              123.5       78.3
80.1  -   85.0         15       75,009,659     4.03        5,000,644      1.29         7.24              134.7       81.2
85.1  -   90.0 (a)      6       36,959,182     1.99        6,159,864      1.29         7.72              120.2       86.9
95.1  -  100.0 (a)      2        3,574,111     0.19        1,787,055      1.00         7.04              224.5       97.0
                      ---     ------------   ------        ---------      ----         ----              -----       ----
TOTAL                 322   $1,861,517,825   100.00%     $ 5,781,111      1.53X        7.37%             126.1       68.8%

------------------------------------------------------------------------------------------------------------------------------------


(a) Six loans are credit tenant loans


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

-------------------------------------------------------------------------------
                    REMAINING AMORTIZATION TERM (IN MONTHS)
                                   AGGREGATE
--------------------------------------------------------------------------------

                                              PERCENTAGE   AVERAGE        WEIGHTED       WEIGHTED     WEIGHTED          WEIGHTED
RANGE OF           NUMBER OF   AGGREGATE      OF CUT-OFF   CUT-OFF DATE   AVERAGE        AVERAGE      AVERAGE            AVERAGE
AMORTIZATION       MORTGAGE    CUT-OFF DATE   DATE         PRINCIPAL      UNDERWRITTEN   MORTGAGE   REMAINING TERM TO  CUT-OFF DATE
TERMS (MONTHS)     LOANS       BALANCE        BALANCE      BALANCE        DSCR           RATE       MATURITY (MOS)     LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------
Interest Only (a)     3     $   70,000,000      3.76%    $23,333,333       1.60x          6.84%         117.4             52.9%
131 - 150             1          1,180,618      0.06       1,180,618       1.68           8.17          140.0             58.3
171 - 190             6         13,612,708      0.73       2,268,785       1.37           7.14          156.0             66.5
191 - 210             1          1,657,162      0.09       1,657,162       1.20           6.97          210.0             78.9
211 - 230             4          7,957,917      0.43       1,989,479       1.21           7.67          223.5             84.2
231 - 250            51        141,419,063      7.60       2,772,923       1.46           7.44          219.9             68.7
251 - 270             2         11,303,406      0.61       5,651,703       1.32           7.33          248.9             77.1
271 - 290             5         18,966,033      1.02       3,793,207       1.34           8.21          119.9             75.8
291 - 310            94        542,974,093     29.17       5,776,320       1.66           7.45          116.9             65.7
311 - 330             3        116,284,819      6.25      38,761,606       1.39           8.42          111.2             62.1
331 - 360           152        936,162,007     50.29       6,158,961       1.48           7.21          117.1             72.3
                    ---        -----------     -------   -----------       ----           ----          -----             ----
TOTAL               322     $1,861,517,825    100.00%    $ 5,781,111       1.53X          7.37%         126.1             68.8%

------------------------------------------------------------------------------------------------------------------------------------


(a) The Washington Monarch Hotel Loan is an interest only loan that begins to amortize when its mezzanine loan (not in Trust) is paid off on 05/11/06


-------------------------------------------------------------------------------
                             CURRENT MORTGAGE RATES
                                   AGGREGATE
-------------------------------------------------------------------------------

                                              PERCENTAGE   AVERAGE        WEIGHTED       WEIGHTED     WEIGHTED          WEIGHTED
RANGE OF           NUMBER OF   AGGREGATE      OF CUT-OFF   CUT-OFF DATE   AVERAGE        AVERAGE      AVERAGE            AVERAGE
MORTGAGE           MORTGAGE    CUT-OFF DATE   DATE         PRINCIPAL      UNDERWRITTEN   MORTGAGE   REMAINING TERM TO  CUT-OFF DATE
RATES              LOANS       BALANCE        BALANCE      BALANCE        DSCR           RATE       MATURITY (MOS)     LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------
6.0001 - 6.2500%     2      $   9,514,000       0.51%    $ 4,757,000       1.68x          6.17%        202.2            62.7%
6.2501 - 6.5000      2         16,189,014       0.87       8,094,507       1.44           6.40         119.3            74.3
6.5001 - 6.7500      2         51,050,000       2.74      25,525,000       1.53           6.74         120.0            56.0
6.7501 - 7.0000     34        405,382,348      21.78      11,923,010       1.80           6.87         119.2            64.2
7.0001 - 7.2500     89        399,920,819      21.48       4,493,492       1.42           7.12         126.5            72.1
7.2501 - 7.5000     96        490,853,510      26.37       5,113,057       1.39           7.36         123.1            72.7
7.5001 - 7.7500     48        161,061,476       8.65       3,355,447       1.52           7.62         162.9            68.6
7.7501 - 8.0000     26         64,001,571       3.44       2,461,599       1.52           7.86         142.1            70.2
8.0001 - 8.2500     10         56,256,804       3.02       5,625,680       1.30           8.09         124.3            74.5
8.2501 - 8.5000      8        168,362,622       9.04      21,045,328       1.43           8.45         108.5            63.6
8.5001 - 8.7500      2          4,017,112       0.22       2,008,556       1.39           8.57         156.3            73.5
8.7501 - 9.0000      1          3,470,313       0.19       3,470,313       1.23           8.83         164.0            73.1
9.2500 - 9.5000      2         31,438,237       1.69      15,719,119       2.66           9.47         117.0            59.5
                   -----     ---------------  --------   -----------       ----           ----         -----            ----
  TOTAL            322     $1,861,517,825     100.00%    $ 5,781,111       1.53X          7.37%        126.1            68.8%
------------------------------------------------------------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                       DISTRIBUTION OF AMORTIZATION TYPES
                                   AGGREGATE
--------------------------------------------------------------------------------

                                              PERCENTAGE   AVERAGE        WEIGHTED       WEIGHTED     WEIGHTED          WEIGHTED
                   NUMBER OF   AGGREGATE      OF CUT-OFF   CUT-OFF DATE   AVERAGE        AVERAGE      AVERAGE            AVERAGE
AMORTIZATION       MORTGAGE    CUT-OFF DATE   DATE         PRINCIPAL      UNDERWRITTEN   MORTGAGE   REMAINING TERM TO  CUT-OFF DATE
TYPE               LOANS       BALANCE        BALANCE      BALANCE        DSCR           RATE       MATURITY (MOS)     LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------
Balloon             248      $1,198,449,586     64.38%    $  4,832,458     1.45x           7.49%        116.7             70.4%
Hyperamortizing      19         509,858,596     27.39       26,834,663     1.73            7.09         116.4             64.5
Fully Amortizing     55         153,209,643      8.23        2,785,630     1.43            7.40         232.2             70.5
----------------     --       -------------      ----        ---------     ----            ----         -----             ----
TOTAL               322      $1,861,517,825    100.00%    $  5,781,111     1.53X           7.37%        126.1             68.8%
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       DISTRIBUTION OF AMORTIZATION TYPES
                               LOAN GROUP ONE (a)
--------------------------------------------------------------------------------

                                              PERCENTAGE   AVERAGE        WEIGHTED       WEIGHTED     WEIGHTED          WEIGHTED
                   NUMBER OF   AGGREGATE      OF CUT-OFF   CUT-OFF DATE   AVERAGE        AVERAGE      AVERAGE            AVERAGE
AMORTIZATION       MORTGAGE    CUT-OFF DATE   DATE         PRINCIPAL      UNDERWRITTEN   MORTGAGE   REMAINING TERM TO  CUT-OFF DATE
TYPE               LOANS       BALANCE        BALANCE      BALANCE        DSCR           RATE       MATURITY (MOS)     LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------
Balloon             116      $  583,962,934    48.21%    $  5,034,163     1.49 x          7.53%       118.5             68.4%
Hyperamortizing      15         474,124,619    39.14       31,608,308     1.76            7.08        116.3             63.5
Fully Amortizing     55         153,209,643    12.65        2,785,630     1.43            7.40        232.2             70.5
----------------     --         -----------    -----      -----------     ----            ----        -----             ----
TOTAL               186      $1,211,297,197  100.00%     $  6,512,351     1.59X           7.34%       132.0             66.7%
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       DISTRIBUTION OF AMORTIZATION TYPES
                               LOAN GROUP TWO (a)
--------------------------------------------------------------------------------

                                              PERCENTAGE   AVERAGE        WEIGHTED       WEIGHTED     WEIGHTED          WEIGHTED
                   NUMBER OF   AGGREGATE      OF CUT-OFF   CUT-OFF DATE   AVERAGE        AVERAGE      AVERAGE            AVERAGE
AMORTIZATION       MORTGAGE    CUT-OFF DATE   DATE         PRINCIPAL      UNDERWRITTEN   MORTGAGE   REMAINING TERM TO  CUT-OFF DATE
TYPE               LOANS       BALANCE        BALANCE      BALANCE        DSCR           RATE       MATURITY (MOS)     LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------
Balloon             133       614,486,652      94.50%   $  4,620,200        1.42x         7.44%        115.1              72.3%
Hyperamortizing       4        35,733,976       5.50       8,933,494        1.34          7.31         117.9              78.9
                    -----    ------------     --------  ------------        ----          ----         -----              ----
TOTAL               137      $650,220,628     100.00%   $  4,746,136        1.42 X        7.43%        115.2              72.7%
------------------------------------------------------------------------------------------------------------------------------------

(a) AIMCO Multifamily Pool is split between Loan Group 1 ($29.3MM) and Loan Group 2 ($79.8MM)

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                 DISTRIBUTION OF REMAINING TERM TO MATURITY (a)
                                   AGGREGATE
--------------------------------------------------------------------------------

                                              PERCENTAGE   AVERAGE        WEIGHTED       WEIGHTED     WEIGHTED          WEIGHTED
RANGE OF REMAINING NUMBER OF   AGGREGATE      OF CUT-OFF   CUT-OFF DATE   AVERAGE        AVERAGE      AVERAGE            AVERAGE
TERM TO MARUTITY   MORTGAGE    CUT-OFF DATE   DATE         PRINCIPAL      UNDERWRITTEN   MORTGAGE   REMAINING TERM TO  CUT-OFF DATE
(MONTHS)           LOANS       BALANCE        BALANCE      BALANCE        DSCR           RATE       MATURITY (MOS)     LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------
    51 -   70        1        $18,780,204      1.01%     $18,780,204       1.17x          8.32%        69.0           76.7%
    71 -   90        3         16,435,134      0.88        5,478,378       1.27           7.27         79.9           78.5
    91 -  110        4         20,645,959      1.11        5,161,490       1.34           7.93        107.5           75.8
   111 -  130      249      1,609,291,139     86.45        6,463,017       1.55           7.35        116.2           68.2
   131 -  150        2          4,178,056      0.22        2,089,028       1.39           7.18        142.2           70.6
   151 -  170        2          6,689,339      0.36        3,344,669       1.21           8.70        165.0           75.2
   171 -  190       12         42,648,215      2.29        3,554,018       1.35           7.25        176.1           73.1
   191 -  210        1          1,657,162      0.09        1,657,162       1.20           6.97        210.0           78.9
   211 -  230        4          7,957,917      0.43        1,989,479       1.21           7.67        223.5           84.2
   231 -  250       43        123,927,610      6.66        2,882,037       1.44           7.42        236.7           69.4
   251 -  270        1          9,307,092      0.50        9,307,092       1.32           7.26        251.0           78.9
                   -----    -------------     -------     ----------       ----           ----        -----           ----
  TOTAL            322     $1,861,517,825    100.00%      $5,781,111       1.53X          7.37%       126.1           68.8%
------------------------------------------------------------------------------------------------------------------------------------
(a) "Maturity" means the stated maturity date or, with respect to any
    Hyper-Amortization Loan, it's Anticipated Repayment Date.

--------------------------------------------------------------------------------
                   DISTRIBUTION OF REMAINING TERM TO MATURITY
                               LOAN GROUP ONE (a)
--------------------------------------------------------------------------------
                                              PERCENTAGE   AVERAGE        WEIGHTED       WEIGHTED     WEIGHTED          WEIGHTED
RANGE OF REMAINING NUMBER OF   AGGREGATE      OF CUT-OFF   CUT-OFF DATE   AVERAGE        AVERAGE      AVERAGE            AVERAGE
TERM TO MARUTITY   MORTGAGE    CUT-OFF DATE   DATE         PRINCIPAL      UNDERWRITTEN   MORTGAGE   REMAINING TERM TO  CUT-OFF DATE
(MONTHS)           LOANS       BALANCE        BALANCE      BALANCE        DSCR           RATE       MATURITY (MOS)     LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------
    51 -   70        1      $  18,780,204       1.55%    $18,780,204         1.17x         8.32%        69.0              76.7%
    71 -   90        2          5,755,534       0.48       2,877,767         1.30          7.16         78.0              76.8
    91 -  110        3         13,004,278       1.07       4,334,759         1.33          8.16        106.0              77.3
   111 -  130      115        977,391,791      80.69       8,499,059         1.62          7.29        116.4              65.4
   131 -  150        2          4,178,056       0.34       2,089,028         1.39          7.18        142.2              70.6
   151 -  170        2          6,689,339       0.55       3,344,669         1.21          8.70        165.0              75.2
   171 -  190       12         42,648,215       3.52       3,554,018         1.35          7.25        176.1              73.1
   191 -  210        1          1,657,162       0.14       1,657,162         1.20          6.97        210.0              78.9
   211 -  230        4          7,957,917       0.66       1,989,479         1.21          7.67        223.5              84.2
   231 -  250       43        123,927,610      10.23       2,882,037         1.44          7.42        236.7              69.4
   251 -  270        1          9,307,092       0.77       9,307,092         1.32          7.26        251.0              78.9
                  ----       ------------     ------    ------------         ----          ----        -----              ----
  TOTAL            186     $1,211,297,197     100.00%    $ 6,512,351         1.59X         7.34%       132.0              66.7%
------------------------------------------------------------------------------------------------------------------------------------

(a) AIMCO Multifamily Pool is split between Loan Group 1 ($29.3MM) and Loan Group 2 ($79.8MM)

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


-------------------------------------------------------------------------------
                   DISTRIBUTION OF REMAINING TERM TO MATURITY
                               LOAN GROUP TWO (a)
-------------------------------------------------------------------------------


                                              PERCENTAGE   AVERAGE        WEIGHTED       WEIGHTED     WEIGHTED          WEIGHTED
RANGE OF REMAINING NUMBER OF   AGGREGATE      OF CUT-OFF   CUT-OFF DATE   AVERAGE        AVERAGE      AVERAGE            AVERAGE
TERM TO MARUTITY   MORTGAGE    CUT-OFF DATE   DATE         PRINCIPAL      UNDERWRITTEN   MORTGAGE   REMAINING TERM TO  CUT-OFF DATE
(MONTHS)           LOANS       BALANCE        BALANCE      BALANCE        DSCR           RATE       MATURITY (MOS)     LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------
    71 -  90         1       $ 10,679,600      1.64%     $10,679,600       1.26 x         7.33%         81.0            79.4%
    91 - 110         1          7,641,681      1.18        7,641,681       1.36           7.54         110.0            73.1
   111 - 120       135        631,899,347     97.18        4,680,736       1.42           7.43         115.9            72.6
                   ---        -----------     -----       -----------      ----           ----         -----            ----
  TOTAL            137       $650,220,628    100.00%     $ 4,746,136       1.42 X         7.43%        115.2            72.7%
------------------------------------------------------------------------------------------------------------------------------------


(a) AIMCO Multifamily Pool is split between Loan Group 1 ($29.3MM) and Loan Group 2 ($79.8MM)


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                              AMERICOLD POOL LOAN
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                               LOAN INFORMATION
-------------------------------------------------------------------------------

PRINCIPAL BALANCE (1):                        ORIGINAL         CUT-OFF DATE (2)
                                              --------         ----------------
                                            $ 148,500,000        $ 147,597,677

ORIGINATION DATE:                   April 22, 1998

INTEREST RATE:                      6.894% (Act/360)

AMORTIZATION:                       25 years

HYPERAMORTIZATION:                  After the ARD,  interest rate increases to
                                    8.894% and all excess cash flow is used to reduce outstanding principal balance; the additional 2% interest is accrued until principal balance is zero

ANTICIPATED REPAYMENT DATE ("ARD"): May 11, 2008

MATURITY DATE:                      May 11, 2023

THE BORROWER/SPONSOR:               Americold  Real  Estate, L.P., a limited-
                                    purpose entity affiliated with Vornado
                                    Realty Trust and Crescent Real Estate
                                    Equities Company

CALL PROTECTION:                    Two-year prepayment lockout from the date of
                                    securitization with U.S. Treasury defeasance thereafter until the ARD

CUT-OFF DATE LOAN/SF (3):           $41

UP-FRONT RESERVES (3):              Deferred Maintenance:  $1,948,178

ONGOING RESERVES (3):               CapEx:  $6,534,838/year
                                    Low Debt Service: cash flow in excess of
                                       debt service is escrowed if the DSCR
                                       falls below 1.25x.

COLLECTION ACCOUNT:                 Hard Lockbox

CROSS-COLLATERALIZATION/ DEFAULT:   Yes

PARTNER LOANS:                      None

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                             PROPERTY INFORMATIOM
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:             Portfolio of 29 assets

PROPERTY TYPE:                      Refrigerated Distribution / Warehouse

PROPERTY LOCATION BY ALLOCATED LOAN AMOUNT:

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

Florida        0.55%
Colorado       1.19%
Georgia        2.06%
Iowa           3.68%
Illinois       4.73%
Utah           5.34%
California     6.65%
Massachusetts  8.55%
Wisconsin      9.18%
Idaho         10.66%
Pennsylvania  11.06%
Washington    17.23%
Oregon        19.13%

YEARS BUILT:                        1946-1996

THE COLLATERAL:                     29 cold storage warehouses
                                    SF:             7,183,998
                                    Cubic Feet:   154,673,681

PROPERTY MANAGEMENT:                Americold Corporation
                                    (dba Americold Logistics)

1997 NET OPERATING INCOME (3):      $57,848,709

UNDERWRITTEN NET CASH FLOW (3):     $48,889,853

APPRAISED VALUE:                    $520,600,000

APPRAISED BY:                       Landauer Associates

APPRAISAL DATE:                     March 1, 1998

CUT-OFF DATE LTV (3):               56.7%

DSCR (4):                           1.94x

--------------------------------------------------------------------------------

(1) A single note, representing 50% of the $297,000,000 loan (Note B), is being contributed to the trust, the other 50% note (Note A) was securitized in GS Mortgage Securities Corporation II's Commercial Mortgage Pass-Through Certificates, Series 1998-GL II. Notes A & B are pari passu.
(2) October 1, 1998 (after giving effect to the payment due October 11, 1998).
(3) Assuming a $295,594,358 Cut-Off Date Loan Amount (combined Notes A & B).
(4) Based on Underwritten Net Cash Flow and the actual loan constant.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                              AMERICOLD POOL LOAN
-------------------------------------------------------------------------------

                              PROPERTY DESCRIPTION
-----------------------------------------------------------------------------------------------------------------------------------
                                                                         YEAR BUILT /
      PROPERTY           LOCATION                   PROPERTY TYPE        RENOVATED        SQUARE FOOTAGE         CUBIC FOOTAGE
------------------------------------------------------------------------------------------------------------------------------------
1.     Ash Street        Denver, CO            Regional Distribution       1976/1980          114,222                2,750,000
2.     Bettendorf        Bettendorf, IA        Regional Distribution       1973/1977          336,000                8,848,000
3.     Boston            Boston, MA            Regional Distribution         1969             218,316                3,067,994
4.     Burley            Burley, ID            Captive Production          1959/1996          407,217               10,722,101
5.     Burlington        Burlington, WA        Captive Production          1965/1968          194,000                4,655,000
6.     Clearfield        Clearfield, UT        National Distribution       1973/1978          358,400                8,601,600
7.     Connell           Connell, WA           Captive Production          1969/1971          235,500                5,644,800
8.     Main Street       Gloucester, MA        Regional Production         1962/1973          106,219                1,862,768
9.     Fogelsville       Fogelsville, PA       National Distribution       1976/1997          717,077               21,623,549
10.    Ft. Dodge         Fort Dodge, IA        Regional Distribution       1979/1980          155,811                3,067,994
11.    Hermiston         Hermiston, OR         Captive Production            1975             168,000                4,032,000
12.    Jesse St.         Los Angeles, CA       National Distribution       1954/1980          147,600                2,682,400
13.    Lois Avenue       Tampa, FL             Regional Distribution         1953              42,143                  344,080
14.    Milwaukie         Milwaukie, OR         Regional Distribution       1958/1988          196,626                4,688,624
15.    Moses Lake        Moses Lake, WA        Captive Production          1967/1979          302,400                7,257,600
16.    Nampa             Nampa, ID             Regional Production         1946/1974          364,000                7,981,000
17.    Plant City        Plant City, FL        Regional Production           1956             806,400                  806,400
18.    Plover            Plover, WI            Captive Production          1978/1981          384,400                9,363,200
19.    Rail Road Ave.    Gloucester, MA        Regional Production           1964              13,951                  270,480
20.    Rochelle          Rochelle, IL          National Distribution         1995             251,172                6,020,352
21.    Rogers St.        Gloucester, MA        Regional Production           1967             124,242                2,823,256
22.    Rowe Square       Gloucester, MA        Regional Production         1955/1986          157,966                2,387,465
23.    Salem             Salem, OR             Regional Production         1963/1981          498,400               12,487,600
24.    Southgate         Atlanta, GA           National Distribution         1996             135,116                3,726,418
25.    Turlock 2         Turlock, CA           Regional Production           1985             108,400                3,024,000
26.    Walla Walla       Walla Walla, WA       Regional Production         1960/1968          140,000                3,136,000
27.    Wallula           Wallula, WA           Captive Production            1981              40,000                1,200,000
28.    Watsonville       Watsonville, CA       Captive Production            1985             185,980                2,750,000
29.    Woodburn          Woodburn, OR          Regional Production         1952/1979          277,440                3,067,994
------------------------------------------------------------------------------------------------------------------------------------
      TOTAL                                                                                 7,183,998              154,673,681
------------------------------------------------------------------------------------------------------------------------------------


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                              AMERICOLD POOL LOAN
-------------------------------------------------------------------------------


                              PROPERTY DESCRIPTION
------------------------------------------------------------------------------------------------------------------------------------
                               CUT-OFF DATE ALLOCATED                      WTD. AVG.            UNDERWRITTEN
      PROPERTY                 LOAN AMOUNT             APPRAISED VALUE  CUT-OFF DATE LTV (1)   NET CASH FLOW        DSCR
------------------------------------------------------------------------------------------------------------------------------------
1.     Ash Street            $    1,757,790          $    6,200,000          56.7%           $     462,849          1.54x
2.     Bettendorf                 4,082,610              14,400,000          56.7                1,088,267          1.56
3.     Boston                     2,098,008               7,400,000          56.7                  606,267          1.69
4.     Burley                     9,951,361              35,100,000          56.7                4,653,746          2.74
5.     Burlington                 4,479,530              15,800,000          56.7                1,783,553          2.34
6.     Clearfield                 7,881,705              27,800,000          56.7                3,016,924          2.24
7.     Connell                    6,492,483              22,900,000          56.7                2,368,940          2.14
8.     Main Street                2,353,171               8,300,000          56.7                  714,605          1.78
9.     Fogelsville               16,330,438              57,600,000          56.7                2,139,954          0.77
10.    Ft. Dodge                  1,346,694               4,750,000          56.7                  346,861          1.51
11.    Hermiston                  6,662,592              23,500,000          56.7                2,739,870          2.41
12.    Jesse St.                  2,069,656               7,300,000          56.7                  685,951          1.94
13.    Lois Avenue                  127,582                 450,000          56.7                   67,936          3.12
14.    Milwaukie                  5,358,425              18,900,000          56.7                2,131,188          2.33
15.    Moses Lake                 9,696,198              34,200,000          56.7                3,561,526          2.15
16.    Nampa                      5,783,697              20,400,000          56.7                  680,270          0.69
17.    Plant City                   680,435               2,400,000          56.7                  186,202          1.60
18.    Plover                    13,551,996              47,800,000          56.7                5,024,753          2.17
19.    Rail Road Ave.               652,083               2,300,000          56.7                  164,781          1.48
20.    Rochelle                   6,974,458              24,600,000          56.7                2,872,681          2.42
21.    Rogers St.                 3,458,878              12,200,000          56.7                1,064,918          1.81
22.    Rowe Square                4,054,258              14,300,000          56.7                1,321,472          1.91
23.    Salem                      9,242,575              32,600,000          56.7                3,364,696          2.14
24.    Southgate                  3,033,606              10,700,000          56.7                  352,282          0.68
25.    Turlock 2                  2,579,982               9,100,000          56.7                  942,005          2.14
26.    Walla Walla                2,835,146              10,000,000          56.7                  973,992          2.01
27.    Wallula                    1,927,899               6,800,000          56.7                  833,766          2.54
28.    Watsonville                5,159,965              18,200,000          56.7                2,001,777          2.28
29.    Woodburn                   6,974,458              24,600,000          56.7                2,737,821          2.30
------------------------------------------------------------------------------------------------------------------------------------
      TOTAL/WEIGHTED AVERAGE   $147,597,677            $520,600,000 (2)      56.7%             $48,889,853          1.94X
------------------------------------------------------------------------------------------------------------------------------------

(1) Assuming a $295,594,358 Cut-Off Date Loan Amount (combined Notes A & B).
(2) March 1, 1998 appraisal date.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                              AMERICOLD POOL LOAN
-------------------------------------------------------------------------------


                                 LOCATION MAP


    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]


                                 [MAP OF USA]

                                   WA    5
                                   OR    4
                                   CA    3
                                   ID    2
                                   UT    1
                                   CO    1
                                   IA    2
                                   WI    1
                                   IL    1
                                   MA    5
                                   PA    1
                                   GA    1
                                   FL    2

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                                AIMCO POOL LOAN
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                               LOAN INFORMATION
-------------------------------------------------------------------------------


PRINCIPAL BALANCE:                    ORIGINAL                 CUT-OFF DATE  (1)
                                      --------                 ----------------
                                   $110,000,000                  $109,149,602

ORIGINATION DATE:                 December 29, 1997 (Amendment Date)

INTEREST RATE:                    8.50% (Act / 360)

TERM / AMORTIZATION:              120 Months / 320 months

HYPERAMORTIZATION:                None

ANTICIPATED REPAYMENT DATE
("ARD"):                          NA

MATURITY DATE:                    January 1, 2008

THE BORROWER /                    VMS National Properties, an Illinois general
                                  SPONSOR: partnership formed for the purpose of owning, operating, maintaining and managing the Properties. The Borrower is ultimately owned by Apartment Investment and Management
                                  Co.

CALL PROTECTION:                  Nine-year prepayment lockout from the date of
                                  origination; freely prepayable thereafter

CUT-OFF DATE LOAN / UNIT:         $36,862 / unit

RESERVES:                         Upfront Cap Ex Reserve: $2,046,765 Ongoing Cap
                                  Ex Reserve: Monthly, in an amount equivalent to 1/12th of $300 / unit

COLLECTION ACCOUNT:               None

CROSS-COLLATERALIZATION /
CROSS-DEFAULT:                    No / No

MEZZANINE DEBT:                   $30,403,848 (as of the Cut-Off Date) second
                                  mortgage financing, payable from free cash flow only

PHANTOM DEBT:                     $42,224,512 (as of the Cut-Off Date) arising
                                  from debt forgiven pursuant to a previously
                                  approved bankruptcy reorganization plan.
                                  Assuming the Senior Debt and the Mezzanine
                                  Debt are repaid as agreed at maturity, Phantom
                                  Debt will be extinguished. Phantom Debt
                                  becomes due and payable after an event of
                                  default
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                             PROPERTY INFORMATIOM
--------------------------------------------------------------------------------

SINGLE ASSET / PORTFOLIO:         Portfolio of 15 assets

PROPERTY TYPE:                    Multi-Family

PROPERTY LOCATION BY
ALLOCATED LOAN AMOUNT:


    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

                                  [PIE CHART]

                               Arkansas     2.67%
                               Texas        3.06%
                               Oregon       3.43%
                               Arizona      5.44%
                               Nebraska     4.09%
                               Indiana      8.72%
                               Maryland    11.17%
                               Louisiana    2.08%
                               California  59.34%

YEARS BUILT:                      1967 - 1978

THE COLLATERAL:                   15 multifamily properties located in
                                  California, Arizona, Oregon, Texas, Indiana,
                                  Arkansas, Louisiana, Nebraska and Maryland
                                  Units: 2,961

PROPERTY MANAGEMENT:              A successor to Insignia Residential Group,
                                  L.P.

UNDERWRITTEN NET CASH FLOW:       $14,695,605

APPRAISED VALUE:                  $178,375,000

APPRAISED BY:                     Crosson Dannis, Inc.

APPRAISAL DATES:                  August 27, 1998 - September 2, 1998

SENIOR CUT-OFF DATE LTV (2):      61.2%

COMBINED
CUT-OFF DATE LTV (2):             78.2%

SENIOR DSCR (3)(4):               1.39x
-------------------------------------------------------------------------------
(1) October 1, 1998 (after giving effect to the payment due October 1, 1998).
(2) Calculated using Senior Principal Balance as of the Cut-Off Date and Appraised Value
(3) Calculated using Senior Principal Balance and Mezzanine Principal Balance as of the Cut-Off Date and Appraised Value (4) Calculated using Underwritten Net Cash Flow and the actual senior loan constant.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                                AIMCO POOL LOAN
-------------------------------------------------------------------------------


                            (1) PROPERTY DESCRIPTION
------------------------------------------------------------------------------------------------------------------------------------
                                                            CUT-OFF DATE
                                              YEAR BUILT/   ALLOCATED       APPRAISED       CUT-OFF       UNDERWRITTEN
    PROPERTY                LOCATION           RENOVATED    LOAN AMOUNT     VALUE (1)       DATE LTV      NET CASH FLOW       DSCR
------------------------------------------------------------------------------------------------------------------------------------
Scotchollow Apts.           San Mateo, CA         1971      $  29,312,804   $   55,500,000     52.8%      $  4,353,732       1.54x
Pathfinder Apts.            Fremont, CA           1971         13,543,952       26,000,000     52.1          1,761,592       1.35
Towers of Westchester       College Park, MD      1968         12,191,075       17,000,000     71.7          1,575,196       1.34
Mountain View Apts.         San Dimas, CA         1978          7,200,564       10,650,000     67.6            968,936       1.39
North Park Apts.            Evansville, IN       1970/74        6,290,057        8,400,000     74.9            816,008       1.34
Forest Ridge Apts.          Flagstaff, AZ        1968/75        5,935,726        8,600,000     69.0            757,292       1.32
Crosswood Park Apts.        Citrus Heights, CA    1977          5,601,533       10,000,000     56.0            864,990       1.60
Buena Vista Apts.           Pasadena, CA          1973          4,983,690        8,500,000     58.6            696,815       1.45
Terrace Garden Townhomes    Omaha, NE             1971          4,466,847        6,250,000     71.5            598,065       1.39
Casa De Monterey            Norwalk, CA           1970          4,126,447        5,700,000     72.4            440,107       1.10
The Bluffs Apts.            Milwaukie, OR        1967/71        3,746,170        5,925,000     63.3            523,941       1.45
Vista Village Apts.         El Paso, TX           1971          3,341,728        3,650,000     91.6            236,604       0.73
Chapelle La Grande          Merrillville, IN      1973          3,228,160        4,350,000     75.1            380,549       1.22
Watergate Apts.             Little Rock, AR       1973          2,915,638        4,500,000     64.8            368,468       1.31
Shadow-Wood Apts.           Monroe, LA            1974          2,265,209        3,350,000     67.6            353,310       1.61
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/ WTD. AVG.                                1967-1978    $109,146,602     $178,375,000     61.2%       $14,695,605       1.39X
-----------------------------------------------------------------------------------------------------------------------------------
 (1) August - September 1998 Appraisal Date


                              PROPERTY DESCRIPTION
----------------------------------------------------------------------------------------------------------------------------
                            9/15/1998     NUMBER   AVG. RENTAL RATE /   % ONE       % TWO       % THREE
               PROPERTY     OCCUPANCY    OF UNITS         UNIT         BEDROOM     BEDROOM      BEDROOM      % OTHER
----------------------------------------------------------------------------------------------------------------------------
Scotchollow Apts.              97.0%        418           $1,336       69.4%        30.4%           .2%          -
Pathfinder Apts.               97.0         246            1,221        -           57.7          42.3           -
Towers of Westchester Apts.    98.0         303              960       50.5         34.0          14.9           -
Mountain View Apts.            99.0         168              913        -           73.8          26.2           -
North Park Apts.               99.0         284              521       47.9         52.1           -             -
Forest Ridge Apts.             91.0         278              636       60.4         34.5           5.1           -
Crosswood Park Apts.           95.0         180              792       36.7         51.7          11.7           -
Buena Vista Apts.              99.0          92            1,090       55.4         38.0           6.5           -
Terrace Garden Townhomes       95.0         126              773        -           50.0          50.0           -
Casa De Monterey Apts.         96.0         144              681       77.8         22.2           -             -
The Bluffs Apts.               97.0         137              586       60.6         35.0           4.4           -
Vista Village Apts.            96.0         220              549       38.6         61.4           -             -
Chapelle La Grande Apts.       92.0         105              721       32.4         56.2          11.4           -
Watergate Apts.                88.0         140              610       20.0         50.0          30.0           -
Shadow-Wood Apts.              97.0         120              543       53.3         43.3           3.3           -
----------------------------------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.              96.0%      2,961          $   797       42.8%        44.8%         12.2%          -
----------------------------------------------------------------------------------------------------------------------------


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                                AIMCO POOL LOAN
-------------------------------------------------------------------------------









                                  LOCATION MAP


    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]



                                 [MAP OF USA]

                                   OR    1
                                   CA    6
                                   AZ    1
                                   NE    1
                                   TX    1
                                   AR    1
                                   LA    1
                                   IN    2
                                   MD    1

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                    ENTERTAINMENT PROPERITES TRUST POOL LOAN
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                               LOAN INFORMATION
-------------------------------------------------------------------------------

PRINCIPAL BALANCE:                  ORIGINAL                  CUT-OFF DATE (1)
                                  $105,000,000                 $104,748,392

ORIGINATION DATE:                 June 29, 1998

INTEREST RATE:                    6.772% (Act/360)

AMORTIZATION:                     30 years

HYPERAMORTIZATION:                After the ARD, the interest rate increases to
                                  the greater of: (i) 8.772%, and (ii) the 20 Yr
                                  UST as of the ARD plus 2.0%. After the ARD, all excess cash flow is used to reduce outstanding principal balance; the additional
                                  2% interest is accrued until principal balance is zero

ANTICIPATED REPAYMENT DATE
("ARD"):                          July 11, 2008

MATURITY DATE:                    June 11, 2028

THE BORROWER/SPONSOR:             EPT DownREIT II Inc., a bankruptcy remote,
                                  special-purpose Missouri corporation
                                  wholly-owned by Entertainment Properties Trust
                                  (NYSE: EPR)

CALL PROTECTION:                  Two-year prepayment lockout from the date of
                                  securitization with U.S. Treasury defeasance thereafter until the ARD

CUT-OFF DATE LOAN/NRSF:           $125

RESERVES:                         Cap Ex Reserve: Monthly, in an amount
                                  equivalent to 1/12th of the product of
                                  $0.10/SF and 834,720 USF LowDebt Service
                                  Reserve: Cash flow in excess of debt service is escrowed if annual net operating income falls below 85% of NOI at closing of the loan and applied to the loan as determined by Lender if annual net operating income falls below 75% of NOI at closing of the loan.
                                  Master Lease Rollover Reserve: Upon assignment by Net Lease Lessee of more than two (2) master leases (subject to Lender approval and rating agency affirmation), Borrower shall deposit an amount equal to the product of $5.00 as escalated by increases in the CPI and the usable square footage of each property subject to an assigned master lease

COLLECTION ACCOUNT:               Hard lockbox

CROSS-COLLATERALIZATION /
CROSS-DEFAULT:                    Yes

PARTNER LOANS:                    None

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                             PROPERTY INFORMATIOM
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:           Portfolio of eight assets

PROPERTY TYPE:                    Megaplex Movie Theatre Complexes

PROPERTY LOCATION BY
ALLOCATED LOAN AMOUNT:

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

                                  [PIE CHART]

                                California 44.03%
                                Ohio        7.65%
                                Missouri   10.95%
                                Texas      37.37%


YEARS BUILT:                      1995 - 1997

THE COLLATERAL:                   Eight net-leased megaplex movie theatre
                                  complexes located in California, Texas,
                                  Missouri and Ohio

                                  Screens:                             184
                                  Seats:                            35,445
                                  NRSF:                            834,720

NET LEASE LESSEE:                 American Multi-Cinema, Inc., an affiliate of
                                  AMC Entertainment Inc. (NYSE: AEN)

UNDERWRITTEN NET
OPERATING INCOME:                 $17,083,500

UNDERWRITTEN
NET CASH FLOW:                    $17,000,028

APPRAISED VALUE:                  $169,900,000

APPRAISED BY:                     Cushman & Wakefield

APPRAISAL DATE:                   May & June 1998

CUT-OFF DATE LTV:                 61.7%

UWNCF DSCR (2):                   2.06x
-------------------------------------------------------------------------------
 (1) October 1, 1998 (after giving effect to the payment due October 11, 1998).
 (2) Calculated using Underwritten Net Cash Flow and the actual loan constant.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                    ENTERTAINMENT PROPERITES TRUST POOL LOAN
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                            (3) PROPERTY DESCRIPTION
-------------------------------------------------------------------------------

                                                                                                     WTD. AVG.
                                                                        CUT-OFF DATE                 CUT-OFF   UNDERWRITTEN
                                                 NUMBER      NUMBER OF  ALLOCATED LOAN  APPRAISED    DATE      NET
THEATRE COMPLEX         LOCATION          BUILT  OF SCREENS  SEATS      AMOUNT          VALUE        LTV       CASH FLOW      DSCR
------------------------------------------------------------------------------------------------------------------------------------
AMC Promenade 16        Woodhills, CA     1996      16        2,860     $19,112,420    $31,000,000    61.7%   $2,979,518       1.97x
AMC Ontario Mills 30    Ontario, CA       1996      30        5,496      16,954,566     27,500,000    61.7     2,643,347       1.97
AMC Studio 30           Houston, TX       1997      30        6,032      16,029,772     26,000,000    61.7     2,758,385       2.18
AMC Grand 24            Dallas, TX        1995      24        5,067      12,392,246     20,100,000    61.7     1,943,183       1.99
AMC West Olive 16       Creve Coeur, MO   1997      16        2,817      11,467,452     18,600,000    61.7     1,862,958       2.06
AMC Huebner Oaks 24     San Antonio, TX   1997      24        4,400      10,727,616     17,400,000    61.7     1,764,900       2.08
AMC Mission Valley 20   San Diego, CA     1995      20        4,361      10,049,434     16,300,000    61.7     1,703,065       2.15
AMC Lennox 24           Columbus, OH      1996      24        4,412       8,014,886     13,000,000    61.7     1,344,674       2.13
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                             184       35,445    $104,748,392   $169,900,000(a) 61.7%  $17,000,030       2.06X
------------------------------------------------------------------------------------------------------------------------------------


                                                           CUT-OFF DATE                 WTD. AVG.
                                    NUMBER OF  NUMBER OF   ALLOCATED LOAN  APPRAISED    CUT-OFF     UNDERWRITTEN NET
STATE                       BUILT    SCREENS    SEATS      AMOUNT          VALUE        DATE LTV     CASH FLOW        DSCR
------------------------------------------------------------------------------------------------------------------------------------
California                1995-1996   66       12,717    $  46,116,420    $ 74,800,000    61.7%     $7,325,930        2.01x
Texas                     1995-1997   78       15,499       39,149,634      63,500,000    61.7       6,466,468        2.08
Missouri                     1997     16        2,817       11,467,452      18,600,000    61.7       1,862,958        2.06
Ohio                         1996     24        4,412        8,014,886      13,000,000    61.7       1,344,674        2.13
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE              184        35,445     $104,748,392    $169,900,000(a) 61.7%    $17,000,030        2.06X
------------------------------------------------------------------------------------------------------------------------------------

(a)    May and June 1998 Appraisal Date.


                                  LOCATION MAP

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

                                 [MAP OF USA]

                           AMC Promenade         16
                           AMC Ontario Mills     30
                           AMC Mission Valley    20
                           AMC Huebner Oaks      24
                           AMC Studio            30
                           AMC West Olive        16
                           AMC Lennox            24
                           AMC Gravel            24

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                             SKYLINE CITY POOL LOAN
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                               LOAN INFORMATION
-------------------------------------------------------------------------------

PRINCIPAL BALANCE                 ORIGINAL                   CUT-OFF DATE (1)
                                  $87,700,000                  $87,423,946

ORIGINATION DATE:                 May 14, 1998

INTEREST RATE:                    7.049% (Act/360)

AMORTIZATION:                     30 years

HYPERAMORTIZATION:                After the ARD, the interest rate increases to
                                  the greater of: (i) 9.049%, and (ii) the 20 Yr
                                  UST as of the ARD plus 2.0%. After the ARD, all excess cash flow is used to reduce outstanding principal balance; the additional
                                  2% interest is accrued until principal balance is zero

ANTICIPATED REPAYMENT DATE
("ARD"):                          August 11, 2008

MATURITY DATE:                    June 11, 2028

THE BORROWERS:                    Ninth Skyline Associates Limited Partnership
                                  and Fifteenth Skyline Associates Limited
                                  Partnership, whose general partners are
                                  bankruptcy remote, special-purpose limited liability companies

CALL PROTECTION:                  Two-year prepayment lockout from the date of
                                  securitization with U.S. Treasury defeasance thereafter until one payment date prior to the ARD

CUT-OFF DATE LOAN / SF:           $120

RESERVES:                         TI/Leasing Commissions: Monthly, according to
                                  a schedule outlined in the Loan Agreement, averaging $57,564 per month throughout initial term (prior to ARD) Cap Ex: Monthly, in an amount equivalent to 1/12th of the product of $0.20/SF and 728,668 RSF Debt Service:
                                  Monthly, in an amount sufficient to cover monthly debt service payment amount, $592,148
                                  Low Debt Service: Cash flow in excess of debt service is escrowed if annual net operating income falls below $8,400,000

COLLECTION ACCOUNT:               Soft lockbox, springing to hard lockbox if (i)
                                  net operating income falls below $8,400,000,
                                  (ii) after ARD or (iii) after an event of default

CROSS-COLLATERALIZATION /
CROSS-DEFAULT:                    Yes

PARTNER LOANS:                    None

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                             PROPERTY INFORMATIOM
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:           Portfolio of two assets

PROPERTY TYPE:                    Office

LOCATION:                         Fairfax County, Virginia

YEARS BUILT:                      1980 and 1987

OCCUPANCY:                        97.3% (as of 8/1/98)

THE COLLATERAL (3):               One Class A and one Class B office buildings,
                                  comprising approximately 728,668 SF, located in the Skyline City master planned office park in Fairfax County, Northern Virginia

                                  Office:                         724,614 NRSF
                                  Storage:                          4,054 NRSF
                                  Total Space:                    728,668 NRSF
                                  Garage Space:                     1,997 spaces


   MAJOR TENANTS                                     NRSF            EXPIRATION
   -------------                                     ----            ----------
   U.S. Government                             410,824 SF          '99,`02, `09
   Science Applications                         87,737 SF                  8/03
   Birch and Davis                              30,886 SF                  1/00
   Booz, Allen & Hamilton                       19,683 SF                  3/02

PROPERTY MANAGEMENT:              Charles E. Smith Real Estate Services, L.P.

UNDERWRITTEN
NET OPERATING INCOME:             $10,860,380

UNDERWRITTEN NET CASH FLOW:       $9,951,015

APPRAISED VALUE:                  $122,600,000

APPRAISED BY:                     Cushman & Wakefield

APPRAISAL DATE:                   April 1998

CUT-OFF DATE LTV:                 71.3%

DSCR (2):                         1.40x

-------------------------------------------------------------------------------
 (1) August 11, 1998.
 (2) Based on Underwritten Net Cash Flow and actual loan constant.
 (3) While the Properties are currently owned by limited partnerships not directly affiliated with The Charles E. Smith companies, Charles E.
     Smith Commercial Realty L.P. has made an offer, by way of a private placement memorandum, to purchase the Properties in exchange for Operating Partnership units. The acquisition is expected to take place October 31, 1998.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                           LEASE EXPIRATION SCHEDULE


-----------------------------------------------------------------------------------------------------------------------
YEAR ENDING DEC. 31  EXPIRING SF     % OF TOTAL SF   ANNUALIZED TENANT BASE RENT        % OF TOTAL BASE RENT (1)
------------------------------------------------------------------------------------------------------------------------
MO/MO
1998                    30,674           4.2%                  $690,579                            4.4%
1999                   119,948          16.5                  2,582,369                           16.7
2000                    56,906           7.8                  1,188,829                            7.7
2001                    24,894           3.4                    585,039                            3.8
2002                    91,586          12.6                  1,736,695                           11.2
2003                    97,120          13.3                  2,248,515                           14.5
2004                         -           -                            -                            -
2005                         -           -                            -                            -
2006                         -           -                            -                            -
2007                         -           -                            -                            -
Thereafter             283,073          38.8                  6,468,649                           41.7
Vacant                  24,467           3.4                          -                            -
------------------------------------------------------------------------------------------------------------------------
   TOTAL               728,668         100.0%               $15,500,675                          100.0%
------------------------------------------------------------------------------------------------------------------------


(1) Total Base Rent does not include income from rooftop antennae leases totaling $408,932 per year


                                  LOCATION MAP


    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]


                                     [MAP]


                      I-395        Leesburg Pike (Rte. 7)

               One Skyline Tower              Three Skyline Place

                    Seminary Road         S. George Mason Drive

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

PROSPECTUS

                    GS MORTGAGE SECURITIES CORPORATION II

                                    SELLER

                       COMMERCIAL MORTGAGE PASS-THROUGH
                      CERTIFICATES (ISSUABLE IN SERIES)

   GS Mortgage Securities Corporation II (the "Seller") from time to time will offer Commercial Mortgage Pass-Through Certificates (the "Offered Certificates") in series (each, a "Series") by means of this Prospectus and a separate Prospectus Supplement for each Series. If specified in the related Prospectus Supplement, a Series may include one or more Classes of certificates (together with the Offered Certificates, the "Certificates") not offered by means of this Prospectus. The Certificates of each Series will evidence beneficial ownership interests in a trust fund (each, a "Trust Fund") to be established by the Seller. The Certificates of a Series may be divided into two or more Classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, rights of the holders of certain Classes to receive principal and interest may be subordinated to those of other Classes.

   Each Trust Fund will consist primarily of a pool (each, a "Mortgage Pool") of (i) one or more mortgage loans secured by first, second or more junior liens on commercial real estate properties, multifamily residential properties and/or mixed residential/commercial properties, and related property and interests, or (ii) certain financial leases and similar arrangements equivalent to such mortgage loans as described herein and in the related Prospectus Supplement (the "Mortgage Loans"), conveyed to such Trust Fund by the Seller, and other assets, including any reserve funds established with respect to a Series, insurance policies on the Mortgage Loans, letters of credit, certificate guarantee insurance policies or other credit enhancements described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Mortgage Loans included in a Mortgage Pool may also include participation interests in such types of mortgage loans and installment contracts for the sale of such types of properties. The Mortgage Loans will have fixed or adjustable interest rates. Some Mortgage Loans will fully amortize over their remaining terms to maturity and others will provide for balloon payments at maturity. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans will be non-recourse obligations of the mortgagors. The Mortgage Loans will be either seasoned or newly originated Mortgage Loans acquired by the Seller from third parties, which third parties may or may not be the originators of such Mortgage Loans and may or may not be affiliates of the Seller. Information regarding each Series of Certificates, including interest and principal payment provisions for each Class of Offered Certificates, as well as information regarding the size, composition and other characteristics of the Mortgage Pool relating to such Series, will be furnished in the related Prospectus Supplement. The Mortgage Loans, other than, if so specified in the related Prospectus Supplement, Specially Serviced Mortgage Loans, will be serviced by a Master Servicer identified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, Mortgage Loans that become Specially Serviced Mortgage Loans (as described in such Prospectus Supplement) will be serviced by a Special Servicer identified therein.

   The Certificates will not represent an obligation of or an interest in the Seller or any affiliate thereof. Unless otherwise specified in the related Prospectus Supplement, the Certificates will not be insured or guaranteed by any governmental agency or instrumentality. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans will not be insured or guaranteed by any governmental agency or instrumentality or any insurer.

   The Seller, as specified in the related Prospectus Supplement, may elect to treat all or a specified portion of the related Trust Fund as one or more "real estate mortgage investment conduits" (each a "REMIC"), for federal income tax purposes. If such an election is made, each Class of Certificates of a Series will be either "regular interests" or "residual interests", as specified in the related Prospectus Supplement. If no such election is made, the Trust Fund, as specified in the related Prospectus Supplement, may elect to be treated as a "financial asset securitization investment trust" ("FASIT"), or if no such election is made, will be classified as a grantor trust for federal income tax purposes. See "FEDERAL INCOME TAX CONSEQUENCES."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, NO INVESTOR SHOULD PURCHASE CERTIFICATES OF ANY CLASS UNLESS THE INVESTOR UNDERSTANDS AND IS ABLE TO BEAR THE PREPAYMENT, YIELD, LIQUIDITY AND
                   MARKET RISKS ASSOCIATED WITH THAT CLASS.

   THE RISKS ASSOCIATED WITH THE OFFERED CERTIFICATES MAY MAKE THEM UNSUITABLE FOR SOME INVESTORS. SEE "RISK FACTORS" ON PAGE 4 HEREIN. THE OFFERED CERTIFICATES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT EACH INVESTOR IN ANY CLASS OF OFFERED CERTIFICATES POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED AND INCORPORATED IN THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT IN THE CONTEXT OF THAT INVESTOR'S FINANCIAL SITUATION.

   THE YIELD OF EACH CLASS OF OFFERED CERTIFICATES WILL DEPEND UPON, AMONG OTHER THINGS, ITS PURCHASE PRICE, ITS SENSITIVITY TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS AND THE ACTUAL CHARACTERISTICS OF THE MORTGAGE LOANS. MORTGAGE LOAN PREPAYMENT RATES ARE LIKELY TO FLUCTUATE SIGNIFICANTLY FROM TIME TO TIME. INVESTORS SHOULD CONSIDER THE ASSOCIATED RISKS, INCLUDING:

     O FAST MORTGAGE LOAN PREPAYMENT RATES CAN REDUCE THE YIELDS OF THE OFFERED CERTIFICATES, INCLUDING ANY INTEREST-ONLY CLASSES, PURCHASED AT A PREMIUM OVER THEIR PRINCIPAL AMOUNTS.

     O SLOW MORTGAGE LOAN PREPAYMENT RATES CAN REDUCE THE YIELDS OF THE OFFERED CERTIFICATES, INCLUDING ANY PRINCIPAL-ONLY CLASSES, PURCHASED AT A DISCOUNT TO THEIR PRINCIPAL AMOUNTS.

     O SMALL DIFFERENCES IN THE ACTUAL CHARACTERISTICS OF THE MORTGAGE LOANS CAN AFFECT THE WEIGHTED AVERAGE LIVES AND YIELDS OF THE OFFERED CERTIFICATES.

   SEE "RISK FACTORS" AND "YIELD CONSIDERATIONS" IN THIS PROSPECTUS AND "RISK FACTORS" AND "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" IN THE RELATED PROSPECTUS SUPPLEMENT.

   Offers of the Offered Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "PLAN OF DISTRIBUTION" herein and in the related Prospectus Supplement. Affiliates of the Seller may from time to time act as agents or underwriters in connection with the sale of the Offered Certificates. Offerings of certain Classes of the Certificates, as specified in the related Prospectus Supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. Such offerings are not being made pursuant to the Registration Statement of which this Prospectus forms a part.

   There will have been no secondary market for any Series of the Offered Certificates prior to the offering thereof. There can be no assurance that such a market will develop for the Offered Certificates of any Series or, if it does develop, that it will continue.

   This Prospectus may not be used to consummate sales of the Offered Certificates unless accompanied by a Prospectus Supplement.

               The date of this Prospectus is October 14, 1998

                            PROSPECTUS SUPPLEMENT

   The Prospectus Supplement relating to each Series of Offered Certificates will, among other things, set forth with respect to such Series of Offered Certificates, to the extent applicable thereto: (i) any structural features, such as multiple levels of trusts or the use of special finance vehicles to hold the Mortgage Pool, used in structuring the transaction; (ii) the identity of each Class within such Series; (iii) the initial aggregate principal amount, the interest rate (the "Pass-Through Rate") (or the method for determining such rate) and the authorized denominations of each Class of Offered Certificates of such Series; (iv) certain information concerning the Mortgage Loans relating to such Series, including the principal amount, type and characteristics of such Mortgage Loans on the Cut-Off Date for such Series of Offered Certificates, and, if applicable, the amount of any Reserve Fund for such Series; (v) the identity of the Master Servicer; (vi) the identity of the Special Servicer, if any, and the characteristics of any Specially Serviced Mortgage Loans; (vii) the method of selection and powers of any Operating Advisor directing and approving actions of the Special Servicer; (viii) the circumstances, if any, under which the Offered Certificates of such Series are subject to redemption prior to maturity; (ix) the final scheduled distribution date of each Class of Offered Certificates of such Series; (x) the method used to calculate the aggregate amount of principal available and required to be applied to the Offered Certificates of such Series on each Distribution Date; (xi) the order of the application of principal and interest payments to each Class of Offered Certificates of such Series and the allocation of principal to be so applied; (xii) the extent of subordination of any Subordinate Certificates; (xiii) the principal amount of each Class of Offered Certificates of such Series that would be outstanding on specified Distribution Dates, if the Mortgage Loans relating to such Series were prepaid at various assumed rates; (xiv) the Distribution Dates for each Class of Offered Certificates of such Series; (xv) the representations and warranties to be made by the Seller and any other entity, in respect of the Mortgage Loans; (xvi) if applicable, relevant financial information with respect to the Borrower(s) and the Mortgaged Properties underlying the Mortgage Loans relating to such Series; (xvii) information with respect to the terms of the Subordinate Certificates or Residual Certificates, if any, of such Series, (xviii) additional information with respect to any Credit Enhancement or cash flow agreement relating to such Series and, if the Certificateholders of such Series will be materially dependent upon any provider of Credit Enhancement or any cash flow agreement counterparty for timely payment of interest and/or principal on their Certificates, information (including financial statements) regarding such provider or counterparty; (xix) additional information with respect to the plan of distribution of such Series; (xx) whether the Offered Certificates of such Series will be available in definitive form or through the book-entry facilities of The Depository Trust Company or another depository; (xxi) if a Trust Fund contains a concentration of Mortgage Loans having a single Borrower, including affiliates thereof, or Mortgage Loans secured by Mortgaged Properties leased to a single lessee, including affiliates thereof, representing 20% or more of the aggregate principal balance of the Mortgage Loans in such Trust Fund, financial statements for such Mortgaged Properties as well as specific information with respect to such Mortgage Loans, Mortgaged Properties and, to the extent material, leases and additional information concerning any common ownership, common management or common control of, or cross-default, cross-collateralization or similar provisions relating to, such Mortgaged Properties and the concentration of credit risk thereon; (xxii) if a Trust Fund contains a concentration of Mortgage Loans having a single Borrower, including affiliates thereof, or Mortgage Loans secured by Mortgaged Properties leased to a single lessee, including affiliates thereof, representing 10% or more, but less than 20%, of the aggregate principal balance of the Mortgage Loans in such Trust Fund, selected financial information with respect to such Mortgaged Properties as well as, to the extent material, specific information with respect to any common ownership, common management or common control of, or cross-default, cross-collateralization or similar provisions relating to, such Mortgaged Properties and the concentration of credit risk thereon; (xxiii) if applicable, additional information concerning any known concerns regarding unique economic or other factors where there is a material concentration of any of the Mortgage Loans in a specific geographic region; (xxiv) if applicable, additional financial and other information concerning individual Mortgaged Properties when there is a substantial concentration of one or a few Mortgage Loans in a jurisdiction or region thereof experiencing economic difficulties which may have a material effect on such Mortgaged Properties;
(xxv) if a Trust Fund contains a substantial concentration of one or a few

Mortgage Loans in a single jurisdiction, a description of material differences, if any, between the legal aspects of Mortgage Loans in such jurisdiction and the summary of general legal aspects of Mortgage Loans set forth under "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS;" and (xxvi) the rating assigned to each Class of Offered Certificates by the nationally recognized statistical rating organization or organizations identified therein.

                            ADDITIONAL INFORMATION

   This Prospectus contains, and the Prospectus Supplement for each Series of Offered Certificates will contain, a summary of the material terms of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement (the "Registration Statement") of which this Prospectus and the related Prospectus Supplement is a part. For further information, reference is made to such Registration Statement and the exhibits thereto which the Seller has filed with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Act"). Statements contained in this Prospectus and any Prospectus Supplement as to the contents of any contract or other document referred to are summaries and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement. Copies of the Registration Statement may be obtained from the Commission, upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices. Reports and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Seven World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web (the "Web") at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. Copies of the Agreement pursuant to which a Series of Certificates is issued will be provided to each person to whom a Prospectus and the related Prospectus Supplement are delivered, upon written or oral request directed to the Seller at 85 Broad Street, SC Level, New York, New York 10004 (phone: 212/902-1171), Attention: Prospectus Department.

   The Master Servicer or the Trustee will be required to mail to Holders of Offered Certificates of each Series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive Certificates are issued, such reports may be sent on behalf of the related Trust Fund to Cede & Co., as nominee of The Depository Trust Company ("DTC") and registered Holder of the Offered Certificates, pursuant to the applicable Agreement. If so specified in the related Prospectus Supplement, such reports may be sent to beneficial owners identified to the Master Servicer or Trustee. Such reports may also be available to holders of interests in the Certificates upon request to their respective DTC participants. See "DESCRIPTION OF THE CERTIFICATES -- Reports to Certificateholders." The Seller will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. Reports filed by the Seller with the Commission pursuant to the Exchange Act will be filed by means of the EDGAR system and therefor should be available at the Commission's site on the Web.

                     INCORPORATION OF CERTAIN INFORMATION
                                 BY REFERENCE

   All documents filed by the Seller pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Certificates of a Series shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   The Seller will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to the office of the Secretary, 85 Broad Street, New York, New York 10004 (phone: 212/902-1000).

                                 RISK FACTORS

COMMERCIAL AND MULTIFAMILY LENDING GENERALLY.

   Commercial and multifamily lending generally is viewed as exposing the lender to a greater risk of loss than one-to four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one-to-four-family mortgage loans. Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property, for example, laws which may require modifications to properties such as the Americans with Disabilities Act, and rent control laws in the case of multifamily mortgage loans. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Certain Laws and Regulations," "--Type of Mortgaged Property" and "--Americans With Disabilities Act" herein.

   Unless otherwise specified in the related Prospectus Supplement, no new appraisals of the Mortgaged Properties will be obtained and no new valuations will be assigned to the Mortgage Loans by the Seller in connection with the offering of the Offered Certificates. It is possible that the market values of the Mortgaged Properties underlying a Series of Certificates will have declined since the origination of the related Mortgage Loans.

LIMITED OBLIGATIONS.

   The Certificates of any Series will represent beneficial ownership interests solely in the assets of the related Trust Fund and will not represent an interest in or obligation of the Seller, the Originator, the Trustee, the Master Servicer, the Special Servicer or any other person. The related Agreement will provide that the Holders of the Certificates will have no rights or remedies against the Seller or any of its affiliates for any losses or other claims in connection with the Certificates or the Mortgage Loans other than the repurchase of the Mortgage Loans by the Seller, if specifically set forth in such Agreement. Distributions on any Class of Certificates will depend solely on the amount and timing of payments and other collections in respect of the related Mortgage Loans. There can be no assurance that these amounts, together with other payments and collections in respect of the related Mortgage Loans, will be sufficient to make full and timely distributions on any Offered Certificates. Except to the extent described in the related Prospectus Supplement, neither the Offered Certificates nor the Mortgage Loans will be insured or guaranteed, in whole or in part, by the United States or any governmental entity or by any private mortgage or other insurer.

LIMITED LIQUIDITY.

   There will have been no secondary market for any Series of the Offered Certificates prior to the offering thereof. There can be no assurance that such a market will develop or, if it does develop, that it will provide holders of the Offered Certificates with liquidity of investment or continue for the life of the Offered Certificates.

VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES.

   The payment experience on the related Mortgage Loans will affect the actual payment experience on and the weighted average lives of the Offered Certificates and, accordingly, may affect the yield on the Offered Certificates. Prepayments on the Mortgage Loans will be influenced by the prepayment provisions of the related Notes and also may be affected by a variety of economic, geographic and other factors, including the difference between the interest rates on the Mortgage Loans (giving consideration to the cost of refinancing) and prevailing mortgage rates and the availability of refinancing for commercial mortgage loans. In general, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to increase. Conversely, if prevailing interest rates rise significantly above the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.

   Certain of the Mortgage Loans may provide for a Prepayment Premium in connection with the prepayment thereof, and certain of the Mortgage Loans may prohibit prepayments of principal in whole or in part during a specified period. See "DESCRIPTION OF THE MORTGAGE POOL AND THE UNDERLYING MORTGAGED PROPERTIES" in the related Prospectus Supplement for a description of the Prepayment Premiums and lockout periods, if any, for the Mortgage Loans underlying a Series of Certificates. Such Prepayment Premiums and lockout periods can, but do not necessarily, provide a material deterrent to prepayments. In addition, in certain jurisdictions, the enforceability of provisions in mortgage loans prohibiting prepayment or providing for the payment of prepayment premiums has been questioned as described under "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Enforceability of Certain Provisions -- Prepayment Provisions." The Seller makes no representation or warranty as to the effect of such Prepayment Premiums or lockout periods on the rate of prepayment of the related Mortgage Loans.

   The extent to which the Master Servicer or Special Servicer, if any, forecloses upon, takes title to and disposes of any Mortgaged Property related to a Mortgage Loan will affect the weighted average lives of the Offered Certificates. If a significant number of the related Mortgage Loans are foreclosed upon by the Master Servicer or Special Servicer, if any, and depending upon the amount and timing of recoveries from related REO Properties, the weighted average lives of Offered Certificates may be shortened.

   Delays in liquidations of defaulted Mortgage Loans and modifications extending the maturity of Mortgage Loans will tend to extend the payment of principal of the Mortgage Loans. Because the ability of the Borrower to make a Balloon Payment typically will depend upon its ability either to refinance the Mortgage Loan or to sell the related Mortgaged Property, if a significant number of the Mortgage Loans underlying a Series of Certificates have Balloon Payments due at maturity, there is a risk that a number of such Mortgage Loans may default at maturity, or that the Master Servicer or Special Servicer, if any, may extend the maturity of a number of such Mortgage Loans in connection with workouts. No representation or warranty is made by the Seller as to the ability of any of the related Borrowers to make required Mortgage Loan payments on a full and timely basis, including Balloon Payments at the maturity of such Mortgage Loans. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the Borrower or adverse conditions in the market where the Mortgaged Property is located. Shortfalls in distributions to Certificateholders also may result from losses incurred with respect to Mortgage Loans due to uninsured risks or insufficient hazard insurance proceeds and from any indemnification of the Master Servicer or Special Servicer in connection with legal actions relating to the Agreement or Certificates.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS.

   Many of the legal aspects of the Mortgage Loans are governed by the laws of the jurisdiction in which the respective Mortgaged Properties are located (which laws may vary substantially). These laws may affect the ability to foreclose on, and the value of, the Mortgaged Properties securing the Mortgage Loans. For example, state law determines what proceedings are required for foreclosure, whether the borrower and any foreclosed junior lienors may redeem the property, whether and to what extent recourse to the borrower is permitted, what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited. In addition, the laws of some jurisdictions may render certain provisions of the Mortgage Loans unenforceable, such as prepayment provisions, due-on-sale and acceleration provisions. Installment Contracts and Financial Leases also may be subject to similar legal requirements. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS" herein. Delays in liquidations of defaulted Mortgage Loans and shortfalls in amounts realized upon liquidation as a result of the application of such laws may result in delays and shortfalls in payments to Certificateholders.

ENVIRONMENTAL LAW CONSIDERATIONS.

   The Agreement for each Series generally will provide that an updated phase I environmental assessment be obtained with respect to any Mortgaged Property prior to acquiring title thereto or assuming its operation. This requirement effectively precludes assuming ownership, control or management of the related Mortgaged Property until a satisfactory environmental assessment is obtained (or any required remedial action is taken), reducing the likelihood that the related Trust Fund will become liable for any environmental condition affecting a Mortgaged Property, but making it more difficult to foreclose. However, there can be no assurance that the requirements of the Agreement will in fact insulate the Trust Fund from liability for environmental conditions.

   Under the laws of certain states, failure to perform the remediation of environmental conditions required or demanded by the state may give rise to a lien on a Mortgaged Property or a restriction on the right of the owner to transfer the Mortgaged Property to ensure the reimbursement of remediation costs incurred by the state. Although the costs of remedial action could be substantial, the state of the law in certain of these jurisdictions presently is unclear as to whether and under what circumstances such costs (or the requirements to otherwise undertake remedial actions) would be imposed on a secured lender such as the Trust Fund. However, under the laws of some states and under applicable federal law, a lender may be liable for such costs in certain circumstances as the "owner" or "operator" of the Mortgaged Property. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Environmental Considerations" herein.

EARLY TERMINATION.

   The Trust Fund for a Series of Certificates may be subject to optional termination by the Master Servicer, the Special Servicer, if any, (if all of the Mortgage Loans are Specially Serviced Mortgage Loans), or Holders of certain Classes of Certificates under certain circumstances. In the event of such termination, Holders of the Offered Certificates might receive some principal payments earlier than otherwise, which could adversely affect their anticipated yield to maturity. See "THE AGREEMENT -- Optional Termination" herein.

                                  THE SELLER

   The Seller was incorporated in the State of Delaware on November 16, 1995, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in such trusts and selling or otherwise distributing such certificates. The principal executive offices of the Seller are located at 85 Broad Street, New York, New York 10004. Its telephone number is (212) 902-1000. The Seller will not have any material assets other than the Trust Funds.

   Neither the Seller, nor any of its affiliates will insure or guarantee distributions on the Certificates of any Series. The Agreement (as defined below) for each Series will provide that the Holders of the Certificates for such Series will have no rights or remedies against the Seller or any of its affiliates for any losses or other claims in connection with the Certificates or the Mortgage Loans other than the repurchase of the Mortgage Loans by the Seller, if specifically set forth in such Agreement.

   The Certificate of Incorporation, as amended, of the Seller provides that a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as currently in effect or as may be amended. In addition, the Bylaws of the Seller provide that the Seller shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director, officer or employee of the Seller or serves or served, at the request of the Seller, any other enterprise as a director, officer or employee. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Seller pursuant to the foregoing provisions, or otherwise, the Seller has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                               USE OF PROCEEDS

   The Seller intends to apply all or substantially all of the net proceeds from the sale of each Series offered hereby and by the related Prospectus Supplement to acquire the Mortgage Loans relating to such Series, to establish the Reserve Funds, if any, for the Series, to obtain other Credit Enhancement, if any, for the Series, to pay costs incurred in connection with structuring and issuing the Certificates and for general corporate purposes. Certificates may be exchanged by the Seller for Mortgage Loans.

                       DESCRIPTION OF THE CERTIFICATES*

   The Certificates of each Series will be issued pursuant to a separate Pooling and Servicing Agreement (the "Agreement")** to be entered into among the Seller, the Master Servicer, the Special Servicer, if any, and the Trustee for that Series and any other parties described in the related Prospectus Supplement, substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus is a part or in such other form as may be described in the related Prospectus Supplement. The following summaries describe certain provisions expected to be common to each Series and the Agreement with respect to the underlying Trust Fund. However, the Prospectus Supplement for each Series will describe more fully additional characteristics of the Offered Certificates and any additional provisions of the related Agreement.

   At the time of issuance, it is anticipated that the Offered Certificates of each Series will be rated "investment grade," typically one of the four highest generic rating categories, by at least one nationally recognized statistical rating organization at the request of the Seller. Each of such rating organizations specified in the related Prospectus Supplement as rating the Offered Certificates of the related Series at the request of the Seller is hereinafter referred to as a "Rating Agency." A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Seller to do so may be lower than the rating assigned by a rating agency pursuant to the Seller's request.

------------
* Whenever in this Prospectus the terms "Certificates," "Trust Fund" and "Mortgage Pool" are used, such terms will be deemed to apply, unless the context indicates otherwise, to a specific Series of Certificates, the Trust Fund underlying the related Series and the related Mortgage Pool.
** In the case of a Funding Note (as described below), some or all of the provisions described herein as being part of the Agreement may be found in other contractual documents connected with such Funding Note, such as a collateral indenture or a separate servicing agreement, and the term "Agreement" as used in this Prospectus will include such other contractual documents. The Prospectus Supplement for a Series in which a Funding Note is used will describe such other contractual documents and will indicate in which documents various provisions mentioned in this Prospectus are to be found and any modifications to such provisions.

GENERAL

   The Certificates of each Series will be issued in registered or book-entry form and will represent beneficial ownership interests in the Trust Fund created pursuant to the Agreement for such Series. The Trust Fund for each Series will consist of the following, to the extent provided in the
Agreement: (i) the Mortgage Pool, consisting primarily of the Mortgage Loans conveyed to the Trustee pursuant to the Agreement; (ii) all payments on or collections in respect of the Mortgage Loans due on or after the date specified in the related Prospectus Supplement; (iii) all property acquired by foreclosure or deed in lieu of foreclosure with respect to the Mortgage Loans; and (iv) such other assets or rights, such as a Funding Note, as are described in the related Prospectus Supplement. In addition, the Trust Fund for a Series may include various forms of Credit Enhancement, such as, but not limited to, insurance policies on the Mortgage Loans, letters of credit, certificate guarantee insurance policies, the right to make draws upon one or more Reserve Funds or other arrangements acceptable to each Rating Agency rating the Offered Certificates. See "CREDIT ENHANCEMENT." Such other assets, if any, will be described more fully in the related Prospectus Supplement.

   The Prospectus Supplement for any Series will describe any specific features of the transaction established in connection with the holding of the underlying Mortgage Pool. For example, if so indicated in the Prospectus Supplement, at the time the Mortgage Loans are to be acquired from a third party and conveyed to the Trust Fund, the third party may establish a bankruptcy-remote special-purpose entity or a trust, to which the Mortgage Loans will be conveyed and which in turn will issue to the Trustee a debt instrument collateralized by, having recourse only to, and paying through payments (which may be net of servicing fees and any retained yield) from, the Mortgage Pool (a "Funding Note"), and such debt instrument may be conveyed to the Trust Fund as the medium for holding the Mortgage Pool.

   If specified in the related Prospectus Supplement, Certificates of a given Series may be issued in a single Class or two or more Classes which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other Classes in the event of shortfalls in available cash flow from the underlying Mortgage Loans or realized losses on the underlying Mortgage Loans. Alternatively, or in addition, if so specified in the related Prospectus Supplement, Classes may be structured to receive principal payments in sequence. The related Prospectus Supplement may provide that each Class in a group of Classes structured to receive sequential payments of principal will be entitled to be paid in full before the next Class in the group is entitled to receive any principal payments, or may provide for partially concurrent principal payments among one or more of such Classes. If so specified in the related Prospectus Supplement, a Class of Offered Certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinate Certificates of a given Series of Offered Certificates may be offered in the same Prospectus Supplement as the Senior Certificates of such Series or may be offered in a separate Prospectus Supplement or may be offered in one or more transactions exempt from the registration requirements of the Act. Each Class of Offered Certificates of a Series will be issued in the minimum denominations specified in the related Prospectus Supplement.

   The Prospectus Supplement for any Series including types of Classes similar to any of those described above will contain a description of their characteristics and risk factors, including, as applicable, (i) mortgage principal prepayment effects on the weighted average lives of such Classes,
(ii) the risk that interest only, or disproportionately interest weighted, Classes purchased at a premium may not return their purchase prices under rapid prepayment scenarios and (iii) the degree to which an investor's yield is sensitive to principal prepayments.

   The Offered Certificates of each Series will be freely transferable and exchangeable at the office specified in the related Agreement and Prospectus Supplement; provided, however, that certain Classes of Offered Certificates may be subject to transfer restrictions described in the related Prospectus Supplement.

   If specified in the related Prospectus Supplement, the Offered
Certificates may be transferable only in book-entry form through the facilities of The Depository Trust Company or another depository identified in such Prospectus Supplement.

   If the Certificates of a Class are transferable only on the books of The Depository Trust Company (the "Depository"), no person acquiring such a Certificate that is in book-entry form (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate except in the limited circumstances described in the related Prospectus Supplement. Instead, such Certificates will be registered in the name of a nominee of the Depository, and beneficial interests therein will be held by investors through the book-entry facilities of the Depository, as described herein. The Seller has been informed by the Depository that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of any such Certificates that are in book-entry form.

   If the Certificates of a Class are transferable only on the books of the Depository, each beneficial owner's ownership of such a Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Certificate will be recorded on the records of the Depository (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of the Depository, if the beneficial owner's Financial Intermediary is not a Depository participant). Beneficial ownership of a book-entry Certificate may only be transferred in compliance with the procedures of such Financial Intermediaries and Depository participants. Because the Depository can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a beneficial owner to pledge book-entry Certificates to persons or entities that do not participate in the Depository system, or to otherwise act with respect to such book-entry Certificates, may be limited due to the lack of a physical certificate for such book-entry Certificates.

   The Depository, which is a New York-chartered limited purpose trust company, performs services for its participants, some of whom (and/or their representatives) own the Depository. In accordance with its normal procedure, the Depository is expected to record the positions held by each Depository participant in the book-entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Certificates will be subject to the rules, regulations and procedures governing the Depository and Depository participants as are in effect from time to time.

   If the Offered Certificates are transferable on the books of the Depository, the Depository, or its nominee as record holder of the Offered Certificates, will be recognized by the Seller and the Trustee as the owner of such Certificates for all purposes, including notices and consents. In the event of any solicitation of consents from or voting by Certificateholders pursuant to the Agreement, the Trustee may establish a reasonable record date and give notice of such record date to the Depository. In turn, the Depository will solicit votes from the beneficial owners in accordance with its normal procedures, and the beneficial owners will be required to comply with such procedures in order to exercise their voting rights through the Depository.

   Distributions of principal of and interest on the book-entry Certificates will be made on each Distribution Date to the Depository or its nominee. The Depository will be responsible for crediting the amount of such payments to the accounts of the applicable Depository participants in accordance with the Depository's normal procedures. Each Depository participant will be responsible for disbursing such payments to the beneficial owners for which it is holding book-entry Certificates and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry Certificates that it represents.

   The information herein concerning the Depository and its book-entry system has been obtained from sources believed to be reliable, but the Seller takes no responsibility for the accuracy or completeness thereof.

   In the event a depository other than The Depository Trust Company is identified in a Prospectus Supplement, information similar to that set forth above will be provided with respect to such depository and its book-entry facilities in such Prospectus Supplement.

DISTRIBUTIONS ON CERTIFICATES

   Distributions of principal and interest on the Certificates of each Series will be made to the registered holders thereof ("Certificateholders" or "Holders") by the Trustee (or such other paying agent as may be identified in the related Prospectus Supplement) on the day (the "Distribution Date") specified in the related Prospectus Supplement, beginning in the period specified in the related Prospectus Supplement following the establishment of the related Trust Fund. Distributions for each Series will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register for such Series maintained by the Trustee, by wire transfer or by such other method as is specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the final distribution in retirement of the Certificates of each Series will be made only upon presentation and surrender of the Certificates at the office or agency specified in the notice to the Certificateholders of such final distribution. In addition, the Prospectus Supplement relating to each Series will set forth the applicable due period, prepayment period, record date, Cut-Off Date and determination date in respect of each Series of Certificates.

   With respect to each Series of Certificates on each Distribution Date, the Trustee (or such other paying agent as may be identified in the related Prospectus Supplement) will distribute to the Certificateholders the amounts of principal and/or interest, calculated as described in the related Prospectus Supplement, that are due to be paid on such Distribution Date. In general, such amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the Mortgage Loans (or amounts in respect thereof) received by the Trustee after a date specified in the related Prospectus Supplement (the "Cut-Off Date") and prior to the day preceding each Distribution Date specified in the related Prospectus Supplement.

   The related Prospectus Supplement for any Series of Certificates will specify, for any Distribution Date on which the principal balance of the Mortgage Loans is reduced due to losses, the priority and manner in which such losses will be allocated. Unless otherwise specified in the related Prospectus Supplement, losses on Mortgage Loans generally will be allocated after all proceeds of defaulted Mortgage Loans have been received by reducing the outstanding Certificate Principal Amount of the most subordinate outstanding Class of Certificates. If specified in the related Prospectus Supplement, losses may be estimated on the basis of a qualified appraisal of the Mortgaged Property and allocated prior to the final liquidation of the Mortgaged Property. The related Prospectus Supplement for any Series of Certificates also will specify the manner in which principal prepayments, negative amortization and interest shortfalls will be allocated among the Classes of Certificates.

ACCOUNTS

   It is expected that the Agreement for each Series of Certificates will provide that the Trustee establish an account (the "Distribution Account") into which the Master Servicer will deposit amounts held in the Collection Account and from which account distributions will be made with respect to a given Distribution Date. On each Distribution Date, the Trustee will apply amounts on deposit in the Distribution Account generally to make distributions of interest and principal to the Certificateholders in the manner described in the related Prospectus Supplement.

   It is also expected that the Agreement for each Series of Certificates will provide that the Master Servicer establish and maintain a special trust account (the "Collection Account") in the name of the Trustee for the benefit of Certificateholders. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will deposit into the Collection Account, as more fully described in the related Prospectus Supplement (other than in respect of principal of, or interest on, the Mortgage Loans due on or before the Cut-Off Date): (1) all payments on account of principal, including principal prepayments, on the Mortgage Loans; (2) all payments on account of interest on the Mortgage Loans and all Prepayment Premiums; (3) all proceeds from any insurance policy relating to a Mortgage Loan ("Insurance Proceeds") other than proceeds applied to restoration of the related Mortgaged Property or otherwise applied in accordance with the terms of the related Mortgage Loans; (4) all proceeds from the liquidation of a Mortgage Loan ("Liquidation Proceeds"), including the sale of any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure ("REO Property"); (5) all proceeds received in connection with the taking of a Mortgaged Property by eminent domain; (6) any amounts required to be deposited by the Master Servicer to cover net losses on Permitted Investments made with funds held in the Collection Account; (7) any amounts required to be deposited in connection with the application of co-insurance clauses, flood damage to REO Properties and blanket policy deductibles; (8) any amounts required to be deposited from income with respect to any REO Property and deposited in the REO Account (to the extent the funds in the REO Account exceed the expenses of operating and maintaining REO Properties and reserves established therefor); (9) any Advance made by the Master Servicer that is required to be deposited therein pursuant to the Agreement; and (10) any amounts received from Borrowers which represent recoveries of Property Protection Expenses. Unless otherwise specified in the related Prospectus Supplement, the Special Servicer, if any, will be required to remit immediately to the Master Servicer for deposit in the Collection Account any amounts of the types described above that it receives in respect of the Specially Serviced Mortgage Loans. "Prepayment Premium" means any premium paid or payable by the related Borrower in connection with any principal prepayment on any Mortgage Loan. "Property Protection Expenses" comprise certain costs and expenses incurred in connection with defaulted Mortgage Loans, acquiring title or management of REO Property or the sale of defaulted Mortgage Loans or REO Properties, as more fully described in the related Agreement. As set forth in the Agreement for each Series, the Master Servicer will be entitled to make from time to time certain withdrawals from the Collection Account to, among other things: (i) remit certain amounts for the related Distribution Date into the Distribution Account; (ii) to the extent specified in the related Prospectus Supplement, reimburse Property Protection Expenses and pay taxes, assessments and insurance premiums and certain third-party expenses in accordance with the Agreement; (iii) pay accrued and unpaid servicing fees to the Master Servicer out of all Mortgage Loan collections; and (iv) reimburse the Master Servicer, the Special Servicer, if any, the Trustee and the Seller for certain expenses and provide indemnification to the Seller, the Master Servicer, the Trustee and, if applicable, the Special Servicer, as described in the Agreement.

   The amounts at any time credited to the Collection Account may be invested in Permitted Investments that are payable on demand or in general mature or are subject to withdrawal or redemption on or before the business day preceding the next succeeding Master Servicer Remittance Date. The Master Servicer will be required to remit amounts required for distribution to Certificateholders to the Distribution Account on the business day preceding the related Distribution Date that is specified in the related Prospectus Supplement (the "Master Servicer Remittance Date"). Unless otherwise set forth in the related Prospectus Supplement, the income from the investment of funds in the Collection Account in Permitted Investments will constitute additional servicing compensation for the Master Servicer, and the risk of loss of funds in the Collection Account resulting from such investments will be borne by the Master Servicer. The amount of any such loss will be required to be deposited by the Master Servicer in the Collection Account immediately as realized.

   It is expected that the Agreement for each Series of Certificates will provide that a special trust account (the "REO Account") will be established and maintained in order to be used in connection with each REO Property and, if specified in the related Prospectus Supplement, certain other Mortgaged Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things, (i) make remittances to the Collection Account as required by the Agreement, (ii) pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and such other Mortgaged Properties and certain third-party expenses in accordance with the Agreement (including expenses relating to any appraisal, property inspection and environmental assessment reports required by the Agreement) and (iii) provide for the reimbursement of certain expenses in respect of the REO Properties and such Mortgaged Properties.

   The amount at any time credited to each REO Account will be fully insured to the maximum coverage possible or will be invested in Permitted Investments that mature, or are subject to withdrawal or redemption, on or before the business day on which such amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. Unless otherwise specified in the related Prospectus Supplement, the income from the investment of funds in the REO Account in Permitted Investments shall be deposited in the REO Account for remittance to the Collection Account, and the risk of loss of funds in the REO Account resulting from such investments will be borne by the Trust Fund.

   Unless otherwise specified in the related Prospectus Supplement, "Permitted Investments" will consist of one or more of the following:

   (i) direct obligations of, or guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof provided that such obligations are backed by the full faith and credit of the United States;

   (ii) direct obligations of, or guaranteed as to timely payment of principal and interest by, the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association or the Federal Farm Credit System, provided that any such obligation, at the time of purchase of such obligation or contractual commitment providing for the purchase thereof, is qualified by each Rating Agency as an investment of funds backing securities having ratings equivalent to each Rating Agency's highest initial rating of the Certificates;

   (iii) demand and time deposits in, or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, provided that, in the case of obligations that are not fully FDIC-insured deposits, the commercial paper and /or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company) have the highest rating available for such securities by each Rating Agency (in the case of commercial paper) or have received one of the two highest ratings available for such securities by each Rating Agency (in the case of long-term unsecured debt obligations), or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to the Certificates by any Rating Agency;

   (iv) general obligations of, or obligations guaranteed by, any state of the United States or the District of Columbia receiving one of the two highest long-term debt ratings available for such securities by each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to the Certificates by any such Rating Agency;

   (v) commercial or finance company paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) that is rated by each Rating Agency in its highest short-term unsecured rating category at the time of such investment or contractual commitment providing for such investment, and is issued by a corporation the outstanding senior long-term debt obligations of which are then rated by each Rating Agency in one of its two highest long-term unsecured rating categories, or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to the Certificates by any Rating Agency;

   (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation rated in one of the two highest ratings available to such issuers by each Rating Agency at the time of such investment, provided that any such agreement must by its terms provide that it is terminable by the purchaser without penalty in the event any such rating is at any time lower than such level;

   (vii) repurchase obligations with respect to any security described in clause (i) or (ii) above entered into with a depository institution or trust company (acting as principal) meeting the ratings standard described in (iii) above;

   (viii) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof and rated by each Rating Agency in one of its two highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment, subject to such limitations, if any, as are provided in the related Agreement;

   (ix) units of taxable money market funds which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, and have been designated in writing by each Rating Agency as Permitted Investments with respect to this definition;

   (x) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each Rating Agency as an investment of funds backing securities having ratings equivalent to each Rating Agency's highest initial rating of the Certificates; and

   (xi) such other obligations as are acceptable as Permitted Investments to each Rating Agency; provided, however, that (a) such instrument or security shall qualify as a "cash flow investment" pursuant to the Internal Revenue Code of 1986, as amended (the "Code") and (b) no instrument or security shall be a Permitted Investment if (i) such instrument or security evidences a right to receive only interest payments or (ii) the stated interest rate on such investment is in excess of 120% of the yield to maturity produced by the price at which such investment was purchased.

   As described in the related Prospectus Supplement, for a Series of Certificates where the underlying Mortgage Loans are held through a Funding Note, some of the accounts described above may be held by the issuer or collateral trustee of such Funding Note.

AMENDMENT

   The Agreement for each Series will provide that it may be amended by the parties thereto without the consent of any of the Certificateholders (i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein or in the Prospectus Supplement, (iii) to maintain the rating or ratings assigned to the Certificates by a Rating Agency or (iv) to make other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that any such amendment pursuant to clause (iv) above will not, as evidenced by an opinion of counsel acceptable to the Seller and the Trustee, or as otherwise specified in the Agreement and the related Prospectus Supplement, adversely affect in any material respect the interests of any Certificateholder.

   Unless otherwise specified in the related Prospectus Supplement, each Agreement also will provide that it may be amended by the parties thereto with the consent of the Holders of Certificates representing an aggregate outstanding principal amount of not less than 66 2/3% of each Class of Certificates affected by the proposed amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of each affected Certificateholder, (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding, or (iii) alter the servicing standard set forth in the Agreement. Further, the Agreement for each Series may provide that the parties thereto, at any time and from time to time, without the consent of the Certificateholders, may amend the Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund as a REMIC or a FASIT, as the case may be, or to prevent the imposition of any additional state or local taxes, at all times that any of the Certificates are outstanding; provided, however, that such action, as evidenced by an opinion of counsel acceptable to the Trustee, is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

   The Agreement relating to each Series may provide that no amendment to such Agreement will be made unless there has been delivered in accordance with such Agreement an opinion of counsel to the effect that such amendment will not cause such Series to fail to qualify as a REMIC or a FASIT, as the case may be, at any time that any of the Certificates are outstanding or cause a tax to be imposed on the Trust Fund under the REMIC or FASIT provisions of the Code.

   The Prospectus Supplement for a Series may describe other or different provisions concerning the amendment of the related Agreement.

TERMINATION

   Unless otherwise specified in the related Prospectus Supplement, the obligations of the parties to the Agreement for each Series will terminate upon: (i) the purchase of all of the assets of the related Trust Fund, as described in the related Prospectus Supplement; (ii) the later of (a) the distribution to Certificateholders of that Series of final payment with respect to the last outstanding Mortgage Loan or (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last outstanding Mortgage Loan and the remittance to the Certificateholders of all funds due under the Agreement; (iii) the sale of the assets of the related Trust Fund after the principal amounts of all Certificates have been reduced to zero under certain circumstances set forth in the Agreement; or (iv) mutual consent of the parties and all Certificateholders. With respect to each Series, the Trustee will give or cause to be given written notice of termination of the Agreement to each Certificateholder and, unless otherwise specified in the related Prospectus Supplement, the final distribution under the Agreement will be made only upon surrender and cancellation of the related Certificates at an office or agency specified in the notice of termination.

REPORTS TO CERTIFICATEHOLDERS

   Concurrently with each distribution for each Series, the Trustee (or such other paying agent as may be identified in the related Prospectus Supplement) will make available to each Certificateholder several monthly reports setting forth such information as is specified in the Agreement and described in the related Prospectus Supplement, which may include the following information, if applicable:

   (i) a Distribution Date Statement that provides, among other things, standard information as to principal and interest distributions, Certificate Principal Amounts, Advances and Scheduled Principal Balances of the Mortgage Loans;

   (ii) a Mortgage Loan Status Report, which provides updated information regarding the Mortgage Loans and a loan-by-loan listing showing loan name, property type, location, unpaid principal balance, interest rate, paid through date and maturity date, which loan-by-loan listing may be made available electronically;

   (iii) a Financial Status Report, which provides, among other things, revenue, net operating income and debt service coverage ratio for certain Mortgage Loans;

   (iv) a Delinquent Loan Status Report, which provides, among other things, loan name, loan number and unpaid principal balance of Mortgage Loans which are delinquent 30-59 days, 60-89 days, 90 days or more, or are in foreclosure but have not yet become REO Properties;

   (v) an Historical Loan Modification Report, which provides, among other things, information on those Mortgage Loans which have been modified;

   (vi) an Historical Loss Estimate Report, which provides on a loan-by-loan basis, among other things, the aggregate amount of Liquidation Proceeds, liquidation expenses and realized losses for certain Specially Serviced Mortgage Loans;

   (vii) an REO Status Report, which provides, among other things, for each REO Property, the date of acquisition, net operating income and the value of such REO Property (based on the most recent appraisal or valuation); and

   (viii) a Watch List, which provides, among other things, a list of Mortgage Loans in jeopardy of becoming Specially Serviced Mortgage Loans.

THE TRUSTEE

   The Seller will select a bank or trust company to act as trustee (the "Trustee") under the Agreement for each Series and the Trustee will be identified in the related Prospectus Supplement.

                              THE MORTGAGE POOLS

GENERAL

   Each Mortgage Pool will consist of one or more mortgage loans secured by first, second or more junior mortgages, deeds of trust or similar security instruments ("Mortgages") on, or installment contracts ("Installment Contracts") for the sale of or financial leases and other similar arrangements equivalent to such mortgage loans on, fee simple or leasehold interests in commercial real property, multifamily residential property, mixed residential/commercial property, and related property and interests (each such interest or property, as the case may be, a "Mortgaged Property"). Each such mortgage loan, lease or Installment Contract is herein referred to as a "Mortgage Loan."

   Mortgage Loans will be of one or more of the following types:

     1. Mortgage Loans with fixed interest rates;

     2. Mortgage Loans with adjustable interest rates;

     3. Mortgage Loans with principal balances that fully amortize over their remaining terms to maturity;

     4. Mortgage Loans whose principal balances do not fully amortize but instead provide for a substantial principal payment at the stated maturity of the loan;

     5. Mortgage Loans that provide for recourse against only the Mortgaged Properties;

     6. Mortgage Loans that provide for recourse against the other assets of the related Borrowers; and

     7. any other types of Mortgage Loans described in the related Prospectus Supplement.

   Certain Mortgage Loans ("Simple Interest Loans") may provide that scheduled interest and principal payments thereon are applied first to interest accrued from the last date to which interest has been paid to the date such payment is received and the balance thereof is applied to principal, and other Mortgage Loans may provide for payment of interest in advance rather than in arrears.

   Mortgage Loans may also be secured by one or more assignments of leases and rents, management agreements, security agreements, or rents, fixtures and personalty or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the obligor (the "Borrower") on the related promissory note (the "Note") assigns its right, title and interest as landlord under each lease and the income derived therefrom to the related lender, while retaining a right, or in some cases a license, to collect the rents for so long as there is no default. If the Borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the Borrower. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related Mortgaged Property and a receiver is appointed. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Leases and Rents."

   Certain Mortgage Loans may provide for "equity participations" which, as specified in the related Prospectus Supplement, may or may not be assigned to the Trust Fund. If so specified in the related Prospectus Supplement, the Mortgage Loans may provide for holdbacks of certain of the proceeds of such loans. In such event, the amount of such holdback will be deposited by the Seller into an escrow account held by the Trustee unless otherwise specified in the related Prospectus Supplement.

   Unless otherwise specified in the Prospectus Supplement for a Series, the Mortgage Loans will not be insured or guaranteed by the United States, any governmental agency or any private mortgage insurer.

   Unless otherwise specified therein, the Prospectus Supplement relating to each Series will provide specific information regarding the characteristics of the Mortgage Loans, as of the Cut-Off Date, including, among other things:
(i) the aggregate principal balance of the Mortgage Loans and the largest,

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smallest and average principal balance of the Mortgage Loans; (ii) the types of properties securing the Mortgage Loans and the aggregate principal balance of the Mortgage Loans secured by each type of property; (iii) the interest rate or range of interest rates of the Mortgage Loans and the weighted average Mortgage Interest Rate of the Mortgage Loans; (iv) the original and remaining terms to stated maturity of the Mortgage Loans and the seasoning of the Mortgage Loans; (v) the earliest and latest origination date and maturity date and the weighted average original and remaining terms to stated maturity of the Mortgage Loans; (vi) the loan-to-valuation ratios at origination and current loan balance-to-original valuation ratios of the Mortgage Loans;
(vii) the geographic distribution of the Mortgaged Properties underlying the Mortgage Loans; (viii) the minimum interest rates, margins, adjustment caps, adjustment frequencies, indices and other similar information applicable to adjustable rate Mortgage Loans; (ix) the debt service coverage ratios relating to the Mortgage Loans; (x) information with respect to the prepayment provisions, if any, of the Mortgage Loans; (xi) information as to the payment characteristics of the Mortgage Loans, including, without limitation, balloon payment and other amortization provisions; and (xii) payment delinquencies, if any, relating to the Mortgage Loans. If specified in the related Prospectus Supplement, the Seller may segregate the Mortgage Loans in a Mortgage Pool into separate "Mortgage Loan Groups" (as described in the related Prospectus Supplement) as part of the structure of the payments of principal and interest on the Certificates of a Series. In such case, the Seller may disclose the above-specified information by Mortgage Loan Group. In the event that the Mortgage Loans consist of financial leases or Installment Contracts, the related Prospectus Supplement will provide appropriate specific information analogous to that described above.

   The Seller will file a current report on Form 8-K (the "Form 8-K") with the Securities and Exchange Commission within 15 days after the initial issuance of each Series of Certificates (each, a "Closing Date"), as specified in the related Prospectus Supplement, which will set forth information with respect to the Mortgage Loans included in the Trust Fund for a Series as of the related Closing Date. The Form 8-K will be available to the Certificateholders of the related Series promptly after its filing.

UNDERWRITING AND INTERIM SERVICING STANDARDS APPLICABLE TO THE MORTGAGE LOANS

   Unless otherwise indicated in the related Prospectus Supplement, the Mortgage Loans in the Mortgage Pool underlying the Certificates of a Series will be newly-originated or seasoned Mortgage Loans and will be purchased or otherwise acquired from third parties, which third parties may or may not be originators of such Mortgage Loans and may or may not be affiliates of the Seller. The origination standards and procedures applicable to such Mortgage Loans may differ from Series to Series or among the Mortgage Loans in a given Mortgage Pool, depending on the identity of the originator or originators. In the case of seasoned Mortgage Loans, the procedures by which such Mortgage Loans have been serviced from their origination to the time of their inclusion in the related Mortgage Pool may also differ from Series to Series or among the Mortgage Loans in a given Mortgage Pool.

   The related Prospectus Supplement for each Series will provide information as to the origination standards and procedures applicable to the Mortgage Loans in the related Mortgage Pool and, to the extent applicable and material, will provide information as to the servicing of such Mortgage Loans prior to their inclusion in the Mortgage Pool.

ASSIGNMENT OF MORTGAGE LOANS

   At the time of issuance of the Certificates of each Series, the Seller will cause the Mortgage Loans (or, in the case of a structure using a Funding Note, the Funding Note) to be assigned to the Trustee, together with, as more fully specified in the related Prospectus Supplement, all payments due on or with respect to such Mortgage Loans (or Funding Note), other than principal and interest due on or before the Cut-Off Date and principal prepayments received on or before the Cut-Off Date. The Trustee, concurrently with such assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the related Trust Fund to the Seller in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement for the related Series (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business

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on the Cut-Off Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-Off Date and the maturity date of each Note.

   In addition, except to the extent otherwise specified in the related Prospectus Supplement, the Seller will, as to each Mortgage Loan, deliver to the Trustee: (i) the Note, endorsed to the order of the Trustee without recourse; (ii) the Mortgage and an executed assignment thereof in favor of the Trustee or otherwise as required by the Agreement; (iii) any assumption, modification or substitution agreements relating to the Mortgage Loan; (iv) a lender's title insurance policy (or owner's policy in the case of a financial lease or an Installment Contract), together with its endorsements, or, in the case of Mortgage Loans that are not covered by title insurance, an attorney's opinion of title issued as of the date of origination of the Mortgage Loan;
(v) if the assignment of leases, rents and profits is separate from the Mortgage, an executed re-assignment of assignment of leases, rents and profits to the Trustee; (vi) a copy of any recorded UCC-1 financing statements and related continuation statements, together with (in the case of such UCC-1 financing statements which are in effect as of the Closing Date) an original executed UCC-2 or UCC-3 statement, in a form suitable for filing, disclosing the assignment to the Trustee of a security interest in any personal property constituting security for the repayment of the Mortgage; and (vii) such other documents as may be described in the Agreement (such documents, collectively, the "Mortgage Loan File"). Unless otherwise expressly permitted by the Agreement, all documents included in the Mortgage Loan File are to be original executed documents; provided, however, that in instances where the original recorded Mortgage, Mortgage assignment or any document necessary to assign the Seller's interest in financial leases or Installment Contracts to the Trustee, as described in the Agreement, has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Seller may deliver a photocopy thereof certified to be the true and complete copy of the original thereof submitted for recording, and the Master Servicer will cause the original of each such document which is unavailable because it is being or has been submitted for recordation and has not yet been returned, to be delivered to the Trustee as soon as available.

   The Trustee will hold the Mortgage Loan File for each Mortgage Loan in trust for the benefit of all Certificateholders. Pursuant to the Agreement, the Trustee is obligated to review the Mortgage Loan File for each Mortgage Loan within a specified number of days after the execution and delivery of the Agreement. Unless otherwise specified in the related Prospectus Supplement, if any document in the Mortgage Loan File is found to be defective in any material respect, the Trustee will promptly notify the Seller, the originator of the related Mortgage Loan or such other party as is designated in the related Agreement (the "Responsible Party") and the Master Servicer. Unless otherwise specified in the related Prospectus Supplement, if the Responsible Party cannot cure such defect within the time period specified in such Prospectus Supplement, the Responsible Party will be obligated to either substitute the affected Mortgage Loan with a Substitute Mortgage Loan or Loans, or to repurchase the related Mortgage Loan from the Trustee within the time period specified in such Prospectus Supplement at a price specified therein, expected to be generally equal to the principal balance thereof as of the date of purchase or, in the case of a Series as to which an election has been made to treat the related Trust Fund as a REMIC, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable Mortgage Interest Rate to the first day of the month following such repurchase, plus the amount of any unreimbursed advances made by the Master Servicer in respect of such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, this substitution or purchase obligation will constitute the sole remedy available to the Holders of Certificates or the Trustee for a material defect in a constituent document.

   The related Prospectus Supplement will describe procedures for the review and holding of Mortgage Loans in the case of a structure using a Funding Note.

REPRESENTATIONS AND WARRANTIES

   To the extent specified in the related Prospectus Supplement, the Responsible Party with respect to each Mortgage Loan will have made certain representations and warranties in respect of such Mortgage Loan and such representations and warranties will have been assigned to the Trustee and/or the Seller

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will have made certain representations and warranties in respect of the
Mortgage Loans directly to the Trustee. Such representations and warranties will be set forth in an annex to the related Prospectus Supplement. Upon the discovery of the breach of any such representation or warranty in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related Series, the Responsible Party or the Seller, as the case may be, will be obligated either to cure such breach in all material respects within the time period specified in such Prospectus Supplement, to replace the affected Mortgage Loan with a Substitute Mortgage Loan or Loans or to repurchase such Mortgage Loan at a price specified therein, expected to be generally equal to the unpaid principal balance thereof at the date of repurchase or, in the case of a Series of Certificates as to which the Seller has elected to treat the related Trust Fund as a REMIC, as defined in the Code, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the per annum interest rate applicable for the related Mortgage Loan (the "Mortgage Rate"), to the first day of the month following such repurchase and the amount of any unreimbursed advances made by the Master Servicer in respect of such Mortgage Loan. The Master Servicer will be required to enforce such obligation of the Responsible Party or the Seller for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement and subject to the ability of the Responsible Party or the Seller to cure such breach in all material respects or deliver Substitute Mortgage Loans for certain Mortgage Loans as described below, such repurchase obligation will constitute the sole remedy available to the Certificateholders of such Series for a breach of a representation or warranty by the Responsible Party or the Seller.

   The proceeds of any repurchase of a Mortgage Loan will be deposited, subject to certain limitations set forth in the related Agreement, into the Collection Account.

   Within the period of time specified in the related Prospectus Supplement, following the date of issuance of a Series of Certificates, the Responsible Party or the Seller, as the case may be, may deliver to the Trustee Mortgage Loans ("Substitute Mortgage Loans") in substitution for any one or more of the Mortgage Loans ("Defective Mortgage Loans") initially included in the Trust Fund (or in the Mortgage Pool underlying a Funding Note) but which do not conform in one or more respects to the description thereof contained in the related Prospectus Supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Certificateholders, or as to which a document in the related Mortgage Loan File is defective in any material respect. Unless otherwise specified in the related Prospectus Supplement, the required characteristics of any Substitute Mortgage Loan will generally include, among other things, that such Substitute Mortgage Loan on the date of substitution, will (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Defective Mortgage Loan (the amount of any shortfall to be distributed to Certificateholders in the month of substitution), (ii) have a Mortgage Interest Rate not less than (and not more than 1% greater than) the Mortgage Interest Rate of the Defective Mortgage Loan, (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan and (iv) comply with all of the representations and warranties set forth in the Agreement as of the date of substitution.

   If so specified in the related Prospectus Supplement, other entities may also make representations and warranties with respect to the Mortgage Loans included in a Mortgage Pool. Unless otherwise specified in such Prospectus Supplement, such other entity will have the same obligations with respect to such representations and warranties as the Responsible Party or the Seller.

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                       SERVICING OF THE MORTGAGE LOANS

GENERAL

   The Prospectus Supplement related to a Series will identify the master servicer (the "Master Servicer") to service and administer the Mortgage Loans as described below, and will set forth certain information concerning the Master Servicer. The Master Servicer will be responsible for servicing the Mortgage Loans pursuant to the Agreement for the related Series. The Master Servicer may have other business relationships with the Seller and its affiliates.

   If so specified in the related Prospectus Supplement, the servicing of certain Mortgage Loans that are in default or otherwise require special servicing (the "Specially Serviced Mortgage Loans") will be performed by a special servicer (the "Special Servicer"). Certain information concerning the Special Servicer and the standards for determining which Mortgage Loans will become Specially Serviced Mortgage Loans will be set forth in such Prospectus Supplement. Subject to the terms of the related Agreement, the Special Servicer (and not the Master Servicer) will then be responsible for (a) negotiating modifications, waivers, amendments and other forbearance arrangements with the Borrower of any Specially Serviced Mortgage Loan, subject to the limitations described under "--Modifications, Waivers and Amendments" below; (b) foreclosing on such Specially Serviced Mortgage Loan if no suitable arrangements can be made to cure the default in the manner specified in the related Prospectus Supplement; and (c) supervising the management and operation of the related Mortgaged Property if acquired through foreclosure or a deed in lieu of foreclosure. The Special Servicer may have other business relationships with the Seller and its affiliates.

   Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and the Special Servicer, if any, may subcontract the servicing of all or a portion of the Mortgage Loans to one or more sub-servicers. Such sub-servicers may have other business relationships with the Seller and its affiliates.

SERVICING STANDARDS

   The Master Servicer and, except when acting at the direction of any Operating Advisor, the Special Servicer, if any, will be required to service and administer the Mortgage Loans solely in the best interests of and for the benefit of the Certificateholders (as determined by the Master Servicer or the Special Servicer, if any, as the case may be, in its reasonable judgment without taking into account differing payment priorities among the Classes of the related Series of Certificates and any conflicts of interest involving
it), in accordance with the terms of the Agreement and the Mortgage Loans and, to the extent consistent with such terms, in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans in other portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders and loan servicers. If so specified in the related Prospectus Supplement, the Master Servicer and Special Servicer, if any, may also be required to service and administer the Mortgage Loans in the best interest of an insurer or guarantor or in accordance with the provisions of a related Funding Note.

OPERATING ADVISOR

   If so specified in the related Prospectus Supplement, an advisor (the "Operating Advisor") may be selected to advise, direct and approve recommendations of the Special Servicer with respect to certain decisions relating to the servicing of the Specially Serviced Mortgage Loans. The related Prospectus Supplement will provide specific information with respect to the following matters: (i) the duration of the term of the Operating Advisor; (ii) the method of selection of the Operating Advisor; (iii) certain decisions as to which the Operating Advisor will have the power to direct and approve actions of the Special Servicer (for example, foreclosure of a Mortgaged Property securing a Specially Serviced Mortgage Loan, modification of a Specially Serviced Mortgage Loan, extension of the maturity of a Specially Serviced Mortgage Loan beyond a specified term and methods of compliance with environmental laws) and (iv) the information, recommendations and reports to be provided to the Operating Advisor by the Special Servicer.

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COLLECTIONS AND OTHER SERVICING PROCEDURES

   The Master Servicer and, with respect to any Specially Serviced Mortgage Loans, the Special Servicer, if any, will make efforts to collect all payments called for under the Mortgage Loans and will, consistent with the related Agreement, follow such collection procedures as it deems necessary or desirable. Consistent with the above, unless otherwise specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, if any, may, in its discretion, waive any late payment or assumption charge or penalty interest in connection with any late payment or assumption of a Mortgage Loan and, if so specified in the related Prospectus Supplement, may extend the due dates for payments due on a Note.

   It is expected that the Agreement for each Series will provide that the Master Servicer establish and maintain an escrow account (the "Escrow Account") in which the Master Servicer will be required to deposit amounts received from each Borrower, if required by the terms of the related Note, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items. The Special Servicer, if any, will be required to remit amounts received for such purposes on Mortgage Loans serviced by it for deposit in the Escrow Account and will be entitled to direct the Master Servicer to make withdrawals from the Escrow Account as may be required for the servicing of such Mortgage Loans. Withdrawals from the Escrow Account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and comparable items, to refund to Borrowers amounts determined to be overages, to remove amounts deposited therein in error, to pay interest to Borrowers on balances in the Escrow Account, if required, to repair or otherwise protect the Mortgaged Properties and to clear and terminate such account. Unless otherwise set forth in the related Prospectus Supplement, the Master Servicer will be entitled to all income on the funds in the Escrow Account invested in Permitted Investments not required to be paid to Borrowers under applicable law. The Master Servicer will be responsible for the administration of the Escrow Account. If amounts on deposit in the Escrow Account are insufficient to pay any tax, insurance premium or other similar item when due, such item will be payable from amounts on deposit in the Collection Account or otherwise in the manner set forth in the Prospectus Supplement and Agreement for the related Series.

INSURANCE

   Unless otherwise specified in the related Prospectus Supplement, the Agreement for each Series will require that the Master Servicer maintain or require each Borrower to maintain insurance in accordance with the related Mortgage, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related Mortgage, the coverage of each such standard hazard insurance policy will be in an amount that is not less than the lesser of 90% of the replacement cost of the improvements securing such Mortgage Loan or the outstanding principal balance owing on such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, if a Mortgaged Property was located at the time of origination of the related Mortgage Loan in a federally designated special flood hazard area, the Master Servicer also will maintain or require the related Borrower to maintain in accordance with the related Mortgage flood insurance in an amount equal to the lesser of the unpaid principal balance of the related Mortgage Loan and the maximum amount obtainable with respect to the Mortgaged Property. To the extent set forth in the related Prospectus Supplement, the cost of any such insurance maintained by the Master Servicer will be an expense of the Trust Fund payable out of the Collection Account. The Master Servicer or, if so specified in the related Prospectus Supplement, the Special Servicer, if any, will cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount specified in the related Prospectus Supplement and expected to generally be equal to the greater of (i) an amount necessary to avoid the application of any coinsurance clause contained in the related insurance policy and (ii) 90% of the replacement cost of the improvements which are a part of such property. Unless otherwise specified in the related Prospectus Supplement, the cost of any such insurance with respect to an REO Property will be an expense of the Trust Fund payable out of amounts on deposit in the related REO Account or, if such amounts are insufficient, from the Collection Account. The Master Servicer or, if so specified in the related Prospectus Supplement, the Special Servicer, if any, will maintain flood insurance providing substantially the same coverage as described above on any REO Property which was located

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in a federally designated special flood hazard area at the time the related
Mortgage Loan was originated. The related Agreement may provide that the Master Servicer or the Special Servicer, if any, as the case may be, may satisfy its obligation to cause hazard policies to be maintained by maintaining a master, or single interest, insurance policy insuring against losses on the Mortgage Loans or REO Properties, as the case may be. The incremental cost of such insurance allocable to any particular Mortgage Loan, if not borne by the related Borrower, will be an expense of the Trust Fund unless otherwise specified by the related Prospectus Supplement. Alternatively, the Master Servicer may satisfy its obligation by maintaining, at its expense, a blanket policy (i.e., not a single interest or master policy) insuring against losses on the Mortgage Loans or REO Properties, as the case may be. If such a blanket policy contains a deductible clause, the Master Servicer or the Special Servicer, if any, as the case may be, will be obligated to deposit in the Collection Account all sums which would have been deposited therein but for such clause.

   In general, the standard form of fire and hazard extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the Mortgage Loans generally will be underwritten by different insurers and will cover Mortgaged Properties located in various jurisdictions, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and conditions. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

   The standard hazard insurance policies covering Mortgaged Properties securing Mortgage Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will typically provide that the insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the structures and other improvements damaged or destroyed and (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements.

   In addition, to the extent required by the related Mortgage, the Master Servicer or Special Servicer, if any, may require the Borrower to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Master Servicer or Special Servicer, if any, to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the Master Servicer or Special Servicer, if any, in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer and the Special Servicer, if any, from the Collection Account, with interest thereon, as provided by the Agreement.

   Unless otherwise specified in the related Prospectus Supplement, no pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance will be maintained with respect to the Mortgage Loans.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

   Unless otherwise specified in the related Prospectus Supplement, the Agreement for each Series will require that the Master Servicer and the Special Servicer, if any, obtain and maintain in effect a fidelity

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bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer or the Special Servicer, as the case may be. The related Agreement may allow the Master Servicer and the Special Servicer, if any, to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or Special Servicer, as the case may be, so long as certain criteria set forth in the Agreement are met.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

   The Master Servicer's principal compensation for its activities under the Agreement for each Series will come from the payment to it or retention by it, with respect to each payment of interest on a Mortgage Loan, of a "Servicing Fee" (as defined in the related Prospectus Supplement). The exact amount or method of calculating such Servicing Fee will be established in the Prospectus Supplement and Agreement for the related Series. Since the aggregate unpaid principal balance of the Mortgage Loans will generally decline over time, the Master Servicer's servicing compensation will ordinarily decrease as the Mortgage Loans amortize.

   In addition, the Agreement for a Series may provide that the Master Servicer will be entitled to receive, as additional compensation, (i) Prepayment Premiums, late fees and certain other fees collected from Borrowers and (ii) any interest or other income earned on funds deposited in the Collection Account (as described under "DESCRIPTION OF THE CERTIFICATES -- Accounts") and, except to the extent such income is required to be paid to the related Borrowers, the Escrow Account.

   Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will pay the fees and expenses of the Trustee.

   The exact amount or method of calculating the servicing fee of the Special Servicer, if any, and the source from which such fee will be paid will be described in the Prospectus Supplement for the related Series.

   In addition to the compensation described above, the Master Servicer and the Special Servicer, if any (or any other party specified in the related Prospectus Supplement), may retain, or be entitled to the reimbursement of, such other amounts and expenses as are described in the related Prospectus Supplement.

ADVANCES

   The related Prospectus Supplement will set forth the obligations, if any, of the Master Servicer to make any advances ("Advances") with respect to delinquent payments on Mortgage Loans, payments of taxes, insurance and property protection expenses or otherwise. Any such Advances will be made in the form and manner described in the Prospectus Supplement and Agreement for the related Series. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be obligated to make such an Advance only to the extent that the Master Servicer has determined that such Advance will be recoverable. In the event that the Master Servicer determines that it is required to make an Advance, it will, on or prior to the related Distribution Date, deposit in the account specified in the Prospectus Supplement an amount equal to such Advance. Any funds thus advanced, including Advances previously made that the Master Servicer determines are not ultimately recoverable, are reimbursable to the Master Servicer from amounts in the Collection Account to the extent and in the manner described in the related Prospectus Supplement.

   If a Borrower makes a principal payment between scheduled payment dates, the Borrower may be required to pay interest on the prepayment amount only to the date of prepayment. If and to the extent described in the related Prospectus Supplement, the Master Servicer's Servicing Fee may be reduced or the Master Servicer may be otherwise obligated to advance funds to the extent necessary to remit interest on any such full or partial prepayment received from the date of receipt thereof to the next succeeding scheduled payment date.

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
MODIFICATIONS, WAIVERS AND AMENDMENTS

   If so specified in the related Prospectus Supplement, the Agreement for each Series will provide that the Master Servicer may have the discretion, subject to certain conditions set forth therein, to modify, waive or amend certain of the terms of any Mortgage Loan without the consent of the Trustee or any Certificateholder. The extent to which the Master Servicer may modify, waive or amend any terms of the Mortgage Loans without such consent will be specified in the related Prospectus Supplement.

   Subject to the terms and conditions set forth in the Agreement, the Special Servicer, if any, may modify, waive or amend the terms of any Specially Serviced Mortgage Loan if the Special Servicer determines that a material default has occurred or a payment default has occurred or is reasonably foreseeable. The Special Servicer, if any, may extend the maturity date of such Mortgage Loan to a date not later than the date described in the related Prospectus Supplement. The ability of the Special Servicer to modify, waive or amend the terms of any Mortgage Loan may be subject to such additional limitations, including approval requirements, as are set forth in the related Prospectus Supplement.

   Subject to the terms and conditions set forth in the Agreement, the Special Servicer, if any, will not agree to any modification, waiver or amendment of the payment terms of a Mortgage Loan unless the Special Servicer has determined that such modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than liquidation of the Mortgage Loan or has made such other determination described in the related Prospectus Supplement. Prior to agreeing to any such modification, waiver or amendment of the payment terms of a Mortgage Loan, the Special Servicer, if any, will give notice thereof in the manner set forth in the Prospectus Supplement and Agreement for the related Series.

   The Prospectus Supplement for a Series may describe other or different provisions concerning the modification, waiver or amendment of the terms of the related Mortgage Loans, including, without limitation, requirements for the approval of an Operating Advisor.

EVIDENCE OF COMPLIANCE

   The Agreement for each Series will provide that the Master Servicer and the Special Servicer, if any, at their own expense, each will cause a firm of independent public accountants to furnish to the Trustee, annually on or before a date specified in the Agreement, a statement as to compliance with the Agreement by the Master Servicer or Special Servicer, as the case may be.

   In addition, the Agreement will provide that the Master Servicer and the Special Servicer, if any, each will deliver to the Trustee, annually on or before a date specified in the Agreement, a statement signed by an officer to the effect that, based on a review of its activities during the preceding calendar year, to the best of such officer's knowledge, the Master Servicer or Special Servicer, as the case may be, has fulfilled its obligations under the Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof, and, in the case of a Series of Certificates as to which a REMIC or FASIT election has been made, whether the Master Servicer or the Special Servicer, as the case may be, has received a challenge from the Internal Revenue Service as to the status of the Trust Fund as a REMIC or FASIT.

CERTAIN MATTERS WITH RESPECT TO THE MASTER SERVICER, THE SPECIAL SERVICER AND THE TRUSTEE

   Unless otherwise specified in the related Prospectus Supplement, the Agreement for each Series will provide that neither the Master Servicer nor the Special Servicer, if any, nor any of their directors, officers, employees or agents will be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor the Special Servicer, if any, nor any such person will be protected against any breach of representations or warranties made by the Master Servicer or the Special Servicer, as the case may be, in the Agreement, against any specific liability imposed on the Master Servicer or the Special Servicer, as the case may be, pursuant to the Agreement, or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder. The Agreement will further provide that the Master Servicer, the Special Servicer, if any, and any of their directors, officers, employees or agents will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense incurred (i) by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder or (ii) in certain other circumstances specified in the Agreement. Any loss resulting from such indemnification will reduce amounts distributable to Certificateholders and, unless otherwise provided in the related Prospectus Supplement, will be borne pro rata by all Certificateholders without regard to subordination, if any, of one Class to another.

   Unless otherwise provided in the related Prospectus Supplement, neither the Master Servicer nor the Special Servicer, if any, may resign from its obligations and duties under the Agreement except upon a determination that its performance of its duties thereunder is no longer permissible under applicable law. No such resignation of the Master Servicer will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer's obligations and duties under the Agreement. No such resignation of a Special Servicer will become effective until the Trustee, the Master Servicer or a successor Special Servicer has assumed the Special Servicer's obligations and duties under the Agreement.

   The Trustee under each Agreement will be named in the related Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Seller, the Master Servicer, the Special Servicer, if any, and their respective affiliates.

   Unless otherwise specified in the related Prospectus Supplement, the Trustee may resign from its obligations under the Agreement at any time, in which event a successor Trustee will be appointed. In addition, the Seller may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Agreement or if the Trustee becomes insolvent, at which time the Seller will become obligated to appoint a successor Trustee. The Trustee also may be removed at any time by the Holders of Certificates evidencing the Voting Rights specified in the related Prospectus Supplement. Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of such appointment by the successor Trustee.

EVENTS OF DEFAULT

   Unless otherwise provided in the related Prospectus Supplement, events of default (each, an "Event of Default") with respect to the Master Servicer and the Special Servicer, if any, under the Agreement for each Series will include: (i) with respect to the Master Servicer, any failure by the Master Servicer to deposit in the Collection Account or remit to the Trustee for deposit in the Distribution Account for distribution to Certificateholders any payment required to be made by the Master Servicer under the terms of the Agreement on the day required pursuant to the terms of the Agreement; (ii) with respect to the Special Servicer, if any, any failure by the Special Servicer to remit to the Master Servicer for deposit in the Collection Account on the day required any amounts received by it in respect of a Specially Serviced Mortgage Loan and required to be so remitted; (iii) with respect to the Master Servicer and the Special Servicer, if any, any failure on the part of the Master Servicer or the Special Servicer, as the case may be, duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, which failure continues unremedied for a period of 90 days after written notice of such failure has been given to the Master Servicer or the Special Servicer, as the case may be; (iv) with respect to the Master Servicer or the Special Servicer, if any, the entering against the Master Servicer or the Special Servicer, as the case may be, of a decree or order of a court, agency or supervisory authority for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that any such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (v) with respect to the Master Servicer or the Special Servicer, if any, the consent by the Master Servicer or the Special

Servicer, as the case may be, to the appointment of a conservator or receiver or liquidator or liquidating committee in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to it or of or relating to all or substantially all of its property; and (vi) with respect to the Master Servicer or the Special Servicer, if any, the admission by the Master Servicer or Special Servicer, as the case may be, in writing of its inability to pay its debts generally as they become due, the filing by the Master Servicer or the Special Servicer, as the case may be, of a petition to take advantage of any applicable insolvency or reorganization statute or the making of an assignment for the benefit of its creditors or the voluntary suspension of the payment of its obligations.

   As long as an Event of Default remains unremedied, the Trustee may, and as long as an Event of Default remains unremedied or under certain other circumstances, if any, described in the related Prospectus Supplement at the written direction of the Holders of Certificates holding at least the percentage specified in the Prospectus Supplement of all of the Voting Rights of the Class or Classes specified therein shall, by written notice to the Master Servicer or Special Servicer, as the case may be, terminate all of the rights and obligations of the Master Servicer or the Special Servicer, as the case may be, whereupon the Trustee or another successor Master Servicer or Special Servicer appointed by the Trustee will succeed to all authority and power of the Master Servicer or Special Servicer under the Agreement and will be entitled to similar compensation arrangements. "Voting Rights" means the portion of the voting rights of all Certificates that is allocated to any Certificate in accordance with the terms of the Agreement.

                              CREDIT ENHANCEMENT

GENERAL

   If specified in the related Prospectus Supplement for any Series, credit enhancement may be provided with respect to one or more Classes thereof or the related Mortgage Loans (the "Credit Enhancement"). Credit Enhancement may be in the form of the subordination of one or more Classes of the Certificates of such Series, the establishment of one or more reserve funds, overcollateralization, a letter of credit, certificate guarantee insurance policies, the use of cross-support features or another method of Credit Enhancement described in the related Prospectus Supplement, or any combination of the foregoing.

   Unless otherwise specified in the related Prospectus Supplement for a Series, the Credit Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by Credit Enhancement or which are not covered by the Credit Enhancement, Certificateholders will bear their allocable share of deficiencies.

   If Credit Enhancement is provided with respect to a Series, or the related Mortgage Loans, the related Prospectus Supplement will include a description of (a) the amount payable under such Credit Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Credit Enhancement may be reduced and under which such Credit Enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to such Credit Enhancement. Additionally, the related Prospectus Supplement will set forth certain information with respect to the issuer of any third-party Credit Enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,
(iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in such Prospectus Supplement. In addition, if the Certificateholders of such Series will be materially dependent upon any provider of Credit Enhancement for timely payment of interest and/or principal on their Certificates, the related Prospectus Supplement will include audited financial statements on a comparative basis for at least the prior two years and any other appropriate financial information regarding such provider.

SUBORDINATE CERTIFICATES

   If so specified in the related Prospectus Supplement, one or more Classes of a Series may be subordinate Certificates. If so specified in the related Prospectus Supplement, the rights of the Holders of subordinate Certificates (the "Subordinate Certificates") to receive distributions of principal and interest on any Distribution Date will be subordinated to such rights of the Holders of senior Certificates (the "Senior Certificates") to the extent specified in the related Prospectus Supplement. The Agreement may require a trustee that is not the Trustee to be appointed to act on behalf of Holders of Subordinate Certificates.

   A Series may include one or more Classes of Senior Certificates entitled to receive cash flows remaining after distributions are made to all other Senior Certificates of such Series. Such right to receive payments will effectively be subordinate to the rights of other Holders of Senior Certificates. A Series also may include one or more Classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to other Subordinate Certificates of such Series. If so specified in the related Prospectus Supplement, the subordination of a Class may apply only in the event of (or may be limited to) certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a Mortgage Loan not covered by standard hazard insurance policies.

   The related Prospectus Supplement will set forth information concerning the amount of subordination of a Class or Classes of Subordinate Certificates in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any related Reserve Fund and the conditions under which amounts in any applicable Reserve Fund will be used to make distributions to Holders of Senior Certificates and/or to Holders of Subordinate Certificates or be released from the applicable Trust Fund.

CROSS-SUPPORT FEATURES

   If the Mortgage Pool for a Series is divided into separate Mortgage Loan Groups, each backing a separate Class or Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Certificates backed by one Mortgage Loan Group prior to distributions on Subordinate Certificates backed by another Mortgage Loan Group within the Trust Fund. The related Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

LETTER OF CREDIT

   If specified in the related Prospectus Supplement, a letter of credit with respect to a Series of Certificates will be issued by the bank or financial institution specified in such Prospectus Supplement (the "Letter of Credit Bank"). Under the letter of credit, the Letter of Credit Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Loans on the applicable Cut-Off Date or of one or more Classes of Certificates (the "Letter of Credit Percentage"). If so specified in the related Prospectus Supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the Letter of Credit Bank under the letter of credit for any Series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of the letter of credit for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the applicable Series.

CERTIFICATE GUARANTEE INSURANCE

   If so specified in the related Prospectus Supplement, certificate guarantee insurance, if any, with respect to a Series of Certificates will be provided by one or more insurance companies. Such certificate guarantee insurance will guarantee, with respect to one or more Classes of Certificates of the applicable Series, timely distributions of interest and principal to the extent set forth in or determined in the manner specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder which is subsequently covered as a "voidable preference" payment under the Bankruptcy Code. A copy of the certificate guarantee insurance policy for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the applicable Series.

RESERVE FUNDS

   If specified in the related Prospectus Supplement, one or more reserve funds (each, a "Reserve Fund") may be established with respect to a Series, in which cash, a letter of credit, Permitted Investments or a combination thereof, in the amounts, if any, specified in the related Prospectus Supplement will be deposited. The Reserve Funds for a Series may also be funded over time by depositing therein a specified amount of the distributions received on the applicable Mortgage Loans if specified in the related Prospectus Supplement. The Seller may pledge the Reserve Funds to a separate collateral agent specified in the related Prospectus Supplement.

   Amounts on deposit in any Reserve Fund for a Series, together with the reinvestment income thereon, if any, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of, and interest on, the Certificates, if required as a condition to the rating of such Series by each Rating Agency. If so specified in the related Prospectus Supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. Reserve Funds also may be established for other purposes and in such amounts as will be specified in the related Prospectus Supplement. Following each Distribution Date amounts in any Reserve Fund in excess of any amount required to be maintained therein may be released from the Reserve Fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application by the Trustee.

   Moneys deposited in any Reserve Fund will be invested in Permitted Investments at the direction of the Seller, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Reserve Fund. If specified in the related Prospectus Supplement, such income or other gain may be payable to the Master Servicer as additional servicing compensation, and any loss resulting from such investment will be borne by the Master Servicer. The Reserve Fund, if any, for a Series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement, but the right of the Trustee to make draws on the Reserve Fund will be an asset of the Trust Fund.

   Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purpose for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.

                                SWAP AGREEMENT

   If so specified in the Prospectus Supplement relating to a Series of Certificates, the Trust Fund will enter into or obtain an assignment of a swap agreement pursuant to which the Trust Fund will have the right to receive, and may have the obligation to make, certain payments of interest (or other payments) as set forth or determined as described therein. The Prospectus Supplement relating to a Series of

Certificates having the benefit of an interest rate swap agreement will describe the material terms of such agreement and the particular risks associated with the interest rate swap feature, including market and credit risk, the effect of counterparty defaults and other risks, if any. The Prospectus Supplement relating to such Series of Certificates also will set forth certain information relating to the corporate status, ownership and credit quality of the counterparty or counterparties to such swap agreement. In addition, if the Certificateholders of such Series will be materially dependent upon any counterparty for timely payment of interest and/or principal on their Certificates, the related Prospectus Supplement will include audited financial statements on a comparative basis for at least the prior two years and any other appropriate financial information regarding such counterparty. A swap agreement may include one or more of the following types of arrangements, or another arrangement described in the related Prospectus Supplement.

   Interest Rate Swap. In an interest rate swap, the Trust Fund will exchange the stream of interest payments on the Mortgage Loans for another stream of interest payments based on a notional amount, which may be equal to the principal amount of the Mortgage Loans as it declines over time.

   Interest Rate Caps. In an interest rate cap, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index rises above a rate specified in the swap agreement. The fee for the cap may be a single up-front payment to or from the Trust Fund, or a series of payments over time.

   Interest Rate Floors. In an interest rate floor, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index falls below a rate or level specified in the swap agreement. As with interest rate caps, the fee may be a single up-front payment or it may be paid periodically.

   Interest Rate Collars. An interest rate collar is a combination of an interest rate cap and an interest rate floor. One party agrees to compensate the other if a particular interest rate index rises above the cap and, in exchange, will be compensated if the interest rate index falls below the floor.

                             YIELD CONSIDERATIONS

GENERAL

   The yield to maturity on any Class of Offered Certificates will depend upon, among other things, the price at which such Certificates are purchased, the amount and timing of any delinquencies and losses incurred by such Class, the rate and timing of payments of principal on the Mortgage Loans, and the amount and timing of recoveries and Insurance Proceeds from REO Mortgage Loans and related REO Properties, which, in turn, will be affected by the amortization schedules of the Mortgage Loans, the timing of principal payments (particularly Balloon Payments) on the related Mortgage Loans (including delay in such payments resulting from modifications and extensions), the rate of principal prepayments, including prepayments by Borrowers and prepayments resulting from defaults, repurchases arising in connection with certain breaches of the representations and warranties made in the Agreement and the exercise of the right of optional termination of the Trust Fund. Generally, prepayments on the Mortgage Loans will tend to shorten the weighted average lives of each Class of Certificates, whereas delays in liquidations of defaulted Mortgage Loans and modifications extending the maturity of Mortgage Loans will tend to lengthen the weighted average lives of each Class of Certificates. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Enforceability of Certain Provisions" for a description of certain provisions of each Agreement and statutory, regulatory and judicial developments that may affect the prepayment experience and maturity assumptions on the Mortgage Loans.

PREPAYMENT AND MATURITY ASSUMPTIONS

   The related Prospectus Supplement may indicate that the related Mortgage Loans may be prepaid in full or in part at any time, generally without prepayment premium. Alternatively, a Trust Fund may include Mortgage Loans that have significant restrictions on the ability of a Borrower to prepay without incurring a prepayment premium or to prepay at all. As described above, the prepayment experience of the Mortgage Loans will affect the weighted average life of the Offered Certificates. A number of factors may influence prepayments on multifamily and commercial loans, including enforceability of due-on-sale clauses, prevailing mortgage market interest rates and the availability of mortgage funds, changes in tax laws (including depreciation benefits for income-producing properties), changes in Borrowers' net equity in the Mortgaged Properties, servicing decisions, prevailing general economic conditions and the relative economic vitality of the areas in which the Mortgaged Properties are located, the terms of the Mortgage Loans (for example, the existence of due-on-sale clauses), the quality of management of any income-producing Mortgaged Properties and, in the case of Mortgaged Properties held for investment, the availability of other opportunities for investment. A number of factors may discourage prepayments on multifamily loans and commercial loans, including the existence of any lockout or prepayment premium provisions in the underlying Note. A lockout provision prevents prepayment within a certain time period after origination. A prepayment premium imposes an additional charge on a borrower who wishes to prepay. Some of the Mortgage Loans may have substantial principal balances due at their stated maturities ("Balloon Payments"). Balloon Payments involve a greater degree of risk than fully amortizing loans because the ability of the Borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a Borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of the attempted sale or refinancing, the Borrower's equity in the related Mortgaged Property, the financial condition of the Borrower and operating history of the related Mortgaged Property, tax laws, prevailing economic conditions and the availability of credit for commercial real estate projects generally. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Enforceability of Certain Provisions."

   If the purchaser of a Certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Mortgage Loans, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Mortgage Loans, the actual yield to maturity will be lower than that so calculated. In either case, the effect of voluntary and involuntary prepayments of the Mortgage Loans on the yield on one or more Classes of the Certificates of such Series in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such Classes.

   The timing of changes in the rate of principal payments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Loans and distributed on a Certificate, the greater the effect on such investor's yield to maturity. The effect of an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

   The weighted average life of a Certificate refers to the average amount of time that will elapse from the date of issuance of the Certificate until each dollar of principal is repaid to the Certificateholders. The weighted average life of the Offered Certificates will be influenced by the rate at which principal on the Mortgage Loans is paid, which may be in the form of scheduled amortization or prepayments. Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in any Prospectus Supplement, unless otherwise indicated therein, represents an assumed constant rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans.

   There can be no assurance that the Mortgage Loans will prepay at any rate mentioned in any Prospectus Supplement. In general, if prevailing interest rates fall below the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment can be expected to increase.

                 CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

   The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because many of the legal aspects of mortgage loans are governed by the laws of the jurisdictions where the related mortgaged properties are located (which laws may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, to reflect all the laws applicable to any particular Mortgage Loan or to encompass the laws of all jurisdictions in which the properties securing the Mortgage Loans are situated. In the event that the Trust Fund for a given Series includes Mortgage Loans having material characteristics other than as described below, the related Prospectus Supplement will set forth additional legal aspects relating thereto.

MORTGAGES AND DEEDS OF TRUST GENERALLY

   The Mortgage Loans (other than financial leases and Installment Contracts) included in the Mortgage Pool for a Series will consist of loans secured by either mortgages or deeds of trust or other similar security instruments. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note, bond or other written evidence of indebtedness and a mortgage. A mortgage creates a lien upon the real property encumbered by the mortgage as security for the obligation evidenced by the note, bond or other evidence of indebtedness. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower irrevocably grants the property to the trustee, until the debt is paid, in trust for the benefit of the beneficiary to secure payment of the obligation generally with a power of sale. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable law, the express provisions of the deed of trust or mortgage, and, in some cases, the directions of the beneficiary.

   The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage to protect the mortgagee against termination of such interest before the mortgage is paid. Certain representations and warranties in the related Agreement will be made with respect to the Mortgage Loans which are secured by an interest in a leasehold estate.

   Priority of the lien on mortgaged property created by mortgages and deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although such priority may in some states be altered by the mortgagee's or beneficiary's knowledge of unrecorded liens, leases or encumbrances against the mortgaged property. However, filing or recording does not establish priority over governmental claims for real estate taxes and assessments or, in some states, for reimbursement of remediation costs of certain environmental conditions. See "--Environmental Risks." In addition, the Code provides priority to certain tax liens over the lien of the mortgage.

INSTALLMENT CONTRACTS

   The Mortgage Loans included in the Mortgage Pool for a Series may also consist of Installment Contracts. Under an Installment Contract the seller (hereinafter referred to in this Section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this Section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower generally is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

   The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state

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statute, to enforce the contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

FINANCIAL LEASES

   The Mortgage Loans included in the Mortgage Pool for a Series also may consist of financial leases. Under a financial lease on real property, the lessor retains legal title to the leased property and enters into an agreement with the lessee (hereinafter referred to in this Section as the "lessee") under which the lessee makes lease payments approximately equal to the principal and interest payments that would be required on a mortgage note for a loan covering the same property. Title to the real estate typically is conveyed to the lessee at the end of the lease term for a price approximately equal to the remaining unfinanced equity, determined by reference to the unpaid principal amount, market value, or another method specified in the related agreement. As with Installment Contracts, the lessee generally is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property during the lease term. The related Prospectus Supplement will describe the specific legal incidents of any financial leases that are included in the Mortgage Pool for a Series.

RIGHTS OF MORTGAGEES OR BENEFICIARIES

   The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed, if any. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

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   The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the related loan agreement up to a "credit limit" amount stated in the recorded mortgage.

   Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

   The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

FORECLOSURE

   Foreclosure of a mortgage is generally accomplished by judicial action initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating such necessary parties. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. A judicial foreclosure may be subject to most of the delays and expenses of other litigation, sometimes requiring up to several years to complete. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court ordinarily issues a judgment of foreclosure and appoints a referee or other designated official to conduct the sale of the property. Such sales are made in accordance with procedures which vary from state to state. The purchaser at such sale acquires

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the estate or interest in real property covered by the mortgage. If the mortgage covered the tenant's interest in a lease and leasehold estate, the purchaser will acquire such tenant's interest subject to the tenant's obligations under the lease to pay rent and perform other covenants contained therein.

   In a majority of cases, foreclosure of a deed of trust is accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust and/or applicable statutory requirements which authorizes the trustee, generally following a request from the beneficiary/lender, to sell the property at public sale upon any default by the borrower under the terms of the note or deed of trust. A number of states may also require that a lender provide notice of acceleration of a note to the borrower. Notice requirements under a trustee's sale vary from state to state. In some states, prior to the trustee's sale the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of a notice of default and notice of sale and to any successor in interest to the trustor. In addition, the trustee must provide notice in some states to any other person having an interest in the real property, including any junior lienholders, and to certain other persons connected with the deed of trust. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses (in some states, limited to reasonable costs and expenses) incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

   In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated official or by the trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see "--Rights of Redemption" below), and because the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the property at the foreclosure sale. Some states require that the lender disclose to potential bidders at a trustee's sale all known facts materially affecting the value of the property. Such disclosure may have an adverse effect on the trustee's ability to sell the property or the sale price thereof. Potential buyers may further question the prudence of purchasing property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed the reasoning of Durrett with respect to fraudulent conveyances under applicable bankruptcy law. In Durrett and its progeny, the Fifth Circuit and other courts held that the transfer of real property pursuant to a non-collusive, regularly conducted foreclosure sale was subject to the fraudulent transfer provisions of the applicable bankruptcy laws, including the requirement that the price paid for the property constitute "fair consideration." The reasoning and result of Durrett and its progeny in respect of the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") was rejected, however, by the United States Supreme Court in May 1994. The case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these and other reasons, it is common for the lender to purchase the property from the trustee, referee or other designated official for an amount equal to the lesser of the fair market value of such property and the outstanding principal amount of the indebtedness secured by the mortgage or deed of trust, together with accrued and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the lender equals the full amount of such debt, interest and expenses, the mortgagee's debt will be extinguished. Thereafter, the lender will assume the burdens of ownership, including paying operating expenses and real estate taxes and making repairs. The lender is then obligated as an owner until it can arrange a sale of the property to a third party. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining commercial property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of

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the expertise, knowledge and, especially with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisor's) perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, an increasing number of states require that any environmental hazards be eliminated before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

   In foreclosure proceedings, some courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of the borrower's defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failing to maintain adequately the property or the borrower's executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum notice. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower. There may, however, be state transfer taxes due and payable upon obtaining such properties at foreclosure. Such taxes could be substantial.

   Under the REMIC provisions of the Code (if applicable) and the related Agreement, the Master Servicer or Special Servicer, if any, may be required to hire an independent contractor to operate any REO Property. The costs of such operation may be significantly greater than the costs of direct operation by the Master Servicer or Special Servicer, if any. Under the REMIC provisions of the Code, property acquired by foreclosure generally must not be held for more than two years. With respect to a Series of Certificates for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than two years if the Trustee receives (i) an extension from the Internal Revenue Service or (ii) an opinion of counsel to the effect that holding such property for such period is permissible under the applicable REMIC provisions.

STATE LAW LIMITATIONS ON LENDERS

   In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In some states, redemption may be authorized even if the former borrower pays only a portion of the sums due. The effect of these types of statutory rights of redemption is to diminish the ability of the lender to sell the foreclosed property. Such rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. See "--Rights of Redemption" below.

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   Certain states have imposed statutory prohibitions against or limitations on recourse to the borrower. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower on the debt without first exhausting such security. In some states, the lender, if it first pursues judgment through a personal action against the borrower on the debt, may be deemed to have elected a remedy and may thereafter be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale. See "--Anti-Deficiency Legislation; Bankruptcy Laws" below.

ENVIRONMENTAL RISKS

   Real property pledged as security to a lender may be subject to potential environmental risks. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Such environmental risks may give rise to a diminution in value of property securing any Mortgage Loan or, in certain circumstances as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related Mortgage Loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

   Under the laws of certain states, failure to perform any remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the public health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material, or (iii) may give rise to any environmental claim or demand (each such condition or circumstance, an "Environmental Condition") may, in certain circumstances, give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the state. In several states, such lien has priority over the lien of an existing mortgage against such property. In any case, the value of a Mortgaged Property as collateral for a Mortgage Loan could be adversely affected by the existence of an Environmental Condition.

   The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, can be imposed on a secured lender such as the Trust Fund with respect to each Series. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or other third party. Excluded from CERCLA's definition of "owner or operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest (the "secured creditor exemption").

   Notwithstanding the secured creditor exemption, a lender may be held liable under CERCLA as an owner or operator, if such lender or its employees or agents participate in management of the property. The Asset Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996 (the "Lender Liability Act") clarifies the term "participating in management" to impose liability on a secured lender who actually exercises control over operational aspects of the facility and thus is "participating in management." A number of environmentally related activities before the loan is made and during its pendency, as well as "workout" steps to protect a security interest, are identified as permissible to protect a security

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interest without triggering liability. The Lender Liability Act also identifies the circumstances in which foreclosure and post-foreclosure activities will not trigger CERCLA liability.

   The Lender Liability Act also amends the federal Solid Waste Disposal Act to limit the liability of lenders holding a security interest for costs of cleaning up contamination for underground storage tanks. However, the Lender Liability Act has no effect on other federal or state environmental laws similar to CERCLA that may impose liability on lenders and other persons, and not all of those laws provide for a secured creditor exemption. Liability under many of these laws may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of a property securing a loan.

   Except as otherwise specified in the related Prospectus Supplement, at the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

   The related Agreement will provide that the Master Servicer or the Special Servicer, if any, acting on behalf of the Trust Fund, may not acquire title to, or possession of, a Mortgaged Property underlying a Mortgage Loan, take over its operation or take any other action that might subject a given Trust Fund to liability under CERCLA or comparable laws unless the Master Servicer or Special Servicer, if any, has previously determined, based upon a phase I assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts such environmental assessments, that the Mortgaged Property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of a given Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith or as may be required under such laws. A phase I assessment generally involves identification of recognized environmental conditions based on records review, site reconnaissance and interviews, but does not involve more intrusive investigation such as sampling or testing of materials. This requirement effectively precludes enforcement of the security for the related Note until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that a given Trust Fund will become liable for any Environmental Condition affecting a Mortgaged Property, but making it more difficult to realize on the security for the Mortgage Loan. However, there can be no assurance that any environmental assessment obtained by the Master Servicer will detect all possible Environmental Conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer and the Special Servicer, if any, will in fact insulate a given Trust Fund from liability for Environmental Conditions.

   If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment proof. Furthermore, such action against the Borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see "--Anti-Deficiency Legislation; Bankruptcy Laws" below) may curtail the lender's ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the Prospectus Supplement and Agreement for the related Series.

RIGHTS OF REDEMPTION

   In approximately one-third of the states, after foreclosure sale pursuant to a deed of trust or a mortgage, the borrower and certain foreclosed junior lienors are given a specified period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In

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other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption may defeat the title of any purchaser at a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale or sale under a deed of trust. Certain states permit a lender to avoid a post-sale redemption by waiving its right to a deficiency judgment. Consequently, the practical effect of the post-foreclosure redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. Whether the lender has any rights to recover these expenses from a borrower who redeems the property depends on the applicable state statute. The related Prospectus Supplement will contain a description of any statutes that prohibit recovery of such expenses from a borrower in states where a substantial number of the Mortgaged Properties for a particular
Series are located. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

   Borrowers under Installment Contracts generally do not have the benefits of redemption periods such as may exist in the same jurisdiction for mortgage loans. Where redemption statutes do exist under state laws for Installment Contracts, the redemption period is usually far shorter than for mortgages.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

   The Mortgage Pool for a Series may include Mortgage Loans secured by mortgages or deeds of trust some of which are junior to other mortgages or deeds of trust, some of which may be held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Certificateholders), as mortgagee under a junior mortgage or beneficiary under a junior deed of trust, are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the borrower or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust. As discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure such default and loan. In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary and junior mortgagees or junior beneficiaries are seldom given notice of defaults on senior mortgages. In order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors.

ANTI-DEFICIENCY LEGISLATION; BANKRUPTCY LAWS

   Some of the Mortgage Loans included in the Mortgage Pool for a Series will be nonrecourse loans as to which, in the event of default by a Borrower, recourse may be had only against the specific property pledged to secure the related Mortgage Loan and not against the Borrower's other assets. Even if recourse is available pursuant to the terms of the Mortgage Loan against the Borrower's assets in addition to the Mortgaged Property, certain states have imposed statutory prohibitions which impose prohibitions against or limitations on such recourse. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the

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borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

   Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of the secured mortgage lender to obtain payment of the loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. The delay and consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor, including, without limitation, any junior mortgagee or beneficiary, may stay the senior lender from taking action to foreclose out such junior lien. Certain of the Mortgaged Properties may have a junior "wraparound" mortgage or deed of trust encumbering such Mortgaged Property. In general terms, a "wraparound" mortgage is a junior mortgage where the full amount of the mortgage is increased by an amount equal to the principal balance of the senior mortgage and where the junior lender agrees to pay the senior mortgage out of the payments received from the mortgagor under the "wraparound" mortgage. As with other junior mortgages, the filing of a petition under the Bankruptcy Code by or on behalf of such a "wraparound" mortgagee may stay the senior lender from taking action to foreclose upon such junior "wraparound" mortgage.

   Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage or deed of trust secured by property of the debtor may be modified under certain circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of the lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

   Federal bankruptcy law may also interfere with or affect the ability of the secured mortgage lender to enforce an assignment by a mortgagor of rents and leases related to the mortgaged property if the related mortgagor is in a bankruptcy proceeding. Under Section 362 of the Bankruptcy Code, the mortgagee will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time-consuming and may result in significant delays in the receipt of the rents. Rents may also escape an assignment thereof (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, or (iii) to the extent other collateral may be substituted for the rents.

   To the extent a mortgagor's ability to make payment on a mortgage loan is dependent on payments under a lease of the related property, such ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the Bankruptcy Code, the filing of

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
a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition.

   In addition, federal bankruptcy law generally provides that a trustee or debtor in possession in a bankruptcy or reorganization case under the Bankruptcy Code may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. Furthermore, there is likely to be a period of time between the date upon which a lessee files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the lessee is obligated to make all lease payments currently with respect to the post-petition period, there is a risk that such payments will not be made due to the lessee's poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the mortgagor must relet the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to Section 502(b) (6) of the Bankruptcy Code, a lessor's damages for lease rejection are limited.

   In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

   A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

   Certain of the mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however,

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
may not be enforceable or effective in a bankruptcy case. The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related Mortgage Loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

   In addition, the bankruptcy of the general or limited partner of a mortgagor that is a partnership, or the bankruptcy of a member of a mortgagor that is a limited liability company or the bankruptcy of a shareholder of a mortgagor that is a corporation may provide the opportunity in the bankruptcy case of such partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective Mortgaged Property, for example, would become property of the estate of such bankrupt partner, member of shareholder. Not only would the Mortgaged Property be available to satisfy the claims of creditors of such partner, member or shareholder, but an automatic stay would apply to any attempt by the Trustee to exercise remedies with respect to such Mortgaged Property. However, such an occurrence should not affect the Trustee's status as a secured creditor with respect to the mortgagor or its security interest in the Mortgaged Property.

LEASEHOLD RISKS

   Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof.

   In addition to the foregoing protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Code, although the enforceability of such clause has not been established. Without the protections described above, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

STATUTORY LIABILITIES

   The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and

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related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

ENFORCEABILITY OF CERTAIN PROVISIONS

 Prepayment Provisions

   Courts generally enforce claims requiring prepayment fees unless enforcement would be unconscionable. However, the laws of certain states may render prepayment fees unenforceable after a mortgage loan has been outstanding for a certain number of years, or may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months' interest on the prepaid amount. In certain states, prepayment fees payable on default or other involuntary acceleration of a mortgage loan may not be enforceable against the mortgagor. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits. See "--Applicability of Usury Laws." Some of the Mortgage Loans included in the Mortgage Pool for a Series may not require the payment of specified fees as a condition to prepayment or such requirements have expired, and to the extent some Mortgage Loans do require such fees, such fees may not necessarily deter Borrowers from prepaying their Mortgage Loans.

 Due-on-Sale Provisions

   The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, in situations relating primarily to residential properties, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rates.

   Unless otherwise specified in the related Prospectus Supplement, the Agreement for each Series will provide that if any Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which by its terms provides that: (i) such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or (ii) such Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer, then, for so long as such Mortgage Loan is included in the Trust Fund, the Master Servicer, on behalf of the Trustee, shall take such actions as it deems to be in the best interest of the Certificateholders in accordance with the servicing standard set forth in the Agreement, and may waive or enforce any due-on-sale clause contained in the related Note or Mortgage.

   In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

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
 Acceleration on Default

   Some of the Mortgage Loans included in the Mortgage Pool for a Series will include a "debt acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. State courts generally will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

   Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.

   Upon foreclosure, courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failing to maintain adequately the property or the borrower's executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or by a mortgagee under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

   State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of Installment Contracts. For example, a lender's practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearages or otherwise permit reinstatement of the contract following a default. Not infrequently, if a borrower under an Installment Contract has significant equity in the property, equitable principles will be applied to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

 Soldiers' and Sailors' Relief Act

   Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), an individual Borrower who enters military service after the origination of such Borrower's Mortgage Loan (including a Borrower who is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Borrower's active duty status, unless a court orders otherwise upon application of the lender. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by any applicable credit enhancements, could result in losses to the Holders of the Certificates. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are later called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of Mortgage Loans that may be affected by the Relief Act. Some of the Mortgaged Properties relating to Mortgage Loans included in the Mortgage Pool for a Series may be owned by Borrowers who are individuals currently in the military. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the Borrower's period of active duty status and, under certain circumstances, during an additional three months thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

 Forfeitures in Drug and RICO Proceedings

   Federal law permits the government to forfeit real property that has been purchased with the proceeds of certain crimes (including drug trafficking, racketeering, money laundering, and fraud affecting financial institutions), and real property that has been used to facilitate certain crimes (including drug trafficking and money laundering). Forfeitures of real property usually are accomplished through criminal or civil judicial proceedings. In a criminal proceeding, forfeiture is imposed as a form of punishment following conviction of the property owner. Under certain circumstances, the government may even seize the defendant's real property before a conviction. In a civil forfeiture, the government brings an action against the real property, rather than the wrongdoer, based on the legal fiction that the property itself has been tainted by crime.

   The government must publish notice of the forfeiture proceeding and may give direct notice to all parties known to have an alleged interest in the property, including holders of mortgage loans. A mortgage lender may avoid forfeiture of its interest in the property if it can establish that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender did not know of or consent to the underlying unlawful conduct. The U.S. Department of Justice has adopted an expedited settlement policy designed to resolve the claims of lienholders holding mortgages against properties that are subject to forfeiture.

APPLICABILITY OF USURY LAWS

   State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of "points" and "fees" as "interest," but may exclude payments in the form of "reimbursement of foreclosure expenses" or other charges found to be distinct from "interest." If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the form employed and the degree of overcharge are both immaterial. Statutes differ in their provision as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may have the recorded mortgage or deed of trust cancelled upon paying its debt with lawful interest, or the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to have the recorded mortgage or deed of trust cancelled without any payment and prohibiting the lender from foreclosing.

   Under the Agreement, a representation and warranty will be made (or the benefit of such a representation and warranty will be assigned to the Trust
Fund) to the effect that the Mortgage Loans included in a given Trust Fund complied at origination with applicable laws, including usury laws. Unless otherwise provided in the related Prospectus Supplement, if this representation and warranty is breached with respect to any Mortgage Loan in a manner that materially and adversely affects the interests of Certificateholders and is not cured within the period of time specified in the related Prospectus Supplement, a Substitute Mortgage Loan will be substituted for such Mortgage Loan or such Mortgage Loan will be repurchased in accordance with the applicable Agreement. See "THE MORTGAGE POOLS -- Representations and Warranties."

   The Agreement for each Series will provide that the Master Servicer not charge interest in excess of that permitted under any applicable state and federal usury laws, notwithstanding that the applicable Note may provide for a higher rate.

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ALTERNATIVE MORTGAGE INSTRUMENTS

   Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (the "NCUA") with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provision of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

LEASES AND RENTS

   Some of the Mortgage Loans included in the Mortgage Pool for a Series may be secured by an assignment of leases and rents, either through a separate document of assignment or as incorporated in the related mortgage. Under such assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan. The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender's interest in rents may result in the loss of a substantial pool of funds which could otherwise serve as a source of repayment for the loan. In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants may be less than the periodic payments due under the mortgage and can significantly affect the value of the lender's security interest.

SECONDARY FINANCING; DUE-ON-ENCUMBRANCE PROVISIONS

   Some of the Mortgage Loans included in the Mortgage Pool for a Series may not restrict secondary financing, thereby permitting the Borrower to use the Mortgaged Property as security for one or more additional loans. Some of the Mortgage Loans may preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the Borrower further encumbers the Mortgaged Property) or may require the consent of the senior lender to any junior or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances. Unless otherwise specified in the related Prospectus Supplement, the Agreement for each Series will provide that if any Mortgage Loan contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms: (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property; or (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance

                               44
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on the related Mortgaged Property, then for so long as such Mortgage Loan is included in a given Trust Fund, the Master Servicer or, if such Mortgage Loan is a Specially Serviced Mortgage Loan, the Special Servicer, if any, on behalf of such Trust Fund, shall exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such Mortgage Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the servicing standard set forth in the Agreement.

   Where the Borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subjected to additional risk. First, the Borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the Borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the Borrower is additionally burdened. Third, if the Borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

CERTAIN LAWS AND REGULATIONS

   The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan.

TYPE OF MORTGAGED PROPERTY

   The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the Borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the franchisor, manager or operator; and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties.

AMERICANS WITH DISABILITIES ACT

   Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner or landlord. Furthermore, since

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
the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.

                       FEDERAL INCOME TAX CONSEQUENCES

GENERAL

   The following generally describes the anticipated material federal income tax consequences of purchasing, owning and disposing of Certificates. It does not address special rules which may apply to particular types of investors. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. Investors should consult their own tax advisors regarding the Certificates.

   For purposes of this discussion, unless otherwise specified, the term "Mortgage Loans" will be used to refer to Mortgage Loans and Installment Contracts, and the term "Owner" will refer to the beneficial owner of a Certificate. In the event that the Mortgage Pool for any Series of Certificates consists of financial leases or the Trust Fund enters into a Swap Agreement, the related Prospectus Supplement will describe any additional or different federal income tax consequences of purchasing, owning and disposing of such Certificates.

REMIC ELECTIONS

   Under the Internal Revenue Code of 1986, as amended (the "Code"), an election may be made to treat the Trust Fund related to each Series of Certificates (or segregated pools of assets within the Trust Fund) as a "real estate mortgage investment conduit" ("REMIC") within the meaning of Section 860D(a) of the Code. If one or more REMIC elections are made, the Certificates of any Class will be either "regular interests" in a REMIC within the meaning of Section 860G(a)(1) of the Code ("Regular Certificates") or "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code ("Residual Certificates"). The Prospectus Supplement for each Series of Certificates will indicate whether an election will be made to treat the Trust Fund as one or more REMICs, and if so, which Certificates will be Regular Certificates and which will be Residual Certificates.

   If a REMIC election is made, the Trust Fund, or each portion thereof that is treated as a separate REMIC, will be referred to as a "REMIC Pool". If the Trust Fund is comprised of two REMIC Pools, one will be an "Upper-Tier REMIC" and one a "Lower-Tier REMIC" or as otherwise specified in the applicable Prospectus Supplement. The assets of the Lower-Tier REMIC will consist of the Mortgage Loans and related Trust Fund assets. The assets of the Upper-Tier REMIC will consist of all of the regular interests issued by the Lower-Tier REMIC.

   The discussion below under the heading "REMIC Certificates" considers Series for which a REMIC election will be made. Series for which no such election will be made are addressed under "Non-REMIC Certificates".

REMIC CERTIFICATES

   The discussion in this section applies only to a Series of Certificates for which a REMIC election is made.

 Tax Opinion.

   Qualification as a REMIC requires ongoing compliance with certain conditions. Upon the issuance of each Series of Certificates for which a REMIC election is made, Cleary, Gottlieb, Steen & Hamilton or another law firm identified in the related Prospectus Supplement, counsel to the Seller, will deliver its opinion generally to the effect that, with respect to each such Series of Certificates, under then existing law and assuming compliance by the Seller, the Master Servicer, the Special Servicer, if any, and the

Trustee for such Series with all of the provisions of the related Agreement (and such other agreements and representations as may be referred to in such opinion), each REMIC Pool will be a REMIC, and the Certificates of such Series will be treated as either Regular Certificates or Residual Certificates. This opinion will be filed as an Exhibit to the Form 8-K relating to such Series of Certificates.

 Status of Certificates.

   The Certificates will be:

   O  ASSETS DESCRIBED IN CODE SECTION 7701(A)(19)(C); AND

   O  "REAL ESTATE ASSETS" UNDER CODE SECTION 856(C)(4)(A),

to the extent the assets of the related REMIC Pool are so treated. Interest on the Regular Certificates will be "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that the income of the REMIC Pool is so treated. If at all times 95% or more of the assets or income of the REMIC Pool qualify under the foregoing Code sections, the Certificates (and income thereon) will so qualify in their entirety.

   The rules described in the preceding paragraph will be applied to a Trust Fund consisting of two REMIC Pools as if the Trust Fund were a single REMIC holding the assets of the Lower-Tier REMIC.

 Income from Regular Certificates.

   General. Except as otherwise provided in this tax discussion, Regular Certificates will be taxed as newly originated debt instruments for federal income tax purposes. Interest, original issue discount and market discount accrued on a Regular Certificate will be ordinary income to the Owner. All Owners must account for interest income under the accrual method of accounting, which may result in the inclusion of amounts in income that are not currently distributed in cash.

   On January 27, 1994 the Internal Revenue Service adopted regulations applying the original issue discount rules of the Code, and such regulations were further amended on June 6, 1996 (the "OID Regulations"). Except as otherwise noted, the discussion below is based on the OID Regulations.

   Original Issue Discount. Certain Regular Certificates may have "original issue discount." An Owner must include original issue discount in income as it accrues, without regard to the timing of payments.

   The total amount of original issue discount on a Regular Certificate is the excess of its "stated redemption price at maturity" over its "issue price." The issue price for any Regular Certificate is the price (including any accrued interest) at which a substantial portion of the Class of Certificates including such Regular Certificate are first sold to the public. In general, the stated redemption price at maturity is the sum of all payments made on the Regular Certificate, other than payments of interest that (i) are actually payable at least annually over the entire life of the Certificates and (ii) are based on a single fixed rate or variable rate (or certain combinations of fixed and variable rates). The stated redemption price at maturity of a Regular Certificate always includes its original principal amount, but generally does not include distributions of stated interest, except in the case of accrual certificates, and, as discussed below, Interest Only Certificates. An "Interest Only Certificate" is a Certificate entitled to receive distributions of some or all of the interest on the Mortgage Loans or other assets in a REMIC Pool and that has either a notional or nominal principal amount. Special rules for Regular Certificates that provide for interest based on a variable rate are discussed below in "Income from Regular Certificates--Variable Rate Regular Certificates".

   With respect to an Interest Only Certificate, the stated redemption price at maturity is likely to be the sum of all payments thereon, determined in accordance with the Prepayment Assumption (as defined below). In that event, Interest Only Certificates would always have original issue discount. Alternatively, in the case of an Interest Only Certificate with some principal amount, the stated redemption price at maturity might be determined under the general rules described in the preceding paragraph. If, applying those rules, the stated redemption price at maturity were considered to equal the principal amount of such Certificate, then the rules described below under "Premium" would apply. The Prepayment Assumption is the assumed rate of prepayment of the Mortgage Loans used in pricing the Regular Certificates. The Prepayment Assumption will be set forth in the related Prospectus Supplement.

   Under a de minimis rule, original issue discount on a Regular Certificate will be considered zero if it is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the Certificate's weighted average maturity. The weighted average maturity of a Regular Certificate is computed based on the number of full years (i.e., rounding down partial years) each distribution of principal (or other amount included in the stated redemption price at maturity) is scheduled to be outstanding. The schedule of such distributions likely should be determined in accordance with the Prepayment Assumption.

   The Owner of a Regular Certificate generally must include in income the original issue discount that accrues for each day on which the Owner holds such Certificate, including the date of purchase, but excluding the date of disposition. The original issue discount accruing in any period equals:

                            PV End + Dist - PV Beg

Where:

PV End     = present value of all remaining distributions to be made as of the end of the period;

Dist       = distributions made during the period includable in the stated
             redemption price at maturity; and

PV Beg     = present value of all remaining distributions as of the beginning of the period.

The present value of the remaining distributions is calculated based on (i) the original yield to maturity of the Regular Certificate, (ii) events (including actual prepayments) that have occurred prior to the end of the period and (iii) the Prepayment Assumption. For these purposes, the original yield to maturity of a Regular Certificate will be calculated based on its issue price, assuming that the Certificate will be prepaid in all periods in accordance with the Prepayment Assumption, and with compounding at the end of each accrual period used in the formula.

   Assuming the Regular Certificates have monthly Distribution Dates, original issue discount would be computed under the formula generally for the one-month periods (or shorter initial period) ending on each Distribution Date. The original issue discount accruing during any accrual period is divided by the number of days in the period to determine the daily portion of original issue discount for each day.

   The daily portions of original issue discount generally will increase if prepayments on the underlying Mortgage Loans exceed the Prepayment Assumption and decrease if prepayments are slower than the Prepayment Assumption (changes in the rate of prepayments having the opposite effect in the case of an Interest Only Certificate). If the relative principal payment priorities of the Classes of Regular Certificates of a Series change, any increase or decrease in the present value of the remaining payments to be made on any such Class will affect the computation of original issue discount for the period in which the change in payment priority occurs.

   If original issue discount computed as described above is negative for any period, the Owner generally will not be allowed a current deduction for the negative amount but instead will be entitled to offset such amount only against future positive original issue discount from such Certificate. However, while not free from doubt, such an Owner may be entitled to deduct "negative original issue discount" to the extent the Owner's adjusted basis (as defined in "Sale or Exchange of Certificates" below) in the Certificate remaining after such deduction is not less than the principal amount of the Certificate.

   Acquisition Premium. If an Owner of a Regular Certificate acquires such Certificate at a price greater than its "adjusted issue price," but less than its remaining stated redemption price at maturity, the daily portion for any day (as computed above) is reduced by an amount equal to the product of (i) such daily portion and (ii) a fraction, the numerator of which is the amount by which the price exceeds the adjusted issue price and the denominator of which is the sum of the daily portions for such Regular Certificate for all days on and after the date of purchase. The adjusted issue price of a Regular Certificate on any given day is its issue price, increased by all original issue discount that has accrued on such Certificate and reduced by the amount of all previous distributions on such Certificate of amounts included in its stated redemption price at maturity.

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
   Market Discount. A Regular Certificate may have market discount (as defined in the Code). Market discount equals the excess of the adjusted issue price of a Certificate over the Owner's adjusted basis in the Certificate. The Owner of a Certificate with market discount must report ordinary interest income, as the Owner receives distributions on the Certificate of principal or other amounts included in its stated redemption price at maturity, equal to the lesser of (a) the excess of the amount of those distributions over the amount, if any, of accrued original issue discount on the Certificate or (b) the portion of the market discount that has accrued and not previously been included in income. Also, such Owner must treat gain from the disposition of the Certificate as ordinary income to the extent of any accrued, but unrecognized, market discount. Alternatively, an Owner may elect in any taxable year to include market discount in income currently as it accrues on all market discount instruments acquired by the Owner in that year or thereafter. An Owner may revoke such an election only with the consent of the Internal Revenue Service.

   In general terms, market discount on a Regular Certificate may be treated, at the Owner's election, as accruing either (a) on the basis of a constant yield (similar to the method described above for accruing original issue discount) or (b) alternatively, either (i) in the case of a Regular Certificate issued without original issue discount, in the ratio of stated interest distributable in the relevant period to the total stated interest remaining to be distributed from the beginning of such period (computed taking into account the Prepayment Assumption) or (ii) in the case of a Regular Certificate issued with original issue discount, in the ratio of the amount of original issue discount accruing in the relevant period to the total remaining original issue discount at the beginning of such period. An election to accrue market discount on a Regular Certificate on a constant yield basis is irrevocable with respect to that Certificate.

   An Owner may be required to defer a portion of the deduction for interest expense on any indebtedness that the Owner incurs or maintains in order to purchase or carry a Regular Certificate that has market discount. The deferred amount would not exceed the market discount that has accrued but not been taken into income. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized.

   Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is de minimis under a rule similar to that described above in the fourth paragraph under "Original Issue Discount". Owners should consult their own tax advisors regarding the application of the market discount rules as well as the advisability of making any election with respect to market discount.

   Discount on a Regular Certificate that is neither original issue discount nor market discount, as defined above, must be allocated ratably among the principal payments on the Certificate and included in income (as gain from the sale or exchange of the Certificate) as the related principal payments are made (whether as scheduled payments or prepayments).

   Premium. A Regular Certificate, other than an accrual certificate or, as discussed above under "Original Issue Discount", an Interest Only Certificate, purchased at a cost (net of accrued interest) greater than its principal amount generally is considered to be purchased at a premium. The Owner may elect under Code Section 171 to amortize such premium under the constant yield method, using the Prepayment Assumption. To the extent the amortized premium is allocable to interest income from the Regular Certificate, it is treated as an offset to such interest rather than as a separate deduction. An election made by an Owner would generally apply to all its debt instruments and may not be revoked without the consent of the Internal Revenue Service.

   Special Election to Apply OID Rules. In lieu of the rules described above with respect to de minimis discount, acquisition premium, market discount and premium, an Owner of a Regular Certificate may elect to accrue such discount, or adjust for such premium, by applying the principles of the OID rules described above. An election made by a taxpayer with respect to one obligation can affect other obligations it holds. Owners should consult with their tax advisors regarding the merits of making this election.

   Variable Rate Regular Certificates. The Regular Certificates may provide for interest that varies based on an interest rate index. The OID Regulations provide special rules for calculating income from

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certain "variable rate debt instruments" or "VRDIs." A debt instrument must meet certain technical requirements to qualify as a VRDI, which are outlined in the next paragraph. Under the regulations, income on a VRDI is calculated by (1) creating a hypothetical debt instrument that pays fixed interest at rates equivalent to the variable interest, (2) applying the original issue discount rules of the Code to that fixed rate instrument, and (3) adjusting the income accruing in any accrual period by the difference between the assumed fixed interest amount and the actual amount for the period. In general, where a variable rate on a debt instrument is based on an interest rate index (such as LIBOR), a fixed rate equivalent to a variable rate is determined based on the value of the index as of the issue date of the debt instrument. In cases where rates are reset at different intervals over the life of a VRDI, adjustments are made to ensure that the equivalent fixed rate for each accrual period is based on the same reset interval.

   A debt instrument must meet a number of requirements in order to qualify as a VRDI. A VRDI cannot be issued at a premium above its principal amount that exceeds a specified percentage of its principal amount (15%, or if less 1.5% times its weighted average life). As a result, Interest Only Certificates will never be VRDIs. Also, a debt instrument that pays interest based on a multiple of an interest rate index is not a VRDI if the multiple is less than 0.65 or greater than 1.35, unless, in general, interest is paid based on a single formula that lasts over the life of the instrument. A debt instrument is not a VRDI if it is subject to caps and floors, unless they remain the same over the life of the instrument or are not expected to change significantly the yield on the instrument. Variable rate Regular Certificates other than Interest Only Certificates may or may not qualify as VRDIs depending on their terms.

   In a case where a variable rate Regular Certificate does not qualify as a VRDI, it will be treated under the OID Regulations as a contingent payment debt instrument. The Internal Revenue Service issued final regulations addressing contingent payment debt instruments, but such regulations are not applicable by their terms to REMIC regular interests. Because no guidance has been provided with regard to types of variable rate interests other than VRDIs, until further guidance with regard to such variable rate Regular Certificates is forthcoming, one method of calculating income on such a Regular Certificate that appears to be reasonable would be to apply the principles governing VRDIs outlined above.

   Subordinated Certificates. Certain Series of Certificates may contain one or more Classes of Subordinated Certificates. In the event there are defaults or delinquencies on the related Mortgage Loans, amounts that otherwise would be distributed on a Class of Subordinated Certificates may instead be distributed on other, more senior Classes of Certificates. Since Owners of Regular Certificates are required to report income under an accrual method, Owners of Subordinated Certificates will be required to report income without giving effect to delays and reductions in distributions on such Certificates attributable to defaults or delinquencies on the Mortgage Loans, except to the extent that it can be established that amounts are uncollectible. As a result, the amount of income reported by an Owner of a Subordinated Certificate in any period could significantly exceed the amount of cash distributed to such Owner in that period. The Owner eventually will be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Loans. Such a loss could in some circumstances be a capital loss. Also, the timing and amount of such losses or reductions in income are uncertain. Owners of Subordinated Certificates should consult their tax advisors on these points.

 Income from Residual Certificates.

   Taxation of REMIC Income. Generally, Owners of Residual Certificates in a REMIC Pool ("Residual Owners") must report ordinary income or loss equal to their pro rata shares (based on the portion of all Residual Certificates they own) of the taxable income or net loss of the REMIC. Such income must be reported regardless of the timing or amounts of distributions on the Residual Certificates.

   The taxable income of a REMIC Pool is generally determined under the accrual method of accounting in the same manner as the taxable income of an individual taxpayer. Taxable income is generally gross income, including interest and original issue discount income, if any, on the assets of the REMIC Pool and income from the amortization of any premium on Regular Certificates, minus deductions. Market discount (as defined in the Code) with respect to Mortgage Loans held by a REMIC Pool is recognized in the same fashion as if it were original issue discount. Deductions include interest and original issue discount expense on the Regular Certificates, reasonable servicing fees attributable to the REMIC Pool, other administrative expenses and amortization of any premium on assets of the REMIC Pool. As previously discussed, the timing of recognition of "negative original issue discount," if any, on a Regular Certificate is uncertain; as a result, the timing of recognition of the corresponding income to the REMIC Pool is also uncertain.

   If the Trust Fund consists of an Upper-Tier REMIC and a Lower-Tier REMIC, the regular interests issued by the Lower-Tier REMIC to the Upper-Tier REMIC will be treated as a single debt instrument for purposes of the original issue discount provisions. A determination that these regular interests can not be treated as a single debt instrument would have a material adverse effect on the Owners of Residual Certificates issued by the Lower-Tier REMIC.

   A Residual Owner may not amortize the cost of its Residual Certificate. Taxable income of the REMIC Pool, however, will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's initial basis in its assets, and such basis will include the issue price of the Residual Certificates (assuming the issue price is positive). Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificate over its life. The period of time over which such issue price is effectively amortized, however, may be longer than the economic life of the Residual Certificate. The issue price of a Residual Certificate is the price at which a substantial portion of the Class of Certificates including the Residual Certificate are first sold to the public (or if the Residual Certificate is not publicly offered, the price paid by the first buyer).

   A subsequent Residual Owner must report the same amounts of taxable income or net loss attributable to the REMIC Pool as an original Owner. No adjustments are made to reflect the purchase price.

   Losses. A Residual Owner that is allocated a net loss of the REMIC Pool may not deduct such loss currently to the extent it exceeds the Owner's adjusted basis (as defined in "Sale or Exchange of Certificates" below) in its Residual Certificate. A Residual Owner that is a U.S. person (as defined below in "Taxation of Certain Foreign Investors"), however, may carry over any disallowed loss to offset any taxable income generated by the same REMIC Pool.

   Excess Inclusions. A portion of the taxable income allocated to a Residual Certificate is subject to special tax rules. That portion, referred to as an "excess inclusion," is calculated for each calendar quarter and equals the excess of such taxable income for the quarter over the daily accruals for the quarter. The daily accruals equal the product of (i) 120% of the federal long-term rate under Code Section 1274(d) for the month which includes the Closing Date (determined on the basis of quarterly compounding and properly adjusted for the length of the quarter) and (ii) the adjusted issue price of the Certificate at the beginning of such quarter. The adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Certificate, increased by the amount of daily accruals on the Certificate for all prior quarters, and decreased (but not below zero) by any prior distributions on the Certificate. If the aggregate value of the Residual Certificates is not considered to be "significant," then to the extent provided in Treasury regulations, a Residual Owner's entire share of REMIC taxable income will be treated as an excess inclusion. The regulations that have been adopted under Code Sections 860A through 86OG (the "REMIC Regulations") do not contain such a rule.

   Excess inclusions generally may not be offset by unrelated losses or loss carryforwards or carrybacks of a Residual Owner. In addition, for all taxable years beginning after August 20, 1996, and unless a Residual Owner elects otherwise for all other taxable years, the alternate minimum taxable income of a Residual Owner for a taxable year may not be less than the Residual Owner's excess inclusions for the taxable year and excess inclusions are disregarded when calculating a Residual Owner's alternate minimum tax net operating loss deduction.

   Excess inclusions are treated as unrelated business taxable income for an organization subject to the tax on unrelated business income. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, regulated investment company or certain other pass-through entities are Residual Owners, a portion of the distributions made by such entities may be treated as excess inclusions.

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   Distributions. Distributions on a Residual Certificate (whether at their scheduled times or as a result of prepayments) generally will not result in any taxable income or loss to the Residual Owner. If the amount of any distribution exceeds a Residual Owner's adjusted basis in its Residual Certificate, however, the Residual Owner will recognize gain (treated as gain from the sale or exchange of its Residual Certificate) to the extent of such excess. See "Sale or Exchange of Certificates" below.

   Prohibited Transactions; Special Taxes. Net income recognized by a REMIC Pool from "prohibited transactions" is subject to a 100% tax and is disregarded in calculating the REMIC Pool's taxable income. In addition, a REMIC Pool is subject to federal income tax at the highest corporate rate on "net income from foreclosure property" (which has a technical definition). A 100% tax also applies to certain contributions to a REMIC Pool made after it is formed. It is not anticipated that any REMIC Pool will (i) engage in prohibited transactions in which it recognizes a significant amount of net income, (ii) receive contributions of property that are subject to tax, or
(iii) derive a significant amount of net income from foreclosure property that is subject to tax.

   Negative Value Residual Certificates. The federal income tax treatment of any consideration paid to a transferee on a transfer of a Residual Certificate is unclear. Such a transferee should consult its tax advisor. The preamble to the REMIC Regulations indicates that the Internal Revenue Service may issue future guidance on the tax treatment of such payments.

   In addition, on December 23, 1996, the Internal Revenue Service released final regulations under Code Section 475 (the "Mark to Market Regulations") relating to the requirement that a dealer mark certain securities to market. The Mark to Market Regulations provide that a residual interest is not a "security" for the purposes of Section 475 of the Code, and thus is not subject to the mark to market rules.

   THE METHOD OF TAXATION OF RESIDUAL CERTIFICATES DESCRIBED IN THIS SECTION CAN PRODUCE A SIGNIFICANTLY LESS FAVORABLE AFTER-TAX RETURN FOR A RESIDUAL CERTIFICATE THAN WOULD BE THE CASE IF THE CERTIFICATE WERE TAXABLE AS A DEBT INSTRUMENT. ALSO, A RESIDUAL OWNER'S RETURN MAY BE ADVERSELY AFFECTED BY THE EXCESS INCLUSIONS RULES DESCRIBED ABOVE. IN CERTAIN PERIODS, TAXABLE INCOME AND THE RESULTING TAX LIABILITY FOR A RESIDUAL OWNER MAY EXCEED ANY DISTRIBUTIONS IT RECEIVES. IN ADDITION, A SUBSTANTIAL TAX MAY BE IMPOSED ON CERTAIN TRANSFERORS OF A RESIDUAL CERTIFICATE AND CERTAIN RESIDUAL OWNERS THAT ARE "PASS-THRU" ENTITIES. SEE "TRANSFERS OF RESIDUAL CERTIFICATES" BELOW. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS BEFORE PURCHASING A RESIDUAL CERTIFICATE.

 Sale or Exchange of Certificates.

   An Owner generally will recognize gain or loss upon sale or exchange of a Regular or Residual Certificate equal to the difference between the amount realized and the Owner's adjusted basis in the Certificate. The adjusted basis in a Certificate generally will equal the cost of the Certificate, increased by income previously recognized, and reduced (but not below zero) by previous distributions, and by any amortized premium in the case of a Regular Certificate, or net losses allowed as a deduction in the case of a Residual Certificate.

   Except as described below, any gain or loss on the sale or exchange of a Certificate held as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Certificate has been held for more than one year. Such gain or loss will be ordinary income or loss (i) for a bank or thrift institution, and (ii) in the case of a Regular Certificate, (a) to the extent of any accrued, but unrecognized, market discount, or (b) to the extent income recognized by the Owner is less than the income that would have been recognized if the yield on such Certificate were 110% of the applicable federal rate under Code Section 1274(d).

   A Residual Owner should be allowed a loss upon termination of the REMIC Pool equal to the amount of the Owner's remaining adjusted basis in its Residual Certificates. Whether the termination will be treated as a sale or exchange (resulting in a capital loss) is unclear.

   Except as provided in Treasury regulations, the wash sale rules of Code
Section 1091 will apply to dispositions of a Residual Certificate where the seller of the interest, during the period beginning six months before the sale or disposition of the interest and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any REMIC residual interest, or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a residual interest.

 Taxation of Certain Foreign Investors.

   Regular Certificates. A Regular Certificate held by an Owner that is a non-U.S. person (as defined below), and that has no connection with the United States other than owning the Certificate, will not be subject to U.S. withholding or income tax with respect to the Certificate provided such Owner
(i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C), and (ii) provides an appropriate statement, signed under penalties of perjury, identifying the Owner and stating, among other things, that the Owner is a non-U.S. person and provided further, with respect to interest income from a Regular Certificate (including original issue discount), that such interest is not "contingent". If these conditions are not met, a 30% withholding tax will apply to interest (including original issue discount) unless an income tax treaty reduces or eliminates such tax or unless the interest is effectively connected with the conduct of a trade or business within the United States by such Owner. In the latter case, such Owner will be subject to United States federal income tax with respect to all income from the Certificate at regular rates then applicable to U.S. taxpayers (and in the case of a corporation, possibly also the branch profits tax). Prospective investors who are non-U.S. persons should consult their tax advisors as to the effect of new withholdings Treasury regulations which will be effective after December 31, 1999.

   The term "non-U.S. person" means any person other than a U.S. person. A U.S. person is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if (i) a U.S. court is able to exercise primary supervision over the trust's administration and (ii) one or more U.S. fiduciaries have the authority to control all of the trust's substantial decisions.

   Residual Certificates. A Residual Owner that is a non-U.S. person, and that has no connection with the United States other than owning a Residual Certificate, will not be subject to U.S. withholding or income tax with respect to the Certificate (other than with respect to excess inclusions) provided that (i) the conditions described in the second preceding paragraph with respect to Regular Certificates are met and (ii) in the case of a Residual Certificate in a REMIC Pool holding Mortgage Loans, the Mortgage Loans were originated after July 18, 1984. Excess inclusions are subject to a 30% withholding tax in all events (notwithstanding any contrary tax treaty provisions) when distributed to the Residual Owner (or when the Residual Certificate is disposed of). The Code grants the Treasury Department authority to issue regulations requiring excess inclusions to be taken into account earlier if necessary to prevent avoidance of tax. The REMIC Regulations do not contain such a rule. The preamble thereto states that the Internal Revenue Service is considering issuing regulations concerning withholding on distributions to foreign holders of residual interests to satisfy accrued tax liability due to excess inclusions.

   With respect to a Residual Certificate that has been held at any time by a non-U.S. person, the Trustee (or its agent) will be entitled to withhold (and to pay to the Internal Revenue Service) any portion of any payment on such Residual Certificate that the Trustee reasonably determines is required to be withheld. If the Trustee (or its agent) reasonably determines that a more accurate determination of the amount required to be withheld from a distribution can be made within a reasonable period after the scheduled date for such distribution, it may hold such distribution in trust for the Residual Owner until such determination can be made.

   Special tax rules and restrictions that apply to transfers of Residual Certificates to and from non-U.S. persons are discussed in the next section.

 Transfers of Residual Certificates.

   Special tax rules and restrictions apply to transfers of Residual Certificates to disqualified organizations or foreign investors, and to transfers of noneconomic Residual Certificates.

   Disqualified Organizations. In order to comply with the REMIC rules of the Code, the Agreement will provide that no legal or beneficial interest in a Residual Certificate may be transferred to, or registered in the name of, any person unless (i) the proposed purchaser provides to the Trustee an "affidavit" (within the meaning of the REMIC Regulations) to the effect that, among other items, such transferee is not a "disqualified organization" (as defined below), is not purchasing a Residual Certificate as an agent for a disqualified organization (i.e., as a broker, nominee, or other middleman) and (ii) the transferor states in writing to the Trustee that it has no actual knowledge that such affidavit is false.

   If despite these restrictions a Residual Certificate is transferred to a disqualified organization, the transfer may result in a tax equal to the product of (i) the present value of the total anticipated future excess inclusions with respect to such Certificate and (ii) the highest corporate marginal federal income tax rate. Such a tax generally is imposed on the transferor, except that if the transfer is through an agent for a disqualified organization, the agent is liable for the tax. A transferor is not liable for such tax if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

   A disqualified organization may hold an interest in a REMIC Certificate through a "pass-thru entity" (as defined below). In that event, the pass-thru entity is subject to tax (at the highest corporate marginal federal income tax rate) on excess inclusions allocable to the disqualified organization. However, such tax will not apply to the extent the pass-thru entity receives affidavits from record holders of interests in the entity stating that they are not disqualified organizations and the entity does not have actual knowledge that the affidavits are false except that an "electing large partnership" will be deemed to be owned by disqualified organizations and will pay a corporate tax on any excess inclusions.

   For these purposes, (i) "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, certain organizations that are exempt from taxation under the Code (including tax on excess inclusions) and certain corporations operating on a cooperative basis, (ii) "pass-thru entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis and (iii) "electing large partnership" generally means any non-service partnership with more than 100 members that elects to apply certain simplified reporting provisions of the Code. Except as may be provided in Treasury regulations, any person holding an interest in a pass-thru entity as a nominee for another will, with respect to that interest, be treated as a pass-thru entity.

   Foreign Investors. Under the REMIC Regulations, a transfer of a Residual Certificate to a non-U.S. person that will not hold the Certificate in connection with a U.S. trade or business will be disregarded for all federal tax purposes if the Certificate has "tax avoidance potential." A Residual Certificate has tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that:

   (i) for each excess inclusion, the REMIC will distribute to the transferee residual interest holder an amount that will equal at least 30 percent of the excess inclusion, and

   (ii) each such amount will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual.

   A transferor has such reasonable expectation if the above test would be met assuming that the REMIC's Mortgage Loans will prepay at each rate between 50 percent and 200 percent of the Prepayment Assumption.

   The REMIC Regulations also provide that a transfer of a Residual Certificate from a non-U.S. person to a U.S. person (or to a non-U.S. person that will hold the Certificate in connection with a U.S. trade or business) is disregarded if the transfer has "the effect of allowing the transferor to avoid tax on accrued excess inclusions."

   In light of these provisions, the Agreement provides that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. person, unless (i) such person holds the Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form 4224, or (ii) the transferee delivers to both the transferor and the Trustee an opinion of nationally recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer will not be disregarded for federal income tax purposes.

   Noneconomic Residual Certificates. Under the REMIC Regulations, a transfer of a "noneconomic" Residual Certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. Such a purpose exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed to lack such knowledge if:

   (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they become due, and

   (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding the residual interest as they become due.

A Residual Certificate (including a Certificate with significant value at issuance) is noneconomic unless, at the time of the transfer, (i) the present value of the expected future distributions on the Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions on the Certificate, at or after the time at which taxes accrue, in an amount sufficient to pay the taxes.

   The Agreement will provide that no legal or beneficial interest in a Residual Certificate may be transferred to, or registered in the name of, any person unless the proposed transferee provides to the Trustee the transferee representations described in the preceding paragraph, and agrees that it will not transfer the Certificate to any person unless that person agrees to comply with the same restrictions on future transfers and the transferor represents to the Trustee that it has no reason to believe that such representations are false.

 Servicing Compensation and Other REMIC Pool Expenses.

   Under Code Section 67, an individual, estate or trust is allowed certain itemized deductions only to the extent that such deductions, in the aggregate, exceed 2% of the Owner's adjusted gross income, and such a person is not allowed such deductions to any extent in computing its alternative minimum tax liability. Under Treasury regulations, if such a person is an Owner of a REMIC Certificate, the REMIC Pool is required to allocate to such a person its share of the servicing fees and administrative expenses paid by a REMIC together with an equal amount of income. Those fees and expenses are deductible as an offset to the additional income, but subject to the 2% floor.

   In the case of a REMIC Pool that has multiple classes of Regular Certificates with staggered maturities, fees and expenses of the REMIC Pool would be allocated entirely to the Owners of Residual Certificates. However, if the REMIC Pool were a "single-class REMIC" as defined in applicable Treasury regulations, such deductions would be allocated proportionately among the Regular and Residual Certificates.

 Reporting and Administrative Matters.

   Annual reports will be made to the Internal Revenue Service, and to Holders of record of Regular Certificates, and Owners of Regular Certificates holding through a broker, nominee or other middleman, that are not excepted from the reporting requirements, of accrued interest, original issue discount, information necessary to compute accruals of market discount, information regarding the percentage of the REMIC Pool's assets meeting the qualified assets tests described above under "Status of

Certificates" and, where relevant, allocated amounts of servicing fees and other Code Section 67 expenses. Holders not receiving such reports may obtain such information from the related REMIC by contacting the person designated in IRS Publication 938. Quarterly reports will be made to Residual Holders showing their allocable shares of income or loss from the REMIC Pool, excess inclusions, and Code Section 67 expenses.

   The Trustee or its agent will sign and file federal income tax returns for each REMIC Pool. To the extent allowable and if so specified in the related Prospectus Supplement, the Owner of a Residual Certificate holding the largest percentage interest will act as the tax matters person for each REMIC Pool. Each Owner of a Residual Certificate, by the acceptance of its Residual Certificate, agrees that the Trustee will act as the Owner's agent in the performance of any duties required of the Owner in the event that the Owner is the tax matters person.

   An Owner of a Residual Certificate is required to treat items on its federal income tax return consistently with the treatment of the items on the REMIC Pool's return, unless the Owner owns 100% of the Residual Certificate for the entire calendar year or the Owner either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The Internal Revenue Service may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC Pool, in a manner to be provided in Treasury regulations, the name and address of such other person and other information.

NON-REMIC CERTIFICATES

   If no REMIC election is made, the Trust Fund may either elect to be treated as a "financial asset securitization investment trust" ("FASIT") or qualify as a grantor trust. The Prospectus Supplement for each Series of Certificates for which no REMIC election is made will address the material federal income tax consequences of an investment in such Certificates.

                           STATE TAX CONSIDERATIONS

   In addition to the Federal income tax consequences described in "FEDERAL INCOME TAX CONSEQUENCES," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the Certificates.

                             ERISA CONSIDERATIONS

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to ERISA ("ERISA Plans") and prohibits certain transactions between ERISA Plans and persons who are parties in interest (as defined under ERISA) ("parties in interest") with respect to such Plans. The Code prohibits a similar set of transactions between certain plans ("Code Plans," and together with ERISA Plans, "Plans") and persons who are disqualified persons (as defined in the
Code) ("Disqualified Persons") with respect to Code Plans.

   Investments by ERISA Plans and entities the assets of which are deemed to include plan assets are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in a Certificate, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan. Such fiduciary should especially consider the sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans, as discussed in the Prospectus Supplement related to a Series.

PROHIBITED TRANSACTIONS

   Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest and disqualified persons with respect to ERISA Plans and Code Plans from engaging in certain transactions involving such Plans and their assets unless a statutory or administrative exemption applies to the transaction.
Section 4975 of the Code and Sections 502(i) and 502(l) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in such prohibited transactions. The Depositor, the Master Servicer, the Special Servicer, if any, the Trustee or certain affiliates thereof might be considered or might become parties in interest or disqualified persons with respect to an ERISA Plan or a Code Plan. If so, the acquisition or holding of Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and/or the Code unless an administrative exemption described below or some other exemption is available.

   Special caution should be exercised before the assets of a Plan are used to purchase a Certificate if, with respect to such assets, the Depositor, the Master Servicer, the Special Servicer, if any, the Trustee or an affiliate thereof either: (a) has investment discretion with respect to the investment of such assets of such Plan; or (b) has authority or responsibility to give, or regularly gives investment advise with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan.

   Further, if the assets included in a Trust Fund were deemed to constitute "plan assets," it is possible that an ERISA Plan's investment in the Certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage plan assets by the fiduciary deciding to invest in the Certificates, and certain transactions involved in the operation of the Trust Fund might be deemed to constitute prohibited transactions under ERISA and/or the Code. Neither ERISA nor the Code define the term "plan assets."

   The U.S. Department of Labor (the "Department") has issued regulations (the "Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust Fund) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" (such as a Certificate) in such an entity.

   Certain exceptions are provided in the Regulations whereby an investing Plan's assets would be deemed merely to include its interest in the Certificates instead of being deemed to include an interest in the assets of the Trust Fund. However, it cannot be predicted in advance nor can there be a continuing assurance whether such exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of all classes of equity interest are held by "benefit plan investors," which are defined as ERISA Plans, Code Plans, and employee benefit plans not subject to ERISA (for example, governmental plans), but this exemption is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

   Pursuant to the Regulations, if the assets of the Trust Fund were deemed to be plan assets by reason of a Plan's investment in any Certificates, such plan assets would include an undivided interest in the Mortgage Loans, the mortgages underlying the Mortgage Loans and any other assets held in the Trust Fund. Therefore, because the Mortgage Loans and other assets held in the Trust Fund may be deemed to be the assets of each Plan that purchases Certificates, in the absence of an exemption, the purchase, sale or holding of Certificates of any Series or Class by a Plan might result in a prohibited transaction and the imposition of civil penalties or excise taxes. The Department has issued administrative exemptions from application of certain prohibited transaction restrictions of ERISA and the Code to several underwriters of mortgage-backed securities (each, an "Underwriter's Exemption"). Such an Underwriter's Exemption can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an Underwriter's Exemption might be applicable to a Series of Certificates, the related Prospectus Supplement will refer to such possibility.

   In considering an investment in the Offered Certificates, a Plan fiduciary should also consider the availability of prohibited transaction exemptions promulgated by the DOL including, among others, Prohibited Transaction Class Exemption ("PTCE") 75-1, which exempts certain transactions involving Plans and certain broker-dealers, reporting dealers and banks; PTCE 90-1, which exempts certain transactions between insurance company separate accounts and parties in interest or Disqualified Persons; PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest or Disqualified Persons; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager"; PTCE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest or Disqualified Persons; and PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager." There can be no assurance that any of these class exemptions will apply with respect to any particular Plan investment in the Certificates or, even if it were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the availability of other exemptions with respect to the Certificates offered thereby.

INSURANCE COMPANY GENERAL ACCOUNTS

   Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the Trust) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain Classes of Certificates which do not meet the requirements of the Exemptions solely because they (i) are subordinated to other Classes of Certificates in the Trust and/or (ii) have not received a rating at the time of the acquisition in one of the three highest rating categories from S&P, Moody's, DCR or Fitch. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing such Class of Certificates, an insurance company general account seeking to rely on Section III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

   The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations ("401(c) Regulations") no later than December 31, 1997 which are to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan Assets. On December 22, 1997, the DOL proposed such regulations. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan Assets, unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan Assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan Assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Offered Certificates after the date which is 18 months after the date the 401(c) Regulations become final.

UNRELATED BUSINESS TAXABLE INCOME -- RESIDUAL INTERESTS

   The purchase of a Certificate evidencing an interest in the Residual Interest in a Series that is treated as a REMIC by any person, including any employee benefit plan that is exempt from federal income tax under Code
Section 501(a), including most varieties of ERISA Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511, 515 and 860E. Further, prior to the purchase of an interest in a Residual Interest, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing an interest in a Residual Interest on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511, such as certain governmental plans, as discussed above under "FEDERAL INCOME TAX CONSEQUENCES -- REMIC Certificates -- Income from Residual Certificates" and "--Transfers of Residual Certificates."

   DUE TO THE COMPLEXITY OF THESE RULES AND THE PENALTIES IMPOSED UPON PERSONS INVOLVED IN PROHIBITED TRANSACTIONS, IT IS PARTICULARLY IMPORTANT THAT INDIVIDUALS RESPONSIBLE FOR INVESTMENT DECISIONS WITH RESPECT TO ERISA PLANS AND CODE PLANS CONSULT WITH THEIR COUNSEL REGARDING THE CONSEQUENCES UNDER ERISA AND/OR THE CODE OF THEIR ACQUISITIONS AND OWNERSHIP OF CERTIFICATES.

   THE SALE OF CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE SELLER OR THE APPLICABLE UNDERWRITER THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

                               LEGAL INVESTMENT

THE SECONDARY MORTGAGE MARKET ENHANCEMENT ACT

   The Prospectus Supplement for each Series will identify those Classes of Offered Certificates, if any, which constitute "mortgage-related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). The appropriate characterization of those Offered Certificates not qualifying as "mortgage-related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

   A Class or Classes of Offered Certificates of a Series will constitute "mortgage-related securities" ("SMMEA Certificates") for so long as they (i) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and (ii) are part of a Series evidencing interests in a Trust Fund consisting of loans secured by first liens on real property and originated by certain types of originators as specified in SMMEA. As "mortgage-related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage-related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage-related security" to include, in relevant part, Offered Certificates satisfying the rating, first lien and qualified originator requirements for "mortgage-related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of Offered Certificates. Accordingly, the investors affected by any such state legislation, when and if enacted, will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation.

   SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage-related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information, certain "Type IV securities," defined in 12 C.F.R. Section 1.2(l) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage-related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any Class of Offered Certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under limited circumstances, other than stripped mortgage-related securities, residual interests in mortgage-related securities, and commercial mortgage-related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140.

   All depository institutions considering an investment in the Offered Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council (the "FFIEC"), which has been adopted by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the Federal Deposit Insurance Corporation (the "FDIC"), the OCC and the Office of Thrift Supervision (the "OTS"), effective May 26, 1998, and the NCUA, effective October 1, 1998. The 1998 Policy Statement set forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

   Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Offered Certificates, as certain Series, Classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

   The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

   Except as to the status of certain Classes of Offered Certificates identified in the Prospectus Supplement for a Series as SMMEA Certificates, no representation is made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

   Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

THE APPRAISAL REGULATIONS

   Pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), the Federal Reserve Board, the OCC, the FDIC and the OTS have adopted regulations (the "Appraisal Regulations") applicable to bank holding companies, their non-bank subsidiaries and state-chartered banks that are members of the Federal Reserve System (12 C.F.R. Section Section 225.61-225.67), national banks (12 C.F.R. Section
Section 34.41-34.47), state-chartered banks that are not members of the Federal

Reserve System (12 C.F.R. Part 323), and savings associations (12.C.F.R. Part
564), respectively. The Appraisal Regulations, which are substantially similar, although not identical, for each agency, generally require the affected institutions and entities to obtain appraisals performed by state-certified or state-licensed appraisers (each, a "FIRREA Appraisal") in connection with a wide range of real estate-related transactions, including the purchase of interests in loans secured by real estate in the form of mortgage-backed securities, unless an exemption applies. With respect to purchases of mortgage-backed securities, the Appraisal Regulations provide for an exemption from the requirement of obtaining new FIRREA Appraisals for the properties securing the underlying loans so long as at the time of origination each such loan was the subject of either a FIRREA Appraisal, or, if a FIRREA Appraisal was not required, met the appraisal requirements of the appropriate regulator.

   No assurance can be given that each of the underlying Mortgage Loans in a Mortgage Pool will have been the subject of a FIRREA Appraisal or, if a FIRREA Appraisal was not required, an appraisal that conformed to the requirements of the appropriate regulator at origination. To the extent available, information will be provided in the Prospectus Supplement with respect to appraisals on the Mortgage Loans underlying each Series of Offered Certificates. However, such information may not be available on every Mortgage Loan. Prospective investors that may be subject to the Appraisal Regulations are advised to consult with their legal advisors and/or the appropriate regulators with respect to the effect of such regulations on their ability to invest in a particular Series of Offered Certificates.

                             PLAN OF DISTRIBUTION

   The Certificates offered hereby and by means of the related Prospectus Supplements will be offered through one or more of the methods described below. The Prospectus Supplement with respect to each such Series of Certificates will describe the method of offering of such Series of Certificates, including the initial public offering or purchase price of each Class of Certificates or the method by which such price will be determined and the net proceeds to the Seller of such sale.

   The Offered Certificates will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular Series of Certificates may be made through a combination of two or more of these methods:

     1. By negotiated firm commitment underwriting and public reoffering by underwriters specified in the applicable Prospectus Supplement;

     2. By placements by the Seller with investors through dealers; and

     3. By direct placements by the Seller with investors.

   Unless otherwise specified in the related Prospectus Supplement, if underwriters are used in a sale of any Offered Certificates, such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment thereof. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of the Offered Certificates of a particular Series will be set forth on the cover of the related Prospectus Supplement and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the Offered Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Goldman, Sachs & Co. acting as underwriter with other underwriters, if any, named therein. The Seller is an affiliate of Goldman, Sachs & Co. See "The Seller" herein. The Prospectus Supplement will describe any discounts and commissions to be allowed or paid by the Seller to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any Class of Certificates will be obligated to purchase all such Certificates if any are purchased. The Seller and, if specified in the Prospectus Supplement, a selling Certificateholder will agree to indemnify the underwriters against certain civil liabilities, including liabilities under the Act or will contribute to payments required to be made in respect thereof.

   In the ordinary course of business, Goldman, Sachs & Co., or its affiliates, and the Seller may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Seller's mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.

   If specified in the Prospectus Supplement relating to a Series of Certificates, a holder of one or more Classes of Offered Certificates that is required to deliver a prospectus in connection with the offer and sale thereof may offer and sell, pursuant to this Prospectus and a related Prospectus Supplement, such Classes directly, through one or more underwriters to be designated at the time of the offering of such Certificates or through dealers acting as agent and/or principal. The specific managing underwriter or underwriters, if any, with respect to any such offer and sale of Certificates by unaffiliated parties will be set forth on the cover of the Prospectus Supplement applicable to such Certificates and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement, and the Prospectus Supplement will describe any discounts and commissions to be allowed or paid by such unaffiliated parties to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to any dealers participating in such offering. Any offerings described in this paragraph may be restricted in the manner specified in such Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in such selling Certificateholder's offering of such Certificates may receive compensation in the form of underwriting discounts or commissions from such selling Certificateholder, and such dealers may receive commissions from the investors purchasing such Certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of such Certificates may be deemed to be an "underwriter" within the meaning of the Act, and any commissions and discounts received by such dealer and any profit on the resale of such Certificates by such dealer might be deemed to be underwriting discounts and commissions under the Act.

   If the Certificates of a Series are offered other than through underwriters, the related Prospectus Supplement will contain information regarding the nature of such offering and any agreements to be entered into between the Seller and dealers and/or the Seller and the purchasers of such Certificates. Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Act in connection with reoffers and sales by them of Certificates. Holders of Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

   The place and time of delivery for each Series of Certificates offered hereby and by means of the related Prospectus Supplement will be set forth in the Prospectus Supplement with respect to such series.

                                LEGAL MATTERS

   Certain legal matters relating to the Certificates offered hereby will be passed upon for the Seller by Cleary, Gottlieb, Steen & Hamilton or by other counsel identified in the related Prospectus Supplement.

This diskette contains a spreadsheet file that can be put on a user-specified hard drive or network drive. The file is "GSMSCII.xls". The file
"GSMSCII.xls" is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, certain loan level information shown in ANNEX A of the Preliminary Prospectus Supplement.

   Open the file as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the ANNEX A data, "click" on the worksheet labeled "Annex A." To view the multifamily schedule data, "click" on the worksheet labeled "MF Schedule."
------------
(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

Photographs of the following relevant properties omitted:
Ames Business Center, Burnsville, MN;
Bryan Station Shopping Center, Lexington, KY;
Courtyard by Marriott, Dallas, TX;
Sterling Ponds II, Sterling Heights, MI;
Hobbits Grove Apartments, Columbia, MD;
Factory Stores at Hershey, Hershey, PA;
Century Medical Center, Hawthorne, CA;
Sharp Mission Park Medical Center, Vista, CA;
The Rehabilitation Centre of Beverly Hills, Los Angeles, CA;
First Place Tower, Tulsa, OK;
The West Coast Benson Hotel, Portland, OR;
The Saddlery Building, Milwaukee, WI;
Karrington of Bexley, Bexley, OH;
Michigan Heart and Vascular Institute, Ann Arbor, MI;
Redstone Apartments, Burlington, VT;
Lake Natoma Inn, Folsom, CA; and
The Plaza at River Oaks, Houston, TX.

   No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and prospectus supplement. You must not rely on any authorized information or representations. This prospectus and prospectus supplement is an offer to sell only the certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus and prospectus supplement is current only as of its date.

                              TABLE OF CONTENTS

                      PROSPECTUS SUPPLEMENT
                                                          PAGE
                                                       ---------
Summary of Prospectus Supplement......................     S-7
Risk Factors..........................................    S-18
Description of the Mortgage Pool......................    S-40
Description of the Offered Certificates...............    S-80
Yield, Prepayment and Maturity Considerations ........    S-96
The Pooling Agreement.................................   S-113
Use of Proceeds.......................................   S-136
Certain Legal Aspects of the Mortgage Loans ..........   S-136
Federal Income Tax Consequences.......................   S-138
State Tax Considerations..............................   S-139
ERISA Considerations..................................   S-139
Legal Investment......................................   S-141
Underwriting..........................................   S-141
Legal Matters.........................................   S-142
Ratings...............................................   S-142
Annex A--Certain Characteristics of the Mortgage
 Loans................................................     A-1
Annex B--Representations and Warranties...............     B-1
Annex C--Form of Statement to Certificateholders .....     C-1
Annex D--Structural and Collateral Term Sheets .......     D-1

                           PROSPECTUS

Prospectus Supplement.................................       2
Additional Information................................       3
Incorporation of Certain Information by Reference ....       3
Risk Factors..........................................       4
The Seller............................................       6
Use of Proceeds.......................................       7
Description of the Certificates.......................       7
The Mortgage Pools....................................      15
Servicing of the Mortgage Loans.......................      19
Credit Enhancement....................................      25
Swap Agreement........................................      27
Yield Considerations..................................      28
Certain Legal Aspects of the Mortgage Loans ..........      30
Federal Income Tax Consequences.......................      46
State Tax Considerations..............................      56
ERISA Considerations..................................      56
Legal Investment......................................      60
Plan of Distribution..................................      62
Legal Matters.........................................      63

   Until January   , 1999, all dealers effecting transactions in the Offered
Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and Prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

                                $1,638,134,628
                                (Approximate)

                                 GS MORTGAGE
                          SECURITIES CORPORATION II,
                                    SELLER

                       Commercial Mortgage Pass-Through
                         Certificates, Series 1998-C1

Class A-1 Certificates   $  207,500,000
Class A-2 Certificates   $  436,033,000
Class A-3 Certificates   $  650,220,628
Class X Certificates  .. $1,861,517,825
Class B Certificates  .. $  102,384,000
Class C Certificates  .. $  102,383,000
Class D Certificates  .. $  107,038,000
Class E Certificates  .. $   32,576,000

                            PROSPECTUS SUPPLEMENT

                             GOLDMAN, SACHS & CO.